UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Primavera Capital Acquisition Corporation

(Name of Registrant as Specified in its Charter)

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PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF

PRIMAVERA CAPITAL ACQUISITION CORPORATION

PROSPECTUS FOR UP TO 47,371,698 ORDINARY SHARES

AND 20,700,000 WARRANTS OF

LANVIN GROUP HOLDINGS LIMITED

The board of directors of Primavera Capital Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (“PCAC”) has unanimously approved the Business Combination Agreement, dated as of March 23, 2022 and as amended on October 17, 2022, October 20, 2022 and October 28, 2022 (as may be further amended, restated, modified or varied from time to time, the “Business Combination Agreement”), by and among (i) PCAC, (ii) Lanvin Group Holdings Limited, a Cayman Islands exempted company incorporated with limited liability (“LGHL”), (iii) Lanvin Group Heritage I Limited (“Merger Sub 1”) and Lanvin Group Heritage II Limited (“Merger Sub 2”), Cayman Islands exempted companies incorporated with limited liability and wholly-owned subsidiaries of LGHL (“Merger Subs”); and (iv) Fosun Fashion Group (Cayman) Limited, a Cayman Islands exempted company incorporated with limited liability (“FFG”), which, among other things, provides for the merger of PCAC with and into Merger Sub 1. As a result of and upon consummation of the Business Combination (as defined below), PCAC will merge with and into a wholly owned subsidiary of LGHL, as described in this proxy statement/prospectus and LGHL will become a new public reporting company owned by the prior shareholders of PCAC and FFG.

Pursuant to the Business Combination Agreement, it is proposed that (i) PCAC shall merge with and into Merger Sub 1, with Merger Sub 1 surviving such merger (the “Initial Merger”); (ii) Merger Sub 2 shall merge with and into FFG, with FFG surviving such merger (FFG is hereinafter referred to for the periods from and after the Second Merger Effective Time as the “Surviving Company”) (the “Second Merger”); and (iii) subsequently, Merger Sub 1 as the surviving company of the Initial Merger shall merge with and into the Surviving Company as the surviving company of the Second Merger, with the Surviving Company surviving such merger (the “Third Merger”).

Pursuant to the Business Combination Agreement, in respect of the Initial Merger, at the Initial Merger Effective Time (as defined below):

(i)

each unit of PCAC (“PCAC Units” or “Units”) outstanding immediately prior to the Initial Merger Effective Time shall (to the extent not already separated) be automatically severed and the holder thereof shall be deemed to hold one PCAC Class A ordinary share and one-half of one PCAC Warrant (as defined below) in accordance with the terms of the applicable PCAC Unit;

(ii)

immediately following the separation of each PCAC Unit, each (x) PCAC Class A ordinary share and (y) PCAC Class B ordinary share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be canceled in exchange for the right to receive one (1) newly issued ordinary share of LGHL (“LGHL Ordinary Share”), and shall no longer be outstanding and be cancelled and cease to exist by virtue of the Initial Merger. As of the Initial Merger Effective Time, each PCAC Shareholder shall cease to have any other rights in and to PCAC;

(iii)

each outstanding warrant to purchase PCAC Ordinary Shares (“PCAC Warrant”) immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to PCAC ordinary shares and be assumed by LGHL and converted into a warrant to purchase one (1) LGHL Ordinary Share (each an “LGHL Warrant”). Each LGHL Warrant shall continue to have and be subject to substantially the same terms and conditions as were applicable to such PCAC Warrant immediately prior to the Initial Merger Effective Time (including any repurchase rights and cashless exercise provisions) in accordance with the provisions of the Assignment, Assumption and Amendment Agreement (as defined below);

(iv)

the share in Merger Sub 1 issued and outstanding immediately prior to the Initial Merger Effective Time shall continue existing and constitute the only issued and outstanding share in the capital of Merger Sub 1; and

(v)	all shares of LGHL that were issued and outstanding immediately prior to the Initial Merger Effective Time shall be surrendered by Sponsor (as defined below) and canceled for no consideration.

Pursuant to the Business Combination Agreement, in respect of the Second Merger, at the Second Merger Effective Time (as defined below):

(i)

(A) each ordinary share, non-voting ordinary share and preferred share in FFG held by the shareholders of FFG (collectively, the “Target Shares”) (other than the preferred collateral share purchased by Meritz Securities Co., Ltd pursuant to a private placement subscription agreement dated October 16, 2022 with FFG (the “FFG Collateral Share”)) and any FFG Dissenting Shares (as defined below)) issued and outstanding immediately prior to the Second Merger Effective Time shall automatically be canceled in exchange for the right to receive such number of newly issued LGHL Ordinary Shares that is equal to the quotient obtained by dividing the price per Lanvin Group’s share (i.e. US$2.6926188) by US$10.00 (the “Exchange Ratio”), subject to rounding pursuant to the terms of the Business Combination Agreement, and (B) the FFG Collateral Share shall automatically be cancelled in exchange for the right to receive one newly issued convertible preference share of LGHL (the “LGHL Convertible Preference Share”), and shall no longer be outstanding and be canceled and cease to exist by virtue of the Second Merger. As of the Second Merger Effective Time, each FFG shareholder shall cease to have any other rights in and to FFG;

(ii)

each share held by shareholders of FFG who have complied with all of the requirements of Section 238 of the Cayman Companies Act prior to the vote on the Second Merger (an “FFG Dissenting Share”) shall automatically be canceled and cease to exist and shall thereafter represent only the right to receive the applicable payments as set forth in the Business Combination Agreement, being the fair value for such FFG Dissenting Share and such other rights as such holder may be entitled under the Companies Act (as amended) of the Cayman Islands; and

(iii)

the share in Merger Sub 2 issued and outstanding immediately prior to the Second Merger Effective Time shall automatically be converted into one ordinary share of the Surviving Company, which ordinary share shall constitute the only issued and outstanding share in the share capital of the Surviving Company.

Pursuant to the Business Combination Agreement, in respect of the Third Merger, at the Third Merger Effective Time (as defined below):

(i)	the ordinary share of the Surviving Company issued and outstanding immediately prior to the Third Merger Effective Time shall be canceled and cease to exist by virtue of the Third Merger; and

(ii)

the share in the capital of Merger Sub 1 issued and outstanding immediately prior to the Third Merger Effective Time will automatically be converted into one ordinary share of the Surviving Company, which ordinary share will constitute the only issued and outstanding share in the share capital of the Surviving Company.

As a result of the Business Combination, PCAC will merge with and into a wholly owned subsidiary of LGHL. The former unitholders, shareholders and warrantholders of PCAC and FFG will become shareholders and warrantholders of LGHL, as applicable. As a result of the Business Combination, assuming that no shareholders of PCAC elect to redeem their public shares for cash in connection therewith as permitted by PCAC’s amended and restated memorandum and articles of association and there are no FFG Dissenting Shares and assuming no conversion of the LGHL Convertible Preference Share into any LGHL Non-Voting Shares (as defined below) or LGHL Ordinary Shares, the former shareholders of PCAC will own approximately 23% of the LGHL Ordinary Shares and the former shareholders of FFG will own approximately 55% of the LGHL Ordinary Shares, whereas the PIPE Investors (defined below) will own approximately 8% of the LGHL Ordinary Shares to be outstanding immediately after the Business Combination. If 34,004,157 PCAC Ordinary Shares (the maximum number of PCAC Ordinary Shares that can be redeemed while still allowing the Minimum Cash Condition (as defined below) to be satisfied, assuming the Private Placement are fully funded and no additional financing is obtained in order to consummate the Business Combination) are redeemed for cash, such percentages will be approximately 5% (for the former shareholders of PCAC) and 68% (for the former shareholders of FFG), respectively.

Proposals to approve the Business Combination Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the Extraordinary General Meeting of PCAC scheduled to be held on December 9, 2022 (the “Special Meeting”).

PCAC’s units, class A ordinary shares and warrants are currently listed on the New York Stock Exchange (“NYSE”) under the symbols “PV.U”, “PV”, and “PV WS”, respectively. LGHL has applied for listing, to be effective at the time of the Business Combination, of its LGHL Ordinary Shares and LGHL Warrants on NYSE under the proposed symbols “LANV” and “LANW”, respectively. There is no assurance that LGHL will be able to satisfy NYSE listing criteria necessary for listing or will be able to continue to satisfy such criteria following the consummation of the Business Combination. LGHL will not have units traded following the consummation of the Business Combination.

Each of PCAC and LGHL is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements. Following the Business Combination, LGHL will be a “foreign private issuer”, as such term is defined under the Securities Act of 1933 (the “Securities Act”), and will report under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, as a non-U.S. company with foreign private issuer status. As a foreign private issuer, LGHL will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, LGHL’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, LGHL will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission (the “SEC”) as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, as a foreign private issuer, LGHL will be permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NYSE corporate governance listing standards for U.S. domestic issuers. These practices may afford less protection to shareholders than they would enjoy if we complied fully with NYSE corporate governance listing standards for U.S. domestic issuers. See “Management of LGHL following the Business Combination – Foreign Private Issuer Status”.

LGHL is a Cayman Islands exempted company incorporated with limited liability, and upon the consummation of the Business Combination, LGHL’s operations will be conducted by its subsidiaries organized in various jurisdictions, including China. The securities offered herein are securities of LGHL, not securities of such operating subsidiaries. Upon the consummation of the Business Combination, LGHL may face various legal and operational risks and uncertainties associated with having a portion of its operations in China. For example, LGHL may face risks associated with regulatory approvals on offerings conducted overseas by, and foreign investment in, China-based issuers and oversight on cybersecurity and data privacy, which may impact LGHL’s ability to conduct certain businesses in China, accept foreign investments, or list on a U.S. or other foreign exchange outside of China. These risks could result in a material adverse change in LGHL’s operations and the value of its securities, significantly limit or completely hinder its ability to offer, or continue to offer, securities to investors or cause the value of such securities to significantly decline.

The U.S. Holding Foreign Companies Accountable Act, which was enacted in December 2020 (the “HFCA Act”) may affect LGHL’s ability to maintain its listing on the NYSE. Pursuant to the HFCA Act, if the SEC determines that independent audit reports on an issuer’s financial statements are issued by a registered public accounting firm that has not been subject to inspection by the U.S. Public Company Accounting Oversight Board (the “PCAOB”) for three consecutive years, beginning in 2022, the SEC shall prohibit such issuer’s securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. As a result, the relevant national securities exchange would initiate a delisting of such issuer’s securities. The Accelerating Holding Foreign Companies Accountable Act, which was passed by the U.S. Senate in June 2021 (the “AHFCA Act”), if enacted, would shorten the three-consecutive-year compliance period under the HFCA Act to two consecutive years and, as a result, reduce the time before the potential trading prohibition against or delisting of LGHL’s securities. The fact that the PCAOB is currently unable to inspect Lanvin Group Holdings Limited’s independent auditors could deprive investors of the benefits of such inspections and cause LGHL’s securities to be delisted under the HFCA Act and the AHFCA Act. Further, as stated in its report dated December 16, 2021, the PCAOB has determined that it is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, which include Grant Thornton Zhitong Certified Public Accountants LLP, LGHL and FFG’s current independent auditor. Accordingly, LGHL expects to be identified by the SEC pursuant to the HCFA Act or the AHFCA Act as an issuer whose independent auditor is not subject to PCAOB’s inspection. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China (the “SOP Agreement”) governing inspections and investigations of audit firms based in China, which marks the first step towards providing access for the PCAOB to inspect and investigate registered public accounting firms in China. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol. See “Risks Factors—Risks Relating to LGHL’s Business and Operations Following the Business Combination— LGHL’s Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if PCAOB is unable to inspect LGHL’s independent auditor for three consecutive years beginning in 2022. The delisting of LGHL’s Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment”.

This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the Special Meeting. We encourage you to carefully read this entire document. You should also carefully consider the risk factors described in “Risk Factors ” beginning on page 88 of this proxy statement/prospectus for a discussion of information that should be considered before voting on the proposed Business Combination and each of the other matters to be presented at the Special Meeting.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated November 4, 2022, and is first being mailed to PCAC shareholders on or about November 8, 2022.

To the Shareholders of Primavera Capital Acquisition Corporation:

We are pleased to enclose the proxy statement/prospectus relating to the proposed merger (the “Business Combination”) of Primavera Capital Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (“PCAC”) with and into a subsidiary of Lanvin Group Holdings Limited, a Cayman Islands exempted company incorporated with limited liability (“LGHL”), pursuant to a Business Combination Agreement and as amended on October 17, 2022, October 20, 2022 and October 28, 2022 (as may be further amended, restated, modified or supplemented from time to time, the “Business Combination Agreement”), dated March 23, 2022, by and among PCAC, LGHL, Lanvin Group Heritage I Limited (“Merger Sub 1”), Lanvin Group Heritage II Limited (“Merger Sub 2”) (Merger Sub 1 and Merger Sub 2 each being wholly-owned subsidiaries of LGHL and together the “Merger Subs”), and Fosun Fashion Group (Cayman) Limited, a Cayman Islands exempted company incorporated with limited liability (“FFG” or “Lanvin Group”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement. If (i) the Business Combination Agreement is adopted and the transactions contemplated thereby, including the Business Combination, are approved by PCAC’s shareholders, (ii) the Business Combination Agreement is adopted and the transactions contemplated thereby are approved by FFG’s shareholders and (iii) the Business Combination is subsequently completed, then PCAC will merge with and into a wholly owned subsidiary of LGHL.

Pursuant to the Business Combination Agreement, it is proposed that (i) PCAC shall merge with and into Merger Sub 1, with Merger Sub 1 surviving such merger (the “Initial Merger”); (ii) Merger Sub 2 shall merge with and into FFG, with FFG surviving such merger (FFG is hereinafter referred to for the periods from and after the Second Merger Effective Time as the “Surviving Company”) (the “Second Merger”); and (iii) subsequently, Merger Sub 1 as the surviving company of the Initial Merger shall merge with and into the Surviving Company as the surviving company of the Second Merger, with the Surviving Company surviving such merger (the “Third Merger”).

Pursuant to the Business Combination Agreement, in respect of the Initial Merger, at the Initial Merger Effective Time:

(i)

each unit of PCAC (“PCAC Units” or “Units”) outstanding immediately prior to the Initial Merger Effective Time shall (to the extent not already separated) be automatically severed and the holder thereof shall be deemed to hold one PCAC Class A ordinary share and one-half of one PCAC Warrant in accordance with the terms of the applicable PCAC Unit;

(ii)

immediately following the separation of each PCAC Unit, each (x) PCAC Class A ordinary share and (y) PCAC Class B ordinary share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be canceled in exchange for the right to receive one (1) newly issued LGHL Ordinary Share, and shall no longer be outstanding and be cancelled and cease to exist by virtue of the Initial Merger. As of the Initial Merger Effective Time, each PCAC Shareholder shall cease to have any other rights in and to PCAC;

(iii)

each outstanding warrant to purchase PCAC Ordinary Shares (“PCAC Warrant”) immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to PCAC ordinary shares and be assumed by LGHL and converted into a warrant to purchase one LGHL Ordinary Share (each an “LGHL Warrant”). Each LGHL Warrant shall continue to have and be subject to substantially the same terms and conditions as were applicable to such PCAC Warrant immediately prior to the Initial Merger Effective Time (including any repurchase rights and cashless exercise provisions) in accordance with the provisions of the Assignment, Assumption and Amendment Agreement;

(iv)

the share in Merger Sub 1 issued and outstanding immediately prior to the Initial Merger Effective Time shall continue existing and constitute the only issued and outstanding share in the capital of Merger Sub 1; and

(v)	all shares of LGHL that were issued and outstanding immediately prior to the Initial Merger Effective Time shall be surrendered by Sponsor and canceled for no consideration.

Pursuant to the Business Combination Agreement, in respect of the Second Merger, at the Second Merger Effective Time:

(i)

(A) each ordinary share, non-voting ordinary share and preferred share in FFG held by the shareholders of FFG (collectively, the “Target Shares”) (other than the preferred collateral share purchased by Meritz Securities Co., Ltd pursuant to a private placement subscription agreement dated October 16, 2022 with FFG (the “FFG Collateral Share”)) and any FFG Dissenting Shares (as defined below)) issued and outstanding immediately prior to the Second Merger Effective Time shall automatically be canceled in exchange for the right to receive such number of newly issued LGHL Ordinary Shares that is equal to the quotient obtained by dividing the price per Lanvin Group’s share (i.e. US$2.6926188) by US$10.00 (the “Exchange Ratio”), subject to rounding pursuant to the terms of the Business Combination Agreement, and (B) the FFG Collateral Share shall automatically be cancelled in exchange for the right to receive one newly issued convertible preference share of LGHL (the “LGHL Convertible Preference Share”), and shall no longer be outstanding and be canceled and cease to exist by virtue of the Second Merger. As of the Second Merger Effective Time, each FFG shareholder shall cease to have any other rights in and to FFG;

(ii)

each share held by shareholders of FFG who have complied with all of the requirements of Section 238 of the Cayman Companies Act prior to the vote on the Second Merger (an “FFG Dissenting Share”) shall automatically be canceled and cease to exist and shall thereafter represent only the right to receive the applicable payments as set forth in the Business Combination Agreement, being the fair value for such FFG Dissenting Share and such other rights as such holder may be entitled under the Companies Act (as amended) of the Cayman Islands (the “Cayman Companies Act”); and

(iii)

the share in Merger Sub 2 issued and outstanding immediately prior to the Second Merger Effective Time shall automatically be converted into one ordinary share of the Surviving Company, which ordinary share shall constitute the only issued and outstanding share in the share capital of the Surviving Company.

Pursuant to the Business Combination Agreement, in respect of the Third Merger, at the Third Merger Effective Time:

(i)	the ordinary share of the Surviving Company issued and outstanding immediately prior to the Third Merger Effective Time shall be canceled and cease to exist by virtue of the Third Merger; and

(ii)

the share in the capital of Merger Sub 1 issued and outstanding immediately prior to the Third Merger Effective Time will automatically be converted into one ordinary share of the Surviving Company, which ordinary share will constitute the only issued and outstanding share in the share capital of the Surviving Company.

Based on the number of PCAC Ordinary Shares and Target Shares currently outstanding, the total number of LGHL Ordinary Shares expected to be issued in connection with the Business Combination is 181,277,225. Holders of PCAC Ordinary Shares outstanding immediately prior to the effective time of the Business Combination (the “Effective Time”) are expected to hold, in the aggregate, approximately 23% of the issued and outstanding LGHL Ordinary Shares immediately following such Effective Time (assuming no redemption of PCAC Ordinary Shares in connection with the Business Combination and no FFG Dissenting Shares and assuming no conversion of the LGHL Convertible Preference Share into any non-voting ordinary shares of LGHL or LGHL Ordinary Shares).

PCAC’s Units, Class A ordinary shares and public warrants are publicly traded on the New York Stock Exchange (“NYSE”). LGHL has applied to list the LGHL Ordinary Shares and LGHL Warrants on NYSE under the symbols “LANV” and “LANW”, respectively, upon the effective time of the Business Combination. PCAC’s Units will be separated into their component securities and all PCAC securities will cease to be listed on NYSE upon consummation of the Business Combination.

PCAC will hold an Extraordinary General Meeting (the “Special Meeting”) to consider matters relating to the proposed Business Combination. PCAC cannot complete the Business Combination unless PCAC shareholders vote to adopt the Business Combination Agreement and approve the transactions contemplated thereby. PCAC is sending you this proxy statement/prospectus to ask you to vote in favor of these and the other matters described in this document.

The Special Meeting will be held on December 9, 2022, at 10:00 a.m., Eastern Time and conducted via live audio cast at https://www.cstproxy.com/pvspac/2022.

The Special Meeting may be attended virtually online via the Internet, and for purposes of PCAC’s amended and restated memorandum and articles of association, the physical location of the meeting will be at the offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, New York 10017, United States of America. In light of public health concerns regarding COVID-19, virtual attendance is encouraged and attendees of the physical meeting are required to adhere to the then prevailing COVID-19 measures and regulations implemented by the venue provider and state and local authorities, including, but not limited to, with respect to vaccination, mask-wearing and testing. The venue currently requires attendees to provide proof of vaccination. If you plan on attending in person please email list-PCACSpecialMeeting@lists.stblaw.com at least one day prior to the Extraordinary General Meeting.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF PCAC CLASS A ORDINARY SHARES YOU OWN.

If you are a shareholder of PCAC, to ensure your representation at the Special Meeting, please complete and return the enclosed proxy card or submit your proxy by following the instructions contained in this proxy statement/prospectus.

Please submit your proxy promptly whether or not you expect to participate in the Special Meeting. Submitting a proxy now will NOT prevent you from being able to vote online during the virtual meeting or in person at the Special Meeting. If you hold your shares in “street name”, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you receive from your broker, bank or other nominee.

The PCAC board of directors has unanimously approved the Business Combination Agreement and the transactions contemplated thereby and recommends that its shareholders vote “FOR” adoption of the Business Combination Agreement, and “FOR” the other matters to be considered at the Special Meeting.

If you have any questions or need assistance voting your ordinary shares, please contact Morrow Sodali LLC (“Morrow Sodali”), our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400. The notice of meeting is and the proxy statement/prospectus relating to the Business Combination will be available at https://www.cstproxy.com/pvspac/2022.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Business Combination or the other transactions contemplated thereby, as described in this proxy statement/prospectus, or passed upon the adequacy or accuracy of the disclosure in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated November 4, 2022, and is first being mailed to shareholders of PCAC on or about November 8, 2022.

Very truly yours,

/s/ Tong Chen Tong Chen, Chief Executive Officer of PCAC

PRIMAVERA CAPITAL ACQUISITION CORPORATION

41/F Gloucester Tower

15 Queen’s Road Central

Hong Kong

NOTICE OF EXTRAORDINARY GENERAL MEETING

TO BE HELD ON DECEMBER 9, 2022

TO THE SHAREHOLDERS OF PRIMAVERA CAPITAL ACQUISITION CORPORATION:

NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Primavera Capital Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (“PCAC”), will be held at 10:00 a.m., Eastern Time, on December 9, 2022. Accordingly, you are cordially invited to attend and participate in the Extraordinary General Meeting online by visiting https://www.cstproxy.com/pvspac/2022 and for purposes of PCAC’s amended and restated memorandum and articles of association, the physical location of the meeting will be at the offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, New York 10017, United States of America. In light of public health concerns regarding COVID-19, virtual attendance is encouraged and attendees of the physical meeting are required to adhere to the then prevailing COVID-19 measures and regulations implemented by the venue provider and state and local authorities, including, but not limited to, with respect to vaccination, mask-wearing and testing. The venue currently requires attendees to provide proof of vaccination. If you plan on attending in person please email list-PCACSpecialMeeting@lists.stblaw.com at least one day prior to the Extraordinary General Meeting. The Extraordinary General Meeting will be held for the following purposes:

1)

Proposal No. 1. The Business Combination Proposal - To consider and vote upon a proposal to approve by ordinary resolution: (i) the Business Combination Agreement, dated as of March 23, 2022 and as amended October 17, 2022, October 20, 2022 and October 28, 2022 (as may be further amended, restated, modified or supplemented from time to time, the “Business Combination Agreement”), by and among (i) PCAC, (ii) Lanvin Group Holdings Limited, a Cayman Islands exempted company incorporated with limited liability (“LGHL”), (iii) Lanvin Group Heritage I Limited (“Merger Sub 1”), a Cayman Islands exempted company incorporated with limited liability and wholly-owned subsidiary of LGHL, (iv) Lanvin Group Heritage II Limited (“Merger Sub 2”), a Cayman Islands exempted company incorporated with limited liability and wholly-owned subsidiary of LGHL (Merger Sub 1 and Merger Sub 2, together the “Merger Subs”); and (v) Fosun Fashion Group (Cayman) Limited, a Cayman Islands exempted company incorporated with limited liability (“FFG” or “Lanvin Group”); which, among other things, provides for (a) the merger of PCAC with and into the Merger Sub 1 (with Merger Sub 1 surviving such merger), pursuant to which each (x) PCAC Class A ordinary share and (y) PCAC Class B ordinary share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be canceled in exchange for the right to receive one (1) newly issued LGHL Ordinary Share, and each outstanding warrant to purchase ordinary shares of PCAC will be exchanged for one warrant to purchase one (1) ordinary share of LGHL (“LGHL Warrants”); (b) the merger of Merger Sub 2 with and into FFG (with FFG surviving such merger) (FFG is hereinafter referred to for the periods from and after the Second Merger Effective Time as the “Surviving Company”), pursuant to which (A) each outstanding ordinary share, non-voting ordinary share and preferred share of FFG (other than the preferred collateral share purchased by Meritz Securities Co., Ltd pursuant to a private placement subscription agreement dated October 16, 2022 with FFG (the “FFG Collateral Share”)) and FFG Dissenting Shares) will be exchanged for the right to receive a number of LGHL Ordinary Shares equal to the Exchange Ratio, (B) the FFG Collateral Share shall automatically be cancelled in exchange for the right to receive the newly issued convertible preference share of LGHL, and (C) each share held by shareholders of FFG who have complied with all of the requirements of Section 238 of the Cayman Companies Act prior to the vote on the Second Merger (an “FFG Dissenting Share”) shall automatically be canceled and cease to exist and shall thereafter represent only the right to receive the applicable payments as set forth in the Business Combination Agreement; and (c) the subsequent merger of Merger Sub 1 with and into the Surviving Company (with the Surviving Company surviving such merger), and upon consummation of the

Business Combination on the Closing Date (as defined below), LGHL becoming the ultimate parent company of the Surviving Company and the amended and restated memorandum and articles of association of LGHL attached to this proxy statement/prospectus as Annex B, being adopted and becoming effective and (ii) to approve the transactions contemplated by such agreement, being the “Business Combination” — we refer to this proposal as the “Business Combination Proposal” and a copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A;

“RESOLVED, as an ordinary resolution, (i) that the business combination contemplated by the Business Combination Agreement, dated as of March 23, 2022 and as amended October 17, 2022, October 20, 2022 and October 28, 2022 (as may be further amended, restated, modified or supplemented from time to time, the “Business Combination Agreement”), by and among PCAC, Lanvin Group Holdings Limited, a Cayman Islands exempted company incorporated with limited liability (“LGHL”), Lanvin Group Heritage I Limited (“Merger Sub 1”), a Cayman Islands exempted company incorporated with limited liability and wholly-owned subsidiary of LGHL, Lanvin Group Heritage II Limited (“Merger Sub 2”), a Cayman Islands exempted company incorporated with limited liability and wholly-owned subsidiary of LGHL (Merger Sub 1 and Merger Sub 2 together the “Merger Subs”); and Fosun Fashion Group (Cayman) Limited, a Cayman exempted company (“FFG” or “Lanvin Group”), pursuant to which several transactions shall occur, including, (a) the merger of PCAC with and into the Merger Sub 1 (with Merger Sub 1 surviving such merger), pursuant to which each (x) PCAC Class A ordinary share and (y) PCAC Class B ordinary share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be canceled in exchange for the right to receive one (1) newly issued ordinary share of LGHL (“LGHL Ordinary Share”), and each outstanding warrant to purchase one ordinary share of PCAC will be exchanged for one warrant to purchase one ordinary share of LGHL (“LGHL Warrants”); (b) the Merger Sub 2 with and into FFG (with FFG surviving such merger) (FFG is hereinafter referred to for the periods from and after the Second Merger Effective Time as the “Surviving Company”), pursuant to which (A) each outstanding ordinary share, non-voting ordinary share and preferred share of FFG (other than the preferred collateral share purchased by Meritz Securities Co., Ltd pursuant to a private placement subscription agreement dated October 16, 2022 with FFG (the “FFG Collateral Share”)) and FFG Dissenting Shares (as defined below)) will be exchanged for the right to receive a number of LGHL Ordinary Shares equal to the Exchange Ratio, and (B) the FFG Collateral Share shall automatically be cancelled in exchange for the right to receive the newly issued convertible preference share of LGHL and (C) each share held by shareholders of FFG who have complied with all of the requirements of Section 238 of the Cayman Companies Act prior to the vote on the Second Merger (an “FFG Dissenting Share”) shall automatically be canceled and cease to exist and shall thereafter represent only the right to receive the applicable payments as set forth in the Business Combination Agreement; and (c) the subsequent merger of Merger Sub 1 with and into the Surviving Company (with the Surviving Company surviving such merger), and upon consummation of the Business Combination on the Closing Date, LGHL becoming the ultimate parent company of the Surviving Company and the amended and restated memorandum and articles of association of LGHL attached to this proxy statement/prospectus as Annex B, being adopted and becoming effective and (ii) the Business Combination be confirmed, ratified and approved in all respects”.

2)

Proposal No. 2. The Merger Proposal – To consider and vote upon a proposal to approve, by special resolutions, the merger of PCAC with Merger Sub 1, assuming the Business Combination Proposal is approved and adopted — we refer to this proposal as the “Merger Proposal”;

“RESOLVED, as a special resolution, that Primavera Capital Acquisition Corporation be and is hereby authorized to merge (the “Merger”) with and into Lanvin Group Heritage I Limited, a Cayman Islands exempted company incorporated with limited liability so that Lanvin Group Heritage I Limited will be the surviving company and all the undertaking, property and liabilities of Primavera Capital Acquisition Corporation will vest in Lanvin Group Heritage I Limited by virtue of such merger pursuant to the Cayman Companies Act;

RESOLVED, as a special resolution, that the Plan of Merger in the form attached hereto as Annex C to this proxy statement/prospectus (the “Plan of Merger”) be and are hereby authorized, approved and confirmed in all respects;

RESOLVED, as a special resolution, that Primavera Capital Acquisition Corporation be and is hereby authorized to enter into the Plan of Merger;

RESOLVED, as a special resolution, that there being no holders of any outstanding security interest granted by the Company immediately prior to the Effective Date (as defined in the Plan of Merger), the Plan of Merger be executed by any Director on behalf of the Company and any Director be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands;

RESOLVED, as a special resolution, as at the Effective Date (as defined in the Plan of Merger), the Memorandum and Articles of Association of Lanvin Group Heritage I Limited (being the surviving entity following the Merger) immediately prior to the Merger (and as attached to the Plan of Merger) shall continue to be the memorandum and articles of association of Lanvin Group Heritage I Limited (being the surviving entity under the Merger) after the Merger; and

RESOLVED, as a special resolution that all actions taken and any documents or agreements executed, signed or delivered prior to or after the date of these resolutions by any Director or officer of the Company in connection with the transactions contemplated by the foregoing resolutions be approved, ratified and confirmed in all respects.”

3)

Proposal No. 3. The Adjournment Proposal - To consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated votes at the time of the meeting, PCAC is not authorized to consummate the Business Combination (the “Adjournment Proposal”)

“RESOLVED, as an ordinary resolution, that the adjournment of the meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the meeting be approved.”

Each of Proposals No. 1 and No. 2 are cross-conditioned on the approval of each other. The Adjournment Proposal is not cross-conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

These items of business are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of PCAC Ordinary Shares at the close of business on November 8, 2022 are entitled to notice of the meeting and to vote and have their votes counted at the meeting and any adjournments or postponements of the meeting.

After careful consideration, PCAC’s board of directors has determined that the Business Combination Proposal, the Merger Proposal and the Adjournment Proposal are fair to and in the best interests of PCAC and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal and “FOR” the Adjournment Proposal, if presented.

Under the Business Combination Agreement, approval of the Business Combination Proposal and the Merger Proposal are conditions to the consummation of the Business Combination. If the Business Combination Proposal or the Merger Proposal are not approved by PCAC’s shareholders, the Business Combination will not be consummated. The approval of the Business Combination Proposal is a condition to the submission of the other proposals included herein (except the Adjournment Proposal) for shareholder approval.

All PCAC shareholders are cordially invited to attend the meeting online or in person. To ensure your representation at the meeting, however, you are encouraged to complete, sign, date and return the enclosed proxy card as soon as possible after carefully reviewing the attached proxy statement/prospectus. If you are a shareholder of record of PCAC Ordinary Shares, you may also cast your vote in person at the meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the Business Combination Proposal and the Merger Proposal, but will have no effect on the other proposals.

A complete list of PCAC shareholders of record entitled to vote at the meeting will be available for ten (10) days before the meeting at the principal executive offices of PCAC for inspection by shareholders during ordinary business hours for any purpose germane to the meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

/s/ Tong Chen

Tong Chen

Chief Executive Officer

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS, AND YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES REDEEMED FOR CASH. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT PCAC REDEEM YOUR SHARES FOR CASH NO LATER THAN 5:00 P.M. EASTERN TIME ON DECEMBER 7, 2022 (TWO (2) BUSINESS DAYS PRIOR TO THE EXTRAORDINARY GENERAL MEETING) BY (A) DELIVERING A CONVERSION NOTICE TO PCAC’S TRANSFER AGENT AND (B) TENDERING YOUR SHARES TO PCAC’S TRANSFER AGENT. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARES CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. AS LONG AS YOU VOTE ON THE BUSINESS COMBINATION PROPOSAL, YOU MAY VOTE EITHER “FOR” OR AGAINST SUCH PROPOSAL WITHOUT AFFECTING YOUR ELIGIBILITY FOR EXERCISING REDEMPTION RIGHTS. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF PCAC SHAREHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

The accompanying proxy statement/prospectus is dated November 4, 2022 and is first being mailed to Primavera Capital Acquisition Corporation shareholders on or about November 8, 2022.

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission, or the “SEC”, by LGHL, constitutes a prospectus of LGHL under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the LGHL Ordinary Shares to be issued to PCAC shareholders and certain FFG shareholders, the LGHL Warrants to be issued to PCAC Warrant holders and the LGHL Ordinary Shares underlying such LGHL Warrants, if the Business Combination described herein is consummated. The LGHL Ordinary Shares to be issued and issuable upon exercise of warrants will be represented by LGHL Ordinary Shares, with each LGHL Ordinary Share corresponding to one PCAC Class A Ordinary Share. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Special Meeting at which PCAC shareholders will be asked to consider and vote upon a proposal to approve the Business Combination by the approval and adoption of the Business Combination Agreement, among other matters.

All information contained in this document relating to PCAC has been supplied by PCAC, all information relating to FFG has been supplied by FFG and all such information relating to LGHL has been supplied by LGHL. Information provided by one entity does not constitute and should not be deemed to constitute any representation, estimate or projection of any other entity.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

Lanvin Group’s financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and referred to in this proxy statement/prospectus as “IFRS”. Lanvin Group refers in various places within this proxy statement/prospectus to contribution profit, adjusted EBITDA and adjusted EBIT which are non-IFRS measures that are more fully explained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lanvin Group—Non-IFRS Financial Measures”. The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for Lanvin Group’s consolidated financial results prepared in accordance with IFRS.

INDUSTRY AND MARKET DATA

In this proxy statement/prospectus, Lanvin Group relies on and refers to industry data, information and statistics regarding the markets in which it competes from research as well as from publicly available information, industry and general publications and research and studies conducted by third parties. Lanvin Group has supplemented this information where necessary with its own internal estimates, considering publicly available information about other industry participants and Lanvin Group’s management’s best view as to information that is not publicly available. This information appears in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lanvin Group”, “Industry Overview”, “Business of Lanvin Group” and other sections of this proxy statement/prospectus. Lanvin Group has taken such care as we consider reasonable in the extraction and reproduction of information from such data from third party sources.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including, but not limited to, those described under “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us. Therefore, you should not place undue reliance on these forecasts or estimates.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the term “PCAC” refers to Primavera Capital Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability, “LGHL” refers to Lanvin Group Holdings Limited, a Cayman Islands exempted company incorporated with limited liability, and “Lanvin Group” (formerly known as “Fosun Fashion Group” or “FFG”, as the context may require) or the “Group” refers to Fosun Fashion Group (Cayman) Limited, a Cayman Islands exempted company incorporated with limited liability and its consolidated subsidiaries.

Unless context otherwise requires, reference to date or time herein shall refer to the date or time in Hong Kong.

In this document:

“Adjournment Proposal” means a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated votes at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal.

“Amended and Restated Memorandum and Articles of Association of LGHL” or “Amended LGHL Articles” means the amended and restated memorandum and articles of association of LGHL adopted by the shareholders and board of directors of LGHL in the form agreed upon by PCAC and Lanvin Group prior to the Closing and attached as Annex B hereto.

“broker non-vote” means the failure of a PCAC shareholder, who holds his or her shares in “street name” through a broker or other nominee, to give voting instructions to such broker or other nominee.

“Business Combination” or “Transactions” means the Mergers and the other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of March 23, 2022 and as amended October 17, 2022, October 20, 2022 and October 28, 2022 and as may be further amended, restated, modified or supplemented from time to time, by and among PCAC, FFG, LGHL, Merger Sub 1 and Merger Sub 2.

“Business Combination Proposal” means the proposal to approve the Business Combination Agreement and the transactions contemplated thereby.

“Cayman Companies Act” or “Cayman Islands Companies Act” means the Companies Act (As Revised) of the Cayman Islands, as amended.

“China” and the “PRC” means the People’s Republic of China, including the Hong Kong Special Administrative Region and the Macau Special Administrative Region (unless the context otherwise requires) but excluding, for the purposes of this proxy statement/prospectus only, Taiwan.

“Closing” means the closing of the Business Combination.

“Closing Date” means the date on which the Closing actually occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FFG Collateral Share” means the preferred collateral share, par value EUR0.0001 per share, of FFG purchased by Meritz (as defined below) pursuant to the Meritz Private Placement Subscription Agreement (as defined below), which shall automatically be cancelled in exchange for the right to receive one LGHL Convertible Preference Share at the Second Merger Effective Time.

“Fosun Group” means Fosun International and its affiliates.

“Fosun International” or “Fosun” means Fosun International Limited, a company incorporated in Hong Kong with limited liability.

“Founder Shares” means PCAC Class B Ordinary Shares initially purchased by the Sponsor in a private placement prior to the IPO, of which 12,350,000 are currently outstanding.

“IFRS” refers to International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”).

“Initial Merger Effective Time” means the time when the plan of Initial Merger has been registered by the Registrar of Companies of the Cayman Islands or at such later time as may be agreed by Lanvin Group and PCAC in writing and specified in the plan of Initial Merger (being not later than the 90th day after registration by the Registrar of Companies of the Cayman Islands).

“Interim Period” means the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms.

“Investor Rights Agreement” means the investor rights agreement in substantially the form attached as an exhibit to the Business Combination Agreement.

“IPO” means the initial public offering of units of PCAC consummated on January 26, 2021.

“IRS” means the Internal Revenue Service of the United States.

“Lanvin Group Acquisition Proposal” means, other than the Transactions, any proposal or offer from any person (other than PCAC) relating to, in one transaction or a series of transactions, whether by merger, consolidation, scheme of arrangement, business combination, reorganization, recapitalization, purchase or issuance of equity securities, purchase of assets, tender offer or otherwise, (a) any direct or indirect acquisition of 20% or more of the consolidated total assets of the Lanvin Group and its subsidiaries or assets to which 20% or more of the consolidated revenue of Lanvin Group and its subsidiaries are attributable, (b) any direct or indirect acquisition of voting equity securities representing 20% or more of the voting power of Lanvin Group or of one or more of Lanvin Group and/or its subsidiaries which comprise more than 20% of the consolidated total assets, revenues or earning power of Lanvin Group and its subsidiaries taken as a whole, (c) any issuance by Lanvin Group of more than 20% of its voting equity securities, or (d) any combination of the foregoing.

“Lanvin Group and LGHL Fundamental Warranties” means the warranties specified in Section 3.1 (Organization, Good standing and Qualification), Section 3.2 (Capitalization and Voting Rights), Section 3.3 (Authorization), Section 3.4 (Consents; No Conflicts); Section 3.16 (Brokers), Section 5.1 (Organization, Good standing and Qualification), Section 5.2 (Capitalization and Voting Rights), Section 5.3 (Authorization) and Section 5.7 (Brokers) of the Business Combination Agreement.

“Lanvin Group Shareholders Approval” means (i) the approval and adoption of the Business Combination Agreement and the Transactions contemplated thereby, (ii) the approval and adoption of the amendment of the Third Amended and Restated Memorandum and Articles of Association of Lanvin Group as contemplated by the Business Combination Agreement, (iii) a consent from the Investors (as defined in the Third Amended and

Restated Memorandum and Articles of Association of Lanvin Group) for exempting the Transactions from Article 10 (Anti-Dilution Protection) of such Third Amended and Restated Memorandum and Articles of Association, (iv) a consent from holders of majority of Lanvin Group’s issued preferred shares for exempting the Transactions from Section 1.1 (Liquidation Rights) and Section 1.3 (Conversion Rights) of Schedule I of the Third Amended and Restated Memorandum and Articles of Association, and (v) the approval and adoption of the plan of Initial Merger.

“LGHL Convertible Preference Share” means, upon the completion of the Share Sub-division and Redesignation, the convertible preference share, par value $0.000001 per share, of LGHL, which is convertible into an aggregate number of up to 15,000,000 LGHL Non-Voting Shares and/or LGHL Ordinary Shares (subject to any adjustment as a result of any share subdivision or consolidation of the shares of LGHL) at the election of Meritz upon the occurrence of certain events.

“LGHL Non-Voting Shares” means, upon the completion of the Share Sub-division and Redesignation, the non-voting ordinary shares, par value $0.000001 per share, of LGHL that have no voting right but otherwise rank pari passu with LGHL Ordinary Shares.

“LGHL Ordinary Shares” means (i) prior to the Share Sub-Division and Redesignation ordinary shares, par value $1.00 per share, of LGHL, and (ii) upon the completion of the Share Sub-Division and Redesignation, ordinary shares, par value $0.000001 per share, of LGHL

“LGHL Private Warrant” means one whole warrant entitling the holder thereof to purchase one (1) LGHL Ordinary Share at a purchase price of $11.50 per share, purchased in connection with a private placement.

“LGHL Public Warrant” means one whole warrant entitling the holder thereof to purchase one (1) LGHL Ordinary Share at a purchase price of $11.50 per share.

“Lock-up Agreements” mean (i) the Lock-up Agreement among PCAC, the Sponsor, FFG, certain other holders of PCAC Class B Ordinary Shares and certain shareholders of FFG, dated March 23, 2022; and (ii) the Lock-up Agreement among PCAC, FFG and certain additional shareholders of FFG, dated June 9, 2022.

“Material Subsidiary” means (i) each of Arpège SAS, St. John Knits International, Incorporated, Wolford Aktiengesellschaft, Raffaele Caruso S.p.A or Sergio Rossi S.p.A, and (ii) each other subsidiary of the Company other than those which, when considered individually or in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X.

“Mergers” means each of: (i) the merger of PCAC with and into Merger Sub 1, with Merger Sub 1 surviving such merger (the “Initial Merger”); (ii) the merger of Merger Sub 2 with and into FFG, with FFG surviving such merger (FFG is referred to for the periods from and after the Second Merger Effective Time as the “Surviving Company”) (the “Second Merger”); and (iii) the subsequent merger of Merger Sub 1 as the surviving company of the Initial Merger with and into the Surviving Company as the surviving company of the Second Merger, with the Surviving Company surviving such merger (the “Third Merger”). Pursuant to the Mergers, prior unitholders, shareholders and warrantholders of PCAC and FFG will receive securities of LGHL, and the Surviving Company will become a wholly owned subsidiary of LGHL.

“Merger Proposal” refers to the proposal to approve the Mergers.

“Merger Subs” means each of Lanvin Group Heritage I Limited (“Merger Sub 1”) and Lanvin Group Heritage II Limited (“Merger Sub 2”), each a Cayman Islands exempted company incorporated with limited liability.

“Meritz Investment” means the $50 million equity investment by Meritz (defined below) pursuant to the Meritz Private Placement Subscription Agreement.

“Meritz Private Placement Subscription Agreement” means the subscription agreement, dated October 16, 2022, entered into by and among FFG, LGHL and Meritz Securities Co., Ltd (“Meritz”), a Korean incorporated investment fund, pursuant to which Meritz agreed to, among other things, subscribe for, and FFG agreed to issue to Meritz 18,569,282 ordinary shares of FFG at a subscription price of $49,999,999 and the FFG Collateral Share at a subscription price of $1, which agreement will terminate upon the Closing.

“Meritz Relationship Agreement” means the relationship agreement, dated October 19, 2022, entered into between LGHL and Meritz and setting forth certain rights and obligations of LGHL and Meritz as the holder of LGHL Ordinary Shares and the LGHL Convertible Preference Share.

“Minimum Cash Condition” means the sum of (i) the amount of cash and cash equivalents available in the Trust Account following the Special Meeting, after deducting the amounts required to satisfy the Redemption, plus (ii) the aggregate amount of gross proceeds (before any later payment on any subsequent liquidity date, or any fees, expenses, prepayments, withholding, discount or any other deduction) of the Private Placement actually received or, by mutual agreement between the Company and SPAC, deemed to have been received by PubCo, SPAC or the Company prior to or substantially concurrently with the Closing (whether or not such proceeds are subject to restriction on use), plus (iii) as of immediately prior to the Closing, the amount of cash and cash equivalents held by PCAC without restriction outside of the Trust Account and any interest earned on the amount of cash held inside the Trust Account (in each case of (i), (ii) and (iii), prior to payment of the accrued and unpaid transaction expenses) is at least US$350,000,000, as a condition to closing the Business Combination.

“NYSE” means the New York Stock Exchange.

“PCAC Acquisition Proposal” means any proposal or offer from any person (other than Lanvin Group, LGHL or any Merger Sub) relating to, in one transaction or a series of transactions, any “initial business combination” as described under PCAC’s IPO prospectus involving PCAC or all or a material portion of the assets, equity securities or businesses of PCAC (whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, purchase of assets, tender offer or otherwise), other than the Transactions.

“PCAC Board” means the board of directors of PCAC.

“PCAC Class A Ordinary Share” means Class A ordinary shares of PCAC, par value US$0.0001 per share.

“PCAC Class B Ordinary Share” means Class B ordinary shares of PCAC, par value US$0.0001 per share.

“PCAC Fundamental Warranties” means the warranties specified in Section 5.1 (Organization, Good standing and Qualification), Section 5.2 (Capitalization and Voting Rights), Section 5.3 (Authorization), Section 5.4 (Consents; No Conflicts) and Section 5.7 (Brokers) of the Business Combination Agreement.

“PCAC Initial Shareholders” means holders of Founder Shares prior to the IPO, including the Sponsor and certain directors of PCAC.

“PCAC Ordinary Shares” means PCAC Class A Ordinary Shares and PCAC Class B Ordinary Shares.

“PCAC Shareholders Approval” means (i) the approval of the Business Combination and the approval of the Business Combination Agreement, the plan in respect of the Initial Merger and the Initial Merger by an affirmative vote of the holders of at least two-thirds of PCAC’s shares as, being present and entitled to do so, vote in person or, where proxies are allowed, by proxy at a PCAC shareholders’ meeting duly called by the PCAC Board held for such purpose and (ii) the approval of any other Transaction Proposals.

“PCAC Units” or “Units” means units issued in the IPO, each consisting of one PCAC Class A Ordinary Share and one-half of one warrant of PCAC to purchase one PCAC Class A Ordinary Share.

“PCAC Warrant” means a warrant to purchase one PCAC Class A Ordinary Share at a price of $11.50 per share.

“public shareholders” means the holders of public shares, including the PCAC Initial Shareholders and members of the PCAC management team, provided that each PCAC Initial Shareholder’s and member of PCAC’s management team’s status as a “public shareholder” shall only exist with respect to such public shares.

“public shares” means PCAC Shares issued as part of the units sold in the IPO.

“public warrants” means the warrants included in the units sold in the IPO, each of which is exercisable for one PCAC Ordinary Share, in accordance with its terms.

“Record Date” refers to the record date for determining the holders of PCAC Ordinary Shares that can vote at the Special Meeting, which has been set as November 8, 2022.

“Redemption” means the right of the holders of public shares to have their shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus.

“Redemption Price” means an amount equal to a pro rata portion of the aggregate amount then on deposit in the Trust Account in accordance with the amended and restated memorandum and articles of association of PCAC (as equitably adjusted for shares subdivisions, shares dividends, consolidations, recapitalizations and the like after the Closing). The redemption price will be calculated two days prior to the completion of the Business Combination in accordance with the amended and restated memorandum and articles of association of PCAC, as currently in effect.

“SEC” means the U.S. Securities and Exchange Commission.

“SEHK” means the Stock Exchange of Hong Kong.

“Second Merger Effective Time” means the time when the plan of Second Merger has been registered by the Registrar of Companies of the Cayman Islands or at such later time as may be agreed by Lanvin Group and PCAC in writing and specified in the plan of Second Merger (being not later than the 90th day after registration by the Registrar of Companies of the Cayman Islands).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Sponsor” means Primavera Capital Acquisition LLC, a Cayman Islands limited liability company.

“Third Merger Effective Time” means the time when the plan of Third Merger has been registered by the Registrar of Companies of the Cayman Islands or at such later time as may be agreed by Lanvin Group and PCAC in writing and specified in the plan of Third Merger (being not later than the 90th day after registration by the Registrar of Companies of the Cayman Islands).

“Transaction Documents” means, collectively, the Business Combination Agreement, the confidentiality agreement, dated as of March 24, 2021, by and between PCAC and Lanvin Group, the Private Placement Agreements, the Sponsor Support Deed, the Lanvin Group Shareholder Support Deed, the Investor Rights Agreement, the Lock-Up Agreement, the Assignment, Assumption and Amendment Agreement, the plan of Initial Merger, the plan of Second Merger, the plan of Third Merger and such other documents required by applicable laws to make the Mergers effective and any other agreements, documents or certificates entered into or delivered pursuant thereto, and the expression “Transaction Document” means any one of them.

“Transaction Proposals” means, collectively, (i) the Business Combination, the Business Combination Agreement, the plan of Initial Merger, and the other Transaction Documents, the Mergers and the other

Transactions, (ii) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the proxy statement/prospectus or correspondence related thereto, (iii) any other proposals as reasonably agreed by PCAC and Lanvin Group to be necessary or appropriate in connection with the Business Combination, and (iv) adjournment of PCAC’s shareholder meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing.

“Trust Account” means the trust account that holds a portion of the proceeds of the IPO and the concurrent sale of warrants to the Sponsor in a private placement.

“Underwriting Agreement” means the Underwriting Agreement dated January 21, 2021 among PCAC, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

“$”, “USD”, “US$” and “U.S. dollar” each means the currency in dollars of the United States of America.

“U.S.” means the United States of America.

“U.S. GAAP” means United States generally accepted accounting principles.

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Special Meeting, including the Business Combination, you should read this entire document carefully, including the Business Combination Agreement attached as Annex A to this proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the Mergers and the other transactions that will be undertaken in connection with the Business Combination. It is also described in detail in this proxy statement/prospectus in the section entitled “Summary of the Material Terms of the Business Combination”.

The Parties

PCAC

PCAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. PCAC was incorporated on July 16, 2020, under the laws of Cayman Islands. PCAC intended to focus on targets that are global consumer companies with a significant China presence or a compelling China potential.

On January 26, 2021, PCAC consummated its initial public offering of 41,400,000 Units (including the exercise of the over-allotment option in the amount of 5,400,000 Units), with each Unit consisting of one PCAC Class A Ordinary Share and one-half of one warrant to acquire one PCAC Class A Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $414,000,000. Simultaneously with the consummation of the IPO, PCAC consummated a private placement of an aggregate of 10,280,000 private warrants to the Sponsor. The private warrants were sold at an offering price of $1.00 per warrant, generating gross proceeds of $10,280,000. A total of $414,000,000 was deposited into the Trust Account and the remaining proceeds became available to be used as working capital to provide for business, legal and accounting due diligence for prospective business combinations and continuing general and administrative expenses. The initial public offering was conducted pursuant to a registration statement on Form S-1 (Reg. No. 333-251917) that became effective on January 21, 2021. As of September 30, 2022, there was approximately $416.5 million held in the Trust Account.

Upon consummation of the Business Combination, the funds in the Trust Account will be used by LGHL to pay holders of the public shares who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination with PCAC (including fees of an aggregate of approximately $14,490,000 to certain underwriters in connection with the Business Combination as set forth in the underwriting agreement), for expenses related to prior proposed business combinations that were not consummated and for working capital and general corporate purposes of LGHL.

PCAC Units, PCAC Class A Ordinary Shares, and PCAC Warrants are listed on the NYSE under the symbols “PV.U”, “PV”, and “PV WS”, respectively.

The mailing address of PCAC’s principal executive office is 41/F Gloucester Tower, 15 Queen’s Road Central, Hong Kong. Upon the consummation of the Business Combination, PCAC will merge with and into a wholly owned subsidiary of LGHL.

FFG, Lanvin Group

FFG (Fosun Fashion Group (Cayman) Limited) is an exempted company with limited liability incorporated in the Cayman Islands. FFG and its consolidated subsidiaries are referred to as “Lanvin Group”, unless the context otherwise requires. Lanvin Group consists of various luxury fashion brand portfolios including Lanvin, Sergio Rossi, Wolford, St. John and Caruso.

The mailing address of Lanvin Group’s principal office is 3701-02, Tower S2, Bund Finance Center, 600 Zhongshan Rd East No.2, Shanghai, 200010, China. Upon consummation of the Business Combination, Lanvin Group will become a wholly-owned subsidiary of LGHL.

For more information about Lanvin Group, see the sections entitled “Business of Lanvin Group” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lanvin Group”.

LGHL

Immediately following the Business Combination, LGHL will qualify as a foreign private issuer as defined in Rule 3b-4 under the Exchange Act. LGHL was incorporated on October 13, 2021, solely for the purpose of effectuating the Business Combination described herein. LGHL was incorporated under the laws of the Cayman Islands as an exempted company limited by shares. LGHL does not own any material assets and does not operate any business and will not operate any business until the consummation of the Business Combination.

As of the consummation of the Business Combination, the number of directors of LGHL is expected to be increased to seven, three of whom shall be independent directors. The mailing address of LGHL is 3701-02, Tower S2, Bund Finance Center, 600 Zhongshan Rd East No.2, Shanghai, 200010, China. After the consummation of the Business Combination, LGHL will become the continuing public company.

Merger Subs

Merger Sub 1 is a Cayman Islands exempted company incorporated with limited liability wholly-owned by Lanvin Group that was incorporated on November 10, 2021 to facilitate the consummation of the Business Combination. In connection with the Business Combination, PCAC shall merge with and into Merger Sub 1, with Merger Sub 1 surviving such merger. The registered address of Merger Sub 1 is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Merger Sub 2 is a Cayman Islands exempted company incorporated with limited liability, wholly-owned by Lanvin Group, that was incorporated on November 10, 2021 to facilitate the consummation of the Business Combination. In connection with the Business Combination, Merger Sub 2 shall merge with and into FFG, with FFG surviving such merger. The registered address of Merger Sub 2 is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

The Business Combination Proposal

On March 23, 2022, PCAC, FFG, LGHL, Merger Sub 1 and Merger Sub 2 entered into the Business Combination Agreement, which was subsequently amended on October 17, 2022, October 20, 2022 and October 28, 2022 (as may be further amended, restated, modified or varied from time to time, the “Business Combination Agreement”). The Business Combination Agreement provides for, among other things, the following transactions:

•

at the Closing and immediately prior to the Initial Merger Effective Time, LGHL will effect a share subdivision and redesignation such that each authorized, issued and unissued share of LGHL of a par value of US$1.00 is sub-divided on a 1,000,000:1 basis into 1,000,000 shares of LGHL of a par value US$0.000001 each and (ii) a re-designation of shares such that the authorized share capital of LGHL is US$50,000 divided into 49,984,999,999 LGHL Ordinary Shares with a par value of US$0.000001 each, 15,000,000 LGHL Non-Voting Ordinary Shares with a par value of US$0.000001 each and one (1) LGHL Convertible Preference Share with a par value of US$0.000001 each ((i) and (ii) collectively, the “Share Sub-division and Redesignation”);

•	immediately upon completion of the Share Sub-division and Redesignation, Fosun Fashion Holdings (Cayman) Limited will transfer all of the share capital of LGHL to the Sponsor for nil consideration;

•

the subscriptions by each of (i) Aspex Master Fund and (ii) Sky Venture Partners L.P. (collectively, the “Forward Purchase Investors”) of certain PCAC Class A Ordinary Shares and PCAC Warrants in accordance with the terms of the applicable Forward Purchase Agreement, dated January 4, 2021 or January 5, 2021, by and among PCAC, the Sponsor and such Forward Purchase Investor (collectively and as may be amended and supplemented from time to time in accordance with the terms therein, the “Forward Purchase Agreements”) shall be consummated immediately prior to the completion of the Initial Merger or otherwise in accordance with the terms of the Forward Purchase Agreements (collectively, the “Forward Purchase Subscriptions”);

•	at the Initial Merger Effective Time, PCAC will merge with and into Merger Sub 1, with Merger Sub 1 being the surviving entity and becoming a wholly-owned subsidiary of LGHL;

•

in connection with the Initial Merger, (i) each PCAC Unit outstanding immediately prior to the Initial Merger Effective Time will (to the extent not already separated) be automatically severed and the holder thereof will be deemed to hold one PCAC Class A ordinary share and one-half of a PCAC Warrant, (ii) immediately following the separation of each PCAC Unit, each (x) PCAC Class A ordinary share and (y) PCAC Class B ordinary share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be canceled in exchange for the right to receive one (1) newly issued LGHL Ordinary Share, and shall no longer be outstanding and be canceled and cease to exist by virtue of the Initial Merger, (iii) each PCAC Warrant outstanding immediately prior to the Initial Merger Effective Time will be assumed by LGHL and converted into a warrant to purchase one LGHL Ordinary Share, (iv) the share in the capital of Merger Sub 1 issued and outstanding immediately prior to the Initial Merger Effective Time will continue existing and constitute the only issued and outstanding share capital of Merger Sub 1, and (v) all LGHL Ordinary Shares issued and outstanding immediately prior to the Initial Merger Effective Time will be surrendered by the Sponsor and canceled for no consideration;

•

immediately following the Initial Merger, Merger Sub 2 will merge with and into FFG, with FFG being the surviving entity and becoming a wholly-owned subsidiary of LGHL (FFG is hereinafter referred to for the periods from and after the Second Merger Effective Time as the “Surviving Company”);

•

in connection with the Second Merger, (i) each ordinary share, non-voting ordinary share and preferred share of Lanvin Group issued and outstanding immediately prior to the Second Merger Effective Time (other than the FFG Collateral Share and any such shares that are held by shareholders of Lanvin Group who have complied with all of the requirements of Section 238 of the Cayman Companies Act prior to the vote on the Second Merger, the “FFG Dissenting Shares”) will automatically be canceled in exchange for the right to receive such number of newly issued LGHL Ordinary Shares that is equal to the Exchange Ratio, subject to rounding, pursuant to the terms of the Business Combination Agreement, (ii) the FFG Collateral Share shall automatically be cancelled in exchange for the right to receive one newly issued LGHL Convertible Preference Share, and will no longer be outstanding and shall be canceled and shall cease to exist by virtue of the Second Merger, (iii) each FFG Dissenting Share shall automatically be canceled and cease to exist and shall thereafter represent only the right to receive the applicable payments as set forth in the Business Combination Agreement, being the fair value for such FFG Dissenting Share and such other rights as such holder may be entitled under the Cayman Companies Act, and (iv) the share in the capital of Merger Sub 2 issued and outstanding immediately prior to the Second Merger Effective Time will automatically be converted into one ordinary share of the Surviving Company, which ordinary share will constitute the only issued and outstanding share in the share capital of the Surviving Company;

•	immediately following the completion of the First Merger and the Second Merger, the PIPE Investment shall be consummated;

•	immediately following the PIPE Investment, Merger Sub 1 will merge with and into the Surviving Company, with the Surviving Company being the surviving entity; and

•

in connection with the Third Merger, (i) the ordinary share of the Surviving Company issued and outstanding immediately prior to the Third Merger Effective Time will be canceled and cease to exist by virtue of the Third Merger, and (ii) the share in the capital of Merger Sub 1 issued and outstanding immediately prior to the Third Merger Effective Time will automatically be converted into one ordinary share of the Surviving Company, which ordinary share will constitute the only issued and outstanding share in the share capital of the Surviving Company.

For more information about the Business Combination, please see the sections entitled “Summary of the Material Terms of the Business Combination”. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

Effect of the Transactions on Existing PCAC Securities in the Business Combination

Subject to the terms and conditions of the Business Combination Agreement, the Business Combination will result in, among other things, the following:

•

each PCAC Unit will (to the extent not already separated) be automatically severed and the holder thereof will be deemed to hold one PCAC Class A ordinary share and one-half of one PCAC Warrant, which underlying PCAC securities shall be treated in accordance with the following terms, as applicable:

•

each (i) PCAC Class A ordinary share and (ii) PCAC Class B ordinary share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be canceled in exchange for the right to receive one (1) newly issued ordinary share of LGHL (“LGHL Ordinary Share”); and

•

each PCAC Warrant will automatically cease to represent a right to acquire PCAC Class A Ordinary Shares and will be converted into a warrant to purchase one (1) LGHL Ordinary Share on substantially the same terms and conditions as were applicable to such PCAC Warrant immediately prior to the Initial Merger Effective Time.

Conditions to Closing of the Business Combination

The respective obligations of each party to the Business Combination Agreement to consummate the Transactions, are subject to the satisfaction, or written waiver by all of the parties thereto, at or prior to the Closing of the following conditions:

•	the PCAC Shareholders Approval shall have been obtained and remain in full force and effect;

•	the Lanvin Group Shareholders Approval (as defined in the Business Combination Agreement) shall have been obtained and remain in full force and effect;

•

the waiting period or periods (including any extension thereof) applicable to the consummation of the transactions contemplated under the Business Combination Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have terminated or expired;

•

this proxy statement/prospectus shall have become effective under the Securities Act and no stop order suspending the effectiveness of this proxy statement/prospectus shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

•

(i) LGHL’s initial listing application with NYSE in connection with the Transactions shall have been approved and LGHL will, immediately following the Closing, satisfy any applicable initial and continuing listing requirements of NYSE, and LGHL shall not have received any notice of non-compliance therewith, and (ii) the LGHL Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on NYSE, subject to official notice of issuance;

•

no governmental authority shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or governmental order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions; and

•	upon the Closing and after giving effect to any redemption of PCAC Ordinary Shares and the Private Placement, LGHL will have net tangible assets of at least US$5,000,001.

The obligations of PCAC to consummate the Transactions, are subject to the satisfaction, or written waiver by PCAC, at or prior to the Closing of the following conditions:

•

(i) the Lanvin Group and LGHL Fundamental Warranties shall be true and correct in all but de minimis respects, in each case as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of the Business Combination Agreement which are contemplated or expressly permitted by the Business Combination Agreement or the other Transaction Documents, and (ii) each of the warranties of Lanvin Group contained in the Business Combination Agreement other than the Lanvin Group and LGHL Fundamental Warranties (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and Lanvin Group Material Adverse Effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a Lanvin Group Material Adverse Effect;

•	each of the covenants of Lanvin Group, LGHL and the Merger Subs to be performed as of or prior to the Closing shall have been performed in all material respects;

•

Lanvin Group shall have delivered to PCAC an undertaking in the form attached as Exhibit K of the Business Combination Agreement (or such other form acceptable to SPAC), dated as of the date of the Closing and duly executed by Fosun International and each of the other parties thereto; and

•	since December 31, 2021, there has not been any Lanvin Group Material Adverse Effect.

The respective obligations of Lanvin Group, LGHL and the Merger Subs to consummate the Transactions, are subject to the satisfaction, or written waiver by Lanvin Group, at or prior to the Closing of the following conditions:

•	(i) the PCAC Fundamental Warranties shall be true and correct in all but de minimis respects as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of the Business Combination Agreement which are contemplated or expressly permitted by the Business Combination Agreement , and (ii) each of the warranties of PCAC contained in the Business Combination Agreement other than the PCAC Fundamental Warranties (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct in all material respects at and as of such date, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a PCAC Material Adverse Effect;

•	each of the covenants of PCAC to be performed as of or prior to the Closing shall have been performed in all material respects;

•

the sum of (i) the amount of cash and cash equivalents available in the Trust Account following the Special Meeting, after deducting the amounts required to satisfy the redemption of PCAC Ordinary Shares, plus (ii) the aggregate amount of gross proceeds (before any later payment on any subsequent liquidity date, or any fees, expenses, prepayments, withholding, discount or any other deduction) of the Private Placement actually received or, by mutual agreement between the Company and SPAC, deemed to have been received by LGHL, SPAC or Lanvin Group prior to or substantially concurrently with the Closing (whether or not such proceeds are subject to restriction on use), plus (iii) as of immediately prior to the Closing, the amount of cash and cash equivalents held by PCAC without restriction outside of the Trust Account and any interest earned on the amount of cash held inside the Trust Account (in each case of (i), (ii) and (iii), prior to payment of the accrued and unpaid transaction expenses) is at least US$350,000,000; and

•	since September 30, 2021, there has not been any PCAC Material Adverse Effect.

The obligations of the parties to the Business Combination Agreement to consummate the Business Combination are subject to additional conditions, as described more fully in the section entitled “Summary of the Material Terms of the Business Combination — Conditions to Closing of the Business Combination”.

Ancillary Agreements

Subscription Agreements (PIPE Investment)

Concurrently with the execution of the Business Combination Agreement, LGHL and PCAC entered into subscription agreements (the “Initial PIPE Subscription Agreements”, and together with the Additional PIPE Subscription Agreements, the “PIPE Subscription Agreements”) with certain investors. Pursuant to the Initial PIPE Subscription Agreements, certain investors (the “Initial PIPE Investors”) agreed to subscribe for, and LGHL agreed to issue to such Initial PIPE Investors, certain LGHL Ordinary Shares (together with additional subscriptions by certain investors, if any, of certain LGHL Ordinary Shares pursuant to certain additional subscription agreements to be entered after the date of the Business Combination Agreement and prior to the date on which PCAC Shareholders Approval is obtained (the “Additional PIPE Subscription Agreements”), the “PIPE Investment”, and together with the Forward Purchase Subscriptions and the Meritz Investment, collectively, the “Private Placement”). Subsequently on October 28, 2022, PCAC, LGHL, Fosun Fashion Holdings (Cayman) Limited, Fosun Fashion Group (Cayman) Limited and Fosun entered into an amended and restated subscription agreement (the “A&R Subscription Agreement”). The PIPE Subscription Agreements and the A&R Subscription Agreement provide for certain customary registration rights. For additional information, see “Summary of the Material Terms of the Business Combination — Ancillary Agreements — Subscription Agreements (PIPE Investment)”.

Sponsor Support Deed

Concurrently with the execution of the Business Combination Agreement, PCAC, LGHL, the Sponsor, certain other holders of Class B ordinary shares of PCAC (the “Other Class B Shareholders”) and Lanvin Group

entered into the Sponsor Support Deed (as amended on October 28, 2022, and as may be further amended, restated, modified or varied from time to time, the “Sponsor Support Deed”), pursuant to which the Sponsor and such Other Class B Shareholders agreed to, among other things, (i) vote all of their ordinary shares and preferred shares of PCAC held of record or thereafter acquired in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) be bound by certain covenants and agreements in the Business Combination Agreement, including non-solicitation restrictions and (iii) be bound by certain transfer restrictions with respect to their shares of PCAC, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Deed.

FFG Shareholder Support Deed

Concurrently with the execution of the Business Combination Agreement, PCAC, LGHL, FFG and certain existing shareholders of FFG entered into a Shareholder Support Deed (the “FFG Shareholder Support Deed”), pursuant to which such existing shareholders of FFG have agreed to, among other things, (i) vote all of their ordinary shares and preferred shares of FFG held of record or thereafter acquired in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) be bound by certain covenants and agreements in the Business Combination Agreement, including non-solicitation and (iii) be bound by certain transfer restrictions with respect to their shares of FFG, in each case on the terms and subject to the conditions set forth in the FFG Shareholder Support Deed, and pursuant to which Fosun Fashion Holdings (Cayman) Limited also agreed to, immediately prior to the consummation of the Second Merger, irrevocably forfeit and surrender certain ordinary shares of FFG to FFG for nil consideration. Certain existing shareholders of FFG subsequently acceded to the deed. On October 28, 2022, PCAC, LGHL, FFG and Fosun Fashion Holdings (Cayman) Limited entered into a letter agreement, pursuant to which Fosun Fashion Holdings (Cayman) Limited shall not be obliged to surrender any ordinary shares of FFG, notwithstanding the terms of the FFG Shareholder Support Deed.

Lock-up Agreement

In connection with the execution of the Business Combination Agreement, LGHL, PCAC, certain existing shareholders of FFG, the Sponsor and the Other Class B Shareholders entered into the Lock-up Agreements. For additional information, see “Summary of the Material Terms of the Business Combination—Ancillary Agreements—Lock-up Agreements”.

Investor Rights Agreement

Concurrently with the execution of the Business Combination Agreement, LGHL, the Sponsor, PCAC, FFG and certain existing shareholders of FFG entered into the Investor Rights Agreement, pursuant to which, among other things, (i) LGHL agreed to register for resale, pursuant to Rule 415 under the Securities Act, within a certain time period after the Closing Date, certain LGHL ordinary shares and other equity securities of LGHL held by certain parties from time to time, (ii) the Sponsor and such existing shareholders of FFG will be granted certain registration rights with respect to their respective LGHL ordinary shares, in each case, on the terms and subject to the conditions set forth in the Investor Rights Agreement, and (iii) LGHL agreed that its board of directors shall initially consist of seven (7) directors, with the Sponsor having the right to appoint and remove one (1) individual to serve as a director and the remaining directors nominated by the nominating committee of the board of directors of LGHL in consultation with the Sponsor and in accordance with such nominating committee’s policies and procedures. Certain existing shareholders of FFG subsequently acceded to the agreement.

Warrant Assignment, Assumption and Amendment Agreement

Concurrently with the execution of the Business Combination Agreement, LGHL, PCAC and Continental Stock Transfer & Trust Company entered into an amendment and restatement (the “Assignment, Assumption and

Amendment Agreement”) of that certain Warrant Agreement, dated January 21, 2021, by and between PCAC and Continental Stock Transfer & Trust Company (the “Existing Warrant Agreement”), pursuant to which, among other things, effective as of the Initial Merger Effective Time, PCAC will assign all of its right, title and interest in the Existing Warrant Agreement to LGHL.

PCAC Board of Directors’ Reasons for the Approval of the Business Combination

In evaluating the transaction with Lanvin Group, the PCAC Board consulted with its management, legal counsel as well as financial and other advisors, the board assessed the financial statements and internal projections of Lanvin Group as part of the evaluation process and considered and evaluated a number of other factors. In particular, the PCAC Board considered the following positive factors, although not weighted or in any order of significance, in deciding to approve the Business Combination Proposal:

Global Luxury Platform. Lanvin Group has adopted a balanced global growth strategy, with market specific focuses on Asia and North America, the two largest markets of luxury goods consumption in the world. Lanvin Group has a strong foundation in Europe, with nearly half of the Group’s revenue currently derived from EMEA in 2021. In addition, the Group is placing a strategic emphasis on realizing the brands’ untapped potential in both Asia and North America. Lanvin Group is the first and the only global luxury platform headquartered in China, the main growth driver of the highly attractive and resilient global luxury market.

Diverse Heritage Brands. Lanvin Group is engaged in producing luxury, high quality products in order to attract and retain high-end customers building a deep, loyal customer base. Lanvin Group owns a diverse portfolio of five iconic luxury heritage brands, empowered by strategic alliances with various strategic partners.

Proven Track Record. Lanvin Group has proven market outperforming track record in terms of growth with significant future runway through organic growth and acquisitions.

Unique Management Structure. Lanvin Group has a seasoned management team structured by a unique “Dual-Engine” model in China and globally, with in-house design studio complemented by creative talent platforms in both Europe and China to meet rising market demands.

Strong Growth Prospects. Lanvin Group operates in the personal luxury goods industry, which the PCAC Board believes is an attractive industry with strong growth prospects, in particular, given the shift in consumer preferences in recent years induced by the COVID-19 pandemic and other macroeconomic factors. Following a review of industry trends, the way Lanvin Group’s competitive position and business strategy are evolving and other factors, the PCAC Board believes Lanvin Group is well-positioned to further capitalize on these trends.

Satisfactory Due Diligence. The PCAC Board reviewed and discussed in detail the results of the due diligence examination of Lanvin Group conducted by PCAC’s management team and advisors, including virtual meetings with the management team and advisors of Lanvin Group regarding Lanvin Group’s business, operations, prospects and forecasts, valuation analyses with respect to the Business Combination, review of material contracts (including Lanvin Group’s strategic alliances) and other material matters, as well general financial, technical, legal, regulatory and accounting due diligence, and is satisfied with such results.

Strong Financial Condition. The PCAC Board reviewed factors such as Lanvin Group’s historical financial results, outlook and business and financial plans, as well as the financial profiles of publicly traded companies in the personal luxury goods industry. In reviewing these factors, the PCAC Board believed that Lanvin Group was well-positioned in its industry for potential strong future growth and therefore was likely to be positively viewed by public investors.

Reasonableness of Consideration. Following a review of the financial data provided to PCAC and the due diligence of Lanvin Group’s business conducted by PCAC’s management, Simpson, local counsel in certain applicable jurisdictions and KPMG and taking into account the valuation of the business in previous private funding rounds and the trading multiples of the publicly-listed comparable companies, the PCAC Board determined that the aggregate consideration to be paid in the Business Combination was reasonable.

Commitment to Sustainability. Lanvin Group is committed to operating its businesses in the best interests of the environment and working together with its employees, suppliers and customers to ensure long-term sustainable growth. It aims to develop its business in step with sustainable policies on environmental and social issues, and is committed to a process of continual improvement on these important matters as a key driver of future growth.

Post-Closing Economic Interest in Lanvin Group. If the Business Combination is consummated, PCAC shareholders (other than PCAC shareholders that sought redemption of their PCAC Class A Ordinary Shares) would have a meaningful economic interest in Lanvin Group and as a result would have a continuing opportunity to benefit from the success of Lanvin Group following the consummation of the Business Combination.

Continued Significant Ownership by Lanvin Group. The PCAC Board considered that FFG’s existing shareholders would be receiving a significant amount of LGHL Ordinary Shares in the proposed Business Combination and that Lanvin Group’s principal shareholders are “rolling over” their existing equity interests of Lanvin Group into equity interests in LGHL and are also agreeing to be subject to a “lock-up” in certain cases. FFG’s existing shareholders are expected to hold approximately 55% of the pro forma ownership of the Surviving Company after Closing (based on valuation at the time), assuming (i) none of the public shareholders exercise their redemption rights in connection with the Business Combination and (ii) that no Lanvin Group shareholder exercises its dissenters’ rights. If the actual facts are different from these assumptions, the percentage ownership retained by Lanvin Group’s existing shareholders in the Surviving Company will be different.

Involvement of PIPE Investors. The agreement of the PIPE Investors to invest $145 million in LGHL at the Closing at $10.00 per share.

Support of FFG Shareholders. The fact that a majority of FFG’s existing shareholders have delivered a FFG Shareholder Support Deed, demonstrating the Lanvin Group existing shareholders’ support of the Business Combination.

Post-Business Combination Corporate Governance. The fact that the Sponsor will have certain post-closing corporate governance rights in LGHL, including the right to appoint a director to LGHL’s board of directors (subject to the Sponsor holding 50% of the LGHL Ordinary Shares held by it on the listing date of the Shares on the NYSE), as further described in “Management of LGHL Following the Business Combination — Terms of Directors and Executive Officers”.

Potential Non-redemption Incentives. The Sponsor and Fosun Fashion Holdings (Cayman) Limited, our controlling shareholder, may offer non-redemption incentives to certain selected holders of PCAC Class A Ordinary Shares who are willing to commit to not redeem their shares in connection with the Business Combination.

Negotiated Transaction. The financial and other terms of the Business Combination Agreement and the fact that such terms and conditions were the product of arm’s length negotiations between PCAC and Lanvin Group.

The PCAC Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

Macroeconomic Risks. The risk that the future financial performance of Lanvin Group may not meet the PCAC Board’s expectations due to macroeconomic factors or other factors affecting the industry conditions out of its control.

Redemption Risk. The potential that a significant number of PCAC’s shareholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to the PCAC amended and restated memorandum and articles of association.

Execution Risk. The potential risks and costs to PCAC if the Business Combination is not completed.

Exclusivity. The fact that the Business Combination Agreement includes an exclusivity provision that prohibits PCAC from soliciting other business combination proposals, as further discussed in “Summary of the Material Terms of the Business Combination—Covenants of the Parties—Covenants of PCAC”.

No Third-Party Valuation. The risk that PCAC did not obtain a third-party valuation or fairness opinion in connection with the Business Combination.

Shareholder Vote. The fact that PCAC’s shareholders may fail to provide the votes necessary to approve and effect the Business Combination.

Closing Conditions. The completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within PCAC’s control.

Listing Risks. The challenges associated with preparing Lanvin Group, a privately held entity, for the applicable disclosure, controls and listing requirements to which LGHL will be subject as a publicly traded company on the NYSE.

Litigation. The possibility that litigation challenging the Business Combination could delay or prevent consummation of the Business Combination.

Transaction Fees and Expenses. The substantial transaction fees and expenses associated with the Business Combination, some of which would be payable regardless of whether the Business Combination is ultimately consummated.

PCAC Shareholders Receiving a Minority Position in LGHL. The fact that current PCAC shareholders will hold a minority interest in LGHL, which will limit or preclude the ability of PCAC’s current shareholders to influence corporate matters, including any future potential change in control or other material transaction, but the PCAC Board determined that such facts were outweighed by the long-term benefits that LGHL would provide to PCAC’s shareholders and future shareholders of LGHL after Closing.

Other Risks. Various other risks associated with the Business Combination, the business of PCAC and the business of Lanvin Group described under the section entitled “Risk Factors”.

In addition to considering the factors described above, the PCAC Board also considered that certain PCAC’s directors and executive officers may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of PCAC’s shareholders (see “The Business Combination Proposal — Interests of PCAC Directors and Officers in the Business Combination” below). PCAC’s independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and approving, as members of the PCAC Board, the Business Combination Agreement and the Business Combination.

The PCAC Board concluded that the potential benefits that it expected PCAC and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the PCAC Board determined that the Business Combination Agreement and the Business Combination, were advisable, fair to, and in the best interests of, PCAC and its shareholders.

This explanation of the PCAC Board’s reasons for approval of the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements”.

The General Meeting of PCAC Shareholders

The Business Combination Proposal

The approval of the Business Combination Proposal will require an ordinary resolution passed in accordance with Cayman Islands law, which requires the affirmative vote of a simple majority of the members of PCAC entitled to vote and voting in person or by proxy at the Special Meeting. In computing the required majority, as poll voting will be used, regard will be had to the number of votes to which each member is entitled by the PCAC Articles. The Business Combination will not be consummated if LGHL will have less than $5,000,001 of net tangible assets upon the Closing and after giving effect to any redemption of PCAC Ordinary Shares and the Private Placement, or if the Minimum Cash Condition is not satisfied or waived.

The Merger Proposal

The approval and authorization of the Initial Merger, the approval of the Plan of Merger, the authorization of the entry by PCAC of the Plan of Merger, the execution of the Plan of Merger by any director of PCAC, the adoption of the memorandum and articles of association of Lanvin Group Heritage I Limited (being the surviving company of the Initial Merger) as the memorandum and articles of association of the Surviving Company and the approval of all actions and any documents executed prior to or after the date of the Extraordinary General Meeting by the directors in connection with the Initial Merger, will each require a special resolution under Cayman Islands law, requiring the affirmative vote of a majority of at least two-thirds of the members entitled to vote and voting in person at the Extraordinary General Meeting or, by proxy at a the Extraordinary General Meeting. In computing the majority, as poll voting will be used, regard will be had to the number of votes to which each member is entitled by the PCAC Articles.

The Adjournment Proposal

If, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to authorize PCAC to consummate the Business Combination (because the Business Combination Proposal is not approved, or because LGHL would have less than $5,000,001 of net tangible assets immediately upon the consummation of the Business Combination after taking into account the holders of the public shares that have properly elected to redeem their public shares, or the Minimum Cash Condition would not be satisfied or waived), PCAC’s board of directors may submit a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies. Please see the section entitled “The Adjournment Proposal”.

PCAC Initial Shareholders

As of the Record Date, the PCAC Initial Shareholders beneficially owned and were entitled to vote an aggregate of 11,350,000 shares that were issued prior to the IPO. The Sponsor also purchased an aggregate of 10,280,000 private warrants of PCAC simultaneously with the consummation of the IPO. The shares held by the PCAC Initial Shareholders and the sponsor currently constitute approximately 21% of the outstanding PCAC Ordinary Shares.

In connection with the initial public offering, each of the Sponsor and officers and directors of PCAC agreed to vote such initial shares, as well as any ordinary shares later acquired by them in the aftermarket, in favor of the Business Combination Proposal. The Sponsor and officers and directors of PCAC have also indicated that they intend to vote their shares in favor of all other proposals being presented at the Special Meeting. The Founder Shares have no redemption rights in the event a business combination is not effected in the required time period and the Founder Shares and the private warrants purchased by the Sponsor will be worthless if no business combination is effected by PCAC.

Date, Time and Place of Special Meeting

The Special Meeting will be held at 10:00 a.m., Eastern Time, on December 9, 2022, and conducted via live audio cast at https://www.cstproxy.com/pvspac/2022 to consider and vote upon the Business Combination Proposal, the Merger Proposal and/or, if necessary, the Adjournment Proposal to permit further solicitation and vote of proxies if, based upon the tabulated votes at the time of the Special Meeting, PCAC is not authorized to consummate the Business Combination.

The meeting may be attended virtually online via the Internet, and for purposes of PCAC’s amended and restated memorandum and articles of association, the physical location of the meeting is at the offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, New York 10017, United States of America. In light of public health concerns regarding COVID-19, virtual attendance is encouraged and attendees of the physical meeting are required to adhere to the then prevailing COVID-19 measures and regulations implemented by the venue provider and state and local authorities, including, but not limited to, with respect to vaccination, mask-wearing and testing. The venue currently requires attendees to provide proof of vaccination. If you plan on attending in person please email list-PCACSpecialMeeting@lists.stblaw.com at least one day prior to the Extraordinary General Meeting.

Voting Power; Record Date

Shareholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned PCAC Ordinary Shares at the close of business on November 8, 2022, which is the Record Date for the Special Meeting. Shareholders will have one vote for each ordinary share of PCAC owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. PCAC Warrants do not have voting rights. On the Record Date, there were 53,750,000 PCAC Ordinary Shares outstanding, of which 11,350,000 were held by the PCAC Initial Shareholders.

Quorum and Vote of PCAC Shareholders

A quorum of PCAC shareholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the outstanding shares entitled to vote at the Special Meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum but will not count as a vote cast at the extraordinary general meeting. The PCAC Initial Shareholders hold approximately 21% of the outstanding PCAC Ordinary Shares. Such shares, as well as any ordinary shares acquired in the aftermarket by the PCAC Initial Shareholders, will be voted in favor of the proposals presented at the Special Meeting. The proposals presented at the Special Meeting will require the following votes:

•

The approval of the Business Combination Proposal will require an ordinary resolution passed in accordance with Cayman Islands law, being the affirmative vote of a simple majority of the members of PCAC as, being entitled to do so, vote in person or by proxy at the Special Meeting. In computing the majority, as poll voting will be used, regard will be had to the number of votes to which each member is entitled by the PCAC Articles. The Business Combination will not be consummated if LGHL will have less than $5,000,001 of net tangible assets upon the Closing and after giving effect to any redemption of PCAC Class A Ordinary Shares and the Private Placement, or if the Minimum Cash Condition is not satisfied or waived.

•

The approval of the Merger Proposal (being the approval and authorization of the Initial Merger, the approval of the Plan of Merger, the authorization of the entry by PCAC of the Plan of Merger, the execution of the Plan of Merger by any director of PCAC, the adoption of the memorandum and articles of association of Lanvin Group Heritage I Limited (being the surviving company of the Initial Merger) as the memorandum and articles of association of the surviving company and the approval of all actions and any documents executed prior to or after the date of the extraordinary general meeting by the directors in connection with the Initial Merger), will each require a special resolution under Cayman Islands law, being the affirmative vote of majority of at least two-thirds of such members as, being entitled to do so, vote in person at the extraordinary general meeting or, by proxy at a the extraordinary general meeting. In computing the majority, as poll voting will be used, regard will be had to the number of votes to which each member is entitled by the PCAC Articles.

•

If, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to authorize PCAC to consummate the Business Combination (because the Business Combination Proposal is not approved, or LGHL would have less than $5,000,001 of net tangible assets immediately upon the consummation of the Business Combination after taking into account the holders of the public shares that have properly elected to redeem their public shares or the Minimum Cash Condition would not be satisfied or waived), PCAC’s board of directors may submit a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies. The approval of the Adjournment Proposal will require an ordinary resolution passed in accordance with Cayman Islands law, being the affirmative vote of a simple majority of the members of PCAC as, being entitled to do so, vote in person or by proxy at the Special Meeting. In computing the majority, as poll voting will be used, regard will be had to the number of votes to which each member is entitled by the PCAC Articles.

Abstentions and broker non-votes will have no effect on a particular proposal.

Under the Business Combination Agreement, the approval of the Business Combination Proposal is a condition to the consummation of the Business Combination. In addition, if the Business Combination Proposal is not approved, the other proposals (other than the Adjournment Proposal) will not be presented to the PCAC shareholders for a vote.

Redemption Rights

Pursuant to the amended and restated memorandum and articles of association of PCAC, a holder of public shares may demand that PCAC redeem such shares for cash if the Business Combination is consummated. Holders of public shares will be entitled to receive cash for their shares only if they demand that PCAC redeem their shares no later than 5:00 p.m. Eastern Time on December 7, 2022 (two (2) business days prior to the vote at the Special Meeting) by (A) submitting their request in writing to Mark Zimkind (mzimkind@continentalstock.com) of Continental Stock Transfer & Trust Company and (B) delivering their shares to PCAC’s transfer agent physically or electronically using the Depository Trust Company’s DWAC System. If the Business Combination is not completed, these shares will not be redeemed for cash. In such case, PCAC will promptly return any shares delivered by public holders for redemption and such holders may only share in the assets of the Trust Account upon the liquidation of PCAC. This may result in holders receiving less than they would have received if the Business Combination was completed and they had exercised their redemption rights in connection therewith due to potential claims of creditors. If a holder of public shares properly demands redemption, PCAC will redeem each public share for a full pro rata portion of the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the Record Date, this would amount to approximately $10 per share. If a holder of public shares exercises its redemption rights, then it will be exchanging its PCAC Ordinary Shares for cash and will no longer own the shares. See the section entitled “Extraordinary General Meeting of PCAC Shareholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your shares for cash.

The Business Combination will not be consummated (i) if LGHL has net tangible assets of less than $5,000,001 after taking into account holders of public shares that have properly demanded redemption of their shares upon the consummation of the Business Combination or (ii) if the Minimum Cash Condition is not satisfied or waived.

Holders of PCAC Warrants will not have redemption rights with respect to such securities.

Appraisal Rights

PCAC shareholders (including the PCAC Initial Shareholders) and holders of other PCAC securities do not have appraisal rights in connection with the merger.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. PCAC has engaged Morrow Sodali LLC (“Morrow Sodali”) to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Special Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary General Meeting of PCAC Shareholders — Revoking Your Proxy”.

Interests of PCAC Directors and Officers in the Business Combination

When you consider the recommendation of the PCAC board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that the PCAC Initial Shareholders, including PCAC’s directors and executive officers and the Sponsor, have interests in such proposal that are different from, or in addition to, your interests as a shareholder or warrant holder of PCAC. The foregoing interests, and those set forth in more detail below, present a risk that the Sponsor and its affiliates will benefit from the completion of a business combination, including in a manner that may not be aligned with public shareholders; as such, the Sponsor may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public shareholders rather than liquidate. These interests include, among other things:

•

The Sponsor and PCAC’s directors and officers purchased an aggregate of 12,350,000 Founder Shares for an aggregate purchase price of $25,000 and, as of the date of this proxy statement/proxy, hold an aggregate of 11,350,000 Founder Shares (which if unrestricted and freely tradable would be valued at approximately $113,727,000, based upon the closing price of $10.02 per share on the NYSE on November 2, 2022 but, given the restrictions on such shares, we believe such shares have less value). The Sponsor purchased an aggregate of 10,280,000 private warrants from PCAC for an aggregate purchase price of $10,280,000 (which based on our quarterly third-party valuation was valued at approximately $0.13 per private placement warrant, or $1,336,400 in the aggregate, as of September 30, 2022). These private warrants are expected to have a significantly higher value at the time of the consummation Business Combination and will become worthless if we do not complete the Business Combination.

•

If the Business Combination with FFG or another business combination is not consummated by January 26, 2023 (or such later date as may be agreed by the PCAC shareholders), PCAC will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In the event of dissolution or liquidation, 12,350,000 Founder Shares (including the 11,350,000 PCAC Class B Ordinary Shares currently held by the PCAC Initial Shareholders and the 1,000,000 PCAC Class B Ordinary Shares currently held by the FPA Investors) would be worthless because the PCAC Initial Shareholders and the FPA Investors are not entitled to participate in any redemption or liquidation with respect to Founder Shares, and the PCAC Warrants will become worthless.

•

Given the differential in the purchase price that the Sponsor and PCAC directors and officers paid for the Founder Shares as compared to the price of the public shares sold in the IPO and the substantial number of LGHL Ordinary Shares that the Sponsor and PCAC’s directors and officers will receive upon conversion of the Founder Shares in connection with the Business Combination, the Sponsor and PCAC’s directors and officers and their respective affiliates may earn a positive rate of return on their investment even if the LGHL Ordinary Shares trade significantly below the price initially paid for the public shares in the IPO and the public shareholders experience a negative rate of return following the completion of the Business Combination.

•

The Investor Rights Agreement provides that the Sponsor will have the right to appoint one individual to serve as a director of LGHL after the closing of the Business Combination which such director will also be eligible for removal by the sponsor. As such, in the future, such nominee will receive any cash fees, share options or share awards that the LGHL board of directors determines to pay to its non-executive directors.

•

The Sponsor and PCAC’s directors and officers have agreed not to redeem any of the Founder Shares and public shares held by them in connection with a shareholder vote to approve a proposed initial business combination, and without any separate consideration provided by PCAC for such agreement.

•

The Sponsor and PCAC’s directors and officers have agreed to vote any Founder Shares and public shares owned by them in favor of the Business Combination, including any proposals recommended by the Board in connection with the Business Combination.

•

The Sponsor and PCAC’s directors and officers have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if PCAC fails to complete an initial business combination by January 26, 2023 (or such later date as may be approved by the PCAC shareholders pursuant to its memorandum and articles of association).

•	The continued indemnification of PCAC’s existing directors and officers and the continuation of PCAC’s directors’ and officers’ liability insurance after the Business Combination.

•

If PCAC is unable to complete a business combination within the required time period, the Sponsor will be liable for ensuring that the proceeds in the Trust Account are not reduced by the claims of potential target businesses or claims of vendors or other entities that are owed money by PCAC for services rendered or contracted for or products sold to PCAC, but only if such a vendor or target business has not executed a waiver of access to such funds.

•

The PCAC Initial Shareholders, including PCAC’s officers and directors, and their affiliates, are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on behalf of PCAC, such as identifying and investigating possible business targets and business combinations. However, if PCAC fails to consummate a business combination within the required period, the PCAC Initial Shareholders will not have any claim against the Trust Account for reimbursement. Accordingly, PCAC may not be able to reimburse these expenses if the Business Combination with FFG or another business combination, is not completed by January 26, 2023 (or such later date as may be agreed by the PCAC shareholders). As of June 30, 2022, the Sponsor had incurred $170,000 in unreimbursed out-of-pocket expenses (being administrative service fees) eligible for reimbursement by PCAC if the Business Combination, or an alternative business combination, is consummated. By a letter agreement, dated September 29, 2022 between PCAC and the Sponsor, the Sponsor has waived its right to be reimbursed for the foregoing expenses.

•

Since its inception, the Sponsor has made loans from time to time to PCAC to fund certain of PCAC’s capital requirements. On July 17, 2020, PCAC issued an unsecured promissory note in the amount of up to $250,000 to an affiliate of the Sponsor, which was assigned to the Sponsor on August 24, 2020 and which note bears no interest and was payable in full upon the earlier to occur of (i) December 31, 2021 and (ii) the completion of the IPO. A total of $198,819 was drawn down in connection with the IPO and on January 26, 2021, at the closing of the IPO, $191,819 was repaid. As of June 30, 2022, there was $7,000 in borrowings outstanding under this promissory note, which is currently due on demand. Additionally, on January 28, 2022, PCAC issued an unsecured promissory note in the amount of up to $500,000 to the Sponsor, which note bears no interest and is payable on the earlier of (i) twenty-four (24) months from the closing of the IPO (or such later date as may be extended in accordance with the terms of PCAC’s memorandum and articles of association) or (ii) the date on which PCAC consummates a business combination. On February 14, 2022, PCAC drew down the full amount of the foregoing promissory note, which remains outstanding as of the date of this proxy statement/prospectus. The foregoing loan is convertible at the Sponsor’s election upon the consummation of an initial business combination into warrants of PCAC, at a price of $1.00 per warrant.

•

PCAC’s directors and officers beneficially own PCAC Ordinary Shares and warrants that will be worthless and have incurred reimbursable expenses that may not be reimbursed or repaid if the Business Combination is not approved, and such interests may have influenced their decision to approve the Business Combination. As of the date of this proxy statement/prospectus, the Sponsor and PCAC’s directors and officers have invested an aggregate of $10,982,000 (consisting of $25,000 for subscription of Founder Shares, $10,280,000 for subscription of the private placement warrants, $507,000 in aggregate principal amount of the promissory notes and $170,000 in out-of-pocket expenses which will not be reimbursed by PCAC whether or not the Business Combination, or an alternative business combination, is consummated). Based on the closing price of $10.02 per ordinary share on the NYSE as of November 2, 2022 and the value of $0.13 per private placement warrant as of September 30, 2022, the aggregate market value with respect to the Founder Shares and private placement warrants in PCAC held by the Sponsor and PCAC’s directors and officers would be approximately $115,063,400. Thus, the aggregate market value for our Sponsor’s and PCAC’s directors and officers’ investment with respect to the Founder Shares and private placement warrants, together with the aggregate outstanding principal amount of the foregoing loans would be approximately $115,570,400.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding PCAC or its securities, the PCAC Initial Shareholders, or FFG and/or their respective affiliates, may purchase shares from institutional and other investors who may vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire PCAC Ordinary Shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of approval of the Business Combination Proposal and other proposals, reduce redemptions and increase the likelihood of satisfaction of the Minimum Cash Condition, where it appears that such requirements for the consummation of the Business Combination would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the PCAC Initial Shareholders for nominal value.

Entering into any such arrangements may have a depressive effect on the trading price of PCAC Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. Moreover, any such purchases may make it more likely that PCAC will have in excess of the required net tangible asset and cash amounts necessary for the consummation of the Business Combination as described above.

As of the date of this proxy statement/prospectus, there have been no such discussions and there are no agreements to such effect have been entered into with any such investor or holder. PCAC will file a Current

Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases made by any of the aforementioned persons.

For an additional discussion of the conflicts of interests of PCAC’s directors and officers, see “The Business Combination Proposal—Interests of PCAC Directors and Officers in the Business Combination—Conflicts of Interests.”

Recommendation to Shareholders

PCAC’s board of directors believes that the Business Combination Proposal and the other proposals to be presented at the Special Meeting are fair to and in the best interests of PCAC’s shareholders and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal and “FOR” the Adjournment Proposal, if presented.

Conditions to the Closing of the Business Combination

The obligations of the parties to the Business Combination Agreement to consummate the Business Combination are subject to various conditions, including the following mutual conditions of the parties, unless waived by the applicable party: (i) the approval of the Business Combination Agreement and the transactions contemplated thereby and related matters by the requisite vote of PCAC’s shareholders; (ii) the approval of the Business Combination Agreement and the transactions contemplated thereby and related matters by the requisite vote of FFG’s shareholders; (iii) the waiting period or periods (including any extension(s) thereof) applicable to the consummation of the transactions contemplated by the Business Combination Agreement under the HSR Act shall have terminated or expired; (iv) this proxy statement/prospectus shall have become effective under the Securities Act and no stop order suspending the effectiveness of this proxy statement/prospectus shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn; (v) (a) LGHL’s initial listing application with NYSE in connection with the Transactions shall have been approved and LGHL will, immediately following the Closing, satisfy any applicable initial and continuing listing requirements of NYSE, and LGHL shall not have received any notice of non-compliance therewith, and (b) the LGHL Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on NYSE, subject to official notice of issuance; (vi) no governmental authority shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or governmental order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions; and (vii) upon the Closing and after giving effect to any redemption of PCAC Ordinary Shares and the Private Placement, LGHL will have net tangible assets of at least US$5,000,001.

In addition, unless waived by FFG, the obligations of FFG, LGHL and Merger Subs to consummate the Business Combination are subject to the satisfaction of the following closing conditions: (i) the PCAC Fundamental Warranties shall be true and correct in all but de minimis respects as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of the Business Combination Agreement which are contemplated or expressly permitted by the Business Combination Agreement , and (ii) each of the warranties of PCAC contained in the Business Combination Agreement other than the PCAC Fundamental Warranties (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct in all material respects at and as of such date, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a PCAC Material Adverse Effect (as defined below); (ii) each of the covenants of PCAC to be performed as of or prior to the Closing shall have been performed in all material respects; (iii) the sum of (a) the amount of cash and cash equivalents available in the Trust Account following the Special Meeting, after deducting the amounts required to satisfy the redemption of PCAC Ordinary Shares, plus (b) the aggregate amount of gross proceeds (before any later payment on any subsequent liquidity date, or any fees, expenses, prepayments, withholding, discount or any other deduction) of the Private Placement actually received or, by mutual agreement between the Company and SPAC, deemed to have been received by PubCo, SPAC or the Company prior to or substantially concurrently with the Closing (whether or not such proceeds are subject to restriction on use), plus (c) as of immediately prior to the Closing, the amount of cash and cash equivalents held by PCAC without restriction outside of the Trust Account and any interest earned on the amount of cash held inside the Trust Account (in each case of (a), (b) and (c), prior to payment of the accrued and unpaid transaction expenses) is at least US$350,000,000; and (iv) since September 30, 2021, there has not been any PCAC Material Adverse Effect.

In addition, unless waived by PCAC, the obligations of PCAC to consummate the Business Combination are subject to the satisfaction of the following closing conditions: (i) the Lanvin Group and LGHL Fundamental Warranties shall be true and correct in all but de minimis respects, in each case as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of the Business Combination Agreement which are contemplated or expressly permitted by the Business Combination Agreement or the other Transaction Documents, and (ii) each of the warranties of Lanvin Group contained in the Business Combination Agreement other than the Lanvin Group and LGHL Fundamental Warranties (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and Lanvin Group Material Adverse Effect (as defined below) or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a Lanvin Group Material Adverse Effect; (ii) each of the covenants of Lanvin Group, LGHL and the Merger Subs to be performed as of or prior to the Closing shall have been performed in all material respects; (iii) Lanvin Group shall have delivered to PCAC an undertaking in the form attached as Exhibit K to the Business Combination Agreement (or such other form acceptable to SPAC), dated as of the date of the Closing and duly executed by Fosun International and each of the other parties thereto; and (iv) since December 31, 2021, there has not been any Lanvin Group Material Adverse Effect.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with IFRS 3, Business Combinations. Under this method of accounting, PCAC will be treated as the “acquired” company for financial reporting purposes.

This determination was primarily based on the following factors:

•	FFG’s shareholders will have the largest voting interest in LGHL under both the no redemption and maximum redemption scenarios;

•	The board of directors of LGHL will have seven members, of which FFG has the ability to nominate the majority of the members of the board;

•	FFG’s senior management will be appointed as the senior management of LGHL; and

•	The main business of LGHL immediate following consummation of the Business Combination will comprise of the ongoing operations of FFG.

Regulatory Matters

The Business Combination Agreement and the transactions contemplated by the Business Combination Agreement are not subject to a closing condition relating to any additional federal, state or foreign regulatory requirement or approval pursuant to relevant laws, rules and regulations currently in effect, except for the termination or expiration of the waiting period applicable to the consummation of the transactions contemplated by the Business Combination Agreement under the HSR Act and filings with the registrar of the Cayman Islands necessary to effectuate the transactions contemplated by the Business Combination Agreement.

Summary Risk Factors

In evaluating the proposals to be presented at the Special Meeting, a shareholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors”, a summary of which is set forth below. The occurrence of one or more of the events or circumstances described below, alone or in combination with other events or circumstances, may adversely affect PCAC’s ability to effect the Business Combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of PCAC prior to the Business Combination and that of LGHL subsequent to the Business Combination. Such risks include, but are not limited to:

Risk Relating to Lanvin Group’s Business and Operations

1.	The COVID-19 pandemic has had, and is expected to continue to have, a significant adverse impact on us and our financial condition and results of operations may be materially adversely affected.

2.	We have incurred significant losses in the past and anticipate that we will continue to incur losses for the current year and upcoming future years.

3.	Our growth depends, in part, on our continued retail expansion, and we may not be successful in undertaking such expansion.

4.	Failure to accurately forecast consumer demand could lead to excess inventories or inventory shortages, which could result in harm to our business.

5.	We are dependent on suppliers for our products and raw materials, which poses risks to our business operations.

6.	We face intense competition in the personal luxury goods industry.

7.	We are exposed to the risk that personal information of our customers, employees and other parties may be damaged, lost, stolen, divulged or processed for unauthorized purposes.

8.

If one or more of our distribution facilities or those of our distribution partners experience operational difficulties or become inoperable, it could have a material adverse effect on our business, results of operations and financial condition.

9.	Our revenues and operating results are affected by the seasonal nature of our business and cyclical trends in consumer spending.

10.	Our potential inability to find suitable new targets may cause us to not be successful in achieving intended benefits, cost savings and synergies.

11.

If our trademarks and intellectual property or other proprietary rights are not adequately protected to prevent use or appropriation by third parties, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

12.

The re-branding to Lanvin Group is being challenged by the minority shareholders of Arpège SAS. Arpège SAS, one of our subsidiaries, holds our Lanvin brand portfolio including the “Lanvin” brand name. We cannot predict the outcome of such challenge and may have to discontinue the use by LGHL, at the group holding company level, of the Lanvin brand name.

13.	We are subject to legal and regulatory risk.

14.	Changes to taxation or the interpretation or application of tax laws could have an adverse impact on our results of operations and financial condition.

15.	We are exposed to fluctuations in currency exchange rates.

16.	We operate in many countries around the world and, accordingly, we are exposed to various international business, regulatory, social and political risks.

17.	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. In addition, rules and regulations in China can change quickly with little advance notice.

18.

We may be required to obtain prior approval or subject to filings or other requirements from the China Securities Regulatory Commission or other PRC regulatory authorities for the transactions contemplated by the Business Combination Agreement.

19.	Changes in tax laws, regulations and policies in jurisdictions in which we operate may materially and adversely affect our results of operations and financial condition.

20.	Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

21.	The conflict in Ukraine and sanctions and export controls imposed in response to the conflict, including on Russia and Belarus, may adversely affect our business.

22.	LGHL will rely to a significant extent on dividends and other distributions on equity paid by its principal operating subsidiaries to fund offshore cash and financing requirements.

23.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because LGHL is incorporated under the law of the Cayman Islands, LGHL conducts substantially all of its operations, and a majority of its directors and executive officers reside, outside of the United States.

Risks Relating to PCAC and the Business Combination

1.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of PCAC’s securities or, following the Closing, LGHL’s securities, may decline.

2.

PCAC’s Sponsor, officers and directors, PCAC Initial Shareholders and the Forward Purchase Investors have agreed to vote their shares in favor of the Business Combination, regardless of how PCAC’s public shareholders vote.

3.

PCAC may not be able to complete the Business Combination or any other business combination within the prescribed time frame, in which case PCAC would cease all operations except for the purpose of winding up and PCAC would redeem PCAC’s public shares and liquidate.

4.

The ability of public shareholders of PCAC to exercise redemption rights with respect to a large number of PCAC’s public shares may impact PCAC’s and LGHL’s ability to optimize its capital structure, and PCAC may not have sufficient funds to consummate the Business Combination.

5.

Subsequent to PCAC’s completion of the Business Combination, LGHL may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price post-Business Combination, which could cause you to lose some or all of your investment.

6.	The grant and future exercise of registration rights may adversely affect the market price of public shares of PCAC and LGHL’s securities upon consummation of the Business Combination.

7.	PCAC believes it was a Passive Foreign Investment Company (“PFIC”) for its taxable year ended December 31, 2021, which could result in adverse U.S. federal income tax consequences to U.S. holders.

8.	We may be the target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Business Combination from being completed.

Risks Relating to Redemptions and Certain Outstanding Securities of PCAC

1.	If PCAC public shareholders redeem more than 38,646,315 PCAC Ordinary Shares, it will require additional financing to close the Business Combination.

2.

PCAC did not obtain an opinion from an independent investment banking or accounting firm, and consequently, you have no assurance from an independent source that the price PCAC is paying in connection with the Business Combination is fair to PCAC from a financial point of view.

3.	Shareholder litigation could prevent or delay the closing of the Business Combination or otherwise negatively impact our business, operating results and financial condition.

4.

If PCAC is unable to complete the Business Combination with FFG or another business combination by January 26, 2023 (or such later date as may be agreed by the PCAC shareholders), PCAC will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating.

5.	Securities of companies formed through SPAC mergers such as ours may experience a material decline in price relative to the share price of the SPAC prior to the merger.

Risks Relating to LGHL’s Business and Operations Following the Business Combination

1.

Subsequent to the completion of the Business Combination, LGHL may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of LGHL Securities.

2.

Following the consummation of the Business Combination, LGHL’s only significant asset will be its ownership of FFG and its affiliates and such ownership may not be sufficient to pay dividends or make distributions or obtain loans to enable LGHL to pay any dividends on its ordinary shares or satisfy other financial obligations.

3.	We expect to incur negative operating cash flows in the next few years and may need to raise substantial additional funding.

4.	If PCAC fails to consummate the Forward Purchase Subscriptions and/or the PIPE Financing, the Minimum Cash Condition may not be met.

5.	LGHL Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if PCAOB is unable to inspect LGHL’s independent auditor for three consecutive years beginning in 2022.

6.	This proxy statement/prospectus contains projections and forecasts that may not be an indication of the actual results of the Business Combination or Lanvin Group’s future results.

Implication of the Holding Foreign Companies Accountable Act

The U.S. Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. Pursuant to the HFCA Act, if the SEC determines that independent audit reports on an issuer’s financial statements are issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2022, the SEC shall prohibit such issuer’s securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. As a result, the relevant national securities exchange would initiate a delisting of such issuer’s securities. As stated in its report dated December 16, 2021, the PCAOB has determined that it is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, which include Grant Thornton Zhitong Certified Public Accountants LLP, FFG’s current independent auditor. LGHL expects to be identified by the SEC pursuant to the HCFA Act as an issuer whose independent auditor is not subject to PCAOB’s inspection. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China (the “SOP Agreement”) governing inspections and investigations of audit firms based in China, which marks the first step towards providing access for the PCAOB to inspect and investigate registered public accounting firms in China. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol. LGHL may not be able to maintain its listing on the NYSE, and it may not be able to continue to offer its securities in the U.S. See “Risks Factors—Risks Relating to LGHL’s Business and Operations Following the Business Combination—LGHL’s Ordinary Shares may be delisted under the HFCA Act if PCAOB is unable to inspect LGHL’s independent auditor for three consecutive years beginning in 2022. The delisting of LGHL’s Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

The U.S. Treasury Department’s Office of Foreign Assets Control (OFAC) may also impose further trade and investment bans in respect of securities of certain blacklisted companies in China. Notwithstanding, to date, we are not aware of material risks of the trading ban being imposed on our securities.

PRC Permissions and Approvals

Lanvin Group conducts a portion (approximately 13.8% of revenues in 2021) of its operations in the Greater China region, and as of the date hereof, Lanvin Group has obtained all requisite permissions and approvals that are material to its operations in China. However, there can be no assurance that Lanvin Group will be able to maintain such permissions and approvals in the future. In addition, laws and regulations in China may change quickly with little advance notice, and the Chinese government may intervene or influence Lanvin Group’s operations in China at any time. As a result, Lanvin Group may be required to obtain additional permissions and approvals in the future. There can be no assurance that such permissions and approvals can be obtained in a timely manner, or at all, and Lanvin Group’s business, results of operations and financial condition could be materially and adversely affected.

Under the PRC laws, rules and regulations currently in effect, no prior permission or approval from PRC government authority is required for the transactions contemplated by the Business Combination Agreement, including but not limited to the proposed listing of LGHL’s securities on the NYSE. However, the Chinese government has recently indicated that it may exert more control over offerings conducted overseas and foreign investment in China-based issuers. In particular, on December 24, 2021, the China Securities Regulatory Commission (the “CSRC”) released the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments, the “Overseas Listing Provisions”) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments, the “Overseas Listing Filing Measures”) for public consultation. We cannot rule out the possibility that relevant PRC governmental authorities may subsequently determine the transactions contemplated by the Business Combination Agreement should be subject to any approval, filing or other regulatory procedures, including pursuant to the Overseas Listing Provisions and Overseas Listing Filing Measures if and when they are finally adopted, and we cannot assure you that LGHL can obtain the required approval or accomplish the required filing or other regulatory procedures in a timely manner, or at all. See “Risk Factors—Risk Relating to Lanvin Group’s Business and Operations—We may be required to obtain prior approval or subject to filings or other requirements from the China Securities Regulatory Commission or other PRC regulatory authorities for the transactions contemplated by the Business Combination Agreement”.

We are an offshore holding company conducting our operations in PRC through our PRC subsidiaries. We may make loans to our PRC subsidiaries subject to the approval from or registration with the governmental authorities and other limitations in the future. These include foreign exchange loan registrations and maximum statutory limit of the loan amount (which is either the difference between the registered capital and the total investment amount of the concerned company or the upper limit calculated based on the formula prescribed in the prevailing regulations). There can be no assurance that such permissions and approvals can be obtained in a timely manner, or at all, and Lanvin Group’s business, results of operations and financial condition could be materially and adversely affected. Under the PRC laws, rules and regulations currently in effect, no prior permission or approval from PRC government authority is required for the transactions contemplated by the Business Combination Agreement, including but not limited to the proposed listing of LGHL’s securities on the NYSE.

Permissions and Approvals on Transfer and Repatriation of Cash within Lanvin Group

Lanvin Group transfers cash to the subsidiaries through capital injection and shareholder loans.

Subject to the cash needs of the subsidiaries, shareholders’ loans as granted may be capitalized (as equity) or repaid. For instance, in 2020, Wolford repaid EUR10,000,000 in shareholder loans to Lanvin Group.

Cash in the subsidiaries may also be repatriated to Lanvin Group via dividend distribution. Nevertheless, no cash repatriation by way of distribution / dividends has been made to date at the Lanvin Group level.

Lanvin Group’s principal subsidiaries, being Lanvin Group’s portfolio brands, are based mainly in the U.S. (Delaware) and Europe including Italy, France and Austria. Lanvin Group is subject to certain restrictions or limitations regarding distribution of earnings from the portfolio brands to Lanvin Group, which may in turn limit the cash available to make distributions to its shareholders. For our operating subsidiaries that are Delaware corporations, to which the Delaware General Corporation Law (DGCL) applies, the power and authority to declare dividends/distributions resides with the board of directors of the corporation. Further, the DGCL permits distributions out of either a surplus or net profits (subject to certain limitations). Specific provisions under credit agreements or the relevant subsidiary’s bylaws may impose specific restrictions or approval requirements regarding dividend payment (including a contingent obligation or otherwise). For example, no distribution may be made by Lanvin Group’s Italian subsidiaries unless a reserve fund accumulated from Lanvin Group’s net profits reaches at least 20% of the relevant subsidiary’s share capital. Lanvin Group’s subsidiaries in Italy also face other general restrictions to the shareholders’ right to an earnings distribution. In Austria, Lanvin Group’s subsidiaries cannot issue a dividend unless the validly adopted financial statements for a financial year show a balance sheet profit, which represents the maximum amount of capital available for the distribution of profits. Loans by Lanvin Group to its subsidiary in Austria are considered equity substitution if Lanvin Group is in a crisis, and shall only be repaid if Lanvin Group is fully restructured.

For Lanvin Group’s portfolio brands, the cash needs of the brands’ subsidiaries are provided as necessary in the form of shareholder loans or capital injection from Lanvin Group or the relevant parent brand entity. Payments from local subsidiaries to their parent brands are typically for purchase of inventories from the parent brand, and generally do not face any foreign exchange or capital control limitations. However, dividends and loan repayments may face similar restrictions as mentioned above for Lanvin Group’s subsidiaries in respect of Lanvin Group.

Dividends repatriated or paid from Lanvin Group’s Chinese subsidiaries must be made from retained earnings as per such subsidiary’s financial statements prepared in accordance with Chinese accounting rules. Additionally, each of Lanvin Group’s Chinese subsidiaries must set aside a statutory reserve fund of at least 50% of its registered capital before it may pay dividends, and a 10% withholding tax or other reduced rate withholding tax under the China-Hong Kong treaty may be applied to the dividends repatriated from our Chinese subsidiaries. Also, approval from or registration with appropriate Chinese government authorities is required where RMB is to be converted into foreign currency and remitted outside of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. However, Lanvin Group does not expect Chinese subsidiaries to declare any dividends or pay capital expenses to Lanvin Group’s portfolio brands in the near future.

Lanvin Group made capital injections of EUR 50.0 million in 2020 and EUR 50.0 million in 2021 into Lanvin through Arpège SAS, as well as EUR 0.8 million and EUR 7.9 million in Raffaele Caruso S.p.A. in 2020 and 2021, respectively. Caruso also received a shareholder loan of EUR 2.5 million from Lanvin Group in 2021. Wolford AG repaid a shareholder loan of EUR 11.1 million to Lanvin Group in 2020, and subsequently received a shareholder loan of EUR 10.0 million from Lanvin Group in 2021. In 2020 and 2021, Lanvin Group extended shareholder loans of US$42.0 million and US$35.8 million to St. John Knits. After Lanvin Group acquired Sergio Rossi in 2021, Sergio Rossi S.p.A received a capital injection of EUR 5.0 million. Lanvin Group has also made capital injections and intercompany loans totaling US$4.2 million and RMB 1.1 million to its Chinese subsidiaries in 2020 and 2021, respectively.

Other than the loan repayment of EUR 11.1 million by Wolford AG to Lanvin Group in 2020, none of Lanvin Group’s direct subsidiaries made any dividends, distributions, or repayments to Lanvin Group. Lanvin Group has also not made any transfers, dividends, or distributions to its shareholders to date.

SUMMARY OF THE MATERIAL TERMS OF THE BUSINESS COMBINATION

This section of the proxy statement/prospectus describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, which is attached as Annex A hereto. You are urged to read carefully the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination. The legal rights and obligations of the parties to the Business Combination Agreement are governed by the specific language of the Business Combination Agreement, and not this summary.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules, which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. PCAC and Lanvin Group do not believe that such disclosure schedules contain information that is material to an investment decision. Moreover, certain representations and warranties in the Business Combination Agreement may not have been or may not be, as applicable, accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about PCAC or Lanvin Group or any other matter.

General Description of the Business Combination Agreement

General

On March 23, 2022, PCAC, FFG, LGHL, Merger Sub 1 and Merger Sub 2 entered into the Business Combination Agreement, which was subsequently amended on October 17, 2022 and October 20, 2022 (as may be further amended, restated, modified or varied from time to time, the “Business Combination Agreement”). The Business Combination Agreement provides for, among other things, the following transactions:

•

at the Closing and immediately prior to the Initial Merger Effective Time, LGHL will effect a share subdivision and redesignation such that each authorized, issued and unissued share of LGHL of a par value of US$1.00 is sub-divided on a 1,000,000:1 basis into 1,000,000 shares of LGHL of a par value US$0.000001 each and (ii) a re-designation of shares such that the authorized share capital of LGHL is US$50,000 divided into 49,984,999,999 LGHL Ordinary Shares with a par value of US$0.000001 each, 15,000,000 LGHL Non-Voting Ordinary Shares with a par value of US$0.000001 each and one (1) LGHL Convertible Preference Share with a par value of US$0.000001 each ((i) and (ii) collectively, the “Share Sub-division and Redesignation”);

•	immediately upon completion of the Share Sub-division and Redesignation, Fosun Fashion Holdings (Cayman) Limited will transfer all of the share capital of LGHL to the Sponsor for nil consideration;

•

the subscriptions by each of (i) Aspex Master Fund and (ii) Sky Venture Partners L.P. (collectively, the “Forward Purchase Investors”) of certain PCAC Class A Ordinary Shares and PCAC Warrants in accordance with the terms of the applicable Forward Purchase Agreement, dated January 4, 2021 or January 5, 2021, by and among PCAC, the Sponsor and such Forward Purchase Investor (collectively and as may be amended and supplemented from time to time in accordance with the terms therein, the “Forward Purchase Agreements”) shall be consummated immediately prior to the completion of the Initial Merger or otherwise in accordance with the terms of the Forward Purchase Agreements (collectively, the “Forward Purchase Subscriptions”);

•	at the Initial Merger Effective Time, PCAC will merge with and into Merger Sub 1, with Merger Sub 1 being the surviving entity and becoming a wholly-owned subsidiary of LGHL;

•

in connection with the Initial Merger, (i) each PCAC Unit outstanding immediately prior to the Initial Merger Effective Time will (to the extent not already separated) be automatically severed and the holder thereof will be deemed to hold one PCAC Class A Ordinary Share and one-half of a PCAC Warrant, (ii) immediately following the separation of each PCAC Unit, each (x) PCAC Class A ordinary share and (y) PCAC Class B ordinary share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be canceled in exchange for the right to receive one (1) newly issued LGHL Ordinary Share, and shall no longer be outstanding and be canceled and cease to exist by virtue of the Initial Merger, (iii) each PCAC Warrant outstanding immediately prior to the Initial Merger Effective Time will be assumed by LGHL and converted into a warrant to purchase one LGHL Ordinary Share, (iv) the share in the capital of Merger Sub 1 issued and outstanding immediately prior to the Initial Merger Effective Time will continue existing and constitute the only issued and outstanding share in the capital of Merger Sub 1, and (v) all LGHL Ordinary Shares issued and outstanding immediately prior to the Initial Merger Effective Time will be surrendered by the Sponsor and canceled for no consideration;

•

immediately following the Initial Merger, Merger Sub 2 will merge with and into Lanvin Group, with Lanvin Group being the surviving entity and becoming a wholly-owned subsidiary of LGHL (Lanvin Group is hereinafter referred to for the periods from and after the Second Merger Effective Time as the “Surviving Company”);

•

in connection with the Second Merger, (i) each ordinary share, non-voting ordinary share and preferred share of Lanvin Group issued and outstanding immediately prior to the Second Merger Effective Time (other than the FFG Collateral Share and any such shares that are held by shareholders of Lanvin Group who have complied with all of the requirements of Section 238 of the Cayman Companies Act prior to the vote on the Second Merger, the “FFG Dissenting Shares”) will automatically be canceled in exchange for the right to receive, such number of newly issued LGHL Ordinary Shares that is equal to the Exchange Ratio, (ii) the FFG Collateral Share shall automatically be cancelled in exchange for the right to receive one newly issued LGHL Convertible Preference Share, subject to rounding pursuant to the terms of the Business Combination Agreement, and will no longer be outstanding and be canceled and cease to exist by virtue of the Second Merger, (iii) each FFG Dissenting Share shall automatically be canceled and cease to exist and shall thereafter represent only the right to receive the applicable payments as set forth in the Business Combination Agreement, being the fair value for such FFG Dissenting Share and such other rights as such holder may be entitled under the Cayman Companies Act, and (iv) the share in the capital of Merger Sub 2 issued and outstanding immediately prior to the Second Merger Effective Time will automatically be converted into one ordinary share of the Surviving Company, which ordinary share will constitute the only issued and outstanding share in the share capital of the Surviving Company;

•	immediately following the completion of the First Merger and the Second Merger, the PIPE Investment shall be consummated;

•	immediately following the PIPE Investment, Merger Sub 1 will merge with and into the Surviving Company, with the Surviving Company being the surviving entity; and

•

in connection with the Third Merger, (i) the ordinary share of the Surviving Company issued and outstanding immediately prior to the Third Merger Effective Time will be canceled and cease to exist by virtue of the Third Merger, and (ii) the share in the capital of Merger Sub 1 issued and outstanding immediately prior to the Third Merger Effective Time will automatically be converted into one ordinary share of the Surviving Company, which ordinary share will constitute the only issued and outstanding share in the share capital of the Surviving Company.

Effect of the Transactions on Existing PCAC Securities in the Business Combination

Subject to the terms and conditions of the Business Combination Agreement, the Business Combination will result in, among other things, the following:

•

each PCAC Unit will (to the extent not already separated) be automatically severed and the holder thereof will be deemed to hold one PCAC Class A ordinary share and one-half of a PCAC Warrant, which underlying PCAC securities shall be treated in accordance with the following terms, as applicable;

•

each (i) PCAC Class A ordinary share and (ii) PCAC Class B ordinary share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be canceled in exchange for the right to receive one (1) newly issued LGHL Ordinary Share; and

•

each PCAC Warrant will automatically cease to represent a right to acquire PCAC Class A Ordinary Shares and will be converted into a warrant to purchase one (1) LGHL Ordinary Share on substantially the same terms and conditions as were applicable to such PCAC Warrant immediately prior to the Initial Merger Effective Time.

Material Adverse Effect

Under the Business Combination Agreement, certain representations and warranties of Lanvin Group, LGHL and the Merger Subs are qualified in whole or in part by materiality thresholds. In addition, certain representations and warranties of Lanvin Group, LGHL and the Merger Subs are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Business Combination Agreement, a “Lanvin Group Material Adverse Effect” means any event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of Lanvin Group and its direct and indirect subsidiaries, taken as a whole or (ii) the ability of Lanvin Group, any of its direct and indirect subsidiaries, LGHL or any of the Merger Subs to consummate the Transactions; provided, however, that in no event would any of the following, individually or in the aggregate, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Lanvin Group Material Adverse Effect”: (a) any change in applicable laws or IFRS or any interpretation thereof following the date of the Business Combination Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) any action taken as expressly required by the terms of the Business Combination Agreement or any other Transaction Documents or at the written request or with the written consent of PCAC, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 measures or any change in such COVID-19 Measures or interpretations following the date of the Business Combination Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections, (f) any failure in and of itself of Lanvin Group or any of its direct and indirect subsidiaries to meet any projections or forecasts; provided further that the exception in this clause (f) shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Lanvin Group Material Adverse Effect, (g) any events generally applicable to the industries or markets in which Lanvin Group or any of its direct and indirect subsidiaries operates, or (h) any worsening of the events referred to in clauses (b), (d), (e) or (g) to the extent existing as of the date of the Business Combination Agreement; provided, however, that in the case of each of clauses (b), (d), (e), (g) and (h), any such event to the extent it disproportionately affects Lanvin Group and its direct and indirect subsidiaries, taken as a whole, relative to other participants in the industries and geographies in which Lanvin Group and its direct and indirect subsidiaries operate shall not be excluded from the determination of whether there is a Lanvin Group Material Adverse Effect, provided, further, any event that results in a material breach of the warranties set forth in Section 3.13(d) (disregarding, for such purpose, all materiality qualifiers therein and all disclosures made or deemed to have been made against such warranties) shall be deemed a Lanvin Group Material Adverse Effect.

Under the Business Combination Agreement, certain representations and warranties of PCAC are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Business Combination Agreement, a “PCAC Material Adverse Effect” means any event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of PCAC or (ii) the ability of PCAC to consummate the Transactions; provided, however, that in no event would any of the following, individually or in the aggregate, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “PCAC Material Adverse Effect”: (a) any change in applicable laws or U.S. GAAP or any interpretation thereof following the date of the Business Combination Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) any action taken as expressly required by the terms of the Business Combination Agreement or any other Transaction Documents or at the written request or with the written consent of Lanvin Group or LGHL, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 measures or any change in such COVID-19 Measures or interpretations following the date of the Business Combination Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections, (f) any change in the trading price or volume of the PCAC Units, PCAC Ordinary Shares or PCAC Warrants (provided that the underlying causes of such changes referred to in this clause (f) may be considered in determining whether there is a PCAC Material Adverse Effect except to the extent such cause is within the scope of any other exception within this definition), or (g) any worsening of the events referred to in clauses (b), (d) or (e) to the extent existing as of the date of the Business Combination Agreement; provided, however, that in the case of each of clauses (a), (b), (d), (e) and (g), any such event to the extent it disproportionately affects PCAC relative to other special purpose acquisition companies shall not be excluded from the determination of whether there is a PCAC Material Adverse Effect. Notwithstanding the foregoing, the amount of the redemption of PCAC Ordinary Shares, the failure to consummate a portion of the Private Placement or the failure to obtain PCAC Shareholders Approval shall not be deemed to be a PCAC Material Adverse Effect.

Closing of the Business Combination

The Closing shall take place remotely by exchange of electronic documents and signatures on the date which is three (3) Business Days after the first date on which all conditions described below under the section entitled “— Conditions to Closing of the Business Combination” have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof), or at such other time and place or in such other manner as shall be agreed upon by PCAC and Lanvin Group in writing.

Conditions to Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of each party to the Business Combination Agreement to consummate the Transactions, are subject to the satisfaction, or written waiver by all of the parties thereto, at or prior to the Closing of the following conditions:

•	the PCAC Shareholders Approval shall have been obtained and remain in full force and effect;

•	the Lanvin Group Shareholders Approval shall have been obtained and remain in full force and effect;

•

the waiting period or periods (including any extension thereof) applicable to the consummation of the transactions contemplated under the Business Combination Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have terminated or expired;

•

this proxy statement/prospectus shall have become effective under the Securities Act and no stop order suspending the effectiveness of this proxy statement/prospectus shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

•

(i) LGHL’s initial listing application with NYSE in connection with the Transactions shall have been approved and LGHL will, immediately following the Closing, satisfy any applicable initial and continuing listing requirements of NYSE, and LGHL shall not have received any notice of non-compliance therewith, and (ii) the LGHL Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on NYSE, subject to official notice of issuance;

•

no governmental authority shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or governmental order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions; and

•	upon the Closing and after giving effect to any redemption of PCAC Ordinary Shares and the Private Placement, LGHL will have net tangible assets of at least US$5,000,001.

Other Conditions to PCAC’s Obligations

The obligations of PCAC to consummate the Transactions, are subject to the satisfaction, or written waiver by PCAC, at or prior to the Closing of the following conditions:

•

(i) the Lanvin Group and LGHL Fundamental Warranties shall be true and correct in all but de minimis respects, in each case as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of the Business Combination Agreement which are contemplated or expressly permitted by the Business Combination Agreement or the other Transaction Documents, and (ii) each of the warranties of Lanvin Group contained in the Business Combination Agreement other than the Lanvin Group and LGHL Fundamental Warranties (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and Lanvin Group Material Adverse Effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a Lanvin Group Material Adverse Effect;

•	each of the covenants of Lanvin Group, LGHL and the Merger Subs to be performed as of or prior to the Closing shall have been performed in all material respects;

•

Lanvin Group shall have delivered to PCAC an undertaking in the form attached as Exhibit K of the Business Combination Agreement (or such other form acceptable to SPAC), dated as of the date of the Closing and duly executed by Fosun International and each of the other parties thereto; and

•	since December 31, 2021, there has not been any Lanvin Group Material Adverse Effect.

Other Conditions to Lanvin Group, LGHL and the Merger Subs’ Obligations

The respective obligations of Lanvin Group, LGHL and the Merger Subs to consummate the Transactions, are subject to the satisfaction, or written waiver by Lanvin Group, at or prior to the Closing of the following conditions:

•

(i) the PCAC Fundamental Warranties shall be true and correct in all but de minimis respects as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of the Business Combination Agreement which are contemplated or expressly permitted by the Business Combination Agreement , and (ii) each of the warranties of PCAC contained in the Business Combination Agreement other than the PCAC Fundamental Warranties (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct in all material respects at and as of such date, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a PCAC Material Adverse Effect;

•	each of the covenants of PCAC to be performed as of or prior to the Closing shall have been performed in all material respects;

•

the sum of (i) the amount of cash and cash equivalents available in the Trust Account following the Special Meeting, after deducting the amounts required to satisfy the redemption of PCAC Ordinary Shares, plus (ii) the aggregate amount of gross proceeds (before any later payment on any subsequent liquidity date, or any fees, expenses, prepayments, withholding, discount or any other deduction) of the Private Placement actually received or, by mutual agreement between the Company and SPAC, deemed to have been received by LGHL, SPAC or Lanvin Group prior to or substantially concurrently with the Closing (whether or not such proceeds are subject to restriction on use), plus (iii) as of immediately prior to the Closing, the amount of cash and cash equivalents held by PCAC without restriction outside of the Trust Account and any interest earned on the amount of cash held inside the Trust Account (in each case of (i), (ii) and (iii), prior to payment of the accrued and unpaid transaction expenses) is at least US$350,000,000; and

•	since September 30, 2021, there has not been any PCAC Material Adverse Effect.

Representations and Warranties

Under the Business Combination Agreement, Lanvin Group made customary representations and warranties to PCAC relating to, among other things: organization, good standing and qualification; capitalization and voting rights; authorization; consents; absence of conflicts; compliance with laws; permits; tax matters; financial statements; absence of changes; actions; liabilities; material contracts; title; properties; intellectual property; labor and employment matters; effect of investment; brokers; this proxy statement/prospectus; insolvency; environmental matters; insurance; related party transactions and absence of outside reliance.

Under the Business Combination Agreement, PCAC made customary representations and warranties to Lanvin Group relating to, among other things: organization, good standing, corporate power and qualification; capitalization and voting rights; authorization; consents; absence of conflicts; tax matters; financial statements; investment company; related party transactions; absence of changes; actions; brokers; this proxy statement/prospectus; SEC filings; Trust Account; business activities; NYSE quotation; board approval and absence of outside reliance.

Under the Business Combination Agreement, LGHL and Merger Subs made customary representations and warranties to PCAC relating to, among other things: organization, good standing, corporate power and qualification; capitalization and voting rights; authorization; consents; absence of conflicts; absence of changes; actions; brokers; this proxy statement/prospectus; Investment Company Act of 1940; The Jumpstart Our Business Startups Act of 2012; business activities; PIPE investment; foreign private issuer and absence of outside reliance.

Covenants of the Parties

Covenants of Lanvin Group, LGHL and the Merger Subs

Lanvin Group, LGHL and the Merger Subs made certain covenants under the Business Combination Agreement, including, among other things, the following:

•

prior to the Initial Merger Effective Time, the third Amended and Restated Memorandum and Articles of Association of Lanvin Group will be duly amended to exempt the Transactions from provisions therein, including but not limited to, Article 10 (Anti-Dilution Protection) therein and Section 1.1 (Liquidation Rights) and Section 1.3 (Conversion Rights) of Schedule I thereto;

•

at the Initial Merger Effective Time, LGHL’s organizational documents will be amended and restated to read in their entirety in the form of the amended and restated memorandum and articles of association of LGHL attached to the Business Combination Agreement, and, as so amended and restated, will be the memorandum and articles of association of LGHL, until thereafter amended in accordance with the terms thereof and the Cayman Companies Act;

•

prior to the Closing, LGHL has applied for, and will use reasonable best efforts to cause, the LGHL Ordinary Shares to be issued in connection with the Transactions to be approved for listing on NYSE and accepted for clearance by the Depository Trust Company, subject to official notice of issuance, prior to the Closing Date;

•

subject to certain exceptions, during the Interim Period, Lanvin Group will, and will cause each other Material Subsidiary to, operate its business in the ordinary course, and will not, and will not permit any of its subsidiaries to, and each of LGHL and the Merger Subs will not:

•

(i) amend its memorandum and articles of association or other organizational documents (whether by merger, consolidation, amalgamation or otherwise); or (ii) propose or adopt a plan of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization or other reorganization;

•

incur, assume, guarantee or repurchase or otherwise become liable for any indebtedness for borrowed money, issue or sell any debt securities or options, warrants or other rights to acquire debt securities in a principal amount, individually or in the aggregate, exceeding US$3,000,000, except for amendments thereto that are immaterial, beneficial to Lanvin Group or otherwise required in order to consummate the Transactions;

•

transfer, issue, sell, grant, pledge or otherwise dispose of (i) any of its equity securities, or (ii) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitment to issue, deliver or sell any equity securities, other than the issuance of (A) equity securities upon conversion of Lanvin Group’s preferred shares; and (B) equity securities of LGHL pursuant to the PIPE Investment or the Business Combination Agreement;

•

amend, modify, adopt, enter into or terminate any employee benefit plan or any other benefit or compensation plan, policy, program or contract that would be a benefit plan if in effect as of the date of the Business Combination Agreement;

•

sell, lease, exclusively license, transfer, abandon, allow to lapse or dispose of any material property or assets (including material intellectual property), in any single transaction or series of related transactions, except for (i) non-exclusive licenses entered into in the ordinary course of business, (ii) transactions that involve properties or assets having an aggregate value not exceeding US$10,000,000, or (iii) dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of Lanvin Group and its direct and indirect subsidiaries;

•	materially change any public privacy policy or the operation or security of any information technology assets, except as required by law;

•	merge, consolidate or amalgamate with or into any individual or entity;

•

make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, merger or consolidation, or contributions to capital, or loans or advances, in any such case with a value or purchase price in excess of US$5,000,000 individually and US$10,000,000 in the aggregate;

•	settle any action with any governmental authority or any other third party in excess of US$1,000,000 individually and US$5,000,000 in the aggregate;

•

(i) subdivide, consolidate or reclassify any shares of its share capital, (ii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its equity securities, except for the redemption of equity securities issued under the Brilliant Fashion Holdings Limited 2021 Incentive Award Plan in accordance with repurchase rights existing on the date of the Business Combination Agreement, (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital, or (iv) amend any term or alter any rights of any of its outstanding equity securities;

•

authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than any capital expenditures or obligations for the purposes of opening new retail stores, IT support and/or fulfilling obligations under any existing agreements (whether or not a material contract) in an amount not to exceed US$1,000,000 in the aggregate;

•	subject to certain exceptions, authorize, make or incur any company transaction bonus or obligations or liabilities in connection therewith;

•

enter into any contract to which Lanvin Group or any of its subsidiaries or any of their properties or assets is bound or subject to that (i) involves obligations (contingent or otherwise) or payments in excess of US$1,000,000 or has an unexpired term in excess of three (3) years, (ii) is a material agreement relating to intellectual property or IT assets (other than generally available “off-the-shelf” shrink wrap software licenses obtained by Lanvin Group or its subsidiaries on non-exclusive basis and non-negotiated terms), (iii) involves any provisions providing for exclusivity, non-compete, “change in control”, “most favored nations”, rights of first refusal or first negotiation or similar rights against Lanvin Group or any of its subsidiaries for a term in excess of one (1) year, or (iv) involves a sharing of profits or losses, or amend any such contract, in each case, except as would not have a Lanvin Group Material Adverse Effect;

•	voluntarily terminate, suspend, abrogate, amend or modify any material permit in a manner materially adverse to Lanvin Group and its direct and indirect subsidiaries, taken as a whole;

•

make, revoke or change any material tax election, adopt or change any material tax accounting method or period, file any amendment to a material tax return, enter into any agreement with a governmental authority with respect to a material amount of taxes, settle or compromise any examination, audit or other action with a governmental authority of or relating to any material taxes or settle or compromise any claim or assessment by a governmental authority in respect of material taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of taxes, or enter into any tax sharing or similar agreement (excluding any commercial contract not primarily related to taxes);

•	make any material change in its accounting principles or methods unless required by IFRS or applicable law; or

•	enter into any agreement or otherwise make a commitment to do any of the foregoing;

•

upon reasonable prior notice and subject to applicable law (and including for this purpose any COVID-19 Measures), during the Interim Period, Lanvin Group will, and will cause its direct and indirect subsidiaries and each of its and their respective officers, directors and employees to, and will use its commercially reasonable efforts to cause its representatives to, afford PCAC and its officers, directors, employees and representatives, following notice from PCAC, reasonable access during normal business hours to the officers, employees, agents, properties, offices and other facilities, books and records of Lanvin Group and its direct and indirect subsidiaries, and all financial, operating and other data and information as will be reasonably requested, subject to certain customary exceptions;

•

subject to the terms of its amended and restated memorandum and articles of association, LGHL will take all such action within its power as may be necessary or appropriate such that immediately following the Closing:

•

the board of directors of LGHL will consist of seven (7) directors, who will consist of one individual designated in writing by Sponsor (subject to the Sponsor holding 50% of the LGHL Ordinary Shares held by it on the listing date of the Shares on the NYSE) and six (6) individuals designated in writing by Lanvin Group, each such director to hold office in accordance with the amended and restated memorandum and articles of association of LGHL; and

•

the officers of Lanvin Group holding such positions as set forth on Lanvin Group’s disclosure letter will be the officers of LGHL, each such officer to hold office in accordance with the amended and restated memorandum and articles of association of LGHL until they are removed or resign in accordance therewith or until their respective successors are duly elected or appointed and qualified;

•

from and after the Closing, the Surviving Company and LGHL will jointly and severally indemnify and hold harmless each present and former director and officer of Lanvin Group, any of its subsidiaries, PCAC, LGHL and each Merger Sub (in each case, solely to the extent acting in his or her capacity as such and to the extent such activities are related to such party’s business, respectively) against any costs or expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any action arising out of or pertaining to matters existing or occurring at or prior to the Closing, to the fullest extent permitted under applicable law and such parties’ respective organizational documents;

•

for a period of six years from the Closing, each of LGHL, the Surviving Company and PCAC will (and the Surviving Company will cause its subsidiaries to) maintain in effect directors’ and officers’ liability insurance covering those individuals and entities who are currently covered by the Company’s, any of its subsidiaries’, PCAC’s, LGHL’s or any Merger Sub’s, respectively, directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage, subject to a cap of 300% of the aggregate annual premium payable by relevant entity for the year ended December 31, 2021; provided, however, that (i) each of LGHL, the Surviving Company and PCAC may cause coverage to be extended by obtaining a six-year “tail” policy with respect to claims existing or occurring at or prior to the Closing and if and to the extent such policies have been obtained prior to the Closing with respect to any such persons, the Surviving Company, PCAC and LGHL, respectively, will maintain such policies in effect and continue to honor the obligations thereunder, and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained will be continued in respect of such claim until the final disposition thereof;

•

Lanvin Group acknowledges and agrees that it is aware, and that each other subsidiary of it has been made aware of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise and other applicable foreign and domestic laws on a person possessing material nonpublic information about a publicly traded company. Lanvin Group agrees that it shall not purchase or sell any equity securities of PCAC in violation of such laws, or cause or encourage any person to do any of the foregoing;

•

Lanvin Group will not adopt any shareholder rights plan, “poison pill” or similar anti-takeover instrument or plan in effect to which Lanvin Group or any of its direct or indirect subsidiaries would be or become subject, party or otherwise bound; and

•	unless otherwise approved in writing by PCAC and Lanvin Group, LGHL will not enter into any additional PIPE subscription agreements, permit any amendment or modification to be made to (or any waiver (in whole or in part) of), or otherwise provide consent to or under (including consent to termination) any provision or remedy under, or any replacements of, any of the Private Placement Agreements. LGHL and the Company will use their reasonable best efforts to take, or with respect to actions required to be taken by the counterparties to the Private Placement Agreements, request to be taken by such counterparties, all actions, and use their reasonable best efforts to do, or with respect to actions required to be taken by such counterparties request to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Private Placement Agreements on the terms and conditions described therein, including maintaining in effect the Private Placement Agreements. LGHL agrees that from and after the date of the Business Combination Agreement, it will assume all of the obligations of Lanvin Group set forth the letter agreement dated December 16, 2021, by and among PCAC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Cantor Fitzgerald & Co. with respect to the engagement of these entities as joint placement agents with respect to the PIPE Investment subject to certain limitations included therein and described in this proxy statement/prospectus and will be fully bound by and subject to all obligations of PCAC under such letter as if it were an original party thereto.

Covenants of PCAC

PCAC made certain covenants under the Business Combination Agreement, including, among other things, the following:

•

upon satisfaction or waiver of the conditions described above in the section entitled “—Conditions to Closing of Business Combination” and provision of notice to Continental Stock Transfer & Trust Company as the trustee (in such capacity, the “Trustee”), (a) in accordance with and pursuant to the Investment Management Trust Agreement dated as of January 21, 2021, between PCAC and the Trustee (the “Investment Management Trust Agreement”), at the Closing, PCAC (i) shall cause any documents, opinions and notices required to be delivered to the Trustee to be so delivered and (ii) shall cause the Trustee to, and the Trustee shall thereupon be obligated to (A) pay as and when due all amounts payable to former shareholders of PCAC pursuant to the redemption of PCAC Ordinary Shares, and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account to LGHL or the Surviving Company (as may be elected by LGHL) for immediate use, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein;

•	during the Interim Period, PCAC shall ensure PCAC Class A Ordinary Shares, PCAC Warrants and PCAC Units remain listed on NYSE;

•	subject to certain exceptions, during the Interim Period, PCAC shall operate its business in the ordinary course and shall not:

•	change, modify or amend the Investment Management Trust Agreement or PCAC’s amended and restated memorandum and articles of association;

•

(i) make or declare any dividend or distribution to the shareholders of PCAC or make any other distributions in respect of any of equity securities of PCAC, (ii) sub-divide, combine, reclassify or otherwise amend any terms of any equity securities of PCAC or (iii) purchase, repurchase, redeem or otherwise acquire any of equity securities of PCAC, other than a redemption of PCAC Class A Ordinary Shares made as part of the redemption of PCAC Ordinary Shares;

•	merge, consolidate or amalgamate with or into, or acquire any other individual or entity or be acquired by any other individual or entity;

•	make or change any material election in respect of material taxes, except to comply with U.S. GAAP or applicable law;

•	enter into, renew or amend in any material respect, any transaction or material contract, except for material contracts entered into in the ordinary course of business;

•

incur, guarantee or otherwise become liable for any indebtedness or other material liability in a principal amount or amount, as applicable, exceeding US$2,000,000 in the aggregate, other than (i) indebtedness or other liabilities expressly contemplated by the Business Combination Agreement or (ii) liabilities that qualify as transaction expenses payable by PCAC or the Sponsor as a result of or in connection with the Transactions;

•	make any change in its accounting principles or methods unless required by U.S. GAAP;

•	issue any equity securities or grant any options, warrants or other equity-based awards;

•	settle or agree to settle any litigation, action, proceeding or investigation before any governmental authority or that imposes injunctive or other non-monetary relief on PCAC, LGHL or any Merger Sub;

•	form any subsidiary;

•	liquidate, dissolve, reorganize or otherwise wind-up the business and operations of PCAC; or

•	enter into any agreement or otherwise make a commitment to do any of the foregoing;

•

during the Interim Period, PCAC will use reasonable efforts to keep current, accurate and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable laws; and

•

at any meeting of the shareholders of Lanvin Group called to seek the Lanvin Group Shareholders Approval, or at any adjournment thereof, or in connection with any written consent of the shareholders of Lanvin Group or in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement, any other Transaction Document, the Second Merger, or any other Transaction is sought, PCAC (a) shall, if a meeting is held, appear at such meeting or otherwise cause the shares of Lanvin Group for which PCAC has received a proxy pursuant to the Lanvin Group Shareholder Support Deed to be counted as present at such meeting for purposes of establishing a quorum and respond to each request by Lanvin Group for written consent, if any, and (ii) shall vote or cause to be voted (including by written consent, if applicable) such shares of Lanvin Group in favor of granting the Lanvin Group Shareholders Approval.

Mutual Covenants of the Parties

The parties made certain other covenants under the Business Combination Agreement, including, among other things, the following:

•

the parties shall use their commercially reasonable efforts to cooperate in good faith with any governmental authority and to undertake promptly any and all action required to obtain any necessary or advisable regulatory approvals, consents, actions, non-actions or waivers in connection with the Transactions as soon as practicable and any and all action necessary to consummate the Transactions and to cause the expiration or termination of the waiting, notice or review periods under any applicable regulatory approval with respect to the Transactions as promptly as possible after the execution of the Business Combination Agreement;

•

with respect to each of the regulatory approvals and any other requests, inquiries, actions or other proceedings by or from governmental authorities, each party shall (i) diligently and expeditiously defend and use commercially reasonable efforts to obtain any necessary clearance, approval, consent or regulatory approval under any applicable laws prescribed or enforceable by any governmental authority for the Transactions and to resolve any objections as may be asserted by any governmental authority with respect to the Transactions; and (ii) cooperate fully with each other in the defense of such matters. Each party will make all filings, to provide all information reasonably required of such party and to reasonably cooperate with each other, in each case, in connection with the regulatory approvals and subject to certain exceptions;

•

Lanvin Group and LGHL shall, within twenty (20) business days following the date of the Business Combination Agreement, file or supply, or cause to be filed or supplied in connection with the transactions contemplated herein, all notifications and information required to be filed or supplied pursuant to the HSR Act;

•	the parties made the following agreements with respect to non-solicitation:

•

during the Interim Period, PCAC will not, and will cause its affiliates and its and their respective representatives not to, directly or indirectly: (i) solicit, initiate, submit, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer with respect to a PCAC Acquisition Proposal; (ii) furnish or disclose any non-public information to any person or entity in connection with or that could reasonably be expected to lead to a PCAC Acquisition Proposal; (iii) enter into any agreement, arrangement or understanding regarding a PCAC Acquisition Proposal (other than an acceptable confidentiality agreement); or (iv) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any individual or entity to do or seek to do any of the foregoing;

•

during the Interim Period, Lanvin Group shall not, and shall cause its direct and indirect subsidiaries and its and their respective representatives not to, directly or indirectly: (i) solicit, initiate, submit, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer with any third party with respect to a Lanvin Group Acquisition Proposal; (ii) furnish or disclose any non-public information to any third party in connection with or that would reasonably be expected to lead to a Lanvin Group Acquisition Proposal; (iii) enter into any agreement, arrangement or understanding with any third party regarding a Lanvin Group Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any equity securities of Lanvin Group or any of its direct or indirect subsidiaries, or a newly-formed holding company thereof or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any individual or entity to do or seek to do any of the foregoing;

•

each of Lanvin Group and PCAC shall, and shall cause its representatives to, immediately cease any and all existing discussions or negotiations with any individual or entity conducted heretofore with respect to any Lanvin Group Acquisition Proposal or any PCAC Acquisition Proposal (as applicable);

•

PCAC shall notify Lanvin Group promptly in writing after its receipt of any PCAC Acquisition Proposal, or any material change to any terms of a PCAC Acquisition Proposal previously disclosed to Lanvin Group. PCAC shall also promptly notify Lanvin Group in writing if it enters into discussions or negotiations concerning any PCAC Acquisition Proposal;

•	the parties made the following agreements with respect to the preparation of this proxy statement/prospectus, and PCAC’s and Lanvin Group’s shareholder meetings and approvals:

•

as promptly as reasonably practicable after the execution of the Business Combination Agreement, the parties shall prepare, and LGHL shall file with the SEC, this proxy statement/prospectus relating to PCAC’s shareholder meeting to approve and adopt: (i) the Business Combination, the Business Combination Agreement, the other Transaction Documents and the other Transactions, (ii) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the proxy statement/prospectus or correspondence related thereto, (iii) any other proposals as reasonably agreed by PCAC and Lanvin Group to be necessary or appropriate in connection with the Transactions, and (iv) adjournment of the PCAC’s shareholder meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing. The parties each shall use their commercially reasonable efforts to (i) cause this proxy statement/prospectus when filed with the SEC to comply in all material respects with all laws applicable thereto and rules and regulations promulgated by the

SEC, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning this proxy statement/prospectus, (iii) cause this proxy statement/prospectus to be declared effective under the Securities Act as promptly as practicable and (iv) keep this proxy statement/prospectus effective as long as is necessary to consummate the Transactions. Each of Lanvin Group, PCAC and LGHL also agrees to use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Transactions;

•

any filing of, or amendment or supplement to, this proxy statement/prospectus will be mutually prepared and agreed upon by PCAC, LGHL and Lanvin Group. LGHL and Lanvin Group will advise PCAC, and PCAC will advise LGHL and Lanvin Group, as applicable, promptly after receiving notice thereof, of the time when this proxy statement/prospectus has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of LGHL Ordinary Shares to be issued or issuable in connection with the Business Combination Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of this proxy statement/prospectus or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide each other with a reasonable opportunity to provide comments and amendments to any such filing. PCAC, LGHL and the Company shall cooperate and mutually agree upon any response to comments of the SEC or its staff with respect to this proxy statement/prospectus and any amendment to this proxy statement/prospectus filed in response thereto;

•

if, at any time prior to the Closing, any event or circumstance relating to PCAC or its officers or directors, is discovered by PCAC which should be set forth in an amendment or a supplement to this proxy statement/prospectus, PCAC shall promptly inform Lanvin Group and LGHL. If, at any time prior to the Closing, any event or circumstance relating to Lanvin Group, LGHL or any Merger Sub, or any of their respective subsidiaries or their respective officers or directors, is discovered by Lanvin Group, LGHL or a Merger Sub which should be set forth in an amendment or a supplement to this proxy statement/prospectus, Lanvin Group or LGHL, as the case may be, shall promptly inform PCAC. Thereafter, PCAC, LGHL and Lanvin Group shall promptly cooperate in the preparation and filing of an appropriate amendment or supplement to this proxy statement/prospectus describing or correcting such information and shall promptly file such amendment or supplement with the SEC and, to the extent required by law, disseminate such amendment or supplement to PCAC’s shareholders;

•

prior to or as promptly as practicable after this proxy statement/prospectus is declared effective under the Securities Act, PCAC shall establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders, to be held as promptly as reasonably practicable following the date on which this proxy statement/prospectus is declared effective under the Securities Act for the purpose of voting on the Transaction Proposals and obtaining the PCAC Shareholders Approval, providing PCAC shareholders with the opportunity to elect to effect a redemption of PCAC Ordinary Shares and such other matter as may be mutually agreed by PCAC and Lanvin Group. PCAC will use its reasonable best efforts to (i) solicit from its shareholders proxies in favor of the adoption of the Transaction Proposals, including the PCAC Shareholders Approval, and will take all other action necessary or advisable to obtain such proxies and PCAC Shareholders Approval and (ii) to obtain the vote or consent of its shareholders required by and in compliance with all applicable law, stock exchange rules and PCAC’s amended and restated memorandum and articles of association. PCAC (x) shall consult with Lanvin Group regarding the record date and the date of the Special Meeting and (y) shall not adjourn or postpone the shareholder meeting without the prior written consent of Lanvin Group; subject to certain exceptions;

•	this proxy statement/prospectus shall include a statement to the effect that PCAC’s board of directors has unanimously recommended that PCAC’s shareholders vote in favor of the

Transaction Proposals at the Special Meeting and neither PCAC’s board of directors nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, such recommendation;

•

prior to or as promptly as practicable after this proxy statement/prospectus is declared effective under the Securities Act, Lanvin Group shall establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders, to be held as promptly as reasonably practicable following the date that this proxy statement/prospectus is declared effective under the Securities Act for the purpose of obtaining the Lanvin Group Shareholders Approval and such other matters as may be mutually agreed by PCAC and Lanvin Group. Lanvin Group will use its reasonable best efforts to (i) solicit from its shareholders proxies in favor of the Lanvin Group Shareholders Approval and (ii) obtain the requisite vote or consent of its shareholders required by and in compliance with all applicable law. Lanvin Group (x) shall set the date of its shareholder meeting to be seven days after this proxy statement/prospectus is declared effective and (y) shall not adjourn the shareholder meeting without the prior written consent of PCAC, subject to certain exceptions; and Lanvin Group shall send meeting materials to its shareholders entitled to receive notice of the meeting which shall seek the Lanvin Group Shareholders Approval and shall include in all applicable meeting materials and a statement to the effect that Lanvin Group’s board of directors has unanimously recommended that Lanvin Group’s shareholders vote in favor of the Lanvin Group Shareholders Approval and neither Lanvin Group’s board of directors nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, such recommendation;

•

each of Lanvin Group and the PCAC shall, and Lanvin Group shall cause its subsidiaries, LGHL and the Merger Subs to, (a) use commercially reasonable efforts to obtain all material consents and approvals of third parties required to obtain in order to consummate the Transactions, (b) take such other action as may be reasonably necessary or as another party may reasonably request to satisfy the conditions to parties’ obligations to consummate the Transactions or otherwise to comply with the Business Combination Agreement and to consummate the Transactions as soon as practicable, subject to certain exceptions;

•	the parties made the following agreements with respect to the tax matters:

•

for U.S. federal income tax purposes, (a) it is intended that (i) the Initial Merger, together with the election described in the second sentence of Section 8.5(a) of the Business Combination Agreement will qualify as a “reorganization” under Section 368(a)(1)(F) of the Code , (ii) the Second Merger, will qualify as a “reorganization” under Section 368(a)(1) of the Code or an exchange under Section 351 of the Code , (iii) taken together, the PIPE Investment and the Second Merger will qualify as an exchange under Section 351 of the Code or a contribution to capital, and (iv) the Third Merger will qualify as an exchange under Section 351 of the Code and (b) the Business Combination Agreement is intended to constitute as a “plan of reorganization” with respect to the Mergers within the meaning of U.S. Treasury regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the U.S. Treasury regulations thereunder (the “Intended Tax Treatment”);

•

each party shall (i) use its respective commercially reasonable efforts to cause the Mergers to qualify, and agree not to, and not to permit or cause any of their affiliates or subsidiaries to, take any action which to its knowledge could reasonably be expected to prevent or impede the Transactions from qualifying, for the Intended Tax Treatment and (ii) cause Merger Sub 1 to elect to be disregarded as an entity separate from its owner for U.S. federal income tax purposes as of the effective date of its formation and not subsequently change such classification effective on or prior to the Closing;

•	in the event that any party seeks a tax opinion from its respective tax advisor regarding the Intended Tax Treatment of the Mergers, or the SEC requests or requires tax opinions, each party shall use reasonable efforts to execute and deliver customary tax representation letters as the applicable tax advisor may reasonably request in form and substance reasonably satisfactory to such advisor; and

•

LGHL shall be responsible for and shall pay all transfer taxes incurred in connection with the transactions contemplated by the Business Combination Agreement and shall file all necessary tax returns and other documentation with respect to all such transfer taxes;

•

Lanvin Group and LGHL shall promptly advise PCAC, and PCAC shall promptly advise Lanvin Group, as the case may be, of any action commenced (or to such party’s knowledge, threatened) on or after the date of the Business Combination Agreement against such party, any of its subsidiaries or any of its directors or officers by any shareholder of Lanvin Group or PCAC relating to the Business Combination Agreement, the Mergers or any of the other Transactions, the occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any party to effect the Transactions not to be satisfied or is reasonably likely to have a material adverse effect on the ability of the parties to consummate the Transactions or to materially delay the timing thereof, and such party shall keep the other party reasonably informed regarding any such action. Subject to certain exceptions, Lanvin Group and LGHL shall give PCAC, and PCAC shall give Lanvin Group a reasonable opportunity to participate in the defense or settlement of any such action brought against itself, any of its respective subsidiaries or any of its respective directors or officers and no such settlement shall be agreed to without PCAC or Lanvin Group’s prior consent, as applicable;

•

during the Interim Period, Lanvin Group shall promptly notify PCAC in writing, and PCAC shall promptly notify Lanvin Group in writing, upon any of Lanvin Group and its subsidiaries or PCAC, as applicable, becoming aware: (i) of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any party to effect the Transactions not to be satisfied or (ii) of any notice or other communication from any governmental authority which is reasonably likely to have a material adverse effect on the ability of the parties to consummate the Transactions or to materially delay the timing thereof; and

•

Lanvin Group, LGHL and PCAC shall use their respective reasonable best efforts to cause the PCAC Units, PCAC Ordinary Shares and PCAC Warrants to be delisted from NYSE (or be succeeded by the respective LGHL securities) and to terminate its registration with the SEC pursuant to Sections 12(b), 12(g) and 15(d) of the Exchange Act (or be succeeded by LGHL) as of the Initial Merger Effective Time or as soon as practicable thereafter.

Non-Survival of Warranties and Covenants

Subject to certain exceptions, in the event of a termination of the Business Combination Agreement pursuant to the terms thereof, none of the warranties, covenants, obligations or other agreements in the Business Combination Agreement or in any certificate (including confirmations therein), statement or instrument delivered pursuant to the Business Combination Agreement, including any rights arising out of any breach of such warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (i) those covenants and agreements contained in the Business Combination Agreement that by their terms expressly apply in whole or in part after the Closing, and then only with respect to any breaches occurring after the Closing and (ii) certain miscellaneous provisions of the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, among others, as follows:

•	by mutual written consent of Lanvin Group and PCAC;

•

by Lanvin Group or PCAC by written notice to the other parties, if any governmental authority shall have enacted, issued, promulgated, enforced or entered any governmental order which has become final and non-appealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions;

•

by Lanvin Group or PCAC by written notice to the other parties, if the PCAC Shareholders Approval shall not have been obtained by reason of the failure to obtain the required vote at PCAC’s shareholder meeting duly convened therefor;

•

by PCAC by written notice to the other parties if the Lanvin Group Shareholders Approval shall not have been obtained within ten (10) Business Days after this proxy statement/prospectus became effective;

•

by PCAC by written notice to the other parties if Lanvin Group, LGHL or any Merger Sub is in material breach of its respective warranties or obligations under the Business Combination Agreement that would render any of the conditions to PCAC’s obligations to consummate the Transactions, as described in the section titled “—Conditions to Closing of the Business Combination” above, incapable of being satisfied at the Closing, and such breach is either not capable of being cured or is not cured within a certain period;

•

by Lanvin Group by written notice to the other parties if PCAC is in material breach of its warranties or obligations hereunder that would render any of the conditions to Lanvin Group, LGHL and the Merger Subs’ obligations to consummate the Transactions, as described in the section titled “—Conditions to Closing of the Business Combination” above, incapable of being satisfied on the Closing Date, and such breach is either not capable of being cured or is not cured within a certain period;

•

by Lanvin Group or PCAC by written notice to the other parties, if the Closing shall not have occurred by 5:00 p.m. (Hong Kong time) on the date falling nine (9) months from the date of the Business Combination Agreement or such other date as mutually agreed in writing by Lanvin Group and PCAC; provided that the right to terminate the Business Combination Agreement pursuant to the foregoing shall not be available to any party whose breach (in the case of Lanvin Group, including breach by LGHL or any Merger Sub) of any warranty, covenant or agreement set forth in the Business Combination Agreement in any manner shall have been the primary cause of the failure of the Closing to be have occurred on or prior to such date; or

•

by Lanvin Group or PCAC by written notice to the other parties, if there shall have occurred a PCAC Material Adverse Effect after September 30, 2021 (in the case of a termination by the Company) or a Lanvin Group Material Adverse Effect after December 31, 2021 (in the case of a termination by PCAC).

Expenses

Except as otherwise set forth in the Business Combination Agreement or otherwise agreed in writing between any of the parties, each party shall be responsible for and pay its own expenses incurred in connection with the Business Combination Agreement and the Transactions, including all fees of its legal counsel, financial advisers and accountants; provided that if the Closing shall occur, LGHL shall pay or cause to be paid the out-of-pocket fees and expenses payable by PCAC, the Sponsor, Lanvin Group, LGHL and the Merger Subs in connection with the negotiation, documentation and consummation of the Transactions and, in case of PCAC and the Sponsor, also with all prior potential business combination transactions that have been evaluated or pursued by or on behalf of PCAC.

Governing Law

The Business Combination Agreement, and any claim or cause of action hereunder based upon, arising out of or related to the Business Combination Agreement or the negotiation, execution, performance or enforcement of the Business Combination Agreement, is governed by and construed in accordance with the laws of Hong Kong, without giving effect to the principles of conflicts of laws that would otherwise require the application of the laws of any other jurisdiction; provided that the fiduciary duties of the board of directors of Lanvin Group and PCAC with respect to the relevant Merger(s) are in each case governed by the laws of the Cayman Islands.

Arbitration

The Business Combination Agreement contains a binding arbitration provision whereby the parties thereto agree to settle all disputes arising out of or in connection with the Business Combination Agreement under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules in Hong Kong. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English.

Amendments

On October 17, 2022, PCAC, FFG, LGHL, Merger Sub 1 and Merger Sub 2 entered into Amendment No. 1 to the Business Combination Agreement to (i) change the “Price per Company Share” from US$3.365773 to US$2.6926188 and (ii) provide that the Meritz Investment, will be deemed part of the “Private Placement” under the Business Combination Agreement and, accordingly, its proceeds will count towards satisfaction of the Minimum Cash Condition for closing the business combination.

On October 20, 2022, PCAC, FFG, LGHL, Merger Sub 1 and Merger Sub 2 entered into Amendment No. 2 to the Business Combination Agreement to (i) update the form of the amended and restated memorandum and articles of association of LGHL and make certain adjustments to the Second Merger, in each case in light of the Meritz Investment, and (ii) include an additional closing condition in favor of PCAC relating to the delivery of an undertaking by Fosun International.

On October 28, 2022, PCAC, FFG, LGHL, Merger Sub 1 and Merger Sub 2 entered into Amendment No. 3 to the Business Combination Agreement to remove the arrangements relating to the bonus pool of up to 3,600,000 LGHL Ordinary Shares for eligible holders of PCAC Class A Ordinary Shares who do not redeem their shares in connection with the Business Combination. The parties are in discussions to explore alternative non-redemption incentives for certain selected holders of PCAC Class A Ordinary Shares to commit to not redeem their shares in connection with the Business Combination. We expect that such alternative non-redemption incentives will take the form of secondary share transfers from the Sponsor and/or Fosun Fashion Holdings (Cayman) Limited, our controlling shareholder, to such selected holders in consideration of their entry into a customary non-redemption agreement (the “Non-Redemption Agreement”). The form of Non-Redemption Agreement is filed as Exhibit 10.27 to the registration statement on Form F-4, to which this proxy statement/prospectus relates and the foregoing description of the form of Non-Redemption Agreement is qualified in their entirety by reference thereto. No such Non-Redemption Agreement has been entered into as of the date of this proxy statement/prospectus, and there can be no assurance that any Non-Redemption Agreement will be entered into on any particular terms and conditions, or at all, prior to the closing of the Business Combination.

The Business Combination Agreement may be further amended or modified in whole or in part prior to the Initial Merger Effective Time only by a duly authorized agreement in writing executed by each of the parties; provided that after the Lanvin Group Shareholders Approval or the PCAC Shareholders Approval has been obtained, there shall be no amendment or waiver that, by law or the constitutional documents of Lanvin Group or PCAC, requires further approval by the shareholders of Lanvin Group or PCAC, respectively, without such approval having been obtained.

Ancillary Agreements

This section describes the material provisions of certain additional agreements that were entered into concurrently with, or will be entered into pursuant to (as applicable) the Business Combination Agreement, which are referred to herein as the “Ancillary Agreements”, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Ancillary Agreements.

Subscription Agreements (PIPE Investment)

Concurrently with the execution of the Business Combination Agreement, LGHL and PCAC entered into subscription agreements (the “Initial PIPE Subscription Agreements”, and together with the Additional PIPE Subscription Agreements, the “PIPE Subscription Agreements”) with certain investors including Fosun Fashion Holdings (Cayman) Limited, a majority shareholder of FFG. Pursuant to the Initial PIPE Subscription Agreements, certain investors (the “Initial PIPE Investors”) agreed to subscribe for, and LGHL agreed to issue to such Initial PIPE Investors certain LGHL Ordinary Shares for $10 per share, for an aggregate purchase price equal to $50 million (together with additional subscription by certain investors, if any, of certain LGHL Ordinary Shares pursuant to certain additional subscription agreements to be entered after the date of the Business Combination Agreement and prior to the date on which PCAC Shareholders Approval is obtained (the “Additional PIPE Subscription Agreements”), the “PIPE Investment”, and together with the Forward Purchase Subscriptions and the Meritz Investment, collectively, the “Private Placement”). Pursuant to the Initial PIPE Subscription Agreements, Fosun Fashion Holdings (Cayman) Limited agreed to subscribe for 3,800,000 LGHL Ordinary Shares for an aggregate purchase price of $38 million, of which amount $30 million has already been funded to FFG in advance of the closing of the Business Combination. Subsequently, on October 28, 2022, PCAC, LGHL, Fosun Fashion Holdings (Cayman) Limited, FFG and Fosun International Limited entered into the A&R Subscription Agreement, pursuant to which Fosun Fashion Holdings (Cayman) Limited has agreed to subscribe for a total of 13,327,225 LGHL Ordinary Shares at a price of $10 per share, upsizing its PIPE subscription investment by approximately $95 million, from $38 million to approximately $133 million. The additional approximately $95 million PIPE subscription commitment from Fosun Fashion Holdings (Cayman) Limited will be effected by way of re-investment of all of the repayment proceeds of certain existing shareholder loans that were borrowed by FFG from Fosun International Limited for working capital purposes. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lanvin Group—Liquidity and Capital Resources—Borrowings” in relation to the PIPE Investment by Fosun Fashion Holdings (Cayman) Limited. The closing of the PIPE Investment is contingent upon, among other things, the consummation of the First Merger and the Second Merger immediately preceding it. The LGHL Ordinary Shares to be issued pursuant to the PIPE Subscription Agreements have not been registered under the Securities Act and will be issued in reliance on the availability of an exemption from such registration.

The PIPE Subscription Agreements (and the A&R Subscription Agreement, unless expressly amended and restated therein) provide for certain customary registration rights. In particular, the PIPE Subscription Agreements provide that LGHL is required to use reasonable best efforts to file with the SEC a registration statement registering the resale of such shares and certain other securities referenced therein within thirty (30) days after the Closing. Additionally, LGHL is required to use its reasonable efforts to have the registration statement declared effective promptly after the filing thereof, but no later than sixty (60) days (or 120 days if the SEC notifies LGHL that it will review the registration statement) following the filing date thereof, and to maintain the effectiveness of such registration statement until the earlier of (i) the date on which the relevant PIPE Investor ceases to hold shares covered by such registration statement, and (ii) the date all of the PIPE Investors’ shares covered by the registration statement can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act.

The form of PIPE Subscription Agreement is filed as Exhibit 10.1 and the A&R Subscription Agreement is filed as Exhibit 10.24 to the registration statement on Form F-4, to which this proxy statement/prospectus relates and the foregoing description of the form of PIPE Subscription Agreement and the A&R Subscription Agreement are qualified in their entirety by reference thereto.

Warrant Assignment, Assumption and Amendment Agreement

Concurrently with the execution of the Business Combination Agreement, LGHL, PCAC and Continental Stock Transfer & Trust Company entered into an amendment and restatement (the “Assignment, Assumption and

Amendment Agreement”) of that certain Warrant Agreement, dated January 21, 2021, by and between PCAC and Continental Stock Transfer & Trust Company (the “Existing Warrant Agreement”), pursuant to which, among other things, effective as of the effective time of the Initial Merger, PCAC will assign all of its rights, title and interest in the Existing Warrant Agreement to LGHL.

The Assignment, Assumption and Amendment Agreement is filed as Exhibit 10.6 to the registration statement on Form F-4, to which this proxy statement/prospectus relates and the foregoing description of the Assignment, Assumption and Amendment Agreement is qualified in its entirety by reference thereto.

Investor Rights Agreement

Concurrently with the execution of the Business Combination Agreement, LGHL, the Sponsor, PCAC, FFG and certain existing shareholders of FFG entered into the Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, (i) LGHL agreed to register for resale, pursuant to Rule 415 under the Securities Act, within certain period after the Closing Date, certain LGHL ordinary shares and other equity securities of LGHL held by certain parties from time to time, (ii) the Sponsor and such existing shareholders of FFG will be granted certain registration rights with respect to their respective LGHL ordinary shares, in each case, on the terms and subject to the conditions set forth in the Investor Rights Agreement, and (iii) LGHL agreed that its board of directors shall initially consist of seven (7) directors, with the Sponsor having the right to appoint and remove one (1) individual to serve as a director and the remaining directors nominated by the nominating committee of the board of directors of LGHL in consultation with the Sponsor and in accordance with the nominating committee’s policies and procedures. Certain existing shareholders of FFG subsequently acceded to the agreement.

The Investor Rights Agreement is filed as Exhibit 10.5 to the registration statement on Form F-4, to which this proxy statement/prospectus relates, and the foregoing description of the Investor Rights Agreement is qualified in its entirety by reference thereto.

Sponsor Support Deed

Concurrently with the execution of the Business Combination Agreement, PCAC, LGHL, the Sponsor, certain other holder of Class B ordinary shares of PCAC (the “Other Class B Shareholders”) and FFG entered into the Sponsor Support Deed (the “Sponsor Support Deed”), pursuant to which the Sponsor and such Other Class B Shareholders agreed to, among other things, (i) vote all of their ordinary shares and preferred shares of PCAC held of record or thereafter acquired in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) be bound by certain covenants and agreements in the Business Combination Agreement, including non-solicitation and (iii) be bound by certain transfer restrictions with respect to their shares of PCAC, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Deed, and pursuant to which the Sponsor also agreed to, immediately prior to the consummation of the Initial Merger, irrevocably forfeit and surrender certain Class B ordinary shares of PCAC to PCAC for nil consideration. On October 28, 2022 and in connection with the execution of Amendment No. 3 to the Business Combination Agreement, parties to the Sponsor Support Deed entered into amendment No.1 to the Sponsor Support Deed (the “Amendment No.1 to Sponsor Support Deed”), pursuant to which the Sponsor shall no longer be required to surrender any Class B ordinary shares of PCAC.

The Sponsor Support Deed is filed as Exhibit 10.2 and Amendment No.1 to the Sponsor Support Deed is filed as Exhibit 10.25 to the registration statement on Form F-4, to which this proxy statement/prospectus relates, and the foregoing description of the Sponsor Support Deed and Amendment No.1 to the Sponsor Support Deed are qualified in their entirety by reference thereto.

FFG Shareholders Support Deed

Concurrently with the execution of the Business Combination Agreement, PCAC, LGHL, FFG and certain existing shareholders of FFG entered into a Shareholder Support Deed (the “FFG Shareholder Support Deed”),

pursuant to which such existing shareholders of FFG have agreed to, among other things, (i) vote all of their ordinary shares and preferred shares of FFG held of record or thereafter acquired in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) be bound by certain covenants and agreements in the Business Combination Agreement, including non-solicitation and (iii) be bound by certain transfer restrictions with respect to their shares of FFG, in each case on the terms and subject to the conditions set forth in the Lanvin Group Shareholder Support Deed, and pursuant to which Fosun Fashion Holdings (Cayman) Limited also agreed to, immediately prior to the consummation of the Second Merger, irrevocably forfeit and surrender certain ordinary shares of FFG to FFG for nil consideration. Certain existing shareholders of FFG subsequently acceded to the agreement. On October 28, 2022 and in connection with the execution of Amendment No. 3 to the Business Combination Agreement, PCAC, LGHL, FFG and Fosun Fashion Holdings (Cayman) Limited entered into a letter agreement (the “Letter Agreement”), pursuant to which Fosun Fashion Holdings (Cayman) Limited shall not be obliged to surrender any ordinary shares of FFG, notwithstanding the terms of the FFG Shareholder Support Deed.

The FFG Shareholder Support Deed is filed as Exhibit 10.3 and the Letter Agreement is filed as Exhibit 10.26 to the registration statement on Form F-4, to which this proxy statement/prospectus relates, and the foregoing description of the FFG Shareholder Support Deed and the Letter Agreement are qualified in their entirety by reference thereto.

Lock-up Agreements

Concurrently with the execution of the Business Combination Agreement, LGHL, PCAC, certain existing shareholders of FFG, the Sponsor and the Other Class B Shareholders entered into a Lock-Up Agreement (the “Lock-Up Agreement”), pursuant to which (i) Sponsor, the Other Class B Shareholders, Fosun and its affiliates, and their respective permitted transferees agreed not to sell, transfer or otherwise dispose of any Lock-Up Securities (as defined below) owned by them from the Closing until the earliest of (x) the date that is 12 months after the Closing Date; (y) the date on which LGHL completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of LGHL’s shareholders having the right to exchange their LGHL ordinary shares for cash, securities or other property (a “Liquidation Event Date”) and (z) if the last reported sale price of LGHL ordinary shares equals or exceeds US$12.00 per share (as adjusted for share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (ii) such existing shareholders of FFG and their respective permitted transferees (other than Fosun, its affiliates and permitted transferees) agreed not to sell, transfer or otherwise dispose of any Lock-Up Securities (as defined below) owned by them from the Closing until the earlier of (x) the date that is 180 days after the Closing Date and (y) the Liquidation Event Date.

The “Lock-Up Securities” (i) with respect to any of the Sponsor, the Other Class B Shareholders and their respective permitted transferees, are LGHL ordinary shares and the LGHL warrants (or LGHL ordinary shares issued or issuable upon the conversion or exercise of the LGHL warrants) held by such person immediately following the Closing (other than LGHL ordinary shares acquired pursuant to the Private Placement or in the public market), and (ii) with respect to any of the existing shareholders of Lanvin Group and their respective permitted transferees, are (A) LGHL ordinary shares held by such person immediately following the Closing (other than LGHL ordinary shares acquired pursuant to the Private Placement or in the public market) and (B) LGHL ordinary shares issued to directors and officers of LGHL upon settlement or exercise of restricted stock units, stock options or other equity awards outstanding as of immediately following the Closing.

The Lock-up Agreement dated as of March 23, 2022 is filed as Exhibit 10.4 to the registration statement on Form F-4, to which this proxy statement/prospectus relates, and the foregoing description of the Lock-up Agreement is qualified in its entirety by reference thereto.

Certain additional shareholders of FFG subsequently entered into a Lock-Up Agreement with PCAC and FFG, on terms that are substantially the same as those applicable to the minority shareholders of FFG party to the Lock-up Agreement dated as of March 23, 2022.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q. Why am I receiving this proxy statement/ prospectus?	A. PCAC and Lanvin Group have agreed to a business combination under the terms of the Business Combination Agreement that is described in this proxy statement/prospectus. The Business Combination Agreement provides for, among other things, the merger of PCAC with and into the Merger Sub 1, pursuant to which each outstanding ordinary share of PCAC will be exchanged for a certain number of LGHL Ordinary Shares and each outstanding warrant of PCAC will be exchanged for one LGHL Warrant and the other transactions contemplated by the Business Combination Agreement. This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

Q. What is being voted on at the Special Meeting?

A. PCAC’s shareholders are being asked to vote to approve the Business Combination Agreement and the transactions contemplated thereby, including the Merger. See the sections entitled “The Business Combination Proposal” and “The Merger Proposal”.

The shareholders may also be asked to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated votes at the time of the Special Meeting, PCAC would not have been authorized to consummate the Business Combination. See the section entitled “The Adjournment Proposal”.

PCAC will hold the Special Meeting to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. Shareholders should read it carefully.

The vote of shareholders is important. Shareholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q. Why is PCAC proposing the Business Combination?

A. PCAC was organized to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

PCAC completed its IPO on January 26, 2021.

Lanvin Group is a global luxury fashion group with five portfolio brands. PCAC believes that a business combination with Lanvin Group will provide PCAC shareholders with an opportunity to participate in a company with significant growth potential. See the section entitled “The Business Combination Proposal — Recommendation of PCAC’s Board of Directors”.

Q. Why is PCAC providing shareholders with the opportunity to vote on the Business Combination?	A. Under its amended and restated memorandum and articles of association, PCAC must provide all holders of its public shares with the opportunity to have their public shares redeemed upon the consummation of its initial business combination either in conjunction with a tender offer or in conjunction with a shareholder vote. For business and other reasons, PCAC has elected to provide its shareholders with the opportunity to have their public shares redeemed in connection with a shareholder vote rather than a tender offer. Therefore, PCAC is seeking to obtain the approval of its shareholders of the Business Combination Proposal in order to allow its public shareholders to effectuate redemptions of their public shares in connection with the Closing.

Q. Are the proposals conditioned on one another?	A. Unless the Business Combination Proposal is approved, the Merger Proposal will not be presented to the shareholders of PCAC at the Special Meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that in the event that the Business Combination Proposal and the Merger Proposal do not receive the requisite vote for approval, then PCAC will not consummate the Business Combination. If PCAC does not consummate the Business Combination and fails to complete an initial business combination within 24 months from the date of its public offering (or such later date as PCAC’s shareholders may approve), PCAC will be required to dissolve and liquidate the Trust Account by returning the then remaining funds in such account to its public shareholders.

Q. What will happen in the Business Combination?	A. At the Closing, it is proposed that (i) PCAC shall merge with and into Merger Sub 1, with Merger Sub 1 surviving such merger (the “Initial Merger”); (ii) Merger Sub 2 shall merge with and into Lanvin Group, with Lanvin Group surviving such merger (the “Second Merger”); and (iii) subsequently, Merger Sub 1 as the surviving company of the Initial Merger shall merge with and into Lanvin Group as the surviving company of the Second Merger, with Lanvin Group surviving such merger (the “Third Merger”, and together with the Initial Merger and the Second Merger, the “Mergers”). Upon consummation of the Mergers, Lanvin Group and PCAC will each become a wholly-owned subsidiary of LGHL and shareholders of Lanvin Group and PCAC will exchange their Lanvin Group and PCAC securities (as the case may be) for securities of LGHL. The cash held in the Trust Account (other than any such cash to be paid to holders of the public shares that have properly elected to redeem their public shares) and the proceeds from the financing transactions in connection with the Business Combination will be used by LGHL for the growth plans of its existing brands, marketing and branding, and potential new investments following the consummation of the Business Combination after payments of certain transaction expenses incurred in connection with the Business Combination and the deferred underwriting commission incurred in connection with PCAC’s IPO. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A. For a description of LGHL’s organizational structure upon consummation of the Business Combination, please see “The Business Combination Proposal — Transaction and Organizational Structures Prior to and Following the Consummation of the Business Combination”.

Q. What conditions must be satisfied to complete the Business Combination?

A. There are a number of closing conditions to the Business Combination, including, but not limited to, the following:

•   the approval of the Business Combination Agreement and the transactions contemplated thereby and related matters by the requisite vote of PCAC’s shareholders;

•   the approval of the Business Combination Agreement and the transactions contemplated thereby and related matters by the requisite vote of Lanvin Group’s shareholders;

• the waiting period or periods (including any extension thereof) applicable to the consummation of the transactions contemplated under the Business

Combination Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have terminated or expired;

•   no governmental authority shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or governmental order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions;

•   LGHL having at least $5,000,001 in net tangible assets upon consummation of the Business Combination, after giving effect to public shareholders’ exercise of their redemption rights and the Private Placement;

•   the Minimum Cash Condition;

•   the effectiveness of the registration statement of which this proxy statement/prospectus forms a part; and

•   the approval of listing of LGHL’s securities by NYSE.

For a summary of all of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “Summary of the Material Terms of the Business Combination – General Description of the Business Combination Agreement”.

Q. Did the PCAC board obtain a third party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?	A. PCAC’s board of directors did not obtain a third party valuation or fairness opinion in connection with its determination to approve the Business Combination. The officers and directors of PCAC have substantial experience in evaluating the operating and financial merits of companies similar to Lanvin Group and concluded that their experience and backgrounds enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, PCAC’s officers and directors and its advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of PCAC’s board of directors in valuing Lanvin Group’s business and assuming the risk that the PCAC board of directors may not have properly valued such business.

Q. How many votes do I have at the Special Meeting?	A. PCAC shareholders are entitled to one vote at the Special Meeting for each PCAC Ordinary Share held of record as of November 8, 2022, the Record Date for the Special Meeting. As of the close of business on the Record Date, there were 41,400,000 PCAC Class A Ordinary Shares and 12,350,000 PCAC Class B Ordinary Shares issued and outstanding.

Q. What vote is required to approve the proposals presented at the Special Meeting?	A. The approval of each of the Business Combination Proposal and the Adjournment Proposal requires an Ordinary Resolution. The approval of the Merger Proposal requires a Special Resolution. Assuming a quorum is established, a shareholder’s failure to vote by proxy or to vote in person at the Special Meeting will have no effect on any of the proposals. The Sponsor, directors and officers of PCAC have agreed to vote their shares in favor of the Business Combination Proposal and the Merger Proposal. As of the date of this proxy statement/prospectus, the Sponsor, directors and officers of PCAC beneficially owned an aggregate of 11,350,000 PCAC Ordinary Shares. In addition, the Forward Purchase Investors have agreed to vote their shares in favor of the Business Combination Proposal and the Merger Proposal. As of the date of this proxy statement/prospectus, the Forward Purchase Investors owned an aggregate of 1,000,000 PCAC Ordinary Shares.

Q. What constitutes a quorum at the Special Meeting?	A. Holders of a majority in voting power of PCAC Ordinary Shares issued and outstanding and entitled to vote at the Special Meeting constitute a quorum. In the absence of a quorum, the chairman of the Special Meeting has the power to adjourn the Special Meeting. As of the Record Date, 26,875,001 PCAC Ordinary Shares would be required to achieve a quorum.

Q. How do the insiders of PCAC intend to vote on the proposals?	A. The Sponsor, officers and directors of PCAC beneficially own and are entitled to vote an aggregate of approximately 21% of the outstanding PCAC Ordinary Shares. These parties have agreed to vote their securities in favor of the Business Combination Proposal and the Merger Proposal. The Sponsor, officers and directors of PCAC have also indicated that they intend to vote their shares in favor of all other proposals being presented at the Special Meeting.

Q. Do I have redemption rights?	A. Pursuant to PCAC’s amended and restated memorandum and articles of association, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with PCAC’s amended and restated memorandum and articles of association. As of September 30, 2022, based on funds in the Trust Account of approximately $416.5 million, this would have amounted to approximately $10 per public share. If a holder exercises its redemption rights, then such holder will be exchanging its PCAC Ordinary Shares for cash. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to PCAC’s transfer agent prior to the Special Meeting. See the section titled “Extraordinary General Meeting of PCAC Shareholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash, as well as “Comparative Share Information” for details regarding the relevant redemption scenarios.

Q. As long as I vote on the Business Combination, will how I vote affect my ability to exercise redemption rights?	A. No. You may exercise your redemption rights whether you vote your PCAC Ordinary Shares “FOR” or “AGAINST” the Business Combination Proposal or any other proposal described by this proxy statement/prospectus. As a result, the Business Combination Agreement can be approved by shareholders who will redeem their shares and no longer remain shareholders, leaving shareholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer shareholders, potentially less cash and the potential inability to meet the listing standards of NYSE.

Q. How do I exercise my redemption rights?	A. If you are a holder of public shares and wish to exercise your redemption rights, you must demand that PCAC redeem your shares for cash no later than 5:00 p.m. Eastern Time on December 7, 2022 (two (2) business days prior to the vote on the Business Combination Proposal) by (A) submitting your request in writing to Mark Zimkind of Continental Stock Transfer & Trust Company, at the address listed at the end of this section, and (B) delivering your shares to PCAC’s transfer agent physically or electronically using The Depository Trust Company’s DWAC System. As long as you vote on the Business Combination Proposal, you may affirmatively vote either for or against the Business

Combination Proposal without affecting your eligibility for exercising your redemption rights. Your vote on any proposal other than the Business Combination Proposal will not have any impact on your eligibility for exercising redemption rights. Any holder of public shares satisfying requirements for exercising redemption rights set forth herein will be entitled to demand that his shares be redeemed for a full pro rata portion of the amount then in the Trust Account (which was approximately $416.5 million, or approximately $10 per public share, as of September 30, 2022). Such amount, less any owed but unpaid taxes on the funds in the Trust Account, will be paid promptly upon consummation of the Business Combination. There are currently no owed but unpaid income taxes on the funds in the Trust Account. However, under Cayman Islands law, the proceeds held in the Trust Account could be subject to claims which could take priority over those of PCAC’s public shareholders exercising redemption rights, regardless of whether such holders vote for or against the Business Combination Proposal. Therefore, the per-share distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the Business Combination Proposal at the Special Meeting. If you deliver your shares for redemption to PCAC’s transfer agent and later decide prior to the Special Meeting not to elect conversion, you may request that PCAC’s transfer agent return the shares (physically or electronically). You may make such request by contacting PCAC’s transfer agent at the phone number or address listed at the end of this section.

Any corrected or changed proxy card or written demand of redemption rights must be received by PCAC’s secretary prior to the vote taken on the Business Combination Proposal at the Special Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to PCAC’s transfer agent at least two (2) business days prior to the vote at the Special Meeting.

If a holder of public shares properly makes a demand for redemption as described above, then, if the Business Combination is consummated, PCAC will redeem such holder’s shares for a pro rata portion of funds deposited in the Trust Account. If you exercise your redemption rights, then you will be exchanging your PCAC Ordinary Shares for cash and will not be entitled to LGHL Ordinary Shares upon consummation of the Business Combination. If the Business Combination is not approved or completed for any reason, then holders of public shares who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the Trust Account. In such case, PCAC will promptly return any shares delivered by public holders and such holders may only share in the assets of the Trust Account upon the liquidation of PCAC. This may result in holders receiving less than they would have received if the Business Combination was completed and they exercised redemption rights in connection therewith due to potential claims of creditors.

If you are a holder of public shares and you exercise your redemption rights, it will not result in the loss of any PCAC Warrants that you may hold. Your warrants will become exercisable to purchase one LGHL Ordinary Share in the form of Ordinary Shares in lieu of one PCAC Ordinary Share for a purchase price of $11.50 per Ordinary Share upon consummation of the Business Combination.

Q. If I am a warrant holder, can I exercise redemption rights with respect to my warrants?	A. No. The holders of PCAC Warrants have no redemption rights with respect to such securities.

Q. If I am a unit holder, can I exercise redemption rights with respect to my units?

A. No. Holders of outstanding units must separate the underlying PCAC Ordinary Shares and PCAC Warrants prior to exercising redemption rights with respect to the public shares.

If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company, PCAC’s transfer agent, with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units. See the question “How do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, PCAC’s transfer agent. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q. Do I have appraisal rights if I object to the proposed Business Combination?	A. Neither PCAC unit holders nor PCAC Warrant holders have appraisal rights in connection with the Business Combination under the Cayman Companies Act.

Q. I am a PCAC Warrant holder. Why am I receiving this proxy statement/ prospectus?	A. As a holder of PCAC Warrants, upon consummation of the Business Combination, you will be entitled to purchase one LGHL Ordinary Share in lieu of one PCAC Ordinary Share at a purchase price of $11.50 per Ordinary Share. This proxy statement/prospectus includes important information about LGHL and the business of LGHL and its subsidiaries following the consummation of the Business Combination. Since holders of PCAC Warrants will become holders of LGHL warrants and may become holders of LGHL Ordinary Share upon consummation of the Business Combination, we encourage you to read the information contained in this proxy statement/prospectus carefully.

Q. What happens to the funds deposited in the Trust Account after consummation of the Business Combination?	A. A total of $414 million was placed in the Trust Account immediately following the PCAC initial public offering and simultaneous private placement (including upon the exercise of the underwriters’ over-allotment option). After consummation of the Business Combination, the funds in the Trust Account will be released to LGHL and used by LGHL to pay holders of the public shares who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination (including fees of approximately $14,490,000 to certain underwriters in connection with the Business Combination), for expenses related to prior proposed business combinations that were not consummated and for working capital and general corporate purposes of LGHL.

Q. What happens if a substantial number of public shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?	A. Unlike some other blank check companies which require public shareholders to vote against a business combination in order to exercise their redemption rights, PCAC’s public shareholders may vote in favor of the Business Combination but still exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of public shareholders is substantially reduced as a result of redemptions by public shareholders. However, the Business Combination will only be consummated if, upon the consummation of the Business Combination, LGHL has at least $5,000,001 of net tangible assets after giving effect to the payment of amounts that PCAC will be required to pay to redeeming shareholders upon consummation of the Business Combination and the Minimum Cash Condition is satisfied or waived. As a result, with fewer public shares and public shareholders, the trading market for LGHL Ordinary Share may be less liquid than the market for PCAC Ordinary Shares was prior to the Business Combination and LGHL may not be able to meet the listing standards of NYSE or another national securities exchange, which is a condition to closing the Business Combination. In addition, with fewer funds available from the Trust Account, the working capital infusion from the Trust Account into Lanvin Group’s business will be reduced.

Q. Will PCAC enter into any equity financing arrangements in connection with the Business Combination?	A. Yes. PCAC entered into a Forward Purchase Agreement with each of the Forward Purchase Investors on January 4, 2021 and January 5, 2021, respectively, pursuant to which, amongst others, the Forward Purchase Investors have agreed to purchase an aggregate of 8,000,000 PCAC Class A Ordinary Shares, plus an aggregate of 2,000,000 PCAC Warrants to purchase PCAC Class A Ordinary Share at $11.50 per share, for an aggregate purchase price of $80,000,000, or $10.00 per PCAC Class A Ordinary Share, in a private placement to close concurrently with the Closing, and an aggregate of 1,000,000 PCAC Class B Ordinary Shares were transferred by the Sponsor to the Forward Purchase Investors for no consideration. On March 23, 2022, PCAC and LGHL entered into the Subscription Agreements with certain investors for the PIPE Investment, pursuant to which LGHL agreed to issue and sell to the PIPE Investors $50,000,000 of LGHL Ordinary Shares, at a price of $10.00 per share, simultaneously with or immediately following Closing. Pursuant to the Initial PIPE Subscription Agreements, Fosun Fashion Holdings (Cayman) Limited agreed to subscribe for 3,800,000 LGHL Ordinary Shares for an aggregate purchase price of $38 million, of which amount $30 million has already been funded to FFG in advance of the closing of the Business Combination. Subsequently, on October 28, 2022, PCAC, LGHL, Fosun Fashion Holdings (Cayman) Limited, FFG and Fosun International Limited entered into the A&R Subscription Agreement, pursuant to which Fosun Fashion Holdings (Cayman)

Limited has agreed to subscribe for a total of 13,327,225 LGHL Ordinary Shares at a price of $10 per share, upsizing its PIPE subscription investment by approximately $95 million, from $38 million to approximately $133 million. The additional approximately $95 million PIPE subscription commitment from Fosun Fashion Holdings (Cayman) Limited will be effected by way of re-investment of all of the repayment proceeds of certain existing shareholder loans that were borrowed by FFG from Fosun International Limited for working capital purposes. The PIPE Investment is conditioned on the Business Combination having been consummated substantially concurrently with, and immediately prior to, the closing of the sale of the subscription shares and other customary closing conditions. The proceeds from the Forward Purchase Subscriptions and the PIPE Investment will be used for LGHL’s working capital and general corporate purposes.

Q. What happens if the Business Combination is not consummated?	A. If PCAC does not complete the Business Combination with Lanvin Group or another business combination by January 26, 2023 (or such other date as may be approved by PCAC’s shareholders), PCAC must redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to an amount then held in the Trust Account (currently anticipated to be approximately $10 per public share as of December 14, 2022, the anticipated closing date).

Q. When do you expect the Business Combination to be completed?	A. It is currently anticipated that the Business Combination will be consummated promptly following the Special Meeting which is set for December 9, 2022; however, such Special Meeting could be adjourned, as described above. For a description of the conditions for the completion of the Business Combination, see the section entitled “Summary of the Material Terms of the Business Combination — General Description of the Business Combination Agreement — Conditions to Closing of the Business Combination”.

Q. What do I need to do now?	A. PCAC urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a shareholder and/or warrant holder of PCAC. Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q. How do I vote?	A. If you are a holder of record of PCAC Ordinary Shares on the Record Date, you may vote in person at the Special Meeting or by submitting a proxy for the Special Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name”, which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q. If my shares are held in “street name”, will my broker, bank or nominee automatically vote my shares for me?	A. As disclosed in this proxy statement/prospectus, your broker, bank or nominee cannot vote your shares on the Business Combination Proposal or the Merger Proposal unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q. May I change my vote after I have mailed my signed proxy card?	A. Yes. Shareholders may send a later-dated, signed proxy card to PCAC at the address set forth below so that it is received by PCAC prior to the vote at the Special Meeting or attend the Special Meeting in person and vote. Shareholders also may revoke their proxy by sending a notice of revocation to PCAC’s secretary, which must be received prior to the vote at the Special Meeting.

Q. What happens if I fail to take any action with respect to the Special Meeting?	A. If you fail to take any action with respect to the Special Meeting and the Business Combination is approved by shareholders and consummated, you will become a shareholder and/or warrant holder of LGHL. If you fail to take any action with respect to the Special Meeting and the Business Combination is not approved, you will continue to be a shareholder and/or warrant holder of PCAC.

Q. What should I do with my share and/or warrants certificates?	A. PCAC Warrant holders should not submit their warrant certificates now and those shareholders who do not elect to have their public shares redeemed for a pro rata share of the Trust Account should not submit their share certificates now. After the consummation of the Business Combination, LGHL’s transfer agent will send instructions to PCAC shareholders regarding the exchange of their PCAC securities for LGHL securities. PCAC shareholders who exercise their redemption rights must deliver their share certificates to PCAC’s transfer agent (either physically or electronically) at least two (2) business days prior to the vote at the Special Meeting.

Q. What should I do if I receive more than one set of voting materials?	A. Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your PCAC Ordinary Shares.

Q. Who can help answer my questions?

A. If you have questions about the Business Combination or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

Primavera Capital Acquisition Corporation

41/F Gloucester Tower

15 Queen’s Road Central

Hong Kong

Email: ir@pvspac.com

Proxy Solicitor: Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford CT 06902

Telephone: (800) 662-5200 or banks and brokers can call collect at (203) 658-9400

Or:

You may also obtain additional information about PCAC from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information”. If you are a holder of public shares and you intend to seek redemption of your shares, you will need to deliver your shares (either physically or electronically) to PCAC’s transfer agent at the address below at least two (2) business days prior to the vote at the Special Meeting. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Mark Zimkind

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

E-mail: mzimkind@continentalstock.com

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements. Forward-looking statements include all statements that are not historical statements of fact and statements regarding, but not limited to, the respective expectations, hopes, beliefs, intention or strategies of LGHL, Lanvin Group (FFG) or PCAC regarding the future. You can identify these statements by forward-looking words such as “may”, “expect”, “predict”, “potential”, “anticipate”, “contemplate”, “believe”, “estimate”, “intends”, “will”, “would” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

LGHL, Lanvin Group (FFG) and PCAC believe it is important to communicate their expectations to their shareholders. However, there may be events in the future that they are not able to predict accurately or over which they have no control. The risk factors and cautionary language discussed in this proxy statement/prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by LGHL, Lanvin Group or PCAC in such forward-looking statements, including among other things:

•	the number and percentage of PCAC’s public shareholders voting against the Business Combination Proposal and/or seeking redemption;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•	LGHL’s ability to satisfy the listing criteria of NYSE and to maintain the listing of its securities on NYSE following the Business Combination;

•	changes adversely affecting the business in which Lanvin Group is engaged;

•

the projected financial information, anticipated growth rate, profitability and market opportunity of LGHL and Lanvin Group (FFG) may not be an indication of the actual results of the Business Combination or the future results of LGHL and Lanvin Group (FFG);

•	management of growth;

•	the impact of COVID-19 or similar public health crises on Lanvin Group’s business;

•	LGHL’s ability to develop and maintain effective internal controls;

•	high levels of competition in the luxury products market;

•	general economic conditions;

•	Lanvin Group’s business strategy and plans;

•	the result of future financing efforts; and

•	other factors discussed elsewhere in this proxy statement/prospectus, including tin the section entitled “Risk Factors”.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this proxy statement/prospectus. All forward-looking statements included herein attributable to any of PCAC, Lanvin Group or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section as well as any other cautionary statements contained herein. Except to the extent required by applicable laws and regulations, PCAC and Lanvin Group undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

Before a shareholder grants its proxy or instructs how its vote should be cast or vote on the Business Combination Proposal, the Merger Proposal or the Adjournment Proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect PCAC, LGHL and/or Lanvin Group. Therefore, you should read this proxy statement/prospectus completely and with the understanding that LGHL’s actual future results may be materially different from the expectations of PCAC, LGHL and/or Lanvin Group.

SELECTED HISTORICAL FINANCIAL INFORMATION

PCAC

The following selected historical financial information of PCAC set forth below should be read in conjunction with the section of this proxy statement/prospectus entitled “PCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and PCAC’s historical audited and unaudited financial statements and the related notes thereto included elsewhere in this proxy statement/prospectus.

The following financial information as of and for the year ended December 31, 2021 are derived from PCAC’s audited historical financial statements, which are included elsewhere in this proxy statement/prospectus. The following financial information as of June 30, 2022 and for the six month periods ended June 30, 2021 and 2022 are derived from PCAC’s unaudited historical financial statements, which are included elsewhere in this proxy statement/prospectus

The unaudited historical financial statements were prepared on a basis consistent with our audited historical financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the financial information. The results for any interim period are not necessarily indicative of the results that may be expected for the full year. In addition, the results of operations for any period are not necessarily indicative of the results to be expected for any future period.

	For the Year Ended December 31, 2021 (Audited)	For the Six Months Ended
		June 30, 2022 (Unaudited)	June 30, 2021 (Unaudited)
Statement of Operations Data:
Loss from operations	$(3,456,132)	$(2,688,299)	$(530,635)
Total Other income (expense), net	$24,335,174	$12,821,166	$12,641,705

Net income (loss)	$20,879,042	$10,132,867	$12,111,070

Weighted average shares outstanding, Class A redeemable ordinary shares	38,450,959	41,400,000	35,453,039
Basic and diluted net income per share, Class A redeemable ordinary shares	$0.41	$0.19	$0.25
Weighted average shares outstanding, Class B non-redeemable ordinary shares	12,257,534	12,350,000	12,156,077
Basic and diluted net income per share, Class B non-redeemable ordinary shares	$0.41	$0.19	$0.25

	As of December 31, 2021 (Audited)	As of June 30, 2022 (Unaudited)
Balance Sheet Data:
Working capital (deficiency)	$(2,120,255)	$(4,813,477)
Total assets	$415,120,730	$415,108,010
Total liabilities	$38,013,698	$27,868,111
Class A ordinary shares subject to possible redemption	$414,000,000	$414,646,746
Shareholder’s equity (deficit)	$(36,892,203)	$(27,406,847)

LANVIN GROUP

The following tables present Lanvin Group’s selected consolidated financial and other data. The consolidated statements of profit or loss for the years ended December 31, 2021 and 2020 and consolidated statements of financial position as at December 31, 2021 and 2020, have been derived from Lanvin Group’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus. The unaudited interim condensed consolidated statements of profit or loss for the six months ended June 30, 2022 and 2021 and the unaudited interim condensed consolidated statements of financial position as at June 30, 2022 and December 31, 2021, have been derived from Lanvin Group’s unaudited interim condensed consolidated financial statements included elsewhere in this proxy statement/prospectus.

The financial data set forth below should be read in conjunction with, and is qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lanvin Group” and the consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus. Lanvin Group’s consolidated financial statements are prepared and presented in accordance with IFRS. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Lanvin Group following the Business Combination.

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE LOSS

	For the years ended December 31,		For the six months ended June 30,
	2021	2020	2022	2021
			(unaudited)
(Euro thousands)
Continuing operations
Revenue	308,822	222,612	201,700	116,882
Cost of sales	(138,920)	(105,218)	(88,957)	(56,327)

Gross profit	169,902	117,394	112,743	60,555

Marketing and selling expenses	(165,502)	(151,631)	(106,810)	(70,683)
General and administrative expenses	(122,497)	(115,181)	(75,771)	(54,807)
Other operating income and expenses	10,083	(18,399)	8,378	1,420

Loss from operations before non-underlying items	(108,014)	(167,817)	(61,460)	(63,515)
Non-underlying items	45,206	43,546	570	467

Loss from operations	(62,808)	(124,271)	(60,890)	(63,048)
Finance cost – net	(9,313)	(12,989)	(8,080)	(5,119)

Loss before income tax	(72,121)	(137,260)	(68,970)	(68,167)
Income tax expenses	(4,331)	1,603	256	(461)

Loss for the years/periods	(76,452)	(135,657)	(68,714)	(68,628)

Attributable to:
Owners of the Company	(65,354)	(110,761)	(57,504)	(54,412)
Non-controlling interests	(11,098)	(24,896)	(11,210)	(14,216)
Loss per share in EURO
Basic and diluted (in Euro per share)	(0.19)	(0.41)	(0.17)	(0.17)

Loss for the years/periods	(76,452)	(135,657)	(68,714)	(68,628)
Other comprehensive (loss)/income
Items that may be subsequently reclassified to profit or loss
- Currency translation differences, net of tax	(7,612)	6,671	(8,562)	1,084

	For the years ended December 31,		For the six months ended June 30,
	2021	2020	2022	2021
			(unaudited)
(Euro thousands)
Items that will not be subsequently reclassified to profit or loss
- Employee benefit obligations: change in value resulting from actuarial losses, net of tax	(438)	(307)	272	(18)

Total comprehensive loss for the years/periods	(84,502)	(129,293)	(77,004)	(67,562)

Attributable to:
Owners of the Company	(72,114)	(106,049)	(64,598)	(67,390)
Non-controlling interests	(12,388)	(23,244)	(12,406)	(172)

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Unaudited)

	At June 30, 2022	At December 31, 2021
(Euro thousands)
Assets
Non-current assets
Intangible assets	181,357	181,234
Goodwill	69,323	69,323
Property, plant and equipment	41,995	40,564
Right-of-use assets	113,581	118,775
Deferred income tax assets	16,768	17,070
Other non-current assets	16,460	15,742

	439,484	442,708

Current assets
Inventories	109,335	92,335
Trade receivables	51,399	39,781
Other current assets	34,995	41,706
Cash and bank balances	51,262	88,981

	246,991	262,803

Total assets	686,475	705,511

Liabilities
Non-current liabilities
Non-current borrowings	9,583	11,212
Non-current lease liabilities	98,120	102,987
Non-current provisions	3,944	4,166
Employee benefits	17,475	18,464
Deferred income tax liabilities	53,264	54,179
Other non-current liabilities	961	1,080

	183,347	192,088

Current liabilities
Trade payables	66,273	58,151
Bank overdrafts	—	14
Current borrowings	100,443	55,559
Current lease liabilities	36,538	37,072
Current provisions	3,525	3,141
Other current liabilities	78,230	68,660

	285,009	222,597

Total liabilities	468,356	414,685

Net assets	218,119	290,826

Equity
Equity attributable to owners of the Company
Share capital	339,259	339,259
Treasury shares	(3)	(3)
Other reserves	146,756	149,460
Accumulated losses	(281,832)	(224,328)

	204,180	264,388
Non-controlling interests	13,939	26,438

Total equity	218,119	290,826

	At December 31,
	2021	2020
(Euro thousands)
Assets
Non-current assets
Intangible assets	181,234	175,542
Goodwill	69,323	69,323
Property, plant and equipment	40,564	26,879
Right-of-use assets	118,775	117,917
Deferred income tax assets	17,070	13,608
Other non-current assets	15,742	8,280

	442,708	411,549

Current assets
Inventories	92,335	75,842
Trade receivables	39,781	22,191
Other current assets	41,706	23,353
Cash and bank balances	88,981	44,935

	262,803	166,321

Total assets	705,511	577,870

Liabilities
Non-current liabilities
Non-current borrowings	11,212	11,399
Non-current lease liabilities	102,987	104,382
Non-current provisions	4,166	3,286
Employee benefits	18,464	19,085
Deferred income tax liabilities	54,179	53,284
Other non-current liabilities	1,080	1,338

	192,088	192,774

Current liabilities
Trade payables	58,151	47,436
Bank overdrafts	14	764
Current borrowings	55,559	7,438
Current lease liabilities	37,072	32,503
Current provisions	3,141	2,490
Other current liabilities	68,660	44,070

	222,597	134,701

Total liabilities	414,685	327,475

Net assets	290,826	250,395

Equity
Equity attributable to owners of the Company
Share capital	339,259	289,165
Treasury shares	(3)	—
Other reserves	149,460	81,198
Accumulated losses	(224,328)	(158,974)

	264,388	211,389
Non-controlling interests	26,438	39,006

Total equity	290,826	250,395

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(Unaudited)

	Attributable to owners of the Company					Non-controlling interests	Total equity
(Euro thousands)	Issued capital	Treasury shares	Other Reserves	Accumulated losses	Total
Balance at December 31, 2021	339,259	(3)	149,460	(224,328)	264,388	26,438	290,826

Comprehensive loss
Loss for the period	—	—	—	(57,504)	(57,504)	(11,210)	(68,714)
Currency translation difference	—	—	(7,366)	—	(7,366)	(1,196)	(8,562)
Net actuarial losses from defined benefit plans	—	—	272	—	272	—	272

Total comprehensive loss	—	—	(7,094)	(57,504)	(64,598)	(12,406)	(77,004)

Transactions with owners
Employee share-based compensation	—	—	4,297	—	4,297	—	4,297
Changes in ownership interest in subsidiaries without change of control	—	—	93	—	93	(93)	—

Total transactions with owners	—	—	4,390	—	4,390	(93)	4,297

Balance at June 30, 2022	339,259	(3)	146,756	(281,832)	204,180	13,939	218,119

Balance at December 31, 2020	289,165	—	81,198	(158,974)	211,389	39,006	250,395

Comprehensive loss
Loss for the period	—	—	—	(54,412)	(54,412)	(14,216)	(68,628)
Currency translation difference	—	—	1,255	—	1,255	(171)	1,084
Net actuarial losses from defined benefit plans	—	—	(17)	—	(17)	(1)	(18)

Total comprehensive loss	—	—	1,238	(54,412)	(53,174)	(14,388)	(67,562)

Transactions with owners
Capital injection from shareholders	22,397	—	23,293	—	45,690	—	45,690
Employee share-based compensation	—	—	3,373	—	3,373	—	3,373
Changes in ownership interest in a subsidiary without change of control	—	—	1,848	—	1,848	(1,848)	—

Total transactions with owners	22,397	—	28,514	—	50,911	(1,848)	49,063

Balance at June 30, 2021	311,562	—	110,950	(213,386)	209,126	22,770	231,896

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Attributable to owners of the Company					Non-controlling interests	Total equity
	Issued capital	Treasury shares	Other Reserves	Accumulated losses	Total

(Euro thousands)
Balance at January 1, 2020	265,731	—	44,607	(48,213)	262,125	61,342	323,467

Comprehensive loss
Loss for the year	—	—	—	(110,761)	(110,761)	(24,896)	(135,657)
Currency translation difference	—	—	4,893	—	4,893	1,778	6,671
Net actuarial losses from defined benefit plans	—	—	(181)	—	(181)	(126)	(307)

Total comprehensive loss	—	—	4,712	(110,761)	(106,049)	(23,244)	(129,293)

Transactions with owners
Capital injection from shareholders	23,434	—	24,279	—	47,713	—	47,713
Employee share-based compensation	—	—	5,389	—	5,389	—	5,389
Debt forgiveness by shareholder	—	—	3,176	—	3,176	—	3,176
Capital contribution from non-controlling interests	—	—	119	—	119	548	667
Changes in ownership interest in subsidiaries without change of control	—	—	(1,084)	—	(1,084)	360	(724)
Others	—	—	—	—	—	—	—

Total transactions with owners	23,434	—	31,879	—	55,313	908	56,221

Balance at December 31, 2020	289,165	—	81,198	(158,974)	211,389	39,006	250,395

Balance at January 1, 2021	289,165	—	81,198	(158,974)	211,389	39,006	250,395

Comprehensive loss
Loss for the year	—	—	—	(65,354)	(65,354)	(11,098)	(76,452)
Currency translation difference	—	—	(6,355)	—	(6,355)	(1,257)	(7,612)
Net actuarial losses from defined benefit plans	—	—	(405)	—	(405)	(33)	(438)

Total comprehensive loss	—	—	(6,760)	(65,354)	(72,114)	(12,388)	(84,502)

Transactions with owners
Capital injection from shareholders	50,091	—	67,124	—	117,215	—	117,215
Employee share - based compensation	3	(3)	7,208	—	7,208	—	7,208
Capital contribution from non - controlling interests	—	—	566	—	566	1,044	1,610
Changes in ownership interest in a subsidiary without change of control	—	—	124	—	124	(1,224)	(1,100)
Others	—	—	—	—	—	—	—

Total transactions with owners	50,094	(3)	75,022	—	125,113	(180)	124,933

Balance at December 31, 2021	339,259	(3)	149,460	(224,328)	264,388	26,438	290,826

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended June 30,
(Euro thousands)	2022	2021
Operating activities
Loss for the period	(68,714)	(68,628)
Adjustments for:
Income tax expenses	(256)	461
Depreciation and amortization	23,094	20,554
Provisions and impairment losses	6,500	5,651
Employee share-based compensation	4,297	3,373
Net gains on disposals	(553)	1
Finance costs	7,830	4,855
Change in inventories	(23,217)	(5,861)
Change in trade receivables	(12,835)	(4,730)
Change in trade payables	8,122	13,375
Change in other operating assets and liabilities	4,115	(2,671)
Income tax paid	(208)	(283)

Net cash used in operating activities	(51,825)	(33,903)

Investing activities
Payment for the purchase of property, plant and equipment, intangible assets and other long-term assets	(9,410)	(3,817)
Proceeds from disposal of property, plant and equipment, intangible assets and other long-term assets	3,854	319

Net cash used in investing activities	(5,556)	(3,498)

Financing activities
Proceeds from shareholders’ capital injection	—	20,654
Proceeds from borrowings	107,116	96,126
Repayments of borrowings	(65,968)	(43,657)
Repayments of lease liabilities	(18,689)	(16,101)
Payment of borrowings interest	(1,483)	(813)
Payment of lease liabilities interest	(3,511)	(2,916)

Net cash generated from financing activities	17,465	53,393

Net change in cash and cash equivalents	(39,916)	15,892

Cash and cash equivalents less bank overdrafts at the beginning of the period	88,658	44,171
Effect of foreign exchange differences on cash and cash equivalents	(2,185)	708

Cash and cash equivalents less bank overdrafts at the end of the period	50,927	60,771

	For the years ended December 31,
	2021	2020

(Euro thousands)
Operating activities:
Loss for the year	(76,452)	(135,657)
Adjustments for:
Income tax expenses	4,331	(1,603)
Depreciation and amortization	41,584	48,332
Provisions and impairment losses	10,766	22,676
Employee share-based compensation	7,208	5,389
Negative goodwill from acquisition of a subsidiary	(7,896)	—
Gain on the debt restructuring	(7,380)	—
Net gains on disposals	(24,014)	(40,307)
Finance costs	8,564	12,497
Change in inventories	(11,890)	3,292
Change in trade receivables	(11,275)	3,018
Change in trade payables	1,298	9,714
Change in other operating assets and liabilities	(7,076)	(13,046)
Income tax paid	(856)	(1,602)

Net cash used in operating activities	(73,088)	(87,297)

Investing activities:
Payment for purchase of property, plant and equipment, intangible assets and other long-term assets	(9,876)	(5,679)

Proceeds from disposal of property, plant and equipment, intangible assets and other long-term assets	25,115	72,717
Acquisition of a subsidiary, net of cash acquired	(8,893)	—

Net cash generated from investing activities	6,346	67,038

Financing activities:
Proceeds from shareholders’ capital injection	92,180	24,279
Proceeds from borrowings	176,174	92,408
Repayments of borrowings	(116,587)	(113,149)
Repayments of lease liabilities	(35,105)	(33,871)
Payment of borrowings interest	(1,521)	(3,327)
Payment of lease liabilities interest	(5,586)	(7,730)
Capital contribution from non-controlling interests	1,610	667
Changes in ownership interest in a subsidiary without change of control	(1,100)	(724)

Net cash generated from / (used in) financing activities	110,065	(41,447)

Net change in cash and cash equivalents	43,323	(61,706)
Cash and cash equivalents less bank overdrafts at the beginning of the year	44,171	106,642
Effect of foreign exchange differences on cash and cash equivalents	1,164	(765)

Cash and cash equivalents less bank overdrafts at the end of the year	88,658	44,171

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

LGHL is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of FFG and PCAC to give effect to the Business Combination and related transactions.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined statement of financial position as of June 30, 2022 combines the historical statement of financial position of PCAC and the historical statement of financial position of FFG on a pro forma basis as if the Business Combination and related transactions had been consummated on June 30, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 combines the historical statements of operations of PCAC and FFG for such period on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read together with PCAC’s and FFG’s audited financial statements and related notes, as applicable, and the sections titled “PCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lanvin Group” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Proposed Transactions

On March 23, 2022, PCAC, FFG, LGHL, Merger Sub 1 and Merger Sub 2 entered into the Business Combination Agreement, which was subsequently amended on October 17, 2022, October 20, 2022 and October 28, 2022 (as may be further amended, restated, modified or varied from time to time, the “Business Combination Agreement”). The Business Combination Agreement provides for, among other things, the following transactions:

1. The Forward Purchase Subscriptions will be consummated immediately prior to the completion of the Initial Merger (as defined below) or otherwise in accordance with the terms thereof.

2. PCAC will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly owned subsidiary of LGHL (the “Initial Merger”), as of result of which:

(a)	each PCAC unit will (to the extent not already separated) be automatically severed and the holder thereof will be deemed to hold one PCAC Class A ordinary share and one-half of a PCAC warrant,

(b)

immediately following the separation of each PCAC Unit, each (x) PCAC Class A ordinary share and (y) PCAC Class B ordinary share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be canceled in exchange for the right to receive one (1) newly issued ordinary share of LGHL;

(c)	each issued and outstanding PCAC warrant will be assumed by LGHL and converted into a warrant to purchase one LGHL ordinary share, and

(d)	the issued and outstanding share in the capital of Merger Sub 1 will continue existing and constitute the only issued and outstanding share in the capital of Merger Sub 1.

3. Merger Sub 2 will merge with and into FFG, with FFG as the surviving entity in the merger (such surviving entity, the “Surviving Company”), and, after giving effect to such merger, continuing as a wholly owned subsidiary of LGHL (the “Second Merger”), as of result of which:

(a)

each ordinary share, non-voting ordinary share and preferred share of FFG issued and outstanding immediately prior to the Second Merger Effective Time (other than the FFG Collateral Share and any FFG Dissenting Shares) will automatically be canceled in exchange for the right to receive a number of newly issued LGHL Ordinary Shares equal to the Exchange Ratio, subject to rounding, pursuant to the terms of the Business Combination Agreement, and will no longer be outstanding and shall be canceled and shall cease to exist by virtue of the Second Merger,

(b)

the FFG Collateral Share issued and outstanding immediately prior to the Second Merger Effective Time shall automatically be cancelled in exchange for the right to receive one (1) newly issued convertible preferred share of LGHL,

(c)

each FFG Dissenting Share shall automatically be canceled and cease to exist and shall thereafter represent only the right to receive the applicable payments as set forth in the Business Combination Agreement, being the fair value for such FFG Dissenting Share and such other rights as such holder may be entitled under the Cayman Companies Act, and

(d)

the share in the capital of Merger Sub 2 issued and outstanding immediately prior to the Second Merger Effective Time will automatically be converted into one ordinary share of the Surviving Company, which ordinary share will constitute the only issued and outstanding share in the share capital of the Surviving Company.

4. Merger Sub 1 will merge with and into the Surviving Company, with the Surviving Company as the surviving entity in the merger (the “Third Merger”), as of result of which:

(a)	the issued and outstanding ordinary share of the Surviving Company will be canceled and cease to exist by virtue of the Third Merger,

(b)

the issued and outstanding share in the capital of Merger Sub 1 will automatically be converted into one ordinary share of the Surviving Company, which ordinary share will constitute the only issued and outstanding share in the share capital of the Surviving Company.

On March 23, 2022, concurrently with the execution of the Business Combination Agreement, PCAC and LGHL entered into Subscription Agreements with certain investors (collectively, the “PIPE Investors”) (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have agreed to subscribe for, in the aggregate, 5,000,000 LGHL Ordinary Shares at $10.00 per share for an aggregate subscription price equal to $50 million. Pursuant to the Initial PIPE Subscription Agreements, Fosun Fashion Holdings (Cayman) Limited agreed to subscribe for 3,800,000 LGHL Ordinary Shares for an aggregate purchase price of $38 million, of which amount $30 million has already been funded to FFG in advance of the closing of the Business Combination. Subsequently, on October 28, 2022, PCAC, LGHL, Fosun Fashion Holdings (Cayman) Limited, FFG and Fosun International Limited entered into the A&R Subscription Agreement, pursuant to which Fosun Fashion Holdings (Cayman) Limited has agreed to subscribe for a total of 13,327,225 LGHL Ordinary Shares at a price of $10 per share, upsizing its PIPE subscription investment by approximately $95 million, from $38 million to approximately $133 million. The additional approximately $95 million PIPE subscription commitment from Fosun Fashion Holdings (Cayman) Limited will be effected by way of re-investment of all of the repayment proceeds of certain existing shareholder loans that were borrowed by FFG from Fosun International Limited for working capital purposes. The PIPE Financing will be consummated immediately following the completion of the Initial Merger and the Second Merger and prior to the completion of the Third Merger.

On October 16, 2022, FFG and LGHL entered into the Meritz Private Placement Subscription Agreement with Meritz, pursuant to which, among other things, Meritz agreed to make the Meritz Investment, and FFG and

LGHL granted certain rights to Meritz in connection therewith. Following the consummation of the Business Combination, these rights will be governed by the Meritz Relationship Agreement.

Meriz is entitled to a cash dividend in the amount of $2.0 million per annum for three years from October 20, 2022, which is the closing date of the Meritz Investment. Half of the first-year cash dividend in the amount of $1.0 million was paid on such closing date, with the remaining $1.0 million to be paid six months after such closing date. The second- and third-year cash dividends will be paid quarterly with the first quarterly payment made on the date that falls 15 months after such closing date and the last quarterly payment made on the third anniversary of such closing date. Following the consummation of the Business Combination, such cash dividend will be payable by LGHL. For additional details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lanvin Group—Recent Developments—Meritz Private Placement.”

Accounting for the Proposed Transactions

The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, PCAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of FFG issuing shares at the closing of the Business Combination for the net assets of PCAC as of the closing date, accompanied by a recapitalization. The net assets of PCAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

FFG has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	FFG’s shareholders will have the largest voting interest in LGHL under both the no redemption and maximum redemption scenarios;

•	The board of directors of the combined company has seven members, and FFG has the ability to nominate the majority of the members of the board of directors;

•	FFG’s senior management is the senior management of the combined company;

•	The business of FFG will comprise the ongoing operations of LGHL; and

•	FFG is the larger entity, in terms of substantive operations and employee base.

The Business Combination, which is not within the scope of IFRS 3 since PCAC does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2. Any excess of fair value of LGHL Ordinary Shares issued over the fair value of PCAC’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred. The unaudited pro forma condensed combined financial information assumes that PCAC warrants will be accounted for as liabilities in accordance with IAS 32 following consummation of the Business Combination and, accordingly, would be subject to ongoing mark-to-market adjustments through the statement of operations.

Basis of Pro Forma Presentation

PCAC’s historical financial statements were prepared in accordance with U.S. GAAP and presented in USD. FFG’s historical consolidated financial statements were prepared in accordance with IFRS and presented in EUR. The Pro Forma Financial Information includes adjustments to convert the financial information of PCAC from U.S. GAAP to IFRS as well as reclassifications to conform PCAC’s historical accounting presentation to FFG’s accounting presentations, as well as translating them into FFG’s reporting currency of EUR, in each case for the relevant periods.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption by PCAC’s public shareholders of PCAC Class A Ordinary Shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account:

•	Assuming No Redemptions: This presentation assumes that no public shareholders of PCAC exercise redemption rights with respect to their public shares for a pro rata share of cash in the Trust Account.

•

Assuming Maximum Redemptions: This presentation assumes that 34,004,157 of PCAC Class A Ordinary Shares are redeemed in connection with the PCAC Share Redemptions. This scenario gives effect to PCAC Share Redemptions of 34,004,157 shares for aggregate redemption payments of $340.0 million, at a redemption price of approximately US$10 per share based on the investments held in the Trust Account as of June 30, 2022. The Business Combination Agreement includes as a condition to closing the Business Combination that, at Closing, LGHL will receive aggregate transaction proceeds of $350.0 million comprising (i) the cash held in the Trust Account after giving effect to the PCAC Shareholder Redemption, (ii) aggregate amount of gross proceeds (before any later payment on any subsequent liquidity date, or any fees, expenses, prepayments, withholding, discount or any other deduction) of the Private Placement actually received or, by mutual agreement between FFG and PCAC, deemed to have been received by LGHL, PCAC or FFG prior to or substantially concurrently with the Closing (whether or not such proceeds are subject to restriction on use) and (iii) the cash held by PCAC without restriction outside of the Trust Account and any interest earned on the amount of cash held inside the Trust Account (in each case of (i),(ii) and (iii), prior to payment of the accrued and unpaid transaction expenses).

The foregoing scenarios are for illustrative purposes only as the actual number of redemptions by PCAC’s public shareholders is unknowable prior to the PCAC shareholder vote with respect to the Business Combination. Accordingly, the actual financial position and results of operations may differ significantly from the pro forma amounts presented herein.

The following summarizes the number of LGHL Shares outstanding under the three redemption scenarios:

	Assuming no redemptions		Assuming 50% redemptions to minimum cash (1)		Assuming max redemptions (2)
	Shares	%	Shares	%	Shares	%
Lanvin Group Existing Shareholders(6)	100,000,000	55.2%	100,000,000	60.9%	100,00,000	67.9%
PCAC Public Shareholders (3)	41,400,000	22.8%	24,397,921	14.9%	7,395,843	5.0%
Sponsor and Directors	11,350,000	6.3%	11,350,000	6.9%	11,350,000	7.7%
FPA Investors (4)	9,000,000	5.0%	9,000,000	5.5%	9,000,000	6.1%
PIPE Investors	14,527,225	8.0%	14,527,225	8.8%	14,527,225	9.9%
Private Placement Investors (5)	5,000,000	2.8%	5,000,000	3.0%	5,000,000	3.4%

Total	181,277,225	100.0%	164,275,146	100.0%	147,273,068	100.0%

Illustrative Per Share Value of Lanvin Group Ordinary Shares outstanding at Closing	10.00		10.00		10.00

(1)

Assumes that 17,002,079 of PCAC Class A Ordinary Shares are redeemed in connection with the PCAC Share Redemptions for approximately $170.0 million at a redemption price of approximately $10 per share.

(2)	Assumes that 34,004,157 of PCAC Class A Ordinary Shares are redeemed in connection with the PCAC Share Redemptions. This scenario gives effect to PCAC Share Redemptions of 34,004,157 shares for aggregate redemption payments of $340.0 million at a redemption price of approximately $10 per share based on the investments held in the Trust Account As of June 30, 2022. The Business Combination Agreement includes as a condition to closing the Business Combination that, at Closing, LGHL will receive aggregate transaction proceeds of $350.0 million comprising (i) the cash held in the Trust Account after giving effect to the PCAC Shareholder Redemption, (ii) aggregate amount of gross proceeds (before any later payment on any subsequent liquidity date, or any fees, expenses, prepayments, withholding, discount or any other deduction) of the Private Placement actually received or, by mutual agreement between FFG and PCAC, deemed to have been received by LGHL, PCAC or FFG prior to or substantially concurrently with the Closing (whether or not such proceeds are subject to restriction on use) and (iii) the cash held by PCAC without restriction outside of the Trust Account and any interest earned on the amount of cash held inside the Trust Account (in each case of (i),(ii) and (iii), prior to payment of the accrued and unpaid transaction expenses).
(3)	Includes 41,400,000 shares in trust, excluding the Sponsor and Directors’ shareholding.
(4)	Includes 1,000,000 PCAC Class B Ordinary Shares for forward purchase agreement investors converted into LGHL Ordinary Shares upon closing.
(5)	Includes the full amount of the Meritz Investment.
(6)

Excludes any LGHL Non-Voting Shares and/or LGHL Ordinary Shares into which the LGHL Convertible Preference Share is convertible, which are not beneficially held within the meaning of Rule 13d-3 (d)(1) under the Exchange Act.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION

AS OF JUNE 30, 2022

(In thousands)

	Lanvin Group (IFRS, Historical)	PCAC (U.S. GAAP, Historical)	IFRS conversion and presentation alignment (Note 2)	Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
				Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined
Non-current assets
Intangible assets	€181,357	—	—	—		€181,357	—		€181,357
Goodwill	69,323	—	—	—		69,323	—		69,323
Property, plant and equipment	41,995	—	—	—		41,995	—		41,995
Right-of-use assets	113,581	—	—	—		113,581	—		113,581
Deferred income tax assets	16,768	—	—	—		16,768	—		16,768
Other non-current assets	16,460	—	—	—		16,460	—		16,460

Total non-current assets	439,484	—	—	—		439,484	—		439,484

Current assets
Marketable securities held in Trust Account	—	397,074	—	(397,074)	B	—	—		—
Inventories	109,335	—	—	—		109,335	—		109,335
Trade receivables	51,399	—	—	—		51,399	—		51,399
Other current assets	34,995	—	284	(5,230)	K	31,007	—		31,007
				958	L
Forward Purchase Agreement (FPA) asset	—	40	—	—		40	—		40
Prepaid expenses	—	284	(284)	—		—	—		—
Cash and cash equivalents	51,262	117	—	76,610	A	665,531	(325,631)	I	339,900
	—	—	—	397,074	B	—	—		—
	—	—	—	(13,876)	C	—	—		—
	—	—	—	(7,754)	D	—	—		—
	—	—	—	139,116	E	—	—		—
				23,941	L
				(958)	L

Total current assets	246,991	397,515	—	212,806		857,312	(325,631)		531,681

Total Assets	€686,475	€397,515	€—	€212,806		€1,296,796	€(325,631)		€971,165

Commitments and contingencies
Class A ordinary shares subject to possible redemption	—	€397,074	€(397,074)	—		—	—		—

Equity
LGHL ordinary share	—	—	—	—	E	—	—	I	—
				—	F
				—	G
				—	I
				—	N
LGHL treasury shares	—	—	—	—	G	(23,941)			(23,941)
				(23,941)	M
Fosun Share capital	339,259	—	—	(339,259)	G	—	—		—
				18,569	L
				(18,569)	N
Treasury shares	(3)	—	—	3	G	—	—		—

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION — (CONTINUED)

AS OF JUNE 30, 2022

(In thousands)

	Lanvin Group (IFRS, Historical)	PCAC (U.S. GAAP, Historical)	IFRS conversion and presentation alignment (Note 2)	Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
				Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined
Other reserves	146,756	(4,949)	—	75,843	A	1,230,448	837	D	906,632
	—	—	—	(2,947)	D	—	(325,631)	I	—
	—	—	—	139,116	E	—	978	J	—
	—	—	—	397,076	F	—			—
	—	—	—	339,256	G	—	—		—
	—	—	—	(22,480)	H	—	—		—
	—	—	—	144,066	J	—	—		—
				(5,230)	K
				5,372	L
				18,569	N

PCAC preference shares	—	—	—	—		—	—		—
PCAC Class A ordinary shares	—	—	—	1	A	—	—		—
	—	—	—	(1)	F	—	—		—

PCAC Class B ordinary shares	—	1	—	(1)	F	—	—		—
Accumulated losses	(281,832)	(21,298)	—	(4,808)	D	(429,524)	(837)	D	(431,339)
	—	—	—	22,480	H	—	(978)	J	—
	—	—	—	(144,066)	J	—			—

Non-controlling interest	13,939	—	—	—		13,939	—		13,939

Total equity	218,119	(26,246)	—	599,049		790,922	(325,631)		465,291

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION — (CONTINUED)

AS OF JUNE 30, 2022

(In thousands)

	Lanvin Group (IFRS, Historical)	PCAC (U.S. GAAP, Historical)	IFRS conversion and presentation alignment (Note 2)	Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
				Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments	Pro Forma Combined
Non-current liabilities
Non-current borrowings	9,583	—	—	—		9,583	—	9,583
Non-current lease liabilities	98,120	—	—	—		98,120	—	98,120
Non-current provisions	3,944	—	—	—		3,944	—	3,944
Employee benefits	17,475	—	—	—		17,475	—	17,475
Deferred income tax liabilities	53,264	—	—	—		53,264	—	53,264
Other non-current liabilities	961	—	—	—		961	—	961
Warrant liabilities	—	7,800	—	766	A	8,566	—	8,566
Class A ordinary shares subject to possible redemption	—	—	397,074	(397,074)	F	—	—	—

Total non-current liabilities	183,347	7,800	397,074	(396,308)		191,913	—	191,913

Current liabilities
Trade payables	66,273	—	4,357	—		70,630	—	70,630
Bank overdrafts	—	—	—	—		—	—	—
Current borrowings	100,443	—	—	—		100,443	—	100,443
Current lease liabilities	36,538	—	—	—		36,538	—	36,538
Current provisions	3,525					3,525	—	3,525
Other current liabilities	78,230	—	—	23,941	M	102,171	—	102,171
Promissory note - related party	—	7	—	—		7	—	7
Convertible promissory note	—	484	—	—		484	—	484
Due to related parties	—	163	—	—		163	—	163
Accrued offering costs and expenses	—	4,357	(4,357)	—		—	—	—
Deferred underwriting discount	—	13,876	—	(13,876)	C	—	—	—

Total current liabilities	285,009	18,887	—	10,065		313,961	—	313,961

Total liabilities	468,356	26,687	397,074	(386,243)		505,874	—	505,874

Total Equity and Liabilities	€686,475	€397,515	€—	€212,806		€1,296,796	€(325,631)	€971,165

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(In thousands, except per share data)

	Lanvin Group (IFRS, Historical)	PCAC (U.S. GAAP, Historical)	IFRS conversion and presentation alignment (Note 2)	Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
				Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments	Pro Forma Combined
Revenue	€201,700	€—	€—	€—		€201,700	€—	€201,700
Cost of revenue	(88,957)	—	—	—		(88,957)	—	(88,957)

Gross profit	112,743	—	—	—		112,743	—	112,743
Operating expenses
Marketing and selling expenses	(106,810)	—	—	—		(106,810)	—	(106,810)
General and administrative expenses	(75,771)	—	(2,461)	55	BB	(78,177)	—	(78,177)
Other operating income and expenses	8,378	—	—	—		8,378	—	8,378
Formation and operating costs	—	(2,461)	2,461	—		—	—	—

Total operating expenses	(174,203)	(2,461)	—	55		(176,609)	—	(176,609)

Loss from operations before non-recurring items	(61,460)	(2,461)	—	55		(63,866)	—	(63,866)
Non-underlying items	570	—	—	—		570	—	(570)

Loss from operations	(60,890)	(2,461)	—	55		(63,296)	—	(63,296)
Non-operating income and expenses
Finance cost - net	(8,080)	—	570	(570)	AA	(8,080)	—	(8,080)
Change in fair value of FPA	—	(486)	—	—		(486)	—	(486)
Transaction costs allocable to warrant liabilities	—	—	—	—		—	—	—
Change in fair value of warrant liabilities	—	11,656	—	—		11,656	—	11,656
Interest earned on investment held in Trust Account	—	570	(570)	—		—	—	—
Change in fair value of convertible note	—	(5)	—	—		(5)	—	(5)

Total other non-operating income and (expenses)	(8,080)	11,735		(570)		3,085	—	3,085

(Loss) income before income tax	(68,970)	9,274		(515)		(60,211)	—	(60,211)
Income tax expenses	256	—	—	—		256	—	256

(Loss) income for the period	(68,714)	9,274		(515)		(59,955)	—	(59,955)

Net loss per share – basic and diluted	€(0.17)

Basic and diluted net income per share		€(0.17)

Weighted average shares outstanding – basic and diluted						181,277,225		147,273,068

Net income per share –basic and diluted						€(0.33)		€(0.41)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS

FOR THE YEAR ENDED DECEMBER 31, 2021

(In thousands, except per share data)

	Lanvin Group (IFRS, Historical)	PCAC (U.S. GAAP, Historical)	IFRS conversion and presentation alignment (Note 2)	Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
				Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined
Revenue	€308,822	€—	€—	€—		€308,822	€—		€308,822
Cost of revenue	(138,920)	—	—	—		(138,920)	—		(138,920)

Gross profit	169,902	—	—	—		169,902	—		169,902
Operating expenses
Marketing and selling expenses	(165,502)	—	—	—		(165,502)	—		(165,502)
General and administrative expenses	(122,497)	—	(2,920)	93	BB	274,198	(837)	CC	(276,013)
	—	—	—	(4,808)	CC		(978)	DD
	—	—	—	(144,066)	DD
Other operating income and expenses	10,083	—	—	—		10,083	—		10,083
Formation and operating costs	—	(2,920)	2,920	—		—	—		—

Total operating expenses	(277,916)	(2,920)	—	(148,781)		(429,617)	(1,815)		(431,432)

Loss from operations before non-recurring items	(108,014)	(2,920)	—	(148,781)		(259,715)	(1,815)		(261,530)
Non-underlying items	45,206	—	—	—		45,206	—		45,206

Loss from operations	(62,808)	(2,920)	—	(148,781)		(214,509)	(1,815)		(216,324)
Non-operating income and expenses
Finance cost - net	(9,313)	—	21	(21)	AA	(9,313)	—		(9,313)
Change in fair value of FPA	—	484	—	—		484	—		484
Transaction costs allocable to warrant liabilities	—	(1,768)	1,768	—		—	—		—
Change in fair value of warrant liabilities	—	21,825	—	—		21,825	—		21,825
Interest earned on investment held in Trust Account	—	21	(21)	—		—	—		—

Total other non-operating income and (expenses)	(9,313)	20,562	1,768	(21)		12,996	—		12,996

(Loss) income before income tax	(72,121)	17,642	1,768	(148,802)		(201,513)	(1,815)		(203,328)
Income tax expenses	(4,331)	—	—	—		(4,331)	—		(4,331)

(Loss) income for the period	(76,452)	17,642	1,768	(148,802)		(205,844)	(1,815)		(207,659)

Net loss per share –basic and diluted	€(0.19)

	Lanvin Group (IFRS, Historical)	PCAC (U.S. GAAP, Historical)	IFRS conversion and presentation alignment (Note 2)	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Redemptions
				Transaction Accounting Adjustments	Pro Forma Combined	Additional Transaction Accounting Adjustments	Pro Forma Combined
Basic and diluted net income per share		€0.35

Weighted average shares outstanding – basic and diluted					181,277,225		147,273,068

Net income per share – basic and diluted					€(1.14)		€(1.41)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined statement of financial position as of June 30, 2022 combines the historical statement of financial position of Primavera Capital Acquisition Corporation and the historical statement of financial position of Fosun Fashion Group (Cayman) Limited on a pro forma basis as if the Business Combination and related transactions had been consummated on June 30, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 combines the historical statements of operations of PCAC and FFG for such period on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2021, the beginning of the earliest period presented. These periods are presented on the basis that FFG is the accounting acquirer.

The historical financial information of FFG was derived from FFG’s unaudited condensed financial statements as of June 30, 2022 and for the six months ended June 30, 2022 and FFG’s audited financial statements as of December 31, 2021 and for the year ended December 31, 2021, included elsewhere in this proxy statement/ prospectus. The historical financial information of PCAC was derived from PCAC’s unaudited condensed financial statements as of June 30, 2022 and for the six months ended June 30, 2022 and PCAC’s audited financial statements as of December 31, 2021 and for the year ended December 31, 2021, included elsewhere in this proxy statement/ prospectus. This information should be read together with FFG’s and PCAC’s audited financial statements and related notes, the sections titled “PCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “FFG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

The historical financial statements of FFG have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of the European Monetary Unit (€). The historical financial statements of PCAC have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) in its presentation and reporting currency of United States dollars ($). The financial statements of PCAC have been translated into European Monetary Unit for the purposes of presentation in the unaudited pro forma condensed combined financial information (“As Converted”) using the following exchange rates:

•	at the period end exchange rate as of June 30, 2022 of $1.00 to €0.95762 for the unaudited pro forma condensed combined balance sheet; and

•

the average exchange rate for the period from January 1, 2022 through June 30, 2022 of $1.00 to €0.91534 for the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022; and

•

the average exchange rate for the period from January 1, 2021 through December 31, 2021 of $1.00 to €0.84495 for the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of LGHL after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that FFG management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. FFG believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to FFG’s management at this time and that the pro form adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information assumes that the PCAC warrants will be accounted for as liabilities in accordance with IAS 32 following consummation of the Business Combination and, accordingly, would be subject to ongoing mark-to-market adjustments through the statement of profit or loss.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of FFG and PCAC.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented. FFG’s management believes this unaudited pro forma condensed combined financial information to not be meaningful given the pro forma combined entity incurred significant cumulative net losses during the historical periods presented, resulting in the Company concluding that any deferred taxes recognized would not be probable of being realized per IAS 12.

Note 2 — IFRS Policy and Presentation Alignment

The historical financial information of PCAC has been adjusted to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. The only adjustment required to convert PCAC’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information was to reclassify PCAC’s ordinary shares subject to redemption to non-current financial liabilities under IFRS 2.

Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align PCAC’s historical financial information in accordance with the presentation of FFG’s historical financial information.

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Position as of June 30, 2022

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of financial position as of June 30, 2022 are as follows:

(A) To record proceeds received from the FPA Financing of €76.6 million with the corresponding issuance of 8,000,000 PCAC Class A ordinary shares and 2,000,000 warrants (each such warrant exercisable for one PCAC Class A ordinary share for $11.50 per share), in the FPA Financing pursuant to the terms of the Forward Purchase Agreements.

(B) Reflects the liquidation and reclassification of €397.1 million of funds held in the Trust Account to cash and cash equivalents that becomes available following the Business Combination.

(C) Reflects the settlement of deferred underwriting commissions upon the closing of the Business Combination.

(D) Represents preliminary estimated transaction costs expected to be incurred after June 30, 2022 by PCAC and FFG of approximately €1.2 million and €6.6 million, respectively, for banking, legal, accounting and printing fees incurred as part of the Business Combination.

For the €1.2 million PCAC transaction costs to be incurred after June 30, 2022, none of these fees have been accrued as of the pro forma balance sheet date. €1.2 million is included as an expense through accumulated loss. The PCAC estimated transaction costs excludes the deferred underwriting commissions included in (C) above.

For the €6.6 million FFG transaction costs to be incurred after June 30, 2022, none of these fees have been accrued as of the pro forma balance sheet date. The amount €6.6 million is allocated between newly issued shares and newly listed but previously existing shares. Under Scenario 1, approximately €3.0 million is allocated to newly issued shares and included as adjustment to other reserves and approximately €3.6 million is allocated to the newly listed but previously existing shares and included as an adjustment to accumulated losses and is reflected in the unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2021 as discussed in (CC) below. Under Scenario 2, approximately €2.1 million is allocated to newly issued shares and included as adjustment to other reserves and approximately €4.5 million is allocated to the newly listed but previously existing shares and included as an adjustment to accumulated losses and is reflected in the unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2021 as discussed in (CC) below.

(E) To record proceeds received from the PIPE Investment of €139.1 million with the corresponding issuance of 14,527,225 LGHL ordinary shares, par value US$0.000001 per share, in the PIPE Financing pursuant to the terms of the Subscription Agreements and the A&R Subscription Agreement.

(F) Represents the exchange of 49,400,000 PCAC Class A ordinary shares, of which 41,400,000 shares were subject to possible redemption, and 12,350,000 PCAC Class B ordinary shares into equivalent number of LGHL ordinary shares at par value of $0.000001 per share.

(G) Represents the exchange of 339,256,167 FFG ordinary shares, at par value €1, into 91,348,753 of LGHL ordinary shares at par value of $0.000001 per share, and the exchanges of 32,129,493 FFG ordinary shares, at par value €0.0001, into 8,651,247 of LGHL ordinary shares at par value of $0.000001 per share.

(H) Represents the elimination of PCAC’s historical accumulated losses.

(I) Reflects the maximum redemption of 34,004,157 PCAC Class A ordinary shares for aggregate redemption payments of €325.6 million at a redemption price of €9.58 per share. The Business Combination Agreement provides that consummating the Business Combination is conditioned on LGHL having a minimum of €335 million of cash on hand whether in or outside the trust account after giving effect to share redemptions.

(J) Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the fair value of LGHL ordinary shares issued and the fair value of PCAC’s identifiable net assets at the date of the Business Combination, resulting in a €144.1 million and €145.0 million increase to accumulated loss assuming no redemptions and maximum redemptions, respectively. The fair value of shares issued was estimated based on a market price of $9.97 per share (as of October 4, 2022). The value is preliminary and will change based on fluctuations in the share price of the PCAC ordinary shares and warrants through the closing date. A one percent change in the market price per share would result in a change of €5.9 million and €2.6 million in the estimated expense assuming no redemptions and maximum redemptions, respectively.

(K) Represents the reclassification of transaction costs accrued by FFG of approximately €5.2 million, for banking, legal, accounting and printing fees incurred as part of the Business Combination, that has been recorded as other current assets and reflected in FFG’s unaudited interim condensed consolidated statements of financial position as of June 30, 2022.

(L) To record proceeds received from Meritz of €23.9 million at closing, net off by the prepaid interest of €958 thousands, with the corresponding issuance of 18,569,282 FFG ordinary shares, par value €1, and 1 FFG Collateral Share, par value €0.0001 per share in the Meritz Investment, pursuant to the terms of the Meritz Private Placement Subscription Agreements. Another €23.9 million will be received after closing, which is not reflected in current pro forma financials.

(M) To reflect the liability in relation to the proceeds from Meritz.

(N) Represents the exchange of 18,569,282 FFG ordinary shares purchased by Meritz, par value €1, and 1 FFG Collateral Share purchased by Meritz, par value €0.0001 per share, into 4,999,999 of LGHL ordinary shares at par value of $0.000001 per share and 1 LGHL Convertible Preference Share at par value of $0.000001 per share.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2022

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 are as follows:

(AA) To eliminate interest income earned on funds in the Trust Account which will be released upon closing of the Business Combination.

(BB) To eliminate administrative service fees that has been waived by Sponsor in September 2022.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2021

(AA) To eliminate interest income earned on funds in the Trust Account for the year ended December 31, 2021.

(BB) To eliminate administrative service fees that has been waived by Sponsor in September 2022.

(CC) To reflect the recognition of transaction costs incurred by Primavera and FFG, assuming no redemptions and maximum redemptions respectively, as part of the Business Combination, as described in (D) above. These costs are a nonrecurring item.

(DD) Represents €144.1 million and €145.0 million of expense recognized assuming no redemptions and maximum redemptions, respectively, in accordance with IFRS 2, for the difference between the fair value of LGHL ordinary shares issued and the fair value of PCAC’s identifiable net assets, as described in (J) above. This cost is a nonrecurring item.

Note 4 — Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. LGHL Public Warrants and Private Warrants issued in connection with the Business Combination are not included in the basic earnings per share calculation as the warrants are not exercised at the date of the consummation of the Business Combination Agreement. LGHL Public Warrants and Private Warrants issued in connection with the Business Combination are not included in the diluted earnings per share calculation as they are antidilutive.

The unaudited pro forma condensed combined financial information has been prepared assuming three alternative levels of redemption of Primavera’s public shares:

	2021
	Scenario 1: 0% redemption	Scenario 2: 50% redemption to minimum cash(1)	Scenario 3: Max redemption(2)
Pro forma net loss	(205,844)	(206,751)	(207,659)

Lanvin Group Existing Shareholders	100,000,000	100,000,000	100,000,000
PCAC Public Shareholders	41,400,000	24,397,921	7,395,843
Sponsor and Directors	11,350,000	11,350,000	11,350,000
FPA Investors	9,000,000	9,000,000	9,000,000
PIPE Investors	14,527,225	14,527,225	14,527,225
Private Placement Investors	5,000,000	5,000,000	5,000,000

Total Weighted average shares outstanding - basic and diluted	181,277,225	164,275,146	147,273,068

Net loss per share - basic and diluted	(1.14)	(1.26)	(1.41)

(1)

Assumes that 17,002,079 of PCAC Class A Ordinary Shares are redeemed in connection with the PCAC Share Redemptions for approximately $170.0 million at a redemption price of approximately $10 per share.

(2)

Assumes that 34,004,157 of PCAC Class A Ordinary Shares are redeemed in connection with the PCAC Share Redemptions. This scenario gives effect to PCAC Share Redemptions of 34,004,157 shares for aggregate redemption payments of $340.0 million at a redemption price of approximately $10 per share based on the investments held in the Trust Account As of June 30, 2022. The Business Combination Agreement includes as a condition to closing the Business Combination that, at Closing, LGHL will receive aggregate transaction proceeds of $350.0 million comprising (i) the cash held in the Trust Account after giving effect to the PCAC Shareholder Redemption, (ii) aggregate amount of gross proceeds (before any later payment on any subsequent liquidity date, or any fees, expenses, prepayments, withholding, discount or any other deduction) of the Private Placement actually received or, by mutual agreement between FFG and PCAC, deemed to have been received by LGHL, PCAC or FFG prior to or substantially concurrently with the Closing (whether or not such proceeds are subject to restriction on use) and (iii) the cash held by PCAC without restriction outside of the Trust Account and any interest earned on the amount of cash held inside the Trust Account (in each case of (i), (ii) and (iii), prior to payment of the accrued and unpaid transaction expenses).

	2022 1H
	Scenario 1: 0% redemption	Scenario 2: 50% redemption to minimum cash(1)	Scenario 3: Max redemption(2)
Pro forma net loss	(59,955)	(59,955)	(59,955)

Lanvin Group Existing Shareholders	100,000,000	100,000,000	100,000,000
PCAC Public Shareholders	41,400,000	24,397,921	7,395,843
Sponsor and Directors	11,350,000	11,350,000	11,350,000
FPA Investors	9,000,000	9,000,000	9,000,000
PIPE Investors	14,527,225	14,527,225	14,527,225
Private Placement Investors	5,000,000	5,000,000	5,000,000

Total Weighted average shares outstanding - basic and diluted	181,277,225	164,275,146	147,273,068

Net loss per share - basic and diluted	(0.33)	(0.36)	(0.41)

RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus. The value of your investment in LGHL following the consummation of the Business Combination will be subject to significant risks affecting LGHL and Lanvin Group and inherent in the industry in which Lanvin Group operates. If any of the events described below occur, the post-acquisition business and financial results could be adversely affected in a material way. This could cause the trading price of LGHL Ordinary Shares to decline, perhaps significantly, and you therefore may lose all or part of your investment.

The risks set out below are not exhaustive and do not comprise all of the risks associated with an investment in LGHL. Additional risks and uncertainties not currently known to PCAC or FFG or which PCAC or FFG currently deem immaterial may also have a material adverse effect on LGHL’s business, financial condition, results of operations, prospects and/or its share price. Shareholders should consult a legal adviser, an independent financial adviser or a tax adviser for legal, financial or tax advice prior to deciding whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus. As used herein, references to “we”, “us” and “our” are intended to refer to (i) Lanvin Group and its subsidiaries prior to the Business Combination and to LGHL, and (ii) its subsidiaries following the Business Combination.

Risk Relating to Lanvin Group’s Business and Operations

The COVID-19 pandemic has had, and is expected to continue to have, a significant adverse impact on us and our financial condition and results of operations may be materially adversely affected, including due to supply chain disruptions, broad shutdowns, the impact on the businesses of our wholesale customers and other factors.

The COVID-19 pandemic has had, and is expected to continue to have, a significant impact on our business, results of operations, financial position and cash flows from operations. As a result of the pandemic, governments and authorities across the world implemented lockdowns and restrictions to prevent the spread of the virus. These restrictions have impacted our operations in a number of respects, including due to cancelations of or capacity restrictions on certain marketing and brand events and limitations on in-person meetings among our sales teams. In addition, the inability or unwillingness of customers to travel has had a significant impact on sales driven by tourism. Restrictive measures in certain regions also resulted in store closures which have prevented consumers from purchasing goods directly from stores. The extent of the impact of the pandemic on our business, including our ability to execute our business strategies and initiatives in the expected time frame, will depend on future developments, including the duration, severity and locations of any resurgence of infections, the imposition or loosening of restrictions on store operations or travel, the availability and effectiveness of the vaccines, and other factors, none of which can be predicted with certainty.

Broad lockdowns under government orders, particularly in China and Europe, were put in place during the first quarter of 2020 and continued into 2022 for several regions in China including particularly the extended lockdown in Shanghai (where our headquarters are based) that was in effect through early June 2022. These shutdowns have negatively affected our business and those of our wholesale customers and our franchisees, and our business may continue to be impacted to the extent that shutdowns or other restrictive measures are continued or newly imposed in our operating markets. For example, the most recent shutdowns in China have negatively affected our revenue from retail stores in the impacted areas. In places where stores are open, they generally are operating on reduced hours and at reduced occupancy levels and remain subject to closure due to health protocols or more limited governmental orders. The impact of the pandemic on some of our wholesale customers has resulted in them closing some of their stores. The pandemic has also impacted our supply chain partners, including third-party manufacturers, logistics providers and other vendors, as well as the supply chains of our wholesale customers, franchisees and licensees, due to factory closures, labor shortages, imposed restrictions on travel and import/export delays. At the same time, the extended lockdowns or reduced mobility of customers as a result of the pandemic has reduced customers desire to shop and incur spending on personal luxury goods.

Consumers also are being affected, resulting in additional adverse impacts on us. Consumers have been unable to purchase our products due to the unwillingness to shop in stores out of fear of exposure. Store closures, reduced store hours and occupancy levels, travel restrictions and concerns about the health risks of traveling adversely affect traffic in our stores and our wholesale customers’ and franchisees’ stores. Consumer spending behavior is also being negatively impacted by job losses and reduced incomes, changing needs due to remote working, reduced in-person social interaction, vacation time spent at home and other factors. This is exemplified by the impact on the formalwear segment of each of our brands, as not going to the office means fewer men are wearing dress shirts and ties and by the impact on our shoe business, as women are wearing and purchasing fewer high heeled shoes for the same reasons. All these factors have and are expected to continue to negatively impact our direct sales to consumers and our sales to our wholesale customers, due to lower sales of our products, and those of our licensees, through their sales channels.

If sales, which are more difficult to predict due to the uncertainties surrounding the pandemic, exceed or fall below our expectations, we may experience a shortage of products required to meet demand or excess inventory levels, respectively. Inventory levels in excess of consumer demand may result in inventory write-downs and the sale of excess inventory at discounted prices, which could have a material adverse effect on the reputation of our brands and our profitability.

Any or all of the foregoing could have a material and adverse impact on our results of operations, financial condition and cash flows from operations, as well as placing limitations on our ability to execute on our business strategies and initiatives.

We have incurred significant losses in the past and anticipate that we will continue to incur losses for the current year and upcoming future years.

We have incurred significant losses in the past and anticipate that we will continue to incur losses in the current year and upcoming years. We incurred losses for the year of €135.7 million in the year ended December 31, 2020 and €76.5 million in the year ended December 31, 2021. We cannot assure you that we will be able to generate profit in the future. We will need to generate and sustain increased revenue levels in future periods to achieve profitability, and even if we achieve profitability, we may not be able to maintain or increase our level of profitability. Our efforts to grow our business may be more costly than we expect or may not result in the returns we anticipate, and we may not be able to increase our revenue enough to offset our higher operating expenses. As a result, there can be no assurance that we will achieve profitability, and we may continue to experience loss in the future.

The re-branding to Lanvin Group is being challenged by the minority shareholders of Arpège SAS. Arpège SAS, one of our subsidiaries, holds our Lanvin brand portfolio including the “Lanvin” brand name. We cannot predict the outcome of such challenge and may have to discontinue the use by LGHL, at the group holding company level, of the Lanvin brand name.

In 2018, we acquired a controlling stake in Arpège SAS and its subsidiary Jeanne Lanvin SA, which in turn owns the brand “Lanvin”. The shareholders’ agreement entered into by and between FIH and certain minority shareholders of Arpège SAS (as subsequently acceded to by FFG Lily (Luxembourg) S.à.r.l and then by FFG Lucky SAS, the “Lanvin SHA”) provides that certain matters require an affirmative vote of each member of the board of Arpège SAS representing minority shareholders, including the entry into any related party transactions. The minority shareholders currently own, in the aggregate, 7.48% of the equity securities in Arpège SAS.

In October 2021, after rounds of discussion and negotiation with the minority shareholders, we proposed to the members of the board of Arpège SAS representing minority shareholders that an Authorization Letter permitting the rest of the Lanvin Group to use the “Lanvin” name and brand as part of an international re-branding of Fosun Fashion Group be approved by the board of Arpège SAS. The re-branding was worldwide and well received by our investors and the press. At that time the minority shareholders did not object to the use of the “Lanvin” corporate name and merely suggested some changes to the terms of the Authorization Letter. We believed such terms were generally reasonable and would be quickly resolved in an amicable fashion. In March through May 2022, the parties continued discussions and negotiations in what appeared to us to be in an amicable and reasonable fashion. In September 2022, we received a letter (the “Minority Shareholder Letter of September 2022”) from one of the minority shareholders (the “Alleging Shareholder”) alleging that we had improperly used the “Lanvin” corporate name in connection with our re-branding initiative and that they had not given formal approval pursuant to the terms of the Lanvin SHA prior to our re-branding. The Alleging Shareholder had also stated in the same letter that other minority shareholders also object to our use of the “Lanvin” name in connection with our re-branding initiative.

We have sought preliminary legal advice and believe we have strong legal defense to such allegations. No formal legal proceedings have been brought by the minority shareholders to date, and we are actively negotiating with the minority shareholders regarding a settlement of these allegations. Any such proceedings or claims can have an adverse impact on us because of defense and settlement costs, diversion of resources and other factors, and there can be no assurance that we will prevail in any legal proceeding that may be brought by the minority shareholders or that we will be able to settle these allegations on a timely basis or on terms that are acceptable to us, or at all. Accordingly, we might have to cease our use, at the group holding company level, of the “Lanvin” brand name, and change to another name (or revert to our previous name as Fosun Fashion Group) should we not prevail or settle these allegations. However, we do not expect that, even if we do not prevail or settle these allegations, the continued use of the Lanvin name by Arpège SAS and its subsidiaries, which constitute our Lanvin brand portfolio, will be affected.

The success of our luxury fashion businesses depends on the value of our brands and, if the value of any of those brands were to diminish, our business could be adversely affected.

Our success depends on our brands and their value. The brand names such as Lanvin, Wolford and Sergio Rossi are integral to the existing businesses, as well as to our strategies for continuing to grow and expand the business. Our sales and our ability to achieve premium pricing depend on the perception, recognition and reputation of our brands, which, in turn, depend on factors such as product design, the distinctive character and the quality of our products and customer service, the image of our stores and those of our franchisees and other wholesale customers, the success of our advertising and communication activities and our general corporate profile.

The recognition, integrity and reputation of our brands are among our most valuable assets, which are influenced by several factors, some of which are outside of our control. Our brands’ values could diminish significantly due to a number of factors, including changing consumer attitudes regarding social issues and consumer perception that we have acted in an irresponsible manner. Negative claims or publicity regarding our brands or products, including licensed products, especially through social media, which accelerates and increases the potential scope of negative publicity, could adversely affect the reputation of the brands and sales even if the subject of such publicity is unverified or inaccurate and we seek to correct it. Other factors that may adversely affect our brands’ image include our inability to respond adequately to the needs and expectations of our customers with regard to the quality, style and design of our products, the dissemination by third parties of information that is untrue or defamatory, the commencement of litigation proceedings against us, as well as factors attributable to the parallel distribution and counterfeiting of our products. Each of these factors could harm the recognition, integrity and reputation of our brands, causing us to lose existing customers or fail to attract new customers, or otherwise having a material adverse effect on our business, results of operations and financial condition.

Our reputation may also suffer as a result of facts depending on our suppliers. While we closely monitor our suppliers to ensure that they comply with all applicable laws and regulations by, among other things, reviewing any published violations and media reports relating to actual or alleged violations, as well as conducting internal due diligence, there can be no assurance that these measures will always be effective. If suppliers fail to comply with applicable law, including but not limited to those relating to labor, social security, health and safety, or if they deliver products that are defective or differ from our specifications or quality standards or do not comply with applicable law, this could have adverse effects on our production cycle and/or product quality and cause delays in product deliveries to our customers. Any of the foregoing in turn could damage our reputation, with possible adverse effects on our business, results of operations and financial condition.

The long-term growth of our business depends on the successful execution of our strategic initiatives and we may not be able to continue to develop and grow our businesses.

A significant portion of our business strategy involves growing our current brands, notwithstanding our intention to invest in new business lines and their development. Our achievement of revenue and profitability growth from these brands will depend largely upon our ability to:

•	continue to maintain and enhance the distinctive brand identities of the brands; and

•	continue to strengthen and expand the brands’ businesses.

As part of our long-term strategy, we intend to grow our market share and revenue through the following:

•	unleashing brand heritage and refreshing brand images to connect with today’s consumers;

•	optimizing product category mixes within our current brands;

•	expanding our channels and footprint across the world;

•	reinforcing global digital strategies and customer experiences

•	harnessing the strength of our global platform to develop our brands;

•	leveraging our unique strategic alliances to drive synergies and sustainable growth; and

•	identifying new strategic investments that complement our luxury fashion ecosystem.

We cannot guarantee that we will be able to successfully execute on these strategic initiatives. For example, we may not be able to successfully increase brand engagement due to the impact of COVID-19 and/or unsuccessful marketing campaigns, we may not be able to optimize the customer experience if we are unable to react quickly enough to customer needs and/or complains and our investments in technology may not succeed if we are unable to implement certain digitalization efforts or new technologies and systems do not work as expected. If we are unable to execute on our strategic initiatives, including for reasons due to the challenges we face as a result of the COVID-19 pandemic, our business, results of operations and financial condition could be materially adversely affected.

Further, we believe that our success is largely dependent on the images of our brands and ability to anticipate and respond promptly to changing consumer demands and fashion trends in the design, styling, production, merchandising and pricing of products. If we do not correctly gauge consumer needs and fashion trends and respond appropriately, consumers may not purchase our products and our brand names and the images of our brands may be impaired. Even if we react appropriately to changes in fashion trends and consumer preferences, consumers may consider our brands to be outdated or associate our brands with styles that are no longer popular or trend-setting. Any of these outcomes could have a material adverse effect on our brands, business, results of operations and financial condition.

We cannot assure you that we can execute successfully any of these actions or our growth strategy for these businesses, nor can we assure you that the launch of any additional product lines or businesses by us or that the continued offering of these lines will achieve the degree of consistent success necessary to generate profits or positive cash flow. Our ability to carry out our growth strategy successfully may be affected by, among other things, our ability to enhance our relationships with existing customers, our ability to attract retail customers to our DTC channels, our ability to develop new relationships with retailers, economic and competitive conditions, changes in consumer spending patterns and changes in consumer tastes and style trends. If we fail to continue to develop and grow the brands’ businesses, our financial condition and results of operations may be materially adversely affected.

Our growth depends, in part, on our continued retail expansion, and we may not be successful in undertaking such expansion.

We believe that our future growth depends not only on serving existing customers, but also on continuing to get new customers and expanding our distribution base internationally, including but not limited to opening of new retail stores. When expanding into new locations and markets, we may face challenges that are different from those we currently encounter, including competitive, merchandising, distribution, hiring, legal and regulatory, and other difficulties. Although we continue to evaluate sales and marketing efforts and other strategies to expand our supplier, customer and distribution bases, there is no assurance that we will be successful. If we are not successful, this could have a material adverse effect on our business, financial condition and results of operations.

Our business is heavily dependent on the ability and desire of consumers to shop.

Reduced consumer traffic and purchasing, whether in our own retail stores or in the stores of our wholesale customers, could have a material adverse effect on our financial condition, results of operations and cash flows. Reductions could result from economic conditions, fuel shortages, increased fuel prices and other circumstances, including adverse weather conditions, natural disasters, war, terrorist attacks or the perceived threat of war or terrorist attacks. Disease epidemics and other health-related concerns, also could result in (and, in the case of the COVID-19 pandemic, has resulted in) closed stores, reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure, or governments impose mandatory business closures, travel restrictions or the like to prevent the spread of disease. Additionally, political or civil unrests and demonstrations also could affect consumer traffic and purchasing, as was the case with the protests in Hong Kong SAR in 2019.

The COVID 19 pandemic has had, and is expected to continue to have, an impact on our business, results of operations, financial position and cash flows from operations. As a result of the pandemic, governments and authorities across the world implemented lockdowns and restrictions to prevent the spread of the virus. These restrictions have impacted our operations in a number of respects, including due to cancelations of or capacity restrictions on certain marketing and brand events and limitations on in-person meetings among our sales teams. In addition, the inability or unwillingness of customers to travel has had a significant impact on sales driven by tourism. Restrictive measures in certain regions also resulted in store closures which have prevented consumers from purchasing goods directly from stores.

Consumers also are being affected, resulting in additional adverse impacts on us. Consumers have been unable to purchase our products due to the unwillingness to shop in stores out of fear of exposure. Store closures, reduced store hours and occupancy levels, travel restrictions and concerns about the health risks of traveling adversely affect traffic in our stores and our wholesale customers’ and franchisees’ stores. Consumer spending behavior is also being negatively impacted by job losses and reduced incomes, changing needs due to remote working, reduced in-person social interaction, vacation time spent at home and other factors.

In addition to the factors discussed above, international tourism could be reduced, as could the extent to which international tourists shop at our retail stores or the stores of our wholesale customers. A reduction in international tourist traffic or spending as a result of the ongoing pandemic therefore could have a material adverse effect on our financial condition and results of operations.

Other factors that could affect the success of our stores include:

•	the location of the store or mall, including the location of a particular store within the mall;

•	the other tenants occupying space at the mall;

•	increased competition in areas where the stores are located;

•	the amount of advertising and promotional dollars spent on attracting consumers to the store or mall;

•	the changing patterns of consumer shopping behavior;

•	increased competition from online retailers; and

•	the diversion of sales from our retail stores to our digital commerce sites.

Our inability to effectively execute our e-commerce strategy could materially adversely affect the reputation of our brands and our revenue and our operating results may be harmed.

E-commerce is the one of the fastest growing areas of our business both with respect to our direct-to-consumer businesses and the wholesale business (i.e., sales to pure play and e-commerce businesses of traditional retailers). The success of our e-commerce businesses depends, in part, on third parties and factors over which we have limited control, including changing consumer preferences and buying trends relating to e-commerce usage and promotional or other advertising initiatives employed by our wholesale customers or other third parties on their e-commerce sites. Any failure on our part, or on the part of our third party digital partners, to provide e-commerce platforms that attract consumers, build our brands and drive repeat consumer purchases could result in diminished brand image, relevance and loyalty and lost revenue. Additionally, as consumers shift purchasing preferences to online channels, the failure of our e-commerce channels to attract consumers who previously made purchases in our stores and those operated by our wholesale partners and franchisees, will adversely affect our financial condition and results of operations.

Our operation of e-commerce sites pose risks and uncertainties including:

•	changes in required technology interfaces;

•	website downtime and other technical failures;

•	costs and technical issues from website software upgrades;

•	data and system security;

•	computer viruses; and

•	changes in applicable laws and regulations.

Keeping current with technology, competitive trends and the like may increase our costs and may not succeed in increasing sales or attracting consumers. Our failure to respond successfully to these risks and uncertainties might adversely affect the reputation of our brands and our revenue and results of operations.

The success of our e-commerce businesses depends, in part, on consumer satisfaction, including timely receipt of orders. Fulfillment of these orders requires comprehensive fulfillment infrastructure and different logistics operations than for our retail store and wholesale customer operations. We need adequate capacity, systems and operations to support the anticipated growth in our e-commerce businesses. If we encounter difficulties with our distribution facilities or in our relationships with the third parties who operate the facilities, or if any such facilities were to shut down or be limited in capacity for any reason, including as a result of fire, natural disasters, systems disruptions (including as a result of attacks on computer systems, such as ransomware attacks), or labor interruptions, including as a result of disease epidemics and health related concerns (such as the current COVID-19 pandemic), we could experience longer lead times or disruption or delay in distributing our products to our consumers, which could result in consumer dissatisfaction and lost sales. Additionally, we might need to incur significantly higher costs than anticipated to ensure smooth and timely operation. Any of the foregoing could have an adverse effect on the reputation of our brands and our revenue and results of operations.

We utilize a range of marketing, advertising, and other initiatives to increase existing customers’ spending and to acquire new customers; if the costs of advertising or marketing increase, or if our initiatives fail to achieve their desired impact, we may be unable to grow the business profitably.

We utilize a range of marketing, advertising and other initiatives to drive customers from awareness to consideration to conversion, and promoting awareness of our brands and products is important to our ability to grow our business, drive customer engagement, and attract new customers. We invest significant resources in advertising communication and marketing, which include activities ranging from pure digital and social media marketing initiatives to events like fashion shows, product collaborations and co-marketing projects. We adopt a strategy with a dual-focus on both local and broader international audience. For details, see “Business of Lanvin—Marketing and Advertising.”

If our marketing and advertising efforts are not appropriately tailored to and accepted by our target customers, we may fail to attract customers, and our brands and reputation may be harmed. In addition, our marketing initiatives may become increasingly expensive as competition increases, and generating a meaningful return on those initiatives may be difficult. Our future growth and profitability and the success of our brands will depend in part upon the effectiveness and efficiency of these marketing efforts. Additionally, as the channels through which we conduct our marketing and advertising activities continue to rapidly evolve, we must continue to establish relationships with these channels and may be unable to develop or maintain these relationships on acceptable economic and other terms. Furthermore, we currently receive a significant number of visits to our digital platform via search engine results. Search engines frequently change the algorithms that determine the ranking and display of results of a user’s search, which could reduce the number of visits to our digital platform, in turn reducing new customer acquisition and adversely affecting our results of operations. If we are unable to cost-effectively drive traffic to our digital platform, our ability to acquire new customers and our financial condition would suffer. Email marketing efforts are also important to our marketing efforts. If we are unable to successfully deliver emails to our customers or if customers do not engage with our emails, whether out of choice, because those emails are marked as low priority or spam, or for other reasons, our business could be adversely affected.

Our marketing initiatives may become increasingly expensive, and generating a meaningful return on those initiatives may be difficult or unpredictable. Even if we successfully increase net revenue as a result of our marketing efforts, it may not offset the additional marketing expenses we incur. If our marketing efforts are not successful in promoting awareness of our brands or products, driving customer engagement, or attracting new customers, or if we are not able to cost-effectively manage our marketing expenses, our results of operations could be adversely affected.

Failure to accurately forecast consumer demand could lead to excess inventories or inventory shortages, which could result in decreased operating margins, reduced cash flows, and harm to our business.

To meet anticipated demand for our products, we must forecast inventory needs and arrange manufacturing activities based on our estimates of future demand for particular products. Our ability to accurately forecast demand for our products could be affected by many factors, including an increase or decrease in customer demand for our products or for products of our competitors, changing consumer preferences, changing product trends, our failure to accurately forecast consumer acceptance of new products, product introductions by competitors, unanticipated changes in general market conditions, store closures (including, for example, due to the COVID-19 pandemic), and weakening of economic conditions or consumer confidence in future economic conditions. If we fail to accurately forecast consumer demand, we may experience excess inventory levels or a shortage of products available for sale in our stores or for delivery to customers.

Inventory levels in excess of customer demand may result in inventory write-offs, donations by us of our unsold products, inventory write-downs, and/or the sale of excess inventory at discounted prices, any of which could cause our gross margin to suffer, impair the strength and exclusivity of our brands, and have an adverse effect on our results of operations, financial condition, and cash flows.

Conversely, if we underestimate customer demand for our products and fail to arrange sufficient manufacturing capacities in advance, then we may not be able to deliver products to meet our requirements and we may experience inventory shortages. Inventory shortages in our stores or third-party distribution centers could result in delayed shipments to customers, lost sales, a negative customer experience, lower brand loyalty, and damage to our reputation and customer relationships, any of which could have an adverse effect on our results of operations, financial condition, and cash flows.

Counterfeit or “knock-off” products, as well as products that are “inspired by” our brands may siphon off demand for our brands’ products and may result in customer confusion, harm to our brands, a loss of our market share and/or a decrease in our results of operations.

We face competition from counterfeit or “knock-off” products manufactured and sold by third parties in violation of our intellectual property rights, as well as from products that are inspired by our brands’ products, including private label offerings by e-commerce retailers. In the past, third parties have targeted users on Facebook or other social media platforms intending to target individuals interested in our products and sell such individuals products that look like our brands’ products, often at steep discounts.

These activities of third parties may result in customer confusion, require us to incur additional administrative costs to manage customer complaints related to counterfeit goods, divert customers from us, cause us to miss out on sales opportunities, and result in a loss of our market share. We could also be required to increase our marketing and advertising spend. If consumers are confused by these other products and believe them to be actual products from our brands, we could be forced to deal with dissatisfied customers who mistakenly blame us for poor service or poor-quality goods.

In addressing these or similar issues in the future, we may also be required to incur substantial expense to protect our brands and enforce our intellectual property rights, including through legal action in the United States and the EU or other countries in which we and our brands operate, which could negatively impact our results of operations and financial condition.

These and similar issues related to these or similar counterfeit products or products “inspired by” our brands could reoccur and could again result in customer confusion, harm to our brand, a loss of our market share and/or a decrease in our results of operations.

We are dependent on suppliers for our products and raw materials, which poses risks to our business operations.

Although no single supplier is or is expected to become critical to our production needs, any of the following could materially and adversely affect our ability to produce or deliver our products and, as a result, have a material adverse effect on our business, financial condition and results of operations:

•

political or labor instability or military conflict involving any of the countries in which we, or our suppliers operate, which could cause a delay in the transportation of our products and raw materials to us and an increase in transportation costs;

•

heightened terrorism security concerns, which could subject imported or exported goods to additional, more frequent or more thorough inspections, leading to delays in deliveries or impoundments of goods for extended periods or could result in decreased scrutiny by customs officials for counterfeit goods, leading to lost sales, increased costs for our anti-counterfeiting measures and damage to the reputation of our brands;

•

a significant decrease in availability or increase in cost of raw materials, including commodities (particularly cotton, wool and cashmere), or the ability to use raw materials produced in a country that is a major provider due to political, human rights, labor, environmental, animal cruelty or other concerns;

•	a significant decrease in factory and shipping capacity or increase in demand for such capacity;

•	a significant increase in wage and shipping costs;

•	natural disasters, which could result in closed factories and scarcity of raw materials;

•

disease epidemics and health related concerns, such as the current COVID-19 pandemic, which could result in (and in the case of the COVID-19 pandemic, has resulted in certain of the following) closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas;

•	the migration and development of manufacturers, which could affect where our products are or are planned to be produced;

•

the adoption of regulations, quotas and safeguards relating to imports and our ability to adjust timely to changes in trade regulations, which, among other things, could limit our ability to produce products in cost-effective countries that have the labor and expertise needed. Notwithstanding the foregoing, we purchase cotton mainly from Europe and the United States, accordingly, the Uyghur Forced Labor Prevention Act (UFLPA) has no impact on our business; and

•	the implementation of new or increased duties, taxes and other charges on imports.

We face intense competition in the personal luxury goods industry.

Competition is intense in the luxury consumer goods industry. We compete with numerous luxury fashion designers (whether domestically or globally), brand owners, manufacturers and retailers of apparel, accessories and footwear, some of which have greater resources than we do. In addition, in certain instances, we compete directly with our wholesale customers, as they also sell their own private label products in their stores and online. We compete within the personal luxury goods industry primarily on the basis of:

•	anticipating and responding to changing consumer tastes, demands and shopping preferences in a timely manner and developing distinctive, attractive, quality products;

•	maintaining favorable brand recognition and relevance, including through digital brand engagement and online and social media presence;

•	appropriately pricing products and creating an attractive value proposition for customers;

•	providing strong and effective marketing support;

•	ensuring product availability and optimizing supply chain efficiencies with third party suppliers and retailers; and

•

obtaining sufficient retail floor space at retail and effective presentation of our products at retail, on e-commerce sites operated by our department store customers and pure play e-commerce retailers, and on our e-commerce sites.

Our customer relationships and sales have been and may be negatively impacted if we do not anticipate and respond to consumer preferences and fashion trends or manage inventory levels appropriately.

Our ability to predict or respond to constantly changing fashion trends, demographics, consumer preferences and spending patterns significantly impacts our sales and operating results. If we do not identify and respond to emerging trends in consumer spending and preferences quickly enough, identify the right partners that align with our customer strategy, broaden or expand our product portfolio fast enough or in the right areas or develop, evolve, and retain our team’s talent, mindset and technical skills to support changing operating models, we may harm our ability to retain our existing customers or attract new customers. Ensuring we optimize our inventory and improve the planning and management of inventory through use of data and analytics is critical to serving our customers, driving growth and maximizing profitability. If we maintain too much inventory, we may be forced to sell our merchandise at lower average margins, which could harm our business. Conversely, if we fail to purchase enough merchandise, or inventory does not arrive fast enough or as expected, we may lose opportunities for additional sales and potentially harm relationships with our customers.

We are subject to certain risks related to the sale of our products through our direct to consumer (DTC) channel and in particular our directly operated stores

In our distribution model, the DTC channel primarily consists of Directly Operated Stores (DOSs) and e-commerce platforms through which we sell directly to our customers. For details, see “Business of Lanvin Group—Sales Channels.” The risks related to managing currently existing DOSs mainly relate to possible difficulties in renewing the existing lease agreements, an increase in rental charges and a decline in sales.

Our DOSs are all located in properties that we lease from third parties. There is significant competition among retail operators in our industry to obtain commercial spaces in prestigious locations in major cities, towns and resort destinations worldwide. Accordingly, to renew our lease agreements, we may have to compete with other operators, including those in our same industry, some of which have greater economic and financial resources than ours or otherwise more bargaining power. If we are unable to renew our lease agreements on economic terms consistent with or more beneficial than those currently applicable, or if we are forced to accept rental charges which are substantially higher than the existing ones, this could have a material adverse effect on our business, results of operations and financial condition.

Our DOSs have a high level of fixed costs, which affect profits from the retail channel. A reduction in sales or a decrease in revenues from the retail channel could, in light of the high level of fixed costs, have a material adverse effect on our business, results of operations and financial condition.

We analyze the performance of each of our DOSs and market trends in order to assess whether to open new DOSs (or move DOSs to a different location), renew existing leases, or close DOSs that are underperforming. If our analysis is inadequate or based on the wrong assumptions, we could select sub-optimal locations for our stores, or keep or open underperforming stores, which could have a material adverse effect on our business, results of operations and financial condition.

In addition, although we have adopted internal policies and training initiatives to ensure that the staff in our DOSs operate in a manner consistent with the image and prestige of our brands, there can be no assurance that such staff will abide by such policies or that inappropriate or illicit behavior by certain employees will not occur. If there is any allegation brought against us as a result of negligence or other impermissible conduct by our DOS staff, we may be exposed to legal or other proceedings or increased public scrutiny, which may result in substantial costs, diversion of resources and management’s attention and potential harm to our reputation.

The operations of our retail channel and DOSs are also subject to risks such as information technology system failure, work stoppage, civil unrest, natural disasters, fire and government imposed shutdowns. Any interruption of activity in our retail channel and DOSs due to these or other similar events out of our control could result in disruption to our operations and a reduction in sales, which could have an adverse effect on our business, results of operations and financial condition.

A data security or privacy breach could damage our reputation and our relationships with our customers or employees, expose us to litigation risk, and adversely affect our business.

We are dependent on information technology systems and networks, including the Internet, for a significant portion of our direct-to-consumer sales, including our e-commerce operations. We are also responsible for storing data relating to our customers and employees and rely on third parties for the operation of our e-commerce sites and for the various social media tools and websites that we use as part of our marketing strategy. In our normal course of business, we often collect, transmit, and/or retain certain sensitive and confidential customer information, including credit card information. There is significant concern by consumers, employees, and lawmakers alike over the security of personal information transmitted over the Internet, consumer identity theft, and user privacy, as cyber-criminals are becoming increasingly more sophisticated in their attempts to gain unauthorized access to computer systems and confidential or sensitive data.

We have been and may in future be subject to cyber-attacks and other attempted security breaches. Despite the security measures we currently have in place, our facilities and systems and those of our third-party service providers may be vulnerable to security breaches, acts of vandalism, phishing attacks, computer viruses, malware, ransomware, misplaced or lost data, programming and/or human errors, or other Internet or email events. The increased use of smartphones, tablets, and other wireless devices, as well as the need for a substantial portion of our corporate employees to work remotely during the COVID-19 pandemic, may also heighten these and other operational risks. The retail industry, in particular, continues to be the target of many cyber-attacks, which are becoming increasingly more difficult to anticipate and prevent due to their rapidly evolving nature. The technology we use to protect our systems from being breached or compromised could become outdated as a result of advances in computer capabilities or other technological developments. Further, measures we implement to protect our computer systems against cyber-attacks may make them harder to use or reduce the speed at which they operate, which in turn could negatively impact our customers’ shopping experience resulting in reduced online traffic, diminished loyalty to our brands, and lost sales.

Any perceived or actual electronic or physical security breach involving the misappropriation, loss, or other unauthorized disclosure of confidential or personally identifiable information, including penetration of our network security, whether by us or by a third party, could disrupt our business, severely damage our reputation and our relationships with our customers or employees, expose us to risks of litigation, significant fines and penalties, and liability, and result in deterioration in our customers’ and employees’ confidence in us, and adversely affect our business, results of operations, and financial condition. Since we do not control third-party service providers and cannot guarantee that no electronic or physical computer break-ins and security breaches will occur in the future, any perceived or actual unauthorized disclosure of personally identifiable information regarding our employees, customers, or website visitors could harm our reputation and credibility, result in lost sales, impair our ability to attract website visitors, and/or reduce our ability to attract and retain employees and customers. As these threats develop and grow, we may find it necessary to make significant further investments to protect data and our infrastructure, including the implementation of new computer systems or upgrades to existing systems, deployment of additional personnel and protection-related technologies, engagement of third-party consultants, and training of employees.

In addition, the regulatory environment relating to information security and privacy is becoming increasingly more demanding with frequent new requirements surrounding the handling, protection, and use of personal and sensitive information. We may incur significant costs in complying with the various applicable state, federal, and foreign laws regarding protection of, and unauthorized disclosure of, personal information. Additionally, failing to comply with such laws and regulations could damage the reputation of our brands and lead to adverse consumer actions, as well as expose us to government enforcement action and/or private litigation, any of which could adversely affect our business.

We are exposed to the risk that personal information of our customers, employees and other parties collected in the course of our operations may be damaged, lost, stolen, divulged or processed for unauthorized purposes.

In carrying out our business, we collect, store and process personal data of our customers, employees and other parties with whom we deal, including data we gather for product development and marketing purposes. Therefore we are subject to a variety of strict and ever-changing data protection and privacy laws on a global basis, including the EU General Data Protection Regulation and the PRC Personal Information Protection Law.

We collect customer data and personal information such as name, age, address, gender and contact number, in order to process sales and ensure product delivery as well as to register customers as brand members or VIP customers.

We are exposed to the risk that personal data we store and use may be damaged or lost, stolen, divulged or processed for unauthorized purposes by the individuals responsible for data management or by unauthorized individuals (including third parties and LGHL employees). The destruction, damage to or loss of personal data, as well as its theft, unauthorized processing or dissemination, could significantly impair our reputation and impact our operations; it could also lead to governmental investigations and the imposition of fines by competent authorities, with possible adverse effects on our business, results of operations and financial condition.

Future economic conditions, including volatility in the financial and credit markets, may adversely affect our business.

Economic conditions in the past have adversely affected, and in the future may adversely affect, our business, our customers and licensees and their businesses, and our financing and other contractual arrangements, including, for example, as a result of the current COVID-19 pandemic. Such conditions, among other things, have resulted, and in the future may result, in financial difficulties leading to restructurings, bankruptcies, liquidations and other unfavorable events for our customers and licensees, may cause such customers to reduce or discontinue orders of our products and licensed products sold by our licensees, and may result in customers being unable to pay us for products they have purchased from us and licensees being unable to pay us for royalties owed to us. Financial difficulties of customers and licensees may also affect the ability of our customers and licensees to access credit markets or lead to higher credit risk relating to receivables from customers and licensees.

Significant inflation could adversely affect our results of operations and financial condition.

Economies around the world have generally seen significant inflationary pressures in 2021 and continuing in 2022. If inflation continues to increase or stays above levels seen in recent years, we could face further increases in costs for raw materials, energy costs, labor costs or other production costs, which could adversely affect our business and results of operations if we are not able to pass on the increased costs to our customers, or successfully implement other mitigating actions. While we plan to respond to increases in costs through pricing increases for our brands, the foregoing could reduce our profit margins, with a material adverse effect on our results of operations and financial condition. Additionally, many central banks have increased, or are considering increasing, interest rates as a result of the recent inflation, which in turn may increase our borrowing costs.

In addition, significant increases in the costs of other products required by consumers, as well as a raise in interest rates may affect consumer spending power and result in overall reduced spending. The direct impact of inflation will be reflected in pricing increases for our brands.

We are dependent on a limited number of distribution facilities operated by us as well as those of our distribution partners. If one or more of our distribution facilities or those of our distribution partners experience operational difficulties or becomes inoperable, it could have a material adverse effect on our business, results of operations and financial condition.

We operate a limited number of distribution facilities, and our portfolio brands work with licensees for distribution of specific products, including but not limited to Marchon as Lanvin’s exclusive eyewear licensee and distributor, CWF as Lanvin’s exclusive childrenswear licensee and distributor, and Delta as Wolford’s exclusive lingerie licensee and distributor Our ability to meet the needs of our own retail stores and e-commerce channels, as well as our wholesale customers, depends on the proper and uninterrupted operation of distribution facilities, such as warehouses and/or distribution centers, we operate as well as those operated by third parties. If any of these distribution facilities were to shut down or otherwise become inoperable or inaccessible for any reason (including as a result of a government mandate or order due to COVID-19), we could suffer a substantial loss of inventory and/or disruptions of deliveries to our retail and wholesale customers. In addition, we could incur significantly higher costs and longer lead times associated with the distribution of our products during the time it takes to reopen or replace the affected facility. Any of the foregoing factors could result in decreased sales and have a material adverse effect on our business, results of operations and financial condition.

In addition, we continue to look for new and larger facilities as and when needed to further support our efforts to operate with increased efficiency and flexibility. There are risks inherent in operating in new distribution environments and implementing new warehouse management systems, including technological and operational difficulties that may arise with such transitions. We may experience shipping delays should there be any disruptions in our new warehouse management systems or warehouses themselves.

Our revenues and operating results are affected by the seasonal nature of our business and cyclical trends in consumer spending.

Apparel business is subject to seasonal fluctuations and cyclical trends in consumer spending. Our sales are typically higher in the last quarter of the year, driven by the holiday shopping season and in January and February, driven by Chinese New Year celebrations. To provide shareholders a better understanding of management’s expectations surrounding results, we may provide financial outlook on our expected operating and financial results for future periods comprised of forward-looking statements subject to certain risks and uncertainties. Any factor that negatively impacts these selling seasons could have an adverse and disproportionate effect on our results of operations for the entire year.

Additionally, factors such as results differing from guidance, changes in sales and operating income in the peak seasons, changes in our market valuations, performance results for the general retail industry, announcements by us or our industry peers or changes in analysts’ recommendations may cause volatility in the price of our common stock and our shareholder returns.

If our suppliers, licensees, or other business partners, or the suppliers used by our licensees fail to use legal and ethical business practices, our business could suffer.

We require our suppliers, licensees and other business partners, and the suppliers used by our licensees, to operate in compliance with applicable laws, rules and regulations regarding working conditions, employment practices and environmental compliance. Additionally, we impose upon our business partners operating guidelines that require additional obligations in those areas in order to promote ethical business practices. We audit, or have third parties audit, the operations of these independent parties to determine compliance, through onsite inspections, reviewing certification and sustainability reports, and reviewing whether suppliers are observing compliance standards. This process also includes ad hoc on-site visits from our sourcing and product development department, factory tours and on-site due diligence of new suppliers. We also collaborate with factories, suppliers, industry participants and other stakeholders to improve the lives of the workers and others in our sourcing communities. However, we do not control our business partners, or the suppliers used by our licensees, including with respect to their labor, manufacturing and other business practices.

If any of these suppliers or business partners violates labor, environmental, building and fire safety, or other laws or implements labor, manufacturing or other business practices that are generally regarded as unethical, the shipment of finished products to us or our customers could be interrupted, orders could be canceled and relationships could be terminated. Further, we could be prohibited from importing goods by governmental authorities. In addition, we could be the focus of adverse publicity and our reputation and the reputation of our brands could be damaged. Any of these events could have a material adverse effect on our revenue and, consequently, our results of operations.

Our potential inability to find suitable new targets to drive inorganic business growth and the risk that any acquisitions we do complete may not be successful in achieving intended benefits, cost savings and synergies.

Acquisitions have been a consistent part of our growth. In particular, the projections and forecasts presented in the section titled “Certain Unaudited Lanvin Group Prospective Financial Information” show the pro forma contribution of potential new investments, none of which has been signed or consummated as of the date of this proxy statement/prospectus.

Prior to completing any acquisition, our management team identifies expected synergies, cost savings and growth opportunities but, due to legal and business limitations, we may not have access to all necessary information. The integration process may be complex, costly and time-consuming. The potential difficulties of integrating the operations of an acquired business and realizing our expectations for an acquisition, including the benefits that may be realized, include, among other things:

•	failure to identify appropriate targets or to complete the deal;

•	failure to implement our business plan for the combined business;

•	delays or difficulties in completing the integration of acquired companies or assets;

•	higher than expected costs, lower than expected cost savings or a need to allocate resources to manage unexpected operating difficulties;

•	unanticipated issues in integrating systems and operations;

•	diversion of the attention and resources of management;

•	assumption of liabilities not identified in due diligence;

•	operational and regulatory challenges related to the jurisdictions in which an acquired business operates;

•	uncertainties associated with potential targets in certain jurisdictions given the current intensified geopolitical environment;

•	the impact on our or an acquired business’ internal controls and compliance with the requirements under applicable regulation; and

•	other unanticipated issues, expenses and liabilities.

Any future acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits.

We could be adversely affected if we are unable to negotiate, maintain or renew our license agreements.

We are a party to various strategic alliances. If we were to fail to comply with our obligations in relation to those strategic alliances (including with respect to required quality standards and timeliness of deliveries), our strategic alliance partners may terminate, fail to renew or amend in a manner adverse to us the existing arrangements, which may have material adverse consequences on our business, results of operations and financial condition. We are also party to certain license agreements, as licensor, whereby we grant, for a certain period of time, the use of our brands to third parties.

If any of these licensees were not to perform their obligations to us (including by failing to ensure the required quality standards and failing to comply with our directions with respect to distribution channels and after sale services), we may be unable in a commercially reasonable time, to replace such licensee with another licensee capable of ensuring equivalent quality and production standards, or procure its services upon the same or substantially the same financial terms. Our inability to maintain a presence in these adjacent luxury sectors or to provide products in these sectors, such as eyewear, childrenswear and lingerie, of a quality comparable to that of our other products may reflect negatively on the reputation and integrity of our brands.

If any of the foregoing licensing agreements or strategic alliances are terminated for any reason, not renewed upon their expiration or renewed but with less favorable terms and conditions, this could have a material adverse effect on our business, results of operations and financial condition.

If our trademarks and intellectual property or other proprietary rights are not adequately protected to prevent use or appropriation by third parties, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

Our trademarks and other intellectual property rights are important to our success and our competitive position. We are susceptible to others imitating our products and infringing on our intellectual property rights, especially with respect to our brands, as they enjoy significant worldwide consumer recognition and the generally premium pricing of our brands and products creates additional incentive for counterfeiters and infringers. Imitation or counterfeiting of our products or infringement of our intellectual property rights could diminish the value of our brands, undermine our reputation or otherwise adversely affect our revenue and profitability. We cannot assure you that the actions we take to establish and protect our trademarks and other intellectual property rights will be adequate to prevent imitation of our products by others. We cannot assure you that other third parties will not seek to invalidate our trademarks or block sales of our products as a violation of their own trademarks and intellectual property rights. In addition, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other intellectual property rights of ours or in marks that are similar to ours or marks that we license or market or that we will be able to successfully resolve these types of conflicts to our satisfaction. In some cases, there may be trademark owners who have prior rights to our marks because the laws of certain foreign countries may not protect intellectual property rights to the same extent as do the laws of the United States. In other cases, there may be holders who have prior rights to similar trademarks. Other than certain trademark disputes described below, the management team is not aware of other trademark or IP disputes of sort, we have in the past and may in the future become involved in proceedings relating to a company’s claim of prior rights to some of our trademarks or marks similar to some of our brands, and any future proceeding (whether actual, potential, or threatened) may have an impact on our business and the financial position of the Group. There is an ongoing trademark dispute between Sergio Rossi and Stefano Ricci, which challenges the trademark registrations for “sr”, “sr 1”, “sr Milano”, and “sr twenty”, as well as challenges the use of “SR (rectangle)” and “SR (oval)”. We do not believe this is material to our brands as the use of such logos is minimal.

We are subject to certain laws, litigation, regulatory matters and ethical standards, and compliance or our failure to comply with or adequately address developments as they arise could adversely affect our reputation and operations.

Our policies, procedures and practices and the technology we implement are intended to comply with applicable federal, state, local and foreign laws, tariffs, rules and regulations, including those imposed by jurisdictions that our businesses have presence in, consumer protection and other regulatory agencies, the marketplace, as well as responsible business, social and environmental practices, all of which may change from time to time. Compliance with these requirements and/or changes to them may cause our business to be adversely impacted, or even limit or restrict the activities of our business. In addition, if we fail to comply with applicable laws and regulations or implement responsible business, social, environmental and supply chain practices, we could be subject to damage to our reputation, class action lawsuits, regulatory investigations, legal and settlement costs, charges and payments, civil and criminal liability, increased cost of regulatory compliance, losing our ability to accept credit and debit card payments from our customers, restatements of our financial statements, disruption of our business and loss of customers. New and emerging privacy and data protection laws may increase compliance expenses and limit business opportunities and strategic initiatives, including customer engagement. Any required changes to our employment practices could result in the loss of employees, reduced sales, increased employment costs, potential labor disputes, low employee morale and harm to our business and results of operations. In addition, political and economic factors could lead to unfavorable changes in tax laws, which may affect our tax assets or liabilities and adversely affect our results of operations. We are also regularly involved in various litigation matters that arise in the ordinary course of business. In addition, our directors, officers, employees, affiliates and other third-parties associated with us may be subject to investigations, litigation or other legal proceedings, including those that are unrelated to their relationships and dealings with us.

Any such litigation, legal proceedings or regulatory developments could adversely affect our business, financial condition or reputation.

We are subject to legal and regulatory risk.

We are required to comply with the laws and regulations applying to our products and operations in the various jurisdictions in which we operate, particularly in relation to the protection of intellectual property rights, competition, product safety, packaging and labeling, import and processing of certain raw materials and finished goods, data protection, limits on cash payments, worker health and safety and the environment. New legislation (or amendments to existing legislation) may require us to adopt stricter standards, which could lead to increased costs for production or limit our operations, and this may have a material adverse effect on our business, results of operations and financial condition. We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, and other anti-bribery, anti-corruption and anti-money laundering laws in the countries in which we conduct activities. We and our distribution partners may have direct or indirect interactions with officials and employees of government agencies or state owned or affiliated entities and other third parties where we may be held liable for corrupt or other illegal activities, with or without our explicit authorization. We are also subject to sanctions and export control laws and regulations, which may lead to commercial and economic sanctions and export control, prohibitions and other restrictive measures imposed by the different authorities and governments involved, including the European Union, the United States, the United Nations and other countries and international organizations. From time to time, we may conduct some limited activities in countries subject to sanctions, export control or other restrictive measures. While we believe that our activities are in compliance with the applicable laws and sanctions legislation, including embargoes, we cannot exclude the possibility that we or our distribution partners may violate such laws. Any violation of the foregoing laws could lead to regulatory and/or judicial proceedings and sanctions (including civil penalties, denial of export privileges, injunctions, asset seizures and revocations or restrictions of licenses, as well as criminal fines and imprisonment), which may have a material adverse effect on our reputation, business, results of operations and financial condition.

Changes to taxation or the interpretation or application of tax laws could have an adverse impact on our results of operations and financial condition.

Our business is subject to various taxes in different jurisdictions, which include, among others, value added tax (“VAT”), excise duty, registration tax and other indirect taxes. We are exposed to the risk that our overall tax burden may increase in the future.

Changes in tax laws or regulations, or in the position of the relevant authorities regarding the application, administration or interpretation of these laws or regulations, particularly if applied retrospectively, could have a material adverse effect on our business, results of operations and financial condition. These changes include the introduction of a global minimum tax at a rate of 15% under the Two-Pillar Solution to Address the Tax Challenges of the Digitalisation of the Economy, agreed upon by over 130 jurisdictions under the Organization for Economic Co-operation and Development/G20 Inclusive Framework on Base Erosion and Profit Shifting and to be implemented as from January 1, 2023.

In addition, tax laws are complex and subject to subjective valuations and interpretive decisions, and we periodically may be subject to tax audits aimed at assessing our compliance with direct and indirect taxes. The tax authorities may not agree with our interpretations of, or the positions we have taken or intend to take on, tax laws applicable to our ordinary activities and extraordinary transactions. In case of challenges by the tax authorities to our interpretations, we could face long tax proceedings that could result in the payment of additional tax and penalties, with potential material adverse effects on our business, results of operations and financial condition.

We are subject to risks associated with climate change and other environmental impacts and increased focus by stakeholders on environment, social and governance (“ESG”) matters.

Our business is subject to risks associated with climate change, including in particular disruption to our supply chain, which may impact the production and distribution of our products and availability and price of raw materials. Increased frequency and intensity of weather events (including storms and floods) due to climate change could also lead to more frequent store closures and/or lost sales as customers prioritize basic needs.

There is also increased focus from our stakeholders, including consumers, employees and investors, on corporate responsibility (including ESG matters. We plan to announce in the near future our sustainability strategy and ESG goals. There can be no assurance that our stakeholders will agree with our strategy or will be satisfied with our disclosure, or that we will be successful in achieving our goals. If our ESG practices do not meet our stakeholders’ expectations and standards, or if we fail (or are perceived to fail) to implement our strategy or achieve our goals, our reputation could be damaged, causing our investors or consumers to lose confidence in us and our brands, negatively impacting our employee retention and our business, or having a negative effect on our sales and results of operations. In addition, implementing our ESG strategy and pursuing our ESG goals might involve higher than expected costs and investments which might adversely affect our results of operations.

We may lose key employees or may be unable to hire qualified employees.

We depend on the services and management experience of our executive officers, who have substantial experience and expertise in our business. We also depend on other key employees involved in our design, merchandising and marketing operations. Competition for qualified personnel in the apparel industry is intense and competitors may use aggressive tactics to recruit our key employees. The unexpected loss of services of one or more of these individuals could have a material adverse effect on us.

We depend on highly specialized craftsmanship and skills.

One of the distinguishing features of certain of our products is the highly specialized craftsmanship involved in their manufacturing, which is also a result of the experience that our specialized employees have acquired over the course of the years.

Although we try to preserve these craftsmanship skills and ensure that they are passed on to the next generations, the number of our specialized employees may decrease in the future and their craftsmanship skills may no longer be readily available. If this were to occur, it could affect our ability to ensure the distinctive quality of certain of our products in the future, which in turn could have a material adverse effect on our business, results of operations and financial condition.

We are exposed to fluctuations in currency exchange rates.

We operate in multiple jurisdictions, which exposes us to the effects of fluctuations in currency exchange rates with respect to both revenues and costs related to the production and supply and material procurement processes. We earn revenue denominated in a number of currencies with the substantial majority of our revenue denominated in U.S. Dollars and Euro. Fluctuations in foreign currency exchange rates will affect FFG’s financial results, which FFG reports in Euro. In particular, depreciation of the U.S. dollar against the Euro would generally have a negative impact on our results of operations as this would result in a decrease in the results of our U.S. business (which are generally denominated in U.S. dollars) when translated into Euro for financial reporting purposes. On the other hand, the appreciation of U.S. dollar against the Euro would generally have a positive impact on our business given the revenue contribution from our U.S. businesses.

We cannot assure you that movements in foreign currency exchange rates will not have a material adverse effect on its results of operations in future periods. Furthermore, foreign exchange markets have recently experienced significant volatility, and there can be no assurance that our results of operations will not be adversely affected by such volatility.

We are subject to risks related to the complexity and uncertainty in interpretation of transfer pricing rules.

We operate in multiple countries worldwide with integrated industrial, commercial, design and communication functions, trademarks used in different jurisdictions and are subject to taxation in countries in which our subsidiaries are located. Within the Lanvin Group, transactions between related parties located in different countries are carried out in the ordinary course of business and are mainly related to the purchase and sale of goods and the provision of services.

These transactions are subject to transfer pricing rules defined globally by the Organization for Economic and Co-operation and Development (“OECD”) and local tax laws. In this respect, our intercompany prices are set up consistently with the guidance provided by the OECD Transfer Pricing Guidelines and we and our subsidiaries prepare specific transfer pricing documentation with respect to such transactions. Although we believe that our transfer pricing is correct, due to the complexity of these rules and the uncertainties in their interpretation, the tax authorities might challenge the prices of certain of our intercompany transactions and propose transfer pricing adjustments. Consequently, such adjustments may increase the related taxes and impose penalties and late payment interests, which may result in a material adverse effect on our business, results of operations and financial condition.

We operate in many countries around the world and, accordingly, we are exposed to various international business, regulatory, social and political risks.

We operate in multiple countries worldwide through a direct and indirect distribution network. Our operations in various international markets expose us to various risks, including those arising from: competition with local competitors (which may have greater resources and/or more favorable market positions); the diversity of consumers’ tastes and preferences and our ability to anticipate or respond to such tastes and preferences; changes in the political and economic environments in the countries where we operate; changes in regulations, including tax regulations, and the imposition of new duties or other protectionist measures; strict regulations affecting the import and processing of certain raw materials and finished goods; the occurrence of acts of terrorism or similar events, conflicts, civil unrest or situations of political instability; parallel imports of goods at terms inconsistent with our guidelines and distribution of our products, in violation of exclusive territorial rights granted to other importers and licensees (the so-called “gray market”). These or other factors may harm our business in international markets or cause us to incur significant costs in these markets, which could have a material adverse effect on our business, results of operations and financial condition.

Changes in global economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

We place significant focus and reliance on developing global consumer markets. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by global political, economic and social conditions. While the global economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economies in EMEA, North America, Greater China and Other Asia. Any adverse changes in economic conditions in our key geographical segments —EMEA, North America, Greater China and Other Asia—and the policies of these governments or in the laws and regulations of these governments could have a material adverse effect on global overall economic growth. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position.

Given our intention to develop global consumer markets including China, we may also be affected significantly by political, regulatory, economic and social conditions in China. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant discretion over the PRC’s economic growth through allocating resources, controlling payment of foreign currency denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Additionally, the PRC government also has significant authority to exert influence on the ability of China-based companies (as measured by the location of our company headquarters, and the nationality and location of our executive officers and certain of our directors and shareholders) and our PRC subsidiaries, to conduct their businesses. The PRC government may intervene or influence the operations of such subsidiaries at any time, which could result in a material change in such subsidiaries’ operations and/or the value of LGHL’s securities. In particular, there has been recent legislation and statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas by China-based issuers. Any such regulatory oversight or control could significantly limit, or completely hinder, LGHL’s ability to offer or continue to offer securities to investors and cause the value of LGHL’s securities to significantly decline.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. In addition, rules and regulations in China can change quickly with little advance notice.

A portion of FFG’s operations are conducted (through its subsidiaries) in the PRC, and are governed by PRC laws, rules and regulations. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

Legislative efforts over the past three decades have significantly enhanced the protections afforded to various forms of foreign investment in China. However, China’s legal system remains evolving, and recently enacted laws, rules and regulations, which involve uncertainties and can be inconsistent and unpredictable, may be subject to significant degrees of interpretation and enforcement by PRC regulatory agencies.

Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy as compared to more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and/or our intellectual property rights.

We may be required to obtain prior approval or subject to filings or other requirements from the China Securities Regulatory Commission or other PRC regulatory authorities for the transactions contemplated by the Business Combination Agreement.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require any offshore special purpose vehicle that is controlled by PRC companies or individuals and formed for the purpose of seeking a public listing on an overseas stock exchange through acquisition of PRC domestic companies to obtain the approval of the CSRC prior to the listing and trading of its securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by any such special purpose vehicle seeking CSRC’s approval of overseas listings. We believe that under the PRC laws, regulations and rules currently in effect, the CSRC’s approval is not required for the transactions contemplated by the Business Combination Agreement, including but not limited to the proposed listing of LGHL’s securities on the NYSE, given that our PRC subsidiaries were incorporated as foreign-invested enterprises by means of foreign direct investments rather than by acquisitions of any PRC domestic companies owned by PRC companies or individuals as defined under the M&A Rules. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules and the CSRC approval requirement. In addition, the Opinions on Strictly Cracking Down on

Illegal Securities Activities According to Law (the “Opinions”) jointly issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council, which were made available to the public on July 6, 2021, call for strengthened regulation over illegal securities activities and supervision of overseas listings by China-based companies and propose to take effective measures to deal with the risks and incidents faced by China-based overseas-listed companies. The Opinions also provide that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities. On December 24, 2021, the CSRC released the Overseas Listing Provisions and the Overseas Listing Filing Measures for public consultation. Pursuant to the Overseas Listing Provisions and the Overseas Listing Filing Measures

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domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect form, shall fulfill a filing procedure with the CSRC and satisfy certain requirements; the direct form of listing overseas refers to the listing and offering by a company incorporated in the PRC, while the indirect form of listing overseas refers to the listing and offering overseas conducted by companies with major business operations within the PRC, but under the name of an overseas incorporated company and on the basis of the equity, assets, return or other similar rights of the relevant domestic enterprises;

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in the context of an indirect form of listing overseas, on the principle of substance over formality, if an issuer satisfies the following criteria (it is unclear whether both or either of the following should be satisfied), then the listing shall be captured as an indirect listing by a domestic company and be subject to the filing requirements: (i) the audited revenue, gross profit, total asset or net asset of domestic enterprises account for 50% or more of the issuer’s audited consolidated total revenue, gross profit, total asset or net asset of the last accounting year; (ii) the majority of the senior management responsible for business operations and management are PRC citizens or residents, the main places of business operations are located within the PRC or the business operations are primarily conducted within the PRC;

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overseas offering and listing is prohibited under certain circumstances, including, among others,(i) where there are specific laws and regulations prohibiting listing and financing; and (ii) where the competent authorities determine that the offering and listing would constitute a threat to or endanger national security; and

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when reviewing the filing applications, the CSRC will review, among other things, the regulatory opinions, filings or approvals of the industry regulators (if applicable), and the national security assessment opinion of competent authorities (if applicable).

Pursuant to the answers of relevant officials of the CSRC to reporter questions published by the CSRC on December 24, 2021, the draft new rules would not be applied retrospectively, and will only be applied to new listings and refinancing by existing overseas listed PRC companies. Filing requirements for existing overseas listed companies will be provided for separately and will allow sufficient transition period.

As the Overseas Listing Provisions and the Overseas Listing Filing Measures have not yet come into effect, consummating the transactions contemplated by the Business Combination Agreement is unaffected currently. As of the date of this proxy statement/prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to the transaction as contemplated by the Business Combination Agreement, from the CSRC or any other PRC governmental authorities. However, uncertainties exist regarding the interpretation of the draft regulations, the final form of these regulations and implementation thereof after promulgation. If according to the final rules to be adopted or as requested by the CSRC or any other PRC governmental authorities, we should complete a filing or obtain an approval to complete the transactions as contemplated by the Business Combination Agreement, there is no assurance that we will be able to complete the filing or obtain the approval in a timely manner or at all. Furthermore, any such requirement could significantly limit our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline.

Corresponding to the proposed new rules on overseas listing, the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Edition) (the “2021 National Negative List”) and the Special Administrative Measures (Negative List) for Foreign Investment Access in Pilot Free Trade Zones (2021 Edition) (the “2021 FTZ Negative List”) (collectively the “2021 Negative Lists”) promulgated on December 27, 2021 provide that any domestic enterprise engaged in businesses prohibited by the 2021 Negative Lists that intends to issue and list shares overseas shall obtain pre-approval from relevant authorities, the foreign investors shall not participate in the management of the enterprise, and that the shareholding percentage of foreign investors shall comply with the relevant measures applicable to foreign investors’ domestic securities investments by reference. We believe we are not currently engaged in any business that falls into the 2021 Negative Lists.

On December 28, 2021, the Cyberspace Administration of China, together with certain other government authorities, promulgated the Revised Cybersecurity Review Measures that took effect from February 15, 2022, pursuant to which online platform operator holding over one million users’ information must apply for a cybersecurity review before listing abroad, and operators of “critical information infrastructure” that intend to purchase internet products and services that will or may affect national security must apply for a cybersecurity review. Furthermore, the competent government authorities may also initiate a cybersecurity review against the relevant operators where the authorities believe that the network product or service or data processing activities affect or may affect national security. However, the scope of potential operators of “critical information infrastructure” remains unclear. In addition, the scope of network product or service or data processing activities that will or may affect national security is also unclear and subject to regulatory interpretation. We do not believe that the Revised Cybersecurity Review Measures apply to the transactions contemplated by the Business Combination Agreement, given that; (i) as of the date hereof, we have not been informed by any PRC governmental authority of any requirement that we shall apply for a cybersecurity review; (ii) we do not hold or process personal information of over one million users; and (iii) we have not received any investigation, notice, warning, or sanctions from applicable government authorities in relation to national security. Nonetheless, the interpretation and implementation of the Revised Cybersecurity Review Measures is subject to uncertainties, and the relevant laws and regulations may also change in the future. As a result of such regulatory development, government authorities in China could conduct a cybersecurity review over Lanvin Group’s PRC subsidiaries, which may have a material adverse effect on LGHL’s business, results of operations and financial condition.

Changes in tax laws, regulations and policies in jurisdictions in which we operate may materially and adversely affect our results of operations and financial condition.

We operate our business in multiple jurisdictions across EMEA, North America and Asia, and we are subject to income taxes in these jurisdictions. Changes in tax laws and regulations in the relevant jurisdictions may change our tax obligations. Furthermore, interpretations and enforcement policies with respect to existing tax laws and regulations may also evolve over time. Any of the above developments could have a material and adverse impact on our results of operations and financial condition.

For example, under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in the PRC. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, rather than those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “ de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in the PRC, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the places where the senior management personnel responsible for the execution of the daily management and operation of production and business of our offshore enterprises and the relevant senior personnel departments performing such duties are mainly located within China; (ii) the decisions of our offshore enterprises over finance (e.g. borrowing, lending, financing, financial risk controls, etc.) and personnel (e.g. appointment, dismissal and remuneration, etc.) matters are made by organization(s) or individual(s) located in China or subject to approval of organization(s) or individual(s) located in China; (iii) the main properties, accounting ledger, corporate seal, minutes of the board meetings and shareholders’ meetings, etc. of our offshore enterprises are situated or kept in China; and (iv) 50% (inclusive) or above of directors with voting rights or senior management personnel of our offshore enterprises ordinarily reside in China.

We believe our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “ de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. In the event of such regulatory development, we would seek to claim deductions in other relevant jurisdictions, but there can be no assurance that such efforts would effectively mitigate the incremental tax burdens on us. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders (including the common stockholders) may be subject to PRC tax on gains realized on the sale or other disposition of the common stock, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the common stockholders) and any gain realized on the transfer of the common stock or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our common stock.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

The conflict in Ukraine and sanctions and export controls imposed in response to the conflict, including on Russia and Belarus, may adversely affect our business and other escalating global trade tensions, wars and conflicts, and the adoption or expansion of economic sanctions, export controls, or other trade restrictions could negatively affect us.

Due to ongoing conflict in Ukraine and resulting geopolitical tensions, many governments around the world, including those of the United States, the European Union, the United Kingdom and other jurisdictions, have imposed sanctions on Russia, Belarus, and the Ukrainian regions of Donetsk and Luhansk as well as on certain persons, entities from and industries within those regions, as well as export controls on exports or reexports to Russia or Belarus and involving certain industries and products and the exclusion of certain Russian financial institutions from the SWIFT system. On March 11, 2022, the President of the United States issued an executive order prohibiting exports to Russia and Belarus of luxury goods (including, inter alia, apparel, footwear and certain accessories with a per unit wholesale price of $1,000 or more). Shortly thereafter, on March 15, 2022, the Council of the European Union imposed new sanctions on Russia prohibiting the export of luxury goods having a value in excess of €300 per item (including clothing, footwear, leather and fashion accessories). On April 14, 2022, the United Kingdom implemented a prohibition on the export of luxury goods, which includes specifically defined goods generally in excess of £250 in value, to or for use in Russia. These and any additional sanctions or export controls, as well as any counter responses by the governments of Russia or other countries, are adversely affecting, and will continue to adversely affect, directly or indirectly, our supply chain and customers, as well as the global financial markets and financial services industry.

In light of the current crisis there is also no assurance that we will be able to collect from our franchisees and distributors in Russia certain outstanding receivable amounts for completed sales of the Spring/Summer 2022 collection; as of the date of this proxy statement/prospectus, such amounts were not material. Finally, several of the agreements with our wholesale customers in Russia are due to expire during the course of 2022 and 2023. It is uncertain whether, when and at what terms and conditions such agreements will be renewed. Any of the foregoing factors could have a material adverse effect on our business, results of operations and financial condition.

In general, the banking, economic and monetary crisis triggered by the conflict may reduce customers’ interest for, and financial ability to buy, luxury products. An expansion of the conflict to other European countries, the United States or other parts of the world, or the worsening of the world economic situation in terms of inflation, energy costs and purchase power, is likely to translate into a lower propensity to spend on luxury good products and potentially impact our business.

LGHL will rely to a significant extent on dividends and other distributions on equity paid by its principal operating subsidiaries to fund offshore cash and financing requirements. Any limitation on the ability of LGHL’s operating subsidiaries to make payments to LGHL could have a material adverse effect on LGHL’s ability to conduct its business.

LGHL is a holding company, and after the consummation of the Business Combination, LGHL will, to a significant extent, rely on dividends and other distributions on equity paid by its principal operating subsidiaries for the funds necessary to fund inter-company loans, service any debt LGHL may incur, pay its expenses and to pay any dividends and other cash distributions to its shareholders. When LGHL’s principal operating subsidiaries incur additional debt, the instruments governing the debt may restrict their ability to pay dividends or make other distributions or remittances to LGHL. Further, the laws, rules and regulations applicable to most of LGHL’s subsidiaries permit payments of dividends only out of their retained earnings, if any, determined in accordance with applicable local accounting standards and regulations. In addition, under the laws and regulations applicable to certain of LGHL’s subsidiaries, statutory reserves for employees and pensions are required to be maintained. There are also other limitations under applicable local rules and regulations that may limit the portion of the available capital in LGHL’s operating subsidiaries which may be transferred to shareholders as dividends. Any such limitations on the ability of LGHL’s operating subsidiaries to make payments to LGHL could have a material adverse effect on LGHL’s ability to conduct its business.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because LGHL is incorporated under the law of the Cayman Islands, LGHL conducts substantially all of its operations, and a majority of its directors and executive officers reside, outside of the United States. The ability of U.S. authorities to bring actions for violations of U.S. securities laws and regulations against LGHL and its directors and executive officers may be limited, and accordingly you may not be afforded the same protection as provided to investors in U.S. domestic companies.

LGHL is an exempted company limited by shares incorporated under the laws of the Cayman Islands, and following the Business Combination, will conduct a majority of its operations through its subsidiary, FFG, outside the United States. A majority of LGHL’s assets are located outside the United States. A majority of

LGHL’s officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against LGHL or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and jurisdictions of LGHL’s subsidiaries could render you unable to enforce a judgment against LGHL’s assets or the assets of LGHL’s directors and officers.

LGHL’s Management has been advised that jurisdictions where LGHL will be operating after the consummation of the Business Combination such as the PRC, do not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and these jurisdictions would permit effective enforcement of criminal penalties for violations of U.S. federal securities laws. In addition, LGHL’s corporate affairs will be governed by the Amended LGHL Articles, the Cayman Islands Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of LGHL’s directors to LGHL under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of LGHL’s shareholders and the fiduciary duties of LGHL’s directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like LGHL have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association) or to obtain copies of lists of shareholders of these companies. LGHL’s directors will have discretion under the Amended LGHL Articles to determine whether or not, and under what conditions, LGHL’s corporate records may be inspected by its shareholders, but LGHL is not obliged to make them available to the shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest. See “Description of LGHL Securities–Inspection of Books and Records”.

The courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Certain corporate governance practices in the Cayman Islands, which is LGHL’s home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent LGHL chooses to follow home country practice with respect to corporate governance matters, its shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See “Management of LGHL Following the Business Combination – Foreign Private Issuer Status”.

As a result of all of the above, LGHL’s shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Additionally, the SEC, the U.S. Department of Justice, or the DOJ, and other U.S. authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons. Due to jurisdictional limitations, matters of comity and various other factors, the SEC, the DOJ and other U.S. authorities may be limited in their ability to pursue bad actors, including in instances of fraud, in emerging markets such as China. After the consummation of the Business Combination, a portion of LGHL’s operations and assets will be located in China. In addition, a majority of LGHL’s directors and executive officers will reside within China. There will be significant legal and other obstacles for U.S. authorities to obtain information needed for investigations or litigation against LGHL or its directors and executive officers if LGHL or any of these individuals engage in fraud or other wrongdoing. In addition, local authorities in China may be constrained in their ability to assist U.S. authorities and overseas investors in connection with legal proceedings. As a result, if LGHL or its directors or executive officers commit any securities law violation, fraud or other financial misconduct, the U.S. authorities may not be able to conduct effective investigations or bring and enforce actions against such parties. Therefore, you may not be able to enjoy the same protection provided by various U.S. authorities as it is provided to investors in U.S. domestic companies.

Risks Relating to PCAC and the Business Combination

There can be no assurance that the LGHL Ordinary Shares will be approved for listing on the NYSE or that LGHL will be able to comply with the continued listing standards of the NYSE.

In connection with the closing of the Business Combination, we intend to list LGHL Ordinary Shares and warrants on NYSE under the symbols “LANV” and “LANW”, respectively. LGHL’s will be required to meet the initial listing requirements of the NYSE in order to list Ordinary Shares and warrants. There can be no assurance that LGHL will be able to meet those initial listing requirements. For example, the NYSE requires listed companies to have at least 400 round lot holders. Even if LGHL’s securities are so listed, LGHL may be unable to maintain the listing of its securities in the future. If LGHL fails to meet the initial listing requirements and NYSE does not list its securities on its exchange, LGHL could face significant material adverse consequences, including:

•	a limited availability of market quotations for LGHL’s securities;

•	reduced liquidity for LGHL’s securities;

•

a determination that LGHL’s shares is a “penny stock” which will require brokers trading in LGHL’s shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for LGHL Ordinary Shares;

•	a limited amount of news and analyst coverage for LGHL; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

An active trading market for LGHL Ordinary Shares may never develop or, if developed, it may not be sustained. You may be unable to sell your LGHL Ordinary Shares unless a market can be established and sustained. This risk will be exacerbated if there is a high level of redemptions of PCAC’s public shares in connection with the Closing of the Business Combination.

LGHL’s ability to maintain its listing on the NYSE may also be affected the Holding Foreign Companies Accountable Act. See “—Risks Relating to LGHL’s Business and Operations Following the Business

Combination—LGHL Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if PCAOB is unable to inspect LGHL’s independent auditor for three consecutive years beginning in 2022. The delisting of LGHL Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment”.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of PCAC’s securities or, following the Closing, LGHL’s securities, may decline.

The unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what LGHL’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. If the perceived benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of PCAC’s securities prior to the Closing may decline.

In addition, following the Business Combination, fluctuations in the price of LGHL’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for LGHL’s shares. Accordingly, the valuation ascribed to LGHL may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for LGHL’s securities develops and continues, the trading price of LGHL’s securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond LGHL’s control. Any of the factors listed below could have a material adverse effect on your investment in LGHL’s securities and the LGHL’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of LGHL’s securities may not recover and may experience a further decline.

Factors affecting the trading price of LGHL’s securities may include:

•	actual or anticipated fluctuations in LGHL’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

•	changes in the market’s expectations about LGHL’s operating results;

•	success of competitors;

•	LGHL’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning LGHL or the personal luxury goods market in general;

•	operating and share price performance of other companies that investors deem comparable to LGHL;

•	LGHL’s ability to enhance its marketing strategies;

•	changes in laws and regulations affecting LGHL’s business;

•	LGHL’s ability to meet compliance requirements;

•	commencement of, or involvement in, litigation involving LGHL;

•	changes in LGHL’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of LGHL Ordinary Shares available for public sale;

•	any major change in the post-Business Combination board or management;

•	sales of substantial amounts of LGHL Ordinary Shares by the LGHL’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, international currency fluctuations, pandemic and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of LGHL’s securities irrespective of LGHL’s operating performance. The stock market in general, and the NYSE in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of LGHL’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to LGHL could depress LGHL’s share price regardless of LGHL’s business, prospects, financial conditions or results of operations. A decline in the market price of LGHL’s securities also could adversely affect LGHL’s ability to issue additional securities and LGHL’s ability to obtain additional financing in the future.

PCAC has a limited ability to assess the management of LGHL’s business and, as a result, cannot assure you that LGHL’s management has all the skills, experience, qualifications or abilities to manage a public company.

PCAC’s ability to assess LGHL’s business and management may be limited due to a lack of time, resources or information. PCAC’s assessment of the capabilities of LGHL’s management with respect to a public company, therefore, may prove to be incomplete or incorrect and LGHL’s management may lack the skills, qualifications or abilities that PCAC believed LGHL’s management had, and the operations and profitability of LGHL post-Business Combination could be negatively impacted. Accordingly, any shareholders of PCAC who choose to become holder of LGHL Ordinary Shares following the Business Combination could suffer a reduction in the value of their investments. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to claim successfully that the reduction was due to the breach by PCAC’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy statement materials relating to the Business Combination contained an actionable material misstatement or material omission.

Limited public information exists about private companies and companies that operate outside of the United States, and PCAC has been required to make decisions on whether to pursue the Business Combination on the basis of information that may be more limited than information available for a similar company operating within the United States, which may result in a business combination with a company that is not as profitable as PCAC expected, if at all.

PCAC’s Sponsor, officers and directors, PCAC Initial Shareholders and the Forward Purchase Investors have agreed to vote their shares in favor of the Business Combination, regardless of how PCAC’s public shareholders vote.

In connection with the Business Combination, PCAC’s Sponsor, officers and directors, PCAC Initial Shareholders and the Forward Purchase Investors have agreed to vote their Founder Shares and all PCAC Ordinary Shares acquired by such parties during or after the IPO in favor of the Business Combination. Currently, PCAC’s Sponsor, officers and directors, the PCAC Initial Shareholders and the Forward Purchase Investors collectively own approximately 23.0% of the outstanding PCAC Ordinary Shares. As a result, in addition to the shares held by PCAC’s Sponsor, officers and directors, the PCAC Initial Shareholders and the Forward Purchase Investors, PCAC would need only 43.7% of the PCAC Ordinary Shares outstanding as of the date of this proxy statement/prospectus to be voted in favor of the Business Combination (assuming all outstanding shares are voted) in order to have the Business Combination approved. Accordingly, it is more likely that the necessary shareholders’ approval will be received than would be the case if PCAC’s Sponsor, officers and directors, the PCAC Initial Shareholders and the Forward Purchase Investors agreed to vote their shares in accordance with the majority of the votes cast by PCAC’s public shareholders.

PCAC may not be able to complete the Business Combination or any other business combination within the prescribed time frame, in which case PCAC would cease all operations except for the purpose of winding up and PCAC would redeem PCAC’s public shares and liquidate.

PCAC must complete an initial business combination by January 26, 2023 (or such later date as may be agreed by the PCAC shareholders). PCAC may not be able to consummate the Business Combination or any other business combination by such date. If PCAC has not completed any initial business combination by such date, it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of PCAC’s remaining shareholders and board of directors, liquidate and dissolve, subject in each case to PCAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidation distribution to PCAC warrants, which will expire worthless if PCAC fails to complete the initial business combination before such periods as aforementioned.

The ability of public shareholders of PCAC to exercise redemption rights with respect to a large number of PCAC’s public shares may impact PCAC’s and LGHL’s ability to optimize its capital structure, and PCAC may not have sufficient funds to consummate the Business Combination.

At the time of entry into the Business Combination, it is unknown how many PCAC shareholders will exercise their redemption rights, and PCAC will therefore need to structure the transaction based on its expectations as to the number of shares that will be submitted for redemption. As the Business Combination Agreement requires PCAC to have a minimum amount of cash at closing, it will need to reserve a portion of the cash in the Trust Account to meet such requirements, or arrange for third party financing. If a larger number of shares are submitted for redemption than PCAC initially expected, PCAC may need to restructure the transaction to reserve a greater portion of the cash in the Trust Account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit PCAC and LGHL’s ability to optimize its capital structure.

Further, as of June 30, 2022, PCAC had approximately $122,569 of cash held outside the Trust Account available for working capital needs. If PCAC is required to seek additional capital, it may need to borrow funds from its Sponsor, initial shareholders, management team or other third parties to operate or may be forced to liquidate. PCAC believes that the funds available to it outside of the Trust Account, together with funds available from loans from Sponsor, its affiliates or members of PCAC’s management team will be sufficient to allow it to operate for at least the period ending on the Final Redemption Date; however, PCAC cannot assure you that its estimate is accurate, and Sponsor, its affiliates or members of PCAC’s management team are under no obligation to advance funds to PCAC in such circumstances.

There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

There is no assurance as to the price at which a PCAC shareholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination.

Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the share price, and may result in a lower value realized now than a shareholder of PCAC might realize in the future had the shareholder not redeemed its shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A shareholder should consult the shareholder’s tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Subsequent to PCAC’s completion of the Business Combination, LGHL may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price post-Business Combination, which could cause you to lose some or all of your investment.

Even though PCAC has endeavored to evaluate the risks inherent in the Business Combination through due diligence on LGHL, it cannot assure you that this diligence will surface all material issues that may be present, that PCAC has adequately ascertained or assessed all of the significant risks of LGHL’s business or industry, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of PCAC’s or LGHL’s control will not later arise. There is also no assurance that an investment in securities in PCAC will not ultimately prove to be less favorable to investors than a direct investment, if an opportunity were available, in LGHL. The information contained in this proxy statement/prospectus regarding the areas of PCAC management’s expertise may not be relevant to a complete understanding of LGHL’s business and industry.

As a result of these factors, LGHL may be forced to later write-down or write-off assets, restructure LGHL’s operations, or incur impairment or other charges that could result in reporting losses. Even if PCAC’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with PCAC’s preliminary risk analysis. Accordingly, any PCAC shareholders who choose to become holders of LGHL Ordinary Shares following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to claim successfully that the reduction was due to the breach by PCAC officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that this proxy statement/prospectus contained an actionable material misstatement or material omission.

The grant and future exercise of registration rights may adversely affect the market price of public shares of PCAC and LGHL’s securities upon consummation of the Business Combination.

Pursuant to the Investor Rights Agreement entered into in connection with the Business Combination and described elsewhere in this proxy statement/prospectus, the Sponsor and certain existing shareholders of FFG can make up to two demands that LGHL register their registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that LGHL undertakes. Pursuant to the Meritz Relationship Agreement, LGHL granted similar registration rights to Meritz for LGHL’s shares held by Meritz exchanged from FFG’s shares and/or converted from the LGHL Convertible Preference Share. Following the consummation of the Business Combination, LGHL intends to file and maintain an effective registration statement under the Securities Act covering such securities.

The registration of these securities will permit the public resale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of LGHL Ordinary Shares post-Business Combination.

If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, PCAC’s board of directors will not have the ability to adjourn the Special Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

PCAC’s board of directors will be seeking approval to adjourn the Special Meeting to a later date or dates if, at the Special Meeting, based upon the tabulated votes, there are insufficient votes to approve the consummation of the Business Combination. If the Adjournment Proposal is not approved, PCAC’s board will not have the ability to adjourn the Special Meeting to a later date and, therefore, will not have more time to solicit votes to approve the consummation of the Business Combination. In such event, the Business Combination would not be completed.

The Business Combination may be a taxable event for PCAC shareholders and holders of warrants.

It is expected that the Business Combination qualifies as a “reorganization” under section 368 of the Code , and may possibly qualify as a transaction described in Section 351 of the Code. The parties, however, did not and will not seek a ruling from the IRS or an opinion from counsel regarding the tax consequences of the Business Combination. The failure of the Business Combination to qualify as a reorganization or being subject to Section 367 of the Code for U.S. federal income tax purposes could result in a U.S. holder of PCAC Ordinary Shares or warrants recognizing income, gain or loss with respect to the PCAC Ordinary Shares or warrants surrendered by such U.S. holder. If the Business Combination qualifies as a reorganization within the meaning of Section 368 of the Code, a U.S. holder of PCAC Ordinary Shares or warrants should not recognize gain or loss on the exchange of PCAC Ordinary Shares or warrants for LGHL Ordinary Shares or warrants. For more information, see the section entitled “Certain United States Federal Income Tax Considerations” of this document.

PCAC believes it was a Passive Foreign Investment Company (“PFIC”) for its taxable year ended December 31, 2021, which could result in adverse U.S. federal income tax consequences to U.S. holders.

If PCAC, LGHL or any of their subsidiaries is treated as a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. holder (as defined under “Certain United States Federal Income Tax Considerations”) of LGHL Ordinary Shares or LGHL Warrants (which for this purpose, will include such holder’s holding period in PCAC Ordinary Shares or PCAC Warrants), such U.S. holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Whether LGHL or any of its subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. As described below under “Certain Tax Considerations—Certain U.S. Federal Income Tax Considerations of Owning LGHL Securities—PFIC Rules,” PCAC believes it was a PFIC for the taxable year ended December 31, 2021, and thus it is expected that LGHL will be treated as a PFIC with respect to U.S. holders of PCAC Ordinary Shares and PCAC Warrants that exchange their PCAC Ordinary Shares or PCAC Warrants, as applicable, for LGHL Ordinary Shares or LGHL Warrants, as applicable, for the taxable year of the Business Combination and for foreseeable future taxable years unless, with respect to U.S. holders of LGHL Ordinary Shares, such U.S. holders make a special election to recognize gain as if their LGHL Ordinary Shares had been sold on the last day of the last taxable year during which LGHL was a PFIC. Moreover, LGHL does not expect to provide a PFIC annual information statement for 2021 or going forward. Please see the section entitled “Certain Tax Considerations—Certain U.S. Federal Income Tax Considerations of Owning LGHL Securities—PFIC Rules” for a more detailed discussion with respect to LGHL’s PFIC status. U.S. holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the LGHL Ordinary Shares and LGHL Warrants.

We may be the target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Business Combination from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger or business combination agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on PCAC’s or LGHL’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Business Combination, then that injunction may delay or prevent the Business Combination from being completed, which may adversely affect PCAC’s or LGHL’s or, if the Business Combination is completed but delayed, LGHL’s business, financial position and results of operations. We cannot predict whether any such lawsuits will be filed.

PCAC identified a material weakness in its internal control over financial reporting and has since remedied such material weakness. If PCAC is unable to develop and maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results in a timely manner, which may adversely affect investor confidence in it and materially and adversely affect its business and operating results.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, PCAC’s principal executive and financial officer carried out an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures as of December 31, 2021. Based upon such evaluation, PCAC’s Chief Executive Officer concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as of December 31, 2021, due solely to the material weakness in its internal control over financial reporting related to complex financial instruments.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected and corrected on a timely basis.

PCAC implemented remediation during the quarter end December 31, 2021, such that PCAC enhanced its system of evaluating and implementing the accounting standards that apply to its financial statements, including through enhanced analyses by its personnel and third-party professionals with whom it consults regarding complex accounting applications. There were no other material weaknesses noted in subsequent quarters as a result of the December 31, 2021 audit and March 31, 2022 review. PCAC has appropriately recorded and maintained the accounting for complex financial instruments through the quarter ended June 30, 2022. As a result, PCAC concluded that controls over the accounting for complex financial instruments were operating effectively for two consecutive quarters and therefore, the material weakness is remediated as of June 30, 2022.

PCAC does not expect that its disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that PCAC has detected all its control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Effective internal controls are necessary for PCAC to provide reliable financial reports and prevent fraud. PCAC continues to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If PCAC identifies any new material weaknesses in the future, any such newly identified material weakness could limit its ability to prevent or detect a misstatement of its accounts or disclosures that could result in a material misstatement of its annual or interim financial statements. In such case, PCAC may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in PCAC’s financial reporting and its stock price may decline as a result. There can be no assurance that the measures PCAC has taken to date, or any measures PCAC may take in the future, will be sufficient to avoid potential future material weaknesses.

PCAC may face litigation and other risks as a result of the historical material weakness in PCAC’s internal control over financial reporting.

As a result of the historical material weaknesses PCAC identified, the changes in accounting for the warrants and for Class A ordinary shares subject to redemption, and other matters raised or that may in the future be raised by the SEC, PCAC faces potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the material weaknesses in PCAC’s internal control over financial reporting and the preparation of PCAC’s financial statements. As of the date of this proxy statement/prospectus, PCAC has no knowledge of any such litigation or dispute. However, there can be no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on PCAC’s business, results of operations and financial condition or its ability to complete the Business Combination.

There is substantial doubt about PCAC’s ability to continue as a “going concern.”

As of June 30, 2022, PCAC had working capital deficit of $4,813,477 and $122,569 of cash held outside of the Trust Account available for working capital needs. Further, PCAC has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. Management’s plans to address this need for capital are discussed under the section of this proxy statement/prospectus titled “PCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If PCAC is unable to raise additional funds to alleviate liquidity needs and complete an initial business combination before January 26, 2023, then PCAC will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about PCAC’s ability to continue as a going concern. Management intends to complete an initial business combination on or before January 26, 2023. However, it is uncertain whether management will succeed in doing so. The financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from PCAC’s inability to continue as a going concern.

If the SEC adopts the proposed rules and regulations relating to, among other things, enhancing disclosures in business combination transactions involving SPACs, our ability to complete an initial business combination could be adversely and materially affected.

On March 30, 2022, the SEC issued certain proposed rules relating to, among other items, enhancing disclosures in business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; increasing the liability of projections in SEC filings in connection with proposed business combination transactions; increasing the potential liability of certain participants in proposed business combination transactions; and modifying the extent to which SPACs could become subject to regulation under the Investment Company Act, including a proposed rule that would provide SPACs a safe harbor from treatment as an investment company if they satisfy certain conditions that limit a SPAC’s duration, asset composition, business purpose and activities. These rules, if adopted, whether in the form proposed or in revised form, may increase the costs and time needed to negotiate and complete an initial business combination or impair our ability to complete an initial business combination, which may materially and adversely affect us.

PCAC may be subject to U.S. foreign investment regulations which may impose conditions on or limit certain investors’ ability to purchase securities of LGHL or otherwise participate in the Business Combination, potentially making the securities less attractive to investors. LGHL’s existing and future investments in U.S. companies may also be subject to U.S. foreign investment regulations.

The Committee on Foreign Investment in the United States (“CFIUS”) has authority to review direct or indirect foreign investments in U.S. companies. Among other things, CFIUS is empowered to require certain foreign investors to make mandatory filings, to charge filing fees related to such filings and to self-initiate national security reviews of foreign direct and indirect investments in U.S. companies if the parties to that investment choose not to file voluntarily. In the case that CFIUS determines an investment to be a threat to national security, CFIUS has the power to unwind or place restrictions on the investment. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved.

The Sponsor is a “foreign person” pursuant to CFIUS’ rules and regulations. In addition, certain other entities involved in the transaction, including LGHL, Merger Sub 1, Merger Sub 2, the Forward Purchase Investors, the PIPE Investors and certain existing shareholders of Lanvin Group, are, or are believed to be, “foreign persons” under such rules and regulations. If CFIUS considers Lanvin Group (or its business in the U.S.) a U.S. business that may affect national security, PCAC and Lanvin Group could be subject to such foreign ownership restrictions and/or CFIUS review. We do not believe that the Business Combination or the other proposed transactions would be a threat to national security of the United States, or that a mandatory filing with CFIUS is required or a voluntary notice to CFIUS is warranted, for the Business Combination and the other proposed transactions. However, if CFIUS takes a different view, PCAC may be asked to submit a notice to CFIUS, or to proceed with the Business Combination and the other proposed transactions without notifying CFIUS and risk CFIUS intervention, before or after closing the Business Combination. CFIUS may decide to block or delay the Business Combination and/or the other proposed transactions, impose conditions to mitigate national security concerns with respect to the Business Combination and/or the other proposed transactions, or order PCAC and Lanvin Group to divest all or a portion of a U.S. business of the combined company if PCAC and Lanvin Group had proceeded without first obtaining CFIUS clearance. The foreign ownership limitations, and the potential impact of CFIUS, may prevent PCAC and Lanvin Group from consummating the Business Combination and the other proposed transactions.

Moreover, the CFIUS review process, could be lengthy. If PCAC is not able to consummate the Business Combination by January 26, 2023 (or such later date as may be agreed by the PCAC shareholders) due to its failure to obtain CFIUS clearance within the requisite time period, it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of PCAC’s remaining shareholders and board of directors, liquidate and dissolve, subject in each case to PCAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidation distribution to PCAC warrants, which will expire worthless. Moreover, PCAC’s public shareholders will lose any potential investment opportunity in Lanvin Group and the chance of realizing future gains on their investment through any price appreciation in the combined company.

These restrictions on the ability of foreign persons to invest in LGHL or of LGHL’s ability to invest in U.S. businesses could limit LGHL’s ability to engage in strategic transactions that could benefit LGHL’s shareholders, including a change of control of LGHL and strategic acquisitions and investments of LGHL, and could also affect the price that an investor may be willing to pay for LGHL’s securities after the Business Combination.

Risks Relating to Redemptions and Certain Outstanding Securities of PCAC

If PCAC public shareholders redeem more than 38,646,315 PCAC Ordinary Shares, it will require additional financing to close the Business Combination.

Pursuant to the amended and restated memorandum and articles of association of PCAC, PCAC must have net tangible assets of at least $5,000,001 in the Trust Account immediately prior to or upon the consummation of the Business Combination. In no event will PCAC redeem its public shares in an amount that would cause PCAC’s net tangible assets to be less than $5,000,001 upon consummation of the Business Combination. Consequently, if accepting all properly submitted redemption requests would cause PCAC’s net tangible assets to be less than $5,000,001, PCAC would need to obtain additional financing to proceed with the Business Combination and may instead search for an alternate business combination. If the Business Combination is unsuccessful and PCAC is not able to consummate another business combination by January 26, 2023 (or such later date as may be agreed by the PCAC shareholders), PCAC’s public shareholders will not receive their pro rata portion of the Trust Account until PCAC liquidates the Trust Account. If PCAC’s public shareholders are in need of immediate liquidity, they could attempt to sell their shares in the open market; however, at such time, PCAC’s shares may trade at a discount to the pro rata amount per share in the Trust Account. In either situation, PCAC public shareholders may suffer a material loss on their investment or lose the benefit of funds expected in connection with redemption until PCAC liquidates or they are able to sell their shares in the open market.

If PCAC shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their PCAC Ordinary Shares for a pro rata portion of the funds held in the Trust Account.

In order to exercise their redemption rights, public shareholders of PCAC are required to submit a request in writing and deliver their shares (either physically or electronically) to PCAC’s transfer agent at least two business days prior to the Special Meeting. Shareholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Any PCAC shareholder who fails to properly exercise redemption rights will not be entitled to redeem his or her shares for a pro rata portion of the Trust Account. See the section entitled “Special Meeting of PCAC Shareholders — Redemption Rights” for additional information on how to exercise your redemption rights.

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

PCAC’s public shareholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) the completion of the Business Combination, and then only in connection with those PCAC Ordinary Shares that such shareholder properly elected to redeem, subject to the limitations described herein, and (ii) the redemption of PCAC public shares if PCAC is unable to complete its business combination by January 26, 2023 (or such later date as may be agreed by the PCAC shareholders), subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Future resales of the LGHL Ordinary Shares issued to Fosun and its affiliates may cause the market price of LGHL’s securities to drop significantly, even if LGHL’s business is doing well.

Under the Business Combination Agreement, Fosun and its affiliates will receive, among other things, a significant amount of LGHL Ordinary Shares. Fosun and its affiliates are subject to certain lock-up arrangement and have certain registration rights with respect to their LGHL Ordinary Shares after the consummation of the Business Combination. See the section entitled “Summary of the Material Terms of the Business Combination – Ancillary Agreements”.

In addition, subject to a lock-up agreement signed by Fosun Fashion Holdings (Cayman) Limited, Fosun may cause its affiliates to sell LGHL Ordinary Shares pursuant to Rule 144 under the Securities Act, if available. In such event, the resales must meet the criteria and conform to the requirements of that rule, including, because PCAC and LGHL are currently shell companies, waiting until one year after LGHL’s filing with the SEC of a Shell Company Report on Form 20-F containing Form 10 type information reflecting the Business Combination.

Upon expiration of the applicable lock-up period with respect to Fosun and its affiliates, and upon effectiveness of the registration statement LGHL files pursuant to the registration rights agreement or upon satisfaction of the requirements of Rule 144 under the Securities Act, or another applicable exemption from registration, Fosun International may sell large amounts of LGHL Ordinary Shares in the in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in LGHL Ordinary Shares price or putting significant downward pressure on the price of LGHL’s securities.

PCAC’s current directors and executive officers beneficially own PCAC Ordinary Shares and warrants that will be worthless and have made loans that may not be repaid if the Business Combination is not approved. Such interests may have influenced their decision to approve the Business Combination.

PCAC’s officers and directors and/or their affiliates beneficially own or have a pecuniary interest in Founder Shares and private placement warrants that they purchased prior to, or simultaneously with, the IPO. PCAC’s executive officers and directors and their affiliates have no redemption rights with respect to these securities in the event a business combination is not effected in the required time period. Therefore, if the Business Combination with FFG or another business combination is not approved within the required time period, such securities held by such persons will be worthless. In addition, there are certain loans from the Sponsor that are currently outstanding. If PCAC fails to consummate the Business Combination or another business combination, they will not have any claim against the Trust Account for repayment or reimbursement. Accordingly, PCAC may not be able to repay these amounts if the Business Combination is not completed. See the section entitled “The Business Combination Proposal — Interests of PCAC Directors and Officers in the Business Combination”.

These financial interests may have influenced the decision of PCAC’s directors to approve the Business Combination with FFG and to continue to pursue such business combination. In considering the recommendations of PCAC’s board of directors to vote for the Business Combination Proposal and other proposals, its shareholders should consider these interests.

The Sponsor is liable for ensuring that proceeds of the trust are not reduced by vendor claims in the event the Business Combination is not consummated. Such liability may have influenced its decision to approve the Business Combination.

If the Business Combination or another business combination is not consummated by PCAC within the required time period, the Sponsor will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by PCAC for services rendered or contracted for or products sold to PCAC, but only if such a vendor or target business has not executed a waiver agreement. If PCAC consummates a business combination, on the other hand, PCAC will be liable for all such claims. See the section entitled “Other Information Related to PCAC — Liquidation if No Business Combination” for further information.

The obligations of the Sponsor may have influenced PCAC’s board of directors’ decision to approve the Business Combination and to continue to pursue such Business Combination. In considering the recommendations of PCAC’s board of directors to vote for the Business Combination Proposal and other proposals, PCAC’s shareholders should consider these interests.

PCAC’s directors and officers have potential conflicts of interest in recommending that shareholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement/prospectus.

PCAC Initial Shareholders, including PCAC’s directors and executive officers and the Sponsor, have interests in such proposal that are different from, or in addition to, the interests of a shareholder or warrant holder of PCAC. The foregoing interests, and those set forth in more detail below, present a risk that the Sponsor and its affiliates will benefit from the completion of a business combination, including in a manner that may not be aligned with public shareholders; as such, the Sponsor may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public shareholders rather than liquidate. These interests include, among other things:

•

The Sponsor and PCAC’s directors and officers purchased an aggregate of 12,350,000 Founder Shares for an aggregate purchase price of $25,000 and, as of the date of this proxy statement/proxy, hold an aggregate of 11,350,000 Founder Shares (which if unrestricted and freely tradable would be valued at approximately $113,727,000, based upon the closing price of $10.02 per share on the NYSE on November 2, 2022 but, given the restrictions on such shares we believe such shares have less value). The Sponsor purchased an aggregate of 10,280,000 private warrants from PCAC for an aggregate purchase price of $10,280,000 (which based on our quarterly third-party valuation was valued at approximately $0.13 per private placement warrant, or $1,336,400 in the aggregate, as of September 30, 2022). These private warrants are expected to have a significantly higher value at the time of the consummation Business Combination and will become worthless if we do not complete the Business Combination.

•

If the Business Combination with FFG or another business combination is not consummated by January 26, 2023 (or such later date as may be agreed by the PCAC shareholders), PCAC will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In the event of dissolution or liquidation, 12,350,000 Founder Shares (including the 11,350,000 PCAC Class B Ordinary Shares currently held by the PCAC Initial Shareholders and the 1,000,000 PCAC Class B Ordinary Shares currently held by the FPA Investors) would be worthless because the PCAC Initial Shareholders and the FPA Investors are not entitled to participate in any redemption or liquidation with respect to Founder Shares, and the PCAC Warrants will become worthless.

•

Given the differential in the purchase price that the Sponsor and PCAC directors and officers paid for the Founder Shares as compared to the price of the public shares sold in the IPO and the substantial number of LGHL Ordinary Shares that the Sponsor and PCAC’s directors and officers will receive upon conversion of the Founder Shares in connection with the Business Combination, the Sponsor and PCAC’s directors and officers and their respective affiliates may earn a positive rate of return on their investment even if the LGHL Ordinary Shares trade significantly below the price initially paid for the public shares in the IPO and the public shareholders experience a negative rate of return following the completion of the Business Combination.

•

The Investor Rights Agreement provides that the Sponsor will have the right to appoint one individual to serve as a director of LGHL after the closing of the Business Combination which such director will also be eligible for removal by the sponsor. As such, in the future, such nominee will receive any cash fees, share options or share awards that the LGHL board of directors determines to pay to its non-executive directors.

•

The Sponsor and PCAC’s directors and officers have agreed not to redeem any of the Founder Shares and public shares held by them in connection with a shareholder vote to approve a proposed initial business combination, and without any separate consideration provided by PCAC for such agreement.

•

The Sponsor and PCAC’s directors and officers have agreed to vote any Founder Shares and public shares owned by them in favor of the Business Combination, including any proposals recommended by the Board in connection with the Business Combination.

•

The Sponsor and PCAC’s directors and officers have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if PCAC fails to complete an initial business combination by January 26, 2023 (or such later date as may be approved by the PCAC shareholders pursuant to its memorandum and articles of association).

•	The continued indemnification of PCAC’s existing directors and officers and the continuation of PCAC’s directors’ and officers’ liability insurance after the Business Combination.

•

If PCAC is unable to complete a business combination within the required time period, the Sponsor will be liable for ensuring that the proceeds in the Trust Account are not reduced by the claims of potential target businesses or claims of vendors or other entities that are owed money by PCAC for services rendered or contracted for or products sold to PCAC, but only if such a vendor or target business has not executed a waiver of access to such funds.

•

The PCAC Initial Shareholders, including PCAC’s officers and directors, and their affiliates, are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on behalf of PCAC, such as identifying and investigating possible business targets and business combinations. However, if PCAC fails to consummate a business combination within the required period, the PCAC Initial Shareholders will not have any claim against the Trust Account for reimbursement. Accordingly, PCAC may not be able to reimburse these expenses if the Business Combination with FFG or another business combination, is not completed by January 26, 2023 (or such later date as may be agreed by the PCAC shareholders). As of June 30, 2022, the Sponsor had incurred $170,000 in unreimbursed out-of-pocket expenses (being administrative service fees) eligible for reimbursement by PCAC if the Business Combination, or an alternative business combination, is consummated. By a letter agreement, dated September 29, 2022, the Sponsor has waived its right to be reimbursed for the foregoing expenses.

•

Since its inception, the Sponsor has made loans from time to time to PCAC to fund certain of PCAC’s capital requirements. On July 17, 2020, PCAC issued an unsecured promissory note in the amount of up to $250,000 to an affiliate of the Sponsor, which was assigned to the Sponsor on August 24, 2020 and which note bears no interest and was payable in full upon the earlier to occur of (i) December 31, 2021 and (ii) the completion of the IPO. A total of $198,819 was drawn down in connection with the IPO and on January 26, 2021, at the closing of the IPO, $191,819 was repaid. As of June 30, 2022, there was $7,000 in borrowings outstanding under this promissory note, which is currently due on demand. Additionally, on January 28, 2022, PCAC issued an unsecured promissory note in the amount of up to $500,000 to the Sponsor, which note bears no interest and is payable on the earlier of (i) twenty-four (24) months from the closing of the IPO (or such later date as may be extended in accordance with the terms of PCAC’s memorandum and articles of association) or (ii) the date on which PCAC consummates a business combination. On February 14, 2022, PCAC drew down the full amount of the foregoing promissory note, which remains outstanding as of the date of this proxy statement/prospectus. The foregoing loan is convertible at the Sponsor’s election upon the consummation of an initial business combination into warrants of PCAC, at a price of $1.00 per warrant.

•

PCAC’s directors and officers beneficially own PCAC Ordinary Shares and warrants that will be worthless and have incurred reimbursable expenses that may not be reimbursed or repaid if the Business Combination is not approved, and such interests may have influenced their decision to approve the Business Combination. As of the date of this proxy statement/prospectus, the Sponsor and PCAC’s directors and officers have invested an aggregate of $10,982,000 (consisting of $25,000 for subscription of Founder Shares, $10,280,000 for subscription of the private placement warrants, $507,000 in aggregate principal amount of the promissory notes and $170,000 in out-of-pocket expenses which will not be reimbursed by PCAC whether or not the Business Combination, or an alternative business combination, is consummated). Based on the closing price of $10.02 per ordinary share on the NYSE as of November 2, 2022 and the value of $0.13 per private placement warrant as of September 30, 2022, the aggregate market value with respect to the Founder Shares and private placement warrants in PCAC held by the Sponsor and PCAC’s directors and officers would be approximately $115,063,400. Thus, the aggregate market value for our Sponsor’s and PCAC’s directors and officers’ investment with respect to the Founder Shares and private placement warrants, together with the aggregate outstanding principal amount of the foregoing loans would be approximately $115,570,400.

The exercise of discretion by PCAC officers and directors in agreeing to changes to or waivers of the terms of the Business Combination Agreement may result in conflicts of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interest of PCAC shareholders.

In the period leading up to the closing of the Business Combination, events may occur that, pursuant to the Business Combination Agreement, would require PCAC to agree to amend the Business Combination Agreement, to consent to certain actions taken by FFG or to waive rights that PCAC is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of FFG’s business, a request by FFG to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on FFG’s business and would entitle PCAC to terminate the Business Combination Agreement. In any of such circumstances, it would be at PCAC’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is best for PCAC and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, PCAC does not believe there will be any material changes or material waivers that PCAC’s directors and officers would be likely to make after shareholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further shareholder approval, PCAC will circulate a new or amended proxy statement/prospectus and resolicit its shareholders if changes to the terms of the transaction that would have a material impact on its shareholders are required prior to the vote on the Business Combination Proposal.

The Business Combination may be completed even though material adverse effects may result from the announcement of the Business Combination, industry-wide changes and other causes.

In general, either PCAC or FFG can refuse to complete the Business Combination if there is a material adverse effect affecting the other party between the signing date of the Business Combination Agreement and the planned closing. However, certain types of changes do not permit either party to refuse to complete the Business Combination, even if such change could be said to have a material adverse effect on FFG, including, among others, the following events (except, in some cases, where the change has a disproportionate effect on a party):

(a)	any change in applicable laws or IFRS or any interpretation thereof following the date of the Business Combination Agreement;

(b)	any change in interest rates or economic, political, business or financial market conditions generally;

(c)	the taking of any action expressly required to be taken under the Business Combination Agreement;

(d)

any natural disaster (including hurricanes, storms, tornadoes, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of the Business Combination Agreement), acts of nature or change in climate (for purposes of which, the term “COVID-19 Measures” means any quarantine,

“shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar law, directive, guidelines or recommendations promulgated by any governmental authority, in each case, in connection with or in response to COVID-19 for similarly situated companies);

(e)	any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections;

(f)

any failure in and of itself of FFG and any of its subsidiaries to meet, or changes to, any internal or published projections or forecasts (provided that this exception shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Company Material Adverse Effect as defined in the Business Combination Agreement);

(g)	any event, state of facts, development, change, circumstance, occurrence or effect generally applicable to the industries or markets in which FFG or any of its subsidiaries operate;

(h)

any matter disclosed in the FFG Disclosure Letter that, reasonably apparent on its face, is responsive to an FFG representation or warranty qualified by a Material Adverse Effect (this proxy statement/prospectus includes disclosure of all matters in the FFG Disclosure Letter that are material to investors);

(i)	any event, state of facts, development, change, circumstance, occurrence or effect that is cured by FFG prior to the Closing; or

(j)

any worsening of the event, state of facts, development, change, circumstance, occurrence or effect referred to in clauses (b), (d), (e), (g) or (h) to the extent existing as of the date of the Business Combination Agreement.

Furthermore, PCAC or FFG may waive the occurrence of a material adverse effect affecting the other party. If a material adverse effect occurs and the parties still complete the Business Combination, PCAC’s share price may suffer.

The COVID-19 pandemic triggered an economic crisis which may delay or prevent the consummation of the Business Combination. In December 2019, a coronavirus (COVID-19) outbreak was reported in China, and, in March 2020, the World Health Organization declared it a pandemic. Since being initially reported in China, the coronavirus has spread throughout the world and has resulted in unprecedented restrictions and limitations on operations of many businesses, educational institutions and governmental entities. Given the ongoing and dynamic nature of the COVID-19 pandemic, it is difficult to predict the impact on the business of PCAC and FFG, and there is no guarantee that efforts by PCAC and FFG to address the adverse impact of the COVID-19 pandemic will be effective. If PCAC or FFG are unable to recover from a business disruption on a timely basis, the Business Combination and FFG’s business and financial conditions and results of operations following the completion of the Business Combination would be adversely affected. The Business Combination may also be delayed and adversely affected by the coronavirus pandemic, and become more costly. Each of PCAC and FFG may also incur additional costs to remedy damages caused by such disruptions, which could adversely affect PCAC and FFG’s respective financial condition and results of operations.

PCAC may be forced to close the Business Combination even if we determine it is no longer in PCAC’s shareholders’ best interest.

Public PCAC shareholders are protected from a material adverse event of LGHL or FFG arising between the date of the Business Combination Agreement and the Closing, primarily by the right to redeem their public shares for a pro rata portion of the funds held in the trust account, calculated as of two business days prior to the vote at the Special Meeting. If a material adverse event were to occur after approval of the Business Combination Proposal and Merger Proposal at the Special Meeting, PCAC may be forced to close the Business Combination even if it determines it is no longer in its shareholders’ best interest to do so (as a result of such material adverse event), which could have a significant negative impact on PCAC’s business, financial condition or results of operations.

During the Interim Period, PCAC is prohibited from entering into certain transactions that might otherwise be beneficial to PCAC or its respective shareholders.

Until the earlier of consummation of the Business Combination or termination of the Business Combination Agreement, PCAC is subject to certain limitations on the operations of its business, including restrictions on its ability to merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner ) any entity other than FFG, as summarized under the “The Business Combination Proposal—The Business Combination Agreement—Covenants of the Parties—Covenants of PCAC”. The limitations on PCAC’s conduct of its business during this period could have the effect of delaying or preventing other strategic transactions and may, in some cases, make it impossible to pursue business opportunities that are available only for a limited time.

The Business Combination remains subject to conditions that PCAC cannot control and if such conditions are not satisfied or waived, the Business Combination may not be consummated.

The Business Combination is subject to a number of conditions. There are no assurances that all conditions to the Business Combination will be satisfied or that the conditions will be satisfied in the time frame expected. If the conditions to the Business Combination are not met (and are not waived, to the extent waivable), then either PCAC or FFG may, subject to the terms and conditions of the Business Combination Agreement, terminate the Business Combination Agreement. See the section of this proxy statement/prospectus titled “The Business Combination Proposal”.

PCAC did not obtain an opinion from an independent investment banking or accounting firm, and consequently, you have no assurance from an independent source that the price PCAC is paying in connection with the Business Combination is fair to PCAC from a financial point of view.

PCAC is not required to obtain an opinion from an independent investment banking or accounting firm that the price PCAC is paying in connection with the Business Combination is fair to PCAC from a financial point of view. PCAC’s board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. Accordingly, investors will be relying solely on the judgment of PCAC’s board of directors in valuing FFG’s business, and assuming the risk that the board of directors may not have properly valued the Business Combination.

Shareholder litigation could prevent or delay the closing of the Business Combination or otherwise negatively impact our business, operating results and financial condition.

PCAC may incur additional costs in connection with the defense or settlement of any shareholder litigation in connection with the proposed Business Combination. Litigation may adversely affect PCAC’s ability to complete the proposed Business Combination. PCAC could incur significant costs in connection with any such litigation lawsuits, including costs associated with the indemnification of obligations to PCAC’s directors. Consequently, if a plaintiff were to secure injunctive or other relief prohibiting, delaying or otherwise adversely affecting PCAC’s ability to complete the proposed Business Combination, then such injunctive or other relief may prevent the proposed Business Combination from becoming effective within the expected time frame or at all.

PCAC is dependent upon its executive officers and directors and their loss could adversely affect PCAC’s ability to complete the Business Combination.

PCAC’s operations are dependent upon a relatively small group of individuals and, in particular, its executive officers and directors. PCAC’s ability to complete its Business Combination depends on the continued

service of its officers and directors. PCAC does not have an employment agreement with, or key-person insurance on the life of, any of its directors or executive officers.

The unexpected loss of the services of one or more of its directors or executive officers could have a detrimental effect on PCAC’s ability to consummate the Business Combination.

PCAC’s officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to PCAC’s affairs. These conflicts of interest could have a negative impact on PCAC’s ability to complete the Business Combination.

PCAC’s officers and directors are not required to, and will not, commit their full time to its affairs, which may result in conflict of interest in allocating their time between PCAC’s operations and the closing of the Business Combination, on the one hand, and their other business endeavors. Each of PCAC’s officers and directors is engaged in other businesses for which he or she may be entitled to significant compensation. Furthermore, PCAC’s officers and directors are not obligated to contribute any specific number of hours per week to PCAC’s affairs and may also serve as officers or board members for other entities. If its officers’ and directors’ other business affairs require them to devote time to such other affairs, this may have a negative impact on PCAC’s ability to complete the Business Combination.

Sponsor, PCAC’s directors, officers, advisors and their affiliates may elect to purchase shares or public warrants from public shareholders, which may influence a vote on the Business Combination, reduce redemption and reduce the public “float” of PCAC Shares.

Sponsor, PCAC’s directors, officers, advisors or any of their affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the Business Combination Proposal and the Merger Proposal or not redeem their public shares. The purpose of such share purchases and other transactions would be to increase the likelihood of approval of the Business Combination Proposal and other proposals, reduce redemptions and increase the likelihood of satisfaction of the Minimum Cash Condition, where it appears that such requirements for the consummation of the Business Combination would otherwise not be met. This may result in the completion of the Business Combination in a way that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by PCAC’s initial shareholders for nominal value. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase shares or public warrants in such transactions.

Entering into any such arrangements may have a depressive effect on public shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of public shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. In addition, if such purchases are made, the public “float” of PCAC Shares or PCAC Warrants may be reduced and the number of beneficial holders of its securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of its securities on a national securities exchange.

Delays in completing the Business Combination may substantially reduce the expected benefits of the Business Combination.

Satisfying the conditions to, and completion of, the Business Combination may take longer than, and could cost more than, PCAC expects. Any delay in completing or any additional conditions imposed in order to complete the Business Combination may materially adversely affect the benefits that PCAC expects to achieve from the Business Combination.

If PCAC is unable to complete the Business Combination with FFG or another business combination by January 26, 2023 (or such later date as may be agreed by the PCAC shareholders), PCAC will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In such event, third parties may bring claims against PCAC and, as a result, the proceeds held in the Trust Account could be reduced and the per-share liquidation price received by public shareholders could be less than $10.00 per share.

Under the terms of PCAC’s amended and restated memorandum and articles of association, PCAC must complete the Business Combination with FFG or another business combination by January 26, 2023 (or such later date as may be agreed by the PCAC shareholders), or PCAC must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating.

In such event, third parties may bring claims against PCAC. Examples of possible instances where PCAC may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with PCAC and will not seek recourse against the Trust Account for any reason.

Although PCAC has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the Trust Account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the Trust Account could be subject to claims which could take priority over those of PCAC’s public shareholders. If PCAC is unable to complete a business combination within the required time period, the Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by PCAC for services rendered or contracted for or products sold to PCAC, but only if such a vendor or prospective target business does not execute such a waiver. However, the Sponsor may not be able to meet such obligation. Therefore, the per-share distribution from the Trust Account in such a situation may be less than $10.00 due to such claims.

Additionally, if PCAC is forced to file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against it which is not dismissed, or if PCAC otherwise enters compulsory or court supervised liquidation, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law, and may be included in its bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy or insolvency claims deplete the Trust Account, PCAC may not be able to return to its public shareholders at least $10.00 per share.

PCAC’s shareholders may be held liable for claims by third parties against PCAC to the extent of distributions received by PCAC’s shareholders.

If PCAC is unable to complete the Business Combination with FFG or another business combination within the required time period, PCAC will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining shareholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the requirements of Cayman law or other applicable law. PCAC cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, PCAC’s shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its shareholders may extend well beyond the third anniversary of the date of distribution. Accordingly, PCAC cannot assure you that third parties will not seek to recover from its shareholders amounts owed to them by it.

If PCAC is forced to file a bankruptcy or an involuntary winding-up petition is filed against it which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance”. As a result, a bankruptcy or insolvency court could seek to recover all amounts received by PCAC’s shareholders. Furthermore, because PCAC intends to distribute the proceeds held in the Trust Account to its public shareholders promptly after the expiration of the time period to complete a business combination, this may be viewed or interpreted as giving preference to its public shareholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, PCAC’s directors may be viewed as having breached their fiduciary duties to PCAC’s creditors and/or may have acted in bad faith, thereby exposing themselves and the company to claims of punitive damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. PCAC cannot assure you that claims will not be brought against it for these reasons.

Activities taken by existing PCAC shareholders to increase the likelihood of approval of the Business Combination Proposal and other proposals to reduce redemptions and increase the likelihood of satisfaction of the Minimum Cash Condition could have a depressive effect on the price of PCAC’s securities.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding PCAC or its securities, PCAC Initial Shareholders, officers or directors, FFG or Fosun International and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from such investors in the future, or may enter into transactions with such investors and others to provide them with incentives to acquire PCAC Ordinary Shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of approval of the Business Combination Proposal and other proposals, reduce redemptions and increase the likelihood of satisfaction of the Minimum Cash Condition, where it appears that such requirements for the consummation of the Business Combination would otherwise not be met. Entering into any such arrangements may have a depressive effect on the price of PCAC Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

PCAC Warrants are classified as liabilities and the units under the Forward Purchase Agreements (the “Forward Purchase Units”) are classified as an asset at their fair value and the changes in value of PCAC Warrants and the Forward Purchase Units could have a material effect on PCAC’s financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the Existing Warrant Agreement and the Forward Purchase Agreements. As a result of the SEC Statement, PCAC reevaluated the accounting treatment of its 20,700,000 public warrants and 10,280,000 private placement warrants and determined to classify these items as liabilities at their fair value, with changes in fair value each period reported in earnings; PCAC reevaluated the accounting treatment of its Forward Purchase Units and determined to classify these items as an asset at its fair value, with changes in fair value each period reported in earnings.

As a result, included on PCAC’s balance sheet as of December 31, 2021 and June 30, 2022 contained elsewhere in this proxy statement/prospectus are assets and liabilities related to embedded features contained within PCAC Warrants and the Forward Purchase Units. Accounting Standards Codification 815, Derivatives and Hedging, provides for the remeasurement of the fair value of such assets and liabilities at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, PCAC’s financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of its control. Due to the recurring fair value measurement, PCAC expects that it will recognize non-cash gains or losses on PCAC Warrants and the Forward Purchase Units each reporting period and that the amount of such gains or losses could be material.

The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an initial public offering and may create risks for FFG’s unaffiliated investors.

An initial public offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of an initial public offering company’s business, financial condition and results of operations. Going public via a business combination with a SPAC does not involve any underwriters or their detailed review of LGHL’s and FFG’s business and may therefore result in less careful vetting of information that is presented to the public, including in the proxy statement/prospectus.

In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in an initial public offering. In any initial public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters and vetted by analysts. In the case of a business combination involving a SPAC, the value of the target company is established by means of negotiations between the target company and the SPAC. The process of establishing the value of a target company in a SPAC business combination may be less effective than an initial public offering book-building process and also does not reflect events that may have occurred between the date of the Business Combination Agreement and the Closing. In addition, initial public offerings are frequently oversubscribed, resulting in additional potential demand for shares in the aftermarket following the initial public offering. There is no comparable process of generating investor demand in connection with a business combination between a target company and a SPAC, or process of creating an analyst following, each of which may result in lower demand for the surviving company’s shares after Closing, which could in turn, decrease liquidity and trading prices as well as increase share price volatility.

Since January 2022, there has been a precipitous drop in the market values of growth-oriented companies. Accordingly, securities of growth companies such as ours may be more volatile than other securities and may involve special risks.

Since January 2022, there has been a precipitous drop in the market values of growth-oriented companies like ours. In recent months, inflationary pressures, increases in interest rates and other adverse economic and market forces have contributed to these drops in market value. As a result, our securities are subject to potential downward pressures, which may result in high redemptions of PCAC shares, which could decrease the cash available in the Trust Account. If there are substantial redemptions, there will be a lower “float” of our ordinary shares outstanding, which may cause further volatility in the price of our securities and adversely impact our ability to secure financing following the closing of the Business Combination.

Securities of companies formed through SPAC mergers such as ours may experience a material decline in price relative to the share price of the SPAC prior to the merger.

As with most SPAC initial public offerings in recent years, PCAC issued shares for $10.00 per share upon the closing of its initial public offering. As with other SPACs, the $10.00 per share price of PCAC reflected each share having a one-time right to redeem such share for a pro rata portion of the proceeds held in the Trust Account equal to approximately $10.00 per share prior to the closing of the Business Combination. Following Closing, the shares (of LGHL) outstanding will no longer have any such redemption right and will be solely dependent upon the fundamental value of the post-Business Combination business, which, like the securities of other companies formed through SPAC mergers in recent years, may be significantly less than $10.00 per share.

Risks Relating to LGHL’s Business and Operations Following the Business Combination

The value of your investment in LGHL following the consummation of the Business Combination will be subject to significant risks affecting LGHL and FFG and inherent in the industry in which FFG operates. You should carefully consider the risks and uncertainties described below and other information included in this proxy statement/prospectus. If any of the events described below occur, the post-Business Combination business and financial results could be adversely affected in a material way. This could cause the trading price of LGHL Ordinary Shares to decline, perhaps significantly, and you therefore may lose all or part of your investment.

Subsequent to the completion of the Business Combination, LGHL may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of LGHL Securities, which could cause LGHL shareholders to lose some or all of their investment.

PCAC cannot assure you that the due diligence conducted in relation to LGHL and FFG has identified all material issues or risks associated with LGHL or FFG, their businesses and the industries in which they operate and compete. As a result, LGHL may be forced to later write down or write off assets, restructure its operations, or incur impairment or other charges that could result in it reporting losses. Additionally, even if PCAC has identified certain risks, unexpected risks may arise and previously known risks may materialize. Even though these charges may be non-cash items and not have an immediate impact on LGHL’s liquidity, the fact that LGHL reports charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. In addition, charges of this nature may cause LGHL to be unable to obtain future financing on favorable terms or at all.

Following the consummation of the Business Combination, LGHL’s only significant asset will be its ownership of FFG and its affiliates and such ownership may not be sufficient to pay dividends or make distributions or obtain loans to enable LGHL to pay any dividends on its ordinary shares or satisfy other financial obligations.

Following the consummation of the Business Combination, LGHL will be a holding company and will not directly own any operating assets other than its ownership of interests in FFG. LGHL will depend on FFG for distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company and to pay any dividends. The earnings from, or other available assets of, FFG may not be sufficient to make distributions or pay dividends, pay expenses or satisfy LGHL’s other financial obligations.

We expect to incur negative operating cash flows in the next few years and may need to raise substantial additional funding. If we are unable to raise capital when needed or on attractive terms (including due to the minimum cash condition to the Business Combination being waived), we would be forced to delay, scale back or discontinue some of our businesses, operations, investments, acquisitions or other growth initiatives.

We expect to incur negative operating cash flows over the next few years and accordingly may require additional funding in the future to support our operations and growth strategies. There can be no assurance that we will be able to raise sufficient capital from the capital markets or through borrowings or other fundings sources on acceptable terms or at all. If LGHL is unable to obtain sufficient funding on a timely basis and on acceptable terms and continue as a going concern, LGHL may be required to significantly curtail, delay or discontinue one or more of its product development programs, investments, acquisitions or other growth initiatives or to otherwise reduce or discontinue its operations. In general, LGHL may be unable to expand its operations or otherwise capitalize on business opportunities, and defend against and prosecute litigation necessary to commercialize its product candidates as desired, which could materially affect its business, financial condition and results of operations. If LGHL is ultimately unable to continue as a going concern, it may have to seek the protection of bankruptcy laws or liquidate its assets and may receive less than the value at which those assets are carried on its audited financial statements, and it is likely that its securityholders will lose all or a part of their investment. Given that the Minimum Cash Condition is the parties’ genuine estimate of LGHL’s capital requirement for the ongoing business operations and expansions post-Closing, LGHL’s ability to continue its operations in full as planned and continue as a going concern may be further limited if LGHL waives the Minimum Cash Condition prior to consummating the Business Combination. In particular, various investments in the pipeline, including LGHL’s incubator project dedicated to minority investments in fast-growing companies with strengths in creativity, digitalization, as well as sustainable and intelligent supply chains may be put on hold if the Minimum Cash Condition is waived.

If PCAC fails to consummate the Forward Purchase Subscriptions and/or the PIPE Financing, or if FFG fails to consummate the Meritz Investment, the Minimum Cash Condition may not be met.

As a condition to closing the Business Combination, the Business Combination Agreement provides that the Minimum Cash Condition must be satisfied or waived. Since the amount in the Trust Account (after deducting any amounts paid to PCAC shareholders that exercise their redemption rights in connection with the Business Combination) may be less than $350,000,000 at the time of Closing, PCAC may require the funds from the PIPE Financing, the Forward Purchase Subscriptions and the Meritz Investment in order to consummate the Business Combination. PCAC has entered into the Forward Purchase Agreements, the Subscription Agreements and the A&R Subscription Agreement to raise an aggregate of $80,000,000 and $145,272,250, respectively, immediately prior to the Closing, and FFG has entered into the Meritz Private Placement Subscription Agreement for an additional $50,000,000 from Meritz. Half of the Meritz Investment in the amount of $25 million was funded on October 20, 2022, with the remaining $25 million being withheld by Meritz and to be released when Meritz may sell all of the LGHL Ordinary Shares it holds pursuant to an effective resale registration statement or under Rule 144 and no event of default has occurred. There can be no assurance that the counterparties to the Forward Purchase Agreements, the Subscription Agreements and/or the Meritz Private Placement Subscription Agreement will perform their obligations thereunder. If PCAC fails to consummate the Forward Purchase Subscriptions and/or the PIPE Financing or any portion thereof, or if FFG fails to consummate the Meritz Investment or any portion thereof, the Minimum Cash Condition may not be met. Failure to obtain the expected aggregate amount of cash from the Business Combination and other related financing facilities, including as a result of any decision by LGHL to waive or amend the Minimum Cash Condition, could materially adversely affect LGHL’s liquidity, especially if it is unable to secure other sources of financing for any reason.

LGHL Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if PCAOB is unable to inspect LGHL’s independent auditor for three consecutive years beginning in 2022. The delisting of LGHL Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The U.S. Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules related to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On December 2, 2021, the SEC announced the adoption of final amendments to implement the submission and disclosure requirement of the HFCA Act. The adopting release establishes the SEC’s procedures for identifying covered issuers and for prohibiting the trading of covered issuers’ securities. The SEC will identify covered issuers as early as possible after companies file their annual reports for fiscal years beginning after December 18, 2020 and on a rolling basis.

On September 22, 2021, PCAOB adopted a new rule related to the PCAOB’s responsibilities under the HFCA Act. The rule provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The rule establishes: (i) the manner of PCAOB’s determinations; (ii) the factors PCAOB will evaluate and the documents and information it will consider when assessing whether a determination is warranted; (iii) the form, public availability, effective date, and duration of such determinations; and (iv) the process by which PCAOB will reaffirm, modify, or vacate its determinations. The rule has been approved by the SEC on November 5, 2021 with immediate effect. The PCAOB issued a report on December 16, 2021, notifying the SEC of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong, which includes Grant Thornton Zhitong Certified Public Accountants LLP, FFG’s current independent auditor.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China (the “SOP Agreement”) governing inspections and investigations of audit firms based in China, which marks the first step towards providing access for the PCAOB to inspect and investigate registered public accounting firms in China. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol.

On June 22, 2021, the U.S. Senate passed a bill (namely, the Accelerating Holding Foreign Companies Accountable Act, or the AHFCA Act) which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. If this provision is enacted into law, the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act would be reduced from three years to two.

As of the date of this prospectus / proxy statement, Grant Thornton Zhitong Certified Public Accountants LLP, independent auditors of FFG and LGHL, has been identified by the PCAOB as an independent accounting firm that it is unable to inspect or investigate completely. Therefore, unless the terms of the SOP Agreement are being fully complied with, LGHL anticipates to be added to the list shortly after the filing of its annual report on

Form 20-F for 2022. Enactment of the HFCA Act, AHFCA Act and other efforts to increase the U.S. regulatory access to audit information could cause investor uncertainty as to the relevant issuers’, including LGHL’s, ability to maintain their listings on the U.S. national securities exchanges or over-the-counter trading market, and the market price of LGHL’s shares could be adversely affected. The foregoing uncertainties could cause the market price of LGHL’s shares to be materially and adversely affected, and the securities could be delisted or prohibited from being traded on the national securities exchange or over-the-counter trading market. If LGHL’s shares are unable to be listed on any national securities exchange or over-the-counter trading market by then, such a delisting would substantially impair your ability to sell or purchase LGHL’s shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of LGHL’s shares.

Fluctuations in operating results, earnings announcements and other factors, including incidents involving FFG’s customers and negative media coverage, may result in significant decreases in the price of LGHL securities post-Business Combination.

The stock markets experience volatility that is often unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of LGHL securities post-Business Combination and, as a result, there may be significant volatility in the market price of LGHL securities post-Business Combination. If FFG is unable to operate as profitably as investors expect, the market price of LGHL securities will likely decline when it becomes apparent that the market expectations may not be realized. In addition to operating results, many economic and seasonal factors outside of LGHL’s or FFG’s control could have an adverse effect on the price of LGHL securities and increase fluctuations in its earnings. These factors include certain of the risks discussed herein, the operating results of other companies in the same industry, changes in financial estimates or recommendations of securities analysts, speculation in the press or investment community, negative media coverage or risk of proceedings or government investigation, the possible effects of war (including but not limited to the Russian/Ukrainian conflict), terrorist and other hostilities, adverse weather conditions, pandemics such as COVID-19, changes in general conditions in the economy or the financial markets or other developments affecting the financial services industry.

This proxy statement/prospectus contains projections and forecasts that may not be an indication of the actual results of the Business Combination or Lanvin Group’s future results. Certain of the estimates and assumptions on which such projections and forecasts are based have proven, and may again in the future prove, to be inaccurate in light of subsequent events and circumstances. Accordingly, Lanvin Group’s future performance may differ materially from its financial projections as there is inherent uncertainty in predicting future performance.

This proxy statement/prospectus contains certain financial projections, financial projections included in the section titled “Certain Unaudited Lanvin Group Prospective Financial Information” which were prepared by Lanvin Group in December 2021 and provided to PCAC’s management as part of its evaluation of the Business Combination. Such financial projections were based on Lanvin Group’s management’s estimates and assumptions as of the dates on which they were prepared and on various factors that are subject to significant risks and uncertainties, many of which are beyond Lanvin Group’s and PCAC’s control, and therefore actual results may differ materially from such projections. Notably, the financial projections contained herein reflect estimates and assumptions, as described in more detail in the section referenced above, which may be different than actual events due to circumstances beyond Lanvin Group’s and PCAC’s control, including but not limited to, the gradual recovery to pre-COVID conditions, particularly in the geographies where Lanvin Group has a material presence, continuation of the trend towards luxury casualization and bottoming out of the decline in demand for formalwear, supported by a resilient demand for made-to-measure products.

Based on Lanvin Group’s management’s current assessment, certain of these factors have changed since the financial projections were prepared, and it is possible that these factors may continue to change in the future. As a result, there can be no assurance that any of the financial projections will be realized or that actual results will not be materially different from those projected. In particular, while the pro forma revenue and Adjusted EBITDA from

2022 through 2025 included in the financial projections shows the 12-month impact of the potential new investments, these potential new investments have not yet taken place, and may not be completed and reflected in the results of current or future periods. In addition, while the financial projections present certain prospective financial information for 2021, it should be noted that such information differs from and has been superseded by Lanvin Group’s audited financial statements included elsewhere in this proxy statement/prospectus.

Due to the foregoing, our future financial condition and results of operations may differ materially from our projections, and you are cautioned not to place undue reliance on any projections or forecasts included herein. Our failure to achieve our projected results could harm the trading price of Lanvin Group’s securities and its financial position following the completion of the Business Combination.

Certain strategic acquisitions are critical to the projections and forecasts contained in this proxy statement/prospectus. Failure of completing such acquisitions may cause the actual future results to materially differ from the projections and forecasts.

The projections and forecasts presented in the section including the section titled “Certain Unaudited Lanvin Group Prospective Financial Information” include pro forma projections that show the full-period impact of potential new acquisitions and investments. These pro forma projections are presented for illustrative purposes only and are based on certain assumptions, analyses and estimates, which include the successful completion of certain new acquisitions and investments that we are pursuing in a timely manner and on terms acceptable to us. As of the date of this proxy statement/prospectus, we have not executed definitive agreements with respect to any of these potential new acquisitions and investments. The completion of such strategic acquisitions is subject to our ability to negotiate acceptable terms with the relevant counterparties and enter into definitive agreements, our ability to obtain any necessary regulatory approvals including antitrust, foreign investment and national security approvals or clearances as well as a wide variety of factors relating to, among others, business, finance, regulatory environment and competitiveness, certain of which may be beyond our control. As the completion of such strategic acquisitions is critical to the projections and forecasts contained in this proxy statement/prospectus, failure of completing such acquisitions may cause the actual future results to materially differ from the projections and forecasts, which may adversely affect the value of LGHL’s securities.

PCAC’s Existing Warrant Agreement, which is being assigned to LGHL pursuant to the Assignment, Assumption and Amendment Agreement upon the Closing of the Business Combination and under which one PCAC Warrant will become one LGHL warrant upon such Closing, designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with LGHL in connection with such warrants.

Under the terms of the Assignment, Assumption and Amendment Agreement, PCAC’s Existing Warrant Agreement is being assigned by PCAC to LGHL at the Closing of the Business Combination. In connection with this assignment, each PCAC warrant will convert into an LGHL warrant at such time and all of the terms of the Existing Warrant Agreement not amended by the Assignment, Assumption and Amendment Agreement will remain in effect and applicable to each warrant holder and to LGHL after such Closing.

The Existing Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against PCAC arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that PCAC irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Each of PCAC and LGHL has waived any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the Existing Warrant Agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of warrants under the Existing Warrant Agreement shall be deemed to have notice of and to have consented to the forum provisions of the Existing Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Existing Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

Since the provisions of the Existing Warrant Agreement will continue to apply unless amended by the Assignment, Assumption and Amendment Agreement after the Closing of the Business Combination and the conversion of each warrant from a PCAC Warrant into an LGHL warrant, and since the choice-of-forum and related provisions have not been amended by the Assignment, Assumption and Amendment Agreement, the choice-of-forum provision will continue to limit a warrant holder’s ability after the Closing of the Business Combination to bring a claim in a judicial forum that it finds favorable for disputes with LGHL, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Existing Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, LGHL may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations and result in a diversion of the time and resources of LGHL’s management and board of directors.

LGHL will incur higher costs post-Business Combination as a result of being a public company.

LGHL will incur significant additional legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements following completion of the Business Combination. LGHL will incur higher costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and related rules implemented by the SEC and NYSE. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. LGHL expects these laws and regulations to increase its legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although LGHL is currently unable to estimate these costs with any degree of certainty. LGHL may need to hire more employees post-Business Combination or engage outside consultants to comply with these requirements, which will increase its post-Business Combination costs and expenses. These laws and regulations could make it more difficult or costly for LGHL to obtain certain types of insurance, including director and officer liability insurance, and LGHL may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on LGHL’s board of directors, board committees or as executive officers. Furthermore, if LGHL is unable to satisfy its obligations as a public company, it could be subject to delisting of its ordinary shares and/or warrants, fines, sanctions and other regulatory action and potentially civil litigation.

PCAC shareholders may have limited remedies if their shares suffer a reduction in value following the Business Combination, and because PCAC and LGHL are incorporated under the laws of the Cayman Islands, shareholders may face difficulties in protecting their interests, and a shareholder’s ability to protect its rights through the U.S. federal courts may be limited.

Any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value, unless they are able to successfully claim that the reduction was due to the breach by PCAC’s officers or directors of a duty of care or other fiduciary duty, or if they are able to successfully bring a private claim under securities laws that the proxy/registration statement relating to the Business Combination contained an actionable material misstatement or material omission.

PCAC and LGHL are both incorporated under the law of the Cayman Islands. PCAC and LGHL’s Cayman Islands counsel are not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts. In principle, PCAC or LGHL, as applicable will be the proper plaintiff in any claim based on a breach of duty owed to PCAC or LGHL, as applicable, and a claim against (for example) PCAC or LGHL’s officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, the Cayman Islands courts can be expected (and have had occasion) to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of a company when:

•	a company is acting, or proposing to act, illegally or ultra vires and is therefore incapable of ratification by the shareholders;

•	the act complained of, although not ultra vires, could only be effected if duly authorized by more than a simple majority vote that has not been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against PCAC or LGHL where the individual rights of that shareholder have been infringed or are about to be infringed by such company.

LGHL may or may not pay cash dividends in the foreseeable future.

Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors of LGHL and will depend on, among other things, applicable law, regulations, restrictions, LGHL’s and FFG’s respective results of operations, financial condition, cash requirements, contractual restrictions, LGHL’s and FFG’s future projects and plans and other factors that the board of directors may deem relevant. In addition, LGHL’s ability to pay dividends depends significantly on the extent to which it receives dividends from FFG and there can be no assurance that FFG will pay dividends. As a result, capital appreciation, if any, of LGHL Ordinary Shares may be an investor’s sole source of gain for the foreseeable future.

The exercise price of LGHL warrants can fluctuate under certain circumstances which, if triggered, can result in potentially material dilution of LGHL’s then existing shareholders.

Immediately following the Business Combination, there will be outstanding a total of 32,980,000 warrants to purchase one ordinary share of LGHL at an exercise price of $11.50. The price at which such ordinary shares may be purchased upon exercise of the warrants may be adjusted in certain circumstances, including, but not limited to, when (i) LGHL undertakes certain share capitalizations, share splits, rights offerings or other similar events, or (ii) LGHL pays certain dividends or makes certain distributions in cash, securities or other assets to the holders of ordinary shares on account of such ordinary shares. These adjustments are intended to provide the investors in LGHL’s warrants with partial protection from the effects of actions that dilute their interests in LGHL on a fully-exercised basis. These provisions could result in substantial dilution to investors in LGHL Ordinary Shares.

Certain rights granted to Meritz in connection with the Meritz Investment and the Meritz Relationship Agreement could limit the funds available to LGHL following the consummation of the Business Combination or result in potentially dilution of LGHL’s then existing shareholders.

On October 16, 2022, FFG and LGHL entered into the Meritz Private Placement Subscription Agreement with Meritz, pursuant to which, among other things, Meritz agreed to subscribe for 18,569,282 FFG ordinary shares (“FFG Private Placement Subscription Shares”) and the FFG Collateral Share at an aggregate subscription price of $50 million, and FFG and LGHL granted certain rights to Meritz in connection therewith. Following the consummation of the Business Combination, these rights will be governed by the Meritz Relationship Agreement. Under these agreements, the FFG Collateral Share will automatically be converted into the LGHL Convertible Preference Share and the FFG Private Placement Subscription Shares will automatically be converted into the LGHL Ordinary Shares following the consummation of the Business Combination. In addition, Meritz has the right (exercisable in its discretion), subject to approval of its final investment committee, to subscribe for up to 1,500,000 LGHL Ordinary Shares (the “Additional Shares”) for a total additional investment amount of up to $15 million. Half of the Meritz Investment in the amount of $25 million was funded on October 20, 2022, with the remaining $25 million being withheld by Meritz and to be released when Meritz may sell all of the LGHL Ordinary Shares it holds pursuant to an effective resale registration statement or under Rule 144 and no event of default has occurred. If the conditions are not fulfilled, Meritz will return half of the LGHL Ordinary Shares converted from FFG Private Placement Subscription Shares to LGHL at nil consideration.

Furthermore, Meritz is entitled to a cash dividend in the amount of $2.0 million per annum for three years following the closing of the Meritz Investment. Following the consummation of the Business Combination, such cash dividends will be payable by LGHL. Meritz has a right to put, upon the occurrence of certain credit events (including among other things, the current controlling shareholder of Fosun ceases to have control of Fosun or LGHL following the consummation of the Business Combination, any occurrence of insolvency, bankruptcy, liquidation or winding up of Fosun, Fosun Tourism Group (“FTG”), FFG or LGHL, delisting or suspension of trading of shares of FTG or Fosun for 15 trading days, delisting or suspension of trading of shares of LGHL for 5 trading days, non-payment or events of default by LGHL, FFG, Fosun and FTG with respect to borrowings over certain specified amount, and failure to pay Meritz any annual cash dividend), the lapse of certain LGHL’s call option (on the date that is 90 days after the end of the 18 month period after completion of the Business Combination) or the third anniversary of Meritz’s investment, all of the LGHL Ordinary Shares (including those exchanged from the FFG Private Placement Subscription Shares and the Additional Shares) then held by it to LGHL following the consummation of the Business Combination at an agreed return, which is the higher of (i) 11.5% internal rate, compounded annually, of return on Meritz’s investment in FFG Private Placement Subscription Shares and any Additional Shares and (ii) 1.115 times the sum of $50 million, in each case minus any interim return that Meritz has realized from its investment (including the cash dividends, sale proceeds from disposal of the shares and any indemnity and damages payment received by Meritz). In addition, Meritz has a right to put all of the FFG Private Placement Subscription Shares to FFG upon the occurrence of similar credit events at the agreed return described above prior to the Closing. Following the date when Meritz may sell all of the LGHL Ordinary Shares it holds pursuant to an effective resale registration statement or under Rule 144, if LGHL fails to fulfil its obligations with respect Meritz’s put right described above, among other things, Meritz may convert the LGHL Convertible Preference Shares into an aggregate number of up to 15,000,000 LGHL Non-Voting Shares and/or LGHL Ordinary Shares (subject to any adjustment as a result of any share subdivision or consolidation of the shares of LGHL), with the actual number to be calculated based on factors including average closing share price of LGHL. Meritz is entitled to indemnity in connection with its investment. Meritz’s rights described above are secured by shares of FTG, and if the market value of FTG’s shares declines below a certain level, LGHL may be required to provide cash security. For additional details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lanvin Group—Recent Developments—Meritz Private Placement.”

LGHL may be required to use a substantial portion of its cash to pay the cash dividends to Meritz, indemnify Meritz for losses incurred, provide cash security and/or purchase LGHL Ordinary Shares held by

Meritz if Meritz exercises its put right. Such payments will reduce the funds available to LGHL for working capital, capital expenditures, and other corporate purposes following the consummation of the Business Combination, which may in turn limit LGHL’s ability to implement its business strategy. There can be no assurance that LGHL will generate sufficient cash flows from operations or that future financing will be available to LGHL in amounts sufficient to enable LGHL to make required and timely payments on Meritz’s investment, and to fund its operations. If LGHL fails to fulfil its obligations, Meritz may elect to convert the LGHL Convertible Preference Share into an aggregate number of up to 15,000,000 LGHL Non-Voting Shares and/or LGHL Ordinary Shares (subject to any adjustment as a result of any share subdivision or consolidation of the shares of LGHL). The conversion will result in substantial dilution to LGHL’s then existing shareholders.

As a “foreign private issuer” under the rules and regulations of the SEC, LGHL is permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and will follow certain home-country corporate governance practices in lieu of certain NYSE requirements applicable to U.S. issuers.

LGHL is, and will be after the consummation of the Business Combination, considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for domestic issuers. Moreover, LGHL is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. LGHL is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, LGHL’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of LGHL’s securities. Accordingly, after the Business Combination, if you continue to hold LGHL’s securities, you may receive less or different information about LGHL than you currently receive about PCAC.

In addition, as a “foreign private issuer”, LGHL is permitted to follow certain home-country corporate governance practices in lieu of certain NYSE requirements. A foreign private issuer must disclose in its Annual Reports filed with the SEC each NYSE requirement with which it does not comply followed by a description of its applicable home country practice. LGHL currently intends to follow some, but not all of the corporate governance requirements of NYSE for U.S. domestic issuers. With respect to the corporate governance requirements of the NYSE that it does follow, LGHL cannot make any assurances that it will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available NYSE exemptions that would allow LGHL to follow its home country practice. Unlike the requirements of NYSE for U.S. domestic issuers, LGHL is not required to, under the corporate governance practice and requirements in the Cayman Islands, have a board consisting of a majority of independent directors, nor is LGHL required to have a compensation committee or a nomination or corporate governance committee consisting entirely of independent directors, obtain shareholders’ approval for issuance of securities in certain situations or have regularly scheduled executive sessions with only independent directors each year. Such Cayman home country practices may afford less protection to holders of LGHL Ordinary Shares. For additional information regarding the home country practices LGHL intends to follow in lieu of NYSE requirements, see the section entitled “Management of LGHL Following the Business Combination — Corporate Governance Practices”.

LGHL would lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of LGHL’s outstanding voting securities become directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of LGHL’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of LGHL’s assets are located in the United States; or (iii) LGHL’s business is administered principally in the United States. If LGHL loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic and current reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, LGHL would likely incur substantial costs in fulfilling these additional regulatory requirements and members of LGHL’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, LGHL will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the rules and regulations of the applicable listing standards of the NYSE. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and place significant strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In particular, Section 404 of the Sarbanes-Oxley Act (“Section 404”) will require us to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on, and our independent registered public accounting firm to attest to, the effectiveness of our internal control over financial reporting. We will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report on Form 20-F, which we expect to file in 2023 with respect to the fiscal year ending December 31, 2022. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business, results of operations and financial condition.

LGHL will qualify as an “emerging growth company” within the meaning of the Securities Act, and as LGHL intends to take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make LGHL’s securities less attractive to investors and may make it more difficult to compare LGHL’s performance to the performance of other public companies.

LGHL will qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, LGHL will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act. LGHL will remain an emerging growth company until the earliest of (i) becoming a “large accelerated filer”, with at least $700 million of equity securities held by non-affiliates (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of PCAC’s ordinary shares in the IPO. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as LGHL is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, LGHL may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find PCAC’s ordinary shares less attractive because LGHL will rely on these exemptions, which may result in a less active trading market for the PCAC’s ordinary shares and its price may be more volatile.

As a foreign private issuer, LGHL also intends to take advantage of certain exemptions from various reporting and corporate governance requirements applicable to U.S. domestic issuers. See “—Risks Relating to LGHL’s Business and Operations Following the Business Combination—As a ‘foreign private issuer’ under the rules and regulations of the SEC, LGHL is permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and will follow certain home-country corporate governance practices in lieu of certain NYSE requirements applicable to U.S. issuers”.

Upon the consummation of the Business Combination, LGHL will be a “controlled company” within the meaning of NYSE listing rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Upon the consummation of the Business Combination, Fosun Group will hold approximately 52.19% of LGHL’s voting power assuming no redemption of any outstanding PCAC Ordinary Shares. As a result, LGHL will be a “controlled company” within the meaning of the NYSE listing rules. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and will be permitted to elect to not comply with certain corporate governance requirements, including the requirement that a majority of the board of directors consist of independent directors, the requirement that the nominating and corporate governance committee is composed entirely of independent directors, and the requirement that the compensation committee is composed entirely of independent directors. Currently, LGHL does not plan to utilize the exemptions available for controlled companies, but will rely on the exemption available for foreign private issuers to follow its home country governance practices instead. See “—As a ‘foreign private issuer’ under the rules and regulations of the SEC, LGHL is permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and will follow certain home-country corporate governance practices in lieu of certain NYSE requirements applicable to U.S. issuers”. If LGHL ceases to be a foreign private issuer or if it cannot rely on the home country governance practice exemption for any reason, LGHL may decide to invoke the exemptions available for a controlled company as long as it remains a controlled company. As a result, you will not have the same protection afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.

Fosun, being LGHL’s controlling shareholder, will have substantial influence over LGHL and Fosun’s interests may not be aligned with the interests of LGHL’s other shareholders, and Fosun losing control of LGHL may materially and adversely impact LGHL and LGHL Securities.

Upon Closing, Fosun will (through its subsidiaries) will hold a significant percentage of LGHL’s voting equity. As such, Fosun will have substantial influence over our business, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, election of directors, declaration of dividends and other significant corporate actions. As the controlling shareholders, Fosun may take actions that are not in the best interests of LGHL’s other shareholders.

Separately, if, among other things, the current controlling shareholder of Fosun ceases to have control of Fosun or LGHL following the consummation of the Business Combination, Meritz will have the right to put all the LGHL Ordinary Shares it holds back to us at a premium, which would negatively impact our liquidity, financial condition and operations. See “—Risks Relating to LGHL’s Business and Operations Following the Business Combination—Certain rights granted to Meritz in connection with the Meritz Investment could limit the funds available to LGHL following the consummation of the Business Combination or result in potentially dilution of LGHL’s then existing shareholders.” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lanvin Group—Recent Developments—Meritz Private Placement” for further details.

Furthermore, pursuant to the Lanvin SHA, if Fosun loses its control over LGHL (i.e., the possession, directly or indirectly, of the ability to direct or cause the direction of the policies and management of LGHL), LGHL may be obligated to cause the equity interest it holds indirectly in Arpège SAS to be transferred back to Fosun or its controlled affiliates. FFG Lucky SAS, a wholly-owned subsidiary of LGHL, acquired certain equity securities in Arpège SAS in a series of permitted transfers by virtue of being an affiliate of Fosun Industrial Holdings Limited, the original shareholder of such equity securities. In the Minority Shareholder Letter of September 2022, the Alleging Shareholder stated that, if FFG Lucky SAS ceases to be an affiliate of Fosun Industrial Holdings Limited and/or Fosun, FFG Lucky SAS may be obligated to transfer the relevant equity securities in Arpège SAS back to Fosun Industrial Holdings Limited and/or Fosun. Fosun losing control over

LGHL will likely result in FFG Lucky SAS ceasing to be an affiliate of Fosun Industrial Holdings Limited and/or Fosun, and may result in FFG Lucky SAS being obligated to transfer the relevant equity securities in Arpège SAS back to Fosun Industrial Holdings Limited and/or Fosun.

We believe that the possibility of Fosun losing control over LGHL in the foreseeable future is remote because: (1) Fosun and its affiliates will, upon closing of the Business Combination, in the aggregate hold approximately 52.19% of the voting power of LGHL (assuming no redemption) or 64.25% of the voting power of LGHL (assuming maximum redemption that would still permit the Minimum Cash Condition to be met); (2) Fosun and its affiliates are subject to 12-month lock-up arrangements prohibiting their disposal of LGHL Ordinary Shares following closing of the Business Combination, subject to limited exceptions (see “Summary of the Material Terms of the Business Combination Ancillary Agreements—Lock-up Agreements” for additional information); (3) Fosun has confirmed to us that there is no current commercial intention for Fosun to lose control of LGHL in the foreseeable future; and (4) Fosun has confirmed to us that it will, no later than the closing of the Business Combination, deliver an undertaking to us in which it will undertake not to take, or permit to be taken, any action that could result in FFG Lucky SAS ceasing to be an affiliate of Fosun or Fosun Industrial Holdings Limited, or any other action that could result in FFG Lucky SAS being obligated under the Lanvin SHA to transfer the relevant equity securities in Arpège SAS to any person who is not LGHL or its subsidiaries. Further, even if Fosun were to cease control of LGHL and, in turn, FFG Lucky SAS, we believe there are valid defenses to the request by the minority shareholders of Arpège SAS that FFG Lucky SAS should transfer the relevant equity securities of Arpège SAS back to Fosun. Nevertheless, we cannot assure you that Arpège SAS will remain as a subsidiary of LGHL at all times post-consummation of the Business Combination. If the relevant equity securities in Arpège SAS were to be transferred to Fosun or its controlled affiliates other than the Lanvin Group, Lanvin Group will lose a substantial part of its revenue and operations, and we would likely lose all rights to use of the Lanvin name and Lanvin brand. The occurrence of any of the foregoing could result in substantial decline in the trading price of the LGHL Securities.

FFG has granted in the past, and LGHL will also grant in the future, share incentives and economic beneficiary rights scheme, which may result in increased share-based compensation expenses.

On September 23, 2020, FFG adopted a restricted share units scheme (“RSU scheme”) for the issuance of up to 32,129,493 shares for the purpose of recognizing the contribution of participants including its senior management members and consults to the growth of the then Fosun Fashion Group. As a result of the restricted share units (“RSUs”) granted under the RSU Scheme, FFG incurred share-based compensation of €7.2 million and €5.4 million for the years ended December 31, 2021 and 2020, respectively. In December 2021, Lanvin Group adopted a share economic beneficial interest right scheme that modifies all RSUs granted under the RSU Scheme into share economic beneficial interest rights under the share economic beneficial interest rights scheme (“SEBIRs scheme” or “BF Plan”) administered by Brilliant Fashion Holdings Limited. For more information on the SEBIR scheme, see “Management of LGHL Following the Business Combination—Share Incentive Plan”. FFG believes the granting of share-based compensation (including the SEBIRs scheme) is of significant importance to its ability to attract and retain key personnel and employees, and as such, after the consummation of the Business Combination, LGHL may also grant additional share-based compensation and incur share-based compensation expenses. As a result, expenses associated with share-based compensation may increase, which may have an adverse effect on FFG and LGHL’s business and results of operations.

EXTRAORDINARY GENERAL MEETING OF PCAC SHAREHOLDERS

General

PCAC is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by its board of directors for use at the Special Meeting and at any adjournment or postponement thereof. This proxy statement/prospectus provides PCAC’s shareholders with information they need to know in order to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held at 10:00 a.m., Eastern Time, on December 9, 2022, and conducted via live audio cast at https://www.cstproxy.com/pvspac/2022 to consider and vote upon the Business Combination Proposal, the Merger Proposal and/or, if necessary, the Adjournment Proposal to permit further solicitation and vote of proxies if, based upon the tabulated votes at the time of the Special Meeting, PCAC is not authorized to consummate the Business Combination.

The meeting may be attended virtually online via the Internet, and for purposes of PCAC’s amended and restated memorandum and articles of association, the physical location of the meeting is at the offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, New York 10017, United States of America. In light of public health concerns regarding COVID-19, virtual attendance is encouraged and attendees of the physical meeting are required to adhere to the then prevailing COVID-19 measures and regulations implemented by the venue provider and state and local authorities, including, but not limited to, with respect to vaccination, mask-wearing and testing. The venue currently requires attendees to provide proof of vaccination. If you plan on attending in person please email list-PCACSpecialMeeting@lists.stblaw.com at least one day prior to the Extraordinary General Meeting.

Purpose of the Special Meeting

At the Special Meeting, PCAC is asking holders of PCAC Ordinary Shares to:

•

consider and vote upon a proposal to adopt the Business Combination Agreement and approve the Business Combination contemplated by the Business Combination Agreement (the Business Combination Proposal). We refer to this proposal as the “Business Combination Proposal” and a copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A;

•

consider and vote upon a proposal to approve, by special resolutions, the merger of PCAC with Merger Sub 1, assuming the Business Combination Proposal is approved and adopted - we refer to this proposal as the “Merger Proposal”.

•

consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated votes at the time of the Special Meeting, PCAC would not have been authorized to consummate the Business Combination (the Adjournment Proposal).

Each of the Business Combination Proposal and the Merger Proposal is cross-conditioned on the approval of each other proposal. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus.

Recommendation of the PCAC Board of Directors

The board of directors of PCAC has unanimously determined that the Business Combination Proposal, the Merger Proposal and the Adjournment Proposal, in each case if presented at the Special Meeting, are in the best interests of PCAC and its shareholders; has unanimously approved the Business Combination Proposal; and unanimously recommends that shareholders vote “FOR” the Business Combination Proposal; “FOR” the Merger Proposal and “FOR” the Adjournment Proposal if one is presented to the Special Meeting.

The existence of financial and personal interests of one or more of PCAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of PCAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, PCAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination Proposal—Interests of PCAC Directors and Officers in the Business Combination” beginning on page 154 of this proxy statement/prospectus for a further discussion of these considerations.

Record Date; Outstanding Shares; Shareholders Entitled to Vote

PCAC has fixed the close of business on November 8, 2022, as the “Record Date” for determining PCAC shareholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on 2022, the Record Date, there were 53,750,000 PCAC Ordinary Shares outstanding and entitled to vote. Each share of PCAC Ordinary Shares is entitled to one vote per share at the Special Meeting.

Pursuant to agreements with PCAC, the 11,350,000 PCAC Ordinary Shares held by the PCAC Initial Shareholders, the 1,000,000 PCAC Ordinary Shares held by the Forward Purchase Investors and any PCAC Ordinary Shares acquired in the aftermarket by such shareholders will be voted in favor of the Business Combination Proposal and the Merger Proposal. PCAC Initial Shareholders have indicated that they also intend to vote their shares in favor of the other proposals presented at the Special Meeting.

Quorum

A quorum of PCAC shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of a majority of all the outstanding PCAC Ordinary Shares entitled to vote constitutes a quorum at the Special Meeting. As of the Record Date, for the Special Meeting, 26,875,001 PCAC Ordinary Shares would be required to achieve a quorum.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” will be treated as shares present for purposes of determining the presence of a quorum on all matters, and proxies relating to “street name” shares that are returned to PCAC but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum for all matters. The latter will be treated as shares entitled to vote on the matter as to which authority to vote is withheld from the broker. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the Business Combination Proposal and the Merger Proposal.

Vote Required

The approval of the Business Combination Proposal will require an ordinary resolution passed in accordance with Cayman Islands law, being the affirmative vote of a simple majority of the members of PCAC as, being entitled to do so, vote in person or by proxy at the Special Meeting. In computing the majority, as poll voting will be used, regard will be had to the number of votes to which each member is entitled by the PCAC Articles. The Business Combination will not be consummated LGHL will have less than $5,000,001 of net tangible assets upon the Closing and after giving effect to any redemption of PCAC Ordinary Shares and the Private Placement, or if the Minimum Cash Condition is not satisfied or waived.

The approval of the Merger Proposal (being the approval and authorization of the Initial Merger, the approval of the Plan of Merger, the authorization of the entry by PCAC of the Plan of Merger, the execution of the Plan of Merger by any director of PCAC, the adoption of the memorandum and articles of association of Lanvin Group Heritage I Limited (being the surviving company of the Initial Merger) as the memorandum and articles of association of the surviving company and the approval of all actions and any documents executed prior to or after the date of the extraordinary general meeting by the directors in connection with the Initial Merger, will each require a special resolution under Cayman Islands law, being the affirmative vote of majority of at least two-thirds of such members as, being entitled to do so, vote in person at the extraordinary general meeting or, by proxy at a the extraordinary general meeting. In computing the majority, as poll voting will be used, regard will be had to the number of votes to which each member s entitled by the PCAC Articles.

If, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to authorize PCAC to consummate the Business Combination (because the Business Combination Proposal is not approved, or PCAC would have less than $5,000,001 of net tangible assets immediately upon the consummation of the Business Combination after taking into account the holders of the public shares that have properly elected to redeem their public shares or the Minimum Cash Condition would not be satisfied or waived), PCAC’s board of directors may submit a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies. The approval of the Adjournment Proposal will require an ordinary resolution passed in accordance with Cayman Islands law, being the affirmative vote of a simple majority of the members of PCAC as, being entitled to do so, vote in person or by proxy at the Special Meeting. In computing the majority, as poll voting will be used, regard will be had to the number of votes to which each member is entitled by the PCAC Articles.

Voting Your Shares

Each share of PCAC Ordinary Shares that you own in your name entitles you to one vote. Your proxy card shows the number of PCAC Ordinary Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your PCAC Ordinary Shares at the Special Meeting:

You Can Vote by Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy”, whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the PCAC board “FOR” the Business Combination Proposal and the Merger Proposal, and “FOR” the Adjournment Proposal, if presented. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

You Can Attend the Special Meeting and Vote in Person. You will receive a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way PCAC can be sure that the broker, bank or nominee has not already voted your shares.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the Special Meeting and vote in person and your shares are held in “street name”, you must obtain a legal proxy from your broker, bank or nominee. That is the only way PCAC can be sure that the broker, bank or nominee has not already voted your shares.

Share Ownership of and Voting by PCAC Directors and Officers

Current PCAC directors and officers beneficially own an aggregate of 11,350,000 PCAC Ordinary Shares. Each current director and officer of PCAC has agreed to vote his or her PCAC Ordinary Shares in favor of the Business Combination Proposal.

Revoking Your Proxy

If you are a shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify PCAC’s secretary, in writing, before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy, and vote in person, as indicated above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Who Can Answer Your Questions About Voting Your Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your PCAC Ordinary Shares, you may call Morrow Sodali, PCAC’s proxy solicitor, at (800) 662-5200.

Redemption rights

Holders of public shares may require that PCAC redeem their shares, regardless of whether they vote for or against the Business Combination Proposal. Any shareholder holding public shares as of the Record Date may demand that PCAC redeem such shares for a full pro rata portion of the Trust Account (which was approximately $10 per share as of September 30, 2022), calculated as of two business days prior to the anticipated consummation of the Business Combination. If a holder properly seeks redemption as described in this section and the Business Combination is consummated, PCAC will redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares following the Business Combination.

PCAC’s Sponsor, officers and directors will not have redemption rights with respect to any PCAC Ordinary Shares owned by them, directly or indirectly.

Holders demanding redemption are also required to (A) submit their request in writing to Continental Stock Transfer & Trust Company, PCAC’s transfer agent, and (B) deliver their shares, either physically or electronically using The Depository Trust Company’s DWAC system, to PCAC’s transfer agent no later than 5:00 p.m. Eastern Time on December 7, 2022 (two (2) business days prior to the Special Meeting). If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting shareholder. In the event the proposed Business Combination is not consummated this may result in an additional cost to shareholders for the return of their shares.

Any request to convert such shares, once made, may be withdrawn at any time up to the vote on the Business Combination Proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the Business Combination is not approved or completed for any reason, then PCAC’s public shareholders who elected to exercise their redemption rights will not be entitled to convert their shares into a full pro rata portion of the Trust Account, as applicable. PCAC will thereafter promptly return any shares delivered by public holders. In such case, holders may only share in the assets of the Trust Account upon the liquidation of PCAC. This may result in holders receiving less than they would have received if the Business Combination was completed and they had exercised redemption rights in connection therewith due to potential claims of creditors. If LGHL would be left with less than $5,000,001 of net tangible assets as a result of the holders of public shares properly demanding redemption of their shares, or if the Minimum Cash Condition is not satisfied as a result of the holders of public shares properly demanding redemption of their shares, PCAC will not be able to consummate the Business Combination unless these conditions are waived.

The closing price of PCAC Class A Ordinary Shares on November 2, 2022 was $10.02. The cash held in the Trust Account on September 30, 2022 was approximately $416.5 million (approximately $10 per public share). Prior to exercising redemption rights, shareholders should verify the market price of PCAC Class A Ordinary Shares as they may receive higher proceeds from the sale of their PCAC Class A Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. PCAC cannot assure its shareholders that they will be able to sell their PCAC Class A Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its PCAC Ordinary Shares for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption no later than the close of the vote on the Business Combination Proposal, and deliver your share certificate (either physically or electronically) to PCAC’s transfer agent prior to the vote at the Special Meeting, and the Business Combination is consummated.

Appraisal or Dissenter’s Rights

Neither PCAC shareholders nor PCAC Unit holders nor PCAC Warrant holders have appraisal or dissenters’ rights in connection with the Business Combination under the laws of the Cayman Islands. Holders have a redemption right as further described in this proxy statement/prospectus. See “Extraordinary General Meeting of PCAC Shareholders—Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Proxy Solicitation Costs

PCAC is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. PCAC and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. PCAC will bear the cost of the solicitation.

PCAC has hired Morrow Sodali to assist in the proxy solicitation process.

PCAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. PCAC will reimburse them for their reasonable expenses.

They will not be paid any additional amounts for soliciting proxies.

THE BUSINESS COMBINATION PROPOSAL

In accordance with the PCAC Articles, PCAC will submit the transactions contemplated by the Business Combination Agreement for approval by the PCAC Shareholders by way of the Business Combination Proposal.

The approval of the Business Combination Proposal will require an ordinary resolution passed in accordance with Cayman Islands law, being the affirmative vote of a simple majority of the members of PCAC as, being entitled to do so, vote in person or by proxy at the Special Meeting. In computing the majority, as poll voting will be used, regard will be had to the number of votes to which each member is entitled by the PCAC Articles. The Business Combination will not be consummated if LGHL has less than $5,000,001 of net tangible assets either immediately prior to or upon consummation of the Business Combination.

As noted, pursuant to the Business Combination Agreement, it is proposed that (i) PCAC shall merge with and into Merger Sub 1, with Merger Sub 1 surviving such merger (the “Initial Merger”); (ii) Merger Sub 2 shall merge with and into Lanvin Group, with Lanvin Group surviving such merger (Lanvin Group is hereinafter referred to for the periods from and after the Second Merger Effective Time as the “Surviving Company”) (the “Second Merger”); and (iii) subsequently, Merger Sub 1 as the surviving company of the Initial Merger shall merge with and into the Surviving Company as the surviving company of the Second Merger, with the Surviving Company surviving such merger (the “Third Merger”).

Pursuant to the Business Combination Agreement, in respect of the Initial Merger at the Initial Merger Effective Time:

(i) each unit of PCAC (“PCAC Units” or “Units”) outstanding immediately prior to the Initial Merger Effective Time shall (to the extent not already separated) be automatically severed and the holder thereof shall be deemed to hold one PCAC Class A ordinary share and one-half of one PCAC Warrant in accordance with the terms of the applicable PCAC Unit;

(ii) immediately following the separation of each PCAC Unit, each (x) PCAC Class A ordinary share and (y) PCAC Class B ordinary share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be canceled in exchange for the right to receive one (1) newly issued LGHL Ordinary Share, and shall no longer be outstanding and be canceled and cease to exist by virtue of the Initial Merger. As of the Initial Merger Effective Time, each PCAC Shareholder shall cease to have any other rights in and to PCAC;

(iii) each outstanding warrant to purchase PCAC Ordinary Shares (“PCAC Warrant”) immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to PCAC ordinary shares and be assumed by LGHL and converted into a warrant to purchase one LGHL Ordinary Share (each, an “LGHL Warrant”). Each LGHL Warrant shall continue to have and be subject to substantially the same terms and conditions as were applicable to such PCAC Warrant immediately prior to the Initial Merger Effective Time (including any repurchase rights and cashless exercise provisions) in accordance with the provisions of the Assignment, Assumption and Amendment Agreement;

(iv) the share in Merger Sub 1 issued and outstanding immediately prior to the Initial Merger Effective Time shall continue existing and constitute the only issued and outstanding share in the capital of Merger Sub 1; and

(v) all shares of LGHL that were issued and outstanding immediately prior to the Initial Merger Effective Time shall be surrendered by Sponsor and canceled for no consideration.

Pursuant to the Business Combination Agreement, in respect of the Second Merger, at the Second Merger Effective Time:

(i) each ordinary share, non-voting ordinary share and preferred share of FFG issued and outstanding immediately prior to the Second Merger Effective Time (other than the FFG Collateral Share and any FFG Dissenting Shares) will automatically be canceled in exchange for the right to receive a number of newly issued LGHL Ordinary Shares equal to the quotient obtained by dividing the price per Lanvin Group’s share (i.e. US$2.6926188) by US$10.00 (the “Exchange Ratio”), subject to rounding, pursuant to the terms of the Business Combination Agreement, and will no longer be outstanding and shall be canceled and shall cease to exist by virtue of the Second Merger;

(ii) the FFG Collateral Share issued and outstanding immediately prior to the Second Merger Effective Time shall automatically be cancelled in exchange for the right to receive one newly issued LGHL Convertible Preference Share;

(iii) each FFG Dissenting Share shall automatically be canceled and cease to exist and shall thereafter represent only the right to receive the applicable payments as set forth in the Business Combination Agreement, being the fair value for such FFG Dissenting Share and such other rights as such holder may be entitled under the Cayman Companies Act; and

(iv) the share in the capital of Merger Sub 2 issued and outstanding immediately prior to the Second Merger Effective Time will automatically be converted into one ordinary share of the Surviving Company, which ordinary share will constitute the only issued and outstanding share in the share capital of the Surviving Company.

Pursuant to the Business Combination Agreement, in respect of the Third Merger, at the Third Merger Effective time:

(i) the ordinary share of the Surviving Company issued and outstanding immediately prior to the Third Merger Effective Time shall be canceled and cease to exist by virtue of the Third Merger, and

(ii) the share in the capital of Merger Sub 1 issued and outstanding immediately prior to the Third Merger Effective Time will automatically be converted into one ordinary share of the Surviving Company, which ordinary share will constitute the only issued and outstanding share in the share capital of the Surviving Company.

Organizational Structure

The following simplified diagram illustrates the ownership structure of Lanvin Group immediately prior to consummation of the Mergers:

The following simplified diagram illustrates the ownership structure of PCAC immediately prior to the consummation of the Mergers:

The following simplified diagram illustrates the ownership structure of LGHL immediately following the consummation of the Business Combination:

Charter Documents of LGHL Following the Business Combination

Pursuant to the Business Combination Agreement, upon the Closing of the Business Combination, LGHL’s memorandum and articles of association shall be amended. See “Description of LGHL Securities”, for a description of the Amended LGHL Articles and “Comparison of Corporate Governance and Shareholder Rights” for a comparison to the provisions of PCAC’s organizational documents.

Stock Exchange Listing of LGHL Class A Ordinary Shares and LGHL Warrants

LGHL has applied for, and shall use reasonable best efforts to cause, the LGHL Ordinary Shares and LGHL Warrants to be issued in connection with the Business Combination Transactions to be approved for, listing on NYSE and accepted for clearance by DTC.

Delisting and Deregistration of PCAC Shares

If the Business Combination is completed, PCAC Class A Ordinary Shares, PCAC Warrants and PCAC Units shall be delisted from NYSE and shall be deregistered under the Exchange Act.

Headquarters

After completion of the transactions contemplated by the Business Combination Agreement the corporate headquarters and principal executive offices of LGHL shall be located 3701-02, Tower S2, Bund Finance Center, 600 Zhongshan Rd East No.2, Shanghai, 200010, China.

Background of the Business Combination

PCAC is a blank check company incorporated as a Cayman Islands exempted company on July 16, 2020. PCAC was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. PCAC focused on global consumer companies with compelling potential in China and elsewhere. The potential Business Combination was the result of an extensive search for potential transactions utilizing PCAC’s global network and the investing, operating and transaction experience of PCAC’s management team and advisors and the PCAC Board. The terms of the Business Combination Agreement were the result of extensive arm’s length negotiations among PCAC, Lanvin

Group and their representatives. The following is a brief discussion of the background of these negotiations, and summarizes the key meetings and events that led to the execution of the Business Combination Agreement. The following chronology does not purport to catalog every conversation among the parties to the Business Combination Agreement or their representatives.

On January 26, 2021, PCAC consummated its IPO of 41,400,000 Units. Each Unit consists of one PCAC Class A Ordinary Share and one-half of PCAC Warrant. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to PCAC of $414,000,000. Substantially concurrently with the closing of the IPO, PCAC completed the private sale of 10,280,000 warrants at a purchase price of $1.00 per warrant in a private placement to the Sponsor, generating gross proceeds to the PCAC of $10,280,000.

Prior to the consummation of the IPO, neither PCAC, nor anyone on its behalf, had engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with PCAC. Also, in connection with the consummation of the IPO, PCAC entered into certain Forward Purchase Agreements with the Forward Purchase Investors that provided for, among other things, the purchase and sale, in the aggregate, of up to 8,000,000 PCAC Class A Ordinary Shares for $10.00 per share and up to 2,000,000 warrants to acquire PCAC Class A Ordinary Shares, or an aggregate amount of up to $80,000,000, in a private placement that would close substantially concurrently with the closing of PCAC’s initial business combination.

After the completion of the IPO, PCAC commenced an active search for prospective businesses or assets to acquire, reviewing a number of potential target businesses with the objective of consummating a business combination. Representatives of PCAC contacted, and were contacted by, a number of individuals and entities with respect to potential business combination opportunities, including financial advisors and companies in the consumer, industrial and technology sectors. In connection with this search, PCAC and its representatives and advisors, among other things, (i) developed a list of potential business combination candidates; (ii) held conversations with potential target businesses and their management and shareholders either initiated by them or by the potential target business; (iii) identified and evaluated a number of potential target businesses prior to focusing its efforts on a business combination transaction with Lanvin Group; and (iv) met and conducted preliminary discussions with representatives of, and commenced initial preliminary due diligence on, certain of the potential target businesses.

In evaluating potential businesses and assets to acquire, PCAC, together with its advisors, generally surveyed the landscape of potential acquisition opportunities based on its knowledge of, and familiarity with, the M&A marketplace. PCAC’s management generally looked to identify target businesses that (i) are positioned for both organic and inorganic growth; (ii) have an outstanding management team; (iii) can benefit from PCAC’s resources, network and experience; (iv) have a differentiated platform with a defensible market position; and (v) have the potential to emerge as a market leader in its industry.

During this time, representatives of PCAC and its affiliates, as well as its advisors, at the direction of and in consultation with members of the PCAC Board, developed a broad list of potential targets who might have interest in a business combination with PCAC and that possessed some or all of the above-described characteristics. Of these potential targets, several were approached directly or indirectly by PCAC, its affiliates and their respective advisors and were provided with preliminary information about PCAC and a potential business combination with PCAC.

PCAC entered into seven nondisclosure agreements and engaged in meaningful and detailed discussions, due diligence, and/or negotiations with five potential targets. These potential targets operated in a variety of businesses, including automotive intelligence, consumer retail, semiconductor and electric vehicle manufacturing.

A summary of PCAC’s significant interactions with these potential targets, other than Lanvin Group, with which PCAC entered into nondisclosure agreements and engaged in meaningful and detailed discussions, due diligence, and/or negotiations is as follows:

Target A: in February 2021, PCAC management was introduced to Target A, an electric vehicle manufacturer, and both parties entered into a nondisclosure agreement in February 2021. Upon detailed review of company’s management presentation and other relevant transaction materials, PCAC management concluded that Target A may lack solid competitive advantages among the numerous electric vehicle manufacturers and hence decided not to pursue such transaction.

Target B: in February 2021, PCAC management was introduced by a leading global investment bank to Target B, a California-based e-commerce retail business. PCAC management has conducted detailed due diligence, including rounds of management due diligence meetings with CEO and CTO of Target B, strategy discussion session, on-site store visit and so forth. In particular, PCAC management examined Target B’s innovative approaches to new retails and its expansion potential in other major international markets. PCAC management ultimately decided not to pursue a transaction with Target B due to the relatively early stage of business life cycle the target was in and uncertainties of further business expansion potential of Target B in other major international markets.

Target C: in January 2021, PCAC management was introduced to Target C, a company focusing on automotive intelligence technology development and commercialization. The parties entered in to a nondisclosure agreement in February 2021. Through multiple rounds of due diligence, including, without limitation, reviewing Target C’s financials and business collaborations and surveying its competitive landscapes, PCAC management determined that the overall business was overly reliant on its single largest connected customer and may not be the ideal de-SPAC target for PCAC at that time.

Target D: in February 2021, PCAC management, through an affiliate of PCAC, was introduced to Target D, a company in the semiconductor sector. From February 2021 to late April 2021, PCAC management conducted detailed due diligence on Target D, including extensive legal, financial, tax and commercial diligence by external advisors. In April 2021, PCAC and Target D executed a letter of intent for the proposed transaction, which provided for an exclusivity period from the date of the letter to June 1, 2021. From early April to early May 2021, PCAC continued to engage in due diligence on Target D and proceeded to prepare definitive documents with respect to the transaction. PCAC management had multiple calls and meetings with the management of Target D, and the parties discussed the market conditions and business expansion plans. In early May 2021, PCAC and Target D mutually decided put the transaction on hold due to market conditions. On May 28, 2021, PCAC and Target D agreed in writing to extend the exclusivity period to July 1, 2021. Upon the expiration of the extended exclusivity period and due to the concerns of general market sentiment and regulatory uncertainties at that time, PCAC and Target D jointly decided to not further extend the exclusivity and to terminate discussions regarding the potential transaction.

On March 16, 2021, Tong “Max” Chen (“Mr. Chen”), the CEO of PCAC, and PCAC director Chenling Zhang (“Ms. Zhang”), held an in-person introductory meeting with Yun Cheng and Kat Yu David Chan (“Mr. Chan”) of Lanvin Group, at their Shanghai headquarters. During the meeting, the management team of Lanvin Group introduced the background and historical performance of Lanvin Group, outlined its key business strategy, and introduced Mr. Chen and Ms. Zhang to a number of key management team members. Mr. Chen also introduced Primavera Capital, PCAC and its search focus. Following the meeting, Mr. Chen and Mr. Chan agreed to continue the conversation.

Subsequent meetings with Mr. Chan were held on March 20, 2021 to further discuss Lanvin Group’s business performance, strategy and listing plan, potentially via a de-SPAC transaction.

On March 24, 2021, PCAC and Lanvin Group entered into a customary confidentiality agreement. Upon execution of confidentiality agreement, PCAC management team commenced due diligence calls and worked with Lanvin Group’s management team on information requests.

Between April 1, 2021 and July 1, 2021, PCAC suspended discussions with Lanvin Group with respect to a potential de-SPAC transaction.

Conversations between Lanvin Group and PCAC resumed when the exclusivity period in the letter of intent with Target D expired. PCAC and Lanvin Group held numerous teleconferences in early July 2021 to specifically discuss the possibility of PCAC entering into a de-SPAC transaction with Lanvin Group. A further meeting was held between Mr. Chen and Mr. Chan in early July 2021 to discuss the possibility of entering into a letter of intent.

On July 18, 2021, PCAC provided Lanvin Group with a draft non-binding letter of intent (the “First Draft LOI”) with respect to a business combination transaction between PCAC and Lanvin Group, which included: (i) a non-binding term sheet that specified (A) an initial pre-money equity value of Lanvin Group between $1.2 billion to $1.4 billion based on certain assumptions and (B) Fosun and its affiliates will invest certain amount in the PIPE financing and (ii) an exclusivity period that is 60 days after the execution of the letter of intent.

On July 28, 2021, Lanvin Group sent PCAC a revised version of the First Draft LOI (the “Second Draft LOI”), which proposed the following material revisions to the First Draft LOI: (i) the receipt of the required approval and/or waiver from the Stock Exchange of Hong Kong Limited (“SEHK”) in relation to the disposal of 100% of Lanvin Group is a mutual closing condition to the business combination, and (ii) as a closing condition to the business combination for Lanvin Group, PCAC shall have a certain amount of trust funds left upon redemption. Upon receiving the Second Draft LOI, Mr. Chen discussed with Mr. Chan on issues in the Second Draft LOI, including the concept of a minimum cash condition. The parties agreed that the amount of cash for purposes of determining whether the minimum cash condition is satisfied should take into account the proceeds from Forward Purchase Investors and the PIPE Investors as well as the amount in the Trust Account upon redemption and that the minimum cash amount should be $350 million.

On July 29, 2021, PCAC provided Lanvin Group with a further revised version of the Second Draft LOI (the “Third Draft LOI”), which included the material terms outlined in the Second Draft LOI and further clarified that (i) the mutual closing condition regarding SEHK approval specifically refers to the approval, if required, on the part of Fosun in relation to its disposal of the equity interests in Lanvin Group, and such condition remains subject to further assessment by the parties; (ii) if the consummation of the business combination is directly or indirectly conditional upon the approval by the shareholders of any affiliate of Fosun, the controlling shareholder of such affiliate of Fosun shall enter into a customary voting undertaking in favor of PCAC and agree to vote in favor of the business combination in the shareholders meeting of such affiliate of Fosun, and (iii) Lanvin Group’s obligation to proceed to closing is conditioned on PCAC having an aggregate amount of cash proceeds from the Trust Account, the PIPE Investors and the Forward Purchase Investors of no less than $350 million, after giving effect to redemptions from all PCAC shareholders but before payment of transaction expenses.

On the same day, following further discussions between the parties, Lanvin Group sent PCAC a further revised version of the Third Draft LOI (the “Fourth Draft LOI”), which clarified parties’ intentions on a few items that were generally immaterial.

On July 30, 2021, PCAC and Lanvin Group executed the LOI (the “Final LOI”) that included all material terms outlined in Fourth Draft LOI. The Final LOI was non-binding, except for the exclusivity, confidentiality, expenses, termination and other miscellaneous provisions thereof. The Final LOI outlined the proposed terms for the Business Combination for discussion purposes, including, among other things, transaction structuring considerations, sources and uses of capital, a pre-money equity value of Lanvin Group of $1.2-$1.4 billion, voting and support arrangement, proposed post-closing corporate governance mechanisms and an exclusivity arrangement. The Final LOI also included key terms regarding potential lock-up arrangements with respect to the post-Business Combination company’s securities anticipated to be held by the Sponsor and certain shareholders of Lanvin Group as well as closing conditions.

Following the execution of the Final LOI on July 30, 2021, representatives of PCAC and Lanvin Group continued to discuss the equity value of Lanvin Group. On or about December 6, 2021, PCAC and Lanvin Group agreed that, subject to their respective final internal approval of the transaction, the transaction would reflect a pre-money equity value of Lanvin Group of $1.25 billion. Subsequently, on October 17, 2022, based on various considerations, including the latest currency and stock market environment since the proposed business combination was first announced on March 23, 2022 and the recent trading multiples of numerous listed global luxury companies, the parties agreed to revise the pre-money equity value of Lanvin Group (prior to giving effect to the Meritz Investment) from $1.25 billion to $1.0 billion.

On July 30, 2021, discussions began between representatives of PCAC and Lanvin Group with respect to the proposed engagement of Citi, Credit Suisse and Cantor (each as defined below) as joint placement agents with respect to the PIPE financing.

On August 3, 2021, representatives of PCAC and Lanvin Group and their respective advisors (including Citi and Credit Suisse in their capacities as capital markets advisors to PCAC, Cantor, in its capacity as financial advisor to Lanvin Group, Simpson Thacher & Bartlett LLP (“Simpson”), DLA Piper (“DLA”) and KPMG Huazhen LLP (“KPMG”)) held an all-party kick-off video conference and discussed, among other things, the overall transaction timetable, strategy on PIPE financing, key items in the business combination transaction and immediate next steps. Prior to this time, PCAC had engaged several advisors, including (i) Simpson, as legal counsel, to assist with various aspects of legal and regulatory diligence and (ii) KPMG to assist with certain aspects of financial due diligence concerning Lanvin Group. On August 5, 2021, Lanvin Group provided PCAC and its representatives, including Citi, Credit Suisse, Cantor, KPMG and Simpson, with access to an online data room in furtherance of PCAC’s due diligence with respect to Lanvin Group. On August 13, 2021, Simpson and DLA, legal counsel to Lanvin Group, held a telephonic meeting in which parties discussed structuring of the Business Combination.

On August 16, 2021, representatives of PCAC, Lanvin Group, Simpson and DLA held a telephonic meeting in which parties discussed the transaction structure proposed by Lanvin Group and DLA. The parties continued to exchange comments on the transaction structure in the next few days.

Beginning in August 2021, PCAC and its advisors undertook commercial, financial, tax, operational, regulatory and legal diligence on Lanvin Group and researched Lanvin Group’s business outlook in connection with exploring a potential business combination.

On September 30, 2021, PCAC and Lanvin Group agreed in writing to extend the exclusivity period to January 31, 2022.

On November 2, 2021, Simpson sent DLA an initial draft of the Business Combination Agreement.

On November 5, 2021, Simpson sent DLA initial draft of the following documents: Lanvin Group Shareholder Support Deed, Sponsor Support Deed, Investor Rights Agreement, Lock-up Agreement, Assignment, Assumption and Amendment Agreement and form of PIPE Subscription Agreement. Subsequently, Simpson and DLA exchanged drafts of the Business Combination Agreement and ancillary documents, the most significant exchanges of which are summarized in more detail below, and in connection with such exchanges they also held a number of telephone discussions regarding the Business Combination Agreement and related ancillary documents. In connection with these exchanged drafts and discussions, Simpson and DLA also had regular contact with their respective clients during this period to keep them apprised of the status of the Business Combination Agreement and related ancillary documents and solicit their feedback in connection with the documents. The principal terms of the Business Combination Agreement and related ancillary documents being negotiated during such time related to, among other things, (i) the structure and terms of the Initial Merger, the Second Merger and the Third Merger, (ii) the scope of representations, warranties and covenants in the Business Combination Agreement, and (iii) the applicable conditions and approvals required to consummate the Business Combination.

Beginning on July 30, 2021, representatives of PCAC and Lanvin Group discussed the proposed engagement of Citigroup Global Markets Inc. (“Citi”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Cantor Fitzgerald & Co. (“Cantor”, together with Citi and Credit Suisse, and in their capacities as such, the “Placement Agents”) as joint placement agents in connection with the PIPE, which engagement was finalized on December 16, 2021. Specifically, the Placement Agents agreed to identify and contact potential investors (other than existing investors of PCAC or Lanvin Group and natural persons or other non-institutional investors) with respect to their potential participation in the PIPE financing; in addition, while the engagement letter assigned PCAC and Lanvin Group primary responsibility for contacting their respective existing investors regarding their potential participation in the PIPE financing, the Placement Agents agreed to provide limited services (such as assistance in coordinating meetings) with respect to institutional existing investors. Beginning in December 2021, the Placement Agents held conversations with potential investors to determine the demand for the PIPE financing.

On January 11, 2022, Simpson circulated an initial draft of the form of PIPE Subscription Agreement to Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), legal counsel to the Placement Agents. Subsequently, Simpson, DLA and Skadden exchanged a number of drafts of the form of PIPE Subscription Agreement, the most significant exchanges of which are summarized in more detail below. In connection with these exchanged drafts and discussions, Simpson, DLA and Skadden also had regular contact with their respective clients during this period to keep them apprised of the status of the form of PIPE Subscription Agreement and solicit their feedback in connection with this document.

On January 13, 2022, DLA sent Simpson revised drafts of the Business Combination Agreement and related ancillary documents. The revised Business Combination Agreement proposed revisions to the representations, warranties and covenants of each party under the Business Combination Agreement, including, among others, revisions to the scope of the interim operating covenants of Lanvin Group and the required level of Lanvin Group shareholder support for the Business Combination.

On January 26, 2022, Simpson sent DLA revised drafts of the Business Combination Agreement and related ancillary documents. The revised Business Combination Agreement included proposed revisions, among others, reflecting certain changes in the structuring of the Business Combination as agreed among the parties, as well as certain changes to the representations and warranties of each party and revisions to the scope of the interim operating covenants of Lanvin Group.

On January 26, 2022, Lanvin Group distributed a preliminary draft of the form of PIPE Subscription Agreement to a potential PIPE investor with respect to the PIPE financing in connection with the Business Combination.

On February 8, 2022, Simpson and DLA discussed over a call certain issues related to the January 25, 2022 draft of the Business Combination Agreement.

On the same day, Skadden sent DLA and Simpson a revised draft of the PIPE Subscription Agreement.

On February 9, 2022, Simpson sent DLA a revised draft of the Business Combination Agreement, which reflected that the PCAC Board may effect a change in recommendation prior to receipt of the PCAC Shareholders Approval in order to comply with its fiduciary duties under applicable laws.

On February 17, 2022, DLA sent Simpson a revised draft of the Business Combination Agreement and also sent Skadden a revised draft of the form of PIPE Subscription Agreement.

On February 22, 2022, Skadden sent an email to DLA and Simpson regarding certain comments and questions on the February 17 draft of the form of PIPE Subscription Agreement.

On February 28, 2022, DLA sent Skadden a revised draft of the form of PIPE Subscription Agreement.

Starting in late February 2022, PCAC and Lanvin Group held a series of conference calls to explore different options to make the transaction more attractive to PCAC shareholders and incentivize them to remain as shareholders beyond the Business Combination. PCAC and Lanvin Group studied a number of available precedents in the market, and, after reviewing the Lanvin Group’s analysis of the bonus share structure on March 10, 2022, agreed to offer a pool of bonus shares to be contributed by the Sponsor and Fosun to incentivize PCAC shareholders.

On March 1, 2022, Simpson sent DLA a revised draft of the Business Combination Agreement.

On March 2, 2022, DLA sent Skadden and Simpson a revised draft of the PIPE Subscription Agreement. Skadden returned comments to the PIPE Subscription Agreement the same day, and, in conjunction with those comments, circulated a form of subscription agreement tailored for certain existing investors of PCAC or Lanvin Group. This alternate form of the PIPE Subscription Agreement contained representations, warranties and other provisions reflecting the fact that PCAC or Lanvin Group, as applicable, contacted these existing investors regarding their potential participation in the PIPE financing directly, and without the involvement of the Placement Agents.

On March 7, 2022, a revised draft of the form of PIPE Subscription Agreement was distributed to potential PIPE investors with respect to the PIPE financing.

On March 10, 2022, Simpson sent DLA a revised draft of the Business Combination Agreement, which included proposed revisions relating to the bonus pool for PCAC non-redeeming public shareholders. Subsequently on October 28, 2022, based on various considerations, the parties agreed to cancel the bonus pool for PCAC non-redeeming public shareholders and to explore alternative non-redemption incentives for certain selected holders of PCAC Class A Ordinary Shares to commit to not redeem their shares in connection with the Business Combination.

From March 15, 2022 to March 23, 2022, Simpson and DLA exchanged a number of drafts of the Business Combination Agreement and related ancillary documents and held conference calls to discuss the remaining issues in connection with the same up until the execution of the Business Combination Agreement and related ancillary documents.

On March 21, 2022, the PCAC Board held a video conference to discuss the proposed business combination with Lanvin Group. All board members and representatives of Simpson and KPMG were present. At the conference, Mr. Chen provided the PCAC Board with an overview of the proposed Business Combination and related PIPE financing (including the potential benefits and the risks related thereto), and Simpson and KPMG provided the PCAC Board with an overview of the legal, financial and tax due diligence findings with respect to Lanvin Group. In connection with the foregoing, copies of the Business Combination Agreement and related ancillary documents were provided to all of the members of the PCAC Board in advance of the meeting. Following an in-depth discussion of the Business Combination, during which the members of the PCAC Board asked various questions relating to the Business Combination, all of which were addressed in detail by the management team of PCAC and its advisors, the PCAC Board unanimously approved PCAC’s entry into the Business Combination Agreement, the Business Combination and the related ancillary agreements and determined that entry into the transactions and the proposals to be approved pursuant to this proxy statement/prospectus were in the best interest of PCAC and recommended that its shareholders vote “FOR” the proposals to be approved pursuant to this proxy statement/prospectus. The PCAC Board did not obtain a third-party valuation or fairness opinion in connection with its resolution to approve the Business Combination but determined that PCAC’s directors and officers and the other representatives of PCAC had substantial experience in evaluating the operating and financial merits of companies similar to Lanvin Group and reviewed certain financial information of Lanvin Group, and concluded that the experience and background of PCAC’s senior management members, the members of the PCAC Board and the other representatives of PCAC enabled the PCAC Board to make the necessary analyses and determinations regarding the Business Combination.

On March 23, 2022, PCAC, Lanvin Group and other relevant parties mutually executed and delivered the Business Combination Agreement and the related ancillary agreements.

On March 23, 2022, substantially concurrently with the execution and delivery of the Business Combination Agreement, LGHL, PCAC and the initial PIPE investors entered into the PIPE Subscription Agreements. Each initial PIPE investor is an existing investor of Lanvin Group and was contacted by Lanvin Group, without the involvement of the Placement Agents.

Before the market opened on March 23, 2022, PCAC and Lanvin Group issued a joint press release announcing the execution of the Business Combination Agreement. On the same date, PCAC filed with the SEC a Current Report on Form 8-K announcing the execution of the Business Combination Agreement. The Current Report on Form 8-K also contained related ancillary documents and the investor presentations prepared by members of PCAC and Lanvin Group management teams and representatives and used in connection with meetings with prospective PIPE investors and other persons regarding Lanvin Group and the Business Combination.

On December 24, 2021, Lanvin Group started distributing the investor presentation for the PIPE Investment to potential PIPE investors in connection with the Business Combination.

From the period between December 31, 2021 and March 6, 2022, various PIPE investors provided feedback on the form of PIPE Subscription Agreement to Lanvin Group.

On March 7, 2022, the form of PIPE Subscription Agreement was finalized among the initial PIPE investors, Lanvin Group and PCAC.

PCAC Board of Directors’ Reasons for the Approval of the Business Combination

In evaluating the transaction with Lanvin Group, the PCAC Board consulted with its management, legal counsel as well as financial and other advisors, the board assessed the financial statements and internal projections of Lanvin Group as part of the evaluation process and considered and evaluated a number of other factors. In particular, the PCAC Board considered the following positive factors, although not weighted or in any order of significance, in deciding to approve the Business Combination Proposal:

Global Luxury Platform. Lanvin Group has adopted a balanced global growth strategy, with market specific focuses on Asia and North America, the two largest markets of luxury goods consumption in the world. Lanvin Group has a strong foundation in Europe, with nearly half of the Group’s revenue currently derived from EMEA in 2021. In addition, the Group is placing a strategic emphasis on realizing the brands’ untapped potential in both Asia and North America. Lanvin Group is the first and the only global luxury platform headquartered in China, the main growth driver of the highly attractive and resilient global luxury market.

Diverse Heritage Brands. Lanvin Group is engaged in producing luxury, high quality products in order to attract and retain high-end customers building a deep, loyal customer base. Lanvin Group owns a diverse portfolio of five iconic luxury heritage brands, empowered by strategic alliances with various strategic partners.

Proven Track Record. Lanvin Group has proven market outperforming track record in terms of growth with significant future runway through organic growth and acquisitions.

Unique Management Structure. Lanvin Group has a seasoned management team structured by a unique “Dual-Engine” model in China and globally, with in-house design studio complemented by creative talent platforms in both Europe and China to meet rising market demands.

Strong Growth Prospects. Lanvin Group operates in the personal luxury goods industry, which the PCAC Board believes is an attractive industry with strong growth prospects, in particular, given the shift in consumer preferences in recent years induced by the COVID-19 pandemic and other macroeconomic factors. Following a review of industry trends, the way Lanvin Group’s competitive position and business strategy are evolving and other factors, the PCAC Board believes Lanvin Group is well-positioned to further capitalize on these trends.

Satisfactory Due Diligence. The PCAC Board reviewed and discussed in detail the results of the due diligence examination of Lanvin Group conducted by PCAC’s management team and advisors, including virtual meetings with the management team and advisors of Lanvin Group regarding Lanvin Group’s business, operations, prospects and forecasts, valuation analyzes with respect to the Business Combination, review of material contracts (including Lanvin Group’s strategic alliances) and other material matters, as well general financial, technical, legal, regulatory and accounting due diligence, and is satisfied with such results.

Strong Financial Condition. The PCAC Board reviewed factors such as Lanvin Group’s historical financial results, outlook and business and financial plans, as well as the financial profiles of publicly traded companies in the personal luxury goods industry. In reviewing these factors, the PCAC Board believed that Lanvin Group was well-positioned in its industry for potential strong future growth and therefore was likely to be positively viewed by public investors.

Reasonableness of Consideration. Following a review of the financial data provided to PCAC and the due diligence of Lanvin Group’s business conducted by PCAC’s management, Simpson, local counsel in certain applicable jurisdictions and KPMG and taking into account the valuation of the business in previous private funding rounds and the trading multiples of the publicly-listed comparable companies, the PCAC Board determined that the aggregate consideration to be paid in the Business Combination was reasonable.

Commitment to Sustainability. Lanvin Group is committed to operating its businesses in the best interests of the environment and working together with its employees, suppliers and customers to ensure long-term sustainable growth. It aims to develop its business in step with sustainable policies on environmental and social issues, and is committed to a process of continual improvement on these important matters as a key driver of future growth.

Post-Closing Economic Interest in Lanvin Group. If the Business Combination is consummated, PCAC shareholders (other than PCAC shareholders that sought redemption of their PCAC Class A Ordinary Shares) would have a meaningful economic interest in Lanvin Group and as a result would have a continuing opportunity to benefit from the success of Lanvin Group following the consummation of the Business Combination.

Continued Significant Ownership by Lanvin Group. The PCAC Board considered that FFG’s existing shareholders would be receiving a significant amount of LGHL Ordinary Shares in the proposed Business Combination and that Lanvin Group’s principal shareholders are “rolling over” their existing equity interests of Lanvin Group into equity interests in LGHL and are also agreeing to be subject to a “lock-up” in certain cases. FFG’s existing shareholders are expected to hold approximately 65% of the pro forma ownership of the Surviving Company after Closing (based on valuation at the time), assuming (i) none of the public shareholders exercise their redemption rights in connection with the Business Combination and (ii) that no Lanvin Group shareholder exercises its dissenters’ rights. If the actual facts are different from these assumptions, the percentage ownership retained by Lanvin Group’s existing shareholders in the Surviving Company will be different.

Involvement of PIPE Investors. The agreement of the PIPE Investors to invest $145 million in LGHL at the Closing at $10.00 per share.

Support of FFG Shareholders. The fact that a majority of FFG’s existing shareholders have delivered a FFG Shareholder Support Deed, demonstrating the Lanvin Group existing shareholders’ support of the Business Combination.

Post-Business Combination Corporate Governance. The fact that the Sponsor will have certain post-closing corporate governance rights in LGHL, including the right to appoint a director to LGHL’s board of directors (subject to the Sponsor holding 50% of the LGHL Ordinary Shares held by it on the listing date of the Shares on the NYSE), as further described in “Management of LGHL Following the Business Combination — Terms of Directors and Executive Officers”.

Negotiated Transaction. The financial and other terms of the Business Combination Agreement and the fact that such terms and conditions were the product of arm’s length negotiations between PCAC and Lanvin Group.

The PCAC Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

Macroeconomic Risks. The risk that the future financial performance of Lanvin Group may not meet the PCAC Board’s expectations due to macroeconomic factors or other factors affecting the industry conditions out of its control.

Redemption Risk. The potential that a significant number of PCAC’s shareholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to the PCAC amended and restated memorandum and articles of association.

Execution Risk. The potential risks and costs to PCAC if the Business Combination is not completed.

Exclusivity. The fact that the Business Combination Agreement includes an exclusivity provision that prohibits PCAC from soliciting other business combination proposals, as further discussed in “Summary of the Material Terms of the Business Combination—Covenants of the Parties—Covenants of PCAC”.

No Third-Party Valuation. The risk that PCAC did not obtain a third-party valuation or fairness opinion in connection with the Business Combination.

Shareholder Vote. The fact that PCAC’s shareholders may fail to provide the votes necessary to approve and effect the Business Combination.

Closing Conditions. The completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within PCAC’s control.

Listing Risks. The challenges associated with preparing Lanvin Group, a privately held entity, for the applicable disclosure, controls and listing requirements to which LGHL will be subject as a publicly traded company on the NYSE.

Litigation. The possibility that litigation challenging the Business Combination could delay or prevent consummation of the Business Combination.

Transaction Fees and Expenses. The substantial transaction fees and expenses associated with the Business Combination, some of which would be payable regardless of whether the Business Combination is ultimately consummated.

PCAC Shareholders Receiving a Minority Position in LGHL. The fact that current PCAC shareholders will hold a minority interest in LGHL, which will limit or preclude the ability of PCAC’s current shareholders to influence corporate matters, including any future potential change in control or other material transaction, but the PCAC Board determined that such facts were outweighed by the long-term benefits that LGHL would provide to PCAC’s shareholders and future shareholders of LGHL after Closing.

Other Risks. Various other risks associated with the Business Combination, the business of PCAC and the business of Lanvin Group described under the section entitled “Risk Factors”.

In addition to considering the factors described above, the PCAC Board also considered that certain PCAC’s directors and executive officers may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of PCAC’s shareholders (see “The Business Combination Proposal — Interests of PCAC Directors and Officers in the Business Combination” below). PCAC’s independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and approving, as members of the PCAC Board, the Business Combination Agreement and the Business Combination.

The PCAC Board concluded that the potential benefits that it expected PCAC and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the PCAC Board determined that the Business Combination Agreement and the Business Combination, were advisable, fair to, and in the best interests of, PCAC and its shareholders.

This explanation of the PCAC Board’s reasons for approval of the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements”.

Certain Unaudited Lanvin Group Prospective Financial Information

Lanvin Group is an exempted company with limited liability incorporated in the Cayman Islands and currently does not, as a matter of course, publish projections as to future performance, earnings, financial condition or other results due to, among other things, the inherent unpredictability of the underlying assumptions and estimates. However, Lanvin Group’s management prepared and provided to Lanvin Group’s board of directors, PCAC’s board of directors, their respective financial advisors and PIPE Investors certain internal, unaudited prospective financial information in connection with the evaluation of the potential business combination (collectively, and as set forth below, the “Projections”). The Projections were prepared solely for internal use to assist Lanvin Group’s board of directors, PCAC’s board of directors, their respective financial advisors and PIPE Investors in connection with their respective evaluation of the Business Combination. The Projections were prepared by Lanvin Group’s management in December 2021 and are included in this proxy statement/prospectus because they were provided to the PCAC board of directors for its evaluation of the Business Combination. The inclusion of the Projections should not be regarded as an indication that Lanvin Group, PCAC, their respective advisors or any other recipient of this information considered, or now considers, the below information to be predictive of actual future results. The Projections are not being included to influence you to vote for or against the Business Combination, and, accordingly, you are cautioned not to rely on the Projections as being indicative of future results or in making a decision regarding the Business Combination. We will not refer back to the Projections in our future periodic reports filed under the Exchange Act.

The Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, under U.S. GAAP or IFRS. Neither Lanvin Group’s or PCAC’s independent auditors, nor any other independent accountants, have audited, reviewed, compiled or performed any procedures with respect to the Projections for the purpose of inclusion herein, and accordingly, no such auditors and accountants have expressed any opinion or provided any other form of assurance with respect to the prospective financial information contained in the Projections or its achievability, and assume no responsibility for, and disclaim any association with, the Projections included in this document.

The Projections include certain financial measures that are different from the financial measures used under IFRS. Such financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS. Lanvin Group’s calculation of such financial measures may also differ from those measures as presented by others in the industry and are not necessarily comparable with similarly titled measures used by other companies.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE LAW, BY INCLUDING IN THIS PROXY STATEMENT/PROSPECTUS A SUMMARY OF THE PROJECTIONS FOR LANVIN GROUP, NONE OF PCAC, LANVIN GROUP OR ANY OTHER PARTY UNDERTAKES ANY OBLIGATIONS TO, AND SUCH PARTIES EXPRESSLY DISCLAIM ANY RESPONSIBILITY TO, UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED CIRCUMSTANCES OR EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE DATE OF PREPARATION OF THESE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE. READERS OF THIS PROXY STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO RELY ON THE PROJECTIONS SET FORTH BELOW AS BEING INDICATIVE OF FUTURE RESULTS OR IN MAKING A DECISION REGARDING THE BUSINESS COMBINATION. NONE OF LANVIN GROUP, PCAC NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY PCAC SHAREHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE PROJECTIONS OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.

The Projections were prepared by Lanvin Group’s management in December 2021 based on their good faith estimates and assumptions with respect to the expected future financial performance of Lanvin Group at the time the Projections were prepared and speak only as of that time.

The Projections reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Lanvin Group’s business, all of which are difficult to predict and many of which are beyond Lanvin Group’s control. The estimates and assumptions were made based on historical trends of Lanvin Group’s businesses as well as historical financial data of our industry competitors, including our key metrics such as gross profit margin, marketing and selling expenses as a percentage of revenue, and sales per square meter (sqm). The estimates and assumptions underlying the Projections made by Lanvin Group’s management at the time the Projections were prepared, with respect to matters specific to Lanvin Group include, but are not limited to, the following material estimates and assumptions:

•

gradual recovery to pre-COVID 2019 level in respect of both revenue and profit margin and continued growth beyond such pre-COVID 2019 level, with different trends by segment and investments, as further set forth below:

•

in the Lanvin segment, revenue is assumed to grow by €198.0 million from 2021 to 2025. The assumed breakdown of this revenue growth by channel is as follows: retail: €110.7 million; wholesale: €44.7 million; e-commerce: €16.6 million; and cosmetics: €26.0 million. Lanvin Group assumed that this revenue growth would be driven by (i) a refreshed brand image, (ii) enhanced luxury product offering and increased accessory categories (leather goods and footwear), as well as expansion into cosmetics, (iii) retail store roll out and e-commerce penetration and optimized omni-channel strategy in the U.S. and Greater China markets, (iv) targeting wider customer groups such as the younger generations, and (v) entry into new markets. Lanvin Group assumed improvement in adjusted EBITDA from 2021 to 2025 for this segment based on the assumption that gross profit margin, contribution profit margin, and sales per square meter will grow to be more in line with the industry average. In particular, gross profit margin before inventory impairment is assumed to increase from 58.6% in 2021 to 66.8% in 2025;

•

the Wolford segment is assumed to achieve revenue growth of €108.6 million from 2021 to 2025. The assumed breakdown of this revenue growth by channel is as follows: retail: €41.8 million; wholesale: €3.1 million; e-commerce: €11.0 million; and W line: €52.7 million. Lanvin Group assumed that this revenue growth would be driven by (i) product category expansion into athleisurewear increased the sales percentage of W Line, (ii) increased collaboration with designer brands and sustainability brands, (iii) retail store roll out and optimized omni-channel, DTC and livestream in the U.S. and Greater China markets, (iv) strengthening the brand through positioning, community building to connect more customers. Lanvin Group assumed growth in adjusted EBITDA for the Wolford segment from 2021 to 2025 based on the assumption that the segment would achieve increased cost savings from economies of scale, as we expect this segment’s marketing and selling expenses and general administrative expenses to grow at a slower rate than its revenue. It is assumed that such cost savings will enable this segment to improve the level of such expenses as a percentage of revenue to be more in line with the industry average;

•

the acquisition of Sergio Rossi is assumed to continue to contribute additional revenues to Lanvin Group, with assumed revenue growth of €73.9 million by 2025 as compared to 2021 pro forma revenue (adjusted to reflect a 12-month contribution from Sergio Rossi). The assumed breakdown of this revenue growth by channel is as follows: retail: €51.2 million; wholesale: €10.4 million; e-commerce: €9.4 million; and others (ODM/OEM): €2.8 million. Lanvin Group assumed that this revenue growth would be driven by (i) more casual footwear and men’s footwear based on the solid foundation of the brand’s core women’s shoe offerings, with more local capsules in each market, (ii) retail store roll out, e-commerce penetration and optimized omni-channel in U.S. and Greater China markets, and (iii) Key Opinion Leader (“KOL”) partnerships and digital marketing to enhance brand awareness. We have assumed improvement in adjusted EBITDA for the Sergio Rossi segment from 2021 to 2025 based on the assumption that this segment would achieve increased cost savings from economies of scale and gross profit margin expansion resulting from a increase in the proportion of higher margin retail revenue while wholesale and third party production decrease as a percentage of revenue;

•

the St. John segment is assumed to contribute revenue growth of €115.2 million from 2021 to 2025. The breakdown of this assumed revenue growth is: retail: €88.3 million; wholesale: €4.9 million; and e-commerce: €20.6 million; and others (consignment stores): €1.4 million. Lanvin Group assumed that this revenue growth would be driven by (i) rebalanced product offerings with more commercial pieces and upgrades from occasional wear to lifestyle wear; (ii) category expansion into accessories, leather goods and footwear; (iii) retail store roll-out and increased e-commerce penetration, and optimized omni-channel, U.S. market recovery to pre-COVID-19 historical levels and penetration into Europe and Middle East; and (iv) rebuilding brand awareness by storytelling and strengthening the emotional bond with female elites. Lanvin Group assumed improvement in adjusted EBITDA for the St. John segment from 2021 to 2025 based on the assumption that gross profit margin and contribution profit margin would recover to their respective pre-COVID-19 historical levels. In particular, the gross profit margin is assumed to increase to 63.7% in 2025 from 52.1% in 2021;

•

the Caruso segment is assumed to experience revenue growth of €46.4 million from 2021 to 2025. Lanvin Group assumed this revenue growth would be driven by (i) product development with more sustainable fabrics, and increased investment in the Caruso own brand; (ii) explore into retail and e-commerce channels in the U.S. and Greater China markets; (iii) acquiring new clients and increasing current clients’ orders for FSI business; and (iv) Key Opinion Leader (“KOL”) partnerships and digital marketing to enhance brand awareness and glocalization marketing; and

•

in addition to revenue generated by Lanvin Group’s existing brands, Lanvin Group estimated that potential new investments have the potential to generate pro forma revenue growth of €114.2 million and pro forma adjusted EBITDA growth of €23 million from 2021 to 2025. Lanvin Group’s strategy is to continue to complete and strengthen its ecosystem with brands that can complement its current portfolio in respect of product category or customer segment, including brands focusing on leather goods, sportswear and jewelry, with strong heritage and craftmanship. Lanvin Group is in discussions with various brands but expects to commence negotiations of the definitive agreements for these potential investments only after the closing of the business combination. For the purposes of the Projections, pro forma revenue growth from potential new investments was calculated based on the 12-month impact of one potential majority acquisition in each year from 2022 through 2025 and pro forma adjusted EBITDA growth from potential new investments was calculated based on the 12-month impact of one potential majority acquisition and one potential minority investment in each year from 2022 through 2025. As of the date of this proxy statement/prospectus, there have been no definitive agreements executed with respect to either of these new investments. The pro forma revenue and pro forma adjusted EBITDA growth are provided for reference purposes only and may differ materially from actual results based on the timing of any such acquisitions, which is currently uncertain and remains subject to further negotiation and execution of definitive agreements, the performance of the underlying business and other factors.

•

based on the assumptions set forth above, total pro forma revenue across Lanvin Group’s brand segments, including the assumed contribution of potential new investments, would be expected to increase to €989 million by 2025, which is an increase of €656 million, or a CAGR of 31%, from €333 million (pro forma, adjusted to reflect the 12-month contribution from Sergio Rossi) in 2021. In addition, based on the assumptions regarding improvements in adjusted EBITDA set forth above, total pro forma adjusted EBITDA for Lanvin Group’s brands, including the contribution of potential new investments, would be expected to improve from negative €85 million in 2021 to €85 million in 2025;

•

the pro forma results included in the Projections assume that Lanvin Group would be able to identify and complete the potential new investments referred to above on acceptable terms and that Lanvin Group would apply a portion of the proceeds generated from the Business Combination and PIPE investments and other available financing sources towards the potential new investments. Lanvin Group aims to develop a well-rounded strategic brand ecosystem by continuing to invest in high-quality assets, which can complement its portfolio in respect of product categories or consumer segments. The Group has a robust investment pipeline including but not limited to the brands focusing on leather goods, luxury ready to wear, jewelry, and high-end streetwear. The financial projections of these two new potential investments were based on management accounts and projections provided by the sellers. The financial projections of these two potential investments were based on management accounts and projections provided by the sellers. Lanvin Group made certain adjustments to each of the targets’ management accounts and projections by applying projection assumptions that were deemed more reasonable by Lanvin Group to the best of its knowledge, including but not limited to underlying assumptions relating to revenue and costs build-up, profitability, capital expenditure, working capital, as well as other balance sheet and cash flow assumptions, after conducting commercial, financial and legal due diligence. Such adjusted assumptions are based on Lanvin Group’s holistic assessment of various factors, including but not limited to historical trends, industry average figures, and Lanvin Group’s own industry experience, data collected across different channels and expertise of senior management and investment personnel in the sector. Lanvin Group’s adjustments resulted in more conservative projections in terms of revenue, profitability and cash flows compared to those provided by the sellers. Both potential new investments are in private negotiations with the sellers. As of the date of this proxy statement/prospectus, there have been no definitive agreements executed with respect to any potential new investments but the Group expects to sign non-binding letters of intent with exclusivity provisions shortly after consummation of the Business Combination;

•

there would be no significant impact from widespread lockdowns relating to the COVID-19 pandemic as the back-to-office measures in US and Europe had already started to have a significantly positive impact on Lanvin Group’s business in US and Europe and the omni-channel / digital strategy was also expected to help drive sales online;

•	foreign exchange rates and interest rates would remain at levels consistent with those as of the date of the Projections;

•

all of Lanvin Group’s material contractual relationships remaining in force in accordance with their existing terms for the applicable contract periods and the applicable counterparties abiding by their obligations under such agreements;

•	maintenance of existing brand power: as a conservative assumption (despite recent trends showing a rise in prices in the industry) no price increase was assumed in the preparation of the Projections;

•	low-middle single-digit inflation rate on personnel and retail costs;

•

increase of marketing spending on branding, PR, campaign shooting, fashion shows, digital content creation, performance marketing, online and offline campaigns and events, in-store activations, and celebrity and KOL endorsements.

•	step-up of investments on store openings and renovations, IT infrastructure, new product development and branding and marketing.

•	other general business and market assumptions, including maintaining strong relationships with current customers and suppliers and reasonably stable commodity/raw materials prices; and

•	exclusion of impairment of assets or equity, effect of changes in applicable laws, changes in accounting standards, future tax litigation or settlements, or business or asset disposals.

The Projections are forward-looking and reflect numerous estimates and assumptions with respect to Lanvin Group’s business, financial condition and results of operations. Any changes in such factors may cause the Projections or the underlying assumptions to be inaccurate. Important factors that may affect actual results include, but are not limited to, risks and uncertainties relating to industry performance, general business, economic, regulatory, market and financial conditions and other future events, including among others, risks and other factors described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lanvin Group”. Based on Lanvin Group’s management’s current assessment, certain of these factors have changed since the Projections were prepared, and it is possible that these factors may continue to change in the future. As a result, there can be no assurance that any of the Projections will be realized or that actual results will not be materially different from those projected. In particular, while the pro forma revenue and Adjusted EBITDA from 2022 through 2025 included in the projections shows the 12-month impact of the potential new investments, these potential new investments have not yet taken place, and may not be completed and reflected in the results of current or future periods. In addition, while the Projections present certain prospective financial information for 2021, it should be noted that such information differs from and has been superseded by Lanvin Group’s audited financial statements included elsewhere in this proxy statement/prospectus. For further information, see the section titled “Risk Factors — This proxy statement/prospectus contains projections and forecasts that may not be an indication of the actual results of the Business Combination or Lanvin Group’s future results. Certain of the estimates and assumptions on which such projections and forecasts are based have proven, and may again in the future prove, to be inaccurate in light of subsequent events and circumstances. Accordingly, Lanvin Group’s future performance may differ materially from its financial projections as there is inherent uncertainty in predicting future performance.” and “— Certain strategic acquisitions are critical to the projections and forecasts contained in this proxy statement/prospectus. Failure of completing such acquisitions may cause the actual future results to materially differ from the projections and forecasts.”

Since the Projections cover multiple years, such information by its nature becomes less reliable with each successive year. The forecasts set out below do not give effect to the Business Combination. The unaudited prospective financial information also reflects assumptions as to certain business decisions that are subject to change.

Lanvin Group has not warranted the accuracy, reliability, appropriateness or completeness of the Projections to anyone, including PCAC or any of its representatives. None of Lanvin Group, PCAC, nor any of their respective representatives, advisors or any recipients of such information has made or makes any representations to any person regarding the ultimate performance of Lanvin Group relative to the Projections. The Projections are not a guarantee of actual future performance. The future financial results of Lanvin Group may differ materially from those expressed in the Projections due to factors beyond Lanvin Group’s ability to control. Should any of the assumptions mentioned above suffer a significant negative impact, Lanvin Group’s financial results, including projected revenues, and Adjusted EBITDA, may differ materially from its expectations. If actual results differ from our estimates, analysts may negatively react and our stock price could be materially impacted.

The projections are not being included to influence you to vote for or against the Business Combination, and, accordingly, you are cautioned not to rely on the Projections as being indicative of future results or in making a decision regarding the Business Combination.

You should review the financial statements of Lanvin Group included in this proxy statement/prospectus, as well as the financial information in the section entitled “Selected Unaudited Pro Forma Condensed Financial Information” in this proxy statement/prospectus and you should not rely on any single financial measure.

The key elements of the Projections provided by management of Lanvin Group to PCAC are summarized in the tables below:

	Revenue Years ending December 31,
(Euro million)	2021(E)	2022(E)	2023(E)	2024(E)	2025(E)
Lanvin Group(1)	276	416	546	712	875
Additional Sergio Rossi contribution from January to acquisition date(2)	31	—	—	—	—
Sergio Rossi contribution from acquisition date to December(1)	26	—	—	—	—
Potential new investments(3)	—	57	69	96	114

Total unaudited pro forma revenue	333	473	615	808	989

(1)

Includes revenue from businesses owned and operated by Lanvin Group during the period, except that revenue from Sergio Rossi from the acquisition date through December 2021 is presented separately for 2021. Revenue from Sergio Rossi is presented under “Lanvin Group” for all other years shown.

(2)

Lanvin Group acquired a majority stake in Sergio Rossi in July 2021. Additional Sergio Rossi contribution reflects additional revenue from January 2021 through the acquisition date of Sergio Rossi based on its management accounts and is added to show the 12-month pro forma contribution from Sergio Rossi.

(3)

Includes the 12-month pro forma contribution from one potential majority acquisition for each period shown. The 12-month pro forma contribution is provided for reference purposes only and may differ materially from actual results based on the timing of the acquisition(s), which is currently uncertain, the performance of the underlying business(es) and other factors.

	Adjusted EBITDA(1) Years ending December 31,
(Euro million)	2021(E)	2022(E)	2023(E)	2024(E)	2025(E)
Lanvin Group(2)	(79)	(77)	(38)	11	62
Additional Sergio Rossi contribution from January to acquisition date(3)	(6)	—	—	—	—
Potential new investments(4)	—	5	9	19	23

Total unaudited pro forma Adjusted EBITDA	(85)	(72)	(29)	30	85

(1)

Adjusted EBITDA is a non-IFRS financial measure based on the unaudited management account of Lanvin Group. Adjusted EBITDA is defined as profit/ (loss) for the year excluding income taxes, net finance cost, exchange gains/(losses), share based compensation, depreciation, amortization and certain adjustments including certain items of income/(expenses) that impact the comparability of results and are not attributable to the normal operational management of the Lanvin Group business.

(2)	Includes Adjusted EBITDA from businesses owned and operated by Lanvin Group during the period (including Sergio Rossi from its acquisition date).
(3)

Lanvin Group acquired a majority stake in Sergio Rossi in July 2021. Additional Sergio Rossi contribution reflects additional Adjusted EBITDA from January 2021 through the acquisition date of Sergio Rossi based on its management accounts and is added to show the 12-month pro forma contribution from Sergio Rossi.

(4)

Includes the 12-month pro forma contribution from one potential majority acquisition and one potential minority investment in one brand for each period shown. The 12-month pro forma contribution is provided for reference purposes only and may differ materially from actual results based on the timing of the acquisition(s), which is currently uncertain, the performance of the underlying business(es) and other factors.

Unaudited pro forma revenue evolution by sales channel (€ million)	Year ending December 31,
	2021(E)(1)	2025(E)(2)
E-commerce	46	175
Retail	113	478
Wholesale	103	188
Outlet	36	89
Others	35	60

Total unaudited pro forma revenue	333	989

Unaudited pro forma revenue evolution by geography (€ million)	Year ending December 31,
	2021(E)(1)	2025(E)(2)
Greater China	46	272
EMEA	158	363
North America	110	282
Others	19	72

Total unaudited pro forma revenue	333	989

(1)

Lanvin Group acquired a majority stake in Sergio Rossi in July 2021. The unaudited pro forma revenue reflects additional revenue contribution from January 2021 through the acquisition date of Sergio Rossi based on its management accounts and is added to show the 12-month pro forma contribution from Sergio Rossi.

(2)

Includes the 12-month pro forma contribution from one potential majority acquisition for the period shown. The 12-month pro forma contribution is provided for reference purposes only and may differ materially from actual results based on the timing of the acquisition, which is currently uncertain, the performance of the underlying business and other factors.

PCAC management and Lanvin Group management were in regular contact by phone and email between March and July 2022, and discussed Lanvin Group’s operations, its execution on its business plan, the timing of the Business Combination and related matters. As part of these discussions, Lanvin Group management shared with PCAC management how the Lanvin Group business was growing and the potential pipeline for growth.

In addition, on May 24, and June 15, 2022, representatives from Lanvin Group, PCAC, the Placement Agents and their respective legal counsel held conference calls to discuss Lanvin Group’s performance in 2021 and year to date 2022 and such performance compared to the Projections. As a result of these discussions and evaluations, PCAC and Lanvin Group believe that Lanvin Group continues to have significant potential growth while the actual results of Lanvin Group currently expects its actual results may differ from the Projections, the management and board of both Lanvin Group and PCAC believe that Lanvin Group’s historical and potential future performance support the pre-money equity valuation in the Business Combination.

The Projections formed only a part of the diligence undertaken by PCAC management and the PCAC Board in connection with the approval of the Business Combination and the PCAC Board’s recommendation to the PCAC shareholders. The Projections were one of several inputs in the evaluation of the Business Combination that were considered by the PCAC Board. Other inputs included the strength of Lanvin Group’s brands, the structure of the Business Combination, including the pro forma ownership of PCAC public shareholders in the combined company at various redemption levels. See also the section of this proxy statement/prospectus titled “PCAC Board of Directors’ Reasons for the Approval of the Business Combination”. In light of the number and variety of factors considered by the PCAC Board, the PCAC Board did not consider it practicable to and did not attempt to quantify or otherwise assign relative weights to any of the foregoing inputs and based its decision on all of the information available and the factors presented to and considered by it.

At the time of the approval of the Business Combination transaction, the PCAC Board was fully aware of the subjective nature of the Projections, and the fact that the Projections reflect numerous assumptions including, but not limited to, general market conditions, operational costs and regulatory changes. The PCAC Board was also aware that the Projections did not provide a guarantee of Lanvin Group’s ultimate performance. As discussed elsewhere in this proxy statement/prospectus, the Projections represented only one of the various factors considered by the PCAC Board in approving the Business Combination and recommending that PCAC shareholders approve the transaction, and the PCAC Board did not place an undue reliance on the Projections. In particular, the PCAC board did not place undue reliance on the contribution of potential new investments to the future results of Lanvin Group given the inherent uncertainty of the timing of any such investments.

Satisfaction of 80% Test

It is a requirement under PCAC’s amended and restated memorandum and articles of association that any business acquired by PCAC have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding deferred underwriting commission and tax payable on interest earned) at the time of the execution of a definitive agreement for an initial business combination.

As of March 23, 2022, the date of the execution of the Business Combination Agreement, the balance of the funds in the Trust Account was approximately $399.5 million (excluding deferred underwriting commission and tax payable on interest earned) and 80% thereof was approximately $319.6 million. Based on the fact that the $1.0 billion fair market value of Lanvin Group is significantly in excess of the threshold of approximately $319.6 million, representing 80% of the balance of the funds in the Trust Account (excluding deferred underwriting commission and tax payable on interest earned), the PCAC board determined that the fair market value of Lanvin Group was substantially in excess of 80% of the funds in the Trust Account and that the 80% test was therefore satisfied.

Interests of PCAC Directors and Officers in the Business Combination

When you consider the recommendation of the PCAC board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that the PCAC Initial Shareholders, including PCAC’s directors and executive officers and the Sponsor, have interests in such proposal that are different from, or in addition to, your interests as a shareholder or warrant holder of PCAC. The foregoing interests, and those set forth in more detail below, present a risk that the Sponsor and its affiliates will benefit from the completion of a business combination, including in a manner that may not be aligned with public shareholders; as such, the Sponsor may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public shareholders rather than liquidate. These interests include, among other things:

•

The Sponsor and PCAC’s directors and officers purchased an aggregate of 12,350,000 Founder Shares for an aggregate purchase price of $25,000 and, as of the date of this proxy statement/proxy, hold an aggregate of 11,350,000 Founder Shares (which if unrestricted and freely tradable would be valued at approximately $113,727,000, based upon the closing price of $10.02 per share on the NYSE on November 2, 2022 but, given the restrictions on such shares, we believe such shares have less value). The Sponsor purchased an aggregate of 10,280,000 private warrants from PCAC for an aggregate purchase price of $10,280,000 (which based on our quarterly third-party valuation was valued at approximately $0.13 per private placement warrant, or $1,336,400 in the aggregate, as of September 30, 2022). These private warrants are expected to have a significantly higher value at the time of the consummation Business Combination and will become worthless if we do not complete the Business Combination.

•

If the Business Combination with FFG or another business combination is not consummated by January 26, 2023 (or such later date as may be agreed by the PCAC shareholders), PCAC will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In the event of dissolution or liquidation, 12,350,000 Founder Shares (including the 11,350,000 PCAC Class B Ordinary Shares currently held by the PCAC Initial Shareholders and the 1,000,000 PCAC Class B Ordinary Shares currently held by the FPA Investors) would be worthless because the PCAC Initial Shareholders and the FPA Investors are not entitled to participate in any redemption or liquidation with respect to Founder Shares, and the PCAC Warrants will become worthless.

•

Given the differential in the purchase price that the Sponsor and PCAC directors and officers paid for the Founder Shares as compared to the price of the public shares sold in the IPO and the substantial number of LGHL Ordinary Shares that the Sponsor and PCAC’s directors and officers will receive upon conversion of the Founder Shares in connection with the Business Combination, the Sponsor and PCAC’s directors and officers and their respective affiliates may earn a positive rate of return on their investment even if the LGHL Ordinary Shares trade significantly below the price initially paid for the public shares in the IPO and the public shareholders experience a negative rate of return following the completion of the Business Combination.

•

The Investor Rights Agreement provides that the Sponsor will have the right to appoint one individual to serve as a director of LGHL after the closing of the Business Combination which such director will also be eligible for removal by the sponsor. As such, in the future, such nominee will receive any cash fees, share options or share awards that the LGHL board of directors determines to pay to its non-executive directors.

•

The Sponsor and PCAC’s directors and officers have agreed not to redeem any of the Founder Shares and public shares held by them in connection with a shareholder vote to approve a proposed initial business combination, and without any separate consideration provided by PCAC for such agreement.

•

The Sponsor and PCAC’s directors and officers have agreed to vote any Founder Shares and public shares owned by them in favor of the Business Combination, including any proposals recommended by the Board in connection with the Business Combination.

•

The Sponsor and PCAC’s directors and officers have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if PCAC fails to complete an initial business combination by January 26, 2023 (or such later date as may be approved by the PCAC shareholders pursuant to its memorandum and articles of association).

•	The continued indemnification of PCAC’s existing directors and officers and the continuation of PCAC’s directors’ and officers’ liability insurance after the Business Combination.

•

If PCAC is unable to complete a business combination within the required time period, the Sponsor will be liable for ensuring that the proceeds in the Trust Account are not reduced by the claims of potential target businesses or claims of vendors or other entities that are owed money by PCAC for services rendered or contracted for or products sold to PCAC, but only if such a vendor or target business has not executed a waiver of access to such funds.

•

The PCAC Initial Shareholders, including PCAC’s officers and directors, and their affiliates, are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on behalf of PCAC, such as identifying and investigating possible business targets and business combinations. However, if PCAC fails to consummate a business combination within the required period, the PCAC Initial Shareholders will not have any claim against the Trust Account for reimbursement. Accordingly, PCAC may not be able to reimburse these expenses if the Business Combination with FFG or another business combination, is not completed by January 26, 2023 (or such later date as may be agreed by the PCAC shareholders). As of June 30, 2022, the Sponsor had incurred $170,000 in unreimbursed out-of-pocket expenses (being administrative service fees) eligible for reimbursement by PCAC if the Business Combination, or an alternative business combination, is consummated. By a letter agreement, dated September 29, 2022, the Sponsor has waived its right to be reimbursed for the foregoing expenses.

•

Since its inception, the Sponsor has made loans from time to time to PCAC to fund certain of PCAC’s capital requirements. On July 17, 2020, PCAC issued an unsecured promissory note in the amount of up to $250,000 to an affiliate of the Sponsor, which was assigned to the Sponsor on August 24, 2020 and which note bears no interest and was payable in full upon the earlier to occur of (i) December 31, 2021 and (ii) the completion of the IPO. A total of $198,819 was drawn down in connection with the IPO and on January 26, 2021, at the closing of the IPO, $191,819 was repaid. As of June 30, 2022, there was $7,000 in borrowings outstanding under this promissory note, which is currently due on demand. Additionally, on January 28, 2022, PCAC issued an unsecured promissory note in the amount of up to $500,000 to the Sponsor, which note bears no interest and is payable on the earlier of (i) twenty-four (24) months from the closing of the IPO (or such later date as may be extended in accordance with the terms of PCAC’s memorandum and articles of association) or (ii) the date on which PCAC consummates a business combination. On February 14, 2022, PCAC drew down the full amount of the foregoing promissory note, which remains outstanding as of the date of this proxy statement/prospectus. The foregoing loan is convertible at the Sponsor’s election upon the consummation of an initial business combination into warrants of PCAC, at a price of $1.00 per warrant.

•

PCAC’s directors and officers beneficially own PCAC Ordinary Shares and warrants that will be worthless and have incurred reimbursable expenses that may not be reimbursed or repaid if the Business Combination is not approved, and such interests may have influenced their decision to approve the Business Combination. As of the date of this proxy statement/prospectus, the Sponsor and PCAC’s directors and officers have invested an aggregate of $10,982,000 (consisting of $25,000 for subscription of Founder Shares, $10,280,000 for subscription of the private placement warrants, $507,000 in aggregate principal amount of the promissory notes and $170,000 in out-of-pocket expenses which will not be reimbursed by PCAC whether or not the Business Combination, or an alternative business combination, is consummated). Based on the closing price of $10.02 per ordinary share on the NYSE as of November 2, 2022 and the value of $0.13 per private placement warrant as of

September 30, 2022, the aggregate market value with respect to the Founder Shares and private placement warrants in PCAC held by the Sponsor and PCAC’s directors and officers would be approximately $115,063,400. Thus, the aggregate market value for our Sponsor’s and PCAC’s directors and officers’ investment with respect to the Founder Shares and private placement warrants, together with the aggregate outstanding principal amount of the foregoing loans would be approximately $115,570,400.

Conflicts of Interest

All of PCAC’s officers and certain of its directors have fiduciary and contractual duties to either Primavera Capital Group or its affiliates, and to certain companies in which either of them has invested or which either of them has sponsored. None of the members of PCAC’s management team who are also employed by the Sponsor or its affiliates have any obligation to present PCAC with any opportunity for a potential business combination of which they become aware, subject to his or her fiduciary duties under Cayman Islands law. The Sponsor and PCAC’s directors and officers are also not prohibited from sponsoring, investing or otherwise becoming involved with any other blank check companies, including in connection with their initial business combinations, prior to PCAC completing its initial business combination, and any such involvement may result in conflicts of interest as described herein.

PCAC’s memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as PCAC; and (ii) PCAC renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and PCAC, on the other. PCAC’s directors and officers are also not required to commit any specified amount of time or resources to PCAC’s affairs, including its management team who will be spending material business time on their other duties, and, accordingly, will have conflicts of interest in allocating management time and resources among various business activities, including identifying potential business combinations and monitoring the related due diligence.

PCAC’s directors and officers presently have, and any or all of them in the future may have, additional fiduciary or contractual obligations to other entities (including other special purpose acquisition companies they are or may become involved with) pursuant to which such officer or director may be required to present a business combination opportunity to such entity. Accordingly, if any of PCAC’s directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to his or her fiduciary duties under Cayman Islands law. PCAC does not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect its ability complete the Business Combination. Moreover, PCAC is not aware of any officer or director of PCAC who was required to forego presenting any opportunity to acquire a target business to PCAC as a result of a pre-existing fiduciary contractual obligation and, to its knowledge, the waiver of the corporate opportunities doctrine in the current memorandum and articles association did not impact PCAC’s search for an acquisition target.

In addition, the Sponsor or any of its affiliates may make additional investments in PCAC in connection with the Business Combination, although PCAC’s sponsor and its affiliates have no obligation or current intention to do so. If the Sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence the Sponsor’s motivation to complete the Business Combination.

Below is a table summarizing the entities to which PCAC’s directors and officers currently have fiduciary duties or contractual obligations that may pose a material conflict of interest with us:

Individual	Entity	Entity’s Business	Affiliation
Tong (Max) Chen	Primavera Capital Group	Financial Services	Partner
	LinkSure Global Holding Limited	Technology	Director
	Vitaco Holdings Limited	Consumer	Director
	Interra Acquisition Corporation	Special Purpose Acquisition Company	Executive Director

Muktesh Pant	Beyond Meat, Inc.	Consumer	Director

Chenling Zhang.	Yuanyuyi Industrial Co. Ltd.	Consumer	Executive Director

Teresa Teague	TTB Partners Ltd.	Financial Services	Co-Founder, Director
	TT Bond Partners	Financial Services	Director

Sonia Cheng	New World Development Co. Ltd.	Conglomerate	Executive Director
	Chow Tai Fook Jewellery Group Limited	Banking & Financial Services	Independent Non-executive, Director
	New World Hotel Management Limited (t/a Rosewood Hotel Group)	Hotel Management Services	Director and Chief Executive Officer

Certain Engagements in Connection with the Business Combination and Related Transactions

Citigroup Global Markets Inc. (“Citi”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Cantor Fitzgerald & Co. (“Cantor”) are acting as joint placement agents to PCAC with respect to the portion of the PIPE Investment raised from investors, excluding existing investors of PCAC or Lanvin Group and natural persons or other non-institutional investors. In such capacity, Citi, Credit Suisse and Cantor will also provide certain limited services (such as assistance in coordinating meetings) with respect to institutional existing investors. Citi, Credit Suisse and Cantor will not earn any fees from the portion of the PIPE Investment raised from certain existing investors of Lanvin Group and their affiliates and natural persons or other non-institutional investors. Cantor is acting as financial advisor to Lanvin Group in connection with the Business Combination. Each of Citi and Credit Suisse is acting as capital markets advisor to PCAC in connection with the Business Combination. In connection with such engagements, each of Citi, Credit Suisse and Cantor (or each of its respective affiliates) will receive fees and expense reimbursements customary for a PIPE transaction and business combination (in each case subject to the terms and conditions of its respective engagement letters with PCAC and Lanvin Group). Citi and Credit Suisse, as underwriters of PCAC’s IPO, are entitled to receive the deferred underwriting commission of $14,490,000 in the aggregate, subject to the terms of the underwriting agreement, which will become payable upon completion of the Business Combination.

In addition, each of Citi, Credit Suisse and Cantor (together with each of their respective affiliates) is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, wealth management, investment research, principal investing, lending, financing, hedging, market making, brokerage and other financial and non-financial activities and services. In addition, each of Citi, Credit Suisse and Cantor and their respective affiliates may provide investment banking and other commercial dealings to PCAC, Lanvin Group and their respective affiliates in the future, for which they would expect to receive customary compensation. In the ordinary course of their business activities, Citi, Credit Suisse or Cantor and their respective affiliates, officers, directors and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of PCAC, Lanvin Group or their respective affiliates. Citi, Credit Suisse, Cantor and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Recommendation of PCAC’s Board of Directors

After careful consideration of the matters described above, particularly Lanvin Group’s historical record of growth, potential for growth and profitability, the experience of Lanvin Group’s management and Lanvin Group’s competitive positioning, customer relationships, and technical skills, PCAC’s board unanimously approved each of the Business Combination Proposal, the Merger Proposal and the Adjournment Proposal, if presented, and unanimously recommended that you vote or give instructions to vote “FOR” each of these proposals.

The foregoing discussion of the information and factors considered by the PCAC board of directors is not meant to be exhaustive, but includes the material information and factors considered by the PCAC board of directors.

Amended and Restated LGHL Article of Association

Pursuant to the Business Combination Agreement, prior to the consummation of the Business Combination, the board of directors and shareholders of LGHL will amend and restate LGHL’s Article of Association. The Amended and Restated LGHL Article of Association will reflect the following material differences from PCAC’s current memorandum and articles of association:

	PCAC	LGHL
Organizational Documents	Memorandum and Articles of Association	Amended LGHL Articles

Authorized Shares	PCAC’s authorized share capital is US$44,100 divided into 400,000,000 Class A ordinary shares of par value of US$0.0001 each, 40,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each.	LGHL’s authorized share capital is US$50,000 divided into (a) 49,984,999,999 ordinary shares with a par value of US$0.000001 each, (b) 15,000,000 non-voting ordinary shares with a par value of US$0.000001 each and (c) 1 convertible preference share with a par value of US$0.000001 each.

Dividends	Subject to Cayman Companies Act and the PCAC amended and restated memorandum and articles of association and except as otherwise provided by the rights attached to any Ordinary Shares, the PCAC directors may resolve to pay dividends and other distributions on PCAC Shares in issue and authorize payment of the dividends or other distributions	Subject to rights and restrictions attached to any class of shares, the Amended LGHL Articles and the Cayman Companies Act immediately after the Closing (as appropriately adjusted for share combination, share sub-division, share dividends and similar events), the directors may from time to time declare dividends (including interim dividends) and

	PCAC	LGHL
out of the funds of PCAC lawfully available therefor. A dividend shall be deemed to be an interim dividend unless the terms of the resolution pursuant to which the PCAC directors resolve to pay such dividend specifically state that such dividend shall be a final dividend. No dividend or other distribution shall be paid except out of the realized or unrealized profits of PCAC, out of the share premium account or as otherwise permitted by law other distributions on shares in issue and authorize payment of the same out of the funds of LGHL lawfully available therefor.

Subject to rights and restrictions attached to any class of shares and the Amended LGHL Articles, LGHL shareholders may by ordinary resolution declare dividends, but no dividend may exceed the amount recommended by the directors.

The directors when paying dividends to the shareholders may make such payment either in cash or in specie.

Preemptive Rights	None.	None.

Number of Directors	PCAC’s board of directors shall consist of not less than one director, provided PCAC may, by ordinary resolution (simple majority standard), change the limits in number of directors.	LGHL’s board of directors shall consist of not less than one director, provided LGHL’s board of directors may, by resolution, change the limits in the number of directors. Directors shall be appointed subject to “Election/Removal of Directors” below.

Classification of Board of Directors	Classified board with staggered elections; three classes of directors with the number of Directors in each class shall be as nearly equal as possible.	No classified board.

Removal of Directors	Prior to the closing of a business combination, PCAC may appoint or remove any director by ordinary resolution of the holders of PCAC Class B ordinary shares. Prior to the closing of a business combination, holders of PCAC Class A ordinary shares have no right to vote on the appointment or removal of any director.

The Sponsor is entitled to appoint one director and remove such director at any time (subject to the Sponsor holding 50% of the LGHL Ordinary Shares held by it on the listing date of the Shares on the NYSE).

The remaining directors of LGHL shall be nominated for appointment by the nominating committee from time to time in consultation with the Sponsor and in accordance with the nominating committee’s policies and procedures and shall hold office until such time as they are removed from office by ordinary resolution of the shareholders or in accordance with the Amended LGHL Articles.

	PCAC	LGHL

Vacancies on the Board of Directors	The directors may appoint any person to be a director to fill a vacancy provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the PCAC Articles as the maximum number of directors.

Subject to the Amended LGHL Articles, the office of director shall be vacated, if the director:

(a)   becomes bankrupt or makes any arrangement or composition with their creditors;

(b)   dies or is found to be or becomes of unsound mind;

(c)   resigns their office by notice in writing to LGHL;

(d)   is removed from office by ordinary resolution of the shareholders;

(e)   is removed from office by notice addressed to them at their last known address and signed by all of their co-directors (not being less than two in number); or

(f)   is removed from office pursuant to any other provision of the Amended LGHL Articles.

The directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person nominated by the nominating committee as a director, to fill a casual vacancy on the board, or as an addition to the existing board.

Board Meeting Quorum	The quorum for the transaction of the business of the PCAC directors may be fixed by the PCAC directors, and unless so fixed shall be a majority of the PCAC directors then in office.	The quorum necessary for the transaction of the business of the directors may be fixed by the directors and unless so fixed, if there be two or more directors the quorum shall be two, and if there be one director the quorum shall be one.

Powers of Directors	Subject to the provisions of the Cayman Companies Act, the PCAC Articles and to any directions given by special resolution, the business of PCAC shall be managed by the directors who may exercise all the powers of PCAC. No alteration of the	Subject to the Cayman Companies Act, the LGHL Articles and to any resolutions passed in general meeting, the business of LGHL shall be managed by the directors, who may pay all expenses incurred in setting up and registering LGHL and may

	PCAC	LGHL
	PCAC Articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. Exercise of these powers by the directors is subject always to the fiduciary duties of the directors to PCAC.	exercise all powers of LGHL. No resolution passed by LGHL in general meeting shall invalidate any prior act of the directors that would have been valid if that resolution had not been passed. Exercise of these powers by the directors is subject always to the fiduciary duties of the directors to LGHL, as described in this Registration Statement.

Interested Directors

No person shall be disqualified from the office of director or prevented by such office from contracting with PCAC, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of PCAC in which any director shall be in any way interested be or be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to PCAC for any profit realized by or arising in connection with any such contract or transaction by reason of such director holding office or of the fiduciary relationship thereby established. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

A general notice that a director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with LGHL shall declare the nature of their interest at a meeting of the directors. A general notice given to the directors by any director to the effect that they are to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. Subject to the rules of any designated stock exchange on which the Shares may be listed and disqualification by the chair of the relevant Board meeting, a director may vote in respect of any contract or proposed contract or arrangement notwithstanding that they may be interested therein and if they do so their vote shall be counted and they may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

A director may hold any other office or place of profit under LGHL (other than the office of auditor) in conjunction with their office of director for such period and on such terms (as to remuneration and otherwise) as the directors may determine and no director or intending director shall be disqualified by their

	PCAC	LGHL
office from contracting with LGHL either with regard to their tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of LGHL in which any director is in any way interested, be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to LGHL for any profit realized by any such contract or arrangement by reason of such director holding that office or of the fiduciary relation thereby established. A director, notwithstanding their interest, may be counted in the quorum present at any meeting of the directors whereat such director or any other director is appointed to hold any such office or place of profit under LGHL or whereat the terms of any such appointment are arranged and they may vote on any such appointment or arrangement

Notice of Shareholder Meeting	At least five clear days’ notice must be given of any general meeting of PCAC.	At least seven clear days’ notice must be given of any general meeting of LGHL.

Right to Call Extraordinary Shareholder Meetings	Shareholders holding at the date of deposit of the requisition not less than thirty (30%) in par value of the issued PCAC Shares may requisition the directors to convene an extraordinary general meeting of PCAC.

The directors of LGHL may, whenever they think fit, convene a general meeting of LGHL.

Shareholders holding at the date of deposit of the requisition not less than ten percent (10%) of the paid up voting share capital of LGHL may requisition the directors to convene an extraordinary general meeting of LGHL.

Shareholder Meeting Quorum

The holders of a majority of the PCAC Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum for a general meeting of PCAC.

If PCAC’s board of directors proposes to materially and adversely vary the rights of any

No business will be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. One or more shareholders holding at least one-third (1/3) of the paid up voting share capital of LGHL present and entitled to vote at that meeting shall form a quorum.

	PCAC	LGHL
particular class of shares, the necessary quorum shall be at least one (1) person holding or representing by proxy at least one-thirds of the issued shares of the class.

If LGHL’s board of directors propose to materially adversely vary or abrogate the rights of any particular class of shares, with the sanction of a resolution passed at a separate meeting of the holders of the shares of such class, the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued shares of the relevant class.

Shareholder Meeting Voting Requirements

A resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

Subject to any rights or restrictions attached to any Shares, every Member present in any such manner shall have one vote for every Share of which he is the holder.

A resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken in such manner as the chair directs, and the result of the poll shall be deemed to be the resolution of the meeting.

No shareholder of LGHL shall be entitled to vote at any general meeting of LGHL unless all calls, if any, or other sums presently payable by them in respect of shares carrying the right to vote held by them have been paid.

Subject to any rights and restrictions for the time being attached to any share of LGHL, on a poll every Shareholder (other than the holders of LGHL Non-Voting Shares and Convertible Preference Share) and every Person representing a Shareholder by proxy shall have one vote for each Share of which they or the Person represented by proxy is the holder

The holders of LGHL Non-Voting Shares and LGHL Convertible Preference Share shall have no right to receive notices of or to attend general meetings, or to vote on any resolution of shareholders.

Shareholder Action by Written Consent	Unanimous written resolution required to pass a resolution without a meeting.	Resolutions of shareholders in writing in lieu of a general meeting are not permitted.

Cumulative Voting	Holders of PCAC Shares will not have cumulative voting rights.	Holders of LGHL Ordinary Shares will not have cumulative voting rights.

Shareholder Director Nominations	No explicit right. Shareholders may attempt seek shareholder resolutions for director appointments in accordance with “Right to Call Special Shareholder Meetings” above.	The Sponsor shall be entitled to appoint one individual to serve as a director of LGHL (subject to the Sponsor holding 50% of the LGHL Ordinary Shares held by it on the listing date of the Shares on the NYSE).

	PCAC	LGHL

The remaining directors of LGHL will be nominated for appointment by the nominating committee of the board of directors of LGHL from time to time in consultation with the Sponsor and in accordance with the nominating committee’s policies and procedures.

Shareholder Proposals	Shareholders may attempt seek shareholder resolutions for proposals in accordance with “Right to Call Special Shareholder Meetings” above.

Shareholders may attempt seek shareholder resolutions for proposals in accordance with “Right to Call Special Shareholder Meetings” above.

Shareholders of LGHL are not provided with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Indemnification of Directors and Officers

Every PCAC director and officer (which for the avoidance of doubt, shall not include auditors of PCAC), together with every former director and former officer (each an “Indemnified Person”) shall be indemnified out of PCAC’s assets against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, willful neglect or willful default.

PCAC directors, on behalf of PCAC, may purchase and maintain insurance for the benefit of any PCAC director or officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to PCAC.

To the maximum extent permitted by applicable law, every director and officer (but not including the auditors) of LGHL, will be indemnified out of the assets and funds of LGHL against any actions, proceedings, costs, charges, expenses, losses, damages or liabilities, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own dishonesty, willful default or fraud as determined by a court of competent jurisdiction in or about the conduct of LGHL’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions.

Amendment of memorandum and articles of association	Pursuant to Cayman Companies Act, the PCAC amended and restated memorandum and articles of association may only be amended by a special resolution of	Pursuant to Cayman Companies Act, the LGHL Articles may only be amended by a special resolution of the shareholders (66 2⁄3% of shareholders who vote

	PCAC	LGHL
the shareholders (66 2⁄3% of shareholders who vote at a general meeting where there is a quorum). Provided that, prior to the closing of a business combination, Article 29.1 (Appointment and Removal of Directors) may only be amended by a special resolution of the shareholders passed by at least 90% of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, or by way of unanimous written resolution.

at a general meeting where there is a quorum).

The rights, privileges, conditions and restrictions of the LGHL Non-Voting Shares and the LGHL Convertible Preference Share respectively set out in the LGHL Articles will not be amended, varied or otherwise modified without the written approval of Meritz (as long as Meritz holds such shares).

Approval of Mergers	Any merger or consolidation of PCAC with one or more constituent companies shall require the approval of a special resolution (66 2⁄3% of shareholders who vote at a general meeting where there is a quorum).	Any merger or consolidation of LGHL with one or more constituent companies shall require the approval of a special resolution (66 2⁄3% of shareholders who vote at a general meeting where there is a quorum).

Approval of Mergers with Interested Shareholders	As above.	As above.

Dissenter’s Rights	Dissenter rights are a statutory mechanism available to PCAC shareholders pursuant to the Cayman Companies Act in the circumstances specified therein.	Dissenter rights are a statutory mechanism available to LGHL shareholders pursuant to the Cayman Companies Act in the circumstances specified therein.

Required Purchase and Sale of Shares; Short Form Merger

Right for shareholders to require repurchase/redemption of shares:

(a) by way of a tender offer in connection with a business combination proposal; or

(b) in circumstances where PCAC does not consummate a business combination by 24 months from the IPO.

LGHL may purchase its own shares on such terms and in such manner as the directors may agree with any shareholder, but shareholders have no right of redemption or repurchase.

Inspection of Books and Records; Shareholder Lists	The directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of PCAC or any of them shall be open to the inspection of members not being directors and no member (not being a director) shall have any right of inspecting any account or book or document of the company except as conferred by the

The books of account shall be kept at the registered office, or at such other place or places as the directors of LGHL think fit, and shall always be open to the inspection of the directors.

The directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and

	PCAC	LGHL
	Cayman Companies Act or authorized by the directors or by the company in general meeting.	books of LGHL or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right of inspecting any account or book or document of LGHL except as conferred by law or authorized by the directors or by ordinary resolution meeting where there is a quorum.

Class Actions and Derivative Suits	Not applicable.	Not applicable (subject to applicable common law principles).

Dissolution and Winding Up	The PCAC amended and restated memorandum and articles of association provide that if PCAC does not consummate a business combination (as defined in the PCAC amended and restated memorandum and articles of association) within twenty-four months after the consummation of PCAC’s initial public offering (or such later time as the shareholders may approve in accordance with the PCAC Articles), PCAC will cease all operations except for the purposes of winding up and will redeem the shares issued in PCAC’s initial public offering and liquidate its trust account.

No time limit is placed on the corporate existence of LGHL. LGHL can therefore be liquidated and wound up in accordance with the provisions Cayman Companies Act, either by special resolution of the shareholders by way of a voluntary winding up, by ordinary resolution of the shareholders by way of a voluntary winding up if LGHL is unable to pay its debts as they fall due, or by the order of the court as a compulsory winding up.

Subject to the rights attaching to any shares, in a winding up:

(a) if the assets available for distribution amongst the shareholders are insufficient to repay the whole of LGHL’s issued share capital, such assets will be distributed so that, as nearly as may be, the losses be borne by the shareholders in proportion to the par value of the shares held by them; or

(b) if the assets available for distribution amongst the shareholders are more than sufficient to repay the whole of LGHL’s issued share capital at the commencement of the winding up, the surplus will be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies

	PCAC	LGHL

payable to LGHL for unpaid calls or otherwise.

If LGHL is wound up, the liquidator may, subject to the rights attaching to any shares and with the approval of an ordinary resolution and any other approval required by the Cayman Companies Act, divide amongst the shareholders in specie or kind the whole or any part of the assets of LGHL (whether they shall consist of property of the same kind or not) and may for that purpose value any assets as they deem fair and determine how the division will be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like approval, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.

Rights of Non-Voting Shares and Convertible Preference Share	None

A holder of LGHL Non-Voting Shares will have the right to convert LGHL Non-Voting Shares held by such holder to LGHL Ordinary Shares.

LGHL Non-Voting Share does not confer on its holder any right to appoint any director or the right to receive notices of or to attend general meetings, or to vote on any resolution of members.

LGHL Convertible Preference Share does not confer on its holder any right to appoint any director or the right to receive notices of or to attend general meetings, or to vote on any resolution of members.

LGHL Convertible Preference Share is convertible into an aggregate number of up to 15,000,000 LGHL Non-Voting Share and/or LGHL Ordinary Shares, with the actual number to be calculated based on factors including average closing share price of LGHL.

Holder of LGHL Convertible Preference Share is entitled to (i) a cash dividend in the amount of $1.0 million to be paid six months after October 20, 2022, and (ii) a cash dividend of $2.0 million per annum for two years from October 20, 2023 to be paid quarterly with the first quarterly payment made on the date that falls 15 months October 20, 2022 and the last quarterly payment made on the third anniversary of October 20, 2022.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with IFRS 3, Business Combinations. Under this method of accounting, PCAC will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the following factors:

•	FFG’s shareholders will have the largest voting interest in LGHL under both the no redemption and maximum redemption scenarios;

•	The board of directors of LGHL will have seven members, of which FFG has the ability to nominate the majority of the members of the board;

•	FFG’s senior management will be appointed as the senior management of LGHL; and

•	The main business of LGHL immediate following consummation of the Business Combination will comprise of the ongoing operations of FFG.

Regulatory Matters

The Business Combination Agreement and the transactions contemplated by the Business Combination Agreement are not subject as a closing condition to any additional federal, state or foreign regulatory requirement or approval pursuant to relevant laws, rules and regulations currently in effect, except for the termination or expiration of the waiting period applicable to the consummation of the transactions contemplated by the Business Combination Agreement under the HSR Act and filings with the registrar of the Cayman Islands necessary to effectuate the transactions contemplated by the Business Combination Agreement.

Required Vote and Recommendation of the Board

The approval of the Business Combination Proposal will require the affirmative vote of the holders of a majority of the votes cast by holders of PCAC Ordinary Shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the Business Combination Proposal. Additionally, the Business Combination will not be consummated if, upon consummation of the Business Combination, LGHL has less than $5,000,001 of net tangible assets after taking into account the holders of public shares that properly demanded that PCAC redeem their public shares for their pro rata share of the Trust Account or if the Minimum Cash Condition is not satisfied or waived.

The approval of the Business Combination Proposal is a condition to the consummation of the Business Combination. If the Business Combination Proposal is not approved, the other proposals (except an Adjournment Proposal, as described below) will not be presented to the shareholders for a vote.

THE PCAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE PCAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

THE MERGER PROPOSAL

The Merger Proposal is required to approve the merger of PCAC with Merger Sub 1 in accordance with the PCAC Articles and the Cayman Companies Act, assuming the Business Combination Proposed is approved and adopted.

Pursuant to the PCAC Articles and the Cayman Companies Act, the approval of the Merger Proposal (being the approval and authorization of the Initial Merger, the approval of the Plan of Merger, the authorization of the entry by PCAC of the Plan of Merger, the execution of the Plan of Merger by any director of PCAC, the adoption of the memorandum and articles of association of Lanvin Group Heritage I Limited (being the surviving company of the Initial Merger) as the memorandum and articles of association of the surviving company and the approval of all actions and any documents executed prior to or after the date of the extraordinary general meeting by the directors in connection with the Initial Merger, will each require a special resolution under Cayman Islands law, being the affirmative vote of majority of at least two-thirds of such members as, being entitled to do so, vote in person at the extraordinary general meeting or, by proxy at a the extraordinary general meeting. In computing the majority, as poll voting will be used, regard will be had to the number of votes to which each member is entitled by the PCAC Articles.

Consequences if the Merger Proposal is not Approved

If the Merger Approval is not approved by the shareholders, PCAC will not be authorized to merge with Merger Sub 1 as a matter of the PCAC Articles and the Cayman Companies Act. In such event, the Business Combination would not be completed.

Required Vote and Recommendation of the Board

The approval of the Merger Proposal (being the approval and authorization of the Initial Merger, the approval of the Plan of Merger, the authorization of the entry by PCAC of the Plan of Merger, the execution of the Plan of Merger by any director of PCAC, the adoption of the memorandum and articles of association of Lanvin Group Heritage I Limited (being the surviving company of the Initial Merger) as the memorandum and articles of association of the surviving company and the approval of all actions and any documents executed prior to or after the date of the extraordinary general meeting by the directors in connection with the Initial Merger, will each require a special resolution under Cayman Islands law, being the affirmative vote of majority of at least two-thirds of such members as, being entitled to do so, vote in person at the Special Meeting or, by proxy at a the Special Meeting. In computing the majority, as poll voting will be used, regard will be had to the number of votes to which each member is entitled by the PCAC Articles. Abstentions and broker non-votes will have no effect on the Merger Proposal. Adoption of the Merger Proposal is conditioned upon the adoption of the Business Combination Proposal.

THE PCAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PCAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows PCAC’s board of directors to submit a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the consummation of the Business Combination. In no event will PCAC solicit proxies to adjourn the Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under its amended and restated memorandum and articles of association and Cayman Islands law. The purpose of the Adjournment Proposal is to provide more time for the PCAC Initial Shareholders, Lanvin Group and FFG shareholders to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the Business Combination Proposal and to meet the requirements that are necessary to consummate the Business Combination. See the section entitled “The Business Combination Proposal — Interests of PCAC Directors and Officers in the Business Combination”.

In addition to an adjournment of the Special Meeting upon approval of an adjournment proposal, the board of directors of PCAC is empowered under Cayman Islands law to postpone the Special Meeting at any time prior to the Special Meeting being called to order. In such event, PCAC will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its shareholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If an adjournment proposal is presented to the Special Meeting and is not approved by the shareholders, PCAC’s board of directors may not be able to adjourn the Special Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the consummation of the Business Combination (because either the Business Combination Proposal is not approved or the conditions to consummating the Business Combination have not been met). In such event, the Business Combination would not be completed.

Required Vote and Recommendation of the Board

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of PCAC Ordinary Shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the Adjournment Proposal. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

THE PCAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PCAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

CERTAIN TAX CONSIDERATIONS

Certain United States Federal Income Tax Considerations

The following section describes certain U.S. federal income tax considerations to U.S. holders (as defined below) of PCAC Ordinary Shares and PCAC Warrants (collectively, the “PCAC Securities”) that elect either (i) to participate in the Business Combination, including owning and disposing of LGHL Ordinary Shares and LGHL Warrants (collectively, the “LGHL Securities”), or (ii) to have their PCAC Ordinary Shares redeemed for cash. This discussion addresses only those PCAC holders that hold their PCAC Securities and, after completion of the Business Combination, LGHL Securities, as a capital asset within the meaning of Section 1221 of the Code and does not address all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

•	insurance companies;

•	real estate investment trusts or regulated investment companies;

•	persons who hold or receive PCAC Ordinary Shares as compensation;

•	individual retirement and other tax-deferred accounts;

•	persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar;

•	financial institutions;

•	partnerships or other pass-through entities for U.S. federal income tax purposes;

•	tax-exempt organizations;

•	dealers or brokers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	persons holding PCAC Ordinary Shares as part of a “straddle”, “hedge”, “conversion transaction”, “synthetic security” or other integrated investment;

•	persons owning or deemed to own 10% or more of PCAC Ordinary Shares or, following the Business Combination, LGHL Ordinary Shares (by vote or value);

•	persons liable for the alternative minimum tax; and

•	persons required to accelerate the recognition of any item of gross income with respect to PCAC Ordinary Shares as a result of such income being recognized on an applicable financial statement.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of PCAC Securities that is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes holds PCAC Securities, the tax treatment of a partner in the partnership (or other pass-through entity) will depend on the status of the partner, the activities of the partnership (or other pass-through entity) and certain determinations made at the partner level. Accordingly, partnerships holding PCAC Securities and the partners in such partnerships (or other pass-through entities) should consult their tax advisors regarding the U.S. federal income tax consequences to them of the matters discussed herein.

This discussion is based upon the Code, applicable U.S. treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change or differing interpretation, possibly with retroactive effect. This discussion does not contain a detailed description of all the U.S. federal income tax consequences of the Business Combination, or that are relevant to U.S. holders of PCAC Securities in light of their particular circumstances, and does not address the Medicare tax on net investment income, U.S. federal estate and gift taxes or the effects of any state, local or non-U.S. tax laws.

Neither PCAC nor Lanvin Group intends to request any ruling from the Internal Revenue Service (the “IRS”) as to the U.S. federal income tax consequences of the Business Combination and there can be no assurance that the IRS will agree with the discussion set out below.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BUSINESS COMBINATION AND THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF PCAC SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS AND THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDING LGHL ORDINARY SHARES AND LGHL WARRANTS FOLLOWING THE BUSINESS COMBINATION TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF LGHL SECURITIES.

Certain U.S. Federal Income Tax Considerations of Participating in the Business Combination

This section is addressed to U.S. holders of PCAC Securities that elect to participate in the Business Combination. It is intended that the merger of PCAC and Merger Sub 1 together with the exchange of PCAC Securities for LGHL Securities will qualify as a reorganization described in Section 368 of the Code. However, there can be no assurance that the IRS will not successfully challenge this position, and if so then the exchange of PCAC Ordinary Shares for LGHL Ordinary Shares will be a taxable exchange, and the tax consequences described herein will be materially different from those described below. The remainder of this discussion assumes that the transactions described above qualify as an exchange described in Section 368 of the Code. U.S. holders should consult their own tax advisors as to the particular consequences to them of the exchange of PCAC Securities for LGHL Securities pursuant to the Business Combination and the qualification of the merger of PCAC and Merger Sub 1 and the exchange of PCAC Securities for LGHL Securities as a reorganization described in Section 368 of the Code.

A U.S. holder who owns PCAC Securities and who exchanges such Securities for LGHL Securities will generally not recognize gain or loss. However, the treatment of LGHL Ordinary Shares received by U.S. holders pursuant to the potential incentive arrangement is not entirely clear, and it is possible that the IRS may assert that the receipt of such shares should be taxable to such holders as ordinary income. This discussion assumes that a holder of PCAC Ordinary Shares does not recognize gain or loss upon the exchange of PCAC Ordinary Shares for LGHL Ordinary Shares. The aggregate tax basis for U.S. federal income tax purposes of the LGHL Securities received by such a U.S. holder in the Merger will be the same as the aggregate adjusted tax basis of the PCAC Securities surrendered in exchange therefor. The holding period of the LGHL Securities received in the Merger by such U.S. holder will include the period during which the PCAC Securities exchanged therefor were held by such U.S. holder. U.S. holders that acquired PCAC Ordinary Shares or PCAC Warrants at different times or at different prices should consult their own tax advisors regarding the determination of basis and holding period.

Certain U.S. Federal Income Tax Considerations of Owning LGHL Securities

This section is addressed to U.S. holders of PCAC Securities that receive LGHL Securities pursuant to the Business Combination.

Taxation of Dividends and Other Distributions on LGHL Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of distributions made by LGHL to you with respect to the LGHL Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of LGHL’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the PFIC rules discussed below, to the extent that the amount of the distribution exceeds LGHL’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your LGHL Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate LGHL’s earnings and profits under U.S. federal income tax principles. Therefore, a U.S. holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

With respect to non-corporate U.S. holders, including individual U.S. holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the LGHL Ordinary Shares are readily tradable on an established securities market in the United States, (2) LGHL is not a PFIC (as discussed below) for either the taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. As discussed below under “— PFIC Rules”, LGHL may be treated as a PFIC with respect to U.S. holders exchanging PCAC Ordinary Shares for LGHL Ordinary Shares and accordingly, the lower capital gains rate may not be available with respect to dividends on such shares. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to LGHL Ordinary Shares.

With respect to corporate U.S. holders, the dividends will generally not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

Taxation of Dispositions of LGHL Securities

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a LGHL Ordinary Share or LGHL Warrant equal to the difference between the amount realized (in U.S. dollars) for the LGHL Ordinary Share or LGHL Warrant, as applicable, and your tax basis (in U.S. dollars) in the LGHL Ordinary Share or LGHL Warrant, as applicable. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. holder, including an individual U.S. holder, with a holding period of more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Exercise, Lapse or Redemption of a LGHL Warrant

Subject to the PFIC rules discussed below, and except as discussed below with respect to the cashless exercise of a warrant, you generally will not recognize gain or loss upon the acquisition of a LGHL Ordinary Share on the exercise of a LGHL Warrant for cash. Your tax basis in a LGHL Ordinary Share received upon exercise of the LGHL Warrant generally will be an amount equal to the sum of your tax basis in the LGHL Warrant exchanged therefor and the exercise price. Your holding period for a LGHL Ordinary Share received upon exercise of the LGHL Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the LGHL Warrant and will not include the period during which you held the LGHL Warrant. If a LGHL Warrant is allowed to lapse unexercised, you generally will recognize a capital loss equal to your tax basis in the LGHL Warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. In either tax-free situation, your tax basis in the LGHL Ordinary Shares received generally would equal your tax basis in the LGHL Warrants. If the cashless exercise is not treated as a realization event, it is unclear whether your holding period for the LGHL Ordinary Shares will commence on the date of exercise of the LGHL Warrant or the day following the date of exercise of the LGHL Warrant. If the cashless exercise is treated as a recapitalization, the holding period of the LGHL Ordinary Shares would include the holding period of the LGHL Warrants.

It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the LGHL Warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining LGHL Warrants, which would be deemed to be exercised. For this purpose, a you may be deemed to have surrendered a number of LGHL Warrants having an aggregate value equal to the exercise price for the total number of warrants to be deemed exercised. Subject to the PFIC rules discussed below, you would recognize capital gain or loss in an amount equal to the difference between the exercise price for the total number of LGHL Warrants deemed exercised and your tax basis in such LGHL Warrants. In this case, your tax basis in the LGHL Ordinary Shares received would equal your tax basis in the LGHL Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. It is unclear whether your holding period for the LGHL Ordinary Shares would commence on the date of exercise of the warrant or the day following the date of exercise of the LGHL Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, you should consult your tax advisor regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules discussed below, if LGHL redeems warrants for cash or purchases warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “— Exercise, Lapse or Redemption of a LGHL Warrant”.

Possible Constructive Distributions

The terms of each LGHL Warrant provide for an adjustment to the number of LGHL Ordinary Shares for which the LGHL Warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. holder of LGHL Warrants would, however, be treated as receiving a constructive distribution from LGHL if, for example, the adjustment increases such U.S. holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of LGHL Ordinary Shares that would be obtained upon exercise or through a decrease to the exercise price of a LGHL Warrant) as a result of a distribution of cash or other property to the holders of LGHL Ordinary Shares which is taxable to the U.S. holders of such LGHL Ordinary Shares as described under “— Taxation of Dividends and Other Distributions on LGHL Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest, and would increase a U.S. holder’s adjusted tax basis in its LGHL Warrants to the extent that such distribution is treated as a dividend.

PFIC Rules

A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income; or

•

at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

For purposes of the PFIC rules, a corporation is treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, at least 25% (by value) of the shares. Accordingly, for purposes of these rules, LGHL will be treated as owning the assets and earning the income of its 25% owned subsidiaries.

PCAC believes it was a PFIC for the taxable year ended December 31, 2021, and thus it is expected that LGHL will be treated as a PFIC with respect to you for the taxable year of the Business Combination and for foreseeable future taxable years even if LGHL does not meet the test for PFIC status unless you make a special “purging” election to recognize gain as if your LGHL Ordinary Shares had been sold on the last day of the last taxable year during which LGHL was a PFIC (as described below). You are urged to consult your own tax advisor about this election.

During any taxable year(s) in which LGHL is treated as a PFIC and you hold LGHL Ordinary Shares or LGHL Warrants, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the LGHL Ordinary Shares or LGHL Warrants, unless, with respect to LGHL Ordinary Shares, you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the LGHL Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the LGHL Ordinary Shares or LGHL Warrants;

•

the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which LGHL was a PFIC, will be treated as ordinary income, and

•

the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the LGHL Ordinary Shares or LGHL Warrants cannot be treated as capital gains, even if you hold the LGHL Ordinary Shares or LGHL Warrants as capital assets.

If LGHL is treated as a PFIC and, at any time, has a non-U.S. subsidiary that is classified as a PFIC, a U.S. holder generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if LGHL (or a subsidiary of LGHL) receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. U.S. holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year in which you hold (or are deemed to hold) LGHL Ordinary Shares and for which LGHL is determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the LGHL Ordinary Shares as of the close of such taxable year over your adjusted basis in such LGHL Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the LGHL Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the LGHL Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the LGHL Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the LGHL Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such LGHL Ordinary Shares. Your basis in the LGHL Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by LGHL, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on LGHL Ordinary Shares” generally would not apply. Currently, a mark-to-market election may not be made with respect to LGHL Warrants.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including NYSE. If the LGHL Ordinary Shares are regularly traded on NYSE and if you are a holder of LGHL Ordinary Shares, the mark-to-market election would be available to you during the taxable years in which LGHL is treated as a PFIC.

Alternatively, a U.S. holder of stock (but not warrants) in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. LGHL does not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

If you do not make a timely “mark-to-market” election (as described above), at any time during the period you hold LGHL Ordinary Shares and LGHL is treated as a PFIC, then such LGHL Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if LGHL ceases to be a PFIC in a future year, unless you make a “purging election” for the year LGHL ceases to be a PFIC. A “purging election” creates a deemed sale of such LGHL Ordinary Shares at their fair market value on the last day of the last year in which LGHL is treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the LGHL Ordinary Shares on the last day of the last year in which LGHL is treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your LGHL Ordinary Shares for tax purposes.

You will generally be required to file IRS Form 8621 if you hold LGHL Ordinary Shares in any year in which LGHL is treated as a PFIC. You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in LGHL Securities and the elections discussed above.

Certain U.S. Federal Income Tax Considerations of Exercising Redemption Rights

This section is addressed to U.S. holders of PCAC Ordinary Shares that elect to have their PCAC Ordinary Shares redeemed for cash (we refer to these U.S. holders as “Redeeming U.S. holders”). As described above, PCAC believes it was a PFIC for the taxable year ended December 31, 2021. Accordingly, the following discussion is subject to the rules described above under “PFIC Rules,” which will generally apply to any redemption of PCAC Ordinary Shares. A Redeeming U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the redemption and such shareholder’s adjusted basis in the PCAC Ordinary Shares exchanged therefor if the Redeeming U.S. holder’s ownership of shares in PCAC is completely terminated or if the redemption meets certain other tests described below. Special constructive ownership rules apply in determining whether a Redeeming U.S. holder’s ownership of shares in PCAC is treated as completely terminated. If gain or loss treatment applies, such gain or loss will be long-term capital gain or loss if the holding period of such shares is more than one year at the time of the exchange. Shareholders who hold different blocks of PCAC Ordinary Shares (generally, PCAC Ordinary Shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Cash received upon redemption that does not completely terminate the Redeeming U.S. holder’s interest will still give rise to capital gain or loss, if the redemption is either (i) “substantially disproportionate” or (ii) “not essentially equivalent to a dividend”. In determining whether the redemption is substantially disproportionate or not essentially equivalent to a dividend with respect to a Redeeming U.S. holder, that Redeeming U.S. holder is deemed to own not just shares actually owned but also any shares underlying a right to acquire shares, such as the PCAC Warrants, and also, in some cases, shares owned by certain family members, certain estates and trusts of which the Redeeming U.S. holder is a beneficiary, and certain affiliated entities.

Generally, the redemption will be “substantially disproportionate” with respect to the Redeeming U.S. holder if (i) the Redeeming U.S. holder’s percentage ownership of the outstanding voting shares (including all classes which carry voting rights) of PCAC is reduced immediately after the redemption to less than 80% of the Redeeming U.S. holder’s percentage interest in such shares immediately before the redemption; (ii) the Redeeming U.S. holder’s percentage ownership of the outstanding ordinary shares (both voting and nonvoting) immediately after the redemption is reduced to less than 80% of such percentage ownership immediately before the redemption; and (iii) the Redeeming U.S. holder owns, immediately after the redemption, less than 50% of the total combined voting power of all classes of shares of PCAC entitled to vote. Whether the redemption will be considered “not essentially equivalent to a dividend” with respect to a Redeeming U.S. holder will depend upon the particular circumstances of that U.S. holder. At a minimum, however, the redemption must result in a meaningful reduction in the Redeeming U.S. holder’s actual or constructive percentage ownership of PCAC. The IRS has ruled that any reduction in a shareholder’s proportionate interest is a “meaningful reduction” if the shareholder’s relative interest in the corporation is minimal and the shareholder does not have meaningful control over the corporation.

If none of the redemption tests described above give rise to capital gain or loss, the consideration paid to the Redeeming U.S. holder will be treated as dividend income for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. However, for the purposes of the dividends-received deduction and of “qualified dividend” treatment, due to the redemption right, a Redeeming U.S. holder may be unable to include the time period prior to the redemption in the shareholder’s “holding period”. Any distribution in excess of our earnings and profits will reduce the Redeeming U.S. holder’s basis in the PCAC Ordinary Shares (but not below zero), and any remaining excess will be treated as gain realized on the sale or other disposition of the PCAC Ordinary Shares.

As these rules are complex, U.S. holders of PCAC Ordinary Shares considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.

Information Reporting and Backup Withholding

Certain U.S. holders are required to report information to the IRS relating to an interest in “specified foreign financial assets”, including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. holder is required to submit such information to the IRS and fails to do so.

Dividend payments with respect to LGHL Ordinary Shares and proceeds from the sale, exchange or redemption of PCAC Securities and LGHL Securities may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and timely furnishing any required information. Transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

This discussion is intended to provide only a summary of the material U.S. federal income tax consequences of the Business Combination to holders of PCAC Securities. The disclosure in this section, in so far as it relates to matters of U.S. federal income tax law, constitutes the opinion of Simpson Thacher & Bartlett LLP, a copy of which is filed as Exhibit 8.1 to this proxy statement/prospectus. It does not address tax consequences that may vary with, or are contingent on, your individual circumstances. In addition, the discussion does not contain a detailed description of all the U.S. federal income tax consequences applicable to holders of PCAC Securities in light of their particular circumstances and does not address the Medicare tax on net investment income, U.S. federal estate and gift taxes or the effects of any state, local or non-U.S. tax laws. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular U.S. federal, state, local or non-U.S. income or other tax consequences to you of the Business Combination.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us-or shareholders levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of our ordinary shares.

INFORMATION RELATED TO LGHL

The information provided below pertains to LGHL prior to the Business Combination. As of the date of this proxy statement/prospectus, LGHL has not conducted any material activities other than those incident to its formation and to the matters related to effectuating the Business Combination, such as the making of certain required SEC filings, the establishment of Merger Sub 1 and Merger Sub 2 and the preparation of this proxy statement/prospectus. Upon the consummation of the Business Combination Agreement, LGHL will become the ultimate holding company of Lanvin Group. For information about LGHL’s management and corporate governance following the Business Combination, see the section titled “Management of LGHL Following the Business Combination.”

Incorporation

LGHL was incorporated under the laws of Cayman Islands on October 13, 2021, solely for the purpose of effectuating the Business Combination.

LGHL was incorporated with an authorized share capital of US$50,000 divided into 50,000 shares of a par value of US$1.00 per share. One such share is currently issued and outstanding. For descriptions of LGHL Securities, please see the section titled “Description of LGHL Securities.” At incorporation, its assets consisted of the par value contributed for its sole outstanding share.

LGHL’s corporate purpose is unrestricted and LGHL shall have the full power and authority to carry out any object not prohibited by the Cayman Companies Act or any other law of the Cayman Islands.

LGHL will, immediately after the consummation of the Business Combination, qualify as a foreign private issuer as defined in Rule 3b-4 under the Exchange Act.

LGHL will, immediately after the consummation of the Business Combination, be an “emerging growth company” as defined in the JOBS Act. LGHL will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which LGHL has total annual gross revenue of at least $1.07 billion or (c) in which LGHL is deemed to be a large accelerated filer, which means the market value of LGHL Shares held by non-affiliates exceeds $700 million as of the last business day of LGHL’s prior second fiscal quarter, and (ii) the date on which LGHL issued more than $1 billion in non-convertible debt during the prior three-year period. LGHL intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies”, including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that LGHL’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. LGHL has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, LGHL, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of LGHL’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Furthermore, even after LGHL no longer qualifies as an “emerging growth company”, as long as LGHL continues to qualify as a foreign private issuer under the Exchange Act, LGHL will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, LGHL will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

Memorandum and Articles of Association

At the consummation of the Business Combination, the Amended LGHL Articles shall be substantially in the form attached to this proxy statement/prospectus as Annex B. See section entitled “Description of LGHL Securities”.

Principal Executive Office

The mailing address of LGHL is 3701-02, Tower S2, Bund Finance Center, 600 Zhongshan Rd East No.2, Shanghai, 200010, China. After the consummation of the Business Combination, its principal executive office shall be that of LGHL, located at 3701-02, Tower S2, Bund Finance Center, 600 Zhongshan Rd East No.2, Shanghai, 200010, China and its telephone number is +86-21-6334-0188.

Financial Year

LGHL has no material assets and does not operate any businesses. Accordingly, no financial statements of LGHL have been included in this proxy statement/prospectus.

LGHL’s financial year is currently the calendar year. LGHL’s independent auditor after the consummation of the Business Combination will be Grant Thornton Zhitong Certified Public Accountants LLP, located in Shanghai, China.

Subsidiaries

Merger Sub 1 and Merger Sub 2, newly incorporated Cayman Islands exempted companies, are wholly-owned subsidiaries of LGHL. As of the date of this proxy statement/prospectus, Merger Sub 1 and Merger Sub 2 have not conducted any material activities other than those incident to its formation and to the matters contemplated by the Business Combination Agreement.

Sole Shareholder

Prior to the consummation of the Business Combination, the sole shareholder of LGHL is Fosun Fashion Holdings (Cayman) Limited. Upon the consummation of the Business Combination, LGHL will become a new public company owned by the prior shareholders of Lanvin Group, the prior holders of PCAC Ordinary Shares, the PIPE Investors, the Forward Purchase Investors and the Private Placement Investor.

Board of Directors

Prior to the consummation of the Business Combination, the sole director of LGHL is Ms. Yun Cheng.

Legal Proceedings

As of the date of this proxy statement/prospectus, LGHL was not party to any material legal proceedings. In the future, LGHL may become party to legal matters and claims arising in the ordinary course of business. Without limiting the generality of the foregoing, LGHL may be subject to a potential dispute with certain minority shareholders of Arpège SAS in relation to (i) the obligation of a wholly-owned subsidiary of LGHL to transfer to Fosun or its affiliates certain of the equity securities it holds in Arpège SAS in the event that Fosun loses control of LGHL and, in turn, such subsidiary of LGHL in the future, and (ii) the use of the “Lanvin” name and brand by LGHL at the group holding company level. See “Risk Factors — Risk Relating to Lanvin Group’s Business and Operations — The re-branding to Lanvin Group is being challenged by the minority shareholders of Arpège SAS. Arpège SAS, one of our subsidiaries, holds our Lanvin brand portfolio including the “Lanvin” brand name. We cannot predict the outcome of such challenge and may have to discontinue the use by LGHL, at the group holding company level, of the Lanvin brand name.” and “Fosun, being LGHL’s controlling shareholder, will have substantial influence over LGHL and Fosun’s interests may not be aligned with the interests of LGHL’s other shareholders, and Fosun losing control of LGHL may materially and adversely impact LGHL and LGHL Securities.”

Properties

LGHL currently does not own or lease any physical property.

Employees

LGHL currently has no employees.

OTHER INFORMATION RELATED TO PCAC

References in this section to “PCAC”, “we”, “our”, “us” or “the Company” refer to Primavera Capital Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability.

Introduction

PCAC is a blank check company incorporated on July 16, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. PCAC focuses on identifying global consumer companies with a significant China presence or a compelling China potential.

PCAC is an affiliate of Primavera Capital Group, which is a leading China-based alternative investment management firm. With offices in Beijing, Hong Kong, Singapore and Palo Alto, Primavera Capital Group manages both USD and RMB funds for prominent financial institutions, sovereign wealth funds, pension plans, endowments, corporations and family offices around the world. As of September 30, 2021, it had assets under management of approximately US$17 billion. Primavera Capital Group employs a flexible investment strategy comprised of buyout/ control-oriented, growth capital and restructuring investments. Having accumulated extensive experience in structuring and executing cross-border investment transactions. Primavera Capital Group seeks to create long-term value for its portfolio companies by combining deep local connectivity in China with global experience and best practices.

Initial Public Offering

The registration statement for our initial public offering was declared effective on January 21, 2021. On January 26, 2021, we consummated our initial public offering of 41,400,000 units at $10.00 per unit, generating gross proceeds of $414,000,000 and incurring offering costs of approximately $23,454,123, inclusive of $14,490,000 in deferred underwriting commissions. Substantially concurrently with the closing of our initial public offering, we completed the private sale of 10,280,000 private placement warrants, at a price of $1.00 per private placement warrant, to our Sponsor, generating gross proceeds of $10,280,000.

Following our initial public offering, the full exercise of the over-allotment option, and the sale of the private placement warrants, a total of $414,000,000 was placed in the Trust Account. PCAC incurred $23,454,123 in IPO-related costs, consisting of $8,280,000 of underwriting fees, $14,490,000 of deferred underwriting fees and $684,123 of other offering costs.

Offering Proceeds Held in Trust

The net proceeds from the IPO (including the exercise of the over-allotment option), plus the net proceeds from the private placement of private warrants, was placed in the Trust Account, with Continental Stock Transfer & Trust Company acting as trustee. Except as described in the prospectus for and in the section entitled “Other Information Related to PCAC — PCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, these proceeds will not be released until the earlier of the completion of an initial business combination and PCAC’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the required time period.

Fair Market Value of Target Business

The target business or businesses that PCAC acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for its initial business combination, although PCAC may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance. PCAC’s board of directors has determined that this test is met in connection with the proposed Business Combination.

Shareholder Approval of Business Combination

Under PCAC’s amended and restated memorandum and articles of association, in connection with any proposed business combination, PCAC must seek shareholder approval of an initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for PCAC’s IPO. Accordingly, in connection with the Business Combination, the PCAC public shareholders may seek to redeem their public shares in accordance with the procedures set forth in this proxy statement/prospectus.

Voting Restrictions in Connection with Shareholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the Business Combination Proposal, the Sponsor and all of PCAC’s officers and directors have agreed to vote the Founder Shares and any PCAC Ordinary Share acquired by any of them in the aftermarket in favor of such proposed business combination.

No directors or officers of PCAC have purchased any securities of PCAC in any open market transactions. However, at any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding or its securities, the PCAC Initial Shareholders, Lanvin Group and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire PCAC Ordinary Share or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of approval of the Business Combination Proposal and other proposals, reduce redemptions and increase the likelihood of satisfaction of the Minimum Cash Condition, where it appears that such requirements for the consummation of the Business Combination would otherwise not be met. All shares repurchased by PCAC’s affiliates pursuant to such arrangements would be voted in favor of the proposed Business Combination. As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder.

Liquidation if No Business Combination

Under PCAC’s amended and restated memorandum and articles of association, if PCAC does not complete the Business Combination with FFG or another initial business combination by January 26, 2023 (or such later date as may be approved by the PCAC shareholders), PCAC will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and PCAC’s board of directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Each of the PCAC Initial Shareholders has agreed to waive its rights to participate in any distribution from the Trust Account or other assets with respect to the Founder Shares and public shares they own. There will be no distribution from the Trust Account with respect to PCAC’s warrants, which will expire worthless if PCAC is liquidated.

The proceeds deposited in the Trust Account could, however, become subject to the claims of PCAC’s creditors which would be prior to the claims of the PCAC public shareholders. Although PCAC has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses PCAC has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, and although PCAC will seek such waivers from vendors it engages in the future, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the Trust Account notwithstanding such agreements. The Sponsor has agreed, pursuant to an agreement with PCAC, that it will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by PCAC for services rendered or contracted for or products sold to PCAC, but only if such a vendor or target business has not executed such a waiver. Moreover, the Sponsor will not be personally liable to the PCAC public shareholders and instead will only have liability to PCAC. However, the Sponsor may not be able to satisfy his indemnification obligations if he is required to do so as PCAC has not required the Sponsor to retain any assets to provide for its indemnification obligations, nor has PCAC taken any further steps to ensure that the Sponsor will be able to satisfy any indemnification obligations that arise. Accordingly, the actual per-share redemption price could be less than $10.00, plus interest, due to claims of creditors. Additionally, if PCAC is forced to file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in PCAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of PCAC’s shareholders. To the extent any bankruptcy claims deplete the Trust Account, PCAC cannot assure you it will be able to return to the PCAC public shareholders at least $10.00 per share. PCAC’s public shareholders are entitled to receive funds from the Trust Account only in the event of its failure to complete a business combination within the required time periods or if the shareholders properly seek to have PCAC redeem their respective shares upon a business combination which is actually completed by PCAC. In no other circumstances does a shareholder have any right or interest of any kind to or in the Trust Account.

PCAC will pay the costs of any subsequent liquidation from its remaining assets outside of the Trust Account.

Facilities

PCAC currently maintains its principal executive offices at 41/F Gloucester Tower, 15 Queen’s Road Central, Hong Kong. The cost for the space is included in the up to $10,000 monthly fee that PCAC pays the Sponsor for office space, utilities, secretarial and administrative support services provided to PCAC and other expenses and obligations of the Sponsor. PCAC considers its current office space adequate for its current operations.

Employees

PCAC’s officers are not obligated to devote any specific number of hours to PCAC’s matters but they intend to devote as much time as they deem necessary to assist PCAC identify, negotiate and complete a business combination and perform fiduciary duties to shareholders of PCAC and other obligations of such officers pursuant to applicable legal requirements and the amended and restated memorandum and articles of association of PCAC. PCAC does not intend to have any other full time employees prior to the consummation of a business combination.

PCAC’s Current Directors and Executive Officers

Name	Age	Title
Fred Hu	59	Founder

Tong “Max” Chen	41	Director, Chief Executive Officer and Chief Financial Officer

Chenling Zhang	38	Director

Muktesh Pant	67	Director

Teresa Teague	52	Director

Sonia Cheng	41	Director

Fred Hu, PCAC’s Founder. Dr. Hu is the founding chairman of Primavera Capital Group. Prior to founding Primavera, Dr. Hu held various senior positions at Goldman Sachs from 1997 to 2010, where he was instrumental in building the firm’s franchise in the region and led some of the largest and most significant transactions in the firm’s history. He was a Partner and chairman of Greater China from 2008 to 2010 and a Partner and Co-Head of Investment Banking China from 2004 to 2008. Before that, he held the position of Goldman Sachs’ Chief Economist. From 1991 to 1996, Dr. Hu served as an economist at the International Monetary Fund in Washington, DC, and after that was Co-Director of the National Center for Economic Research and a professor at Tsinghua University. Dr. Hu is currently the Non-executive Chairman of the Board of Yum China Holdings. He is also a board member of ICBC, UBS Group AG, China Asset Management, Minsheng Financial Leasing Co., China Medical Board, Chinese International School, Nature Conservancy Asia Pacific Council, China Venture Capital and Private Equity Association, and the Global Advisory of the Council on Foreign Relations. Dr. Hu holds a Master in Engineering Science from Tsinghua University, and a Master and Ph.D. in Economics from Harvard University.

Tong “Max” Chen, PCAC’s Director, Chief Executive Officer and Chief Financial Officer. Mr. Chen is a partner and a founding member of Primavera Capital Group, which he joined in 2010. At Primavera, Mr. Chen is responsible for sourcing, executing and exiting a variety of deals in the consumer and technology sectors, including investments in Alibaba Group, Ant Financial, Cainiao Smart Logistics, Alibaba Local Services Group, iResearch, Vitaco Health and Linksure Global. Prior to Primavera, Mr. Chen worked at the Investment Banking Division of Goldman Sachs in both Hong Kong and New York from 2003 to 2006. Mr. Chen holds a Bachelor of Arts degree in Applied Mathematics from Harvard College. He also received his JD and MBA degrees from Harvard Law School and Harvard Business School, respectively.

Chenling Zhang, one of PCAC’s directors since the IPO. Ms. Zhang founded VCLEANSE, a leading cold-pressed juice company in 2013. VCLEANSE is now a key supplier to Alibaba Group’s Freshippo supermarket chain, the China International Import Expo, Costco, Shangri-la Group, Marriott Group, and other premium hospitality groups and chains across the country. In addition, Ms. Zhang is a key opinion leader among Chinese female entrepreneurs and various healthy lifestyle social groups. VCLEANSE was one of the earliest community partners for Lululemon Athletica in China and Ms. Zhang is a Lululemon legacy ambassador. She advocates for a balanced lifestyle and sustainability among female entrepreneurs and various healthy lifestyle communities. Ms. Zhang has been invited to work closely with a variety of global consumer brands, including Theory, Allbirds, Swire Hotels, etc., making contributions to their branding strategies and community-building initiatives. Prior to VCLEANSE, Ms. Zhang worked at Audax Private Equity Group in Boston and the Investment Banking Division at Morgan Stanley in New York City from 2005 to 2012. She currently serves on the supervisory board of Wolford, an international luxury skinwear brand. Ms. Zhang received her bachelor’s degree in Applied Mathematics from Harvard University. She is a certified yoga teacher.

Muktesh Pant, one of PCAC’s directors since the IPO. Since May 2021, Mr. Pant has served as an independent director on the board of Beyond Meat (Nasdaq: BYND), where he also serves as Chair of the Human Capital Management and Compensation Committee. Mr. Pant was Chief Executive Officer of Yum China Holdings from 2016 to 2018 and, since 2018, has served as Vice Chairman and Senior Advisor to Yum China Holdings. He was the President of the China Division of Yum Brands from 2015 to 2016. Mr. Pant held several leadership positions with Yum Brands from 2005 to 2015, including Chief Executive Officer of KFC, Chief Executive Officer of Yum Restaurants International, President of Taco Bell International, and Chief Marketing Officer of Yum Restaurants International. Prior to Yum Brands, Mr. Pant spent over 15 years at Unilever, and subsequently spent a decade at Reebok International where he was the Chief Marketing Officer. Mr. Pant also served as a director of Pinnacle Foods from 2015-2018, where he was also a member of the Audit Committee. Mr. Pant graduated with a B Tech degree in Chemical Engineering from the Indian Institute of Technology, Kanpur in 1976, and is a recipient of the Institute’s Distinguished Alumnus Award.

Teresa Teague, one of PCAC’s directors since the IPO. Ms. Teague is a co-founder/partner of TTB and has 30 years’ experience in the financial services industry in U.S., Europe and Asia. Previously Ms. Teague was a Partner at Goldman Sachs where she spent 20 years working in a variety of capacities including Corporate

Finance, Leveraged Finance, Mergers & Acquisition Advisory, and most recently she was the Co-Head of the Consumer and TMT Groups in Asia Ex Japan. During her tenure in banking, she advised on and helped finance over $250 billion in transactions in the consumer, TMT, financial services and healthcare spaces, including public to private acquisitions in the U.K. and U.S., numerous initial public offerings in the U.S., U.K. and Hong Kong, and a number of leveraged buyouts. Ms. Teague has a B.A. with Honors from Dartmouth College and has an M.B.A. from Harvard Business School. Ms. Teague is a director of Epic Acquisition Corp, Welkin China Private Equity Ltd, and Primavera Capital Acquisition Corporation.

Sonia Cheng, one of PCAC’s directors since the IPO. From June 2022 to present, Ms. Cheng has served as a vice-chairman and executive director of Chow Tai Fook Jewellery Group, a listed public company in Hong Kong (HKEx Stock Code: 1929). She has served as the chief executive officer of Rosewood Hotel Group and an executive director of New World Development Company Limited (“NWD”), a listed public company in Hong Kong (HKEx Stock Code: 0017) since 2008. She is a director of certain subsidiaries of NWD and currently oversees NWD’s hotel division. She is also an independent non-executive director of The Hongkong and Shanghai Banking Corporation Limited. Ms. Cheng has been the chairman of the advisory committee of the School of Hotel and Tourism Management at The Chinese University of Hong Kong since August 2014 and a member of the Hong Kong Tourism Board since 2020. Ms. Cheng obtained a Bachelor of Arts Degree in Applied Mathematics with concentration in Economics from Harvard University in the United States of America in 2003.

Tong “Max” Chen is expected to become a director of LGHL upon the consummation of the Business Combination.

Number and Terms of Office of PCAC Officers and Directors

PCAC’s board of directors consists of five members and is divided into three classes with only one class of directors being appointed in each year, and with each class (except for those directions appointed prior to our first annual general meeting) serving a three-year term. In accordance with NYSE’s corporate governance requirements, we are not required to hold an annual general meeting until one year after our first full fiscal year following our listing on NYSE. The term of office of the first class of directors, consisting of Tong “Max” Chen, will expire at our first annual general meeting. The term of office of the second class of directors, consisting of Chenling Zhang and Muktesh Pant, will expire at the second annual general meeting. The term of office of the third class of directors, consisting of Teresa Teague and Sonia Cheng, will expire at the third annual general meeting.

PCAC’s officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. The board of directors is authorized to appoint officers as it deems appropriate pursuant to our amended and restated memorandum and articles of association as it deems appropriate.

Director Independence

The rules of the NYSE require that a majority of the PCAC board of directors be independent within one year of IPO. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). PCAC’s board of directors has determined that each of Ms. Zhang, Mr. Pant, Ms. Teague and Ms. Cheng is an “independent director” as defined in the NYSE listing standards and applicable SEC rules. The PCAC independent directors have regularly scheduled meetings at which only independent directors are present.

Committees of the PCAC Board of Directors

PCAC’s board of directors has established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Both the audit committee and compensation committee are composed solely of independent directors. Subject to phase-in rules, the rules of NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NYSE require that the compensation committee and the nominating and corporate governance committee of a domestic listed company be comprised solely of independent directors. Each committee operates under a charter that has been approved by PCAC’s board of directors and has the composition and responsibilities described below. The charter of each committee is available on our website.

Audit Committee

PCAC has established an audit committee of the board of directors. Mr. Pant, Ms. Teague and Ms. Cheng are serving as members of PCAC’s audit committee and Mr. Pant chairs the audit committee.

Each member of the audit committee is financially literate and PCAC’s board of directors has determined that Mr. Pant qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

PCAC has adopted an audit committee charter, which details the principal functions of the audit committee, including:

•	assisting board oversight of (i) the integrity of financial statements, (ii) compliance with legal and

•	regulatory requests, (iii) independent auditor’s qualifications and independence, and (iv) the performance of internal audit functions and the independent auditors;

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by PCAC;

•

pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by PCAC, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with PCAC in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to PCAC entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

PCAC has established a compensation committee of the board of directors. Ms. Zhang, Ms. Teague and Ms. Cheng are the members of PCAC’s compensation committee and Ms. Zhang chairs the compensation committee.

PCAC has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to its Chief Executive Officer’s compensation, evaluating its Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of its Chief Executive Officer based on such evaluation in executive session at which the Chief Executive Officer is not present;

•

reviewing and making recommendations to the board of directors with respect to the compensation, and any incentive compensation and equity base plans that are subject to board approval of all of our other officers;

•	reviewing its executive compensation policies and plans;

•	implementing and administering its incentive compensation equity-based remuneration plans;

•	assisting management in complying with its proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for its executive officers and employees;

•	producing a report on executive compensation to be included in its annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

PCAC has entered into a fee agreement with Chenling Zhang pursuant to which, in consideration for her efforts as an independent director and her expertise in sourcing and/or evaluating potential acquisition targets, PCAC will pay Ms. Zhang a fee in an aggregate amount of $250,000, which is payable upon the closing of the business combination. Other than as described in the preceding sentence, no compensation of any kind, including finders’ and consulting fees, will be paid to any of PCAC’s existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. These individuals, however, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on behalf of PCAC such as identifying potential target businesses and performing due diligence on suitable business combinations. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee is only responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.

Nominating and Corporate Governance Committee

PCAC has established a nominating and corporate governance committee of the board of directors. The members of the nominating and corporate governance committee are Ms. Zhang, Ms. Teague and Ms. Cheng. Ms. Teague chairs the nominating and corporate governance committee.

PCAC has adopted a nominating and corporate governance committee charter, which details the purposes and responsibilities of the nominating and corporate governance committee, including:

•

identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for appointment at the annual general meeting or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and is directly responsible for approving the search firm’s fees and other retention terms. PCAC has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to the initial business combination, holders of Public Shares will not have the right to recommend director candidates for nomination to the board of directors.

Compensation Committee Interlocks and Insider Participation

None of PCAC’s executive officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on PCAC’s board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires PCAC’s executive officers, directors and persons who beneficially own more than 10% of a registered class of PCAC’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of PCAC Ordinary Shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish PCAC with copies of all Section 16(a) forms filed by such reporting persons. Based solely on PCAC’s review of such forms and written representations from certain reporting persons, PCAC believes that all reports under Section 16(a) applicable to its executive officers, directors and greater than 10% beneficial owners were filed in a timely manner.

Code of Business Conduct and Ethics

PCAC has adopted a Code of Business Conduct and Ethics applicable to its directors, officers and employees, which is publicly available on its website at https://pvspac.com/. PCAC intends to disclose any amendments to or waivers of certain provisions of its Code of Business Conduct and Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial, principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or NYSE rules on its website.

Officer and Director Compensation Discussion and Analysis

None of PCAC officers or directors has received, or prior to the initial business combination will receive, any cash or non-cash compensation for services rendered to PCAC. The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on PCAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. PCAC’s audit committee reviews on a quarterly basis all payments that were made to the Sponsor, officers and directors of any of PCAC’s or any of the Sponsor’s affiliates.

PCAC has entered into a fee agreement with Chenling Zhang pursuant to which, in consideration for her efforts as an independent director and her expertise in sourcing and/or evaluating potential acquisition targets, PCAC will pay Ms. Zhang a fee in an aggregate amount of $250,000, which is payable upon the closing of PCAC’s initial business combination.

After the completion of PCAC’s initial business combination, directors or members of its management team who remain with PCAC may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to PCAC’s shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to PCAC’s officers will be determined by a compensation committee constituted solely by independent directors.

PCAC is not party to any agreements with its executive officers and directors that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence PCAC’s management’s motivation in identifying or selecting a target business, and PCAC does not believe that the ability of management to remain with PCAC after the completion of the Initial Business Combination should be a determining factor in the decision to proceed with any potential business combination.

Legal Proceedings

To the knowledge of PCAC’s management, there is no material litigation, arbitration or governmental proceeding currently pending against PCAC or any members of the management team in their capacity as such.

Periodic Reporting and Audited Financial Statements

PCAC has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual, quarterly and current reports with the SEC. PCAC’s filings with the SEC are available on the SEC website (http://www.sec.gov), which the SEC maintains for reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

SELECTED FINANCIAL DATA OF PCAC

PCAC

The following selected historical financial information of PCAC set forth below should be read in conjunction with the section of this proxy statement/prospectus entitled “PCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and PCAC’s historical audited and unaudited financial statements and the related notes thereto included elsewhere in this proxy statement/prospectus.

The following financial information as of and for the year ended December 31, 2021 are derived from PCAC’s audited historical financial statements, which are included elsewhere in this proxy statement/prospectus. The following financial information as of June 30, 2022 and for the six month periods ended June 30, 2021 and 2022 are derived from PCAC’s unaudited historical financial statements, which are included elsewhere in this proxy statement/prospectus

The unaudited historical financial statements were prepared on a basis consistent with our audited historical financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the financial information. The results for any interim period are not necessarily indicative of the results that may be expected for the full year. In addition, the results of operations for any period are not necessarily indicative of the results to be expected for any future period.

	For the Year Ended December 31, 2021 (Audited)	For the Six Months Ended
		June 30, 2022 (Unaudited)	June 30, 2021 (Unaudited)
Statement of Operations Data:
Loss from operations	$(3,456,132)	$(2,688,299)	$(530,635)
Total Other income (expense), net	$24,335,174	$12,821,166	$12,641,705

Net income (loss)	$20,879,042	$10,132,867	$12,111,070

Weighted average shares outstanding, Class A redeemable ordinary shares	38,450,959	41,400,000	35,453,039
Basic and diluted net income per share, Class A redeemable ordinary shares	$0.41	$0.19	$0.25
Weighted average shares outstanding, Class B non-redeemable ordinary shares	12,257,534	12,350,000	12,156,077
Basic and diluted net income per share, Class B non-redeemable ordinary shares	$0.41	$0.19	$0.25

	At December 31, 2021 (Audited)	At June 30, 2022 (Unaudited)
Balance Sheet Data:
Working capital (deficiency)	$(2,120,255)	$(4,813,477)
Total assets	$415,120,730	$415,108,010
Total liabilities	$38,013,698	$27,868,111
Class A ordinary shares subject to possible redemption	$414,000,000	$414,646,746
Shareholder’s equity (deficit)	$(36,892,203)	$(27,406,847)

PCAC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to “we” or “us” or “PCAC” refer to Primavera Capital Acquisition Corporation. References to our “management” or our “management team” refer to the officers and directors of PCAC, and references to the “Sponsor” refer to Primavera Capital Acquisition LLC. The following discussion and analysis of the PCAC’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

We are a blank check company incorporated on July 16, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Results of Operations

All of our activities from inception through June 30, 2022 related to our formation, the preparation for our initial public offering and, since the closing of our initial public offering, the search for a prospective target of our initial business combination.

We have neither engaged in any operations nor generated any revenues to date. We will not generate any operating revenues until after the completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents held in the trust account. We expect to continue to incur increased expenses as a result of being a public company for legal, financial reporting, accounting, auditing compliance and stock exchange listing, as well as for due diligence expenses.

For the six months ended June 30, 2022, we had a net income of $10,132,867, which consists of a change in fair value of warrant liabilities of $12,734,196 and interest earned on investment held in the Trust Account of $622,447, offset by general and administrative expenses of $2,688,299, change in fair value of convertible promissory note of $4,923 and change in fair value of FPA of $530,554.

For the six months ended June 30, 2021, we had a net income of $12,111,070, which consists of a change in fair value of warrant liabilities of $14,964,352 and interest earned on investment held in the Trust Account of $10,717, offset by general and administrative expenses of $530,635, offering costs allocable to warrants of $2,092,043 and a change in fair value of FPA of $241,321.

For the year ended December 31, 2021, we had a net income of $20,879,042, which consists of a change in fair value of warrant liabilities of $25,830,090, a change in fair value of FPA of $572,828 and interest earned on investment held in the Trust Account of $24,299, offset by general and administrative expenses of $3,456,132, and transaction costs allocable to warrant liabilities of $2,092,043.

For the period from July 16, 2020 (inception) through December 31, 2020, we had a net loss of $5,000 which consists of general and administrative expenses of $5,000.

Liquidity and Capital Resources

Until the consummation of the IPO, PCAC’s only source of liquidity was an initial purchase of Founder Shares by our Sponsor through payment of offering costs totaling $25,000, and promissory note from our Sponsor.

On January 26, 2021, we consummated the Initial Public Offering of 41,400,000 Units, which included a full exercise by the underwriters of their over-allotment option in the amount of 5,400,000 Units, at $10.00 per Unit, generating gross proceeds of $414,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 10,280,000 Private Placement Warrant at a price of $1.00 per Private Placement Warrant in a private placement to our Sponsor, generating gross proceeds of $10,280,000.

Following the IPO, the full exercise of the over-allotment option, and the sale of the Private Placement Warrants, a total of $414,000,000 was placed in the Trust Account. We incurred $23,454,123 in IPO related costs, consisting of $8,280,000 of underwriting fees, $14,490,000 of deferred underwriting fees and $684,123 of other offering costs.

As of June 30, 2022, we had cash outside the trust account of $122,569 available for working capital needs. We intend to use the funds held outside the trust account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination. All remaining cash held in the trust account is generally unavailable for its use, prior to an initial business combination, and is restricted for use either in a business combination or to redeem ordinary shares. As of December 31, 2021, none of the amount in the trust account was available to be withdrawn as described above.

Through June 30, 2022, our liquidity needs were satisfied through receipt of $25,000 from the sale of the Founder Shares, $250,000 promissory note as described below, $500,000 Convertible Promissory Note as described below and the remaining net proceeds from our initial public offering and the sale of the private placement warrants.

On July 17, 2020, we issued an unsecured promissory note in the amount of up to $250,000 to an affiliate of our Sponsor. The proceeds of the note, which may be drawn down from time to time until we consummate our initial business combination, will be used for general working capital purposes. The note bears no interest and is payable in full upon the earlier to occur of (i) December 31, 2021 and (ii) the completion of our initial public offering. A failure to pay the principal within five business days of the date specified above or the commencement of a voluntary or involuntary bankruptcy action shall be deemed an event of default, in which case the note may be accelerated. As of both June 30, 2022 and December 31, 2021, there was $7,000 in borrowings outstanding under the promissory note, which is currently due on demand.

On January 28, 2022, PCAC issued an unsecured promissory note (the “Convertible Promissory Note”) in the amount of up to $500,000 to the Sponsor. The Convertible Promissory Note bears no interest and shall be payable on the earlier of: (i) twenty-four (24) months from the closing of the initial public offering (or such later date as may be extended in accordance with the terms of PCAC’s memorandum and articles of association) or (ii) the date on which PCAC consummates a business combination. On February 14, 2022, PCAC drew down the full amount of the Convertible Promissory Note. The Sponsor may elect to convert all or any portion of the unpaid principal balance of this Convertible Promissory Note into that number of warrants consisting of one warrant exercisable for one ordinary share of PCAC (the “Conversion Warrants”), equal to: (x) the portion of the principal amount of the Convertible Promissory Note being converted, divided by (y) $1.00, rounded up to the nearest whole number of warrants. The Conversion Warrants shall be identical to the Private Placement Warrants. In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of notes may be converted upon completion of a Business combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement

Warrants. We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our Business Combination. Moreover, we may need to obtain additional financing either to complete a Business Combination or because we become obligated to redeem a significant number of our public shares upon consummation of the Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination.

Certain accredited investors (the “Forward Purchase Investors”) have entered into forward purchase agreements which provide for the purchase by the Forward Purchase Investors of an aggregate of 8,000,000 Class A ordinary shares, plus an aggregate of 2,000,000 redeemable warrants to purchase one Class A ordinary share at $11.50 per share, for an aggregate purchase price of $80,000,000, or $10.00 per Class A ordinary share, in a private placement to close concurrently with the closing of a Business Combination. The proceeds from the sale of forward purchase shares may be used as part of the consideration to the sellers in a Business Combination, expenses in connection with a Business Combination or for working capital in the post-transaction company. These purchases will be made regardless of whether any Class A ordinary shares are redeemed by the Public Shareholders and are intended to provide us with a minimum funding level for a Business Combination. The Forward Purchase Investors will not have the ability to approve a Business Combination prior to the signing of a material definitive agreement and, if we seek shareholder approval, have agreed to vote their Founder Shares and any Public Shares held by them in favor of a Business Combination. The forward purchase securities will be issued only in connection with the closing of a Business Combination.

Going Concern

As of June 30, 2022, we had working capital deficit of $4,813,477 and $122,569 of cash held outside of the Trust Account available for working capital needs. All cash and securities held in the Trust Account are generally unavailable for our use, prior to an initial business combination, and are restricted for use either in a business combination or to redeem ordinary shares. As of June 30, 2022, none of the amount in the Trust Account was available to be withdrawn as described above.

On February 14, 2022, we drew down $500,000 of the Convertible Promissory Note. The Convertible Promissory Note bears no interest and shall be payable on the earlier of: (i) twenty-four (24) months from the closing of the initial public offering (or such later date as may be extended in accordance with the terms of our memorandum and articles of association) or (ii) the date on which we consummate a business combination.

We believe we may have insufficient funds available to operate our business prior to the business combination. Moreover, we will need to raise additional capital through loans from the Sponsor, officers, directors, or third parties. None of the Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, us. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. In addition, if we are not able to consummate a business combination before January 26, 2023, we will commence an automatic winding up, dissolution and liquidation. Management has determined that the liquidity issue and automatic liquidation, should a business combination not occur, and potential subsequent dissolution raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after January 26, 2023. Management plans to continue its efforts to close a business combination within the prescribed time frame.

Contractual Obligations

We do not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities, other than as described below.

We entered into an administrative services agreement to pay our Sponsor a monthly fee of $10,000 for office space, utilities, secretarial and administrative support services provided to us and other expenses and obligations of our sponsor. We began incurring these fees on January 26, 2021. By a letter agreement, dated September 29, 2022, our sponsor has waived its right to be reimbursed for the foregoing fees.

On July 17, 2020, PCAC issued an unsecured promissory note (the “Promissory Note”) to an affiliate of the Sponsor, which was assigned to the Sponsor on August 24, 2020, pursuant to which PCAC may borrow up to an aggregate principal amount of $250,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2021 and (ii) the completion of the Initial Public Offering. On January 26, 2021, at the closing of the Initial Public Offering, $191,819 was repaid. As of June 30, 2022 and December 31, 2021, there is $7,000 and $7,000 in borrowings outstanding under the promissory note, which is currently due on demand.

On January 28, 2022, PCAC issued an unsecured promissory note (the “Convertible Promissory Note”) in the amount of up to $500,000 to the Sponsor. The Convertible Promissory Note bears no interest and shall be payable on the earlier of: (i) twenty-four (24) months from the closing of the initial public offering (or such later date as may be extended in accordance with the terms of PCAC’s memorandum and articles of association) or (ii) the date on which PCAC consummates a business combination. On February 14, 2022, PCAC drew down the full amount of the Convertible Promissory Note.

The underwriters of our initial public offering are entitled to a deferred fee of $0.35 per unit, or $14,490,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the trust account solely in the event that we complete a business combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies and Estimates

This management’s discussion and analysis of our financial condition and results of operations is based on our unaudited condensed financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these condensed financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to fair value of financial instruments and accrued expenses. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We have identified the following critical accounting policies:

Convertible Promissory Note

PCAC accounts for its convertible promissory note under ASC 815, Derivatives and Hedging (“ASC 815”). Under 815-15-25, the election can be at the inception of a financial instrument to account for the instrument under the fair value option under ASC 825. PCAC has made such election for its convertible promissory note. Using fair value option, the convertible promissory note is required to be recorded at its initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the note are recognized as non-cash change in the fair value of the convertible promissory note in the condensed statements of operations. The fair value of the option to convert into private warrants was valued utilizing the Monte Carlo model.

Derivative Warrant Liabilities

We evaluate our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the condensed balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

We account for the Warrants and FPA in accordance with the guidance contained in ASC815-40, under which the Warrants and FPA do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the Warrants as liabilities and the FPA as an asset at their fair value and adjust the Warrants and FPA to fair value at each reporting period. These liabilities and asset are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations.

Class A Ordinary Shares Subject to Possible Redemption

We account for our Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”. Class A ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. Our ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, as of June 30, 2022 and December 31, 2021, 41,400,000 of Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our condensed balance sheet.

Net Income (Loss) Per Ordinary Share

We have two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. The potential ordinary share for outstanding warrants to purchase our shares were excluded from diluted earnings per share because the warrants are contingently exercisable and the contingencies have not yet been met. As a result, diluted net income per common share is the same as basic net loss per common share for the periods.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our unaudited condensed financial statements.

BUSINESS OF LANVIN GROUP

Shareholders should read this section in conjunction with the more detailed information about Lanvin Group contained in this proxy statement/prospectus, including Lanvin Group’s audited and unaudited financial statements and the other information appearing in the section entitled “Management’s Discussion & Analysis of Financial Condition and Results of Operations of Lanvin Group”.

Overview of the Business

We are a global luxury fashion group with five portfolio brands, namely Lanvin, Wolford, Sergio Rossi, St. John and Caruso. Founded in 1889, Lanvin is one of the oldest French couture houses still in operation, offering products ranging from apparel to leather goods, footwear, and accessories. Wolford, founded in 1950, is one of the largest luxury skinwear brands in the world, offering luxury legwear and bodywear, with a recent successful diversification into leisurewear and athleisure. Sergio Rossi is a highly recognized Italian shoemaker brand and has been a household name for luxury shoes since 1951. St. John is a classic, timeless and sophisticated American luxury womenswear house founded in 1962 and Caruso has been a premier menswear manufacturer in Europe since 1958. In addition to our current five portfolio brands, we are also actively looking at potential add-on acquisitions as part of our growth strategy.

Our goal is to build a leading global luxury group with unparalleled access to Asia, and to provide customers with excellent products that reflect our brands’ tradition of fine craftsmanship with exclusive design content and a style that preserves the exceptional manufacturing quality for which those brands are known. This is consistently achieved through the sourcing of superior raw materials, the careful finish of each piece, and the way the apparel products are manufactured and delivered to our customers. In 2021 and 2020, we recorded revenues of €308,822 thousand and €222,612 thousand, respectively, loss for the year of €76,452 thousand and €135,657 thousand, respectively and Adjusted EBITDA of €(58,945) thousand and €(88,116) thousand, respectively. For the six months ended June 30, 2022 and 2021, we recorded revenues of € 201,700 thousand and €116,882 thousand, respectively, loss for the period of €68,714 thousand and €68,628 thousand, respectively, and Adjusted EBITDA of €(35,519) thousand and €(35,914) thousand, respectively. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lanvin Group—Non-IFRS Financial Measures”.

Our products are sold through an extensive network of around 1,200 points of sale, or POSs including approximately 300 directly operated retail stores (across our five portfolio brands) as of December 31, 2021. We distribute our products worldwide via our retail and outlet stores, our wholesale customers and e-commerce platforms. Taking into account our DTC (including both directly-operated stores and e-commerce sites) and wholesale channels, we are present in more than 80 countries.

The following table sets forth a breakdown of revenues by geographical area for the six months ended June 30, 2022 and 2021.

	For the six months ended June 30,		Increase/ (Decrease)
(Euro thousands, except percentages)	2022	2021	2022 vs 2021%
EMEA(1)	98,674	51,712	46,962	90.8%
North America(2)	70,629	44,617	26,012	58.3%
Greater China(3)	22,888	17,317	5,571	32.2%
Other Asia(4)	9,509	3,236	6,273	193.9%

Total	201,700	116,882	84,818	72.6%

The following table shows our consolidated revenues for the years ended December 31, 2021 and 2020, and provides a split by geographic area.

	For the years ended December 31,		Increase/ (Decrease)
(Euro thousands, except percentages)	2021	2020	2021 vs 2020%
EMEA(1)	148,197	113,883	34,314	30.1%
North America(2)	106,701	85,601	21,100	24.6%
Greater China(3)	42,518	18,751	23,767	126.8%
Other Asia(4)	11,406	4,377	7,029	160.6%

Total	308,822	222,612	86,210	38.7%

(1)	EMEA includes EU countries, the United Kingdom, Switzerland, the countries of Balkan Peninsula, Eastern Europe, Scandinavian countries, Kazakhstan, Azerbaijan and Middle East.
(2)	North America includes the United States of America and Canada.
(3)	Greater China includes Mainland China, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.
(4)	Other Asia includes Japan, South Korea, Thailand, Malaysia, Vietnam, Indonesia, Philippines, Australia, New Zealand, India and other Southeast Asian countries.

The following table sets forth a breakdown of revenues by sales channel for the six months ended June 30, 2022 and 2021.

	For the six months ended June 30,		Increase/ (Decrease)
(Euro thousands, except percentages)	2022	2021	2022 vs 2021%
Direct To Consumer (DTC)(1)	115,191	69,275	45,916	66.3%
Wholesale(2)	83,611	44,352	39,259	88.5%
Other	2,898	3,255	(357)	(11.0)%

Total Revenues	201,700	116,882	84,818	72.6%

(1)	DTC includes DOS and e-commerce (self-operated and platforms through which Lanvin Group sells directly).
(2)	Wholesale channel also includes sales to e-commerce platform(s).

The following table sets forth a breakdown of revenues by sales channel for the years ended December 31, 2021 and 2020.

	For the years ended December 31,		Increase/ (Decrease)
(Euro thousands, except percentages)	2021	2020	2021 vs 2020%
DTC	186,813	124,354	62,459	50.2%
Wholesale	116,417	93,156	23,261	25.0%
Other	5,592	5,102	490	9.6%

Total Revenues	308,822	222,612	86,210	38.7%

The following table sets forth a breakdown of revenues by portfolio brand for six months ended June 30, 2022 and 2021. Sergio Rossi was consolidated in Lanvin Group’s consolidated financial statements starting from the second half of 2021.

	For the six months ended June 30,		Increase/ (Decrease)
(Euro thousands, except percentages)	2022	2021	2022 vs 2021%
Lanvin	63,949	29,471	34,478	117.0%
Wolford	54,261	41,941	12,320	29.4%
St. John	41,924	33,373	8,551	25.6%
Sergio Rossi	26,969	—	26,969	—
Caruso	14,919	12,328	2,591	21.0%
Other and holding companies	1,938	963	975	101.2%
Eliminations and unallocated	(2,260)	(1,194)	(1,066)	89.3%

Total	201,700	116,882	84,818	72.6%

The following table sets forth a breakdown of revenues by brand for the years ended December 31, 2021 and 2020.

	For the years ended December 31,		Increase/ (Decrease)
(Euro thousands, except percentages)	2021	2020	2021 vs 2020%
Lanvin	72,872	34,989	37,883	108.3%
Wolford	109,332	95,384	13,948	14.6%
St. John	73,094	66,512	6,582	9.9%
Sergio Rossi	28,737	—	28,737	—%
Caruso	24,695	26,351	(1,656)	(6.3)%
Other and holding companies	6,968	2,569	4,399	171.2%

Eliminations and unallocated	(6,876)	(3,193)	(3,683)	(115.3)%

Total	308,822	222,612	86,210	38.7%

(1)	Sergio Rossi was acquired by the Lanvin Group in July 2021, and was consolidated in Lanvin Group’s consolidated financial statements starting from the acquisition date.
(2)

Revenues from other and holding companies mainly refer to the intra-group sales. It mainly includes the brand management fees charged from portfolio brands to Lanvin Group holding company. And the intra-group sales have been eliminated at consolidation level.

History

Fosun Fashion Group (Cayman) Limited or FFG (together with its subsidiaries, currently trading as the “Lanvin Group” and formerly as “Fosun Fashion Group” after the rebranding in October 2021, as discussed below), an exempted company incorporated with limited liability under the laws of the Cayman Islands, is an affiliate of the Fosun International (one of Forbes Global 2000 World’s Largest Public Companies on the 2021 list).

Founded in 1992, Fosun International’s mission is to provide high quality products and services for families around the world in health, happiness, wealth and intelligent manufacturing segments. Through continuous innovation, Fosun International has achieved rapid development by capitalizing on high growth sectors. It has a track record of developing industry champions which have successfully listed on global stock exchanges in different sectors of consumer goods and healthcare.

In 2018, Fosun Fashion Group was founded with the vision of building a leading global luxury group with unparalleled access to Asia. From 2018 to 2021, the Group successively acquired majority stakes in St. John, Caruso, Lanvin, Wolford and Sergio Rossi. While Fosun Fashion Group was founded in 2018, each of our portfolio brands acquired has a long-standing history with a combined heritage over 390 years. Since incorporation, Fosun Fashion Group (now known as Lanvin Group) has helped its brands to reinforce their organizational infrastructure with the aim to build a global luxury platform. Lanvin Group’s near to mid-term growth strategy is centered around diversification through (i) differentiated product categories that allow brands to further expand their customer demographics and (ii) omni-channel distribution with a focus on developing brands’ Direct-to-Consumer channels including self-operated retail boutiques and e-commerce. From time to time, Lanvin Group’s growth strategy will also include acquisitions, while the core focus of the growth strategy will continue to be organic. Potential future acquisitions will help to further diversify Lanvin Group’s portfolio composition and accelerate growth with a consistent diversified approach on product offerings, demographics and distribution channels.

Since 2019, Fosun Fashion Group has welcomed a group of partners through multiple capital rounds into a comprehensive strategic alliance, which has a shared vision to empower the Group’s portfolio brands and drive growth both in Asia and overseas.

The alliance partners include ITOCHU Corporation (8001.T), a preeminent Japanese trading conglomerate; K11, a global high-end lifestyle brand and manager of luxury shopping malls under New World Development Company Limited (0017.HK); Stella International (1836.HK), a leading developer and manufacturer of luxury footwear and leather goods; Baozun (NASDAQ: BZUN and HKEX: 09991.HK), a leading global e-commerce business partner of global fashion, luxury and other brands in China; Activation Group (9919.HK), a leading interactive data performance marketing group for fashion and luxury brands in Greater China; and Neo-Concept Group, a leading apparel manufacturer with over thirty years of experience focusing on innovative and sustainable textiles and fashion.

In October 2021, Fosun Fashion Group announced its rebranding to Lanvin Group. The rebranding to Lanvin Group exemplifies the Group’s clear vision to build a global portfolio of iconic luxury fashion brands as it embarks on a new phase of growth. Behind the decision to rebrand the Group as Lanvin Group lies a strong belief that the spirit and ethos of Jeanne Lanvin when she started her business – entrepreneurship, creativity, openness and flair for life – which have helped build Lanvin over the past 133 years, remain as strong as ever and will be core to the continued success of the Group as it enters the next phase of its global development. Fosun Fashion Group’s rebranding as Lanvin Group did not entail a change in Fosun Fashion Group’s legal name, which remains Fosun Fashion Group (Cayman) Limited.

Since the Group’s incorporation in 2018, it has operated under a two-tier management structure involving both global and local levels, as well as strong localized operational teams in strategic markets like Greater China. These teams contribute to implementing the Group’s global vision with a clear portfolio strategy and effective dual-engine model. With cross-sector resources and the breadth of experience of its founding shareholder, Fosun International, and the combined support from its partners who are industry specialists, the Group has demonstrated the strength of its global platform. The Group aims to continue to scale up its business with its unique objective to transform heritage brands, and invest in the future of its brands and talent.

Milestone Events

Below are the milestone events of the Lanvin Group:

April 2013	• First investment in a minority stake of St. John by Fosun Group
September 2013	• First investment in a minority stake of Caruso by Fosun Group
February 2018	• Incorporation of Fosun Fashion Group (Cayman) Limited
April 2018	• Acquisition of a majority stake in Lanvin by Fosun Group
May 2018	• Acquisition of a majority stake in Wolford by Fosun Group
May 2019	• Acquisition of a majority stake in Wolford by Fosun Fashion Group
September 2019	• Acquisition of the majority stakes in Lanvin, St. John and Caruso by Fosun Fashion Group
October 2019	• Closing of Series A capital round
October 2020	• Closing of Series A+ capital round
May 2021	• Closing of Series B capital round
July 2021	• Acquisition of a majority stake in Sergio Rossi by Fosun Fashion Group
September 2021	• Closing of Series B+ capital round
October 2021	• Official rebranding from Fosun Fashion Group to Lanvin Group

Competitive Strengths

We believe that the following key competitive strengths have been the primary drivers of our historic success and will continue to be the pillars of our growth strategy.

The first and only global luxury platform headquartered in China with an international outreach. We are uniquely positioned to capture the opportunities in the world’s fastest growing luxury markets. The personal luxury goods market has been a highly attractive and resilient sector with a global market size of €220 billion in 2020. The personal luxury goods segment is expected to achieve a compound annual growth rate (CAGR) of 8% for the period between 2021 and 2025, with an estimated market size of up to €380 billion by 2025. Luxury goods consumption by Chinese consumers is expected to achieve a CAGR of up to 27% for the period between 2021 to 2025. By 2025, Chinese consumers are expected to contribute up to 45% of the global personal luxury goods market. All of the above market data and figures are taken from the Bain-Altagamma Luxury Goods Worldwide Market Study 2021 – ‘From Surging Recovery to Elegant Advance: The Evolving Future of Luxury’, please refer to the “Industry” section below for further details on this report.

Balanced global strategy with a strong base in Europe and growth focus on Asia and North America. We have adopted a balanced global growth strategy, with market-specific focuses on Asia and North America, the two largest markets of luxury goods consumption in the world. Lanvin Group has a strong foundation in Europe, with nearly half of the Group’s revenue currently derived from EMEA in 2021. In addition, the Group is placing a strategic emphasis on realizing its brands’ untapped potential in both Asia and North America, where our brands are at an inflection point to achieve rapid and significant future growth. Revenue generated from Greater China contributes 13.8% as of 2021. Revenue generated from North America contributed 34.6% of our total revenues for 2021.

In the fast-growing Asian markets, the Group and its strategic partners have premium access and strong track record in backing international consumer brands and powering their growth. In North America, our brands are also beginning to unlock the significant growth potential of the market by opening new retail stores, expanding e-commerce channels, including a shared digital platform powered by Shopify technologies, as well as launching dedicated marketing and brand collaborations.

Diverse heritage brands with luxury craftsmanship. Our five iconic brands have a collective history of close to 400 years and provide a huge variety of personal luxury goods ranging from ready-to-wear, leather goods, legwear and bodywear, to shoes, and accessories. They have far-reaching global presence, available in more than 80 countries with approximately 1,200 points of sales and approximately 300 directly operated stores across the world. The portfolio is deliberately diverse and leverages a combination of e-commerce, offline retail and wholesale channels, providing both significant growth opportunities as well as stability and resilience throughout the fashion cycle. The long-standing appeal of our brands is best demonstrated by Lanvin, our flagship brand, which was established in 1889 and today remains synonymous with classic Parisian elegance.

Behind all our products is the high quality craftsmanship, underpinned by consumer confidence in our brands. We have six vertically integrated production facilities in Europe and the US for Sergio Rossi, Wolford, St. John and Caruso, with products ranging from shoes, skinwear, knitwear, menswear to jewelry, empowering our brands with strong product know-how and R&D capabilities in their own respective categories.

Long-term growth underpinned by sustainability. Our ESG policy follows that of Fosun International, whose most recent MSCI ESG rating is “AA”. We are committed to operating our business in the best interests of the environment through collaboration with our employees, suppliers and customers to ensure long-term and sustainable growth. For example, in April 2019, Wolford was also granted the “Cradle to Cradle Certified™ (Gold)” award, the global standard for products that are safe and responsibly made issued by Cradle to Cradle Products Innovation Institute, for the development of technically recyclable (i.e. completely reusable) products. The product portfolio has now been expanded to more than 20 styles. Up until now, Wolford is one of the first fashion brands to have a dedicated Cradle-to Cradle® Collection with more than 20 Gold certified styles in both the biodegradable and technical cycle.

Unique investor ecosystem to drive synergies and sustainable growth. We have also leveraged our unique platform to assemble a one-of-a-kind strategic alliance of investors in the Group. The alliance comprises of multibillion-dollar enterprise partners along the luxury fashion value chain, operating across key sectors including product development, manufacturing, marketing and e-commerce, joining together with a shared vision to empower Lanvin Group’s portfolio brands and drive sustainable growth.

The alliance of industry leaders includes: Fosun International, Lanvin Group’s founding shareholder with global businesses covering healthcare, consumer products, finance and industrial operations, including Fosun Tourism Group (1992.HK), Fosun Pharma (2196.HK and 600196.SHA) and Yuyuan Tourist Mart (600655.SH); ITOCHU Corporation (8001.T), a preeminent Japanese trading conglomerate; K11, the global high-end lifestyle brand and manager of luxury shopping malls under New World Development Company Limited (0017.HK); Stella International (1836.HK), a leading developer and manufacturer of luxury footwear and leather goods; Baozun (NASDAQ: BZUN and HKEX: 09991.HK), a leading global e-commerce business partner of global fashion, luxury and other brands in China; Activation Group (9919.HK), a leading interactive data performance marketing group for fashion and luxury brands in Greater China; and Neo-Concept Group, a one-stop apparel manufacturer with over thirty years of experience focusing on innovative and sustainable textiles and fashion.

Clear growth strategy with proven track record. Over the years, we have proven ourselves to be a leading platform for transformation of heritage brands through product innovation, strengthened merchandising, digitalization, omnichannel activation, new market entry, localized brand marketing, as well as leveraging our distinctive advantages and exceptional resources in the Asia Pacific region. Our selected portfolio brands are fully equipped to optimize their product mix and expand into new categories, such as accessories and leather goods, which we believe represent significant growth opportunities. The portfolio brands will continue to tap into new trends including athleisure and cosmetics, and we believe we will evolve with an emerging, younger client base with high spending power. As a testament to the success of Lanvin Group’s strategy, the Lanvin brand, acquired by the Group in 2018, reaffirmed its strong growth trajectory in 2021, with global revenue growing 108.3% year-over-year. Of this growth, revenue in Greater China and North America increased by 134.1% and 252.8% from the year ended December 31, 2020 to the year ended December 31, 2021, respectively. Global e-commerce revenue for the year ended December 31, 2021 increased by 415.0% compared to 2020.

In addition to organic growth initiatives, we plan to use the transaction proceeds from the business combination for potential future acquisitions that complement our luxury fashion ecosystem. We will continue to invest in high-quality assets with diverse markets and product categories that can benefit from our operational value-add, global expansion strategies, as well as refreshed value propositions targeting high-growth segments. While our investment focus remains on high-end brands with rich brand heritage and fine craftsmanship, we also plan to launch an incubator project dedicated to minority investments in fast-growing companies with strengths in creativity, digitalization, as well as sustainable and intelligent supply chains.

Innovative management structure which empowers brands at global and local level. Our management is structured so that the portfolio brands are able to make bold moves and quick, informed decisions to capitalize on opportunities in their respective markets. We have a nimble corporate structure, built around a dual-engine strategy which recognizes the different drivers and growth levers in the established North American and European markets and the fast-growing Asian markets. Management has been structured, decentralized and empowered with the flexibility to make swift decisions and build its brands according to the needs and tastes of local markets. This unique structure also ensures that the Group will continue attracting the most accomplished and creative talents worldwide.

We have also attracted a world-class advisory team of proven business leaders (which includes non-executive advisory members and/or board of directors), bringing further global expertise to the execution of the Group’s growth strategy. The advisory team members are Mitch Garber, Chairman of Invest in Canada, Board Member of Apollo Strategic Growth Capital, Rackspace and Shutterfly; Jennifer Fleiss, co-founder of Rent the Runway, Partner of Volition Capital and Board Member of Apollo Strategic Growth Capital, Shutterfly, and Party City; and Ceci Kurzman, founder of Nexus Management Group and Board Member of Warner Music and Revlon.

Disruptive digital and creative initiatives to optimize customer experience. We are harnessing the power of technology to reinforce our global digital strategies and channels in order to get closer to our customers. Localized digital strategies are used to address diverse e-commerce and social platforms in each market. In the US, a shared digital platform which provides a highly agile local e-commerce infrastructure, logistic system, and content creation has been developed to optimize online customer experience and operational efficiencies.

We have formed a complementary creative interface, including the Milan Creative Lab, bringing together our emerging creative talents and resources from around the globe to enable our brands to adapt swiftly to changing consumer preferences and enhance their creative visions. By investing and developing in our digital and creative capabilities, we will continue to reach a wider, younger, and more diverse audience, demonstrating the Group’s breadth and quality of products as well as its identity, history and values.

Strategy

We intend to build a global portfolio of iconic luxury fashion brands and drive sustainable growth by pursuing the following strategies.

Unleashing brand heritage and refreshing brand images to connect with today’s consumers. Each of our brands has their own unique DNA and rich heritage, which are the core of their brand equity and competence. Our mission is to preserve and enhance that valuable equity and help the brands interpret it in a way that connects to the new generation of luxury consumers of today and tomorrow. We achieve that through refreshed brand images, rejuvenated creative directions, and dynamic marketing strategies to tell the stories to diverse consumers around the globe. Empowered by our unique dual-engine strategy, we implement highly localized marketing strategies, contents and campaigns by taking into consideration the different cultures, channels and consumer appetites in our strategic markets including Europe, North America and Asia, while maintaining a consistent global brand image.

Expanding our channels and footprint across the world. We intend to grow our global presence by entering new geographies, opening more stores and executing an omnichannel distribution strategy. Lanvin Group has a strong foundation in Europe, with nearly half of the Group’s revenue derived from EMEA in 2021. In addition, the Group is placing a strategic emphasis on realizing our brands’ untapped potential in both Asia and North

America, where our brands (except for St John) still have a relatively low penetration rate and are at an inflection point to achieve rapid and significant future growth. The Group anticipates over 200 new store openings by 2025. In addition to increasing the number of physical stores, our omnichannel distribution strategy will involve expansion of our e-commerce offering and development of our digital marketing capabilities.

Optimizing product category mixes within our current brands. We believe there are significant growth opportunities in capitalizing on our brands’ recognition and customer base by rebalancing our current product portfolio and introducing new product categories. Each portfolio brand is fully equipped to optimize its product mix and expand into new categories, such as accessories, leather goods and cosmetics, which represent significant growth opportunities on their own. The portfolio brands will continue to tap into new trends including athleisure, and will evolve with the emerging, young client base globally with high spending power.

Reinforcing global digital strategies and customer experiences. We will utilize digital tools to strengthen our operations and brands, attract new customers and cultivate our existing customer base. Currently, our portfolio brands’ online DTC channel includes the brand’s official websites and e-commerce platforms through which we sell directly to our customers (such as Farfetch, TMall and WeChat), amongst others. We are also implementing a shared digital platform in North America to optimize customer experience and cost efficiency for our brands’ e-commerce service in the respective region, by leveraging Shopify’s latest technologies. This will also allow us to conduct data-driven marketing activities and commercial outreach, develop tailored marketing communication campaigns and offer digital showrooms for both our wholesale customers and retail buyers. Ultimately, by investing in and developing our digital capabilities, we will reach a wider, younger, and more diverse audience to whom we will demonstrate the breadth and quality of our products as well as our identity, history and values.

Harnessing the strength of our global platform to develop our brands. We have proven ourselves to be a pre-eminent platform for transformation of heritage brands through product innovation, digitalization, omnichannel activation, new market entry and localized brand marketing, as well as group level strategic programs including the North America Digital Platform and the Milan Creative Lab that continuously provide shared resources to our brands. We have put in place an agile governance structure that enables local teams in EMEA, North America, APAC and other regions to make bold moves and quick, informed decisions to capitalize on growth opportunities in their respective markets, with the backing of a comprehensive and synergistic global ecosystem in capital, human resource, digitalization, marketing, distribution, and supply chain.

Leveraging our unique strategic alliance to drive synergies and sustainable growth. Beside our own brand portfolio and group platform, we will utilize our strategic partners’ expertise and resources along the fashion value chain to drive growth and facilitate disruptive changes in the luxury fashion industry globally. Our partners are market leaders in their respective sectors who share our vision and will enable us to execute on our synergistic business model.

Identifying new strategic investments that complement our luxury fashion ecosystem. We will continue to invest in high-quality assets in diverse markets and product categories that can flourish within our luxury fashion ecosystem. While our investment focus remains on high-end brands with rich heritage and fine craftsmanship, we also plan to launch an incubator fund dedicated to minority investments in fast-growing companies with strengths in creativity, sustainable and innovative supply chain, as well as digital platforms and tools. We believe these will be important future partners who will further help drive the growth of our business and broaden our ecosystem.

Industry

This section describes the trends and dynamics of the market in which we operate.

We operate in the luxury goods market with most of our revenues derived from the apparel (including footwear) and accessories markets.

The personal luxury goods market includes the following product segments: accessories, jewelry, beauty, apparel and watches. By product, we primarily operate in the apparel and accessories segments of the personal luxury goods market.

The information relating to the industry contained in this section has been based on the Bain-Altagamma Luxury Goods Worldwide Market Study 2021 – From Surging Recovery to Elegant Advance: The Evolving Future of Luxury. See “Market and Industry Information”.

Trends and structure of the global personal luxury goods market

2021 demonstrated a year of remarkable recovery of the luxury goods market (in which the Lanvin Group operates) driven by a “dual engine” growth, powered by local consumption particularly in the US and China and offsetting the decline in tourist purchase as a result of the pandemic. The global luxury market has experienced regional shifts, in which China experienced a remarkable momentum with a market size of €60 billion, nearly doubling that of 2019 and constituting 21% of the global market. In addition to the regional shift, luxury goods sales via online channels nearly doubled in the past two years and the secondhand market thrived.

The global personal luxury goods market had a total value for the year 2020 of approximately €220 billion and has grown steadily for about two decades with a CAGR of 6% from 1996 to 2019. In 2020, the luxury goods market experienced a decline in demand as a result of the COVID-19 pandemic and changing customer preferences and habits, which has led customers to turn to lower priced products and postpone or reduce the purchase of personal luxury goods.

The chart below sets forth the evolution of sales in the global personal luxury goods market from 1996 to 2020 and the expected evolution for the years from 2021 to 2025. The 2021 rebound suggests that the growth will be healthy for all personal luxury goods markets in the medium term. With the exception of 2020, the global personal luxury goods market has shown a continuous mid-single digit growth path and is expected to have a CAGR of approximately 6% to 8% from 2021 through 2025.

Personal Luxury Goods Market Evolution - €bn

(*)	CAGR is calculated using the estimated market size for 2021E and the lower and upper ranges for the estimated market size for 2025E.

Source: Bain-Altagamma Luxury Goods Worldwide Market Study – Fall 2021 – 20th Edition dated November 11, 2021

The global personal luxury goods market experienced a rebound driven primarily by the positive evolution of the pandemic and the roll-out of COVID-19 vaccines and immunization campaigns, which allowed governments to ease restrictions, leading to a partial resumption of shopping and traveling, partial return to pre-pandemic living styles, levels of consumer confidence and rebounding consumption trends especially in Greater China.

The personal luxury goods market has already returned to its 2019 level. The trends experienced in 2021 are expected to continue to thrive in the coming years, with a steady growth of up to 8% of CAGR by 2025.

Certain trends that started before the spread of the COVID-19 pandemic and that are expected to continue over the next few years, representing the drivers of the personal luxury goods market, are: (i) the shift from formal apparel to casual luxury, also driven by the adoption of remote or hybrid working arrangements, (ii) increase in domestic purchases in Asia (as opposed to tourism-related purchases), (iii) increasing attention to sustainability, diversity and ethical considerations, and (iv) increasing weight of online purchases, as a result of which players in the personal luxury goods market will have to continue the shift to an omnichannel concept, with an increasing integration of the digital and physical shopping experiences.

The chart below sets forth the evolution of sales in the personal luxury goods market per quarter in 2021 as compared to the corresponding periods in 2020. Beginning from the second quarter of 2021, the personal luxury goods market shows positive signs of improvement compared to the prior quarters of the same year, and sales for the four quarters of 2021 show up to 2% increase at constant exchange rates, partially offset by the uncertainty on the upcoming holiday seasons (such as whether lockdowns will be imposed again or whether regional flights will resume, etc.).

Personal luxury goods market evolution per quarter 2020- % vs. 2021 QoQ (1)

Note: growth at constant exchange rates

Source: Bain-Altagamma Luxury Goods Worldwide Market Study – Fall 2021 – 20th Edition dated November 11, 2021

(1)	Figures for 2021 reflected in this chart are estimates.

Over the last 20 years, the leading brands in the luxury goods market have grown both their share of the market and their scale advantage as defined primarily by revenue size and geographic reach over other players. The personal luxury goods market is characterized by certain barriers to entry, such as: (i) the need to develop or acquire a recognized brand whose reputation must be sustained by high and continuing investments in advertising and communication; (ii) the need to make substantial investments in the development of a distribution network in line with the quality standards required by the industry; (iii) the difficulty to access existing distribution channels, which are closely controlled by the incumbent players; and (iv) the challenge of achieving and maintaining high product quality standards.

That said, there is still a place for “rising stars” (who are smaller brands with growth potential) in the industry. These small brands, many of which are newcomers, currently make up 2% of the market but are growing twice as fast as the broader industry.

Global market trends by geographic area

The chart below sets forth the value of sales in the global personal luxury goods market for 2019 and estimates for the years 2021 and 2025 split by geographic area.

Personal Luxury Goods Market by Geographic Area and Nationality – €bn

Source: Bain-Altagamma Luxury Goods Worldwide Market Study – Fall 2021 – 20th Edition dated November 11, 2021

Market trends through 2025 are expected to show a relatively significant increase in the market weight of sales of personal luxury goods in the China market as a key engine for local consumption.

Source: Bain-Altagamma Luxury Goods Worldwide Market Study – Fall 2021 – 20th Edition dated November 11, 2021

Market trends through 2025 are expected to show a relatively significant increase in the market weight of sales of personal luxury goods of Chinese clients as one of the main growth drivers in the future luxury business, potentially from both domestic purchase and tourism-related purchases.

Global market trends by product category

Menswear and Accessories Luxury Market

In recent years, growth in the global menswear and accessory luxury market has been primarily driven by the accessories (leather goods and footwear) product category. Demand for the menswear product category has been relatively stable in recent years, with a significant increase in casual footwear and a strong demand for luxury belts in 2021.

Womenswear and Accessories Luxury Market

The Lanvin Group is also exposed to the womenswear and luxury accessories market. Both womenswear and accessories are on a growing trajectory, with accessories enjoying a more pronounced growth than apparel.

Global market trends by product style

In recent years, the menswear luxury market recorded growing demand for products characterized by a casual style, particularly for products such as outerwear, jersey and knitwear. Notwithstanding, there were signs of growing demand in luxury belts and branded luxury jewelries (especially the unisex products). The trend of casualization continues as a result of remote working arrangements and changes in lifestyle. As for mainland China in particular, leather goods and fashion and lifestyle items continue to be the key drivers of the personal luxury goods market.

Brands, Collections and Products

The Lanvin Group is a holding company operating mainly 5 portfolio brands, namely Lanvin, Wolford, Sergio Rossi, St. John and Caruso, offering products including apparel, leather goods, footwear, and accessories.

Lanvin

Founded in 1889 by Jeanne Lanvin, Lanvin is an iconic French luxury brand and one of the world’s oldest and longest running luxury French couture houses currently in operation. As of today, Lanvin is a reference for the Parisian industry of luxury for women’s ready-to-wear, men’s ready-to-wear, made to measure, leather goods, footwear (including sneakers), costume jewelry, eyewear, and childrenswear.

For the years ended December 31, 2021 and 2020, Lanvin generated revenues equal to €72,872 thousand and €34,989 thousand, respectively, representing 23.6% and 15.7% of our revenues. For the six-month periods ended June 30, 2022 and 2021, Lanvin generated unaudited revenues equal to €63,949 thousand and €29,471 thousand, respectively, representing 31.7% and 25.2% of our revenues.

Ready-to-wear. Lanvin is a historic couture house, where ready-to-wear is a key category in terms of image and revenue. Widely recognized for formal occasion and red carpet creations, Lanvin has recently developed a casual chic proposal to accompany the diverse needs of today’s luxury client. As such, the brand today offers a well-rounded wardrobe for men and women.

Made to Measure. The couture heritage of the brand remains a strength of its image and public perception. Exclusive Made to Measure service for men’s tailoring and women’s eveningwear is offered in selected boutiques.

Footwear (including sneakers). The footwear selection includes formal and casual styles made by hand in Italy. Built to address diverse moments ranging from the professional and formal to the casual and off-duty, the objective is for the Lanvin leather shoe category to become a reference in the marketplace. Also, as the one of the first luxury brands to offer chic sneakers, Lanvin has strong and recognizable lines, and a globally recognized authority in the technical rubber sole category of athletic-inspired footwear.

Leather Goods. With a breadth of styles, function and price range, the leather goods offering is composed of elegant items in premium materials and with the finest Italian manufacturing. A custom order service is available for our top clients allowing them to personalize their favorite styles.

Costume Jewelry. Jewelry has been part of the dress code at Lanvin since its founding. Known for ornate, striking costume jewelry pieces, this category is set to be an important feature of Lanvin’s accessory business in the future.

Accessories. Lanvin’s accessory products include scarves, hats, belts, ties, sleeve cuffs and others.

Eyewear. Marchon has been Lanvin’s exclusive eyewear licensee since 2020 for the production and worldwide distribution of sunglasses and optical eyewear. Marchon’s standards for quality and ‘Made in Italy’ excellence matched with Lanvin’s unique design approach are fueling the potential of this category.

Childrenswear. Children Worldwide Fashion (CWF) has been Lanvin’s exclusive licensee since 2019 for the production and worldwide distribution of children’s clothes, shoes and accessories. CWF’s knowledge of the childrenswear sector and its distribution power are important to the future growth of this promising business.

Wolford

Established in Austria in 1950, Wolford is a luxury brand, leading skinwear specialist of high-quality legwear, ready-to wear and lingerie, listed on the Vienna Stock Exchange. Wolford is famous for its exquisite fabrics and top-notch innovations, meeting the highest environmental and sustainability standards in the textile industry. Wolford is one of the first fashion brands to have a dedicated Cradle-to Cradle® Collection with more than 20 Gold certified styles in both the biodegradable and technical cycle. In 2020 Wolford has added two new pillars, the W line and the W Lab, to its portfolio. The W line has a strong character, follows the rhythm and understands the movements in athleisure, while the W Lab presents limited edition collections in collaboration with the talents around the world from time to time.

Wolford’s business model covers the entire value chain – from sourcing of materials through suppliers, design and product development to global omnichannel distribution including proprietary boutiques. That makes Wolford highly autonomous and enables it to react quickly to the latest fashion trends. Wolford is supported by external partners and selected suppliers in legwear, ready-to-wear and lingerie sectors. Tasks relating to product development are centralized at Wolford’s headquarters in Bregenz, Austria while tasks of creative design and marketing are in Milan.

For the years ended December 31, 2021 and 2020, Wolford generated revenues equal to €109,332 thousand and €95,384 thousand, respectively, representing 35.4% and 42.8% of our revenues. For the six-month periods ended June 30, 2022 and 2021, Wolford generated unaudited revenues equal to €54,261 thousand and €41,941 thousand, respectively, representing 26.9% and 35.9% of our revenues. Wolford offers luxury legwear and ready-to-wear, lingerie, and beachwear, with a successful diversification into leisurewear, athleisure (as part of our ready-to-wear offerings) and accessories.

Ready-to-wear. Wolford’s ready-to-wear offerings range from bodysuits, tops, trousers, dresses, skirts, jumpsuits, jackets, cardigans. Wolford’s ready-to-wear products are characterized by high-quality and innovative materials in timeless designs. These contemporary and luxurious styles are incredibly comfortable and soft against the skin. Subtle and effective shaping technology accentuates the feminine silhouette without sacrificing comfort. All of our ready-to-wear products are made from high-quality materials with expert craftsmanship and innovative techniques. Our designers are always searching for the newest materials and methods to improve and advance our shapewear.

Legwear. Wolford is widely recognized for its luxury legwear, including stockings, socks and leggings. Wolford started out in 1950 as a producer of pure silk and rayon stockings on Lake Constance. In 1954, Wolford proudly presented its first seamless nylon stockings to start its compelling story of utmost comfort and finest quality. In 1977, Wolford launched the first transparent support stocking called Miss Wolford. The transparent and glistening tights – Satin Touch - was born and has since become a bestseller in its product category. Besides Satin Touch, Wolford has created a lot of timeless classics of legwear products such as Fatal Tights, Pure 50 Tights, Pure 10 Tights and so on. In 2020, Wolford launched the W line to capture the trend of athleisure. The first W line collection involved collaboration with Adidas and we saw strong sales performance for this collection, Always open to creative ideas, Wolford has repeatedly worked together with prestigious designers in legwear, including Vivienne Westwood, Vetements and Amina Muaddi.

Lingerie and beachwear. Wolford licenses its brand to one third-party for the manufacturing and distribution of lingerie and beachwear. The licensed products are partly sold by us through our DTC channel and partly through the licensee’s wholesale customers and other prestigious retailers. With respect to the licensed products sold through our DTC channel, we purchase such products from the licensee. The licensee pays fees and royalties to us under the licenses.

Accessories. Wolford’s accessories offerings range from caps, gloves, collar, care masks, jewelry and silk bags.

Sergio Rossi

Sergio Rossi S.p.A. is an Italian company that focuses on the design, production, distribution, and sale of leather shoes and leather accessories through its brand, Sergio Rossi. Since its creation, the Sergio Rossi brand has become a benchmark in the luxury shoemaking sector and is known worldwide for its artisanship and for creating iconic models. Over the past 70 years, the company has fostered its distinctiveness by enhancing the quality of its material, the craftsmanship and elegance of its products, and its luxury allure, which remain the foundations of Sergio Rossi’s unique style. Whilst the showroom and managerial offices are based in Milan, the heart of Sergio Rossi’s production activity is the San Mauro Pascoli factory, where skillful artisans and technicians have been hand-crafting Sergio Rossi shoes for the past six decades.

Lanvin Group completed the acquisition of a majority stake in Sergio Rossi in July 2021. For the year ended December 31, 2021, Sergio Rossi generated revenues equal to €28,737 thousand (from the acquisition date to December), representing 9.3% of our revenues. For the six-month periods ended June 30, 2022, Sergio Rossi generated unaudited revenues equal to €26,969 thousand, representing 13.4% and of our revenues. Sergio Rossi offers handmade footwear for women and men.

Footwear for women. Traditionally, Sergio Rossi mainly focused on products with seasonless designs, which helped the brand become a symbol of the Italian maestria recognized worldwide. In order to meet the demands of more dynamic lifestyle for the new generation, Sergio Rossi launched several new collections (e.g. SI ROSSI and GRAZIE Sergio) and unleashed growth potentials of the existing collections (e.g., SR1 and SR Twenty) with additional categories and versatile style and designs. Sergio Rossi’s luxury women’s footwear offering ranges from pump, sandal heel, booties, ballerina, flat closed toe, sneaker, slingback, wedge, boots, sandal flat and blunt.

Footwear for men. We believe men’s footwear represents enormous growth potential for the luxury accessory market. Sergio Rossi has taken another step forward and re-introduced the men’s collection, inspired by the modern, sharp and passion driven men of today. The distinctive signs of the brand’s DNA, such as the iconic square plate, the ultra glam details and the urban inspiration are reinterpreted in the luxurious men’s footwear. Sergio Rossi’s luxury men’s footwear offering ranges from sneakers, loafers, derby shoes and lace-ups.

St. John

St. John is a Southern California-based American luxury fashion house founded in 1962, widely recognized for high-quality women’s knitwear. St. John designs, produces, markets and distributes luxury womenswear, footwear and accessories, including handbags, jewelry, and leather goods. The company is vertically integrated with workshops, stores, and offices around the world.

For the years ended December 31, 2021 and 2020, St. John generated revenues equal to €73,094 thousand and €66,512 thousand, respectively, representing 23.7% and 29.9% of our revenues. For the six-month periods ended June 30, 2022 and 2021, St. John generated unaudited revenues equal to €41,924 thousand and €33,373 thousand, respectively, representing 20.8% and 28.6% of our revenues.

Each year, St. John produces unique collections organized in four seasons (Spring/Pre-Fall/Fall/Resort), plus a number of capsule collections. Additionally, St. John offers evergreen wardrobe essentials called “Basics”, which are staple pieces designed to anchor women’s year-round wardrobes. Capsule collections are special collections that are inspired by a certain time of year or event (i.e., Classic Cashmere Loungewear, the Chinese New Year collection, the Nordstrom Anniversary Sale).

St. John’s products are categorized into Collection, Evening, and Accessories:

Collection. Seasonal pieces offered in varying fabrics, colors, and silhouettes, including outerwear, dresses, suiting, knits, and bottoms. The collection is designed to create a sophisticated, elegant, and versatile wardrobe for the client’s signature sense of style, reflecting season-specific considerations, trends, and palettes.

Evening. Elegant ensembles suitable for dressier occasions from cocktail to black tie, and even everyday glamor. The evening collection includes a variety of options including standout gowns, elevated suiting, sparkly cocktail dresses, and even special separates.

Accessories. The St. John lifestyle would not be complete without accompanying accessories. Luxurious Nappa leather handbags and footwear are everyday staples, while iconic buttons and a mix of subtle and statement jewelry are welcomed accents.

Caruso

Founded by the renowned tailor Raffaele Caruso in 1958, Caruso is an Italian heritage brand, and the Italian tradition continues in all its products, which are 100% produced in Italy by the company’s approximately 400 skilled seamstresses and master tailors in its factory (Fabbrica Sartoriale Italiana). Over the past 60 years, Caruso has focused on the development and production of men’s luxury full-canvas jackets in a proprietary factory in Soragna and has become the point of reference for stylists and luxury brand designers and a co-creation and production hub for the best high and male fashion brands of the world.

For the years ended December 31, 2021 and 2020, Caruso generated revenues equal to €24,695 thousand and €26,351 thousand, respectively, representing 8.0% and 11.8% of our revenues. For the six-month periods ended June 30, 2022 and 2021, Caruso generated unaudited revenues equal to €14,919 thousand and €12,328 thousand, respectively, representing 7.4% and 10.5% of our revenues. Caruso offers luxury leisurewear and formalwear for men.

Luxury leisurewear. In recent years, the market is experiencing a shift towards luxury casualwear for all generations. There is also a wider acceptance of casualwear for different occasions, which is ultimately increasing the demand of streetwear and attracting leading luxury brands in the space. In order to meet new market demands, Caruso has launched new brand image and attitude identified as “Playful Elegance” and coherently added new product lines and categories including knitwear, outerwear, casual pants, shirts and others.

Formalwear. In the past few years, Caruso’s Fabbrica Sartoriale Italiana factory has maintained close and long-term partnerships as an outsourced manufacturer for several well-known luxury brands by producing and offering luxury full-canvass formalwear products. For further consolidating market position, Caruso initiated new strategies towards formalwear production including widening its offering (by product categories and quality levels) and service (made-to-measure (MTM) and reorders) and generating new projects with partners.

Operations

Our primary operations are divided among the locations where our portfolio brands are based, including France, Austria, Italy, the United States, Slovenia (where Wolford’s second manufacturing facility is located) and Mexico (where St. John’s manufacturing facility is located).

Our primary activities consist of creating, manufacturing and marketing of our pre-collections and main collections, organized into two seasons (Fall/Winter and Spring/Summer) for Lanvin, Wolford, Sergio Rossi, Caruso and the four seasonal collections (namely, Spring, Pre-fall, Fall and Resort) for St. John. Generally, each collection within our portfolio brands takes approximately 6 months from design to delivery of the finished products to our customers.

Our primary activities can be subdivided into the following major stages, overseen by different functions in our organization: (i) design, product development and merchandising; (ii) sales campaign; (iii) procurement; (iv) manufacturing; (v) logistics and inventory management; and (vi) marketing and advertising, as further described below.

Design, Product Development and Merchandising

Each portfolio brand has its own dedicated in-house creative, product development and merchandising teams, complemented by additional design capabilities from shared creative platforms (Milan Creative Lab and

BOND on BUND) managed by the Group, which bring together emerging creative talents and resources from different markets and facilitate collaborations or freelance design projects with the brands. The new collections are therefore created by the designers and merchandisers jointly considering market analysis and seasonal fashion trends while reflecting the brands’ true genuine creative visions.

Our experienced merchandising teams of each portfolio brand work on OTB (Open To Buy) for collections of each season and will provide guidelines to the manufacturing and procurement functions for the quantity of products based on their assessment. Currently, we adopt a “small order, quick reaction” mode within our own factories, which provides flexibility to increase or decrease the orders according to the latest sales performance/forecast, as well as any recent market trends. We also implement a “monthly drop product calendar” for brands including Lanvin and Wolford to limit the risk of over-/ under-production.

At Lanvin, the development of a collection takes place through a collaboration between the in-house creative studio and ateliers. In the heart of Paris, Lanvin’s ateliers passionately commit themselves each season to the service of a high-end ready-to-wear line. Once the styles of the new collection are drawn and selected, the sketches are presented by the artistic director to the sample makers tasked with bringing them to life, from toiling (the construction of a sketch in a plain fabric that will then be scrutinized and fine-tuned during the fittings), fitting, pattern making, fabric selection, cutting and the final assembling, until a collection is strut down the runway under the spotlight. For leather goods and footwear, a dedicated product development team works hand in hand with the creative and merchandise teams from sketch to the first prototype with selected craftsmen and luxury manufacturers in Europe.

At Wolford, when developing a new collection, product management, the design team, and product development all work hand in hand. Product management analyzes trends, colors and shapes and identifies the products that will be in demand in the market – these findings then form the basis for the work performed by the design team. The close cooperation between design and product development in turn results in a stream of new products, often based on new production methods, such as 3D printing or the adhesive technology developed by Wolford and now patented, “Pure Tights”, the world’s first glued tights. Product and merchandise management also handles demand planning for the retail areas of proprietary boutiques and for wholesale customers. This department determines which articles have to be produced in which sizes and colors and for which retail areas. It also controls the flow of goods from the warehouse to retail areas.

At Sergio Rossi, each new collection is created by the Design teams, coordinated by the brand’s CEO, working in strong coordination with the Merchandising team, allowing for a continuous cross-pollination of ideas and proposals. The new collections are therefore created by the designers and stylists considering market analysis and seasonal fashion trends. The Brand and Merchandising team of the Sergio Rossi brand is supported by a unique expert team of product developers, who also work in close cooperation with the modelers of the Supply Chain teams, for a total of approximately 35 people involved in this production stage. The modelers transform the designers’ sketches first into paper or 3D models, and then into prototypes to assess the look, feel and functionality of the product, and allow the Design and Merchandising team to fine-tune the prototypes and the internal Supply Chain technicians to anticipate any issues that may arise during the manufacturing process. Once the prototypes are approved, a sample collection is produced based on such prototypes. Modeling and prototyping are completed entirely in-house and the Design, Brand and Merchandising and Supply Chain teams closely cooperate and share information and suggestions with each other to ensure that the products are manufactured on time and consistent with the delivery plans for our collections. From the launch of “The Living Heritage Project” (a passionate and intensive internal project of Sergio Rossi, which allowed for the creation of a physical historic archive, a digital platform dedicated to product history and brand’s image and an exhibition space showing the brand history.) in January 2017, thousands of vintage models arriving from all over the world have been purchased, restored and digitally filed in record time. Simultaneously, more than 14,000 documents - drawings, look books, advertising and editorial images - have been recovered and digitized. This is an incredible asset, creating the opportunity to link the amazing ideas of the past with the future design development.

St. John currently has four collections each year, Spring, Pre-Fall, Fall, and Resort, as well as occasional capsule collections. Each new collection is created by the Design team, reflecting the creative genius of the designers, market analysis, and seasonal trends. The designers also take direction from the Merchandising team, who provide guidelines on the makeup of the collections, with target numbers of styles and recommended pricing. The Design team also works closely with Design Purchasing and Knit Design teams to acquire the best yarns and create incredible, exclusive fabrics. The Product Development team converts designers’ sketches into patterns and then prototypes (either internally or through outsourced production facilities) to assess the look, feel, and quality of the items, allowing the Merchandising team to fine-tune the prototypes and the Supply Chain technicians to anticipate any issues that may arise during the manufacturing process. Once the prototypes are approved, a sample collection is produced for internal review.

At Caruso, the internal creative and design team provide a mood board indicating creative direction/inspiration and color themes. The merchandising team collects the market indications (sales team suggestions), evaluates positives and critiques that emerged from the last sales campaigns, analyzes the macro trends of market evolution, and subsequently elaborates a merchandising plan that is shared with the brand’s CEO, as well as the Creative Direction, Product and Sales teams. This process enables Caruso to develop a collection that takes into account the creative needs, but at the same time is the result of internal thinking, as well as clear market indications. The product team researches and develops the products necessary for the implementation of all requests (creative and merchandising), through prototypes that will be reviewed/approved (remade if necessary) until the optimum is reached. At the same time, the product team collaborates with supply chain and control teams, in order to optimize internal production resources and apply the best cost solution to reach the target cost indicated by the merchandising plan. Through intermediate meetings, the whole collection is checked and edited in order to optimize its balance, up to its final approval by the aforementioned committee.

Sales Campaign

The sample collections, once ready, are presented to wholesale customers and retail buyers at each brand’s showrooms. Lanvin has a showroom in Paris. Wolford has showrooms in Milan, New York and Shanghai. Sergio Rossi has a showroom in Milan. St. John has a showroom in Irvine and temporary showrooms in New York and Paris. Caruso has a showroom in Milan.

The sample collections usually highlight styles and themes and occasions for use, and present a breakdown of products by product category, price range and look. In addition, our showrooms for each of the portfolio brands display the full product offerings across all product categories, simulating the effect of giving guidelines on how to display the store the effect of point-of-sale displays. While this process has historically been carried out through in-person meetings, as a result of the COVID-19 pandemic we adopted tools allowing our wholesale customers and retail buyers to view and submit online orders for the sample collections. Similar tools may continue to be used following the lifting of restrictions related to the pandemic as an enhancement of the traditional sales campaign experience.

During the sales campaign, orders are taken by each brand’s Wholesale Area Managers from wholesale customers (including franchisees) and retail buyers to form an order portfolio. Retail buyers place orders by selecting products in accordance with each brand’s buying guidelines, in particular with respect to DOSs, in order to ensure the consistency of the products’ assortment in various stores.

Sales campaigns usually last approximately two months. During the sales campaign, and based on preliminary orders placed by the retail buyers and wholesale customers, each brand’s Merchandising and Supply Chain teams regularly share information on the evolution of the order portfolio to align the initial forecasts for raw material procurement and production planning.

Procurement

Except for Lanvin, four out of the five portfolio brands have vertically-integrated manufacturing facilities, which can fulfill most of their production needs, providing stability and flexibility in our supply chain capabilities. In addition, all of these four brands have relatively stable and long-term relationships with their key raw material suppliers (with generally over 10 years of relationship with the top 10 suppliers in terms of expenditure in 2021). Lanvin Group has over 600 raw material suppliers in total (although sourcing activities are separately carried out for each portfolio brand). To date, none of our portfolio brands sources raw materials from suppliers based in Russia or Ukraine, and accordingly our supply chain has not been exposed to any material risks in light of the ongoing conflict between Russia and Ukraine.

Lanvin works with a portfolio of widely recognized and “best-in-class” manufacturers selected for their know-how in each product type (including ready-to-wear, leather goods and footwear). Productions are managed and followed through to the ‘Finished Product’ (full-package manufacturing) model. Fabrics and raw materials are entirely sourced in Europe, mostly Italy, with the exception of some technical fabrics found in Japan. The quality control department of Lanvin maintains control and validation directly or through external and certified control offices located in Italy, France and Portugal. This process of quality control encompasses fabrics/trims as well as finished products throughout our partners’ facilities. Once industrializing phases and pricing negotiation are completed, orders are placed to suppliers & manufacturers. Buying and production teams monitor delivery planning throughout the season.

Wolford’s procurement consists of mostly raw materials but also includes other items such as accessories. For the year ended December 31, 2021, Wolford’s supply base included 103 material suppliers, of which approximately 29 suppliers supply yarn for the internal knitting production, and approximately 29 suppliers supply fabrics, and approximately 45 suppliers supply accessories such as zippers, buttons or elastic bands. A majority of the aforementioned suppliers are located in Europe (approximately 90%) including Austria, Italy, Germany, and Turkey. However, Wolford also purchases a small amount of materials from Asia, such as China, South Korea and Japan. All raw materials procured by Wolford are stored at its headquarters in Bregenz for subsequent production and assembly. Finished products are stored in three warehouses – at the central warehouse in Germany, which also supplies to the online business in Europe, and in two other warehouses in the U.S. and China. The warehouse in the U.S. supplies the online business for the American market, while the warehouse in China supplies the region of Asia.

Sergio Rossi’s overall procurement volumes comprise purchase of raw materials (leather, plateaus, soles, insoles and heels); other raw materials like ancillary components (glues and solvents) and packaging; finished products (related to external production of finished products); and services (outsourced manufacturing). Sergio Rossi enjoys long-term relationship with its key suppliers. For the year ended December 31, 2021, Sergio Rossi sourced raw materials and finished goods from approximately 122 suppliers, of which around 113 provided raw materials and around 9 provided finished goods. In 2021, the top 10 suppliers of Sergio Rossi accounted for around 52% of annual purchase and the 96% of the procurement of raw materials, products and service came from Italian suppliers, while the remaining 4% came from other countries in the European area. Sergio Rossi has two warehouses, storing most of the raw materials, components including bottoms, leather and accessories, and prototypes. Depending on the categories of products and other factors such as production lead time, production costs, quantity and ready availability of the relevant know-how, our outsourced products are manufactured using two different approaches: façon manufacturing or “full package” manufacturing. When using the façon manufacturing model, we only outsource to our external manufacturers the confection and assembly stages (including part of the cutting, stitching and component), while we remain responsible for providing the designs, product specifications, raw materials and coordinating the entire production process throughout the various stages. Conversely, in the full package manufacturing model, we outsource to our external manufacturers the entire production process (excluding design and specifications), including the procurement of raw materials, coordination of the various production stages including the most crucial part of assembly, final packaging and quality control. The full package manufacturing model is employed for selected products, such as sneakers and espadrilles; the quality control is always our direct responsibility.

St. John’s products are manufactured primarily at its own factory in Baja, Mexico. In addition, St. John utilizes third-party contractors to support the production of a wide array of woven garments from the U.S.,

Portugal, and China. St. John sources a wide variety of raw materials and trimmings through a vast network of trusted suppliers. In 2021, St. John had maintained relationships with 186 reputable raw material suppliers and 27 garment manufacturers. 92% of the materials are yarns and fabrics, sourced primarily in Europe, and the remaining 8% are items such as trimmings and hardware. The top 10 suppliers comprise 46.5% of St. John’s yearly spend. With regards the network of external contractors, 18 are “full package”, whereby they are responsible for the entire manufacturing process, including the purchase of raw materials as specified by the purchasing team from the chosen approved suppliers. The remaining nine contractors are “façon”, responsible for the garment construction and execution, with the raw materials supplied by St. John. St John’s leather products are mainly sourced from Italy. Regardless of the model, all St. John’s outsourced products are closely managed with stringent quality control.

Caruso’s supplier base consisted of approximately 200 suppliers in 2021, around 85% of which are located in Italy. 25 of the 200 suppliers accounted for 50% of all purchases in 2021. The main raw material suppliers are from the Piemonte region in Northern Italy and supply mostly fabrics in natural materials (wool, cashmere, cotton). Caruso adopts systematic procurement processes, the first process is in relation to raw materials, which such purchase is generated by needs based on customers’ orders. The second is through buying request for all other purchase requirements, an official request is made (“RDA” form), which is approved by the area manager before processed. For outsourcing production. depending on product categories and other factors such as production time, production costs, quantity, and the ready availability of related know-how, our outsourced products are manufactured using two different approaches: façon manufacturing or “full package” manufacturing. We typically use the façon production model for our formal garments (such as suits, jackets, blazers, coats, vests and pants, shirts and outerwear). The full-package production model is used for selected Caruso-branded products, such as leisurewear, knitwear, ties and scarves, as well as leather goods.

While we are experiencing higher costs due to increased commodity prices and sourcing materials sourcing costs materials, in line with the entire industry, such cost increases do not apply to all types of raw materials sourced by our businesses. Therefore, all of our portfolio brands have been, and are continuously analyzing the pricing by SKU from time to time and adjust the pricing by SKU accordingly. To address increased commodity and material prices, the portfolio brands have generally been adjusting retail prices of our products in line with such increase given that the demand for luxury goods generally does not vary with price and the price increases implemented are not expected to have a significant adverse impact on consumers’ demand.

Manufacturing

While the sales campaign is still ongoing, we start planning for our manufacturing activities. Production quantities are continuously refined based on the results of the sales campaign allowing us to be efficient. Manufacturing planning is based on several factors, including the type of products to be manufactured (e.g. whether they are seasonal, continuative or made to measure). The manufacturing phase consists of industrializing the samples based on the outcome of the product developers’ research, and recreating them in various sizes and colors for large production.

While Lanvin does not have its own production facilities, it maintains a diversified pool of suppliers for each category and works closely with its supply chain partners on a daily basis to mitigate the risk of supply chain disruptions. The Group also leverages production capacities within the portfolio brands (for instance, Sergio Rossi produces shoes for Lanvin) and is continuously building its global sourcing capabilities in Europe, North America and Asia to avoid any supply disruptions in particular region(s).

Having started out in 1950 as a producer of pure silk and rayon stockings on Lake Constance, Wolford is now the go-to legwear and bodywear brand for many women worldwide. This success is based on a round-knitting technology specially developed and constantly refined by Wolford, as well as on its workmanship and quality checks. In combination with the finest yarns, this technology creates the specific comfort and product quality underlying the Wolford brand and its reputation. All products are made in Europe: The tights and bodies are produced in Bregenz on around 330 individually customized round-knitting machines operated in premises with optimized climatic conditions. Alongside the research and development department, Wolford’s headquarters is also home to a doubling mill, steaming facility, dyeing room, and molding workshop, as well as a proprietary color laboratory. Manufacturing of other Wolford products takes place in Murska Sobota, Slovenia, where textile manufacturing also has a long tradition.

Within the factory located in San Mauro Pascoli, Sergio Rossi is able to carry out all the activities of shoe production from style and product development to production and logistics in-house, ensuring high flexibility, quality control and quick lead time, also recently on an innovative bulk production basis. The San Mauro Pascoli production plant, which was inaugurated in 2003, today counts a total of 55,600 square- meters: 12,000 square-meters of production and warehouse area and a 4,000 square-meter building housing the offices, the pattern and prototype departments. San Mauro’s industrial platform can develop, industrialize and produce all types of women’s and men’s luxury footwear, from flat styles to high heels. Since January 1, 2020, 100% of our electricity purchase is from renewable source plants. In 2020, a photovoltaic system supplied approximately 20% of the electricity for Sergio Rossi’s San Mauro Pascoli plant and additionally Eon is supplying the green sustainable electricity for the Milan headquarters, the factory in San Mauro Pascoli and all stores in Italy in line with Sergio Rossi’s Sustainability report implemented since 2016.

St. John is widely recognized for its knit and tweed techniques, refined and evolved over six decades. Our products are manufactured in our own facilities, primarily at our Mexico location. We carefully manage our production, operations, and value chain, keeping production know-how and industrial capabilities internal for certain categories, while relying on a selected network of external suppliers in China and other locations for other needs. Our sourcing team is committed to carefully selecting all of our suppliers and managing the supply relationships. In determining whether to manufacture our products internally or externally, we consider a number of factors such as the availability of the materials, product quality, lead time and service levels, safety, and overall cost efficiency.

For internal production, Caruso’s facility is located in Soragna, (Parma, Italy) and is spread over three plants: Cutting, Jacket/Coats Tailoring and Pants Tailoring. The facility produces suits, jackets, coats, pants, and vests in series and made to measure; the cutting department serves internal production and outsourcing. We produce high-end garments, combining the best tailoring skills with the most modern technologies of cutting and tailoring, all to ensure a product with very high-quality standards. The core product, the jacket, is fully-canvassed, a production method increasingly scarce and very difficult to replicate that ensures best-in-class comfort, durability, look, and breathability. It is also a very eco-friendly garment as it is made of only natural materials. The production makes use of a structured model office through which we design prototypes, samples, production test garments, “made to measure” garments, other special garments on market requests. Inside the production area, we have a prototype department (both for jacket/coat/vest and pants) in which all the ideas of our customers take shape. The production serves on the same line, in a virtuous mix, all types of products with different production lead times, and everything is monitored so that the production output is constant and respectful of the service.

Notwithstanding the increased prevalence in cybersecurity attacks in the fashion and luxury goods industry, we are not aware of any cybersecurity attacks that have materially affected our supply chain.

Logistics and Inventory Management

Lanvin’s logistics department is responsible for organizing and managing the distribution of finished products and preparing the documentation required for global shipments, as well as the management of our warehouses, including the inflow/outflow of product and its inventory. Lanvin has a central warehouse located in France (near Paris) and two regional warehouses in the United States (near New York) and in China (near Shanghai). Transportation is conducted via third-party specialists engaged to transport goods by freight, air or sea, based on factors such as shipment size, distance traveled and urgency. The logistics department oversees after-sales facilities and other expedition-related services for the business across channels (retail/e-commerce/wholesale).

Wolford’s logistics is outsourced to a third-party logistics vendor with the central warehouse located in Peine, Germany and Wolford has another two warehouses, one in the United States and one in China. With respect to the shipment of our products, third-party transportation specialists are engaged to transport goods by road, air or sea, based on factors such as distance to destination and urgency of the shipment.

Sergio Rossi’s logistics department is responsible for organizing and managing the distribution of the finished products and preparing the documentation required for shipment, as well as the management of our warehouses and product inventory. Our Logistic department is responsible for managing our primary distribution center and product inventory, the shipment of our products, and the logistics of the distribution of the finished products in all regions (included IC subsidiaries). With respect to the shipment of our products, third-party transportation specialists are engaged to transport goods by road, air or sea, based on factors such as distance to destination and urgency of the shipment.

St. John ships all finished goods products through a centralized distribution center in Irvine, California except that products made in China and destined for China is drop-shipped from the factory to a third-party logistics partner in China, who then manages the delivery process within China. Our logistics department also manages e-commerce shipments and returns, as well as drop-ship orders from our wholesale partners. In respect of the shipment of our products, our logistics team partners with third-party transportation companies to transport goods by road, air or sea, based on factors such as distance to destination, urgency of the shipment, or adherence to partner routing guides.

The logistics department of Caruso, located in our Soragna plant, deals with the management and distribution of finished products as well as the preparation of the documentation necessary to proceed with shipments. Warehouse and inventory management is entrusted to the logistics department. The distribution of finished products in all regions of Italy is primarily entrusted to the external suppliers and the remainder is managed independently with our own means. The distribution of finished products in all regions of Europe, USA and China is entrusted to the external suppliers.

Marketing and Advertising

Advertising and promotional support is a crucial tool for luxury companies like us to influence purchase selection, enhance brand recognition and encourage brand loyalty over time. We invest significant resources in advertising communication and marketing, which include a full set of activities ranging from pure digital and social media marketing initiatives to events like fashion shows, product collaborations and co-marketing projects.

We adopt a strategy that has a dual-focus on both local and broader international audience. We focus on local content, events and story-telling targeting specific groups of customers, and we also organize international campaigns and to ensure a consistent brand image in our marketing plans.

Each brand has its own internal teams dedicated to marketing and advertising activities, following slightly different marketing strategies depending on the brand. To better reach a wide but selected consumer segment, we use various communication tools, from organic institutional and products press coverage to media partnerships, to achieve a varied media-mix including digital marketing, digital media campaign, print, billboards, direct marketing and ad-hoc initiatives in our boutiques where visual merchandising and windows displays are conceived to consistently adhere to the seasonal marketing strategy plan. In addition to seasonal fashion shows, January Fall/Winter and June Spring/Summer collection presentations, specific shows and events are organized globally to strengthen our brands’ profiles and positioning and increase awareness on the most recent collections in local markets worldwide. Besides presenting new products, these events are planned to promote a direct involvement of the customers, media, celebrities, influencers, and industry key opinion leaders through exclusive events, as well as to reinforce the popularity of the brand and enhance its image.

Lanvin presents its seasonal collections in Paris during the Spring/Summer and Fall/Winter fashion weeks through glamorous and spectacular fashion shows, each carrying a particular creative theme as a tribute to the house’s identity, its ideology, remixed for where the world is today. These shows play a significant role in demonstrating the brand’s luxury positioning as one of the oldest French couture houses still in operation, while revealing the conceptual direction of the newest season. They also help generate significant coverage on both editorial and digital publications and attract presence and participations of celebrities, culture influencers and VIPs around the world. The fashion show was also moved online for Fall/Winter 2021 and to Shanghai, China for Spring/Summer 2021 at the well-known Chinese architectural site Yu Garden to capture the new wave of digital audience and create strong local buzz in the brand’s key strategic markets.

Lanvin has partnered with the most prominent stylists, photographers, artists and celebrities in creating its global campaigns and projects. Examples of these campaigns and projects include the hit limited edition capsule collection with the Los Angeles based brand Gallery Department, the Fall/Winter 2021 campaign casted with supermodel Bella Hadid and French rapper Luv Resval and featuring works of contemporary American artist James Rosenquist, the Spring/Summer 2021 campaign casted by Paris Hilton, the reigning it-girl of the 2000s, and the “Poetry in Motion” project captured by Djiby Kebe, French artist, photographer, and skateboarder. Lanvin also places strong emphasis on creating local content and events to address different audiences and consumer appetites in key markets including Europe, US and Greater China.

Powered by the aforesaid “dual-engine” strategy, special campaigns, contents and merchandise are created for every specific moment in the Greater China market, including “Double 11”, 520, Chinese Valentine’s day and Chinese New Year, leveraging the influence of a wide group of local celebrities and cultural influencers, as well as KOLs on various local social platforms, including RED, WeChat and Weibo. A product collaboration and joint campaign with one of China’s popular and influential fashion bloggers “Mr. Bags” has achieved an immediate sellout of 155 special edition Lanvin ‘pencil bags’ on Wechat.

Wolford’s marketing strategy leverages the three brand main pillars: Wolford, The W (Athleisure) and W Lab (Collaborations). For the pillar of Wolford, we keep on working and pushing organic placement to maximize product visibility on social media and press and create desirability towards consumers; we partner up with external talents to create bespoke styles for events or performances; we increase visibility and consideration via dedicated digital and media plan to increase the brand community and engagement with consumers. For the pillar of The W, we create a network of international key opinion leaders (KOLs) in the body movement field to create social media visibility and cutting edge offline event; we form the W Club and the influencers have the possibility to try the latest disciplines, best instructors and coolest clubs in key locations. For the pillar of W Lab, we have collaborated with various fashion brands such as Vivienne Westwood, Amina Muaddi, Neiwai, Albert Ferretti, GCDS, etc.

Sergio Rossi’s marketing strategy is based on an all-round approach with the customer at its center. We manage the relationship with our customers from an omni-channel perspective, enhancing the interaction between the digital and physical dimensions. Our customers shop across different channels, and through digital tools we directly and regularly inform them about new campaigns, products, and collaborations using original contents we develop and produce for a specific project or collection. We aim to provide tailored content and messages to our customers and, through our presence on social media, we translate our products into a narrative aimed at attracting them through inspiration. All our marketing campaigns focus on a global vision and with local contents. We generate value since our pieces are seen on high end professionals and influencers with vast spending power. They form a connected international community of decision makers and opinion leaders characterized by their strong personalities, refinement, enhanced intellectuality and a high degree of influential power among their personal and professional peer groups.

As a widely recognized luxury brand, St. John utilizes various marketing tools to strengthen the brand image, influence purchase behavior, and maintain the brand loyalty. Primary marketing channels include digital and social media marketing, collection presentations, and print advertising. The Public Relations team facilitates relationships with earned media and influencers within entertainment, fashion, and more. We also organize special events to strengthen brand profiles, create deeper connections with our customers, and community.

At Caruso, most of the marketing budget is allocated in content production to be mainly used digitally via our social media platforms. A seasonal digital advertisement campaign is produced twice a year in addition to the look book which is increasingly styled in a way that allows for it to be utilized also for image building (on top of its main aim which is selling). Other contents are produced and utilized throughout the year (still life images, occasion-linked looks, etc.).

Sales Channels

Our sales teams bring our customers into our community, sharing with them our creativity and craft, as well as our story and the journey of each item. These relationships are nurtured in-store and online with respect to our DTC channel and in our showrooms with respect to our wholesale channel, with the aim to deliver a consistent and unique customer experience.

We distribute and sell our products in more than 80 countries worldwide through a well-established omni-channel network comprised of our DTC (including e-commerce), and wholesale distribution channels. Lanvin Group is harnessing the power of technology to reinforce its customer database and CRM strategies, in order to quickly react to the evolving demands of today’s consumers.

On top of the brands’ own digital channels, we have also established a shared digital platform in North America by partnering with the latest technologies of Shopify to amplify the luxury online shopping experience and operational efficiency for our brands in the North American markets.

Lanvin

For the year ended December 31, 2021, about 63.3% of our revenues from Lanvin were generated through our DTC channel including both retail DTC channel and e-commerce DTC channel, about 29.0% was generated through the points of sale operated by our wholesale distribution channel including online multi-brand stores.

DTC Channel

As of December 31, 2021, Lanvin operated 27 DOSs, of which 14 were in Greater China, 6 were in EMEA and 7 were in North America. The latest store openings up to December 31, 2021 include San Remo (Italy), New York Woodbury (US), Shanghai Plaza 66 (China), Shanghai IFC (China), Chengdu IFS (China), Hangzhou Tower (China), Shenyang Mix City (China) and Taiwan Nanshan Breeze (China). Our DTC channel is distributed throughout the main markets in which we operate. We focus on maintaining a presence in prestigious and strategic locations.

The concepts and aesthetics of our DOSs are carefully planned and designed by our creative team jointly with external design agencies. Boutiques are created in several different concepts based on the regional characteristics and store conditions. Once opened, an internal staff of architects and visual merchandisers who are supported by external professional firms constantly maintain and restyle our DOSs as required.

In addition, we have in place specific training programs dedicated to our sales staff, focusing on product knowledge and customer service. To select the range of products sold in our DOSs, buyers and merchandisers in our regional offices select the best selection of products in terms of models, materials and color variants.

Our DTC channel also includes an e-commerce shop operated directly through our website www.lanvin.com, outlets and other e-commerce platforms through which we sell directly to our customers (such as TMall, JD.com, Farfetch and WeChat) and whose sales systems are integrated with Lanvin’s sales and warehouse management systems.

Wholesale Channel

As of December 31, 2021, our wholesale distribution network included 260 points of sale operated by our wholesale customers and franchisees, of which 9 were in APAC, 176 were in EMEA, 63 were in North America and 12 were in other regions. For the year ended December 31, 2021, the wholesale channel generated revenues representing 29.0% of our revenues from Lanvin.

Our wholesale distribution channel has developed through agreements with different types of wholesale customers, including in particular:

•

Department stores and multi-brand specialty stores, which purchase Lanvin products for re-sale in their stores, sometimes in specific Lanvin branded wall units or corners. The contractual arrangements with this type of customer vary based on the retailer’s standard terms.

•	Online multi-brand stores. Lanvin branded products are also sold via prestigious online multi-brand stores such as Net- a- Porter, 24 Sevres, Luisa Via Roma and SSENSE.

•	Duty Free stores, with specific Lanvin branded spaces, such as DFS Lagardère in Greater China.

As with our DTC channel, we carefully manage and, if necessary, customize our distribution policies for our wholesale customers.

Wolford

For the year ended December 31, 2021, about 68.3% of our revenues from Wolford were generated through our DTC channel including retail DTC channel and e-commerce DTC channel; about 31.7% was generated through the points of sale operated by our wholesale distribution channel including online multi-brand stores.

DTC Channel

As of December 31, 2021, Wolford operated 167 DOSs worldwide covering more than 45 countries, of which 11 were in APAC, 136 were in EMEA and 20 were in North America. These DOSs include boutiques, outlets, concession shop-in-shops and pop-up stores.

Our Global Retail Division is responsible for the guidelines of aesthetic design and decoration standards. Once opened, an internal staff of architects and visual merchandisers who are supported by external professional firms constantly maintain and restyle our DOSs as required. In June 2021, we opened Hangzhou Tower boutique - the first boutique in China in Hangzhou Tower and new concept of green and sustainability was first applied in Wolford’s store design and decoration.

Our DTC channel also includes an e-commerce shop operated directly through our website www.wolfordshop.com and other e-commerce platforms through which we sell directly to our customers (such as TMall, Farfetch and WeChat) and whose sales systems are integrated with Wolford’s sales and warehouse management systems.

Wholesale Channel

As of December 31, 2021, our wholesale distribution network included 62 boutiques run by our partners and we also sell our products via approximately 2,500 wholesale partners, such as department stores and specialist retail stores. For the year ended December 31, 2021, the wholesale channel generated revenues representing 31.7% of our revenues from Wolford.

Our wholesale distribution channel has developed through agreements with different types of wholesale customers, including in particular:

•	Franchisees, which operate mono-brand points of sale exclusively under the Wolford brands. The franchising agreements governing these relationships typically have a medium term (providing for an automatic renewal or a renegotiation period prior to the term expiry). The contractual arrangements may also provide for minimum purchase obligations by the franchisee, and for the obligation by Wolford and/or the franchisee to invest certain amounts in marketing activities.

•

Department stores and multi-brand specialty stores, which purchase Wolford products for re-sale in their stores, sometimes in specific Wolford branded wall units. The contractual arrangements with this type of customers vary based on the relevant store’s standard terms.

•	Online multi-brand stores. Wolford branded products are also sold via prestigious online multi-brand stores such as SSENSE, Luisa via Roma, Shopbop.

As with our DTC channel, we carefully manage and, if necessary, customize our distribution policies for our wholesale customers.

Sergio Rossi

For the year ended December 31, 2021, about 49.9% of our revenues from Sergio Rossi were generated through our DTC channel including retail DTC channel and e-commerce DTC channel, about 50.1% was generated through the points of sale operated by our wholesale distribution channel including online multi-brand stores and third party production activity.

DTC Channel

As of December 31, 2021, Sergio Rossi operated 50 DOSs, of which 36 were in APAC, 14 were in EMEA. For the year ended December 31, 2021, the DTC channel generated revenues representing 49.9% of our revenues from Sergio Rossi. The latest store openings up to December 31, 2021 include Roma Castelromano (Italy), Shanghai Village (China), Shanghai Qingpu (China) and Ningbo Hankyu (China). Our DTC channel is distributed throughout the main markets in which we operate. We focus on maintaining a presence in prestigious and strategic locations.

The aesthetics and customer experience of Sergio Rossi DOSs are carefully planned and designed by our Artistic Direction team. Once opened, an internal staff of architects and visual merchandisers who are supported by external professional firms constantly maintain and restyle our DOSs as required. In addition, we have in place specific training programs dedicated to our sales staff, focusing on product knowledge and customer service. To select the range of products sold in our DOSs, we establish guidelines at the Group level based on market potential and the characteristics of the points of sale. Buyers and merchandisers in our regional offices then select the best selection of products in terms of models, materials and color variants .

Our DTC channel also includes an e-commerce shop operated through our website www.sergiorossi.com, outlets, concessions within department stores around the world and other e-commerce platforms through which we sell directly to our customers (such as TMall and Farfetch) and whose sales systems are integrated with Sergio Rossi’s sales and warehouse management systems.

Wholesale Channel and Third Parties Production

As of December 31, 2021, our wholesale distribution network included over 278 points of sale operated by our wholesale customers and franchisees, of which 107 were in APAC, 168 were in EMEA and 3 were in North America. For the year ended December 31, 2021, the wholesale channel and Third Parties Production activity generated revenues representing 50.1% of our revenues from Sergio Rossi.

Our wholesale distribution channel has developed through agreements with different types of wholesale customers, including in particular:

•	Franchisees, which operate mono-brand points of sale exclusively under the Sergio Rossi brands. The franchising agreements governing these relationships typically have a medium term (providing for an automatic renewal or a renegotiation period prior to the term expiry). The contractual arrangements may also provide for minimum purchase obligations by the franchisee, and for the obligation by Sergio Rossi and/or the franchisee to invest certain amounts in marketing activities.

•

Department stores and multi-brand specialty stores, which purchase Sergio Rossi products for re-sale in their stores, sometimes in specific Sergio Rossi branded wall units. The contractual arrangements with this type of customers vary based on the relevant store’s standard terms.

•	Online multi-brand stores. Sergio Rossi products are also sold via prestigious online multi-brand stores such as Luisa via Roma and Stylebop.

As with our DTC channel, we carefully manage and, if necessary, customize our distribution policies for our wholesale customers.

Third parties production is the luxury shoes production for important and upcoming external brands (such as Amina Muaddi). The services offered, in addition to production, can be design, product development, sample development, sourcing, packaging, logistics and distribution.

St. John

For the year ended December 31, 2021, about 70.6% of our revenues from St. John were generated through our DTC channel including retail DTC channel and e-commerce DTC channel, about 29.4% was generated through the points of sale operated by our wholesale distribution channel including online multi-brand stores.

DTC Channel

As of December 31, 2021, St. John operated 48 DOSs, of which 16 were in APAC and 32 were in North America. Our DTC channel is distributed throughout the main markets in which we operate. We focus on maintaining a presence in prestigious and strategic locations.

Our DTC channel also includes an e-commerce shop operated directly through our website www.stjohnknits.com, outlets, and other e-commerce platforms through which we sell directly to our customers (e.g., Farfetch) and whose sales systems are integrated with St. John’s sales and warehouse management systems.

Wholesale Channel

As of December 31, 2021, our wholesale distribution network included over 85 points of sale operated by our wholesale customers and franchisees, of which 8 were in APAC, 11 were in EMEA and 66 were in North America. For the year ended December 31, 2021, the wholesale channel generated revenues representing 29.4% of our revenues from St. John. As with our DTC channel, we carefully manage and, if necessary, customize our distribution policies for our wholesale customers.

Caruso

For the year ended December 31, 2021, from Caruso were generated through one flagship retail store (operated by Fosun Fashion Brand Management under the franchising agreement), the points of sale operated by our wholesale distribution channel including online multi-brand stores and the third parties production activities.

Flagship Store

We opened the first flagship store in Shanghai BFC operated by Fosun Fashion Brand Management under the franchising agreement in October 2021 with the decoration style of Italian gentlemen’s lifestyle to highlight the brand’s theme – effortless elegance. As of December 31, 2021, this flagship is the only Caruso DOS and we are exploring to open more boutiques in APAC and EMEA regions.

Wholesale Channel and Third Parties Production

As of December 31, 2021, our wholesale distribution network included over 143 points of sale operated by our wholesale customers and franchisees, of which 23 were in APAC, 115 were in EMEA and five were in North America.

Third Parties Production (or the so called B2B channel), by which it deals with all aspects of luxury menswear projects for top maisons around the world including materials R&D, pattern and prototype development, sample production (also for fashion shows), and mainly Ready-to-wear and Made-to-measure production, most of the time in the proprietary production facilities in Soragna. Main clients include well-known luxury brands from some of the largest groups in the industry.

Intellectual Property

As of the date of this proxy statement/prospectus, and with an overall trademark portfolio including more than 1,000 registrations, the principal owned trademarks or trade names that we use in the business of our portfolio brands business are “Lanvin,” “Wolford,” “Sergio Rossi” and “St. John,” which we have registered in all of the countries in which we operate and jurisdictions of which our branded products are offered (i.e. all POSs operated by third parties), either in the logo version and in the word/standard characters version or in versions which are adapted to various local alphabets or ideographs. In the case of Caruso, the marks “Caruso / Raffaele Caruso” have been registered in all the countries that we operate (except for Iceland and the Republic of Congo). We have also registered certain other marks used in our products and in our main marketing projects. Additionally, we have a portfolio of domain names, including (i) registrations in most the countries in which we operate and in the case of Sergio Rossi and Wolford, jurisdictions of which our branded products are offered (and in the case of St. John, with a primary focus on .com domain names), (ii) some variations of the trademarks; and (iii) early and basic protection for our main business and marketing projects.

Besides trademarks, we invest significant resources in protecting other aspects of our brands’ uniqueness. With more than 18,800 designs (both registered and unregistered) and more than 18,800 copyrights (both registered and unregistered), every season we select the most relevant and original products, patterns and, to the extent necessary, protect our rights, labels, and take action to protect their design and defend them against counterfeiting.

We devote significant resources to the protection and enhancement of our intellectual property assets and actively monitor the market for infringements or abuses of our trademarks and product designs. We are also active in enforcing our rights against third-party infringements. In addition, we monitor third-party applications for registration of trademarks that could be confused with our trademarks, and file oppositions against the applications for, or the registration of such trademarks in accordance with the laws and regulations of the relevant jurisdictions and cooperate with competent authorities worldwide to fight the counterfeiting of our products.

Thanks to the long-standing efforts discussed above, judicial and/or administrative decision in countries including China have recognized the trademark “Lanvin” as a mark with certain reputation on the goods of clothing and so on and have rejected applications on third parties’ use of the mark on the goods of “lending library services; zoological garden services”, “Beer, water (beverage)” and “Unprocessed wood; natural followers; etc.”.

We are involved in a potential dispute with certain minority shareholders of Arpège SAS in relation to the use of the “Lanvin” name and brand by LGHL at the group holding company level. We have sought preliminary legal advice and believe we have defenses to such allegations. Nevertheless, we may need to cease the use of the “Lanvin” name and brand by LGHL at the group holding company level. See “Risk Factors — Risk Relating to Lanvin Group’s Business and Operations — The re-branding to Lanvin Group is being challenged by the minority shareholders of Arpège SAS. Arpège SAS, one of our subsidiaries, holds our Lanvin brand portfolio including the “Lanvin” brand name. We cannot predict the outcome of such challenge and may have to discontinue the use by LGHL, at the group holding company level, of the Lanvin brand name.”

Employees

As of December 31, 2021 and 2020, respectively, we had the following number of employees, divided in the categories of activity and geographic locations as set forth in the tables below.

	At December 31,
	2021	2020
Lanvin Group	30	20
Lanvin	311	343
Wolford	1,081	1,140
Sergio Rossi	440	433	(1)
St. John	1,114	1,206
Caruso	416	476

Total	3,392	3,618

	At December 31,
	2021	2020
EMEA	1,867	2,051
North America	1,124	1,213
Greater China	337	294
Japan	64	60

Total	3,392	3,618

(1)	In July 2021, Lanvin Group acquired 100% equity interest in Sergio Rossi S.p.A. The table counts number of employees of Sergio Rossi in 2020 for illustrative purpose.

Historically, we have had good labor relationships with our employees and we are committed to maintaining a positive and constructive relationship with them. In the past, we have not experienced any material job action or labor stoppage that has had a material impact on our business.

While production was suspended at our manufacturing and logistics facilities and our stores were temporarily closed in response to the COVID-19 pandemic, both Lanvin and Wolford resorted to furlough of approximately 50% of its workforce for the year of 2020. Caruso resorted to the furlough of approximately 55% of our workforce from March 2020 to May 2020, as well as requested leave of 483 staff for leave from March 2020 to December 1, 2021. St. John resorted to furlough of approximately 57% of its workforce in 2020 and 2021, as well as layoff of around 283 employees as a result of the pandemic and retail store closures. Sergio Rossi also resorted to furlough of up to 93% of its workforce (excluding production staff in Italy) for 1 day and up to 5 days a week. By 2021, a majority of our manufacturing and logistics facilities and stores had re-opened and most of our furloughed employees had returned to work. Due to the rationalization of store staff efficiency, optimization of manufacturing and production efficiency, and streamlining each business unit’s reporting lines, there is a slight decrease of employee headcounts from 2020 to 2021. In addition, further rationalization of brand level headcounts through, by leveraging the shared platforms (creative, product development, HR, legal and Finance) at Lanvin Group holding level was another factor that contributed to this decrease in employee headcounts.

We currently do not expect any labor shortages in the future that would significantly affect our business, except for labor shortages that result from any unforeseen and uncontrollable circumstances including wars, pandemic and natural disasters.

Research and Development

Our competitiveness depends on, among other things, our ability to anticipate trends and to identify and respond to new and changing consumer preferences. We therefore devote significant resources to various research and development activities to design, create and develop new products for our collections.

Our research and development activities mainly relate to the development of new patterns and designs for our fabrics, the research of innovative and technological materials with specific features, the design, modeling and development of new products and the creation of prototypes.

Each of our five existing brands has its own product development team who is responsible for research and development.

Lanvin, as a high fashion luxury brand, invested a lot in creative design and new products’ development. In recent years, Lanvin’s creative studio team made great efforts in studying the colors, characteristics, patterns of Jeanne Lanvin’s creative archives and interpret them in a much more modern way. Pencil cat bag collection is a good example. Lanvin also created two popular styles of sneakers – Bumper and Curb, which earned American NBA players, celebrities and street footwear fans’ recognition.

Innovation is at the heart of Wolford’s product worlds and is part of Wolford’s DNA. One core R&D topic at Wolford is the project working to develop recyclable products (Cradle to Cradle®) within the “Smart Textiles” sector network. In 2020, Wolford launched “Aurora 70 Tights”, the first technically recyclable tights, onto the market and continued to work on developing further recyclable tights. Wolford also supplemented its bestselling “Fatal Dress” with a recyclable alternative – “Aurora Tube Dress”. The company therefore reached key milestones enabling it to produce 50% of its existing products in line with the C2C concept by 2025. Wolford’s use of 3D printing, an area in which the company is playing a pioneering role, is also proving highly successful.

The DNA of Sergio Rossi is indeed the inspiration point for every new collection and it shows, through a constant dialog between past and present, how the brand’s archive is the crucial starting point for the design and development of each collection. From the launch of “The Living Heritage Project” (a passionate and intensive internal project of Sergio Rossi, which allowed for the creation of a physical historic archive, a digital platform dedicated to product history and the brand’s image and an exhibition space showing the brand history.) which archives Sergio Rossi’s designs for shoes, almost 6,000 historical models from all over the world have been collected and restored, representing the history of Sergio Rossi’s creative genius since the foundation of the brand in the 1950s. Simultaneously, more than 14,000 documents - drawings, look books, advertising and editorial images - have been recovered and digitized.

Innovation is a constant at St. John, as the design team is perpetually researching trends throughout the world, finding inspiration from vintage archives, and collaborating with fabric mills and yarn vendors. Our research and development will ensure that our knitwear techniques remain innovative and fresh, maintaining our spot as the leader in modern knitwear. Yarns are sourced throughout the world and processed through proprietary in-house machinery and techniques. Our knitting machines range from 3.5g to 18g, with seven different types of machine gauges enabling different types of knitted fabrics. Tweeds, for instance, incorporate up to eight different kinds of yarn, resulting in a textured weave with the comfort of a knit. On finer gauge machines, we utilize advanced techniques to create streamlined dresses and gowns with details like pleats, flares, and patterns. These knitted fabrications will remain the DNA of the brand.

At Raffaelle Caruso, tailoring quality and industrial technology are not in conflict. Sixty years of history has shaped what for Caruso is the concept of tailoring, and the company has been able to integrate the most modern technologies (such as the automatic cutting) in the service of work specialization; in this way, the technician can dedicate sufficient time to the care and craftsmanship of all those details considering works of art, such as our Milan buttonhole, one of the icons that make our integrated production unique. The soul of Caruso products is the fully canvassed tailoring. We consider our sartorial jackets to be natural, but, above all, alive: a structure skillfully hand basted using the finest Mongolian horsehair, cotton and wool, which makes it soft and light but able to maintain its shape like no synthetic material could. The more you wear it, the less you feel it.

Regulatory Environment

We are required to comply with the laws and regulations applying to our products and operations in the various jurisdictions in which we operate, particularly in relation to the protection of intellectual property rights, competition, product safety, packaging and labeling, import and processing of certain raw materials and finished goods, data protection, limits on cash payments, worker health and safety and the environment. Compliance with the applicable laws and regulations is monitored by governmental authorities and the principal objective of such regulations is to ensure that the products we market are safe and duly labeled and imported. Virtually all of our imported products are subject to custom duties and other taxes, which may impact the price of such products. We maintain compliance procedures and policies to assist in managing our import and export activities and ensure compliance with the laws and regulations of the jurisdictions where we operate.

Notwithstanding the foregoing, the luxury consumer goods industry is not particularly sensitive to trade or political tensions in general and we have not experienced any significant impact from trade or political tensions to date. The luxury consumer goods industry has been relatively stable compared to other industries, even during the COVID-19 pandemic (as a result of, among other things, the ability of many brands including ours to boost our e-commerce channels despite retail store closures), and the price sensitivity of our target consumers is relatively low.

Property, Plant and Equipment

We operate through manufacturing facilities, corporate offices, showrooms, warehouses, stores, land and other buildings around the world, which are in part owned by our portfolio brands and in part leased from third parties.

The following table sets forth information relating to owned real estate assets used in the conduct of our business as of the date of this document.

Location	Use	Approximate Square Meters
Via Stradone 600, San Mauro Pascoli, Italy	Factory, storage and offices	55,600
Nemčavci 78, 9000 Murska Sobota, Slovenia	Factory	27,145
No.9891, Pacifico Boulevard, Pacifico Industrial Park Tijuana B.C. Mexico Z.C. 22643	Factory	42,085

The total carrying value of our property, plant and equipment as of December 31, 2021 was €40,564 thousand.

Legal Proceedings

We are party to civil and administrative proceedings (including tax audits) and to legal actions in the normal course of our business, including with respect to labor matters and commercial agreements matters. Adverse decisions in one or more of these proceedings could require us to pay substantial damages. Litigation is subject to many uncertainties, and the outcome of individual matters is not predictable with assurance. An accrual is established in connection with pending or threatened litigation if a loss is probable and a reliable estimate can be made.

Lanvin Dispute

In 2018, we acquired a controlling stake in Arpège SAS and its subsidiary Jeanne Lanvin SA, which in turn owns the brand “Lanvin”. The shareholders’ agreement entered into by and between FIH and certain minority shareholders of Arpège SAS (as subsequently acceded to by FFG Lily (Luxembourg) S.à.r.l and then by FFG Lucky SAS, the “Lanvin SHA”) provides that certain matters require an affirmative vote of each member of the board of Arpège SAS representing minority shareholders, including the entry into any related party transactions. The minority shareholders currently own, in the aggregate, 7.48% of the equity securities in Arpège SAS.

In October 2021, after rounds of discussion and negotiation with the minority shareholders, we proposed to the members of the board of Arpège SAS representing minority shareholders that an Authorization Letter permitting the rest of the Lanvin Group to use the “Lanvin” name and brand as part of an international re-branding of Fosun Fashion Group be approved by the board of Arpège SAS. The re-branding was worldwide and well received by our investors and the press. At that time the minority shareholders did not object to the use of the “Lanvin” corporate name and merely suggested some changes to the terms of the Authorization Letter. We believed such terms were generally reasonable and would be quickly resolved in an amicable fashion. In March through May 2022, the parties continued discussions and negotiations in what appeared to us to be in an amicable and reasonable fashion.

In September 2022, we received a letter (the “Minority Shareholder Letter of September 2022”) from one of the minority shareholders (the “Alleging Shareholder”) alleging that we had improperly used the “Lanvin” corporate name in connection with our re-branding initiative and that they had not given formal approval pursuant to the terms of the Lanvin SHA prior to our re-branding. The Alleging Shareholder had also stated in the same letter that other minority shareholders also object to our use of the “Lanvin” name in connection with our re-branding initiative.

We have sought preliminary legal advice and believe we have strong legal defense to the foregoing allegations. No formal legal proceedings have been brought by the minority shareholders to date, and we are actively negotiating with the minority shareholders regarding a settlement of these allegations. Any such proceedings or claims can have an adverse impact on us because of defense and settlement costs, diversion of resources and other factors, and there can be no assurance that we will prevail in any legal proceeding that may be brought by the minority shareholders or that we will be able to settle these allegations on a timely basis or on terms that are acceptable to us, or at all. Accordingly, we might have to cease our use, at the group holding company level, of the “Lanvin” brand name, and change to another name (or revert to our previous name as Fosun Fashion Group) should we not prevail or settle these allegations. However, we do not expect that, even if we do not prevail or settle these allegations, the continued use of the Lanvin name by Arpège SAS and its subsidiaries, which constitute our Lanvin brand portfolio, will be affected.

Furthermore, pursuant to the Lanvin SHA, if Fosun loses its control over LGHL, i.e., the possession, directly or indirectly, of the ability to direct or cause the direction of the policies and management of LGHL, LGHL may be obligated to cause the equity interest it holds indirectly in Arpège SAS to be transferred back to Fosun or its controlled affiliates. FFG Lucky SAS, a wholly-owned subsidiary of LGHL, acquired certain equity securities in Arpège SAS in a series of permitted transfers by virtue of being an affiliate of Fosun Industrial Holdings Limited, the original shareholder of such equity securities. In the Minority Shareholder Letter of September 2022, the Alleging Shareholder further stated that, if FFG Lucky SAS cases to be an affiliate of Fosun Industrial Holdings Limited and/or Fosun, FFG Lucky SAS may be obligated to transfer the relevant equity securities in Arpège SAS back to Fosun Industrial Holdings Limited and/or Fosun.

We believe that the possibility of Fosun losing control over LGHL in the foreseeable future is remote. Further, even if Fosun were to cease control of LGHL and, in turn, FFG Lucky SAS, we believe there are valid defenses to the request by the minority shareholders of Arpège SAS that FFG Lucky SAS should transfer the relevant equity securities of Arpège SAS back to Fosun. Nevertheless, we cannot assure you that Arpège SAS will remain as a subsidiary of LGHL at all times post-consummation of the Business Combination. If the relevant equity securities in Arpège SAS were to be transferred to Fosun or its controlled affiliates other than the Lanvin Group, Lanvin Group will lose a substantial part of its revenue and operations, and we would likely lose all rights to use of the Lanvin name and Lanvin brand. The occurrence of any of these can result in substantial decline in the trading price of the LGHL Securities.

See “Risk Factors—Risk Relating to Lanvin Group’s Business and Operations—The re-branding to Lanvin Group is being challenged by the minority shareholders of Arpège SAS. Arpège SAS, one of our subsidiaries, holds our Lanvin brand portfolio including the “Lanvin” brand name. We cannot predict the outcome of such challenge and may have to discontinue the use by LGHL, at the group holding company level, of the Lanvin brand name.”

SELECTED FINANCIAL INFORMATION OF LANVIN GROUP

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE LOSS

	For the years ended December 31,		For the six months ended June 30,
	2021	2020	2022	2021
			(unaudited)
(Euro thousands)

Continuing operations

Revenue	308,822	222,612	201,700	116,882

Cost of sales	(138,920)	(105,218)	(88,957)	(56,327)

Gross profit	169,902	117,394	112,743	60,555

Marketing and selling expenses	(165,502)	(151,631)	(106,810)	(70,683)

General and administrative expenses	(122,497)	(115,181)	(75,771)	(54,807)

Other operating income and expenses	10,083	(18,399)	8,378	1,420

Loss from operations before non-underlying items	(108,014)	(167,817)	(61,460)	(63,515)

Non-underlying items	45,206	43,546	570	467

Loss from operations	(62,808)	(124,271)	(60,890)	(63,048)

Finance cost – net	(9,313)	(12,989)	(8,080)	(5,119)

Loss before income tax	(72,121)	(137,260)	(68,970)	(68,167)

Income tax expenses	(4,331)	1,603	256	461

Loss for the years/periods	(76,452)	(135,657)	(68,714)	(68,628)

Attributable to:

Owners of the Company	(65,354)	(110,761)	(57,504)	(54,412)

Non-controlling interests	(11,098)	(24,896)	(11,210)	(14,216)
Loss per share in Euro

Basic and diluted (in Euro per share)	(0.19)	(0.41)	(0.17)	(0.17)

Loss for the years/periods	(76,452)	(135,657)	(68,714)	(68,628)

Other comprehensive (loss)/income

Items that may be subsequently reclassified to profit or loss

- Currency translation differences, net of tax	(7,612)	6,671	(8,562)	1,084

Items that will not be subsequently reclassified to profit or loss

- Employee benefit obligations: change in value resulting from actuarial losses, net of tax	(438)	(307)	272	(18)

Total comprehensive loss for the years/periods	(84,502)	(129,293)	(77,004)	(67,562)

Attributable to:

Owners of the Company	(72,114)	(106,049)	(64,598)	(67,390)

Non-controlling interests	(12,388)	(23,244)	(12,406)	(172)

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Unaudited)

	At June 30, 2022	At December 31, 2021
(Euro thousands)
Assets
Non-current assets
Intangible assets	181,357	181,234
Goodwill	69,323	69,323
Property, plant and equipment	41,995	40,564
Right-of-use assets	113,581	118,775
Deferred income tax assets	16,768	17,070
Other non-current assets	16,460	15,742

	439,484	442,708

Current assets
Inventories	109,335	92,335
Trade receivables	51,399	39,781
Other current assets	34,995	41,706
Cash and bank balances	51,262	88,981

	246,991	262,803

Total assets	686,475	705,511

Liabilities
Non-current liabilities
Non-current borrowings	9,583	11,212
Non-current lease liabilities	98,120	102,987
Non-current provisions	3,944	4,166
Employee benefits	17,475	18,464
Deferred income tax liabilities	53,264	54,179
Other non-current liabilities	961	1,080

	183,347	192,088

Current liabilities
Trade payables	66,273	58,151
Bank overdrafts	—	14
Current borrowings	100,443	55,559
Current lease liabilities	36,538	37,072
Current provisions	3,525	3,141
Other current liabilities	78,230	68,660

	285,009	222,597

Total liabilities	468,356	414,685

Net assets	218,119	290,826

Equity
Equity attributable to owners of the Company
Share capital	339,259	339,259
Treasury shares	(3)	(3)
Other reserves	146,756	149,460
Accumulated losses	(281,832)	(224,328)

	204,180	264,388
Non-controlling interests	13,939	26,438

Total equity	218,119	290,826

	At December 31, 2021	At December 31, 2020
(Euro thousands)

Assets

Non-current assets

Intangible assets	181,234	175,542

Goodwill	69,323	69,323

Property, plant and equipment	40,564	26,879

Right-of-use assets	118,775	117,917

Deferred income tax assets	17,070	13,608

Other non-current assets	15,742	8,280

	442,708	411,549

Current assets

Inventories	92,335	75,842

Trade receivables	39,781	22,191

Other current assets	41,706	23,353

Cash and bank balances	88,981	44,935

	262,803	166,321

Total assets	705,511	577,870

Liabilities

Non-current liabilities

Non-current borrowings	11,212	11,399

Non-current lease liabilities	102,987	104,382

Non-current provisions	4,166	3,286

Employee benefits	18,464	19,085

Deferred income tax liabilities	54,179	53,284

Other non-current liabilities	1,080	1,338

	192,088	192,774

Current liabilities

Trade payables	58,151	47,436

Bank overdrafts	14	764

Current borrowings	55,559	7,438

Current lease liabilities	37,072	32,503

Current provisions	3,141	2,490

Other current liabilities	68,660	44,070

	222,597	134,701

Total liabilities	414,685	327,475

Net assets	290,826	250,395

Equity
Equity attributable to owners of the Company

Share capital	339,259	289,165

Treasury shares	(3)	—

Other reserves	149,460	81,198

Accumulated losses	(224,328)	(158,974)

	264,388	211,389

Non-controlling interests	26,438	39,006

Total equity	290,826	250,395

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(Unaudited)

	Attributable to owners of the Company					Non-controlling interests	Total equity
(Euro thousands)	Issued capital	Treasury shares	Other Reserves	Accumulated losses	Total
Balance at December 31, 2021	339,259	(3)	149,460	(224,328)	264,388	26,438	290,826

Comprehensive loss
Loss for the period	—	—	—	(57,504)	(57,504)	(11,210)	(68,714)
Currency translation difference	—	—	(7,366)	—	(7,366)	(1,196)	(8,562)
Net actuarial losses from defined benefit plans	—	—	272	—	272	—	272

Total comprehensive loss	—	—	(7,094)	(57,504)	(64,598)	(12,406)	(77,004)

Transactions with owners
Employee share-based compensation	—	—	4,297	—	4,297	—	4,297
Changes in ownership interest in subsidiaries without change of control	—	—	93	—	93	(93)	—

Total transactions with owners	—	—	4,390	—	4,390	(93)	4,297

Balance at June 30, 2022	339,259	(3)	146,756	(281,832)	204,180	13,939	218,119

Balance at December 31, 2020	289,165	—	81,198	(158,974)	211,389	39,006	250,395

Comprehensive loss
Loss for the period	—	—	—	(54,412)	(54,412)	(14,216)	(68,628)
Currency translation difference	—	—	1,255	—	1,255	(171)	1,084
Net actuarial losses from defined benefit plans	—	—	(17)	—	(17)	(1)	(18)

Total comprehensive loss	—	—	1,238	(54,412)	(53,174)	(14,388)	(67,562)

Transactions with owners
Capital injection from shareholders	22,397	—	23,293	—	45,690	—	45,690
Employee share-based compensation	—	—	3,373	—	3,373	—	3,373
Changes in ownership interest in a subsidiary without change of control	—	—	1,848	—	1,848	(1,848)	—

Total transactions with owners	22,397	—	28,514	—	50,911	(1,848)	49,063

Balance at June 30, 2021	311,562	—	110,950	(213,386)	209,126	22,770	231,896

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Attributable to owners of the Company					Non-controlling interests	Total equity
	Issued capital	Treasury shares	Other Reserves	Accumulated losses	Total

(Euro thousands)
Balance at January 1, 2020	265,731	—	44,607	(48,213)	262,125	61,342	323,467

Comprehensive income

Loss for the year	—	—	—	(110,761)	(110,761)	(24,896)	(135,657)

Currency translation difference	—	—	4,893	—	4,893	1,778	6,671

Net actuarial losses from defined benefit plans	—	—	(181)	—	(181)	(126)	(307)

Total comprehensive income	—	—	4,712	(110,761)	(106,049)	(23,244)	(129,293)

Transactions with owners

Capital injection from shareholders	23,434	—	24,279	—	47,713	—	47,713

Employee share-based compensation	—	—	5,389	—	5,389	—	5,389

Debt forgiveness by shareholder	—	—	3,176	—	3,176	—	3,176

Capital contribution from non-controlling interests	—	—	119	—	119	548	667

Changes in ownership interest in subsidiaries without change of control	—	—	(1,084)	—	(1,084)	360	(724)

Others	—	—	—	—	—	—	—

Total transactions with owners	23,434	—	31,879	—	55,313	908	56,221

Balance at December 31, 2020	289,165	—	81,198	(158,974)	211,389	39,006	250,395

	Attributable to owners of the Company					Non-controlling interests	Total equity
	Issued capital	Treasury shares	Other Reserves	Accumulated losses	Total

(Euro thousands)

Balance at January 1, 2021	289,165	—	81,198	(158,974)	211,389	39,006	250,395

Comprehensive income

Loss for the year	—	—	—	(65,354)	(65,354)	(11,098)	(76,452)

Currency translation difference	—	—	(6,355)	—	(6,355)	(1,257)	(7,612)

Net actuarial losses from defined benefit plans	—	—	(405)	—	(405)	(33)	(438)

Total comprehensive income	—	—	(6,760)	(65,354)	(72,114)	(12,388)	(84,502)

Transactions with owners

Capital injection from shareholders	50,091	—	67,124	—	117,215	—	117,215

Employee share-based compensation	3	(3)	7,208	—	7,208	—	7,208

Capital contribution from non-controlling interests	—	—	566	—	566	1,044	1,610

Changes in ownership interest in a subsidiary without change of control	—	—	124	—	124	(1,224)	(1,100)

Others	—	—	—	—	—	—	—

Total transactions with owners	50,094	(3)	75,022	—	125,113	(180)	124,933

Balance at December 31, 2021	339,259	(3)	149,460	(224,328)	264,388	26,438	290,826

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended June 30,
(Euro thousands)	2022	2021
Operating activities
Loss for the period	(68,714)	(68,628)
Adjustments for:
Income tax expenses	(256)	461
Depreciation and amortization	23,094	20,554
Provisions and impairment losses	6,500	5,651
Employee share-based compensation	4,297	3,373
Net gains on disposals	(553)	1
Finance costs	7,830	4,855
Change in inventories	(23,217)	(5,861)
Change in trade receivables	(12,835)	(4,730)
Change in trade payables	8,122	13,375
Change in other operating assets and liabilities	4,115	(2,671)
Income tax paid	(208)	(283)

Net cash used in operating activities	(51,825)	(33,903)

Investing activities
Payment for the purchase of property, plant and equipment, intangible assets and other long-term assets	(9,410)	(3,817)
Proceeds from disposal of property, plant and equipment, intangible assets and other long-term assets	3,854	319

Net cash used in investing activities	(5,556)	(3,498)

Financing activities
Proceeds from shareholders’ capital injection	—	20,654
Proceeds from borrowings	107,116	96,126
Repayments of borrowings	(65,968)	(43,657)
Repayments of lease liabilities	(18,689)	(16,101)
Payment of borrowings interest	(1,483)	(813)
Payment of lease liabilities interest	(3,511)	(2,916)

Net cash generated from financing activities	17,465	53,293

Net change in cash and cash equivalents	(39,916)	15,892

Cash and cash equivalents less bank overdrafts at the beginning of the period	88,658	44,171
Effect of foreign exchange differences on cash and cash equivalents	2,185	708

Cash and cash equivalents less bank overdrafts at the end of the period	50,927	60,771

	For the years ended December 31,
	2021	2020

(Euro thousands)

Operating activities:

Loss for the year	(76,452)	(135,657)

Adjustments for:

Income tax expenses	4,331	(1,603)

Depreciation and amortization	41,584	48,332

Provisions and impairment losses	10,766	22,676

Employee share-based compensation	7,208	5,389

Negative goodwill from acquisition of a subsidiary	(7,896)	—

Gain on the debt restructuring	(7,380)	—

Net gains on disposals	(24,014)	(40,307)

Finance costs	8,564	12,497

Change in inventories	(11,890)	3,292

Change in trade receivables	(11,275)	3,018

Change in trade payables	1,298	9,714

Change in other operating assets and liabilities	(7,076)	(13,046)

Income tax paid	(856)	(1,602)

Net cash used in operating activities	(73,088)	(87,297)

Investing activities:

Payment for purchase of property, plant and equipment, intangible assets and other long-term assets	(9,876)	(5,679)

Proceeds from disposal of property, plant and equipment, intangible assets and other long-term assets	25,115	72,717

Acquisition of a subsidiary, net of cash acquired	(8,893)	—

Net cash generated from investing activities	6,346	67,038

Financing activities:

Proceeds from shareholders’ capital injection	92,180	24,279

Proceeds from borrowings	176,174	92,408

Repayments of borrowings	(116,587)	(113,149)

Repayments of lease liabilities	(35,105)	(33,871)

Payment of borrowings interest	(1,521)	(3,327)

Payment of lease liabilities interest	(5,586)	(7,730)

Capital contribution from non-controlling interests	1,610	667

Changes in ownership interest in a subsidiary without change of control	(1,100)	(724)

Net cash generated from / (used in) financing activities	110,065	(41,447)

Net change in cash and cash equivalents	43,323	(61,706)

Cash and cash equivalents less bank overdrafts at the beginning of the year	44,171	106,642

Effect of foreign exchange differences on cash and cash equivalents	1,164	(765)

Cash and cash equivalents less bank overdrafts at the end of the year	88,658	44,171

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF LANVIN GROUP

This “Management’s Discussion and Analysis” should be read in conjunction with the “Business of the Lanvin Group” and “Selected Historical Financial Information” sections and the consolidated financial statements of the Lanvin Group which are included elsewhere in this proxy statement/prospectus. The financial information contained herein is taken or derived from such consolidated financial statements, unless otherwise indicated. The following discussion contains forward-looking statements. Lanvin Group’s actual results could differ materially from those that are discussed in these forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this proxy statement/prospectus, particularly under “Risk Factors”.

Overview

Lanvin Group is a global luxury fashion group with five portfolio brands, namely Lanvin, Wolford, Sergio Rossi, St. John and Caruso. Founded in 1889, Lanvin is one of the oldest French couture houses still in operation, offering products ranging from apparel to leather goods, footwear, and accessories. Wolford, founded in 1950, is one of the largest luxury skinwear brands in the world, offering luxury legwear and bodywear, with a recent successful diversification into leisurewear and athleisure. Sergio Rossi is a highly recognized Italian shoemaker brand and has been a household name for luxury shoes since 1951. St. John is a classic, timeless and sophisticated American luxury womenswear house founded in 1962 and Caruso has been a premier menswear manufacturer in Europe since 1958. In addition to our current five portfolio brands, we are also actively looking at potential add-on acquisitions as part of our growth strategy.

Lanvin Group’s goal is to build a leading global luxury group with unparalleled access to Asia and to provide customers with excellent products that reflect our brands’ tradition of fine craftsmanship with exclusive design content and a style that preserves the exceptional manufacturing quality for which those brands are known. This is consistently achieved through the sourcing of superior raw materials, the careful finish of each piece, and the way the products are manufactured and delivered to our customers. In 2021 and 2020, the Group recorded revenues of €308.8 million and €222.6 million, respectively, loss for the year of €76.5 million and €135.7 million, respectively, and Adjusted EBITDA of €(58.9) million and €(88.1) million, respectively.

Lanvin Group operates a combination of direct-to-consumer or DTC, and wholesale channels worldwide through our extensive network of around 1,200 points of sale, or POSs, including approximately 300 directly operated retail stores (across our five portfolio brands) as of December 31, 2021. The Group distributes its products worldwide via retail and outlet stores, wholesale customers and e-commerce platforms. Taking into account the DTC (including both directly-operated stores and e-commerce sites) and wholesale channels, the Group is present in more than 80 countries.

Key Factors Affecting Lanvin Group’s Financial Condition and Results of Operations

Lanvin Group’s financial condition and results of operations are affected by a number of factors, including those that are outside of its control.

Creating new luxury products within our current brands.

We believe there are significant growth opportunities in capitalizing on our brands’ recognition and customer base by rebalancing our current product portfolio and introducing new product categories. Each portfolio brand is fully equipped to optimize its product mix and expand into new categories, such as leather goods and cosmetics, which represent significant growth opportunities on their own. The portfolio brands will continue to tap into new trends including athleisure, and will evolve with the emerging, young client base globally with high spending power. As we expand into new product categories, we expect that these product categories will contribute to revenue growth over time.

DTC network expansion

We intend to grow our global presence through expanding our DTC network, by entering new geographies, opening more stores and executing an omnichannel distribution strategy. While today we have a presence in Europe, North America and Asia, we believe there is significant future runway for growth driven by the accelerated expansion of the global luxury goods market, which is expected to exceed US$430 billion (€380 billion) by 2025. The Group anticipates over 200 new store openings by 2025 . In addition to increasing the number of physical stores, our omnichannel distribution strategy will involve expansion of our e-commerce offering and development of our digital marketing capabilities. We believe that revenue growth will in part be driven by the pace and success of our DTC network expansion.

Identifying new strategic investments that complement our luxury fashion ecosystem.

We will continue to invest in high-quality assets in diverse markets and product categories that can flourish within our luxury fashion ecosystem. While our investment focus remains on high-end brands with rich heritage and fine craftsmanship, we also plan to launch an incubator fund dedicated to minority investments in fast-growing companies with strengths in creativity, supply chain and e-commerce. We believe these will be important future partners who will further help drive the growth of our business and broaden our ecosystem.

Impact of the COVID-19 pandemic

Lanvin Group’s operations have been affected by the ongoing outbreak of COVID-19. The global spread of COVID-19 has led to governments around the world mandating, to various degrees and at various times, restrictive measures to contain the pandemic, including quarantine, social distancing, “shelter in place” or similar orders, travel restrictions and suspension of non-essential business activities. The COVID-19 pandemic has caused significant disruption to the global economy, consumer spending and behavior, tourism, supply chains and financial markets, leading to a global economic slowdown and a severe recession in several of the markets in which Lanvin Group operates, which may persist even after restrictions are lifted.

The pandemic caused a significant decline in demand for the Lanvin Group’s products in 2020, which resulted in the closures of certain of our stores and manufacturing facilities. The Lanvin Group has undertaken measures to mitigate the impact of COVID-19 and to secure its liquidity and financial position, including: (i) expansion of online business and utilization of omnichannel business models (such as livestreaming to boost online product sales); (ii) negotiation with landlords on rental costs; (iii) implementation of cost-saving measures at the headquarters, factories and stores; (iv) accessing government support measures; (v) (in the case of Sergio Rossi) increasing OEM orders for other luxury shoe brands; and (vi) expansion of the retail business generally in less impacted regions.

“Back-to-office” and reopening trends in the fashion industry post-COVID-19 pandemic.

The U.S. and Europe saw a significant recovery as a result of back-to-office measures implemented by businesses in the first half of 2022, which has had a particularly positive impact on our brands with the increased demand of formal wear and office wear. By contrast, the reopening in China has been delayed due to ongoing local lockdowns and restrictions and so the market has not seen the same recovery as the U.S., Europe and other jurisdictions in which we operate. With our focus on heritage and elegance, our five brands have a large concentration in office wear and formal wear, including footwear and accessories, therefore each brand has had the opportunity to benefit from reopening fashion trends.

Fluctuations in exchange rates

A significant portion of Lanvin Group’s operations is in international markets outside the Eurozone, where it records revenues and expenses in various currencies other than the Euro, mainly the Chinese Renminbi and U.S. Dollars, as well as other currencies.

The table below shows the exchange rates of the main foreign currencies used to prepare the Lanvin Group’s Annual Consolidated Financial Statements compared to the Euro.

	Exchange rate at June 30, 2022	Average exchange rate for the six months ended June 30, 2022	Exchange rate at December 31, 2021	2021 Average exchange rate	Exchange rate at December 31, 2020	2020 Average exchange rate
U.S. Dollar	1.0443	1.0925	1.1324	1.1835	1.2299	1.1408
Chinese Renminbi	7.0084	7.0809	7.2197	7.6372	8.0250	7.8704
Hong Kong Dollar	8.1950	8.5496	8.8304	9.1986	9.5354	8.8482
British Pound	0.8614	0.8415	0.8389	0.8603	0.9027	0.8891

The following table shows the sensitivity at the end of the reporting period to a reasonably possible change in the main foreign currencies against the Euro, with all other variables held constant, of Lanvin Group’s profit before tax due to differences arising on settlement or translation of monetary assets and liabilities and Lanvin Group’s equity excluding the impact of retained earnings due to the changes of exchange fluctuation reserve of certain overseas subsidiaries of which the functional currencies are currencies other than the Euro.

	As at June 30, 2022		As at December 31, 2021		As at December 31, 2020
	Increase / (decrease) in loss before tax if Euro strengthens by 5%	Increase / (decrease) in loss before tax if Euro weakens by 5%	Increase / (decrease) in loss before tax if Euro strengthens by 5%	Increase / (decrease) in loss before tax if Euro weakens by 5%	Increase / (decrease) in loss before tax if Euro strengthens by 5%	Increase / (decrease) in loss before tax if Euro weakens by 5%
U.S. Dollar	(6,326)	6,326	(5,418)	5,418	(5,436)	5,436
Chinese Renminbi	279	(279)	180	(180)	20	(20)
Hong Kong Dollar	(17)	17	123	(123)	(153)	153
British Pound	58	(58)	78	(78)	(261)	261

Total	(6,006)	6,006	(5,037)	5,037	(5,830)	5,830

General economic conditions and consumers’ confidence

Purchases of Lanvin Group’s products tend to be discretionary and therefore sales may be volatile, particularly during periods of economic slowdown and are influenced by, among other factors, general economic conditions, consumer confidence and disposable consumer income. In times of economic growth, consumers tend to have more disposable income and travel more frequently, which may increase the demand for Lanvin Group’s products. Conversely, when economic growth is stagnant or negative, consumers may delay or avoid discretionary spending, which may result in reduced demand for Lanvin Group’s products.

Global political events and other disruptions.

Global political developments, social and geopolitical sources of unrest, export restrictions, sanctions, tariffs, trade barriers, natural disasters, travel restrictions imposed by governments (such as those relating to the COVID-19 pandemic) and other events may also result in a shift in travel patterns or a decline in travel volumes, which have had in the past, and may have in the future, an adverse effect on Lanvin Group’s business, financial position, results of operations and cash flows. Although the conflict in Ukraine and the resulting U.S. and European Union sanctions on Russia have had minimal impact to our business so far, further spread or extension of the conflict may result in lower sales for our EMEA business due to reduced tourism spending and negative consumer sentiment.

Seasonality

The luxury apparel market in which Lanvin Group operates is subject to seasonal fluctuations in sales. Lanvin Group’s sales are usually higher in the months of the year in which wholesale customers concentrate their purchases. For example, deliveries of seasonal goods to wholesale customers tend to concentrate from November to February for the Spring/Summer collection and from June to September for the Fall/Winter collection. With regards to retail sales at Lanvin Group’s DOSs and e-commerce channels, sales tend to be higher in the last quarter of the year, driven by the holiday shopping season and in January and February, in correspondence of the Chinese New Year celebrations. However, several events may affect retail sales, including adverse weather conditions or other macroeconomic and external events (including the COVID-19 pandemic).

Operating costs, in contrast, do not generally experience significant seasonal fluctuations, except for certain increases in the months of November and December due to the variable costs associated with sales commissions and leases.

Lanvin Group expects such seasonal trends to continue.

Inflation

Since 2020, we have seen significant inflationary pressure from higher logistics costs for shipping of both raw materials and finished goods. Inflation has impacted our costs of goods sold by affecting production costs, raw materials, energy costs, labor costs, and costs of goods sourced from third-party vendors. We are also subject to wage inflation at our retail locations for our sales staff. Despite facing higher costs from inflation, we have generally been able to raise the prices of our products commensurate with our cost inflation in order to mitigate the impact of inflation, and believe we can continue to raise prices in the future as appropriate. In addition to raising our prices, we have been able to offset the impact of inflation with cost savings from economies of scale, including through our increased bargaining power with our suppliers as our production or order volumes increase.

Fluctuations in tax obligations and changes in tax laws, estimates, treaties and regulations

Lanvin Group and its portfolio brands are subject to taxation in Europe, the U.S. and China, as well as various other jurisdictions, with the applicable tax rates varying by jurisdiction. As a result, Lanvin Group’s overall effective tax rate is affected by the proportion of earnings from the various tax jurisdictions and by the ability to generate sufficient and suitable future taxable profits from which the reversal of any deferred tax assets can be deducted. Lanvin Group recognizes tax expenses in multiple tax jurisdictions based on i) the estimates of taxable income, ii) the required reserves for uncertain tax positions, iii) deductible temporary differences, tax loss carry-forwards and tax credits to the extent that their future offset is probable, iv) withholdings tax on unremitted earnings, and v) the way in which Lanvin Group intends to recover or settle the carrying amount of deferred tax assets and liabilities. At any time, there are multiple tax years that may be subject to examinations and audits by various tax authorities.

Additionally, Lanvin Group is subject to duties applicable to the importation of our products in various countries, which may impact the cost of such products. In addition, countries to which we ship our products may impose safeguard quotas to limit the quantity of products that may be imported. We rely on free trade agreements and other supply chain initiatives in order to maximize efficiencies relating to the importation of our products.

Factors Affecting the Comparability of Lanvin Group’s Results of Operations

Amendments to IFRS 16 (Leases)—COVID-19 Rent Concessions

In May 2020 the IASB issued an amendment to IFRS 16 — Leases (“IFRS 16”) for COVID-19-related Rent Concessions. The amendment permits lessees, as a practical expedient, not to assess whether particular rent concessions occurring as a direct consequence of the COVID-19 pandemic are lease modifications and instead to account for those rent concessions as if they are not lease modifications, thus giving the possibility to the lessees to recognize the entire economic benefit of such discounts immediately through profit or loss.

Rent discounts are eligible for the practical expedient if they occur as a direct consequence of the COVID-19 pandemic and if all of the following criteria are met:

•	the change in lease payments results in revised consideration for the lease that is substantially the same as, or less than, the consideration for the lease immediately preceding the change;

•	any rent reduction in lease payments affects only payments originally due on or before June 30, 2022, there is no substantive change to the other terms and conditions of the lease; and

•

The application of such amendment is valid for financial statements starting from June 1, 2020, with early adoption allowed for financial years starting from January 1, 2020. The Group opted for the early adoption thus recognizing the COVID-19 related rent discounts from January 2020, when the health emergency began to significantly affect the Group’s activities in China.

As a result of the above, Lanvin Group’s Consolidated Statement of Profit or Loss for the year ended December 31, 2020 includes a total of €2.4 million, and for the year ended December 31, 2021 includes a total of €80 thousand of COVID-19-related rent discounts within the marketing and selling expenses and general and administrative expenses.

Acquisitions

In July 2021, Lanvin Group acquired 100% equity interest in Sergio Rossi S.p.A. for total consideration of €17,250,000. Sergio Rossi is an Italian luxury shoemaker known worldwide for its artisanship and for creating iconic models. Over the past 70 years, the company has fostered its distinctiveness by enhancing the quality of its material, the craftsmanship and elegance of its products, and its luxury allure, which remain the foundations of Sergio Rossi’s unique style. This acquisition not only completes a more well-rounded strategic brand ecosystem for Lanvin Group but also creates potential synergies between brands through Sergio Rossi’s fully owned and state-of-the-art factory. Sergio Rossi was consolidated in Lanvin Group’s consolidated financial statements starting from the acquisition date.

The acquisition resulted in negative goodwill of €7,896,000. The Group was able to acquire Sergio Rossi at a favorable price due to the following:

•

The retail and fashion industry was heavily and adversely affected by the outbreak of COVID-19 in 2020, resulting in to a general decline in market valuations of entities engaging in the industry, including Sergio Rossi.

•

The seller that held 100% of the shares of Sergio Rossi since 2015, was at the stage of exiting investments at the time of the transaction. As such, deal certainty and the ability to complete the transaction in a timely manner were viewed as top priority for the seller.

Financial Information

Overview of Segmental Reporting

Lanvin Group has five operating segments which are described as follows:

•	Lanvin segment - Includes all activities related to the Lanvin brand.

•	Wolford segment – Includes all activities related to the Wolford brand.

•	St. John segment – Includes all activities related to the St. John brand.

•	Sergio Rossi segment – Includes all activities related to the Sergio Rossi brand.

•	Caruso segment – Includes all activities related to the Caruso brand.

All of the brands deal with the same category of products that use similar production and distribution processes.

Results of Operations

Six months ended June 30, 2022 compared with six months ended June 30, 2021

The following is a discussion of Lanvin Group’s results of operations for the six months ended June 30, 2022 as compared to the six months ended June 30, 2021.

	For the six months ended June 30,
(Euro thousands, except percentages)	2022	Percentage of revenues	2021	Percentage of revenues
Revenues	201,700	100.0%	116,882	100.0%
Cost of sales	(88,957)	(44.1)%	(56,327)	(48.2)%

Gross profit	112,743	55.9%	60,555	51.8%
Marketing and selling expenses	(106,810)	(53.0)%	(70,683)	(60.5)%
General and administrative expenses	(75,771)	(37.6)%	(54,807)	(46.9)%
Other operating income and expenses	8,378	4.2%	1,420	1.2%

Loss from operations before non-underlying items	(61,460)	(30.5)%	(63,515)	(54.3)%
Non-underlying items	570	0.3%	467	0.4%

Operating Loss/Profit	(60,890)	(30.2)%	(63,048)	(53.9)%
Financial costs – net	(8,080)	(4.0)%	(5,119)	(4.4)%

Loss before taxes	(68,970)	(34.2)%	(68,167)	(58.3)%
Income tax expenses	256	0.1%	(461)	(0.4)%

(Loss)/Profit for the period	(68,714)	(34.1)%	(68,628)	(58.7)%

Non-IFRS Financial Measures(1):
Contribution profit	5,933	2.9%	(10,128)	(8.7)%

Adjusted EBIT	(57,163)	(28.3)%	(60,142)	(51.5)%

Adjusted EBITDA	(35,519)	(17.6)%	(35,914)	(30.7)%

(1)	See “– Non-IFRS Financial Measures”.

Year ended December 31, 2021 compared with year ended December 31, 2020

The following is a discussion of Lanvin Group’s results of operations for the year ended December 31, 2021 as compared to the year ended December 31, 2020.

(Euro thousands, except percentages)	2021	Percentage of revenues	2020	Percentage of revenues
Revenues	308,822	100.0%	222,612	100.0%
Cost of sales	(138,920)	(45.0)%	(105,218)	(47.3)%

Gross profit	169,902	55.0%	117,394	52.7%
Marketing and selling expenses	(165,502)	(53.6)%	(151,631)	(68.1)%
General and administrative expenses	(122,497)	(39.7)%	(115,181)	(51.7)%
Other operating income and expenses	10,083	3.3%	(18,399)	(8.3)%

Loss from operations before non-underlying items	(108,014)	(35.0)%	(167,817)	(75.4)%
Non-underlying items	45,206	14.6%	43,546	19.6%

Operating Loss / Profit	(62,808)	(20.3)%	(124,271)	(55.8)%
Financial costs – net	(9,313)	(3.0)%	(12,989)	(5.8)%

Loss before taxes	(72,121)	(23.4)%	(137,260)	(61.7)%
Income tax expenses	(4,331)	(1.4)%	1,603	0.7%

(Loss)/Profit for the year	(76,452)	(24.8)%	(135,657)	(60.9)%

Non-IFRS Financial Measures(1):
Contribution profit	4,400	1.4%	(34,237)	(15.4)%

Adjusted EBIT	(100,806)	(32.6)%	(162,428)	(73.0)%

Adjusted EBITDA	(58,945)	(19.1)%	(88,116)	(39.6)%

(1)	See “– Non-IFRS Financial Measures”.

Revenues

Lanvin Group generates revenues primarily through its five brands: Lanvin, Wolford, St. John, Sergio Rossi and Caruso, whose revenues are generated from the sale of their products, manufacturing and services for private labels and other luxury brands, as well as from royalties received from third parties and licensees. Revenue is measured at the transaction price which is based on the amount of consideration that the Group expects to receive in exchange for transferring the promised goods or services to the customer. For each period presented, revenue is exclusive of sales incentives, rebates and sales discount. As such, the percentage contribution of these sales incentives, rebates and sales discount is zero. Revenues for the six months ended June 30, 2022 amounted to €201.7 million, an increase of €84.8 million or 72.6%, compared to €116.9 million for the six months ended June 30, 2021. Revenues for the year ended December 31, 2021 amounted to €308.8 million, an increase of €86.2 million or 38.7%, compared to €222.6 million for the year ended December 31, 2020.

The following table sets forth a breakdown of revenues by portfolio brand for six months ended June 30, 2022 and 2021. Sergio Rossi was consolidated in Lanvin Group’s consolidated financial statements starting from the second half of 2021.

	For the six months ended June 30,		Increase/ (Decrease)
(Euro thousands, except percentages)	2022	2021	2022 vs 2021%
Lanvin	63,949	29,471	34,478	117.0%
Wolford	54,261	41,941	12,320	29.4%
St. John	41,924	33,373	8,551	25.6%
Sergio Rossi	26,969	—	26,969	—
Caruso	14,919	12,328	2,591	21.0%
Other and holding companies	1,938	963	975	101.2%
Eliminations and unallocated	(2,260)	(1,194)	(1,066)	89.3%

Total	201,700	116,882	84,818	72.6%

The following table sets forth a breakdown of revenues by portfolio brand for years ended December 31, 2021 and 2020. Sergio Rossi was consolidated in Lanvin Group’s consolidated financial statements starting from the acquisition date.

	For the years ended December 31,		Increase/ (Decrease)
(Euro thousands, except percentages)	2021	2020	2021 vs 2020%
Lanvin	72,872	34,989	37,883	108.3%
Wolford	109,332	95,384	13,948	14.6%
St. John	73,094	66,512	6,582	9.9%
Sergio Rossi	28,737	—	28,737	—%
Caruso	24,695	26,351	(1,656)	(6.3)%
Other and holding companies	6,968	2,569	4,399	171.2%
Eliminations and unallocated	(6,876)	(3,193)	(3,683)	115.3%

Total	308,822	222,612	86,210	38.7%

The following table sets forth a breakdown of revenues by sales channel for the six months ended June 30, 2022 and 2021.

	For the six months ended June 30,		Increase/ (Decrease)
(Euro thousands, except percentages)	2022	2021	2022 vs 2021%
DTC	115,191	69,275	45,916	66.3%
Wholesale	83,611	44,352	39,259	88.5%
Other(1)	2,898	3,255	(357)	(11.0)%

Total Revenues	201,700	116,882	84,818	72.6%

(1)	Royalty fee revenue for Lanvin and Wolford.

The following table sets forth a breakdown of revenues by sales channel for the years ended December 31, 2021 and 2020. Sergio Rossi was consolidated in Lanvin Group’s consolidated financial statements starting from the acquisition date.

	For the years ended December 31,		Increase/ (Decrease)
(Euro thousands, except percentages)	2021	2020	2021 vs 2020%
DTC	186,813	124,354	62,459	50.2%
Wholesale	116,417	93,156	23,261	25.0%
Other(1)	5,592	5,102	490	9.6%

Total Revenues	308,822	222,612	86,210	38.7%

(1)	Royalty fee revenue for Lanvin

The following table sets forth a breakdown of revenues by geographical area for the six months ended June 30, 2022 and 2021.

	For the six months ended June 30,		Increase/ (Decrease)
(Euro thousands, except percentages)	2022	2021	2022 vs 2021%
EMEA(1)	98,674	51,712	46,962	90.8%
North America(2)	70,629	44,617	26,012	58.3%
Greater China(3)	22,888	17,317	5,571	32.2%
Other Asia(4)	9,509	3,236	6,273	193.9%

Total	201,700	116,882	84,818	72.6%

(1)	EMEA includes EU countries, the United Kingdom, Switzerland, the countries of the Balkan Peninsula, Eastern European countries, Scandinavian countries, Azerbaijan, Kazakhstan, and the Middle East.
(2)	North America includes the United States of America and Canada.
(3)	Greater China includes mainland China, Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.
(4)	Other Asia includes the Japan, South Korea, Thailand, Malaysia, Vietnam, Indonesia, the Philippines, Australia, New Zealand, India and other Southeast Asian countries.

The following table sets forth a breakdown of revenues by geographical area for the years ended December 31, 2021 and 2020. Sergio Rossi was consolidated in Lanvin Group’s consolidated financial statements starting from the acquisition date.

	For the years ended December 31,		Increase/ (Decrease)
(Euro thousands, except percentages)	2021	2020	2021 vs 2020%
EMEA(1)	148,197	113,883	34,314	30.1%
North America(2)	106,701	85,601	21,100	24.6%
Greater China(3)	42,518	18,751	23,767	126.8%
Other Asia(4)	11,406	4,377	7,029	160.6%

Total	308,822	222,612	86,210	38.7%

(1)	EMEA includes EU countries, the United Kingdom, Switzerland, the countries of the Balkan Peninsula, Eastern European countries, Scandinavian countries, Azerbaijan, Kazakhstan, and the Middle East.

(2)	North America includes the United States of America and Canada.
(3)	Greater China includes mainland China, Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.
(4)	Other Asia includes the Japan, South Korea, Thailand, Malaysia, Vietnam, Indonesia, the Philippines, Australia, New Zealand, India and other Southeast Asian countries.

By segment

For the six months periods ended June 30, 2022 and 2021

By segment, the increase in revenues was mainly related to (i) an increase of €34.5 million (or 117.0%) in sales from the Lanvin segment, (ii) an increase of €12.3 million in sales (or 29.4%) from Wolford segment and (iii) an increase of €8.6 million (or 25.6%) from St. John segment. In particular, sales of Lanvin branded products were positively impacted by the strong growth of sales in accessories business in North America and EMEA regions. The increase in revenues was also supported by the acquisition of Sergio Rossi in July 2021, contributing €27.0 million additional revenues in the six months ended June 30, 2022.

For the years ended December 31, 2021 and 2020

By segment, the increase in revenues was mainly related to (i) an increase of €37.9 million (or 108.3%) in sales from the Lanvin segment, (ii) an increase of €13.9 million in sales (or 14.6%) from Wolford segment and an increase of € 6.6 million (or 9.9%) from St. John segment. In particular, sales of Lanvin branded products were positively impacted by the strong growth of sales in ready to wear, footwear and leather goods in North America and Greater China regions. The increase in revenues was also supported by the acquisition of Sergio Rossi in July 2021, contributing €28.7 million additional sales in the period from the acquisition date to December 2021.

By sales channel

For the six months periods ended June 30, 2022 and 2021

By sales channel, the increase in revenues was mainly related to an increase of €45.9 million (or 66.3%) in the DTC channel and an increase of €39.3 million (or 88.5%) in the wholesale channel.

The increase in the DTC channel was driven by the acquisition of Sergio Rossi and sales per square meter growth in our retail stores across all brands. In particular, our Lanvin segment saw the largest growth, especially in North America and EMEA regions, as increased brand awareness and growing popularity of our accessories and ready to ready-to-wear products propelled sales per square meter growth in our stores and e-commerce growth globally.

Growth in our e-commerce business was also a key driver for our DTC channel. E-commerce revenue grew €5.6 million (or 28.3%) for the six months ended June 30, 2022 and was mainly driven by Lanvin, whose e-commerce sales increased by 71.2% compared to the same period in 2021.

Wholesale revenue growth was mainly driven by the increase of Lanvin’s wholesale business and the acquisition of Sergio Rossi. Lanvin’s wholesale business grew €22.2 million (or 259.7%) year-over-year, supported by the popularity of the brand’s accessories business in European and North American markets. Sergio Rossi added €12.3 million in new wholesale revenues in the six months ended June 30, 2022. Sales to our five largest customers were 7.8% and 12.5% of our revenue for the six months ended June 30, 2022 and 2021, respectively. No single customer accounted for more than 5% of our consolidated revenue for the six months ended June 30, 2022 and 2021.

The following table sets forth a breakdown of store count at the end of the six months ended June 30, 2022 and 2021:

	June 30, 2022	June 30, 2021
	Number of Stores
Lanvin	28	24
Wolford	167	167
St. John	48	51
Sergio Rossi	48	—
Caruso	1	—

Total	292	242

For the year ended December 31, 2021

By sales channel, the increase in revenues was mainly related to an increase of €62.5 million (or 50.2%) in the DTC channel and an increase of €23.3 million (or 25.0%) in the wholesale channel.

The increase in the DTC channel was driven by retail store expansion and sales per square meter growth. In particular, our Lanvin segment saw the largest growth, especially in Greater China and North America, as increased brand awareness and growing popularity of our accessories and ready to wear products propelled sales per square meter growth in our stores. At the same time, Lanvin opened eight new boutique and outlet stores, (including six stores in Greater China), bringing the total number of retail locations to 27 globally by the end of the year.

Growth in our e-commerce business was also a key driver for our DTC channel growing €10.2 million (or 30.9%) in 2021, driven mainly by Lanvin, whose e-commerce sales increased by 415.0% compared to the previous year.

Wholesale revenue growth was mainly driven by the increase from Lanvin and from the acquisition of Sergio Rossi. Lanvin’s wholesale business grew €8.2 million, supported by the popularity of our leather goods and footwear products in European and North American markets. Sergio Rossi added €14.4 million in new wholesale revenues from the acquisition date to December 2021. Sales to our five largest customers were 11.0% and 10.4% of our revenue in the years ended December 31, 2021 and 2020, respectively. No single customer accounted for more than 5% of our consolidated revenue in the years ended December 31, 2021 and 2020.

The following table sets forth a breakdown of store count at the end of the years 2021 and 2020:

	December 31, 2021	December 31, 2020
	Number of Stores
Lanvin	27	24
Wolford	167	181
St. John	48	46
Sergio Rossi	50	—
Caruso	1	—

Total	293	251

By geography

For the six months period ended June 30, 2022

By geographical area, the increase in revenues was mainly related to (i) an increase of €47.0 million (or 90.8%) in EMEA, (ii) an increase of €26.0 million (or 58.3%) in North America, and (iii) an increase of €5.6 million (or 32.2%) in Greater China. Post-COVID recovery in EMEA and North America regions supported stronger-than- expected growth in the regions, offsetting the lower growth in Greater China from COVID lockdowns starting in March 2022.

The growth in EMEA was driven by the growth of Lanvin and Wolford as well as the acquisition of Sergio Rossi. Lanvin’s EMEA business grew €23.2 million (or 201.3%) year-over-year to €34.8 million, including a €19.2 million or 342.1% year-over-year growth in its wholesale business to €24.8 million. Wolford’s EMEA business grew €8.3 million or 27.6% year-over-year to €38.2 million. Sergio Rossi added €14.3 million revenues in EMEA in the first half of 2022, mainly from wholesale and third-party production.

The growth in North America was due to the growth from Lanvin, St. John and Wolford. In particular, Lanvin’s North American business grew 234.8% year-over-year to €15.3 million in the first half of 2022. St. John revenues in North America grew by €9.4 million or 31.5% to €39.1 million. Our brands also benefitted from the appreciation of the U.S. dollar against the Euro in 2022 to an average exchange rate of 0.9153 EUR/USD in the first half of 2022 from an average exchange rate of 0.8295 EUR/USD in the first half of 2021.

Greater China revenues grew €5.6 million (or 32.2%) from the first half of 2021. Sergio Rossi added €5.3 million revenues to Greater China in the first half of 2022. Excluding Sergio Rossi, revenues in Greater China grew by 1.8% to €17.6 million in the first half of 2022. Store closures during lockdowns and reduced traffic in our retail locations following lockdowns resulted in a significant reduction in retail sales starting in March, and is expected to continue to impact sales for the rest of 2022. Despite the COVID-19 impact, Lanvin grew its business by 8.9% to €12.4 million in the first half of 2022. However, Wolford and St. John Greater China revenues declined to €2.8 million and €2.3 million in the first half of 2022, or by 2.7% and 26.7% compared to the same period in 2021, respectively.

For the year ended December 31, 2021

By geographical area, the increase was mainly related to (i) an increase of €23.8 million in Greater China, (ii) an increase of €21.1 million in North America, and (iii) an increase of €34.3 million in EMEA.

In Greater China, growth was driven by new store openings as well as e-commerce expansion, supported by increasing brand awareness and demand in the region. Lanvin and St. John respectively opened five new stores and four new stores in mainland China in 2021, contributing to an additional €4.3 million in sales in 2021. E-commerce sales grew 447.8% year-over-year in Greater China in 2021 to €8.5 million, led by Lanvin through localized product and digital strategies, successful entry into local online platforms, and highly successful KOL marketing campaigns.

The growth in North America was driven by the popularity of Lanvin’s footwear and leather goods categories, resulting in growth in both our DTC and wholesale channels for Lanvin, as well as the recovery of St. John and Wolford in North America from effects of COVID-19. The growth in EMEA benefited from the growing popularity of Lanvin and from post-COVID-19 lockdown recovery of Wolford. Wolford in EMEA also benefited from the growth in the new W line of athleisurewear.

Cost of sales

Cost of sales includes the raw material cost, production labor, assembly overhead including depreciation expense, procurement of the merchandise, and inventory valuation adjustments. In addition, cost of sales also includes customs duties, product packaging cost, royalty cost associated with sales of licensed products, and freight charges, excluding shipping and handling expenses for our e-commerce sales.

For the six months period ended June 30, 2022

The following table sets forth a breakdown of cost of sales by nature for the six months ended June 30, 2022 and 2021.

	For the six months ended June 30,		Increase/(Decrease)
(Euro thousands, except percentages)	2022	2021	2022 vs 2021%
Purchases of raw materials, finished goods and manufacturing services	82,133	40,520	41,613	102.7%
Change in inventories	(19,759)	(4,512)	(15,247)	337.9%
Labor cost	16,234	12,881	3,353	26.0%
Logistics costs, duties and insurance	3,495	1,722	1,773	103.0%
Depreciation and amortization	1,276	404	872	215.8%
Others	5,578	5,312	266	5.0%

Total cost of sales by nature	88,957	56,327	32,630	57.9%

The following table sets forth a breakdown of cost of sales by portfolio brand for six months ended June 30, 2022 and 2021.

	For the six months ended June 30,		Increase/(Decrease)
(Euro thousands, except percentages)	2022	2021	2022 vs 2021%
Lanvin	33,901	14,969	18,932	126.5%
Wolford	15,878	15,025	853	5.7%
St. John	16,170	16,967	(797)	(4.7)%
Sergio Rossi	12,171	—	12,171	—
Caruso	11,188	9,795	1,393	14.2%
Other and holding companies	64	42	22	52.4%
Eliminations and unallocated	(415)	(471)	56	(11.9)%

Total	88,957	56,327	32,630	57.9%

Cost of sales for the six months ended June 30, 2022 amounted to €89.0 million, an increase of €32.6 million or 57.9%, compared to €56.3 million for the six months ended June 30, 2021. Cost of sales increase was due to the greater revenue scale, which increased by 72.6% year-over-year.

By segment, the increase in cost of sales was mainly related to the increase in scale and sales for all of our brands, including (i) an increase of €18.9 million (or 126.5%) in Lanvin cost of sales, (ii) an increase of €1.4 million (or 14.2%) from Caruso, and an increase of €0.9 million (or 5.7%) from Wolford. Sergio Rossi added another €12.2 million in cost of sales.

Cost of sales as a percentage of revenue declined to 44.1% for the six months ended June 30, 2022, compared to 48.2% for the six months ended June 30, 2021. Such decline was primarily due to greater economy of scale from production and reduced discounting and improved full price sales at all of our brands. In particular, St. John reduced cost of sales in percentage terms and absolute terms, to 38.6% of revenues or €16.2 million in the first half of 2022, from 50.8% or €17.0 million in the first half of 2021. Cost of sales also benefited from a category shift to accessories, as well as a greater emphasis on core and carry-over products, which improved full price selling. Inventory impairment cost in the first half of 2022 was €4.9 million, versus €4.7 million in the first half of 2021, declining to 2.4% as a percentage of revenue in the first half of 2022 from 4.1% in the first half of 2021.

For the year ended December 31, 2021

The following table sets forth a breakdown of cost of sales by nature for the years ended December 31, 2021 and 2020.

	For the years ended December 31,		Increase/(Decrease)
(Euro thousands, except percentages)	2021	2020	2021 vs 2020%
Purchases of raw materials, finished goods and manufacturing services	115,621	70,985	44,637	62.9%
Change in inventories	(6,071)	5,870	(11,942)	(203.4)%
Labor cost	25,926	24,708	1,218	4.9%
Logistics costs, duties and insurance	1,829	1,882	(52)	(2.8)%
Depreciation and amortization	876	1,211	(336)	(27.7)%
Others	739	562	177	31.5%

Total cost of sales by nature	138,920	105,218	33,702	32.0%

The following table sets forth a breakdown of cost of sales by portfolio brand for year ended December 31, 2021 and 2020.

	For the years ended December 31,		Increase/(Decrease)
(Euro thousands, except percentages)	2021	2020	2021 vs 2020%
Lanvin	38,844	21,416	17,428	81.4%
Wolford	30,262	29,519	743	2.5%
St. John	34,107	33,525	582	1.7%
Sergio Rossi	15,418	—	15,418	—
Caruso	20,246	21,470	(1,224)	(5.7)%
Other and holding companies	83	388	(305)	(78.6)%
Eliminations and unallocated	(40)	(1,100)	1,060	(96.4)%

Total	138,920	105,218	33,702	32.0%

Cost of sales for the year ended December 31, 2021 amounted to €138.9 million, an increase of €33.7 million or 32.0%, compared to €105.2 million for the year ended December 31, 2020. Cost of sales increase was due to the greater revenue scale, which increased by 38.7% year-over-year. The increase in cost of sales in 2021 was also partially due to higher inventory impairment cost in 2021, which increased by €4.5 million or 102.5% from 2020 to €9.0 million (or 2.9% of revenues), of which Lanvin’s inventory impairment increased by €5.0 million or 135.5% from 2020 to €8.7 million. The increase in inventory impairment was due to higher inventory purchases resulting from the greater scale of our business, our push to launch new products as part of our category expansion efforts, and continued COVID-19 impact on our seasonal products from lockdowns and production delays. We expect inventory impairment costs to decline as a percentage of revenue as we shift our sales to a greater proportion of carryover products and non-seasonal accessories products, and as impact of COVID-19 is reduced.

By segment, the increase in cost of sales was mainly related to the increase in sales of the majority of segments, including (i) an increase of €17.4 million (or 81.4%) in Lanvin cost of sales, (ii) an increase of €0.7 million (or 2.5%) from Wolford, and an increase of €0.6 million (or 1.7%) from St. John. With its acquisition in July 2021, Sergio Rossi added another of €15.4 million in cost of sales.

Cost of sales as a percentage of revenue declined to 45.0% in 2021, versus 47.3% in 2020. Such decline was primarily due to the continuing sales channel shift from our wholesale channels to the higher gross margin DTC channels, which grew to 60.5% of total revenues in 2021 from 55.9% in 2020. Cost of sales also benefited from a category shift to accessories, as well as a greater emphasis on core and carry-over products, which improved full price selling. Cost of sales also benefited from greater economy of scale manufacturing efficiencies and higher order volume, as well as from higher sell-through rates.

Gross profit

For the six months period ended June 30, 2022

	For the six months ended June 30,		Increase/(Decrease)
(Euro thousands, except percentages)	2022	2021	2022 vs 2021%
Lanvin	30,048	14,502	15,546	107.2%
Wolford	38,383	26,916	11,467	42.6%
St. John	25,754	16,406	9,348	57.0%
Sergio Rossi	14,798	—	14,798	—
Caruso	3,731	2,533	1,198	47.3%
Other and holding companies	1,874	921	953	103.5%
Eliminations and unallocated	(1,845)	(723)	(1,122)	155.2%

Total	112,743	60,555	52,188	86.2%

Gross profit for the six months ended June 30, 2022 amounted to €112.7 million, an increase of €52.2 million or 86.2%, compared to €60.6 million for the six months ended June 30, 2021.

By segment, the increase in gross profit was mainly related to the increase in sales of all brands, excluding eliminations and unallocated, and improvements in manufacturing efficiencies and sell-through rates to reduce costs. In addition, Sergio Rossi added €14.8 million in gross profit in the first half of 2022. Gross profit margin improved to 55.9% for the six months ended June 30, 2022 from 51.8% for the six months ended June 30, 2021.

For the year ended December 31, 2021

	For the years ended December 31,		Increase/(Decrease)
(Euro thousands, except percentages)	2021	2020	2021 vs 2020%
Lanvin	34,028	13,573	20,455	150.7%
Wolford	79,070	65,865	13,205	20.0%
St. John	38,987	32,987	6,000	18.2%
Sergio Rossi	13,319	—	13,319	—
Caruso	4,449	4,881	(432)	(8.9)%
Other and holding companies	6,885	2,181	4,704	215.7%
Eliminations and unallocated	(6,836)	(2,093)	(4,743)	226.6%

Total	169,902	117,394	52,508	44.7%

Gross profit for the year ended December 31, 2021 amounted to €169.9 million, an increase of €52.5 million or 44.7%, compared to €117.4 million for the year ended December 31, 2020.

By segment, the increase in gross profit was mainly related to the increase in sales of all segments, excluding Caruso and eliminations and unallocated, while improving manufacturing efficiencies and sell-through rates to reduce costs. Gross profit margin improved to 55.0% in 2021 from 52.7% in 2020. Gross profit margin before inventory impairment, which is a non-IFRS financial measure, improved to 57.9% in 2021 from 54.7% in 2020. See “—Non-IFRS Financial Measures”

Marketing and selling expenses

Marketing and selling expenses include store employee compensation, occupancy costs, depreciation, supply costs for store equipment, wholesale and retail account administration compensation globally, as well as depreciation and amortization which includes depreciation on right-of-use assets under IFRS 16. These expenses are affected by the number of stores that are open during any fiscal period and store performance, as compensation and rent expenses can vary with sales. Marketing and selling expenses also include advertising and marketing expenses, which consist of media space and production costs, advertising agency fees, public relations and market research expenses. In addition, marketing and selling expenses include distribution and customer service expenses which consist of warehousing, order fulfillment, shipping and handling, customer service, employee compensation and bag repair costs.

For the six months periods ended June 30, 2022 and 2021

The following table sets forth a breakdown of marketing and selling expenses by portfolio brand for the six months ended June 30, 2022 and 2021.

	For the six months ended June 30,		Increase/(Decrease)
(Euro thousands, except percentages)	2022	2021	2022 vs 2021%
Lanvin	(34,360)	(24,825)	(9,535)	38.4%
Wolford	(40,337)	(28,572)	(11,765)	41.2%
St. John	(21,167)	(17,197)	(3,970)	23.1%
Sergio Rossi	(11,180)	—	(11,180)	—
Caruso	(668)	(575)	(93)	16.2%
Other and holding companies	(104)	(8)	(96)	1200.0%
Eliminations and unallocated	1,006	494	512	103.6%

Total	(106,810)	(70,683)	(36,127)	51.1%

Marketing and selling expenses for the six months ended June 30, 2022 amounted to €106.8 million, an increase of €36.1 million (or 51.1%), compared to €70.7 million for the six months ended June 30, 2021.

By segment, the increase in marketing and selling expenses was mainly related to (i) an increase of €11.8 million (or 41.2%) from Wolford, (ii) an increase of €9.5 million (or 38.4%) from Lanvin, and (iii) an increase of €4.0 million (or 23.1%) from St. John. With its acquisition in July 2021, Sergio Rossi added another of €11.2 million in marketing and selling expenses. The increase in marketing and selling expenses in Lanvin was driven by our investment in the rapid expansion of our retail network in the past year.

Marketing and selling expenses declined as a percentage of revenue due to increased productivity at our DTC retail locations and economy of scale as well as an increased proportion of wholesale revenues that are generally associated with lower marketing costs. By segment, Lanvin’s marketing and selling expenses as a percentage of revenue improved to 53.7% in six months ended June 30, 2022 from 84.2% in six months ended June 30, 2021 due to higher sales performance at its retail locations. We expect marketing and selling expenses to decline significantly as a percentage of revenue as the new store openings decrease as a proportion of total stores and as we continue to refresh and replace unprofitable locations.

For the years ended December 31, 2021 and 2020

The following table sets forth a breakdown of marketing and selling expenses by portfolio for the years ended December 31, 2021 and 2020.

	For the years ended December 31,		Increase/(Decrease)
(Euro thousands, except percentages)	2021	2020	2021 vs 2020%
Lanvin	(58,124)	(43,147)	(14,977)	34.7%
Wolford	(59,351)	(65,006)	5,655	(8.7)%
St. John	(37,697)	(42,273)	4,576	(10.8)%
Sergio Rossi	(9,489)	—	(9,489)	—
Caruso	(1,144)	(1,708)	564	(33.0)%
Other and holding companies	(188)	(74)	(114)	154.1%
Eliminations and unallocated	491	577	(86)	(14.9)%

Total	(165,502)	(151,631)	(13,871)	9.1%

Marketing and selling expenses for the year ended December 31, 2021 amounted to €165.5 million, an increase of €13.9 million or 9.1%, compared to €151.6 million for the year ended December 31, 2020.

By segment, the increase in marketing and selling expenses was mainly related to, (i) an increase of €15.0 million (or 34.7%) from Lanvin, (ii) a decrease of €5.7 million (or 8.7%) from Wolford, and (iii) a decrease of €4.6 million (or 10.8%) from St. John. With its acquisition in July 2021, Sergio Rossi added another of €9.5 million in marketing and selling expenses. The increase in marketing and selling expenses in Lanvin was driven by our investment in the rapid expansion of our retail network in 2021, including eight new boutique and outlet stores. We consider such investment to be crucial for supporting our brands’ rapid development in their near-term growth stage and preparing for a sustainable long-term growth plan.

Marketing and selling expenses declined as a percentage of revenue due to increased productivity at our DTC retail locations and economy of scale. By segment, Lanvin’s marketing and selling expenses as a percentage of revenue improved to 79.8% in 2021 from 123.3% in 2020 due to higher sales performance at its retail locations. In 2021, Lanvin closed four underperforming retail locations upon lease expiration and opened eight new stores in higher traffic and higher performance locations, including our new Shanghai Plaza 66 store and Chengdu IFS store. In 2021, Wolford opened six new retail stores in locations in Greater China and EMEA. We expect marketing and selling expenses to decline significantly as a percentage of revenue as the new store openings decrease as a proportion of total stores and as we continue to refresh and replace unprofitable locations.

Contribution profit

Contribution profit is defined as net revenues less the cost of sales and selling and marketing expenses, which constitutes the majority of our variable costs. Contribution profit is a non-IFRS financial measure. See “—Non-IFRS Financial Measures”

For the six months periods ended June 30, 2022 and 2021

We returned to generating positive contribution profit for the six months ended June 30, 2022. Our consolidated contribution profit was €5.9 million for the six months ended June 30, 2022, compared to a €(10.1) million contribution loss in the same period of 2021. The return to profitability was due to improving gross profit margin and improving sales efficiency at our stores. In particular, St. John had contribution profits of €4.6 million for six months ended June 30, 2022, compared to a contribution loss of €(0.8) million for six months ended June 30, 2021. Sergio Rossi added €3.6 million contribution profit in the first half of 2022.

For the years ended December 31, 2021 and 2020

In 2021, Lanvin Group returned to positive contribution profit of €4.4 million from €(34.2) million in 2020 due to improving gross profit margin and improving sales efficiency at our stores. In particular, Wolford and St. John had contribution profits of €19.7 million and €1.3 million in 2021, versus contribution profits of €0.9 million and contribution loss of €9.3 million in the previous year. With both Wolford and St. John back to contribution margin positive, we plan to rapidly scale up both businesses to further improve our economy of scale and reach profitability.

General and administrative expenses

General and administrative expenses include administrative and management staff costs, product creation and sample costs, rent, depreciation, and amortization expenses for our administrative staff, as well as IT system development and maintenance expenses.

For the six months periods ended June 30, 2022 and 2021

General and administrative expenses increased to €75.8 million or by 38.3% for the six months ended June 30, 2022, from €54.8 million for the six months ended June 30, 2021. General and administrative expenses declined as a percentage of revenue to 37.6% for the six months ended June 30, 2022 from 46.9% for the six months ended June 30, 2021, due to cost optimization and economy of scale. The increase was primarily due to the acquisition of Sergio Rossi and additional costs associated with the Business Combination and preparations for becoming a listed company. Sergio Rossi added €12.0 million in general and administrative expenses in the first six months of 2022. Excluding the impact of Sergio Rossi, general and administrative expenses increased by €9.0 million or 16.4% from the first half of 2021.

We expect general and administrative expenses to continue to decline as a percentage of revenue as we continue to benefit from economies of scale and leverage synergies across our brands.

For the years ended December 31, 2021 and 2020

General and administrative expenses increased to €122.5 million or by 6.4% in 2021 from €115.2 million in 2020. The increase was due to greater investment in our product creation and development, offset by a decrease in depreciation and amortization, while the decrease as a percentage of revenue was due to economy of scale and cost saving initiatives. We continue to invest in expanding our product categories, including into accessories categories such as sneakers and leather goods for Lanvin, and into athleisurewear and ready-to-wear categories for Wolford.

General and administrative expenses declined as a percentage of revenue to 39.7% in 2021 from 51.7% in 2020, due to cost optimization and economy of scale. We expect general and administrative expenses to continue to decline as a percentage of revenue as we continue to benefit from economy of scale and leverage synergies across our brands.

Other operating income and expenses

Other operating income and expenses include foreign exchange gains or losses and impairment losses.

For the six months periods ended June 30, 2022 and 2021

Other operating income and expenses increased to €8.4 million gain for the six months ended June 30, 2022 from €1.4 million for the six months ended June 30, 2021, mainly due to a foreign exchange gain of €7.9 million in the first half of 2022, compared to a gain of €2.0 million for the first half of 2021.

For the years ended December 31, 2021 and 2020

Other operating income and expenses increased to €10.1 million gain in 2021 from €18.4 million loss in 2020. Impairment gain in 2021 was €0.2 million, compared to a loss of €15.1 million in 2020, mainly due to the impact of COVID-19. Foreign exchange gain in 2021 was €10.5 million, compared to a loss of €3.3 million in 2020.

Loss from operations before non-underlying items

For the six months periods ended June 30, 2022 and 2021

Loss from operations before non-underlying items for the six months ended June 30, 2022 decreased by €2.0 million (or 3.1%) to €61.5 million, compared to €63.5 million for the six months ended June 30, 2021. The decrease in loss from operations before non-underlying items was due to an increase in revenue, gross profit and other operating income, partially offset by an increase in expenses.

For the years ended December 31, 2021 and 2020

Loss from operations before non-underlying items for the year ended December 31, 2021 decreased by €59.8 million (or 35.6%) to €108.0 million, compared to €167.8 million for the year ended December 31, 2020. The decrease in loss from operations before non-underlying items was due to a decrease in other expenses as a percentage of revenue, as well as the increase in revenue.

Adjusted EBITDA

For the six months periods ended June 30, 2022 and 2021

Adjusted EBITDA, which is a non-IFRS financial measure, for the six months ended June 30, 2022 improved slightly to €(35.5) million from €(35.9) million for the six months ended June 30, 2021. The improvement was due to improvement in our gross profit, but was partially offset by the increased operating expenses and adjusted EBITDA loss from the acquisition of Sergio Rossi. See “—Non-IFRS Financial Measures”

For the years ended December 31, 2021 and 2020

Adjusted EBITDA, which is a non-IFRS financial measure, for the year ended December 31, 2021 improved to €(58.9) million from €(88.1) million in 2020. The improvement was due to lower loss from operations before non-underlying items in 2021, offset by a FX gain of €10.5 million in 2021 versus a loss of €3.3 million in 2020, as well as lower provision and impairment losses of €10.8 million in 2021 versus €22.7 million in 2020. Depreciation expenses added back in 2021 was €41.6 million versus €48.3 million in 2020, while share based compensation expenses added back was €7.2 million in 2021 versus €5.4 million in 2020. See “—Non-IFRS Financial Measures”

Non-underlying items

Non-underlying items comprise net gains on disposals, negative goodwill from acquisition of a subsidiary, gain on debt restructuring, government grants and others.

For the six months periods ended June 30, 2022 and 2021

The non-underlying items were €0.6 million or 0.3% of revenues for the six months ended June 30, 2022, versus €0.5 million or 0.4% of revenues for the six months ended June 30, 2021. The increase in the non-underlying items by €0.1 million (or 20.0%) was mainly due to an increase in net gain on disposals, partially offset by a decrease in government grants.

For the years ended December 31, 2021 and 2020

The non-underlying items were €45.2 million or 14.6% of revenues in 2021, versus €43.5 million or 19.6% of revenues in 2020. The increase in the non-underlying items by €1.7 million (or 3.8%) was due to the acquisition of Sergio Rossi in July 2021, resulting in the increase of negative goodwill from acquisition of a subsidiary by €7.9 million, and the gain on the debt restructuring by €7.4 million.

Operating Loss

For the six months periods ended June 30, 2022 and 2021

Operating loss for the six months ended June 30, 2022 amounted to €60.9 million, a decrease of €2.2 million or 3.4%, compared to €63.0 million for the six months ended June 30, 2021. The decrease in operating loss was due to a decrease in loss from operations before non-underlying items and an increase in gains of non-underlying items.

For the years ended December 31, 2021 and 2020

Operating loss for the year ended December 31, 2021 amounted to € 62.8 million, a decrease of €61.5 million or 49.5%, compared to €124.3 million for the year ended December 31, 2020. The decrease in operating loss was due to a decrease in other expenses as a percentage of revenue, and an increase in revenue.

Finance cost – (net)

Finance costs (net) primarily include income and expenses relating to Lanvin Group’s interest income and expenses on financial assets and liabilities, including interest expense resulting from IFRS 16 lease liability.

For the six months periods ended June 30, 2022 and 2021

Financial costs for the six months ended June 30, 2022 amounted to €8.1 million, an increase of €3.0 million or 57.8%, compared to finance costs of €5.1 million for the six months ended June 30, 2021. The increase in financial income for the six months ended June 30, 2022 compared to the six months ended June 30, 2021 was primarily attributable to an increase in interest expenses on borrowing of €3.1 million.

Financial expenses for the six months ended June 30, 2022 amounted to €8.8 million, an increase of €3.6 million or 68.1%, compared to €5.3 million for the six months ended June 30, 2021. The increase in financial expenses for the six months ended June 30, 2022 compared to the six months ended June 30, 2021 was primarily attributable to increases in interest expenses on borrowings of €5.0 million for the six months ended June 30, 2022 versus €1.9 million for the six months ended June 30, 2021 primarily due to an increase in outstanding borrowings, and increases in interest expenses on lease liabilities of €3.5 million for the six months ended June 30, 2022, compared to €2.9 million for the six months ended June 30, 2021.

For the years ended December 31, 2021 and 2020

Financial costs for the year ended December 31, 2021 amounted to €9.3 million, a decrease of €3.7 million or 28.3%, compared to finance costs of €13.0 million for the year ended December 31, 2020. The increase in financial income in 2021 compared to 2020 was primarily attributable to an increase in net foreign exchange gains of €2.4 million.

Financial expenses for the year ended December 31, 2021 amounted to €11.7 million, a decrease of €1.3 million or 10.2%, compared to €13.0 million for the year ended December 31, 2020. The decrease in financial expenses in 2021 compared to 2020 was primarily attributable to decreases in interest expenses on lease liabilities of €5.6 million in 2021, compared to €7.7 million in 2020, net exchange losses of €1.3 million in 2020, offset by an increase in other finance expenses of €0.8 million in 2021 versus €0.5 million in 2020, and an increase in interest expenses on borrowings of €5.4 million in 2021 versus €3.5 million in 2020.

Loss before tax

For the six months periods ended June 30, 2022 and 2021

Loss before tax for the six months ended June 30, 2022 amounted to €69.0 million, an increase of €0.8 million or 1.2%, compared to €68.2 million for the six months ended June 30, 2021.

For the years ended December 31, 2021 and 2020

Loss before tax for the year ended December 31, 2021 amounted to €72.1 million, a decrease of €65.1 million or 47.5%, compared to €137.3 million for the year ended December 31, 2020.

Income tax expenses

Income taxes include the current taxes on the results of Lanvin Group’s operations and any changes in deferred income taxes.

For the six months periods ended June 30, 2022 and 2021

Income tax income for the six months ended June 30, 2022 amounted to €0.3 million gain, compared to income tax expenses of €0.5 million for the six months ended June 30, 2021.

The decrease in income tax expenses for the six months ended June 30, 2022 compared to the six months ended June 30, 2021 was primarily attributable to €0.5 million deferred income taxes impact in the period of 2022, compare with €(0.2) million in the period of 2021.

For the years ended December 31, 2021 and 2020

Income tax expenses for the year ended December 31, 2021 amounted to €4.3 million, increased by €5.9 million, compared to an income tax rebate of €1.6 million for the year ended December 31, 2020.

The increase in income tax expenses in 2021 compared to 2020 was primarily attributable to the decrease in operating costs as a result of the recovery from the COVID-19 pandemic as well as the other factors that affected the results of operations as described above.

Loss for the period

Loss for the six months ended June 30, 2022 amounted to €68.7 million, an increase of €0.1 million or 0.1%, compared to €68.6 million for the six months ended June 30, 2021.

Loss for the year

Loss for the year ended December 31, 2021 amounted to €76.5 million, a decrease of €59.2 million or 43.6%, compared to €135.7 million for the year ended December 31, 2020.

Results by Segment

For the six months periods ended June 30, 2022 and 2021

The following is a discussion of revenues, gross profit and contribution profit for each segment for the six months ended June 30, 2022 as compared to the six months ended June 30, 2021.

Lanvin Segment

The following table sets forth revenues and gross profit for the Lanvin segment for the six months ended June 30, 2022 and 2021:

	For the six months ended June 30,		Increase/(Decrease)
(Euro thousands, except percentages)	2022	2021	2022 vs 2021%
Revenues	63,949	29,471	34,478	117.0%
Gross profit	30,048	14,502	15,546	107.2%
Gross profit margin	47.0%	49.2%	(2.2)%
Marketing and selling expenses	(34,360)	(24,825)	(9,535)	38.4%
Contribution profit(1)(3)	(4,312)	(10,323)	6,011	(58.2)%
Contribution profit margin(2)(3)	(6.7)%	(35.0)%	28.3%

(1)	Contribution profit equals to gross profit less marketing and selling expenses.
(2)	Contribution profit margin equals to contribution profit divided by revenue.
(3)	Contribution profit, contribution profit margin are non-IFRS financial measures.

Revenues

Revenues for the six months ended June 30, 2022 grew to €63.9 million, an increase of €34.5 million or 117.0% compared to €29.5 million for the six months ended June 30, 2021.

The increase in revenues was mainly related to the growth of our wholesale business, which grew by €22.2 million or 259.7% year-over-year to €30.8 million. Lanvin benefited from growing consumer awareness and demand for its accessories products, especially our growing leather goods and footwear categories. Wholesale business also benefitted from the delivery of our second collaboration with Gallery Department in the first half, contributing €6.8 million in revenues, as well as high restocking orders in the first half of 2022.

Revenue through our DTC channels grew by 74.9% from €17.7 million for the six months ended June 30, 2021, to €30.9 million for the six months ended June 30, 2022. The growth in DTC channels was due to the improving sales per square meter from our North American and European regions, driven by optimized product offering, elevated brand marketing activations, and refreshed store concepts. North American and European DTC business grew by €11.5 million or 165.1% to €18.5 million in the first half of 2022. In particular, the growing popularity of our accessories categories boosted e-commerce sales in North America and EMEA by €3.6 million or 265.1% to €4.9 million in the first half of 2022.

Gross profit

Gross profit for the six months ended June 30, 2022 grew to €30.0 million, an increase of €15.5 million or 107.2% compared to €14.5 million for the six months ended June 30, 2021.

The increase in gross profit was primarily attributable to the growth in revenues, while the decrease in gross profit margin was due to the higher share of wholesale channel in revenue, which had lower gross margin than the DTC channel. This was offset by the economies of scale brought by larger order sizes, which reduced our unit cost, and higher sell-through rates for all categories (particularly, ready-to-wear, leather goods and footwear)”.

Impairment costs increased by 17.4% and to €5.1 million for the six months ended June 30, 2022 compared to ended June 30, 2021, due to greater scale of the business and resulting higher total inventory levels. As a percentage of revenue, impairment costs decreased to 8.0% in the first half of 2022 from 14.8% in the first half of 2021. Excluding impairment costs, our gross margin was 55.0% in the first half of 2022, versus 64.0% in the same period the year before.

Contribution profit

Contribution loss for the six months ended June 30, 2022 was €4.3 million (or 6.7% of revenue), an improvement of €6.0 million from €10.3 million loss (or 35.0% of revenue) for the six months ended June 30, 2021.

The improvement in contribution loss was due to the higher gross profit from the greater scale of our business and improving sales per square meter in our retail stores, helping to reduce our marketing and selling expense as a percentage of revenue to 53.7% from 84.2% for the six months ended June 30, 2021. We expect our marketing and selling expenses to continue to decline as a percentage of revenue as we scale and further improve our operational efficiency in stores and directly operated online channels.

Wolford Segment

The following table sets forth revenues and gross profit for the Wolford segment for the six months ended June 30, 2022 and 2021:

	For the six months ended June 30,		Increase/(Decrease)
(Euro thousands, except percentages)	2022	2021	2022 vs 2021%
Revenues	54,261	41,941	12,320	29.4%
Gross profit	38,383	26,916	11,467	42.6%
Gross profit margin	70.7%	64.2%	6.6%
Marketing and selling expenses	(40,337)	(28,572)	(11,765)	41.2%
Contribution profit(1)(3)	(1,954)	(1,656)	(298)	18.0%
Contribution profit margin(2)(3)	(3.6)%	(3.9)%	0.3%

(1)	Contribution profit equals to gross profit less marketing and selling expenses.
(2)	Contribution profit margin equals to contribution profit divided by revenue.
(3)	Contribution profit, contribution profit margin are non-IFRS financial measures.

Revenues

Revenues for the six months ended June 30, 2022 grew to €54.3 million, an increase of €12.3 million or 29.4% compared to €41.9 million for the six months ended June 30, 2021.

EMEA and North American regions were the key geographic growth drivers for Wolford, growing by 27.6% to €38.2 million and by 48.5% to €12.9 million for the six months ended 2022, respectively. In Greater China, our business declined by 2.7% to €2.8 million, mainly due to the negative economic impacts of COVID-19. The growth in all regions except Greater China was led by our DTC channels, which grew by 37.1% or €10.6 million from June 30, 2021 to €39.1 million in the six months ended June 30, 2022. Revenue growth was also driven by our collections of the brand extension “The W” (modern, young and sporty) and “The W Lab” (cooperation with external star designers), which represented 26% of business share.

Gross profit

Gross profit margin for the six months ended June 30, 2022 improved to 70.7% from 64.2% for the period ended June 30, 2021. Gross profit increased by €11.5 million to €38.4 million for the six months ended June 30, 2021, compared to €26.9 million for the six months ended June 30, 2021.

The increase in gross profit margin versus the six months ended June 30, 2021 was primarily attributable to economy of scale in manufacturing and the higher utilization of our factory in the first half of 2022 compared to the same period in 2021. The cost of raw materials and manufacturing services together with change in inventories as a percentage of revenue accounted for 12.8% of revenues (or €7.0 million) for the six months ended June 30, 2022, versus 19.0% of revenues or €8.0 million for six months ended June 30, 2021, respectively. Similarly, labor cost as a percentage of revenue declined to 8.7% (or €4.7 million) for six months ended June 30, 2022 versus 11.2% (or €4.7 million) for six months ended June 30, 2021.

Contribution profit

Contribution loss for the six months ended June 30, 2022 was €2.0 million (or 3.6% of revenue), versus a loss of €1.7 million (or 3.9% of revenue) for the six months ended June 30, 2021. Marketing and selling expenses increased to €40.3 million (74.3% of revenues) in June 30, 2022 from €28.6 million (68.1% of revenues) for the six months ended June 30, 2021.

The increase in marketing and selling expenses in the first half of 2022 was due to a €3.5 million increase in personnel expense and a €2.7 million increase in advertising and marketing versus the first half of 2021. As a percentage of revenue, personnel costs rose to 25.3% of revenues in the first half of 2022 versus 24.3% in the first half of 2021 due to higher social benefit contributions and expenses.

St. John Segment

The following table sets forth revenues and gross profit for the St. John segment for the six months ended June 30, 2022 and 2021:

	For the six months ended June 30,		Increase/(Decrease)
(Euro thousands, except percentages)	2022	2021	2022 vs 2021%
Revenues	41,924	33,373	8,551	25.6%
Gross profit	25,754	16,406	9,348	57.0%
Gross profit margin	61.4%	49.2%	12.2%
Marketing and selling expenses	(21,167)	(17,197)	(3,970)	23.1%
Contribution profit(1)(3)	4,587	(791)	5,378	(679.9)%
Contribution profit margin(2)(3)	10.9%	(2.4)%	13.3%

(1)	Contribution profit equals to gross profit less marketing and selling expenses.
(2)	Contribution profit margin equals to contribution profit divided by revenue.
(3)	Contribution profit, contribution profit margin are non-IFRS financial measures.

Revenues

Revenues for the six months ended June 30, 2022 amounted to €41.9 million, an increase of €8.6 million compared to €33.4 million for the six months ended June 30, 2021.

St. John grew its revenues by 25.6% from the same period in 2021 while reducing discounting and increasing the proportion of full price selling at our DTC channels. DTC sales in North America in the first half of 2022 grew €8.2 million or by 41.2% from the first half of 2021 to €28.2 million, benefiting from higher increased full price selling as well as reopening and resumption of social gatherings in the US. However, the COVID-19 impact in Greater China resulted in a €0.8 million decrease in DTC sales to €2.3 million in the region. St. John also benefited from the US Dollar appreciation versus the Euro, which appreciated to an average exchange rate of 0.9153 EUR/USD in the first half of 2022 from an average exchange rate of 0.8295 EUR/USD in the first half of 2021.

Gross profit

Gross profit for the six months ended June 30, 2022 was €25.8 million, an increase of €9.3 million compared to €16.4 million for the six months ended June 30, 2021. Gross profit margin improved to 61.4% in the six months ended June 30, 2022 versus 49.2% for the six months ended June 30, 2021. Gross profit margin improved for the six months ended June 30, 2022 due to the higher proportion of full-price sell-through at our DTC channels as well as the continued shift in revenues from wholesale to higher-margin DTC channels.

Contribution profit

Contribution profit for the six months ended June 30, 2022 was €4.6 million (or 10.9% of revenue), versus a contribution loss of €0.8 million (or 2.4% of revenue) for the six months ended June 30, 2021. Marketing and selling expenses increased to €21.2 million (50.5% of revenue) in 2022 from €17.2 million (51.5% of revenue) for the six months ended June 30, 2021.

The increase in marketing and selling expenses was due to a €1.6 million increase in personnel costs and sales commissions resulting from increasing sales, as well as a €1.0 million increase in advertising expenses.

Sergio Rossi Segment

As we acquired Sergio Rossi in July 2021, the Sergio Rossi segment did not contribute to our results in the six months ended June 30, 2021. The following table sets forth revenue and gross profit for the Sergio Rossi segment for the six months ended June 30, 2022:

For the six months ended June 30,
(Euro thousands, except percentages)	2022
Revenues	26,969
Gross profit	14,798
Gross profit margin	54.9%
Marketing and selling expenses	(11,180)
Contribution profit(1)(3)	3,618
Contribution profit margin(2)(3)	13.4%

(1)	Contribution profit equals to gross profit less marketing and selling expenses.
(2)	Contribution profit margin equals to contribution profit divided by revenue.
(3)	Contribution profit, contribution profit margin are non-IFRS financial measures.

Revenues

Revenues for the six months ended June 30, 2022 amounted to €27.0 million. The revenue for Sergio Rossi segment was mainly related to sales for our DTC channels and wholesale business. Third-party production contributed to €2.9 million of wholesale for the six months ended June 30, 2022.

Gross profit

Gross profit for the six months ended June 30, 2022 was €14.8 million, with a gross profit margin of 54.9%. Gross profit margin was negatively affected by third-party production sales. Excluding third-party production, gross profit margin was 60.3% for the six month ended June 30, 2022.

Contribution profit

Contribution profit for the six months ended June 30, 2022 was €3.6 million (or 13.4% of revenue). Marketing and selling expenses were €11.2 million.

Caruso Segment

The following table sets forth revenues and gross profit for the Caruso segment for the six months ended June 30, 2022 and 2021:

	For the six months ended June 30,		Increase/(Decrease)
(Euro thousands, except percentages)	2022	2021	2022 vs 2021%
Revenues	14,919	12,328	2,591	21.0%
Gross profit	3,731	2,533	1,198	47.3%
Gross profit margin	25.0%	20.5%	4.5%
Marketing and selling expenses	(668)	(575)	(93)	16.2%
Contribution profit(1)(3)	3,063	1,958	1,105	56.4%
Contribution profit margin(2)(3)	20.5%	15.9%	4.6%

(1)	Contribution profit equals to gross profit less marketing and selling expenses.
(2)	Contribution profit margin equals to contribution profit divided by revenue.
(3)	Contribution profit, contribution profit margin are non-IFRS financial measures.

Revenues

Revenues for the six months ended June 30, 2022 was €14.9 million, an increase of €2.6 million or 21.0% compared to €12.3 million for the six months ended June 30, 2021.

The increase in revenues was mainly related to recovery of formal business wear resulting from the post-COVID back-to-office trend globally.

Gross profit

Gross profit for the six months ended June 30, 2022 was €3.7 million, an increase of €1.2 million compared to €2.5 million for the six months ended June 30, 2021. Gross profit margin increased to 25.0% for the six months ended 2022 from 20.5% for the six months ended 2021 due to economy of scale and better management of labor costs.

Contribution profit

Contribution profit for the six months ended June 30, 2022 was €3.1 million (or 20.5% of revenue), an improvement of €1.1 million or 56.4% from €2.0 million (or 15.9% of revenue) for the six months ended June 30, 2021. The improvement in contribution profit was due to the improvement of gross profit as well as better control of marketing and selling expenses.

For the years ended December 31, 2021 and 2020

The following is a discussion of revenues, gross profit and contribution profit for each segment for the year ended December 31, 2021 as compared to the year ended December 31, 2020.

Lanvin Segment

The following table sets forth revenues and gross profit for the Lanvin segment for the years ended December 31, 2021 and 2020:

	For the years ended December 31,		Increase/(Decrease)
	2021	2020	2021 vs 2020%
(Euro thousands, except percentages)
Revenue	72,872	34,989	37,883	108.3%
Gross profit	34,028	13,573	20,455	150.7%
Gross profit margin	46.7%	38.8%	7.9%
Marketing and selling expenses	(58,124)	(43,147)	(14,977)	34.7%
Contribution profit(1)(3)	(24,096)	(29,574)	5,478	(18.5)%
Contribution profit margin(2)(3)	(33.1)%	(84.5)%	51.4%

(1)	Contribution profit equals to gross profit less marketing and selling expenses.
(2)	Contribution profit margin equals to contribution profit divided by revenue.
(3)	Contribution profit, contribution profit margin are non-IFRS financial measures.

Revenues

Revenues for the year ended December 31, 2021 grew to €72.9 million, an increase of €37.9 million or 108.3% compared to €35.0 million for the year ended December 31, 2020.

The increase in revenues was mainly related to the growth of our DTC channels, which grew by 172.0% from €17.0 million in 2020, to €46.1 million in 2021. The growth in DTC channels was due to new store openings in Greater China region, and improving sales per square meter from our North American and Greater China regions, driven by optimized product offering, elevated brand marketing activations, and refreshed store concepts. All regions benefited from growing consumer awareness and demand for Lanvin brand, especially our growing leather goods and footwear categories and our collaboration products with Gallery Department. The growing popularity of our leather goods, footwear and accessories categories and successful entry into new online platforms also helped to expand Lanvin’s e-commerce sales, which grew by 415.0 % or €8.8 million in 2020, to €10.9 million in 2021.

Gross profit

Gross profit for the year ended December 31, 2021 grew to €34.0 million, an increase of €20.5 million or 150.7% compared to €13.6 million for the year ended December 31, 2020.

The increase in gross profit was primarily attributable to the growth in revenues, while the increase in gross profit margin was due to economies of scale as our larger order sizes reduced our unit cost, and higher sell-through rates for all categories (in particular ready-to-wear, leather goods and footwear). In both 2020 and 2021, Lanvin’s gross profit margin was negatively impacted by the COVID-19 lockdowns, especially for its seasonal items.

Impairment costs increased by 135.5% in 2021 compared to 2020, to €8.7 million due to the 108.3% revenue growth in 2021, our continued investment in new leather goods and footwear products as part of our category expansion efforts, as well as due to continuing COVID-19 impact on our seasonal products from lockdowns and production delays. Excluding inventory impairment, Lanvin’s gross profit and gross profit margin in 2021 was €42.7 million and 58.6%. As we increase the long-term investment in core and carryover products, in particular in our leather goods and footwear categories, we expect impairment costs to decrease significantly in absolute terms and as a percentage of revenue. Furthermore, we expect additional improvements in our gross margin as we continue to rapidly scale our business and upgrade our inventory control systems.

Contribution profit

Contribution loss for the year ended December 31, 2021 was €24.1 million (or 33.1% of revenue), an improvement of €5.5 million from €29.6 million (or 84.5% of revenue) in 2020.

The improvement in contribution profit was due to the higher gross profit margin and improving sales per square meter in our retail stores, helping to reduce our marketing and selling expense as a percentage of revenue to 79.8% from 123.3% in 2020. We expect our marketing and selling expenses to continue to decline as a percentage of revenue as we scale and further improve our operational efficiency in stores and directly operated online channels.

Wolford Segment

The following table sets forth revenues and gross profit for the Wolford segment for the years ended December 31, 2021 and 2020:

	For the years ended December 31,		Increase/ (Decrease)
(Euro thousands, except percentages)	2021	2020	2021 vs 2020%
Revenues	109,332	95,384	13,948	14.6%
Gross profit	79,070	65,865	13,205	20.0%
Gross profit margin	72.3%	69.1%	3.3%
Marketing and selling expenses	(59,351)	(65,006)	5,655	(8.7)%
Contribution profit(1)(3)	19,719	859	18,860	2,195.6%
Contribution profit margin(2)(3)	18.0%	0.9%	17.1%

(1)	Contribution profit equals to gross profit less marketing and selling expenses.
(2)	Contribution profit margin equals to contribution profit divided by revenue.
(3)	Contribution profit, contribution profit margin are non-IFRS financial measures.

Revenues

Revenues for the year ended December 31, 2021 grew to €109.3 million, an increase of €13.9 million or 14.6% compared to €95.4 million for the year ended December 31, 2020.

Greater China and North American regions were the key geographic growth drivers for Wolford, growing by 49.8% to €7.3 million and by 33.3% to €21.8 million in 2021, respectively. In EMEA, we grew our business by 7.4% to €79.2 million, despite the negative economic impacts of COVID-19. The growth in all regions was led by our DTC channels, which grew by 19.7% or €12.3 million from 2020 to €74.6 million. The growth drivers from an assortment point of view were the collections of the brand extension “The W” (modern, young and sporty) and “The W Lab” (cooperation with external star designers), which grew 11-fold in the legwear and ready-to-wear product groups. This once again confirmed the adopted strategy of the brand architecture.

With the aim of growing the business in certain key markets, Wolford has also started to develop collaborations with regionally relevant fashion design talents and brands. These include the lingerie capsule collection with Neiwai, a Shanghai-based brand known for its simple and sustainable cuts.

Gross profit

Gross profit margin for the year ended December 31, 2021 improved to 72.3% from 69.1% in 2020, as a result of the increase in gross profit by €13.2 million to €79.1 million in 2021, compared to €65.9 million for the year ended December 31, 2020.

The increase in gross profit margin versus 2020 was primarily attributable to economy of scale in manufacturing and due to underutilization of our factory in 2020. The cost of raw materials and manufacturing services as a percentage of revenue is 18.0% or €19.6 million in 2021 and 21.9% or €20.9 million in 2020, respectively. Similarly, labor cost as a percentage of revenue declined to 6.7% or €7.3 million in 2021 versus 9.4% or €8.9 million in 2020.

Contribution profit

Contribution profit for the year ended December 31, 2021 was €19.7 million (or 18.0% of revenue), versus €0.9 million (or 0.9% of revenue) in 2020. Marketing and selling expenses declined to €59.4 million (54.3% of revenues) in 2021 from €65.0 million (68.2% of revenues) in 2020.

The decrease in marketing and selling expenses was due to the optimization of our retail sales network. While we expect marketing and selling expenses to increase in absolute terms, we expect it will continue to decline as a percentage of revenue as we further improve our selling efficiency at our retail stores and as we continue to diversify our product categories into ready-to-wear, especially our W line of athleisurewear.

St. John Segment

The following table sets forth revenues and gross profit for the St. John segment for the years ended December 31, 2021 and 2020:

	For the years ended December 31,		Increase/ (Decrease)
(Euro thousands, except percentages)	2021	2020	2021 vs 2020%
Revenues	73,094	66,512	6,582	9.9%
Gross profit	38,987	32,987	6,000	18.2%
Gross profit margin	53.3%	49.6%	3.7%
Marketing and selling expenses	(37,697)	(42,273)	4,576	(10.8)%
Contribution profit(1)(3)	1,290	(9,286)	10,576	113.9%
Contribution profit margin(2)(3)	1.8%	(14.0)%	15.8%

(1)	Contribution profit equals to gross profit less marketing and selling expenses.
(2)	Contribution profit margin equals to contribution profit divided by revenue.
(3)	Contribution profit, contribution profit margin are non-IFRS financial measures.

Revenues

Revenues for the year ended December 31, 2021 amounted to €73.1 million, an increase of €6.6 million or 9.9% compared to €66.5 million for the year ended December 31, 2020.

The increase in revenues was mainly related to greater sales for our DTC channels as well as our wholesale channels. DTC sales were supported by improving sales performance at our existing stores and new store expansion in Greater China. In particular, revenues started to recover in the second half of 2021 due to a higher proportion of full price selling and greater store traffic.

Gross profit

Gross profit for the year ended December 31, 2021 was €39.0 million, an increase of €6.0 million compared to €33.0 million for the year ended December 31, 2020. Gross profit margin improved to 53.3% in 2021 versus 49.6% in 2020. Gross profit margin improved in 2021 due to the continued shift in revenues from wholesale to higher margin DTC channels, as well as higher proportion of full price selling through our DTC channels.

Contribution profit

Contribution profit for the year ended December 31, 2021 was €1.3 million (or 1.8% of revenue), versus a loss of €9.3 million (or 14.0% of revenue) in 2020. Marketing and selling expenses declined to €37.7 million (51.6% of revenue) in 2021 from €42.3 million (63.6% of revenue) in 2020.

The decrease in marketing and selling expenses was due to the optimization of our retail sales network as we let our lease expire for our underperforming stores, while the decrease in marketing and selling expenses as a percentage of revenue was due to increased sales per square meter efficiency in our remaining stores. We expect our marketing and selling expenses to increase in absolute terms but decrease as a percentage of revenue as we continue to improve our selling efficiency, especially from back-to-office and post COVID-19 return to formal events and weddings.

Sergio Rossi Segment

The following table sets forth revenue and gross profit for the Sergio Rossi segment for the year ended December 31, 2021, representing its results for only a portion of the year from the acquisition date through December 31, 2021:

For the year ended December 31,
(Euro thousands, except percentages)	2021
Revenues	28,737
Gross profit	13,319
Gross profit margin	46.3%
Marketing and selling expenses	(9,489)
Contribution profit(1)(3)	3,830
Contribution profit margin(2)(3)	13.3%

(1)	Contribution profit equals to gross profit less marketing and selling expenses.
(2)	Contribution profit margin equals to contribution profit divided by revenue.
(3)	Contribution profit, contribution profit margin are non-IFRS financial measures.

Revenues

Revenue for the year ended December 31, 2021 amounted to €28.7 million. The revenue for Sergio Rossi segment was mainly related to sales for our DTC channels and wholesale business. Third party production contributed to €8.0 million of wholesale in 2021.

Gross profit

Gross profit for the year ended December 31, 2021 was €13.3 million, with a gross profit margin of 46.3%. Inventory impairment in 2021 was €2.3 million in 2021. Excluding inventory impairment, gross profit and gross profit margin in 2021 was €15.7 and 54.5%. Gross profit margin was negatively affected by third party production sales. Excluding third party production, gross profit margin was 60.0% in 2021.

Contribution profit

Contribution profit for Sergio Rossi from the acquisition date through December 31, 2021 was €3.8 million (or 13.3% of revenue). Marketing and selling expenses were €9.5 million.

Caruso Segment

The following table sets forth revenues and gross profit for the Caruso segment for the years ended December 31, 2021 and 2020:

	For the years ended December 31,		Increase/ (Decrease)
(Euro thousands, except percentages)	2021	2020	2021 vs 2020%
Revenues	24,695	26,351	(1,656)	(6.3)%
Gross profit	4,449	4,881	(432)	(8.9)%
Gross profit margin	18.0%	18.5%	(0.5)%
Marketing and selling expenses	(1,144)	(1,708)	564	(33.0)%
Contribution profit(1)(3)	3,305	3,173	132	4.2%
Contribution profit margin(2)(3)	13.4%	12.0%	1.4%

(1)	Contribution profit equals to gross profit less marketing and selling expenses.
(2)	Contribution profit margin equals to contribution profit divided by revenue.
(3)	Contribution profit, contribution profit margin are non-IFRS financial measures.

Revenues

Revenues for the year ended December 31, 2021 was €24.7 million, a decrease of €1.7 million or 6.3% compared to €26.4 million for the year ended December 31, 2020.

The decrease in revenues was mainly related to the continued decline of formalwear business in 2021, which was negatively impacted by the COVID-19 pandemic outbreak. We expect the formalwear business to recover in 2022 as North American and European businesses return to the office and social distancing restrictions are lifted or eased.

Gross profit

Gross profit for the year ended December 31, 2021 was €4.4 million, a decrease of €0.4 million compared to €4.9 million for the year ended December 31, 2020. Gross profit margin decreased to 18.0% in 2021 from 18.5% in 2020 due to higher material costs.

Contribution profit

Contribution profit for the year ended December 31, 2021 was €3.3 million (or 13.4% of revenue), an improvement of €0.1 million or 4.2% from €3.2 million (or 12.0% of revenue) in 2020. The improvement in contribution profit was due to lower marketing and selling expenses, which declined by €0.6 million to €1.1 million (4.6% of revenues) in 2021 from €1.7 million (6.5% of revenues) in 2020, offset by the slight decrease in gross profit. The decrease in marketing and selling expenses was due to better cost control.

Liquidity and Capital Resources

Overview

Lanvin Group and its portfolio brands’ principal sources of liquidity have been through issuance of preferred shares, loans from our shareholder Fosun International Limited (including its subsidiaries and joint ventures), and bank borrowings, and which have historically been sufficient to meet our working capital and capital expenditure requirements. As of June 30, 2022 and June 30, 2021, we had cash and cash equivalents of €50.9 million and €88.7 million, respectively. In January and April of 2022, Lanvin Group received shareholder loans of €14.4 million and €28.7 million from our shareholder Fosun International Limited. As of December 31, 2020 and December 31, 2021, we had cash and cash equivalents of €44.9 million and €88.7 million, respectively.

In October 2019 and October 2020, we raised €137.8 million from Series A and Series A+ capital rounds ordinary shares, of which Fosun International Ltd. and affiliates invested €46.0 million. In May 2021 and October 2021, we raised €117.1 million from Series B preferred shares, of which Fosun International Ltd. and affiliates invested €59.7 million. See “Description of Share Capital—History of Securities Issuances”. In December 2021, Lanvin Group adopted a share economic beneficial interest right scheme for the purpose of recognizing the contribution of participants including its senior management members and consultants to the growth of the Group via Brilliant Fashion Holdings Limited, and as a result of which 32,129,493 treasury shares were issued to Brilliant Fashion Holdings Limited.

In October 2022, we entered into an agreement with Meritz for a $50 million investment with half of the investment funded and the other half to be released upon satisfactions of certain conditions. See “—Recent Developments—Meritz Private Placement.”

Lanvin Group requires liquidity in order to meet its obligations and fund its business. Short-term liquidity is required to fund ongoing cash requirements, including to purchase inventory and to fund costs for services and other expenses. In addition to its general working capital and operational needs, Lanvin Group uses significant amounts of cash for capital expenditures related to the opening of new stores or the renovation of existing stores, as well as for acquisitions. In connection with the COVID-19 crisis, Lanvin Group has taken several measures to preserve its liquidity as described above (see “—Key Factors Affecting Results of Operations”).

As a growing business, Lanvin Group may need additional cash resources from time to time to meet its obligations and fund its business and capital expenditures for the foreseeable future, or if we find and wish to pursue opportunities for investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Cash Flows

Six months ended June 30, 2022 compared to the six months ended June 30, 2021

The following table summarizes the cash flows provided by/used in operating, investing and financing activities for each of the six months ended June 30, 2022 and 2021. Refer to the consolidated cash flows statement and accompanying notes included elsewhere in this proxy statement/prospectus for additional information.

	For the six months ended June 30,		Increase/(Decrease)
(Euro thousands, except percentages)	2022	2021	2022 vs 2021%
Net cash used in operating activities	(51,825)	(33,903)	(17,922)	52.9%
Net cash used in investing activities	(5,556)	(3,498)	(2,058)	58.8%
Net cash flows generated from financing activities	17,465	53,293	(35,828)	(67.2)%

Net increase/(decrease) in cash and cash equivalents	(39,916)	15,892	(55,808)	(351.2)%
Cash and cash equivalents less bank overdrafts at the beginning of the period	88,658	44,171	44,487	100.7%
Effect of foreign exchange rate changes	2,185	708	1,477	208.6%

Cash and cash equivalents less bank overdrafts at end of the period	50,927	60,771	(9,844)	(16.2)%

Net cash flows used in operating activities

Net cash flows used in operating activities increased by €17.9 million to €51.8 million for the six months ended June 30, 2022 from €33.9 million for the six months ended June 30, 2021. The increase was primarily attributable to higher revenue volumes, especially in our wholesale channel, which resulted in (i) an increase in inventories of €17.0 million or 18.4% to €109.3 million at the end of June, 2022, and (ii) an increase in trade receivables of €11.6 million or 29.2% to €51.4 million at the end of June, 2022.

Net cash flows used in investing activities

Net cash flows used in investing activities increased by €2.1 million from €3.5 million for the six months ended June 30, 2021 to €5.6 million for the six months ended June 30, 2022. The increase was primarily attributable to the increase of payment for the purchase of long-term assets from €3.8 million in the six months ended June 30, 2021 to €9.4 million in the six months ended June 30, 2022, partially offset by the increase in proceeds generated from the disposal of long-term assets from €0.3 million in the six months ended June 30, 2021 to €3.9 million in the six months ended June 30, 2022.

Net cash flow from financing activities

Net cash flows from financing activities decreased by €35.8 million from €(53.3) million for the six months ended June 30, 2021 to €17.5 million for the six months ended June 30, 2022. The decrease in cash flows generated from financing activities was primarily attributable to (i) higher repayment of borrowings of €(66.0) million, (ii) higher repayment of lease liabilities of €(18.7) million, (iii) higher payment of borrowings interest of €(1.5) million, (iv) higher payment of lease liabilities interest of €(3.5) million, and offset by higher proceeds from borrowings of €107.1 million in the six months ended June 30, 2022.

Year ended December 31, 2021 compared to the year ended December 31, 2020

The following table summarizes the cash flows provided by/used in operating, investing and financing activities for each of the years ended December 31, 2021 and 2020. Refer to the consolidated cash flows statement and accompanying notes included elsewhere in this proxy statement/prospectus for additional information.

	For the years ended December 31,		Increase/ (Decrease)
(Euro thousands, except percentages)	2021	2020	2021 vs 2020
Net cash used in operating activities	(73,088)	(87,297)	14,209	(16.3)%
Net cash generated from investing activities	6,346	67,038	(60,692)	(90.5)%
Net cash flows (used in)/generated from financing activities	110,065	(41,447)	151,512	(365.6)%

Net increase/(decrease) in cash and cash equivalents	43,323	(61,706)	105,029	(170.2)%
Cash and cash equivalents less bank overdrafts at the beginning of the year	44,171	106,642	(62,471)	(58.6)%
Effect of foreign exchange rate changes	1,164	(765)	1,929	(252.2)%

Cash and cash equivalents less bank overdrafts at end of the year	88,658	44,171	44,487	100.7%

Net cash flows from operating activities

Net cash flows from operating activities increased by €14.2 million to €(73.1) million in 2021 from €(87.3) million in 2020. The increase was primarily attributable to (i) a decrease in loss for the year prior to income taxes, financial income, financial expenses, exchange gains/losses and depreciation, amortization and impairment of assets, mainly driven by improving sales in North America and Greater China, economy of scale and better cost control, (ii) higher inventories of €92.3 million in 2021 related to unsold stock due to COVID-19 adverse effect on Lanvin Group sales (compared to an increase in inventories of €16.5 million in 2020), and (iii) higher trade payables including customer advances due to contraction of the activities, partially offset by (iv) increase in trade receivables of €17.6 million in 2021, driven by higher revenue volumes especially in the wholesale channel, compared to an increase of €23.3 million in 2020.

Net cash flows from/(used in) investing activities

Net cash flows from investing activities decreased by €60.7 million from €67.0 million in 2020 to €6.3 million in 2021. The decrease was primarily attributable to (i) the decrease in proceeds generated from the disposal of long-term assets from €72.7 million in 2020 to €25.1 million in 2021, (ii) the acquisition of subsidiaries, net of cash acquired (being Sergio Rossi in July 2021) of €8.9 million in 2021.

Net cash flow (used in)/from financing activities

Net cash flows used in financing activities increased by €151.5 million from €(41.4) million in 2020 to €110.1 million in 2021. The increase in cash flows generated from financing activities was primarily attributable to (i) higher proceeds of borrowings of €176.2 million, (including shareholder loans of €85.7 million), (ii) higher proceeds from shareholders’ capital injection of €92.2 million (which includes our Series B and B+ fundraising rounds in May and October 2021), (iii) lower payment of lease liabilities interest of €(5.6) million, and (iv) lower payment of borrowings interest of €(1.5) million as a result of debt restructuring, being one of the measures to preserve Lanvin Group’s liquidity in connection with the COVID-19 pandemic.

Borrowing

Lanvin Group enters into and manages debt facilities centrally in order to satisfy the short and medium-term needs of each of its subsidiaries based on criteria of efficiency and cost-effectiveness. Lanvin Group’s portfolio brands have historically entered into and maintained with a diversified pool of lenders a total amount of committed credit lines that is considered consistent with their needs and suitable to ensure at any time the liquidity needed to satisfy and comply with all of their financial commitments, as well as guaranteeing an adequate level of operational flexibility for any expansion programs.

As at June 30, 2022

As at June 30, 2022, borrowings amounted to €12.5 million were guaranteed by a third party SACE S.p.A. As at June 30, 2022, borrowings amounted to €1.3 million were secured by pledges of assets of the Group including property, plant and equipment, inventories and trade receivables.

The unsecured borrowings of the Group are principally used for operations. The borrowings for the six months ended June 30, 2022 are at rates ranging from 0.00% to 10.00% per annum.

We are subject to certain covenants, including financial and otherwise, under our financing agreements. As at June 30, 2022 the Group was in material compliance with all covenants.

As at December 31, 2021

As at December 31, 2021, borrowings amounted to €12.5 million were guaranteed by a third party SACE S.p.A, and €1.5 million as of December 31, 2020. As at December 31, 2021, borrowings amounted to €7.8 million were secured by pledges of assets of the Group including property, plant and equipment, inventories and trade receivables, and €1.5 million as of December 31, 2020.

The unsecured borrowings of the Group are principally used for operations. The borrowings at rates ranging from 0.00% to 10.00% (2020: 0.50% to 14.15%) per annum.

For additional information see Note 24 —Borrowings to the Lanvin Group Consolidated Financial Statements, included elsewhere in this proxy statement/prospectus.

Fosun International Limited extended various shareholders loans to Lanvin Group for working capital purposes before consummation of the Business Combination. As of December 31, 2022, the aggregate principal amount plus accrued interests will be $125 million. Pursuant to the Initial PIPE Subscription Agreements, Fosun Fashion Holdings (Cayman) Limited agreed to subscribe for 3,800,000 LGHL Ordinary Shares for an aggregate purchase price of $38 million, of which amount $30 million has already been funded to FFG in advance of the closing of the Business Combination. Subsequently, on October 28, 2022, PCAC, LGHL, Fosun Fashion Holdings (Cayman) Limited, FFG and Fosun International Limited entered into the A&R Subscription Agreement, pursuant to which Fosun Fashion Holdings (Cayman) Limited has agreed to subscribe for a total of 13,327,225 LGHL Ordinary Shares at a price of $10 per share, upsizing its PIPE subscription investment by approximately $95 million, from $38 million to approximately $133 million. The additional approximately $95 million PIPE subscription commitment from Fosun Fashion Holdings (Cayman) Limited will be effected by way of re-investment of all of the repayment proceeds of certain existing shareholder loans that were borrowed by FFG from Fosun International Limited for working capital purposes.

We are subject to certain covenants, including financial and otherwise, under our financing agreements. As at December 31, 2021 and 2020 the Group was in material compliance with all covenants.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations and commitments as of June 30, 2022:

(Euro thousands)	Payments Due by Period			Over 3 years	Total
	On demand	Less than 1 year	1 to 3 years
Trade payables	26,344	39,929	—	—	66,273
Other current liabilities	14,648	20,022	4,913	—	39,583
Lease liabilities	39,874	33,525	20,957	62,541	156,897
Borrowings	—	100,443	6,674	2,909	110,026

Total contractual obligations	80,866	193,919	32,544	65,450	372,779

The following table summarizes our contractual obligations and commitments as of December 31, 2021:

(Euro thousands)	Payments Due by Period			Over 3 years	Total
	On demand	Less than 1 year	1 to 3 years
Trade payables	21,993	36,158	—	—	58,151
Other current liabilities	17,056	8,602	—	—	25,658
Lease liabilities	—	43,687	51,091	71,814	166,592
Bank overdrafts	14	—	—	—	14
Borrowings	—	55,559	6,619	4,593	66,771

Total contractual obligations	39,063	144,006	57,710	76,407	317,186

Other non-current financial liabilities (bonds and other)

As at June 30, 2022, bonds and other related to government grants and others of €1.0 million.

At December 31, 2021 bonds and other related to government grants and others of €0.7 million (€0.9 million at December 31, 2020).

Cash and Cash Equivalents

The table below sets forth the breakdown of Lanvin Group’s cash and cash equivalents as at June 30, 2022, December 31, 2021, and December 31, 2020.

	At June 30,	At December 31,		Increase/(Decrease)
(Euro thousands, except percentages)	2022	2021	2020	June 30, 2022 vs December 31, 2021%		December 31, 2021 vs December 31, 2020%
Cash on hand	323	376	25	(53)	(14.1)%	351	1,404.0%
Bank balances	50,604	88,296	44,910	(37,692)	(42.7)%	43,386	96.6%

Cash and cash equivalents	50,927	88,672	44,935	(37,745)	(42.6)%	43,737	97.3%
Restricted cash	335	309	—	26	8.4%	309	—

Cash and bank balances	51,262	88,981	44,935	(37,719)	(42.4)%	44,046	98.0%

The cash and cash equivalent (which include cash on hand and bank balances) are offset by bank overdrafts of €14 thousand as of December 31, 2021 and €0.8 million as of December 31, 2020. There is no bank overdraft as of June 30, 2022.

Lanvin Group may be subject to restrictions which limit its ability to use cash. In particular, cash held at a bank is subject to certain repatriation restrictions and may only be repatriated as dividends. Lanvin Group does not believe that such transfer restrictions have any adverse impacts on its ability to meet liquidity requirements. Cash held at a bank at June 30, 2022 amounted to €335 thousand and at December 31, 2021 amounted to €309 thousand (€Nil at December 31, 2020).

Other current financial assets

The table below sets forth the breakdown of Lanvin Group’s other current assets as at June 30, 2022, December 31, 2021 and December 31, 2020.

	At June 30,	At December 31,		Increase/(Decrease)
(Euro thousands, except percentages)	2022	2021	2020	June 30, 2022 vs December 31, 2021%		December 31, 2021 vs December 31, 2020%
Tax recoverable	5,283	10,449	5,509	(5,166)	(49.4)%	4,940	89.7%
Government grants	—	9,462	4,667	(9,462)	—	4,795	102.7%
Advances and payments on account to vendors	8,699	7,496	2,409	1,203	16.0%	5,087	211.2%
Prepaid expenses	8,851	5,491	4,454	3,360	61.2%	1,037	23.3%
Listing fee	5,230	3,950	—	1,280	32.4%	3,950	—
Deposits of rental, utility and other	1,974	1,766	2,714	208	11.8%	(948)	(34.9)%
Others	4,958	3,092	3,600	1,866	60.3%	(508)	(14.1)%

Total other current financial assets	34,995	41,706	23,353	(6,711)	16.1%	18,353	78.6%

Off-Balance Sheet Arrangements

Lanvin Group has not provided any financial guarantees.

Recent Developments

A summary of recent developments subsequent to the reporting date of the Lanvin Group Consolidated Financial Statements is provided below.

Meritz Private Placement

1.	Meritz Investment

On October 16, 2022, FFG and LGHL entered into the Meritz Private Placement Subscription Agreement with Meritz, pursuant to which, among other things, Meritz agreed to subscribe for, and FFG agreed to issue to Meritz 18,569,282 ordinary shares of FFG (“FFG Private Placement Subscription Shares”) at a subscription price equal to $49,999,999 and the FFG Collateral Share at a subscription price equal to $1.

Upon the Closing, the FFG Private Placement Subscription Shares subscribed by Meritz will be exchanged for certain LGHL Ordinary Shares and the FFG Collateral Share will be exchanged for the LGHL Convertible Preference Share, each pursuant to the Business Combination Agreement as amended on October 17, 2022 and on October 20, 2022 (as may be further amended, restated, modified or varied from time to time, the “Amended Business Combination Agreement”).

In addition, Meritz has the right (exercisable in its sole and absolute discretion), subject to approval of its final investment committee, to subscribe for up to 1,500,000 LGHL Ordinary Shares (the “Additional Shares”) at $10 per share for total additional investment amount of up to US$15 million on the Closing Date.

Meritz paid US$25 million out of its total investment of US$50 million to FFG on October 20, 2022, which is the closing date of such investment. The remaining US$25 million was withheld by Meritz and will be released to FFG if no Event of Default (as defined below) has occurred and is subsisting on the Liquidity Date (as defined below). However, if an Event of Default has occurred and is subsisting on the Liquidity Date, the US$25 million subscription price will not be released by Meritz, but Meritz will be obligated to immediately surrender the LGHL PubCo Ordinary Shares exchanged from an aggregate number of 9,284,641 ordinary shares of FFG upon the Closing to LGHL at nil consideration.

2.	Cash dividend

Meriz is entitled to a cash dividend in the amount of $2.0 million per annum for three years from the closing date of the Meritz Investment. Half of the first-year cash dividend in the amount of $1.0 million was paid on such closing date, with the remaining $1.0 million to be paid six months after such closing date. The second- and third-year cash dividends will be paid quarterly with the first quarterly payment made on the date that falls 15 months after such closing date and the last quarterly payment made on the third anniversary of such closing date (the “Third Anniversary”). Following the consummation of the Business Combination, such cash dividend will be payable by LGHL.

3.	Lock up

Meritz has agreed to not transfer any of LGHL Ordinary Shares held by it as of the Closing until six months after the Closing, provided that this transfer restriction shall immediately cease to apply upon the occurrence of any Event of Default (as defined below).

4.	Put Option

Meritz has a right to put all of the LGHL Ordinary Shares held by it (including the Additional Shares, if any, but excluding any shares of LGHL acquired after the Closing) to LGHL or any third party as nominated by LGHL (the “Put Option”) at a price equal to the Agreed Return (the “Put Option Price”) with ninety (90) days from the date of occurrence of: (a) any Credit Events; (b) the lapse of the Call Option 2 (as defined below); and (c) the Third Anniversary.

The Put Option shall lapse if (i) Meritz fails to serve the relevant exercise notice within ninety (90) days after the Put Option is triggered; or (ii) Meritz has not exercised the Put Option by the date that falls ninety (90) days after the Third Anniversary.

“Agreed Return” means an amount that is the higher of (i) 11.5% internal rate, compounded annually, of return on Meritz’s investment in the FFG Private Placement Subscription Shares and any Additional Shares and (ii) 1.115 times the sum of $50 million, in each case minus any interim return that Meritz has realized from the FFG Private Placement Subscription Shares (or LGHL Ordinary Shares converted from such shares), any Additional Shares and the LGHL Convertible Preference Share and any shares converted therefrom (including the annual cash dividend, sale proceeds from disposal of such shares and any indemnity and damages payment received by Meritz).

“Credit Events” means, among other things, the current controlling shareholder of Fosun ceases to have control of Fosun, any occurrence of insolvency, bankruptcy, liquidation or winding up of Fosun, FTG, FFG or LGHL, delisting or suspension of trading of shares of FTG or Fosun for 15 trading days, delisting or suspension of trading of shares of LGHL for 5 trading days, non-payment or events of default by LGHL, FFG, Fosun and FTG with respect to borrowings over specified amount, and failure to pay Meritz any annual cash dividend.

5.	Security

Prior to the date on which Meritz may sell all of the LGHL Ordinary Shares it holds pursuant to an effective resale registration statement or under Rule 144 (the “Liquidity Date”), LGHL’s obligations to pay the Put Option Price and FFG’s indemnity obligations related to the Put Option and shares issued to Meritz under the Meritz Private Placement Subscription Agreement shall be secured by a fixed charge over certain shares of FTG held by Fosun, subject to a top up adjustment with additional shares of FTG to be charged (the “FTG Security Shares”), and any dividends or other distribution paid on such shares to Fosun (collectively, the “Fixed Charges”).

In the event that market value of the FTG Security Shares and/or the market value of the LGHL Ordinary Shares drop below a certain level (the “Top Up Trigger Event”), upon Meritz’s notice, LGHL is obligated to, among other things, (A) provide additional security by (i) depositing additional cash in U.S. dollars by way of cash account charge in favor of Meritz (the “Cash Top Up”), (ii)(a) if the Top Up Trigger Event occurred before the Liquidity Date, procuring Fosun to grant a charge over additional shares of FTG in favor of Meritz, and (b) if the Top Up Trigger Event occurred after the Liquidity Date, procuring a charge over shares of LGHL in favor of Meritz (each of (a) and (b), as applicable, “Share Top Up”) or (iii) making a combination of Cash Top Up and Share Top Up; or (B) acquire all LGHL Ordinary Shares then held by Meritz (excluding any LGHL Ordinary Shares Meritz acquires after the Closing) at a price equal to the Agreed Return (collectively, “Top Up Obligations”).

6.	Event of Default

“Events of Defaults” are deemed to have occurred if LGHL fails to fulfil its obligations with respect the Put Option, fails to fulfil its Top Up Obligations or fails to pay Meritz the shortfall amount if Meritz did not realize the Agreed Return after disposal of shares of LGHL held by it after conversion of the LGHL Convertible Preference Share.

If an Event of Default occurs before the Liquidity Date, Meritz shall have the right to enforce the Fixed Charges to recover the amount equal to the Agreed Return, and to the extent there is a shortfall between the gross proceeds that Meritz has realized from enforcement of the Fixed Charges, LGHL remains liable to pay such shortfall to Meritz by acquiring all LGHL Ordinary Shares then held by Meritz at a price equal to such shortfall amount or having a third party investor purchase LGHL Ordinary Shares from Meritz. Immediately after Meritz has realized the Agreed Return, Meritz shall surrender any remaining LGHL Ordinary Shares held by it to LGHL at nil consideration. The Fixed Charges shall be discharged upon the Liquidity Date.

If an Event of Default occurs after the Liquidity Date, Meritz may convert the LGHL Convertible Preference Share into the number of LGHL Non-Voting Shares and/or LGHL Ordinary Shares equal to (a) the quotient of 200% times $10 times the number LGHL Ordinary Shares held by Meritz on the date of Event of Default (excluding any LGHL Ordinary Shares Meritz acquires after the Closing) divided by the market price of

LGHL Ordinary Shares minus (b) the number LGHL Ordinary Shares held by Meritz on the date of Event of Default (excluding any LGHL Ordinary Shares Meritz acquires after the Closing); provided that the aggregate number of LGHL Non-Voting Shares and/or LGHL Ordinary Shares shall in no event exceed 15,000,000 (subject to any adjustment as a result of any share sub-division or consolidation of the shares of LGHL after the Closing).

7.	Call Option

Following the Closing, LGHL shall have the right to acquire from Meritz (i) up to 70% of LGHL Ordinary Shares then held by Meritz (“Call Option 1”) after the date on which the closing share price of LGHL has been less than $5 for three (3) consecutive trading days at a purchase price equal to the Agreed Return multiplied by a fraction, the numerator of which is the total number of LGHL that is subject to Call Option 1 and the denominator of which is the total number of FFG Private Placement Subscription Shares and Additional Shares issued to Meritz (subject to any adjustment as a result of conversion of FFG Private Placement Subscription Share into LGHL Ordinary Shares on the Closing and any share sub-division or consolidation of the shares of LGHL after the Closing); and (ii) 100% of LGHL Ordinary Shares then held by Meritz (“Call Option 2,” together with Call Option 2, the “Call Options”) after expiry of the eighteen (18)-month period following the Closing at a purchase price equal to the higher of (a) the Agreed Return; and (b) the market price of LGHL Ordinary Shares multiplied by the number of LGHL Ordinary Shares subject to the Call Option 2. LGHL may nominate third party investors to acquire the shares from Meritz in connection with its exercise of the Call Options. Call Option 2 lapses on the date the falls ninety (90) days after the end of eighteen (18)-month period after the Closing.

8.	Nomination of observer

After the Closing, Meritz shall have a right to nominate one (1) observer to the board of directors of LGHL with no voting rights so long as Meritz holds no less than 70% of the aggregate number of the LGHL Ordinary Shares exchanged from FFG Private Placement Subscription Shares.

Meritz Relationship Agreement

On October 19, 2022, LGHL entered into the Meritz Relationship Agreement with Meritz in respect to the rights and obligations described above that will be assumed by LGHL after the Closing. The Meritz Relationship Agreement will become effective upon the Closing and supersedes the relevant provisions in relation to LGHL’s rights and obligations in the Meritz Private Placement Subscription Agreement. In addition, pursuant to the Meritz Relationship Agreement, LGHL agreed to register for resale, pursuant to Rule 415 under the Securities Act, within certain period after the Closing Date, LGHL Ordinary Shares held by Meritz exchanged from FFG’s shares and LGHL Non-Voting Shares and LGHL Ordinary Shares convertible from the LGHL Convertible Preference Share, Meritz together with certain existing shareholders of FFG are allowed to make up to two demands that LGHL register their registrable securities under certain circumstances, and Meritz will have piggyback registration rights for its securities in connection with certain registrations of securities that LGHL undertakes, in each case, on the terms and subject to the conditions set forth in the Meritz Relationship Agreement.

Critical Accounting Estimates

Lanvin Group has selected accounting policies that it believes provide an accurate, true and fair view of its consolidated financial condition and results of operations. These accounting policies are applied in a consistent manner, unless stated otherwise, which will mainly be a result of the application of new accounting pronouncements. For a summary of all of Lanvin Group’s significant accounting policies, refer to Note 3 –Summary of significant accounting policies to the Lanvin Group Annual Consolidated Financial Statements included elsewhere in this proxy statement/prospectus.

The preparation of consolidated financial statements in accordance with IFRS issued by the International Accounting Standards Board requires management to make estimates, judgments and assumptions in order to determine the carrying amounts of certain assets, liabilities, income and expense items, as well as certain amounts disclosed in the explanatory notes to the financial statements relating to contingent assets and liabilities.

The estimates and assumptions used are those deemed by management to be the most pertinent and accurate in view of Lanvin Group’s circumstances and past experience, based on elements that are known when the financial statements are prepared.

The estimates and underlying assumptions are reviewed periodically and continuously by Lanvin Group’s management. If the items subject to estimates do not perform as assumed, then the actual results could differ from the estimates, which would require adjustment accordingly.

A description of the critical accounting policies which Lanvin Group management believes have the most significant impact on its consolidated financial statements is provided below:

Impairment of non-current assets with definite useful lives

Non-current assets with definite useful lives include property, plant and equipment, investment property and intangible assets. Lanvin Group periodically reviews the carrying amount of non-current assets with definite useful lives when events and circumstances indicate that an asset may be impaired. Impairment tests are performed by comparing the carrying amount and the recoverable amount of the CGU. The recoverable amount is the higher of the CGU’s fair value less costs of disposal and its value in use. In assessing the value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the CGU. For additional information refer to Note 17—Property, plant and equipment to the Lanvin Group Annual Consolidated Financial Statements included elsewhere in this proxy statement/prospectus.

The calculation of value in use for property, plant and equipment and right-of-use assets is most sensitive to the assumptions relating to discount rates, the growth rates used to extrapolate cash flows beyond the forecast period and the revenue compounded annual rate of growth (“CAGR”), which has been assessed taking into consideration the effects of the COVID-19 pandemic on the 2020 performance of the Group.

In 2020, in response to planning difficulties arising from the COVID-19 pandemic future retail and wholesale revenues were projected on the basis of a scenarios analysis that predicts a gradual return to pre-COVID-19 sales volumes with growth in line with the most recent industry forecasts published by third-party experts. The Group expects full recovery to pre-pandemic demand in European countries and most of Asian economies to take place not before mid-2022, except for China and Dubai whose recovery is already at pre-pandemic levels.

Recoverability of goodwill and brands with indefinite useful life

In accordance with IAS 36—Impairment of Assets, goodwill and brands with indefinite useful life are not amortized and are tested for impairment annually or more frequently if facts or circumstances indicate that the asset may be impaired. The impairment test is performed by comparing the carrying amount and the recoverable amount of the CGU. The recoverable amount of the CGU is the higher of its fair value, less costs of disposal and its value in use. For additional information refer to Note 19 – Intangible assets to the Lanvin Group Annual Consolidated Financial Statements included elsewhere in this proxy statement/prospectus.

As of the date of the most recent impairment test, the recoverable amount of each CGU exceeded its respective carrying amount. The recoverable amount of goodwill of Lanvin and Wolford exceeded the carrying amount by 43.7% and 490%, respectively. The carrying value of St. John is negative. The recoverable amount of each of the Lanvin, Wolford, St. John and Sergio Rossi brands exceeded its carrying amount by 12.1%, 30.9%, 7.8% and 33.4%, respectively. As for Caruso, as of the date of the most recent impairment test, the net carrying value of goodwill and brand of Caruso is zero.

Recoverability of deferred tax assets

The deferred tax assets are recognized on the premise that it is more likely than not that Lanvin Group will be able to generate sufficient and suitable future taxable profits from which the reversal of the asset can be deducted. If Lanvin Group is unable to generate sufficient taxable profits in certain jurisdictions, or if there is a significant change in the actual effective tax rates or the time period within which the underlying temporary differences become taxable or deductible, Lanvin Group could be required to write-off any deferred tax assets, resulting in an increase in its effective tax rate and an adverse impact on future operating results.

For additional information refer to Note 17—Income taxes to the Lanvin Group Annual Consolidated Financial Statements included elsewhere in this proxy statement/prospectus.

Fair value estimates

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. IFRS 13—Fair Value Measurement (“IFRS 13”) establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Provisions for obsolete inventory

Since Lanvin Group’s products are subject to market trends and changes in fashion trends, product inventories at the end of the season are subject to impairment. Specifically, the provision for obsolete inventory of finished products reflects management’s estimate of the expected impairment losses on the products of the collections of previous seasons, considering the ability to sell them through Lanvin Group’s various distribution channels.

Generally, impairment assumptions involve percentages of impairment that become greater the older the collections are, so as to reflect the decline in selling prices in secondary channels (mainly outlets), and on the other hand, the decrease in the probability of selling them as time goes by.

The provision for obsolete raw materials reflects management’s estimates of the decline in the probability they will be used based on the calculation of slow-moving raw materials.

Provision for risks

Lanvin Group recognizes a liability when facing legal and tax disputes and lawsuits if it believes it is probable that they will require an outflow of financial resources and a reliable estimate can be made of the amount of the potential losses. Given the uncertainty surrounding the outcome of these proceedings, it is hard to reliably estimate the outflow of resources that will be required to settle them, therefore the amount of the provisions for legal and tax disputes may change as a result of future developments in the outstanding proceedings. Lanvin Group monitors the status of ongoing lawsuits and proceedings and consults with its legal advisors as well as legal and tax experts.

Impact of the COVID-19 outbreak

During the years ended December 31, 2021 and 2020, the COVID-19 pandemic led to a significant slow-down of the global economy, temporary closures of Lanvin Group’s sales network and distribution centers and an almost complete halt in international travel.

At the date of these financial statements, the impact and duration of the outbreak and the related measures taken to control it remain uncertain. In preparing these financial statements, these uncertainties have been considered throughout. Inventory provisions have been updated where necessary; given the nature of Lanvin Group’s inventories, additional provisions were limited. The impact of reduced levels of production has been excluded from the valuation of inventory. In assessing the carrying value of its non-current assets, Lanvin Group has performed its annual impairment testing of CGUs. This testing was based on updated cash flow forecasts which consider current assumptions on the timing and scale of the economic recovery from the COVID-19 pandemic, including that online retail would recover faster than the retail and wholesale channels. Additional impairment testing of Lanvin Group’s extensive boutique network was performed wherever indicators of impairment were identified. The credit risk arising from trade receivables is not considered to have significantly increased.

Lanvin Group’s position remains that, despite a significant short-term impact, long-term market conditions remain unlikely to change. Lanvin Group continues to monitor on a regular basis the evolution of the pandemic and the related responses and to update its expectations when necessary.

Business combinations—Valuation of the identifiable assets and liabilities through business combination and recognized corresponding goodwill or gain on bargain purchase

The Group completed certain business combinations, all of which were accounted for using an acquisition method when the acquired activities and assets meets the definition of a business and control is transferred to the Group.

We measure goodwill at the date of acquisition as:

i.	The fair value of the consideration transferred; plus

ii.	The recognized amount of the consideration transferred; plus

iii.

if the business combination is achieved in stages, the fair value of the pre-existing equity interest in the acquiree over the net recognized amount (generally fair value) over the identifiable assets acquired and liabilities assumed. Any goodwill that arises is tested annually for impairment.

The consideration transferred is generally measured at fair value, as are the identifiable net assets acquired. When the excess is negative, a bargain purchase gain is recognized immediately in profit or loss.

In July 2021, the Group acquired 100% equity interest of Sergio Rossi S.p.A. (“Sergio Rossi”), an Italian center of excellence for made-in-Italy luxury shoes recognized worldwide, at a consideration of Euro 17,250,000. The acquisition resulted in a negative goodwill of Euro 7,896,000.

The negative goodwill was attributable to a favorable purchase price the Group negotiated. The negotiation was favorable due to a combination of two factors:

1.	18 months of COVID-19 pandemic continued to exert pressure on the financial performance of Sergio Rossi; and

2.	the sellers placed great value on the speed and certainty of closing the sale process.

Non-IFRS Financial Measures

Lanvin Group’s management monitors and evaluates operating and financial performance using several non-IFRS financial measures including: contribution profit, adjusted earnings before interest and taxes (“Adjusted EBIT”), adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Lanvin Group’s management believes that these non-IFRS financial measures provide useful and relevant information regarding Lanvin Group’s performance and improve their ability to assess financial performance and financial position. They also provide comparable measures that facilitate management’s ability to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions. While similar measures are widely used in the industry in which Lanvin Group operates, the financial measures that Lanvin Group uses may not be comparable to other similarly named measures used by other companies nor are they intended to be substitutes for measures of financial performance or financial position as prepared in accordance with IFRS.

Contribution profit

Contribution profit is defined as revenues less the cost of sales and selling and marketing expenses.

Contribution profit subtracts the main variable expenses of selling and marketing expenses from gross profit, and our management believes this measure is an important indicator of profitability at the marginal level. Below contribution profit, the main expenses are general administrative expenses and other operating expenses (which include foreign exchange gains or losses and impairment losses). As Lanvin Group continues to improve the management of its portfolio brands, we believe we can achieve greater economy of scale across the different brands by maintaining the fixed expenses at a lower level as a proportion of revenue. We therefore use contribution profit margin as a key indicator of profitability at the group level as well as the portfolio brand level.

The table below reconciles revenue to contribution profit for the periods indicated.

	For the six months ended June 30,		For the years ended December 31,
(Euro thousands)	2022	2021	2021	2020
Revenue	201,700	116,882	308,822	222,612
Cost of Sales	(88,957)	(56,327)	(138,920)	(105,218)

Gross profit	112,743	60,555	169,902	117,394
Marketing and selling expenses	(106,810)	(70,683)	(165,502)	(151,631)

Contribution profit	5,933	(10,128)	4,400	(34,237)

Adjusted EBIT

Adjusted EBIT is defined as profit or loss before income taxes, net finance cost, share based compensation, adjusted for income and costs which are significant in nature and that management considers not reflective of underlying operational activities, mainly including net gains on disposal of long-term assets, negative goodwill from acquisition of Sergio Rossi, gain on debt restructuring and government grants.

The table below reconciles loss for the year to adjusted EBIT for the periods indicated.

	For the six months ended June 30,		For the years ended December 31,
(Euro thousands)	2022	2021	2021	2020
Loss for the year	(68,714)	(68,628)	(76,452)	(135,657)
Add / (Deduct) the impact of:
Income tax expenses	(256)	461	4,331	(1,603)
Finance cost - net	8,080	5,119	9,313	12,989
Non-underlying items	(570)	(467)	(45,206)	(43,546)

Loss from operations before non-underlying items	(61,460)	(63,515)	(108,014)	(167,817)
Add / (Deduct) the impact of:
Share based compensation	4,297	3,373	7,208	5,389

Adjusted EBIT	(57,163)	(60,142)	(100,806)	(162,428)

Adjusted EBITDA

Adjusted EBITDA is defined as profit or loss before income taxes, net finance cost, exchange gains/(losses), depreciation, amortization, share based compensation and provisions and impairment losses adjusted for income and costs which are significant in nature and that management considers not reflective of underlying operational activities, mainly including net gains on disposal of long-term assets, negative goodwill from acquisition of Sergio Rossi, gain on debt restructuring and government grants.

The table below reconciles loss for the year to adjusted EBITDA for the periods indicated.

	For the six months ended June 30,		For the years ended December 31,
(Euro thousands)	2022	2021	2021	2020
Loss for the year	(68,714)	(68,628)	(76,452)	(135,657)
Add / (Deduct) the impact of:
Income tax expenses	(256)	461	4,331	(1,603)
Finance cost - net	8,080	5,119	9,313	12,989
Non-underlying items	(570)	(467)	(45,206)	(43,546)

Loss from operations before non-underlying items	(61,460)	(63,515)	(108,014)	(167,817)
Add / (Deduct) the impact of:
Share based compensation	4,297	3,373	7,208	5,389
Provisions and impairment losses	6,500	5,651	10,766	22,676
Net foreign exchange (gains) / losses	(7,950)	(1,977)	(10,489)	3,304
Depreciation / Amortization	23,094	20,554	41,584	48,332

Adjusted EBITDA	(35,519)	(35,914)	(58,945)	(88,116)

Qualitative and Quantitative Information on Financial Risks

Lanvin Group is exposed to market risks in the ordinary course of our business. These risks primarily include foreign exchange risk, interest rate risk, credit risk and liquidity risk. See Note 4.3 to our consolidated financial statements included elsewhere in this proxy statement/prospectus for further details.

The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance. The Group did not use any derivative financial instruments to hedge certain risk exposures.

Foreign exchange risk

The Group has a vast international presence, and therefore is exposed to the risk that changes in currency exchange rates could adversely impact revenue, expenses, margins and profit. The Group’s management manages its foreign exchange risk by performing regular review.

Interest rate risk

The Group does not have any significant interest bearing financial assets or liabilities except for cash and cash equivalents and borrowings, details of which are disclosed in Notes 23 and 24 of the Group’s consolidated financial statements, respectively.

The Group’s exposure to the risk of changes in market interest rates relates primarily to the Group’s borrowings with floating interest rates. The Group’s policy is to manage its interest cost using a mix of fixed and variable rate debts. As at December 31, 2021, approximately 69% (2020: 33%) of the Group’s interest-bearing borrowings bore interest at fixed rates.

Credit risk

Credit risk is defined as the risk of financial loss caused by the failure of a counterparty to repay amounts owed or meet its contractual obligations. The maximum risk to which an entity is exposed is represented by all the financial assets recognized in the financial statements. Management considers its credit risk to relate primarily to trade receivables generated from the wholesale channel and mitigates the related effects through specific commercial and financial strategies.

With regards to trade receivables, credit risk management is carried out by monitoring the reliability and solvency of customers.

Liquidity risk

Liquidity risk refers to the difficulty the Group could have in meeting its financial obligations.

According to management, the funds and credit lines currently available, in addition to those that will be generated by operating and financing activities, will enable the Group to meet its financial requirement arising from investing activities, working capital management and punctual loan repayment as planned.

As of December 31, 2021, the Group has undrawn cash credit lines of $13 million ($23.2 million as of December 31, 2020) available at banks . As of June 30, 2022, the Group has undrawn cash credit lines of $20.7 million available at banks.

New Standards, Amendments and Interpretations under IFRS

For a description of certain recently adopted, issued or proposed accounting standards which may impact Lanvin Group’s consolidated financial statements in future reporting periods, refer to the sections “New Standards and Amendments issued by the IASB and applicable to the Lanvin Group from January 1, 2020” and “New standards, amendments and interpretations not yet effective” in Note 3.1—Summary of significant accounting policies to the Lanvin Group Annual Consolidated Financial Statements included elsewhere in this proxy statement/prospectus.

COMPARATIVE SHARE INFORMATION

The following table sets forth per share data of Lanvin Group and PCAC on a stand-alone basis and the unaudited pro forma condensed combined per share data for the year ended December 31, 2021 after giving effect to the Business Combination.

•

Assuming No Redemption Scenario: This presentation assumes that no shareholders of PCAC elect to have their PCAC Ordinary Shares redeemed for cash in connection with the Business Combination as permitted by PCAC’s amended and restated memorandum and articles of association.

•

Assuming 50% Redemption Scenario: This presentation assumes that 17,002,079 of PCAC Class A Ordinary Shares (other than the PCAC Class A Ordinary Shares that may be converted from 11,350,000 PCAC Class B Ordinary Shares held by Sponsor and certain directors of PCAC and 1,000,000 PCAC Class B Ordinary Shares held by FPA Investors, which such parties have agreed not to redeem) are redeemed in connection with the PCAC Share Redemptions for approximately $170.0 million at a redemption price of approximately $10 per share, which is 50% of the amount redeemed under the maximum redemption scenario.

•

Assuming Maximum Redemption Scenario: This presentation assumes that 34,004,157 of PCAC Class A Ordinary Shares are redeemed in connection with the PCAC Share Redemptions. This scenario gives effect to PCAC Share Redemptions of 34,004,157 shares for aggregate redemption payments of US$340.0 million at a redemption price of approximately $10 per share, which will reduce the amount held in the trust account and bring the transaction proceeds to LGHL down to US$350.0 million. The Business Combination Agreement includes as a condition to closing the Business Combination that, at Closing, LGHL will receive aggregate transaction proceeds of $350.0 million comprising (i) the cash held in the Trust Account after giving effect to the PCAC Shareholder Redemption, (ii) aggregate amount of gross proceeds (before any later payment on any subsequent liquidity date, or any fees, expenses, prepayments, withholding, discount or any other deduction) of the Private Placement actually received or, by mutual agreement between FFG and PCAC, deemed to have been received by LGHL, PCAC or FFG prior to or substantially concurrently with the Closing (whether or not such proceeds are subject to restriction on use) and (iii) the cash held by PCAC without restriction outside of the Trust Account and any interest earned on the amount of cash held inside the Trust Account (in each case of (i), (ii) and (iii), prior to payment of the accrued and unpaid transaction expenses).

	Assuming no redemptions		Assuming 50% redemptions to minimum cash (1)		Assuming maximum redemptions (2)
	Shares	%	Shares	%	Shares	%
Lanvin Group Existing Shareholders(3)	100,000,000	55.2%	100,000,000	60.9%	100,00,000	67.9%
PCAC Public Shareholders (4)	41,400,000	22.8%	24,397,921	14.9%	7,395,843	5.0%
Sponsor and Directors(5)	11,350,000	6.3%	11,350,000	6.9%	11,350,000	7.7%
FPA Investors (6)	9,000,000	5.0%	9,000,000	5.5%	9,000,000	6.1%
PIPE Investors(7)	14,527,225	8.0%	14,527,225	8.8%	14,527,225	9.9%
Private Placement Investors (8)	5,000,000	2.8%	5,000,000	3.0%	5,000,000	3.4%

Total	181,277,225	100.0%	164,275,146	100.0%	147,273,068	100.0%

Illustrative Per Share Value of Lanvin Group Ordinary Shares outstanding at Closing	10.00		10.00		10.00

(1)

Assumes that 17,002,079 of PCAC Class A Ordinary Shares are redeemed in connection with the PCAC Share Redemptions for approximately $170.0 million at a redemption price of approximately $10 per share.

(2)

Assumes that 34,004,157 of PCAC Class A Ordinary Shares are redeemed in connection with the PCAC Share Redemptions. This scenario gives effect to PCAC Share Redemptions of 34,004,157 shares for aggregate redemption payments of $340.0 million at a redemption price of approximately $10 per share based on the investments held in the Trust Account As of June 30, 2022. The Business Combination Agreement includes as a condition to closing the Business Combination that, at Closing, LGHL will receive aggregate transaction proceeds of $350.0 million comprising (i) the cash held in the Trust Account after giving effect to the PCAC Shareholder Redemption, (ii) aggregate amount of gross proceeds (before any later payment on any subsequent liquidity date, or any fees, expenses, prepayments, withholding, discount or any other deduction) of the Private Placement actually received or, by mutual agreement between FFG and PCAC, deemed to have been received by LGHL, PCAC or FFG prior to or substantially concurrently with the Closing (whether or not such proceeds are subject to restriction on use) and (iii) the cash held by PCAC without restriction outside of the Trust Account and any interest earned on the amount of cash held inside the Trust Account (in each case of (i), (ii) and (iii), prior to payment of the accrued and unpaid transaction expenses).

(3)

FFG shareholders will hold 100,000,000 LGHL Ordinary Shares assuming a pre-equity valuation of FFG of $1.0 billion and excluding any LGHL Non-Voting Shares and/or LGHL Ordinary Shares that the LGHL Convertible Preference Share is convertible into, which are not beneficially held within the meaning of Rule 13d-3(d)(1) under the Exchange Act

(4)	PCAC Public Shareholders will hold 41,400,000 LGHL Ordinary Shares in total (subject to redemption) corresponding to $414 million cash in the trust account and
(5)	Sponsor and Directors will hold 11,350,000 LGHL Ordinary Shares
(6)

FPA investors will hold 9,000,000 LGHL Ordinary Shares including 8,000,000 LGHL Ordinary Shares corresponding to $80 million in investments through Forward Purchase Agreements and LGHL Ordinary Shares equivalent of 1,000,000 PCAC Class B Ordinary Shares transferred from the Sponsor at the time of signing of the Forward Purchase Agreement

(7)	PIPE investors will hold 14,527,225 LGHL Ordinary Shares from the PIPE Investment
(8)	Includes the full amount of the Meritz Investment.

MANAGEMENT OF LGHL FOLLOWING THE BUSINESS COMBINATION

The following sets forth certain information concerning the persons who are expected to serve on LGHL’s board of directors following the consummation of the Business Combination:

Board of Directors

LGHL’s board will consist of seven directors as follows:

Name	Age	Position
Yun Cheng	46	Chief Executive Officer, Chairman and Director

Tong “Max” Chen	41	Director

Zhen Huang	51	Director

Shunjiang Qian	58	Director

Mitchell Alan Garber	57	Independent Director

Jennifer Fleiss	38	Independent Director

Jurjan Wouda Kuipers	59	Independent Director

Set forth below is a brief biography of each of our proposed directors:

Yun Cheng will be appointed as the Chief Executive Officer, chairman and director of LGHL upon consummation of the Business Combination. Apart from her appointments with the Lanvin Group, Ms. Cheng is also the Vice President and a Global Partner of Fosun International Limited (HKSE Stock Code: 0656). In addition, Ms. Cheng is the Chairman and CEO of French luxury brand Lanvin, a member of International Advisory Board of China Europe International Business School (CEIBS) and Advisory Committee of CEIBS Global Branding Strategy & Fashion Industry Research Fund. Ms. Cheng has extensive experience in investment and financing, corporate strategy and portfolio management. Prior to joining the Fosun Group, Ms. Cheng served as a CFO of DJI Innovation, Finance Director of TPG and Controller of GE Capital Group in Greater China. Ms. Cheng holds a Bachelor of Arts degree in Economics from Shanghai University of Finance and Economics and an EMBA Degree from the China Europe International Business School (CEIBS).

Tong “Max” Chen will be appointed as a director of LGHL upon consummation of the Business Combination. Prior to the appointment, Mr. Chen has served as a member of the board of directors and as the Chief Executive Officer of PCAC since its inception, and as the Chief Financial Officer since September 12, 2020. Mr. Chen is a partner and a founding member of Primavera Capital Group, which he joined in 2010. At Primavera, Mr. Chen is responsible for sourcing, executing and exiting a variety of deals in the consumer and technology sectors, including investments in Alibaba Group, Cainiao Smart Logistics, Alibaba Local Services Group, iResearch, Vitaco Health and Love Bonito. Prior to Primavera, Mr. Chen worked at the Investment Banking Division of Goldman Sachs in both Hong Kong and New York from 2003 to 2006. Mr. Chen holds a Bachelor of Arts degree in Applied Mathematics from Harvard College. He also received his JD and MBA degrees from Harvard Law School and Harvard Business School, respectively.

Zhen Huang will be appointed as a director of LGHL upon consummation of the Business Combination. Apart from the appointment, Mr. Huang is an Executive Director and Executive President of Fosun International Limited (HKSE Stock Code: 0656), the chairman of Shanghai Yuyuan Tourist Mart (Group) Co., Ltd. (SSE Stock Code: 600655), the director of Jinhui Liquor Co., Ltd. (SSE Stock Code: 603919), Shede Spirits Co., Ltd. (SSE Stock Code: 600702), Shanghai Resource Property Consulting Co., Ltd., Shanghai Bailian Group Co., Ltd. (SSE Stock Code: 600827) and various companies within the Fosun Group, the non-executive director of Zhaojin Mining Industry Co., Ltd. (HKSE Stock Code: 01818) and the Chairman of Baihe Jiayuan Network Group Co.,

Ltd. Mr. Huang was awarded “Top Ten Economic Figures in China’s Circulation Industry” and “National Outstanding Commercial Entrepreneur”. Mr. Huang holds a Bachelor degree in economics from Shanghai University of Finance and Economics and an MBA degree from Webster University.

Shunjiang Qian will be appointed as a director of LGHL upon consummation of the Business Combination. Apart from the appointment, Mr. Qian is the Co-CFO of Fosun International Limited (HKSE Stock Code: 0656), the director of Nanjing Iron & Steel, Nanjing Nangang and Nanjing Iron & Steel United Co., Ltd. Mr. Qian joined the Fosun Group in 2008 and is mainly responsible for financial line management. Prior to joining the Fosun Group, Mr. Qian held positions at Shanghai Johnson Ltd., Orient Overseas Container Line (China) Co., Ltd., Johnson & Johnson (China) Investment Ltd., China Worldbest Group Co., Ltd. and Lianlian Yintong Electronic Payment Co., Ltd. Mr. Qian holds an MBA degree from Shanghai University of Finance and Economics.

Mitchell Alan Garber C.M. will be appointed as an independent director of LGHL upon consummation of the Business Combination. In addition to his appointment as an independent director of LGHL, Mr. Garber is a Canadian lawyer, a board member of Apollo Strategic Growth Capital, Shutterfly, Rackspace, Great Canadian Gaming, NHL Seattle and the Chairman of Invest in Canada, the Canadian agency responsible for foreign investment in Canada. He was awarded the Order of Canada in 2019. Mr. Garber holds a BA from McGill University, a law degree from the University of Ottawa, an honorary doctorate from the University of Ottawa, The McGill/Desautels Business School Achievement award, and The University of Ottawa Order of Merit.

Jennifer Fleiss will be appointed as an independent director of LGHL upon consummation of the Business Combination. In addition to her appointment as an independent director of LGHL, Ms. Fleiss is a co-founder of Rent the Runway, a venture Partner with Volition Capital and a board member of Apollo Strategic Growth Capital, Party City and Shutterfly. Ms. Fleiss holds a BA (cum laude) in Political Science from Yale University and an MBA from Harvard Business School.

Jurjan Wouda Kuipers will be appointed as an independent director of LGHL upon consummation of the Business Combination. Previously to his appointment as an independent director of LGHL, Mr. Kuipers spent 22 years at Ernst & Young (EY) in New York. From 2017 to 2020, Mr. Kuipers was EY’s Senior International Tax Partner heading the Financial Services Offices’ Tax Desks, and his previous work experience includes the following positions as; Associate General Tax Counsel at Unilever and Associate at tax law firm Loyens & Volkmaars. For the past twenty years, Mr. Kupiers has served on the board of the Netherland-America Foundation (NAF). Mr. Kuipers holds three master of law degrees (University of Amsterdam, Taxation, 1991; Erasmus University Rotterdam, Corporate Law, Civil Law, 1987).

Board of Directors

The board of directors of LGHL will initially consist of seven directors immediately after the consummation of the Business Combination. Of these initial seven directors, three will be independent. These three independent directors were selected and approved by Lanvin Group’s current board of directors through a process that sought to find diversity of experience, expertise and perspectives, as well as deep understandings of different businesses, practices and markets relevant to LGHL’s operations. LGHL may by a resolution of the directors from time to time fix the maximum and minimum number of directors to be appointed, but unless such numbers are fixed as aforesaid, the board of directors of LGHL shall consist of not less than one director and there shall be no maximum number of directors. A director may vote in respect of any contract or transaction in which he/she is interested provided that the nature of the interest of any director in any such contract or transaction is disclosed at or prior to its consideration and any vote thereon, and such director may be counted in the quorum at any meeting of directors at which any such contract or transaction is considered. A director who is interested in a contract or proposed contract with LGHL must declare the nature of his interest at a meeting of the directors. No LGHL non-employee director has a service contract with LGHL that provides for benefits upon termination of service.

Duties of Directors

Under Cayman Islands law, LGHL’s directors owe fiduciary duties to LGHL, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in the best interests of LGHL. Our directors also have a duty to exercise their powers only for a proper purpose, a duty to avoid conflicts of interest and of duty, a duty to disclose personal interest in contracts involving LGHL, a duty not to make secret profits from the directors’ office and a duty to act with skill, care and diligence. Our directors are required to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to LGHL, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time, and the rights vested thereunder in the holders of the shares. We have the right to seek damages if a duty owed by the LGHL’s directors is breached. In certain limited exceptional circumstances, one or more shareholders may have the right to seek damages in our name if a duty owed by our directors is breached.

Senior Management of LGHL

It is expected that the following individuals will comprise the senior management of LGHL upon consummation of the Business Combination:

•	Yun Cheng as Chairman and Chief Executive Officer;

•	Kat Yu David Chan as Executive President;

•	Xiaojing Grace Zhao as Executive President;

•	Shang Hsiu Koo as Chief Financial Officer; and

•	Gong Cheng as Chief Risk Officer.

Summary biographies of members of the senior management are set out below.

For the biography of Ms. Cheng, please refer to “Board of Directors” above.

Kat Yu David Chan, 40, will be appointed as the Executive President of LGHL immediately after consummation of the Business Combination. Mr. Chan has been the Executive President and Co-COO of the Lanvin Group since inception. He currently serves as board member of Lanvin, Sergio Rossi, St. John and Caruso. At the Lanvin Group, Mr. Chan is responsible for leading multiple aspects of Lanvin Group’s activities including merging and acquisition, brand operation, setting the vision and strategy, key personnel recruitment, and define and track key success factors and guidelines for the portfolio brands. Mr. Chan has led the acquisition of Lanvin , Sergio Rossi, St. John and Oasis Fashion, which later rebranded to become Fosun Fashion Brand Management. Prior to joining the Lanvin Group, Mr. Chan served as the board observer of Cirque de Solei, and Managing Director at China Momentum Fund, a cross-border private equity fund under Fosun International. Prior to joining Fosun, Mr. Chan was the Investment Professional at Alcentra, a subsidiary under BNY Mellon. Mr. Chan holds a Bachelor’s Degree with dual majors in Economics and Mathematics from Emory University.

Xiaojing “Grace” Zhao, 51, will be appointed as the Executive President of LGHL immediately after consummation of the Business Combination. Ms. Zhao has been the Executive President and Co-COO of Lanvin Group since 2020. She has also been the Fosun Global Partner and Partner in Fosun Happiness Operation Committee since January 2022. Ms. Zhao joined the Lanvin Group in November 2019 as Managing Director of Lanvin Asia Pacific and was promoted to Directeur Generale Delegue of Jeanne Lanvin Group SA in September 2020. Ms. Zhao started her career in Louis Vuitton before moving to Celine and Burberry China as China business head. With over 20 years of experience in luxury industry serving international brands, Ms. Zhao has accumulated rich experiences in marketing, retail operations, network planning and digital developments. Prior to Lanvin Group, Ms. Zhao was President for Dolce & Gabbana Asia Pacific, located in Hong Kong. Ms. Zhao holds a Bachelor’s degree in International Commerce from Tianjin Foreign Language Institute and Licence of Economic and Social Administration from Bordeaux University.

Shang Hsiu Koo, 42, will be appointed as the Chief Financial Officer of LGHL immediately after consummation of the Business Combination. Mr. Koo has served as the chief financial officer of the Lanvin Group since October 2021. Prior to joining the Lanvin Group, Mr. Koo served as a chief financial officer of 17LIVE Inc from December 2016 to September 2021, and of NASDAQ-listed Jiayuan.com International Ltd. (NASDAQ: DATE) from December 2010 to June 2016. Mr. Koo was an equity research analyst at Piper Jaffray from June 2010 to December 2010 and Oppenheimer & Co. from February 2008 to December 2008. Mr. Koo also has rich experience in start-ups. Mr. Koo was a vice president at data analytics startup CapitalVue from December 2008 to June 2010 and at China-focused investment research platform at Pacific Epoch from June 2004 to December 2007. He holds a Master’s degree in economics from Boston University and Bachelor’s degrees in electrical engineering and economics from the University of Illinois at Urbana Champaign. Mr. Koo is a Chartered Financial Analyst (CFA) holder.

Gong Cheng, 33, will be appointed as a Chief Risk Officer of LGHL immediately after consummation of the Business Combination. Mr. Cheng has been with the Lanvin Group since 2018 in various legal roles and was appointed as the Chief Risk Officer of the Group since September 2021. Prior to joining the Lanvin Group, Mr. Cheng served as legal counsel in an offshore private equity fund managed by Fosun. From 2012 to 2017, he was an attorney at Deheng Law Offices and Junhe LLP, where he specialized in capital markets and securities law. Mr. Cheng holds a Bachelor of Law degree from East China University of Political Science and Law. He also received his Master of Laws degree from Boston University, School of Law. Mr. Cheng is also a part-time tutor at East China University of Political Science and Law, Wenbo College.

Terms of Directors and Executive Officers

The Sponsor is entitled to appoint one (1) individual to serve as a director of LGHL (such director, the “Sponsor Director”) and has the exclusive right to remove the Sponsor Director and appoint a replacement Sponsor Director (subject to the Sponsor holding 50% of the LGHL Ordinary Shares held by it on the listing date of the Shares on the NYSE). Subject to the foregoing, the remaining directors of LGHL shall be nominated for appointment by the nominating committee from time to time in consultation with the Sponsor and in accordance with the nominating committee’s policies and procedures. Subject to the foregoing, a director of LGHL shall hold office until such time as he or she is removed from office by Ordinary Resolution or in accordance with the amended and restated memorandum and articles of association of LGHL.

LGHL officers are elected by, and serve at the discretion of, the board of directors.

Board Committees

The LGHL board of directors will have an audit committee, a compensation committee and a nominating committee. Each committee’s members and functions are described below.

Audit Committee

The audit committee will consist of Mitch Alan Garber, Jennifer Fleiss and Jurjan Wouda Kuipers. Jurjan Wouda Kuipers will be the chairperson of the audit committee. Jurjan Wouda Kuipers satisfies the criteria of an audit committee financial expert as set forth under the applicable rules of the SEC. Each of Mr. Garber, Ms. Fleiss and Jurjan Wouda Kuipers satisfies the requirements for an “independent director” within the meaning of the NYSE listing rules and the criteria for independence set forth in Rule 10A-3 of the Exchange Act and is financially literate.

The audit committee will oversee LGHL’s accounting and financial reporting processes. The audit committee will be responsible for, among other things:

•	overseeing the relationship with LGHL’s independent auditors, including:

•	appointing, retaining and determining the compensation of LGHL’s independent auditors;

•	approving auditing and pre-approving non-auditing services permitted to be performed by the independent auditors;

•	discussing with the independent auditors the overall scope and plans for their audits and other financial reviews;

•	reviewing a least annually the qualifications, performance and independence of the independent auditors;

•

reviewing reports from the independent auditors regarding all critical accounting policies and practices to be used by LGHL and all other material written communications between the independent auditors and management; and

•	reviewing and resolving any disagreements between management and the independent auditors regarding financial controls or financial reporting;

•

overseeing the internal audit function, including conducting an annual appraisal of the internal audit function, reviewing and discussing with management the appointment of the head of internal audit, at least quarterly meetings between the chairperson of the audit committee and the head of internal audit, reviewing any significant issues raised in reports to management by internal audit and ensuring that there are no unjustified restrictions or limitations on the internal audit function and that it has sufficient resources;

•	reviewing and recommending all related party transactions to the LGHL board of directors for approval, and reviewing and approving all changes to LGHL’s related party transactions policy;

•	reviewing and discussing with management the annual audited financial statements and the design, implementation, adequacy and effectiveness of LGHL’s internal controls;

•	overseeing risks and exposure associated with financial matters; and

•

establishing and overseeing procedures for the receipt, retention and treatment of complaints received from LGHL employees regarding accounting, internal accounting controls or audit matters and the confidential, anonymous submission by LGHL employees of concerns regarding questionable accounting, auditing and internal control matters.

Compensation Committee

The compensation committee will consist of Yun Cheng, Tong “Max” Chen and Mitch Alan Garber. Ms. Cheng will be the chairperson of the compensation committee. Mr. Garber satisfies the requirements for an “independent director” within the meaning of the NYSE listing rules.

The compensation committee will be responsible for, among other things:

•

reviewing at least annually the goals and objectives of LGHL’s executive compensation plans, and amending, or recommending that the LGHL board of directors amend, these goals and objectives if the committee deems it appropriate;

•

reviewing at least annually LGHL’s executive compensation plans in light of LGHL’s goals and objectives with respect to such plans, and, if the committee deems it appropriate, adopting, or recommending to the LGHL board of directors the adoption of, new, or the amendment of existing, executive compensation plans;

•

evaluating at least annually the performance of the executive officers of LGHL in light of the goals and objectives of LGHL’s compensation plans, and determining and approving the compensation of such executive officers;

•	evaluating annually the appropriate level of compensation for LGHL board of directors and committee service by non-employee directors;

•	reviewing and approving any severance or termination arrangements to be made with any executive officer of LGHL;

•	reviewing perquisites or other personal benefits to LGHL’s executive officers and directors and recommend any changes to the LGHL board of directors; and

•	administering LGHL’s equity plans.

Nominating Committee

The nominating committee will consist of Yun Cheng, Tong “Max” Chen, Mitch Alan Garber and Jennifer Fleiss. Mitch Alan Garber will be the chairperson of the nominating committee. Mitch Alan Garber and Ms. Fleiss satisfy the requirements for an “independent director” within the meaning of the NYSE listing rules.

The nominating committee will assist the board of directors in evaluating nominees other than the existing directors to the board of directors and its committees. In addition, the nominating committee will be responsible for, among other things:

•	reviewing annually with the board of directors the characteristics such as knowledge, skills, qualifications, experience and diversity of directors other than the existing directors;

•	overseeing LGHL’s environmental, social and governance risks, strategies, policies, programs and practices to further LGHL’s business purpose, strategy, culture, values and reputation;

•	overseeing director training and development programs; and

•

advising the board of directors periodically with regards to significant developments in the law and practice of corporate governance as well as compliance with applicable laws and regulations, and making recommendations to the board of directors on all matters of corporate governance and on any remedial action to be taken.

Foreign Private Issuer Status

LGHL is a Cayman Islands exempted company incorporated in 2021 with limited liabilities. After the consummation of the Business Combination, LGHL will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to LGHL on June 30, 2023. For so long as LGHL qualifies as a foreign private issuer, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

LGHL will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, LGHL intends to publish its results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of NYSE. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information LGHL is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, LGHL shareholders will receive less or different information about LGHL than a shareholder of a U.S. domestic public company would receive.

LGHL is a non-U.S. company with foreign private issuer status, and, after the consummation of the Business Combination, will be listed on NYSE. NYSE market rules permit a foreign private issuer like LGHL to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, LGHL’s home country, may differ significantly from NYSE corporate governance listing standards. Among other things, LGHL is not required to have:

•	a majority of the board of directors consist of independent directors;

•	a compensation committee consisting of independent directors;

•	a nominating committee consisting of independent directors; or

•	regularly scheduled executive sessions with only independent directors each year.

LGHL intends to rely on the exemptions listed above. As a result, you may not be provided with the benefits of certain corporate governance requirements of the NYSE applicable to U.S. domestic public companies.

Code of Business Conduct and Ethics

LGHL will, prior to or concurrently with the listing of LGHL Ordinary Shares and LGHL Warrants on the NYSE, adopt a Code of Business Conduct and Ethics applicable to its directors, officers and employees. LGHL seeks to conduct business ethically, honestly, and in compliance with applicable laws and regulations. LGHL’s Code of Business Conduct and Ethics sets out the principles designed to guide LGHL’s business practices—compliance, integrity, respect and dedication. The code applies to all directors, officers, employees and extended workforce, including the Chairman and Chief Executive Officer, Executive President, Chief Financial Officer and other officers. Relevant sections of the code also apply to members of the LGHL board of directors. LGHL expects its suppliers, contractors, consultants, and other business partners to follow the principles set forth in its code when providing goods and services to LGHL or acting on LGHL’s behalf.

Diversity and Inclusion Policy

LGHL will, prior to or concurrently with the listing of LGHL Ordinary Shares and LGHL Warrants on the NYSE, adopt a Diversity and Inclusion Policy intended to achieve LGHL’s diversity goals through regular review and monitoring. As an international organization across various continents, LGHL is mindful of the different market practices that apply in the countries in which will operate and recognizes the importance of ethnic and cultural diversity in its management and workforce. LGHL recognizes that each individual is unique, and diversity encompasses many dimensions. As such, LGHL recognizes all types of diversity under the policy. The policy applies to all directors, officers, employees and extended workforce, including LGHL’s directors and executive officers.

Compensation of Directors and Executive Officers

In 2021, Lanvin Group paid an aggregate of €2.218 million in cash compensation and benefits in kind to Lanvin Group’s directors and executive officers as a group. Lanvin Group’s executive officers receive the Awards under the BF Plan (see “Share Incentive Plans” below).

For information regarding share awards granted to Lanvin Group’s directors and executive officers, see the section entitled “—Share Incentive Plans”.

Employment Agreements and Indemnification Agreements

Each of LGHL’s executive officers is party to an employment agreement with subsidiaries of the Lanvin Group in the PRC. The employment of the executive officers under these employment agreements is for fixed periods of up to three (3) years, but may be extended by mutual agreement between such employer and the officer. The agreements may be terminated by the employer for cause at any time without advance notice or for any other reason by giving prior written notice or by paying certain compensation, and the executive officer may terminate his or her employment at any time by giving the employer prior written notice. The employment agreements with the executive officers also include confidentiality, non-disclosure restrictions that apply during employment and for certain periods following termination of employment. Certain officers’ employment agreements also contain provisions on non-competition and non-solicitation, as well as proprietary information and inventions assignment.

LGHL will enter into indemnification agreements with each of its directors. Under these agreements, LGHL may agree to indemnify each director against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of LGHL.

Share Incentive Plans

Brilliant Fashion Incentive Award Plan

In December 2021, Lanvin Group adopted a share economic beneficial interest right scheme that modifies all RSUs granted under the RSU Scheme into share economic beneficial interest rights under the share economic beneficial interest rights scheme (“SEBIRs scheme” or “BF Plan”) administered by Brilliant Fashion Holdings Limited (“BF”), which has been established for the BF Plan. The BF Plan seeks to modify the RSU scheme originally adopted by FFG in 2020, which demonstrates Lanvin Group’s intention to attract the best available personnel and to provide additional incentives to employees, directors and consultants to the Lanvin Group. The BF Plan provides for the issuance of up to an aggregate of 32,129,493 class B ordinary shares with the par value of $1.00 in BF (“BF Shares”) (the “Awards”), which corresponds to the economic interests in 32,129,493 Class B Non-voting ordinary shares of FFG or corresponding shares of its successor entity (including LGHL, as the case may be), by virtue of BF’s shareholding in FFG (and LGHL, post-Business Combination). As of December 31, 2021, awards that tie to the economic beneficiary interests in relation to 29,740,114 non-voting ordinary shares of FFG are outstanding, of which awards that tie to the economic beneficiary interests in relation to 19,592,064 non-voting ordinary shares of FFG are held by the executive officers and directors of Lanvin Group as a group.

Plan Administration. The BF Plan shall be administered by the board of directors of BF from time to time.

Eligibility. Employees, directors and consultants of BF and its Related Entities. A “Related Entity” for the purpose of this clause includes any parent or subsidiary of BF and Lanvin Group and any business, corporation, partnership, limited liability company or other entity in which (i) BF, (ii) Lanvin Group or (iii) a parent or subsidiary of BF or Lanvin Group holds a substantial ownership interest, directly or indirectly.

Participation. Participants of the BF Plan will be offered the Awards under an Award Agreement, with such terms and conditions of each Award including, but not limited to, repurchase provisions, termination provisions, form of payment (cash or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria as may be determined by the administrator of the BF Plan.

Transferability. Subject always to applicable laws, Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the participant, to the extent and in the manner as set forth in the Award Agreement or otherwise authorized by the administrator, in accordance with the terms and conditions of the BF Plan and the respective Award Agreement.

Certain transactions. In the event of certain transactions or events affecting the shares of Lanvin Group, LGHL or its respective successor entities, such as a “Corporate Transaction”, including (as determined by the board of directors of BF acting reasonably) (i) a merger or consolidation in which Lanvin Group (or post-Business Combination, LGHL) is not the surviving entity; (ii) the sale, transfer of other disposition of all or substantially all of the assets of Lanvin Group; (iii) the completion liquidation or dissolution of Lanvin Group (or LGHL); (iv) certain reserve merger involving Lanvin Group (or LGHL); or (v) certain acquisitions by any person or related group of persons of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of Lanvin Group’s (or post-Business Combination, LGHL’s) outstanding securities, the outstanding Awards may automatically become fully vested and exercisable (for the avoidance of doubt, the Business Combination is not a Corporate Transaction.

Plan amendment; termination. The board of BF may amend, suspend or terminate the BF Plan at any time, subject to shareholders’ approval (if so required under applicable laws). The BF Plan will terminate on the tenth anniversary of the later of: (i) its effective date; and (ii) the date when the board of BF approved the most recent increase in the number of BF Shares subject to the BF Plan.

BENEFICIAL OWNERSHIP OF SECURITIES

PCAC Beneficial Ownership

The following table sets forth information regarding the beneficial ownership of PCAC Ordinary Shares available to PCAC as of the date of this proxy statement/prospectus, with respect to PCAC Ordinary Shares held by:

•	each person known by PCAC to be the beneficial owner of more than 5% of its issued and outstanding ordinary shares;

•	each of PCAC’s named executive officers and directors; and

•	all PCAC officers and directors as a group.

Unless otherwise indicated, PCAC believes that all persons named in the table have sole voting and investment power with respect to all PCAC Ordinary Shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the Private Placement Warrants as these warrants are not exercisable within 60 days of the date of this proxy statement/prospectus.

	PCAC Class A ordinary shares		PCAC Class B ordinary shares(2)
Name of Beneficial Owners(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class	Approximate Percentage of PCAC Ordinary Shares
Primavera Capital Acquisition LLC(3)	—	—	11,014,375	89.19%	20.49%
Aspex Master Fund	—	—	500,000	4.05%	*
Sky Venture Partners L.P.	—	—	500,000	4.05%	*
Fred Hu(3)	—	—	11,014,375	89.19%	20.49%
Tong “Max” Chen	—	—	—	—	—
Chenling Zhang	—	—	215,625	1.75%	*
Muktesh Pant	—	—	40,000	*	*
Teresa Teague	—	—	40,000	*	*
Sonia Cheng	—	—	40,000	*	*
D. E. Shaw Parties(4)	2,437,913	5.89%	—	—	4.54%
All officers and directors as a group (five individuals)	—	—	335,625	2.72%	*

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following is 41/F Gloucester Tower, 15 Queen’s Road Central, Hong Kong.
(2)

Interests shown consist solely of Founder Shares, classified as PCAC Class B Ordinary Shares. Such shares will automatically convert into LGHL Ordinary Shares concurrently with or immediately following the consummation of the Initial Merger on a one-for-one basis, subject to adjustment. Excludes forward purchase shares that will only be issued, if at all, at the time of the Business Combination.

(3)

Our Sponsor is the record holder of the shares reported herein. Fred Hu is the sole manager of our Sponsor and has voting and investment discretion with respect to the PCAC Ordinary Shares held of record by our Sponsor. Accordingly, all of the PCAC Ordinary Shares held by our Sponsor may be deemed to be beneficially held by Fred Hu. Mr. Hu disclaims beneficial ownership of the ordinary shares held of record by Primavera Capital Acquisition LLC, except to the extent of any pecuniary interest therein.

(4)

The information in the table above is based solely on information contained in this shareholder’s Schedule 13G/A under the Exchange Act jointly filed on February 14, 2022 under the Exchange Act by D. E. Shaw Valence Portfolios, L.L.C., D. E. Shaw & Co., L.L.C., D. E. Shaw & Co., L.P., and David E. Shaw (collectively, the “D. E. Shaw Parties”) with respect to PCAC Class A Ordinary Shares owned by D. E.

Shaw Parties. The address of D. E. Shaw Parties is 1166 Avenue of the Americas, 9th Floor, New York, 10036, United States of America. Based on the Schedule 13G/A, David E. Shaw does not own any shares directly. By virtue of David E. Shaw’s position as President and sole shareholder of D. E. Shaw & Co., Inc., which is the general partner of D. E. Shaw & Co., L.P., which in turn is the investment adviser of D. E. Shaw Valence Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C., and by virtue of David E. Shaw’s position as President and sole shareholder of D. E. Shaw & Co. II, Inc., which is the managing member of D. E. Shaw & Co., L.L.C., which in turn is the manager of D. E. Shaw Valence Portfolios, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C., David E. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the 2,437,913 shares as described above and, therefore, David E. Shaw may be deemed to be the beneficial owner of such shares. David E. Shaw disclaims beneficial ownership of such 2,437,913 shares.

Security Ownership of LGHL

The following table sets forth information regarding the beneficial ownership of LGHL’s ordinary shares immediately following the consummation of the Business Combination by:

•	each person who is expected to beneficially own 5.0% or more of the outstanding LGHL Ordinary Shares;

•	each of the directors and executive officers of LGHL; and

•	all LGHL’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.

The expected beneficial ownership of shares of PubCo Ordinary Shares immediately following the consummation of the Business Combination assumes three scenarios:

•	a “no redemption” scenario where no PCAC public shareholders exercise redemption rights with respect to their Class A Ordinary Shares;

•

an “interim redemption” scenario where 17,002,079 of PCAC Class A Ordinary Shares are redeemed in connection with the PCAC Share Redemptions for approximately $170.0 million at a redemption price of approximately $10.00 per share. This scenario represents a halfway mark between the “no redemption” and the “maximum redemption” scenario; and

•

a “maximum redemption” scenario where 34,004,157 of PCAC Class A Ordinary Shares are redeemed in connection with the PCAC Share Redemptions. This scenario gives effect to PCAC Share Redemptions of 34,004,157 shares for aggregate redemption payments of $340.0 million at a redemption price of approximately $10.00 per share based on the investments held in the Trust Account as of June 30, 2022. The Business Combination Agreement includes as a condition to closing the Business Combination that, at Closing, LGHL will receive aggregate transaction proceeds of $350.0 million comprising (i) the cash held in the Trust Account after giving effect to the PCAC Shareholder Redemption, (ii) aggregate amount of gross proceeds (before any later payment on any subsequent liquidity date, or any fees, expenses, prepayments, withholding, discount or any other deduction) of the Private Placement actually received or, by mutual agreement between FFG and PCAC, deemed to have been received by LGHL, PCAC or FFG prior to or substantially concurrently with the Closing (whether or not such proceeds are subject to restriction on use) and (iii) the cash held by PCAC without restriction outside of the Trust Account and any interest earned on the amount of cash held inside the Trust Account (in each case of (i),(ii) and (iii), prior to payment of the accrued and unpaid transaction expenses).

Unless otherwise indicated, LGHL believes that all persons named in the table have sole voting and investment power with respect to all LGHL shares beneficially owned by them.

Name of Beneficial Owner(1)	Number of LGHL Ordinary Shares	Approximate Percentage of Issued and Outstanding Ordinary Shares(4)
		Assuming no redemptions	Assuming 50% redemptions to minimum cash	Assuming maximum redemptions
5% Holders
Fosun Group(2)(8)	94,617,182	52.19%	57.60%	64.25%
Natixis(3)	7,919,466	4.37%	4.82%	5.38%
Directors and Executive Officers
Yun Cheng(5)	1,619,752	*	1.00%	1.12%
Tong “Max” Chen	—	—	—	—
Zhen Huang	—	—	—	—
Shunjiang Qian	—	—	—	—
Mitchell Alan Garber(6)	—	—	—	—
Jennifer Fleiss	—	—	—	—
Jurjan Wouda Kuipers	—	—	—	—
Kat Yu David Chan(7)	*	*	*	*
Xiaojing Grace Zhao(7)	*	*	*	*
Shang Hsiu Koo(7)	*	*	*	*
Gong Cheng(7)	*	*	*	*
All directors and executive officers as a group (11 individuals)(7)	3,274,811	1.80%	2.02%	2.26%

*	Less than one percent.
(1)	The business address of each of the individuals below is 3701-02, Tower S2, Bund Finance Center, 600 Zhongshan Rd East No.2, Shanghai, 200010, China.
(2)

The shares reported in the above are held by Fosun Fashion Holdings (Cayman) Limited (79,894,344 LGHL Ordinary Shares including the shares to be issued in the PIPE Investment), Brilliant Fashion Holdings Limited (8,651,247 LGHL Ordinary Shares) and Yujing Fashion (BVI) Limited (6,071,591 LGHL Ordinary Shares), all of which are affiliates of Fosun. The business address of each of these shareholders is 3701-02, Tower S2, Bund Finance Center, 600 Zhongshan Rd East No.2, Shanghai, 200010, China.

(3)

In respect of the 7,919,466 LGHL shares held by Natixis, Fosun International Limited entered into a financing total return swap (“TRS”) with Natixis, as evidenced by a Confirmation (dated as of September 16, 2019) and governed by an ISDA Master Agreement (dated as of September 12, 2017) between Natixis and Fosun International Limited, as such confirmation or agreement (as the case may be) may be amended and supplemented from time to time, pursuant to which, among other things, Natixis shall pass through to Fosun International Limited the full economic exposure to LGHL after the Merger Effective Time (as defined within the TRS).

(4)

There is a difference of 7 LGHL Ordinary Shares (out of the total issued shares of LGHL) as a result of rounding, which these rounding shares will be allotted to Fosun Fashion Holdings (Cayman) Limited.

(5)	Represents 1,619,752 LGHL Ordinary Shares equivalents of vested and exercisable options to acquire BF Shares granted to Yun Cheng under the SEBIRs scheme.
(6)	Represents LGHL Ordinary Shares held through Stephenson Management Inc.
(7)

Represents LGHL Ordinary Shares equivalents of vested and exercisable options to acquire BF Shares granted to Yun Cheng, Kat Yu David Chan, Xiaojing Grace Zhao, Shang Hsiu Koo and Gong Cheng under the SEBIRs scheme, as well as LGHL Ordinary Shares held by Mitch Alan Garber held through Stephenson Management Inc.

(8)

Excludes any LGHL Non-Voting Shares and/or LGHL Ordinary Shares that the LGHL Convertible Preference Share is convertible into, which are not beneficially held within the meaning of Rule 13d-3, (d)(1) under the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

PCAC’s Related Person Transactions

PCAC’s Class B Ordinary Shares

In July 2020, PCAC initial shareholders paid $25,000, or approximately $0.002 per share, to cover certain of its offering and formation costs in exchange for 8,625,000 Founder Shares (after giving effect to a share recapitalization), which Founder Shares were transferred to the Sponsor on August 24, 2020. On August 24, 2020, the Sponsor then transferred 215,625 Founder Shares to Ms. Zhang for an aggregate purchase price of $625, or approximately $0.003 per share. On September 21, 2020, PCAC effected a share capitalization, pursuant to which an additional 2,000,000 Founder Shares were issued for no consideration, resulting in there being 10,625,000 Founder Shares outstanding. Following a share capitalization on September 21, 2020 and Ms. Zhang’s waiver of her right to receive shares under such capitalization, the Sponsor held an aggregate of 10,409,375 Founder Shares and then, on January 5, 2021, in connection with entering into certain forward purchase agreements, transferred to the Forward Purchase Investors an aggregate of 1,000,000 Founder Shares for no cash consideration. On December 30, 2020, the Sponsor then transferred 40,000 Founder Shares to Mr. Pant, 40,000 Founder Shares to Ms. Teague and 40,000 Founder Shares to Ms. Cheng for an aggregate purchase price of $120, $120 and $120, respectively, or approximately $0.003 per share. On January 21, 2021, PCAC effected a share capitalization pursuant to which 1,725,000 Founder Shares were issued, resulting in 12,350,000 Founder Shares outstanding, of which 11,014,375 Founder Shares are held by the Sponsor.

PCAC initial shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the PCAC Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which PCAC completes a liquidation, merger, share exchange or other similar transaction that results in all of the PCAC public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Private Placement Warrants

The Sponsor has, pursuant to a written agreement, purchased an aggregate of 10,280,000 private placement warrants, each exercisable to purchase one PCAC Class A ordinary share at $11.50 per share, at a price of $1.00 per warrant, or $10,280,000 in the aggregate, in a private placement that closed simultaneously with the closing of the IPO. The private placement warrants are identical to the warrants sold in the IPO except that the private placement warrants, so long as they are held by the Sponsor or its permitted transferees, (i) are not redeemable by PCAC, (ii) may not (including the PCAC Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) are entitled to registration rights. The private placement warrants (including the PCAC Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Forward Purchase Agreements

Prior to its IPO, PCAC entered into certain forward purchase agreements pursuant to which the Forward Purchase Investors agreed to purchase an aggregate of 8,000,000 PCAC Class A ordinary shares, plus 2,000,000 redeemable warrants, for a purchase price of $10.00 per PCAC Class A ordinary share, as applicable, or $80,000,000 in the aggregate, in a private placement to close concurrently with the closing of the initial business combination. In connection with entering into these forward purchase agreements, the Sponsor transferred to these Forward Purchase Investors an aggregate of 1,000,000 Founder Shares for no cash consideration. The Founder Shares transferred to the Forward Purchase Investors are subject to similar contractual conditions and restrictions as the Founder Shares issued to the Sponsor. The Forward Purchase Investors have agreed to waive their redemption rights with respect to the Founder Shares transferred to them without any separate consideration provided by PCAC for such agreement, but they have redemption rights with respect to any public shares they own. The forward purchase warrants have the same terms as PCAC’s public warrants. The forward purchase agreements also provide that the Forward Purchase Investors are entitled to registration rights with respect to their (A) forward purchase securities and PCAC Class A ordinary shares underlying the forward purchase warrants and Founder Shares, and (B) any other PCAC Class A ordinary shares or warrants acquired by the Forward Purchase Investors, including any time after consummation of the Business Combination.

The proceeds from the sale of the forward purchase securities may be used as part of the consideration and expenses in connection with the Business Combination or for working capital in the combined company. The forward purchase agreements obligate the Forward Purchase Investors to purchase the forward purchase securities regardless of whether any PCAC Class A ordinary shares are redeemed by PCAC’s public shareholders. The sale of the forward purchase securities is designed to provide PCAC with a minimum funding level for the Business Combination. Moreover, the Forward Purchase Investors have agreed to vote their Founder Shares and any public shares held by them in favor of the Business Combination.

Registration Rights

The holders of the (i) Founder Shares, which were issued in a private placement prior to the closing of the IPO, (ii) private placement warrants, which were issued in a private placement simultaneously with the closing of the IPO and the PCAC Class A ordinary shares underlying such private placement warrants and (iii) private placement warrants that may be issued upon conversion of working capital loans will have registration rights to require PCAC to register a sale of any of its securities held by them pursuant to a registration rights agreement signed on the effective date of the IPO. Pursuant to the registration rights agreement, PCAC is obligated to register up to 24,130,000 PCAC Class A ordinary shares and 11,780,000 warrants. The number of PCAC Class A ordinary shares includes (i) 12,350,000 PCAC Class A ordinary shares to be issued upon conversion of the Founder Shares, (ii) 10,280,000 PCAC Class A ordinary shares underlying the private placement warrants and (iii) up to 1,500,000 PCAC Class A ordinary shares underlying the private placement warrants issued upon conversion of working capital loans. The number of warrants includes 10,280,000 private placement warrants. The holders of these securities are entitled to make up to three demands, excluding short form demands, that PCAC registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial business combination. PCAC will bear the expenses incurred in connection with the filing of any such registration statements.

Working Capital Loan

On July 17, 2020, PCAC issued an unsecured promissory note to an affiliate of the Sponsor, which was assigned to the Sponsor on August 24, 2020, pursuant to which PCAC may borrow up to an aggregate principal amount of $250,000. The promissory note is non-interest bearing and payable on the earlier of (i) December 31, 2021 and (ii) the completion of the IPO. On January 26, 2021, at the closing of the IPO, $191,819 was repaid. As of December 31, 2021, there was $7,000 in borrowings outstanding under the promissory note, which is currently due on demand.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of PCAC’s officers and directors may, but are not obligated to, loan PCAC funds as may be required on a non-interest basis. If PCAC completes an initial business combination, it would repay such loaned amounts. In the event that the initial business combination does not close, PCAC may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from PCAC’s trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of the initial business combination, PCAC does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as PCAC does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in PCAC’s trust account. On January 28, 2022, PCAC issued an unsecured promissory note in the amount of up to $500,000 to the Sponsor. The proceeds of the promissory note, which may be drawn down from time to time until PCAC consummates the initial business combination, will be used for general working capital purposes. This promissory note bears no interest and is payable in full upon the earlier to occur of (i) twenty-four (24) months from the closing of the IPO (or such later date as may be extended in accordance with the terms of the PCAC’s amended and restated memorandum and articles of association) or (ii) the completion of PCAC’s initial business combination.

Any of the foregoing payments to the Sponsor, repayments of loans from the Sponsor or repayments of working capital loans prior to PCAC’s initial business combination will be made using funds held outside the trust account.

Expense Reimbursement and Other Fee Agreements

PCAC has entered into a fee agreement with Chenling Zhang pursuant to which, in consideration for her efforts as an independent director and her expertise to source and/or evaluate potential acquisition targets, PCAC will pay Ms. Zhang a fee in an aggregate amount of $250,000 which is payable upon the closing of the business combination. Other than as described in the preceding sentence, no compensation of any kind, including finder’s and consulting fees, will be paid by PCAC to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the behalf of PCAC such as identifying potential target businesses and performing due diligence on suitable business combinations. PCAC’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or their affiliates.

After PCAC’s initial business combination, members of PCAC’s management team who remain with PCAC may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to PCAC shareholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to PCAC shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider PCAC’s initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

PCAC currently utilizes office space at 41/F Gloucester Tower, 15 Queen’s Road Central, Hong Kong from the Sponsor as its executive offices. Commencing on the date of January 21, 2021, PCAC pays the Sponsor up to $10,000 per month for office space, utilities, secretarial and administrative support services provided to members of its management team. By a letter agreement, dated September 29, 2022, the Sponsor has waived its right to be reimbursed for the foregoing expenses.

Sponsor Support Deed and Lock-Up Agreements

Concurrently with the execution of the Business Combination Agreement, PCAC, LGHL, the Sponsor, Other Class B Shareholders and Lanvin Group entered into the Sponsor Support Deed, pursuant to which the Sponsor and such Other Class B Shareholders agreed to, among other things, (i) vote all of their ordinary shares and preferred shares of PCAC held of record or thereafter acquired in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) be bound by certain covenants and agreements in the Business Combination Agreement, including non-solicitation and (iii) be bound by certain transfer restrictions with respect to their shares of PCAC, in each case, on the terms and subject to the conditions set forth in the

Sponsor Support Deed, and pursuant to which the Sponsor also agreed to, immediately prior to the consummation of the Initial Merger, irrevocably forfeit and surrender certain Class B ordinary shares of PCAC to PCAC for nil consideration. On October 28, 2022 and in connection with the execution of Amendment No. 3 to the Business Combination Agreement, parties to the Sponsor Support Deed entered into amendment No. 1 to the Sponsor Support Deed, pursuant to which the Sponsor shall no longer be required to surrender any Class B ordinary shares of PCAC.

In connection with the execution of the Business Combination Agreement, LGHL, PCAC, certain existing shareholders of Lanvin Group, the Sponsor and the Other Class B Shareholders entered into the Lock-Up Agreements. For additional information, see “Summary of the Material Terms of the Business Combination Ancillary Agreements—Lock-up Agreements”.

Lanvin Group and LGHL’s Relationships and Related Party Transactions

PIPE Financing

Certain investors (the “Initial PIPE Investors”), together with any investors who participate in the PIPE Investment after execution of the Business Combination Agreement (the “Additional PIPE Investors”), have committed to purchase certain LGHL Ordinary Shares for $10 per share, for an aggregate purchase price equal to around $145 million. For additional information see “Summary of the Material Terms of the Business Combination—Ancillary Agreements - Subscription Agreements (PIPE Investment)”.

Investor Rights Agreement

Concurrently with the execution of the Business Combination Agreement, LGHL, PCAC, FFG, the Sponsor and certain existing shareholders of FFG entered into the Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, (i) LGHL agreed to register for resale, pursuant to Rule 415 under the Securities Act, within certain period after the Closing Date, certain LGHL ordinary shares and other equity securities of LGHL held by certain parties from time to time, (ii) the Sponsor and such existing shareholders of FFG will be granted certain registration rights with respect to their respective LGHL ordinary shares, in each case, on the terms and subject to the conditions set forth in the Investor Rights Agreement, and (iii) LGHL agreed that its board of directors shall initially consist of seven (7) directors, with the Sponsor having the right to appoint and remove one (1) individual to serve as a director and the remaining directors nominated by the nominating committee of the board of directors of LGHL in consultation with the Sponsor and in accordance with the nominating committee’s policies and procedures.

See “Shares Eligible for Future Sale—Registration Rights”.

Share Incentive Plan

See “Management—Share Incentive Plan”.

DESCRIPTION OF LGHL SECURITIES

A summary of the material provisions governing LGHL’s share capital immediately following consummation of the Business Combination is described below. This summary is not complete and should be read together with the Amended LGHL Articles, a copy of which is appended to this proxy statement/prospectus as Annex B.

LGHL is a Cayman Islands exempted company incorporated with limited liability and immediately following consummation of the Business Combination its affairs will be governed by the Amended LGHL Articles, the Cayman Islands Companies Act, and the common law of the Cayman Islands.

LGHL’s authorized share capital is US$50,000 divided into 49,984,999,999 LGHL Ordinary Shares with a par value of US$0.000001 each, 15,000,000 LGHL Non-Voting Ordinary Shares with a par value of US$0.000001 each and one LGHL Convertible Preference Share with a par value of US$0.000001. All LGHL Ordinary Shares and LGHL Convertible Preference Share issued and outstanding at the consummation of the Business Combination will be fully paid and non-assessable.

The Amended LGHL Articles will become effective upon consummation of the Business Combination. The following are summaries of material provisions of the Amended LGHL Articles and the Cayman Companies Act insofar as they relate to the material terms of the LGHL Ordinary Shares.

Exempted Company

LGHL is a Cayman Islands exempted company incorporated with limited liability. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company exempt for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue no par value shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

Ordinary Shares

General

All of LGHL’s issued and outstanding ordinary shares are fully paid and non-assessable.

LGHL’s shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. The Amended LGHL Articles prohibit LGHL from issuing bearer or negotiable shares. LGHL may not issue share to bearer and LGHL Ordinary Shares are issued in registered form, which will be issued when registered in LGHL’s register of members.

LGHL will maintain a register of its shareholders and a shareholder will only be entitled to a share certificate if the board of directors of LGHL resolves that share certificates be issued. For further information please refer to “Register of Members” below.

Dividends

The holders of LGHL Ordinary Shares are entitled to receive such dividends as may be declared by the board of directors subject to the Amended LGHL Articles and the Cayman Companies Act. In addition, LGHL shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the board of directors. Under Cayman Islands law, dividends may be paid only out of profits (including retained earnings), or out of the share premium account (subject to a solvency test being met immediately following the payment of the dividend). No dividend may be declared and paid unless our directors determine that LGHL has funds lawfully available for such purpose and that, immediately after the payment, LGHL will be able to pay its debts as they fall due in the ordinary course of business.

Register of Members

Under Cayman Islands law, LGHL must keep a register of members and there must be entered therein:

•

the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of LGHL is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the consummation of the Business Combination, LGHL’s register of members will be immediately updated to record and give effect to the issue of LGHL Ordinary Shares and LGHL Convertible Preference Share to DTC, as the depositary (or its custodian or nominee). Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name.

If the name of any person is, without sufficient cause, entered in or omitted from the register of members, or if default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member, the person or member aggrieved or any member or our Company itself may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Voting Rights

Voting at any meeting of shareholders will be decided by poll and not by way of a show of hands. A poll shall be taken in such manner as the chair directs, and the result of the poll shall be deemed to be the resolution of the meeting.

Subject to any rights and restrictions for the time being attached to any share of LGHL, every shareholder and every person representing a shareholder by proxy shall have one vote for each share of which they or the person represented by proxy is the holder.

All questions submitted to a meeting shall be decided by an ordinary resolution except where a greater majority is required by the Amended LGHL Articles or by the Cayman Companies Act. In the case of an equality of votes, the chair of the meeting shall be entitled to a second or casting vote. All resolutions of the shareholders shall be passed at a general meeting of LGHL duly convened and held in accordance with the Amended LGHL Articles and resolutions of shareholders in writing in lieu of a general meeting shall not be permitted.

An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast, including by all holders of a specific class of shares, if applicable, while a special resolution will require not less than two-thirds of votes cast.

General Meetings and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Cayman Companies Act to call shareholders’ annual general meetings. The Amended LGHL Articles provide that our board of directors may convene a general meeting at any time whenever they see fit, but does not compel LGHL to convene an annual general meeting.

Separate general meetings of the holders of a class or series of shares may be called by a majority of the entire board of directors of LGHL (unless otherwise specifically provided by the terms of issue of the shares of such class or series).

Cayman Islands law provides limited rights for shareholders to requisition a general meeting. However, additional rights may be provided in a company’s articles of association. The Amended LGHL Articles allow LGHL shareholders holding at least ten percent of the paid up voting share capital of the Company to requisition a shareholder’s meeting.

A quorum required for a meeting of shareholders consists of any one or more Shareholders holding at least one-third (1/3) of the paid up voting share capital of the LGHL present and entitled to vote at that meeting shall form a quorum or, if a corporation or other non-natural person, by its duly authorized representative. In the ordinary course, advance notice of at least seven clear days’ notice in writing is required for the convening of our annual general meeting and other shareholders meetings.

Transfer of Ordinary Shares

Subject to applicable laws, including securities laws, the NYSE rules and the restrictions contained in the Amended LGHL Articles and to any lock-up agreements to which a LGHL shareholder may be a party, any LGHL shareholders may transfer all or any of their LGHL Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the NYSE rules or any other form approved by the board of directors of LGHL.

The board of directors of LGHL may decline to register any transfer of any share in the event that any of the following is known by the directors not to be both applicable and true with respect to such transfer:

•

the instrument of transfer is lodged with LGHL, or the designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as the board of directors of LGHL may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•

the transferred shares are fully paid up and free of any lien in favor of LGHL (it being understood and agreed that all other liens, e.g. pursuant to a bona fide loan or indebtedness transaction, shall be permitted); or

•	a fee of such maximum sum as NYSE may determine to be payable, or such lesser sum as the board of directors of LGHL may from time to time require, is paid to LGHL in respect thereof.

Subject to foregoing and the NYSE rules, the board of directors will not unreasonably decline to register any transfer of ordinary shares and if the board of directors of LGHL refuses to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal stating the facts which are considered to justify the refusal to register the transfer.

Issuance of Additional Shares

The Amended LGHL Articles will authorize the board of directors to issue additional ordinary shares from time to time as the board of directors shall determine, to the extent of available authorized but unissued shares.

Liquidation

On the winding up of LGHL, if the assets available for distribution amongst the LGHL shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the LGHL shareholders pro rata in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to LGHL for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them. LGHL is a Cayman Islands exempted company incorporated with limited liability, and under the Cayman Companies Act, the liability of LGHL’s members is limited to the amount, if any, unpaid on the shares respectively held by them. The Amended LGHL Articles contains a declaration that the liability of our members is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

The board of directors of LGHL may from time to time make calls upon shareholders for any amounts unpaid on their LGHL Ordinary Shares. The LGHL Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

Subject to the provisions of the Cayman Companies Act, LGHL may issue shares on terms that such shares are subject to redemption or are liable to be redeemed, at LGHL’s option or at the option of the holders thereof. The redemption of such shares will be effected in such manner and upon such other terms as LGHL may, by ordinary resolution of the shareholders or the board of directors, determine before the issue of the shares.

LGHL may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors, or by the shareholders by ordinary resolution, or are otherwise authorized by the Amended LGHL Articles. The premium (if any) payable in respect of any shares being redeemed or purchased may be paid out of profits of LGHL, out of the share premium account or out of the proceeds of a fresh issue of shares made for the purposes of the redemption or purchase. Alternatively, as authorized under the Amended LGHL Articles, LGHL may make a payment in respect of the redemption or purchase of its own shares out of capital provided that immediately following the date on which the payment out of capital is proposed to be made, LGHL shall be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no issued shares outstanding (excluding any shares held in treasury), or (c) if LGHL has commenced liquidation. In addition, LGHL may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Subject to the Amended LGHL Articles, if at any time the share capital of LGHL is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights. Otherwise, any such variation will be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by LGHL.

Under the Amended LGHL Articles, the rights, privileges and restrictions of the LGHL Non-Voting Shares and/or the LGHL Convertible Preference Share respectively set out in Schedule I and Schedule II of the Amended LGHL Articles shall not be amended, varied or otherwise modified without the written approval of Meritz (as long as Meritz holds the LGHL Convertible Preference Share).

General Meetings of Shareholders

LGHL may (but shall not be obliged to) hold an annual general meeting at such time and place as the board of directors of LGHL will determine. At least seven clear days’ notice shall be given for any general meeting. The board of directors of LGHL may call extraordinary general meetings, and must convene an extraordinary general meeting upon the requisition of (a) LGHL shareholders holding at least ten percent of the paid up voting share capital of LGHL. One or more shareholders holding at least one-third (1/3) of the paid up voting share capital of LGHL present at the meeting (including physical presence or virtual attendance by means of electronic facilities of the shareholder or its duly appointed proxy) and entitled to vote will be a quorum for all purposes.

Inspection of Books and Records

The board of directors of LGHL will determine whether, to what extent, at what times and places and under what conditions or regulations the accounts and books of LGHL will be open to the inspection by LGHL shareholders, and no LGHL shareholder will otherwise have any right of inspecting any account or book or document of LGHL (other than our memorandum and articles of association, register of mortgages and charges and special resolutions of our shareholders) except as required by the law or authorized by the directors or by ordinary resolution of LGHL shareholders in a general meeting. LGHL’s register of directors is also available for inspection in the Cayman Islands upon payment of a fee to the registrar of Companies.

Exclusive Forum

The Amended LGHL Articles provide that, unless LGHL consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim (including any non-contractual dispute, controversy or claim) whether arising out of or in connection with the Amended LGHL Articles or otherwise, including any questions regarding their existence, validity, formation or termination. The Amended LGHL Articles further provide that foregoing exclusive jurisdiction provision does not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, or the Securities Exchange Act, or any other claim based on securities laws, for which the federal district courts of the United States shall have exclusive jurisdiction.

Changes in Capital

LGHL may from time to time by ordinary resolution, subject to the rights of holders of LGHL Ordinary Shares:

•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution will prescribe;

•	consolidate and divide all or any share capital into shares of a larger amount than existing shares;

•	convert all or any of its paid up shares into stock and reconvert the stock into paid up shares of any denomination;

•

sub-divide its existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

•

cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so canceled.

LGHL may by special resolution reduce its share capital or any capital redemption reserve fund in any manner permitted by law.

Non-Voting Ordinary Shares

Subject to the following, holders of LGHL’s non-voting ordinary shares will have the same rights attached to LGHL’s ordinary shares.

Dividend

Each holder of LGHL’s non-voting ordinary shares then issued and outstanding will be entitled to receive the same amount of dividends and distributions payable on LGHL’s ordinary shares as and when declared by the board of directors of LGHL.

Conversion Rights

A holder of LGHL’s non-voting ordinary shares will have the right to convert LGHL’s non-voting ordinary shares held by such holder to LGHL’s ordinary shares.

Upon any sale, transfer, assignment or otherwise disposition of LGHL’s non-voting ordinary shares by a holder thereof to any third person during share disposal, such LGHL’s non-voting ordinary shares validly transferred to the new holder will be automatically and immediately converted into an equal number of LGHL’s ordinary shares.

Voting Rights and Other Rights

The holders of LGHL’s non-voting ordinary shares will have no right to receive notices of or to attend general meetings, or to vote on any resolution of members. LGHL’s non-voting ordinary shares do not confer on their holders any right to appoint any director or observer.

Convertible Preference Share

LGHL’s issued and outstanding convertible preference share is fully paid and non-assessable.

Subject to the following, holders of LGHL’s convertible preference share will have the same rights attached to LGHL’s ordinary shares.

Voting Rights and Other Rights

LGHL’s convertible preference share does not confer on its holder any entitlement to receive notices of or to attend general meetings, or to vote on any resolution of members.

LGHL’s convertible preference share does not confer on its holder any right to appoint any director or observer.

Dividend

Subject to the Cayman Companies Act, the holder of LGHL’s convertible preference share will be entitled to receive a fixed amount of cash dividend of: (i) US$1,000,000 on the date that falls 6 months after October 20, 2022; and (ii) US$2,000,000 per annum for each of the two 12-month periods after the first anniversary of October 20, 2022, which will be paid quarterly by LGHL to the holder of the LGHL’s convertible preference share (with the first quarterly payment payable on the date that falls 15 months after October 20, 2022 and the last quarterly payment payable on the third anniversary of October 20, 2022).

Other than the above, the LGHL’s convertible preference share does not confer on its holder any right to receive any further dividend and distributions made by LGHL.

Transfer

The LGHL’s convertible preference share is not transferable by its holder unless such transfer is conducted in accordance with the requirements set out in the Meritz Relationship Agreement.

Surrender of Share

The LGHL’s convertible preference share will be surrendered to LGHL at nil consideration upon the earlier of (i) the full payment of the put option price (as defined in the Meritz Relationship Agreement) by LGHL to Meritz after Meritz exercises its put option (as defined in the Meritz Relationship Agreement) in accordance with the Meritz Relationship Agreement; (ii) Meritz ceases to hold any LGHL’s shares issued to it in exchange for the shares of FFG and ceases to hold any additional shares (if any, as defined in the Meritz Relationship Agreement,); (iii) the lapse of the put option in accordance with the Meritz Relationship Agreement; and (iv) an Event of Default occurs before the Liquidity Date (as defined in the Meritz Relationship Agreement).

Conversion

Upon the occurrence of: (i) a Post-Liquidity Top Up Trigger Event (as defined in the Meritz Relationship Agreement); or (ii) any Put Option Trigger Events (as defined in the Meritz Relationship Agreement), LGHL’s convertible preference share is convertible into an aggregate number of up to 15,000,000 LGHL non-voting ordinary shares and/or LGHL’s ordinary shares (subject to any adjustment as a result of any share subdivision or consolidation of the shares of LGHL), actual number to be calculated based on factors including average closing share price of LGHL.

Warrants

Upon the consummation of the Business Combination, each PCAC Warrant outstanding immediately prior will be assumed by LGHL and converted into an LGHL Warrant. Each LGHL Warrant will continue to have and be subject to substantially the same terms and conditions as were applicable to such PCAC Warrant immediately prior to the consummation of the Business Combination (including any repurchase rights and cashless exercise provisions).

Investor Rights Agreement

Concurrently with the execution of the Business Combination Agreement, LGHL, the Sponsor, PCAC, Lanvin Group and certain existing shareholders of Lanvin Group entered into the Investor Rights Agreement, pursuant to which, among other things, (i) LGHL agreed to register for resale, pursuant to Rule 415 under the Securities Act, within certain period after the Closing Date, certain LGHL ordinary shares and other equity securities of LGHL held by certain parties from time to time, (ii) the Sponsor and such existing shareholders of Lanvin Group will be granted certain registration rights with respect to their respective LGHL ordinary shares, in each case, on the terms and subject to the conditions set forth in the Investor Rights Agreement, and (iii) LGHL agreed that its board of directors shall initially consist of seven (7) directors, with the Sponsor having the right to appoint and remove one (1) individual to serve as a director and the remaining directors nominated by the nominating committee of the board of directors of LGHL in consultation with the Sponsor and in accordance with the nominating committee’s policies and procedures.

Meritz Relationship Agreement

On October 19, 2022, LGHL entered into the Meritz Relationship Agreement with Meritz in respect to the rights and obligations described in the Meritz Private Placement Subscription Agreement that will be assumed by LGHL after the Closing. The Meritz Relationship Agreement will become effective upon the Closing and supersedes the relevant provisions in relation to LGHL’s rights and obligations in the Meritz Private Placement Subscription Agreement. In addition, pursuant to the Meritz Relationship Agreement, LGHL agreed to register for resale, pursuant to Rule 415 under the Securities Act, within certain period after the Closing Date, LGHL Ordinary Shares held by Meritz exchanged from FFG’s shares and LGHL Non-Voting Shares and LGHL Ordinary Shares convertible from the LGHL Convertible Preference Share, Meritz together with certain existing shareholders of FFG are allowed to make up to two demands that LGHL register their registrable securities under certain circumstances, and Meritz will have piggyback registration rights for its securities in connection with certain registrations of securities that LGHL undertakes, in each case, on the terms and subject to the conditions set forth in the Meritz Relationship Agreement.

Certain Cayman Islands Company Considerations

LGHL is a Cayman Islands exempted company incorporated with limited liability. This discussion does not purport to be a complete statement of the rights of holders of LGHL’s shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation in the United States.

LGHL’s corporate affairs are governed by the Amended LGHL Articles, as we expect them to be amended and restated with effect upon the consummation of the Business Combination, by the Cayman Companies Act of the Cayman Islands and the common law of the Cayman Islands. LGHL cannot predict whether Cayman Islands courts would reach the same conclusions as Delaware or other courts in the United States. Accordingly, you may have more difficulty in protecting your interests under Cayman Islands law in the face of actions by LGHL’s management, directors or controlling shareholder(s) than would shareholders of a corporation incorporated in a U.S. jurisdiction that has developed a substantial body of case law.

Differences in Corporate Law

The Cayman Companies Act is modeled after that of English law but does not follow recent statutory enactments in England. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect such a merger or consolidation, Cayman Islands law requires a written plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders of each constituent company and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

The written plan of merger or consolidation must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette. Save in certain circumstances, a dissenting shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

Alternatively, Cayman Islands law also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a takeover offer. When a takeover offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved, or if a takeover offer is made and accepted in accordance with the foregoing statutory procedures, the dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make.

Shareholders’ Suits

Derivative actions have been brought in the Cayman Islands courts. In principle, the Company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the Company’s officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, the Cayman Islands courts can be expected (and have had occasion) to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of LGHL when:

•	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the Company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against LGHL where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Amended LGHL Articles, which will become effective immediately prior to the consummation of the Business Combination, will permit, to the fullest extent permissible under Cayman Islands law, indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as directors or officers of LGHL, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning LGHL or its affairs in any court whether in the Cayman Islands or elsewhere. In addition, we will enter into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the Amended LGHL Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company of which they are a director and therefore it is considered that he or she owes the following duties to such company: a duty to act bona fide in the best interests of such company; a duty not to make a personal profit based on his or her position as director (unless such company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of such company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to such company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under the Amended LGHL Articles, a director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our Company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, and subject to the rules of the NYSE, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding his or her interest and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Shareholder Action by Written Consent

The Amended LGHL Articles provide that resolutions of shareholders in writing in lieu of a general meeting shall not be permitted.

Shareholder Proposals

Cayman Islands law does not provide shareholders any right to put a proposal before a meeting or requisition a general meeting. However, these rights may be provided in a company’s articles of association. The Amended LGHL Articles allow our shareholders holding at least ten percent of the paid up voting share capital of LGHL to requisition a shareholder’s meeting, in which case our board of directors will be obliged to convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, the Amended LGHL Articles do not provide our shareholders any other right to put a proposal before a shareholders’ general meeting. As an exempted company in the Cayman Islands, LGHL is not obliged by law to call shareholders’ annual general meetings, nor do the Amended LGHL Articles compel LGHL to convene an annual general meeting.

Cumulative Voting

Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the Amended LGHL Articles do not provide for cumulative voting.

Removal of Directors

Under the Amended LGHL Articles, subject to the Sponsor’s right to appoint and remove one individual to serve as a director of LGHL (subject to the Sponsor holding 50% of the LGHL Ordinary Shares held by it on the listing date of the Shares on the NYSE), the other directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the Company; (iv) is removed from office by notice addressed to them at their last known address and signed by all of their co-directors (not being less than two in number) or, (v) is removed from office pursuant to any other provisions of the Amended LGHL Articles.

Transactions with Interested Shareholders

Although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution and Winding up

Under Cayman Islands law, a company may be wound up either compulsorily by an order of the courts of the Cayman Islands or voluntarily, by a special resolution of its members or on the occurrence of an event or expiry of period specified in its articles of association, or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Cayman Companies Act, LGHL may commence winding up upon the passing of a special resolution of our shareholders.

Variation of Rights of Shares

Under Cayman Islands law and the Amended LGHL Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may be materially adversely varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Under the Amended LGHL Articles, the rights, privileges and restrictions of the LGHL Non-Voting Shares and/or the LGHL Convertible Preference Share respectively set out in Schedule I and Schedule II of the Amended LGHL Articles shall not be amended, varied or otherwise modified without the written approval of Meritz (as long as Meritz holds the LGHL Convertible Preference Share).

Amendment of Governing Documents

As permitted by Cayman Islands law, the Amended LGHL Articles may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by the Amended LGHL Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Amended LGHL Articles that require our Company to disclose shareholder ownership above any particular ownership threshold.

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

This section describes the material differences between the rights of PCAC shareholders before the consummation of the Business Combination, and the rights of LGHL shareholders after the Business Combination. These differences in shareholder rights result from the differences between the respective governing documents of PCAC and LGHL.

This section does not include a complete description of all differences among such rights, nor does it include a complete description of such rights. Furthermore, the identification of some of the differences of these rights as material is not intended to indicate that other differences that may be equally important do not exist. PCAC shareholders are urged to carefully read the relevant provisions of the Amended LGHL Articles that will be in effect as of consummation of the Business Combination (which form is included as Annex B to this proxy statement/prospectus). References in this section to the Amended LGHL Articles are references thereto as they will be in effect upon consummation of the Business Combination. However, the Amended LGHL Articles may be amended at any time prior to consummation of the Business Combination by mutual agreement of PCAC and Lanvin Group or after the consummation of the Business Combination by amendment in accordance with their terms. If the Amended LGHL Articles are amended, the below summary may cease to accurately reflect the Amended LGHL Articles as so amended.

PCAC	LGHL

Authorized Share Capital
PCAC’s authorized share capital is US$44,100 divided into 400,000,000 Class A ordinary shares of a par value of US$0.0001 each, 40,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each.	LGHL’s authorized share capital is US$50,000 divided into (a) 49,984,999,999 ordinary shares with a par value of US$0.000001 each, (b) 15,000,000 non-voting ordinary shares with a par value of US$0.000001 each and (c) 1 convertible preference share with a par value of US$0.000001 each.

Rights of Preference Shares
The board of directors may allot, issue, grant options over or otherwise dispose of preference shares with or without preferred, deferred or other rights or restrictions, whether in regard to dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Cayman Companies Act and the PCAC amended and restated memorandum and articles of association (the “PCAC Articles”) vary such rights, save that the directors shall not allot, issue, grant options over or otherwise dispose of Shares	The board of directors may issue shares with such preferred or other rights, all or any of which may be greater than the rights of ordinary shares, at such time and on such terms as they may think appropriate Notwithstanding the remaining provisions of the Articles, the board of directors may issue from time to time, out of the authorized share capital of LGHL (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the LGHL shareholders; provided, however, before any preferred shares of any such series are issued, the board of directors shall by resolution of board of directors determine, with respect to any series of preferred shares, the terms and rights of that series, including: (a) the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof; (b) whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of

PCAC	LGHL
such voting rights, which may be general or limited; (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares; (d) whether the preferred shares of such series shall be subject to redemption by LGHL, and, if so, the times, prices and other conditions of such redemption; (e) whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of LGHL, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares; (f) whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof; (g) whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange; (h)the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by LGHL of, the existing shares or shares of any other class of shares or any other series of preferred shares; (i) the conditions or restrictions, if any, upon the creation of indebtedness of LGHL or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and (j)any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

PCAC	LGHL

Number and Qualification of Directors

PCAC’s board of directors shall consist of not less than one director, provided that PCAC may, by ordinary resolution (simple majority standard), change the limits in the number of directors.

LGHL’s board of directors shall consist of not less than one director, provided LGHL’s board of directors may, by resolution, change the limits in the number of directors, Directors shall be appointed subject to “Election/Removal of Directors” below.

Directors will not be required to hold any shares in LGHL.

Classified Board of Directors

Classified board with staggered elections; three classes of directors with the number of Directors in each class shall be as nearly equal as possible.	No classified board.

Election/Removal of Directors

Prior to the closing of a business combination, PCAC may appoint or remove any director by ordinary resolution of the holders of PCAC Class B ordinary shares. Prior to the closing of a business combination, holds of PCAC Class A ordinary shares have no right to vote on the appointment or removal of any director.

The Sponsor is entitled to appoint one director and remove such director at any time (subject to the Sponsor holding 50% of the LGHL Ordinary Shares held by it on the listing date of the Shares on the NYSE).

The remaining directors of LGHL shall be nominated for appointment by the nominating committee from time to time in consultation with the Sponsor and in accordance with the nominating committee’s policies and procedures and LGHL may by ordinary resolution appoint any person nominated by the nominating committee to be a director or remove such director.

Voting

The rights attaching to the PCAC Class A Shares and PCAC Class B Shares shall rank pari passu in all respects, and the PCAC Class A Shares and PCAC Class B Shares shall vote together as a single class on all matters (subject to the Variation of Rights of Shares Article and the Appointment and Removal of Directors Article hereof) with the exception that the holder of a PCAC Class B Share shall have the Conversion Rights referred to in the PCAC Articles

Subject to any rights and restrictions for the time being attached to any share of LGHL, every shareholder of LGHL (other than the holders of LGHL Non-Voting Shares and Convertible Preference Share) and every person representing a shareholder by proxy shall have one vote for each share of which they or the person represented by proxy is the holder.

The holders of LGHL Non-Voting Shares and LGHL Convertible Preference Share shall have no right to receive notices of or to attend general meetings, or to vote on any resolution of shareholders.

Cumulative Voting

Holders of PCAC Shares will not have cumulative voting rights.	Holders of LGHL Ordinary Shares will not have cumulative voting rights.

PCAC	LGHL

Vacancies on the Board of Directors

The directors may appoint any person to be a director to fill a vacancy provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the PCAC Articles as the maximum number of directors

Subject to the Amended LGHL Articles, the office of director shall be vacated, if the director:

(a)   becomes bankrupt or makes any arrangement or composition with their creditors;

(b)   dies or is found to be or becomes of unsound mind;

(c)   resigns their office by notice in writing to LGHL;

(d)   is removed from office by ordinary resolution of the shareholders;

(e)   is removed from office by notice addressed to them at their last known address and signed by all of their co-directors (not being less than two in number); or

(f)   is removed from office pursuant to any other provision of the Amended LGHL Articles.

The directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person nominated by the nominating committee as a director, to fill a casual vacancy on the board, or as an addition to the existing board.

Amendment to Articles of Association

Pursuant to Cayman Companies Act, the PCAC amended and restated memorandum and articles of association may only be amended by a special resolution of the shareholders. 66 2/3% of shareholders who vote at a general meeting where there is a quorum.

Provided that, prior to the closing of a business combination, Article 29.1 (Appointment and Removal of Directors) may only be amended by a special resolution of the shareholders passed by at least 90% of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, or by way of unanimous written resolution

Pursuant to Cayman Companies Act, the LGHL Articles may only be amended by a special resolution of shareholders (66 2/3% of shareholders who vote at a general meeting where there is a quorum).

The rights, privileges, conditions and restrictions of the LGHL Non-Voting Shares and the LGHL Convertible Preference Share respectively set out in the LGHL Articles will not be amended, varied or otherwise modified without the written approval of Meritz (as long as Meritz holds such shares).

PCAC	LGHL

Quorum

Shareholders. The holders of a majority of the PCAC Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum for a general meeting of PCAC.

If PCAC’s board of directors proposes to materially and adversely vary the rights of any particular class of shares, the necessary quorum shall be at least one (1) person holding or representing by proxy at least one-thirds of the issued shares of the class.

Board of Directors. The quorum for the transaction of the business of the PCAC directors may be fixed by the PCAC directors, and unless so fixed shall be a majority of the PCAC directors then in office.

Shareholders. No business will be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. One or more shareholders holding at least one-third (1/3) of the paid up voting share capital of LGHL present and entitled to vote at that meeting shall form a quorum.

If LGHL’s board of directors propose to materially adversely vary or abrogate the rights of any particular class of shares, with the sanction of a resolution passed at a separate meeting of the holders of the shares of such class, the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued shares of the relevant class.

Board of Directors. The quorum necessary for the transaction of the business of the directors may be fixed by the directors and unless so fixed, if there be two or more directors the quorum shall be two, and if there be one director the quorum shall be one.

Shareholder Meetings

General meetings may be called only by: (a) the PCAC directors; (b) the chief executive officer; or (c) the chairman of the PCAC board of directors.	The directors may call general meetings, and must convene an extraordinary general meeting at the requisition of shareholders holding at least ten percent (10%) of the paid up voting share capital of LGHL,

Shareholder Ability to Requisition Meetings

Shareholders holding at the date of deposit of the requisition not less than third (30%) in par value of the issued PCAC Shares may requisition the directors to convene an extraordinary general meeting of PCAC.	Shareholders holding at the date of deposit of the requisition not less than ten percent (10%) of the paid up voting share capital of LGHL may requisition the directors to convene an extraordinary general meeting of LGHL.

Shareholder Action by Written Resolution

Unanimous written resolution required to pass a resolution without a meeting.	Resolutions of shareholders in writing in lieu of a general meeting shall not be permitted.

PCAC	LGHL

Notice of Meetings

Shareholders. At least five clear days’ notice must be given of any general meeting of PCAC.

Board of Directors. A director may, or other officer on the direction of a director shall, call a meeting of the directors by at least two days’ notice in writing to every director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the directors either at, before or after the meeting is held.

Shareholders. At least seven clear days’ notice must be given of any general meeting of LGHL.

Board of Directors. A director may, and a secretary or assistant secretary on the requisition of a director shall, at any time summon a meeting of the directors.

Indemnification, liability insurance of Directors and Officers

Every PCAC director and officer (which for the avoidance of doubt, shall not include auditors of PCAC), together with every former director and former officer (each an “Indemnified Person”) shall be indemnified out of PCAC’s assets against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, willful neglect or willful default.

PCAC directors, on behalf of PCAC, may purchase and maintain insurance for the benefit of any PCAC director or officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to PCAC.

To the maximum extent permitted by applicable law, every director and officer (but not including the auditors) of LGHL and the personal representatives of the same, will be indemnified out of the assets and funds of LGHL against any actions, proceedings, costs, charges, expenses, losses, damages or liabilities, whatsoever which they or any of them may incur, other than such liability (if any) that they may incur by reason of their own dishonesty, willful default or fraud as determined by a court of competent jurisdiction in or about the conduct of LGHL’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions.

Dividends

Subject to Cayman Companies Act and the PCAC amended and restated memorandum and articles of association and except as otherwise provided by the rights attached to any Ordinary Shares, the PCAC directors may resolve to pay dividends and other distributions on PCAC Shares in issue and authorize payment of the dividends or other distributions out of the funds of PCAC lawfully available therefor. A dividend shall be deemed to be an interim dividend unless the terms of the resolution pursuant to which the PCAC directors resolve to pay such dividend specifically state that such dividend shall be a final dividend. No dividend or other distribution shall be paid except out of the realized or unrealized profits of PCAC, out of the share premium account or as otherwise permitted by law.

Subject to rights and restrictions attached to any class of shares and the Amended LGHL Articles and the Cayman Companies Act, the directors may from time to time declare dividends (including the interim dividends) and other distributions on shares in issue and authorize payment of the same out of the funds of LGHL lawfully available therefor.

Subject to rights and restrictions attached to any class of shares and the Amended LGHL Articles, LGHL shareholders may by ordinary resolution declare dividends, but no dividend may exceed the amount recommended by the directors.

PCAC	LGHL

Winding up

The PCAC amended and restated memorandum and articles of association provide that if PCAC does not consummate a business combination (as defined in the PCAC amended and restated memorandum and articles of association) within twenty-four months after the consummation of PCAC’s initial public offering (or such later time as the shareholders may approve in accordance with the PCAC Articles), PCAC will cease all operations except for the purposes of winding up and will redeem the shares issued in PCAC’s initial public offering and liquidate its trust account.

No time limit is placed on the corporate existence of LGHL. LGHL can therefore be liquidated and wound up in accordance with the provisions Cayman Companies Act by special resolution of the shareholders by way of a voluntary winding up, by ordinary resolutions of the shareholders by way of a voluntary winding up if the company is unable to pay its debt as they fall due, or by the order of the Court as a compulsory winding up. Subject to the rights attaching to any shares, in a winding up:

(a) if the assets available for distribution amongst the shareholders are insufficient to repay the whole of LGHL’s issued share capital, such assets will be distributed so that, as nearly as may be, the losses be borne by the shareholders in proportion to the par value of the shares held by them; or

(b) if the assets available for distribution amongst the shareholders are more than sufficient to repay the whole of LGHL’s issued share capital at the commencement of the winding up, the surplus will be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to LGHL for unpaid calls or otherwise.

If LGHL is wound up, the liquidator may, subject to the rights attaching to any shares and with the approval of an ordinary resolution and any other approval required by the Cayman Companies Act, divide amongst the shareholders in specie or kind the whole or any part of the assets of LGHL (whether they shall consist of property of the same kind or not) and may for that purpose value any assets as they deem fair and determine how the division will be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like approval, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.

Supermajority Voting Provisions

Any merger or consolidation of PCAC with one or more constituent companies shall require the approval of a special resolution of (66 2/3%) of shareholders	A special resolution, being a resolution passed by not less than 66 2/3% of the votes cast by such shareholders as, being entitled to do so, vote in person

PCAC	LGHL
who vote at a general meeting where there is a quorum).

or by proxy at a general meeting of LGHL, is required to:

(a) amend the Amended LGHL Articles;

(b) change LGHL’s name;

(c) change LGHL’s registration to a jurisdiction outside the Cayman Islands; and

(d) reduce LGHL’s share capital and any capital redemption reserve; and

(e) merger or consolidate LGHL.

Anti-Takeover Provisions

The provision of the PCAC amended and restated memorandum and articles of association that authorizes the PCAC Board to issue and set the voting and other rights of preference shares from time to time and the terms and rights of the PCAC Shares.	The provision of the Amended LGHL Articles that authorizes the board of directors to issue and set the voting and other rights of preference shares from time to time (as described fully above).

Forum Selection Provisions

There is no provision requiring disputes brought on behalf of the corporation or against the corporation (or directors or employees of the corporation in their capacities as such) to be brought in a particular forum.

Unless LGHL consents in writing to the selection of an alternative forum, to the fullest extent permitted by relevant law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the United States Securities Act of 1933, regardless of whether such legal suit, action, or proceeding also involves parties other than LGHL.

Unless LGHL consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim (including any non-contractual dispute, controversy or claim) whether arising out of or in connection with the Amended LGHL Articles or otherwise, including any questions regarding their existence, validity, formation or termination. For the avoidance of doubt and without limiting the jurisdiction of the courts of the Cayman Islands to hear, settle and/or determine disputes related to LGHL, the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of LGHL, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the LGHL to LGHL or LGHL shareholders, (iii) any action or petition asserting a claim arising pursuant to any provision of the Cayman Companies Act or the Amended LGHL Articles including but not limited to any purchase or acquisition of shares, securities or guarantee provided

PCAC	LGHL
in consideration thereof, or (iv) any action asserting a claim against LGHL concerning its internal affairs. The foregoing provisions of this paragraph shall not apply to claims or causes of action brought to enforce a duty or liability created by the United States Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any other claim based on securities laws for which claim the federal district courts of the United States have exclusive jurisdiction.

Waiver of Corporate Opportunity

Waiver of obligation to provide business opportunities to PCAC provided for directors and officers.	No waiver of obligation to provide business opportunities to LGHL provided for directors and officers.

Rights of Non-Voting Shares and Convertible Preference Share

None	A holder of LGHL Non-Voting Shares will have the
right to convert LGHL Non-Voting Shares held by
such holder to LGHL Ordinary Shares.

LGHL Non-Voting Share does not confer on its
holder any right to appoint any director or the right to
receive notices of or to attend general meetings, or to
vote on any resolution of members.

LGHL Convertible Preference Share does not confer
on its holder any right to appoint any director or the
right to receive notices of or to attend general
meetings, or to vote on any resolution of members.

LGHL Convertible Preference Share is convertible
into an aggregate number of up to 15,000,000 LGHL
Non-Voting Share and/or LGHL Ordinary Shares,
with the actual number to be calculated based on
factors including average closing share price of
LGHL.

Holder of LGHL Convertible Preference Share is
entitled to (i) a cash dividend in the amount of $1.0
million to be paid six months after October 20, 2022,
and (ii) a cash dividend of $2.0 million per annum for
two years from October 20, 2023 to be paid quarterly
with the first quarterly payment made on the date that
falls 15 months October 20, 2022 and the last
quarterly payment made on the third anniversary of
October 20, 2022.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the consummation of the Business Combination, LGHL will have, based on the assumptions set out elsewhere in this proxy statement/prospectus, up to 181,277,225 LGHL Ordinary Shares issued and outstanding. All of the LGHL Ordinary Shares issued to the PCAC shareholders in connection with the Business Combination will be freely transferable by persons other than by Sponsor or PCAC’s, LGHL’s or FFG’s affiliates without restriction or further registration under the Securities Act. Additionally, the FFG shareholders will receive 100,000,000 LGHL Ordinary Shares, approximately 2% of which will be freely transferable immediately after the consummation of the Business Combination. Sales of substantial amounts of the LGHL Ordinary Shares in the public market could adversely affect prevailing market prices of the LGHL Ordinary Shares. Prior to the Business Combination, there has been no public market for LGHL Ordinary Shares. LGHL has applied for listing of the LGHL Ordinary Shares on NYSE, but there can be no assurance that a regular trading market will develop in the LGHL Ordinary Shares.

Lock-up Arrangements

In connection with the execution of the Business Combination Agreement, LGHL, PCAC, certain existing shareholders of FFG, the Sponsor and the Other Class B Shareholders entered into the Lock-Up Agreements, pursuant to which (i) Sponsor, the Other Class B Shareholders, Fosun and its affiliates, and their respective permitted transferees agreed not to sell, transfer or otherwise dispose of any Lock-Up Securities (as defined below) owned by them from the Closing until the earliest of (x) the date that is 12 months after the Closing Date; (y) the date on which LGHL completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of LGHL’s shareholders having the right to exchange their LGHL ordinary shares for cash, securities or other property (a “Liquidation Event Date”) and (z) if the last reported sale price of LGHL ordinary shares equals or exceeds US$12.00 per share (as adjusted for share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (ii) such existing shareholders of FFG and their respective permitted transferees (other than Fosun, its affiliates and permitted transferees) agreed not to sell, transfer or otherwise dispose of any Lock-Up Securities (as defined below) owned by them from the Closing until the earlier of (x) the date that is 180 days after the Closing Date and (y) the Liquidation Event Date.

The “Lock-Up Securities” (i) with respect to any of the Sponsor, the Other Class B Shareholders and their respective permitted transferees, are LGHL ordinary shares and the PubCo warrants (or LGHL ordinary shares issued or issuable upon the conversion or exercise of the LGHL warrants) held by such person immediately following the Closing (other than LGHL ordinary shares acquired pursuant to the Private Placement or in the public market), and (ii) with respect to any of the existing shareholders of FFG and their respective permitted transferees, are (A) LGHL ordinary shares held by such person immediately following the Closing (other than LGHL ordinary shares acquired pursuant to the Private Placement or in the public market) and (B) LGHL ordinary shares issued to directors and officers of LGHL upon settlement or exercise of restricted stock units, stock options or other equity awards outstanding as of immediately following the Closing.

Pursuant to the Meritz Private Placement Subscription Agreement, Meritz has agreed to not transfer any of LGHL Ordinary Shares held by it as of the Closing until six months after the Closing provided that this transfer restriction shall immediately cease to apply upon the occurrence of any Event of Default.

Registration Rights

Pursuant to the PIPE Subscription Agreements and A&R Subscription Agreement, LGHL must use reasonable best efforts to file a registration statement (the “PIPE Registration Statement”) registering up to 14,527,225 LGHL Ordinary Shares held by the PIPE Investors within 30 days after the consummation of the Business Combination. For additional information see “Summary of the Material Terms of the Business Combination - Ancillary Agreements - Subscription Agreements (PIPE Investment)”. In addition, pursuant to the Meritz Relationship Agreement, LGHL undertakes to file a registration statement with the SEC for the resale of LGHL Ordinary Shares held by Meritz exchanged from FFG’s shares and LGHL Non-Voting Shares and LGHL Ordinary Shares convertible from the LGHL Convertible Preference Share within 30 days after the consummation of the Business Combination.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted LGHL Ordinary Shares or LGHL Warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of LGHL’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) LGHL is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted LGHL Ordinary Shares or LGHL Warrants for at least six months but who are LGHL’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of LGHL Ordinary Shares then issued and outstanding; or

•	the average weekly reported trading volume of the LGHL Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by LGHL’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about LGHL.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

•

at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which is expected to be filed promptly after consummation of the Business Combination, reflecting its status as an entity that is not a shell company.

As a result, LGHL’s initial shareholders who receive restricted securities will not be permitted to sell their restricted securities under Rule 144 earlier than one year after LGHL has filed Form 20-F type information with the SEC, which is expected to be filed promptly after consummation of the Business Combination.

PCAC anticipates that following the consummation of the Business Combination, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

PCAC SECURITIES AND DIVIDEND INFORMATION

PCAC’s Units, PCAC Class A Ordinary Shares and warrants are traded on the NYSE under the symbols “PV.U”, “PV”, and “PV WS”, respectively. PCAC’s Units began public trading on January 22, 2021 and its PCAC Class A Ordinary Shares and warrants became eligible for separate public trading on March 15, 2021.

Holders

As of the date of this proxy statement/prospectus, there was 1 holder of record of PCAC Class A Ordinary Shares, 7 holders of record of PCAC Class B Ordinary Shares and 1 holder of record of PCAC’s Units. The actual number of shareholders is greater than this number of record holders, and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. There is no public market for the PCAC Class B Ordinary Shares.

Dividends

PCAC has not paid any cash dividends on PCAC Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. PCAC’s board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further, if PCAC is required to incur any indebtedness in connection with the Business Combination, its ability to declare dividends may be limited by restrictive covenants it may agree to in connection therewith. The payment of cash dividends after the consummation of the Business Combination will be dependent upon LGHL’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. Meritz is entitled to a cash dividend in the amount of US$2.0 million per annum for three years from the closing date of the Meritz Investment. Half of the first-year cash dividend in the amount of US$1.0 million was paid on such closing date, with the remaining US$1.0 million to be paid six months after such closing date. The second and third-year cash dividends will be paid quarterly with the first quarterly payment made on the date that falls 15 months after such closing date and the last quarterly payment made on the third anniversary of such closing date. Following the consummation of the Business Combination, such cash dividend will be payable by LGHL.

ANNUAL MEETING SHAREHOLDER PROPOSALS

If the Business Combination is consummated, you will be entitled to attend and participate in LGHL’s annual meetings of shareholders. If LGHL holds a 2022 annual meeting of shareholders, it will provide notice of or otherwise publicly disclose the date on which the 2022 annual meeting will be held.

OTHER SHAREHOLDER COMMUNICATIONS

Until the consummation of the Business Combination, shareholders and interested parties may communicate with LGHL’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson at 3701-02, Tower S2, Bund Finance Center, 600 Zhongshan Rd East No.2, Shanghai, 200010, China.

LEGAL MATTERS

Lanvin Group is being represented by DLA Piper with respect to certain legal matters as to United States federal securities and New York State law.

The validity of LGHL Ordinary Shares and certain matters related to the assumption of the Warrants by LGHL shall be passed upon by Maples and Calder (Hong Kong) LLP, and the validity of LGHL Warrants under New York law shall be passed on by DLA Piper. The material U.S. federal income tax consequences of the Business Combination to U.S. holders shall be passed upon by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of FFG included in this proxy statement/prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton Zhitong Certified Public Accountants LLP independent registered public accountants, upon the authority of such firm as experts in accounting and auditing.

The financial statements of Primavera Capital Acquisition Corporation as of December 31, 2021 and 2020, for the year ended December 31, 2021 and for the period from July 16, 2020 (inception) through December 31, 2020 appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, PCAC and servicers that it employs to deliver communications to PCAC’s shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of this proxy statement/prospectus. Upon written or oral request, PCAC will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of this proxy statement/prospectus may likewise request that PCAC deliver single copies of any of PCAC’s proxy statements in the future as applicable. Shareholders may notify PCAC of their requests by calling or writing PCAC at its principal executive offices at 41/F Gloucester Tower, 15 Queen’s Road Central, Hong Kong, +852 3767 5100.

WHERE YOU CAN FIND MORE INFORMATION

LGHL will file reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on LGHL at the SEC website containing reports and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to PCAC has been supplied by PCAC, all information relating to Lanvin Group has been supplied by FFG and all such information relating to LGHL has been supplied by LGHL. Information provided by one entity does not constitute any representation, estimate or projection of any other entity.

If you would like additional copies of this document or if you have questions about the Business Combination, you should contact via phone or in writing:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor

South Tower

Stamford CT 06902

Telephone: (800) 662-5200 or banks and brokers can call collect at (203) 658-9400

Fosun Fashion Group (Cayman) Limited

Interim condensed consolidated statements of profit or loss

For the six months ended June 30, 2022 and 2021

(Unaudited)

(Euro thousands except for loss per share)		For the six months ended June 30,
	Notes	2022	2021
Revenue	6	201,700	116,882
Cost of sales	7	(88,957)	(56,327)

Gross profit		112,743	60,555
Marketing and selling expenses	7	(106,810)	(70,683)
General and administrative expenses	7	(75,771)	(54,807)
Other operating income and expenses	7	8,378	1,420

Loss from operations before non-underlying items		(61,460)	(63,515)
Non-underlying items	8	570	467

Loss from operations		(60,890)	(63,048)
Finance cost – net	9	(8,080)	(5,119)

Loss before income tax		(68,970)	(68,167)
Income tax expenses	10	256	(461)

Loss for the period		(68,714)	(68,628)

Attributable to:
— Owners of the Company		(57,504)	(54,412)
— Non-controlling interests		(11,210)	(14,216)

Loss per share in Euro
— Basic and diluted (in Euro per share)	11	(0.17)	(0.17)

The accompanying notes are an integral part of these Interim Condensed Consolidated Financial Statements.

Fosun Fashion Group (Cayman) Limited

Interim condensed consolidated statements of comprehensive loss

For the six months ended June 30, 2022 and 2021

(Unaudited)

	For the six months ended June 30,
(Euro thousands)	2022	2021
Loss for the period	(68,714)	(68,628)

Other comprehensive loss:
Items that may be subsequently reclassified to profit or loss
— Currency translation differences, net of tax	(8,562)	1,084
Items that will not be subsequently reclassified to profit or loss
— Employee benefit obligations: change in value resulting from actuarial losses, net of tax	272	(18)

Total comprehensive loss for the period	(77,004)	(67,562)

Attributable to:
— Owners of the Company	(64,598)	(67,390)
— Non-controlling interests	(12,406)	(172)

The accompanying notes are an integral part of these Interim Condensed Consolidated Financial Statements.

Fosun Fashion Group (Cayman) Limited

Interim condensed consolidated statements of financial position

At June 30, 2022 and December 31, 2021

(Unaudited)

(Euro thousands)	Notes	At June 30, 2022	At December 31, 2021
Assets
Non-current assets
Intangible assets		181,357	181,234
Goodwill		69,323	69,323
Property, plant and equipment		41,995	40,564
Right-of-use assets	12	113,581	118,775
Deferred income tax assets		16,768	17,070
Other non-current assets	13	16,460	15,742

		439,484	442,708

Current assets
Inventories	14	109,335	92,335
Trade receivables	15	51,399	39,781
Other current assets	16	34,995	41,706
Cash and bank balances	17	51,262	88,981

		246,991	262,803

Total assets		686,475	705,511

Liabilities
Non-current liabilities
Non-current borrowings	18	9,583	11,212
Non-current lease liabilities	19	98,120	102,987
Non-current provisions		3,944	4,166
Employee benefits		17,475	18,464
Deferred income tax liabilities		53,264	54,179
Other non-current liabilities		961	1,080

		183,347	192,088

Current liabilities
Trade payables		66,273	58,151
Bank overdrafts	17	—	14
Current borrowings	18	100,443	55,559
Current lease liabilities	19	36,538	37,072
Current provisions		3,525	3,141
Other current liabilities	20	78,230	68,660

		285,009	222,597

Total liabilities		468,356	414,685

Net assets		218,119	290,826

Equity
Equity attributable to owners of the Company
Share capital	21	339,259	339,259
Treasury shares	21	(3)	(3)
Other reserves	22	146,756	149,460
Accumulated losses		(281,832)	(224,328)

		204,180	264,388
Non-controlling interests		13,939	26,438

Total equity		218,119	290,826

The accompanying notes are an integral part of these Interim Condensed Consolidated Financial Statements.

Fosun Fashion Group (Cayman) Limited

Interim condensed consolidated statements of cash flows

For the six months ended June 30, 2022 and 2021

(Unaudited)

	For the six months ended June 30,
(Euro thousands)	2022	2021
Operating activities
Loss for the period	(68,714)	(68,628)
Adjustments for:
Income tax expenses	(256)	461
Depreciation and amortization	23,094	20,554
Provisions and impairment losses	6,500	5,651
Employee share-based compensation	4,297	3,373
Net (gain) / loss on disposals	(553)	1
Finance costs	7,830	4,855
Change in inventories	(23,217)	(5,861)
Change in trade receivables	(12,835)	(4,730)
Change in trade payables	8,122	13,375
Change in other operating assets and liabilities	4,115	(2,671)
Income tax paid	(208)	(283)

Net cash used in operating activities	(51,825)	(33,903)

Investing activities
Payment for the purchase of property, plant and equipment, intangible assets and other long-term assets	(9,410)	(3,817)
Proceeds from disposal of property, plant and equipment, intangible assets and other long-term assets	3,854	319

Net cash used in investing activities	(5,556)	(3,498)

Financing activities
Proceeds from shareholders’ capital injection	—	20,654
Proceeds from borrowings	107,116	96,126
Repayments of borrowings	(65,968)	(43,657)
Repayments of lease liabilities	(18,689)	(16,101)
Payment of borrowings interest	(1,483)	(813)
Payment of lease liabilities interest	(3,511)	(2,916)

Net cash generated from financing activities	17,465	53,293

Net change in cash and cash equivalents	(39,916)	15,892
Cash and cash equivalents less bank overdrafts at the beginning of the period	88,658	44,171
Effect of foreign exchange differences on cash and cash equivalents	2,185	708

Cash and cash equivalents less bank overdrafts at the end of the period	50,927	60,771

The accompanying notes are an integral part of these Interim Condensed Consolidated Financial Statements.

Fosun Fashion Group (Cayman) Limited

Interim condensed consolidated statements of changes in equity

For the six months ended June 30, 2022 and 2021

(Unaudited)

	Attributable to owners of the Company					Non-controlling interests	Total equity
(Euro thousands)	Issued capital	Treasury shares	Other Reserves	Accumulated losses	Total
Balance at December 31, 2021	339,259	(3)	149,460	(224,328)	264,388	26,438	290,826

Comprehensive loss
Loss for the period	—	—	—	(57,504)	(57,504)	(11,210)	(68,714)
Currency translation difference	—	—	(7,366)	—	(7,366)	(1,196)	(8,562)
Net actuarial losses from defined benefit plans	—	—	272	—	272	—	272

Total comprehensive loss	—	—	(7,094)	(57,504)	(64,598)	(12,406)	(77,004)

Transactions with owners
Employee share-based compensation	—	—	4,297	—	4,297	—	4,297
Changes in ownership interest in subsidiaries without change of control	—	—	93	—	93	(93)	—

Total transactions with owners	—	—	4,390	—	4,390	(93)	4,297

Balance at June 30, 2022	339,259	(3)	146,756	(281,832)	204,180	13,939	218,119

Balance at December 31, 2020	289,165	—	81,198	(158,974)	211,389	39,006	250,395

Comprehensive loss
Loss for the period	—	—	—	(54,412)	(54,412)	(14,216)	(68,628)
Currency translation difference	—	—	1,255	—	1,255	(171)	1,084
Net actuarial losses from defined benefit plans	—	—	(17)	—	(17)	(1)	(18)

Total comprehensive loss	—	—	1,238	(54,412)	(53,174)	(14,388)	(67,562)

Transactions with owners
Capital injection from shareholders	22,397	—	23,293	—	45,690	—	45,690
Employee share-based compensation	—	—	3,373	—	3,373	—	3,373
Changes in ownership interest in a subsidiary without change of control	—	—	1,848	—	1,848	(1,848)	—

Total transactions with owners	22,397	—	28,514	—	50,911	(1,848)	49,063

Balance at June 30, 2021	311,562	—	110,950	(213,386)	209,126	22,770	231,896

The accompanying notes are an integral part of these Interim Condensed Consolidated Financial Statements.

Fosun Fashion Group (Cayman) Limited

Notes to the Interim Condensed Consolidated Financial Statements

At and for the six months ended June 30, 2022 and 2021

(Unaudited)

1.	General information

Fosun Fashion Group (Cayman) Limited is domiciled in Cayman Islands, the incorporation number of the Company is 333622 and the registered office is at P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Fosun Fashion Group (Cayman) Limited and its subsidiaries (the “Group”) is the leading global luxury fashion group, managing iconic brands worldwide including French couture house Lanvin, Italian luxury shoemaker Sergio Rossi, Austrian skinwear specialist Wolford, iconic American womenswear brand St. John Knits, and high-end Italian menswear maker Caruso. Group’s brand portfolio covers a wide variety of fashion categories and leverages a combination of e-commerce, offline retail and wholesale channels, providing both growth opportunities as well as stability and resilience throughout the fashion cycle.

2.	Basis of preparation

Statement of compliance with IFRS

These interim condensed consolidated financial statements of the Group (the “Unaudited Interim Condensed Consolidated Financial Statements”) have been prepared in compliance with IAS 34—Interim Financial Reporting (“IAS 34”). The Interim Condensed Consolidated Financial Statements should be read in conjunction with the Group’s consolidated financial statements at and for the year ended December 31, 2021 (the “Consolidated Financial Statements”), which have been prepared in compliance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The accounting policies adopted are consistent with those applied in the Consolidated Financial Statements, except for the adoption of new and amended standards as disclosed in Note 3.

These interim condensed consolidated financial statements were approved and authorized for issue by the Board of Directors of the Group on October 20, 2022.

Contents and structure of the Interim Condensed Consolidated Financial Statements

The interim condensed consolidated financial statements include the interim condensed consolidated statements of profit or loss, interim condensed consolidated statements of comprehensive loss, interim condensed consolidated statements of financial position, interim condensed consolidated statements of cash flows, interim condensed consolidated statements of changes in equity and the accompanying notes (the “Interim Condensed Consolidated Financial Statements”).

The Interim Condensed Consolidated Financial Statements are presented in Euro, which is the functional and presentation currency of the Company, and amounts are stated in thousands of Euros, unless otherwise indicated.

Going concern

For the six months ended June 30, 2022, the Group has incurred operating losses of Euro 60.89 million, and net losses of Euro 68.71 million. The Group has an accumulated losses of Euro 281.83 million as of June 30, 2022.

Management closely monitors the Group’s financial performance and liquidity position. Historically, the Group has been able to obtain debt and equity financing. The Group has funded operations primarily with issuances of preferred shares, long-term debt and net proceeds from revenues.

The Interim Condensed Consolidated Financial Statements have been prepared on a going concern basis because one of the Company’s shareholders, Fosun International Limited, has committed to continue to provide adequate support for the Company to meet its obligations as they become due for at least 12 months from the issuance date of these financial statements.

Use of estimates

The preparation of the Interim Condensed Consolidated Financial Statements requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities as well as the disclosure of contingent liabilities. If in the future such estimates and assumptions, which are based on management’s best judgment at the date of these Interim Condensed Consolidated Financial Statements, deviate from the actual circumstances, the original estimates and assumptions will be modified as appropriate in the period in which the circumstances change. Reference should be made to the section “Use of estimates” in the Consolidated Financial Statements for a detailed description of the more significant valuation procedures used by the Group in preparing its consolidated financial statements. Moreover, in accordance with IAS 34, certain valuation procedures, in particular those of a more complex nature regarding matters such as any impairment of non-current assets, are only carried out in full during the preparation of the annual consolidated financial statements, other than in the event that there are indications of impairment, in which case an immediate assessment is performed. Similarly, the actuarial valuations that are required for the determination of employee benefit provisions are also usually carried out during the preparation of the annual consolidated financial statements, except in the event of significant market fluctuations, or significant plan amendments, curtailments or settlements.

3.	Summary of significant accounting policies

Changes in accounting policies

New Standards and Amendments issued by the IASB and applicable to the Group from January 1, 2022

New IFRS Standards and Amendments to existing standards	Effective date
IFRS 3 Business Combinations	January 1, 2022
IAS 16 Property, Plant and Equipment	January 1, 2022
IAS 37 Provisions, Contingent Liabilities and Contingent Assets	January 1, 2022
Annual Improvements 2018-2020	January 1, 2022
IFRS 17 Insurance contracts	January 1, 2022
Amendments to IAS 1 Presentation of Financial Statements and IFRS Practice Statement 2: Disclosure of Accounting policies (issued on February 12, 2021)	January 1, 2022
Amendments to IAS 8 Accounting policies, Changes in Accounting Estimates and Errors: Definition of Accounting Estimates (issued on February 12, 2021):	January 1, 2022

The introduction of these amendments did not have any effect on these Interim Condensed Consolidated Financial Statements. The Group did not have to change its accounting policies or make retrospective adjustments as a result of adopting these standards.

New standards, amendments and interpretations not yet effective

The standards and amendments issued by the IASB and not yet effective as of June 30, 2022 are described in Note 3—Summary of significant accounting policies of the annual consolidated financial statement. At the date of these Interim Condensed Consolidated Financial Statements, the Group is in the process of analyzing and assessing the potential impacts from the adoption of the new standards and amendments.

4.	Financial risk management

4.1 Capital management

The Group continuously optimizes its capital structure to maximize shareholder value while keeping the financial flexibility to execute the strategic projects. The Group’s capital structure policy and framework aim to optimize shareholder value through cash flow distribution to the Group from its subsidiaries, while maintaining an investment-grade rating and minimizing investments with returns below the Group’s weighted average cost of capital.

Cash net of debt is defined as cash and cash equivalents minus non-current and current interest-bearing loans and borrowings and bank overdrafts. Cash net of debt is a financial performance indicator that is used by the Group’s management to highlight changes in the Group’s overall liquidity position.

The following table provides a reconciliation of the Group’s cash net of debt:

(Euro thousands)	At June 30, 2022	At December 31, 2021
Cash and cash equivalents	50,927	88,672

Non-current borrowings	(9,583)	(11,212)
Current borrowings	(100,443)	(55,559)

Borrowings	(110,026)	(66,771)

Bank overdrafts	—	(14)

Cash net of debt	(59,099)	21,887

The ratio of cash net of debt to total consolidated equity was as follows:

(Euro thousands)	At June 30, 2022	At December 31, 2021
Cash net of debt	59,099	(21,887)
Total equity	218,119	290,826

Total capital	277,218	268,939

Gearing ratio	21%	(8%)

4.2 Financial risk factors

The Group’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. The Interim Condensed Consolidated Financial Statements do not include all the financial risk management information and disclosures required in the full annual financial statements and should be read in conjunction with the consolidated financial statements of the Company as at and for the year ended December 31, 2021. There have been no changes in the risk management policies during the six months ended June 30, 2022.

(a)	Market risk

Foreign exchange risk

The Group has a vast international presence, and therefore is exposed to the risk that changes in currency exchange rates could adversely impact revenue, expenses, margins and profit. The Group’s management assesses its foreign exchange risk by performing a regular review.

The following table demonstrates the sensitivity at the end of the reporting period to a reasonably possible change in the main foreign currencies against the Euro, with all other variables held constant, of the Group’s loss before tax due to differences arising on settlement or translation of monetary assets and liabilities and the Group’s equity excluding the impact of accumulated losses due to the changes of exchange fluctuation reserve of certain overseas subsidiaries of which the functional currencies are currencies other than Euro.

	At June 30, 2022		At December 31, 2021
	Increase / (decrease) in	Increase / (decrease) in	Increase / (decrease) in	Increase / (decrease) in
	loss before tax if Euro	loss before tax if Euro	loss before tax if Euro	loss before tax if Euro
(Euro thousands)	strengthens by 5%	weakens by 5%	strengthens by 5%	weakens by 5%
USD	(6,326)	6,326	(5,418)	5,418
CNY	279	(279)	180	(180)
HKD	(17)	17	123	(123)
GBP	58	(58)	78	(78)

Total	(6,006)	6,006	(5,037)	5,037

(b) Credit risk

Credit risk is defined as the risk of financial loss caused by the failure of a counterparty to repay amounts owed or meet its contractual obligations. The maximum risk to which an entity is exposed is represented by all the financial assets recognized in the financial statements. Management considers its credit risk to relate primarily to trade receivables generated from the wholesale channel and mitigates the related effects through specific commercial and financial strategies.

With regards to trade receivables, credit risk management is carried out by monitoring the reliability and solvency of customers.

The following table provides the aging of trade receivables:

(Euro thousands)	Not yet due	0-90 days overdue	90-180 days overdue	>180 days overdue	Total
Trade receivables, gross	40,796	7,456	3,290	7,320	58,862
Loss allowance	—	(45)	(1,698)	(5,720)	(7,463)

Total trade receivables at June 30, 2022	40,796	7,411	1,592	1,600	51,399

Trade receivables, gross	28,046	8,879	1,420	7,744	46,089
Loss allowance	—	(63)	(285)	(5,960)	(6,308)

Total trade receivables at December 31, 2021	28,046	8,816	1,135	1,784	39,781

(c) Liquidity risk

Liquidity risk refers to the difficulty the Group could have in meeting its financial obligations.

According to management, the funds and credit lines currently available, in addition to those that will be generated by operating and financing activities, will enable the Group to meet its financial requirement arising from investing activities, working capital management and punctual loan repayment as planned.

As of June 30, 2022, the Group has undrawn cash credit lines of USD20.7 million (December 31, 2021: USD13.0 million) available at banks.

The table below analysis the Group’s financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows.

	As at June 30, 2022
	On demand	Less than 1 year	1 to 3 years	Over 3 years	Total
Trade payables	26,344	39,929	—	—	66,273
Other current liabilities	14,648	24,935	—	—	39,583
Lease liabilities	39,874	33,525	20,957	62,541	156,897
Borrowings	—	100,443	6,674	2,909	110,026

	80,866	193,919	32,544	65,450	372,779

	As at December 31, 2021
	On demand	Less than 1 year	1 to 3 years	Over 3 years	Total
Trade payables	21,993	36,158	—	—	58,151
Other current liabilities	17,056	8,602	—	—	25,658
Lease liabilities	—	43,687	51,091	71,814	166,592
Bank overdrafts	14	—	—	—	14
Borrowings	—	55,559	6,619	4,593	66,771

	39,063	144,006	57,710	76,407	317,186

5.	Segment reporting

The executive committee which includes all executive directors of the Company is the Group’s chief operation decision-maker. The executive committee reviews the Group’s internal reporting in order to assess performance and allocate resources. The executive committee has determined the operating segments based on their reports. The Group’s brands and trade names are organized into five business groups — Lanvin, Wolford, Caruso, St. John and Sergio Rossi — comprise brands dealing with the same category of products that use similar production and distribution processes.

The following tables summarize selected financial information by segment for the six months ended June 30, 2022 and 2021:

	For the six months ended June 30, 2022
(Euro thousands)	Lanvin	Wolford	Caruso	St. John	Sergio Rossi	Other and holding companies	Eliminations and Unallocated	Group Consolidated
Segment results
Sales outside the Group	63,949	54,261	14,504	41,924	26,969	93	—	201,700
Intra-Group sales	—	—	415	—	—	1,845	(2,260)	—

Total revenue	63,949	54,261	14,919	41,924	26,969	1,938	(2,260)	201,700
Cost of sales	(33,901)	(15,878)	(11,188)	(16,170)	(12,171)	(64)	415	(88,957)

Gross profit	30,048	38,383	3,731	25,754	14,798	1,874	(1,845)	112,743

Loss from operations before non-underlying items								(61,460)
Non-underlying items								570
Finance costs								(8,080)

Loss before tax								(68,970)
Income tax expenses								256

Loss for the period								(68,714)

Other segment information
Depreciation and amortization	5,988	7,863	516	5,247	3,377	103	—	23,094
Of which: Right-of-use assets	4,164	6,286	335	3,841	2,296	—	—	16,922
Other	1,824	1,577	181	1,406	1,081	103	—	6,172
Provisions and impairment losses	5,544	2,329	(140)	1,227	(2,437)	(23)	—	6,500

	For the six months ended June 30, 2021
(Euro thousands)	Lanvin	Wolford	Caruso	St. John	Sergio Rossi	Other and holding companies	Eliminations and Unallocated	Group Consolidated
Segment results
Sales outside the Group	29,471	41,941	12,083	33,373	—	14	—	116,882
Intra-Group sales	—	—	245	—	—	949	(1,194)	—

Total revenue	29,471	41,941	12,328	33,373	—	963	(1,194)	116,882
Cost of sales	(14,969)	(15,025)	(9,795)	(16,967)	—	(42)	471	(56,327)

Gross profit	14,502	26,916	2,533	16,406	—	921	(723)	60,555

Loss from operations before non-underlying items								(63,515)
Non-underlying items								467
Finance costs								(5,119)

Loss before tax								(68,167)
Income tax expenses								(461)

Loss for the period								(68,628)

Other segment information
Depreciation and amortization	5,539	7,627	540	6,768	—	80	—	20,554
Of which: Right-of-use assets	4,337	5,858	341	5,593	—	1	—	16,130
Other	1,202	1,769	199	1,175	—	79	—	4,424
Provisions and impairment losses	4,545	1,012	(670)	764	—	—	—	5,651

The following table summarizes non-current assets by geography at June 30, 2022 and December 31, 2021.

	At June 30, 2022	At December 31, 2021
EMEA (1)	312,671	314,021
North America (2)	78,259	75,703
Greater China (3)	28,899	32,466
Other Asia (4)	2,887	3,448

Total non-current assets (other than deferred tax assets)	422,716	425,638

(1)	EMEA includes EU countries, the United Kingdom, Switzerland, the countries of the Balkan Peninsula, Eastern Europe, Scandinavian, Azerbaijan, Kazakhstan and the Middle East.
(2)	North America includes the United States of America and Canada.
(3)	Greater China includes Mainland China, Hong Kong, Macao and Taiwan.
(4)	Other Asia includes Japan, South Korea, Thailand, Malaysia, Vietnam, Indonesia, Philippines, Australia, New Zealand, India and other Southeast Asian countries.

6.	Revenue

The Group generates revenue primarily from the sale of its products (net of returns and discounts), and from fees for royalties and licenses received from third parties.

Breakdown of revenue by sales channel:

	For the six months ended June 30,
(Euro thousands)	2022	2021
Direct To Consumer (DTC)	115,191	69,275
Wholesale	83,611	44,352
Other	2,898	3,255

Total revenue by sales channel	201,700	116,882

Breakdown of revenue by geographic area:

	For the six months ended June 30,
(Euro thousands)	2022	2021
EMEA	98,674	51,712
North America	70,629	44,617
Greater China	22,888	17,317
Other Asia	9,509	3,236

Total revenue by geographic area	201,700	116,882

7.	Expenses by nature

	For the six months ended June 30,
(Euro thousands)	2022	2021
Personnel costs	97,823	72,015
Raw materials, consumables and finished goods used	82,133	40,520
Changes in inventories of finished goods and work in progress	(19,759)	(4,512)
Depreciation and amortization	23,094	20,554
Freight and selling expenses	19,505	7,843
Professional service fees	17,711	10,713
Advertising and marketing expenses	15,457	10,362
Lease expenses	9,717	5,273
Provisions and impairment losses	6,500	5,651
Studies and research expenses	4,689	3,856
Office expenses	2,020	1,495
Travel expenses	1,609	666
Taxes and surcharges	1,066	665
Net foreign exchange (gains) / losses	(7,950)	(1,977)
Other	9,545	7,273

Total expenses	263,160	180,397

Breakdown for personnel costs:

	For the six months ended June 30,
(Euro thousands)	2022	2021
Salaries and wages	72,450	52,731
Social contributions, pension plans and indemnities	16,955	13,281
Employee share-based compensation	4,297	3,373
Severance indemnities	1,350	1,437
Other benefits	2,771	1,193

Total personnel costs	97,823	72,015

Breakdown for lease expenses:

	For the six months ended June 30,
(Euro thousands)	2022	2021
Variable lease payments	5,547	2,293
Expenses relating to short-term leases	3,691	2,513
Expenses relating to low-value leases	479	467

Total lease expenses	9,717	5,273

The Group’s variable lease payments are typically linked to sales without a guaranteed minimum.

Lease payments not required to be capitalized as right-of-use assets under IFRS 16 (short-term and low-value leases) are recognized as the expense is incurred.

Breakdown for provisions and impairment losses:

	For the six months ended June 30,
(Euro thousands)	2022	2021
Allowance of obsolete inventories	4,916	4,743
Provisions for trade and other receivables	1,422	360
Other provisions	162	5
Impairment of property, plant and equipment	—	543

Total provisions and impairment losses	6,500	5,651

Impairment of property, plant and equipment and right-of-use assets primarily relate to impairment of leased stores.

8.	Non-underlying items

The non-underlying items included in the consolidated income statement are as follows:

	For the six months ended June 30,
(Euro thousands)	2022	2021
Net gain/(loss) on disposals	553	(1)
Government grants	17	468

Total non-underlying items	570	467

Non-underlying items included the net gains on disposals primarily related to disposal of long-term assets.

Non-underlying items included government grants primarily related to various grants and incentives given by local governments, based on the Group’s operations and developments in those regions.

9.	Finance costs

Breakdown for finance income, finance expenses and net foreign exchange gains or losses:

	For the six months ended June 30,
(Euro thousands)	2022	2021
Finance income
— Net foreign exchange gains	715	—
— Interest income	35	135

Total finance income	750	135

Finance expenses
— Interest expense on lease liabilities	(3,511)	(2,916)
— Interest expense on borrowings	(5,034)	(1,939)
— Net foreign exchange losses	—	(376)
— Other	(285)	(23)

Total finance expenses	(8,830)	(5,254)

Total finance costs — net	(8,080)	(5,119)

10.	Income tax expenses

	For the six months ended June 30,
(Euro thousands)	2022	2021
Current taxes	(208)	(283)
Deferred taxes	464	(178)

Income taxes	256	(461)

Breakdown of difference between statutory and effective tax rates:

The effective tax rate is as follows:

	For the six months ended June 30,
(Euro thousands)	2022	2021
Loss before tax	(68,970)	(68,167)
Total income tax expenses	256	(461)

Effective tax rate	0.37%	(0.68% )

11.	Loss per share

Basic and diluted loss per share were calculated as the ratio of net profit or (loss) attributable to the shareholders of the Company by the weighted average number of outstanding shares (basic and diluted) of the Company.

Basic and diluted net loss per share attributable to ordinary shares for the six months ended June 30, 2022 and 2021 are calculated as follows (in thousands, except share and per share amounts):

	For the six months ended June 30,
(Euro thousands)	2022	2021
Net loss attributable to owners of the Company	(57,504)	(54,412)
Net loss attributable to the issuance of Series B Preferred Shares	8,491	3,912

Net loss attributable to ordinary shares	(49,013)	(50,500)

Weighted-average shares outstanding-basic and diluted (thousand shares)	289,165	289,165

Net loss per share:
Basic and diluted (in Euro)	(0.17)	(0.17)

The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share attributable to ordinary shares because including them would have had an anti-dilutive effect:

	At June 30, 2022	At December 31, 2021
(Thousand shares)
Series B Preferred Shares	50,091	50,091
Treasury shares	32,129	32,129

Total outstanding shares of potentially dilutive securities	82,220	82,220

12.	Right-of-use assets

(Euro thousands)	Real estate	Other	Total net carrying amount
At December 31, 2021	117,830	945	118,775
Additions	12,273	179	12,452
Disposals	(2,548)	(44)	(2,592)
Depreciation	(16,687)	(235)	(16,922)
Contract modifications	(814)	—	(814)
Net foreign exchange differences	2,700	(18)	2,682

At June 30, 2022	112,754	827	113,581

13.	Other non-current assets

(Euro thousands)	At June 30, 2022	At December 31, 2021
Deposits of rental, utility and other	11,660	11,167
Equity investments designated at fair value through profit or loss	2,525	1,952
Other	2,275	2,623

Total other non-current assets	16,460	15,742

Other non-current assets include equity investments recognized at fair value through profit or loss in accordance with IFRS 9, with changes in value recognized in profit or loss.

The change in fair value recognized through profit or loss for the six months ended June 30, 2022 amounted to Euro 24 thousand.

14.	Inventories

(Euro thousands)	At June 30, 2022	At December 31, 2021
Raw materials, ancillary materials and consumables	17,262	16,001
Work-in-progress and semi-finished products	15,938	12,734
Finished goods	75,826	63,386
Other	309	214

Total inventories	109,335	92,335

The cost of inventories recognized as an expense in cost of sales amounted to Euro 88,957 thousand and Euro 56,327 thousand for the six months ended June 30, 2022 and 2021 respectively.

Impairment losses recognized on inventories amounted to Euro 4,916 thousand and Euro 4,743 thousand for the six months ended June 30, 2022 and 2021, respectively.

15.	Trade receivables

(Euro thousands)	At June 30, 2022	At December 31, 2021
Trade receivables	58,862	46,089
Loss allowance	(7,463)	(6,308)

Total trade receivables	51,399	39,781

The trade receivables are comprised essentially of receivables from wholesalers or agents, who are limited in number and with whom the Group maintains long-term relationships.

The following table provides a breakdown for the loss allowance:

(Euro thousands)	For the six months ended June 30, 2022
At January 1,	6,308
Provisions	1,485
Recoveries	(406)
Write off	(62)
Net foreign exchange differences	138

At June 30,	7,463

For each of the periods presented, no single customer accounted for more than 5% of the Group’s consolidated revenue. The present value of trade receivables is identical to its carrying amount.

16.	Other current assets

(Euro thousands)	At June 30, 2022	At December 31, 2021
Prepaid expenses	8,851	5,491
Advances and payments on account to vendors	8,699	7,496
Tax recoverable	5,283	10,449
Listing fee	5,230	3,950
Deposits of rental, utility and other	1,974	1,766
Governmental grants	—	9,462
Other	4,958	3,092

Total other current assets	34,995	41,706

17.	Cash and bank balances

(Euro thousands)	At June 30, 2022	At December 31, 2021
Cash on hand	323	376
Bank balances	50,604	88,296

Total cash and cash equivalents	50,927	88,672
Restricted cash	335	309

Total cash and bank balances	51,262	88,981

Cash and cash equivalents include cash on hand and bank balances.

As at June 30, 2022, the cash and cash equivalents disclosed above and in the statement of cash flows include Euro 335 thousand held at a bank for a corporate card program. These deposits are subject to restrictions and are therefore not available for general use by the Group (December 31, 2021: Euro 309 thousand).

The following table provides a reconciliation of cash and cash equivalents per cash flow statement:

(Euro thousands)	At June 30, 2022	At December 31, 2021
Total cash and cash equivalents	50,927	88,672
Bank overdrafts	—	(14)

Net cash and cash equivalents per cash flow statement	50,927	88,658

18.	Borrowings

The following table provides a breakdown for non-current and current borrowings:

(Euro thousands)	Guaranteed	Secured	Unsecured	Total borrowings
At December 31, 2021	12,457	7,840	46,474	66,771
Repayments	—	(65,338)	(630)	(65,968)
Proceeds	—	58,109	49,007	107,116
Net foreign exchange difference	—	662	1,445	2,107

At June 30, 2022	12,457	1,273	96,296	110,026

Repayable:
— Within one year	3,057	1,273	96,113	100,443
— In the second year	3,309	—	—	3,309
— In the third year	3,365	—	—	3,365
— Over three years	2,726	—	183	2,909

	12,457	1,273	96,296	110,026
Portion classified as current liabilities	(3,057)	(1,273)	(96,113)	(100,443)

Non-current portion	9,400	—	183	9,583

As at June 30, 2022, borrowings amounted to Euro 12,457 thousand (December 31, 2021: Euro 12,457 thousand) were guaranteed by a third party, SACE S.p.A., the Italian export credit agency.

As at June 30, 2022, borrowings amounted to Euro 1,273 thousand (December 31, 2021: Euro 7,840 thousand) were secured by the pledge of assets with carrying values at the end of each reporting period as follows:

(Euro thousands)	At June 30, 2022	At December 31, 2021
Pledge of assets:
— Inventories	14,373	19,187
— Property, plant and equipment	10,365	9,345
— Other current assets	3,153	—
— Trade receivables	2,409	2,493

Total pledge of assets	30,300	31,025

Apart from the above, certain borrowings are guaranteed by several subsidiaries, namely St. John Knits, Inc. and St. John Canada Corporation as at June 30, 2022.

The unsecured borrowings are principally used for operation of the Group.

The borrowings at rates ranging from 0.00% to 10.00% per annum.

The main terms of the borrowings are detailed as follows:

				At June 30, 2022
Borrower	Interest rate	Terms	Expiry date	Of which current portion	Of which non-current portion

				(Euro thousands)
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	August 2022	114	—
Sergio Rossi S.p.A	Fixed	1.45%	August 2022	1,037	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	September 2022	388	—
Fosun Fashion Group (Cayman) Limited	Fixed	10.00%	September 2022	28,729	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	October 2022	106	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	November 2022	358	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	December 2022	405	—
Fosun Fashion (Shanghai) Consulting Management Co., Ltd.	Fixed	10.00%	December 2022	7,337	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	January 2023	671	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	February 2023	78	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	March 2023	300	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	April 2023	314	—
St. John Knits, Inc.	Fixed	7.50%	April 2023	1,273	—
Fosun Fashion Group (Cayman) Limited	Fixed	10.00%	April 2023	32,080	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	May 2023	311	—
Fosun Fashion Group (Cayman) Limited	Fixed	10.00%	June 2023	23,550	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	June 2023	335	—
Fosun Fashion Brand Management Co., Limited	Interest free	0.00%	December 2023	—	183
Sergio Rossi S.p.A	Variable	ECB+6.00%	September 2025	557	1,900
Sergio Rossi S.p.A	Variable	Euribor 3m +1.90%	June 2026	2,500	7,500

Total				100,443	9,583

19.	Lease liabilities

(Euro thousands)	Lease liabilities
At December 31, 2021	140,059
Additions due to new leases and store renewals	9,799
Interest expense	3,511
Repayment of lease liabilities (including interest expense)	(22,200)
Contract modifications	(471)
Net foreign exchange differences	3,960

At June 30, 2022	134,658

Of which:
Non-current	98,120
Current	36,538

In certain countries, leases for stores entail the payment of both minimum amounts and variable amounts, especially for stores with lease payments indexed to revenue. As required by IFRS 16, only the minimum fixed lease payments are capitalized.

The following table summarizes the undiscounted contractual cash flows of lease liabilities by maturity date:

(Euro thousands)	Total contractual cash flows of lease liabilities	Year 1	Year 2	Year 3	Beyond
At June 30, 2022	156,897	39,874	33,525	20,957	62,541
At December 31, 2021	166,592	43,687	29,393	21,698	71,814

20.	Other current liabilities

(Euro thousands)	At June 30, 2022	At December 31, 2021
Payroll and employee benefits payables	23,944	25,309
Accrued expenses	22,972	14,484
Customer advances	8,872	8,718
Due to related companies	8,860	5,059
Tax payables	5,831	8,975
Rental payable	2,360	1,989
Other	5,391	4,126

Total other current liabilities	78,230	68,660

21.	Share capital

As of June 30, 2022 and as of December 31, 2021, the share capital amounted to Euro 339,256 thousand, comprising 289,165,437 fully paid-up Ordinary Shares and 50,090,730 Series B Preferred Shares with a par value of Euro 1.00 each. Excluding the 32,129,493 treasury shares, there were 339,256,167 shares issued and outstanding as of that date.

Ordinary Shares carry the following rights: the right to vote in ordinary and extraordinary shareholders meetings; the right to a share in profits (if distributed) in proportion to the share of capital held; the right to repayment of capital in the event of liquidation; pre-emptive right: in the event of a capital increase, it establishes the right to obtain new shares in proportion to those held.

Each Series B Preferred Share has the same voting rights as the Ordinary Share. The holder of Series B Preferred Shares prior and in preference to any distribution of the Company to holders of Ordinary Shares upon the occurrence of a liquidation event. Moreover, Series B Preferred shares are convertible into Ordinary Shares at a conversation ratio of 1:1 according to Company’s bylaws. Pursuant to the Company’s Memorandum of Association, the Company does not hold an unavoidable obligation to i) deliver cash or other financial assets to Series B preferred shareholders; ii) to exchange financial assets or financial liabilities with Series B preferred shareholders that are unfavorable to the Company; and iii) to deliver a variable number of the Company’s own Ordinary Share. Hence, such contribution is recognized as equity in accordance with the relevant IFRS.

22.	Other reserve

	Share premium	Other comprehensive income reserve		Other (deficits)/ reserves	Total
(Euro thousands)		Cumulative translation adjustment	Re-measurement of defined benefit plans
Balance at December 31, 2021	137,285	295	(586)	12,466	149,460
Employee share-based compensation	—	—	—	4,297	4,297
Changes in ownership interest in a subsidiary without change of control	—	—	—	93	93
Currency translation differences	—	(7,366)	—	—	(7,366)
Actuarial reserve relating to employee benefit	—	—	272	—	272

Balance at June 30, 2022	137,285	(7,071)	(314)	16,856	146,756

Balance at December 31, 2020	70,161	6,650	(181)	4,568	81,198
Capital injection from shareholders	23,293	—	—	—	23,293
Employee share-based compensation	—	—	—	3,373	3,373
Changes in ownership interest in a subsidiary without change of control	—	—	—	1,848	1,848
Currency translation differences	—	1,255	—	—	1,255
Actuarial reserve relating to employee benefit	—	—	(17)	—	(17)

Balance at June 30, 2021	93,454	7,905	(198)	9,789	110,950

Other comprehensive income reserve includes the following:

•	a translation reserve for the translation differences arising from the consolidation of subsidiaries with a functional currency different from the Euro;

•	gains and losses on the re-measurement of defined benefit plans for actuarial gains and losses arising during the period which are offset against the related net defined benefit liabilities;

23.	Related party transactions

Transactions with related parties

In addition to the transactions and balances detailed elsewhere in these financial statements, the Group had the following material transactions with related parties during the periods:

	For the six months ended June 30,
(Euro thousands)	2022	2021
(i) Proceeds of shareholder loan

Fosun International Limited (1)	44,472	73,320
Shanghai Fosun High Technology (Group) Co., Ltd. (2)	2,782	413
Shanghai Fosun High Technology Group Finance Co., Ltd. (2)	2,045	154

Total proceeds of shareholder loan	49,299	73,887

(ii) Repayments of shareholder loan

Shanghai Fosun High Technology Group Finance Co., Ltd.	169	—
Fosun International Limited	—	24,459

Total repayments of shareholder loan	169	24,459

(iii) Interest expenses

Fosun International Limited	3,169	1,125
Shanghai Fosun High Technology (Group) Co., Ltd.	284	1
Shanghai Fosun High Technology Group Finance Co., Ltd.	98	—

Total interest expenses	3,551	1,126

(iv) Rental expenses

Shanghai Fosun Bund Property Co., Ltd. (3)	606	—

(v) Consulting expenses

Shanghai Fosun High Technology (Group) Co., Ltd.	—	256

(vi) Payments on behalf of the Group

Shanghai Fosun High Technology (Group) Co., Ltd.	—	134

Balances with related parties

(Euro thousands)	At June 30, 2022	At December 31, 2021
(i) Borrowings

Fosun International Limited	84,359	39,887
Shanghai Fosun High Technology (Group) Co., Ltd.	7,520	4,687
Shanghai Fosun High Technology Group Finance Co., Ltd.	3,380	1,441

Total borrowings	95,259	46,015

(ii) Other current liabilities

Fosun International Limited	8,048	4,514
Shanghai Fosun High Technology (Group) Co., Ltd.	806	542
Shanghai Fosun High Technology Group Finance Co., Ltd.	6	3

Total other current liabilities	8,860	5,059

Notes：

(1)	A shareholder of the Group.
(2)	Subsidiaries of Fosun International Limited.
(3)	Joint venture of Fosun International Limited.

24.	Subsequent events

The Group has evaluated subsequent events through October 20, 2022 which is the date the Consolidated Financial Statements were authorized for issuance, and identified the following events, all of which are non-adjusting as defined in IAS 10:

Lanvin dispute

In September 2022, the Group received a letter from one of the minority shareholders (the “Alleging Shareholder”) alleging that the Group had improperly used the “Lanvin” corporate name in connection with the Group’s re-branding initiative and that they had not given formal approval pursuant to the terms of the shareholders’ agreement entered into by and between Fosun Industrial Holdings Limited and certain minority shareholders of Arpège SAS (as subsequently acceded to by FFG Lily (Luxembourg) S.à.r.l and then by FFG Lucky SAS) prior to the Group’s re-branding. The Alleging Shareholder had also stated in the same letter that other minority shareholders also object to the Group’s use of the “Lanvin” corporate name in connection with the Group’s re-branding initiative. The same letter further stated that, if FFG Lucky SAS cases to be an affiliate of Fosun Industrial Holdings Limited and/or Fosun International Limited, FFG Lucky SAS may be obligated to transfer the relevant equity securities in Arpège SAS back to Fosun Industrial Holdings Limited and/or Fosun International Limited. No legal proceedings have been brought by the minority shareholders to date, and the Group is actively negotiating with the minority shareholders regarding a settlement of these allegations. Any such proceedings or claims can have an adverse impact on the Group because of defense and settlement costs, diversion of resources and other factors, and there can be no assurance that the Group will prevail in any legal proceeding that may be brought by the minority shareholders or that the Group will be able to settle these allegations on a timely basis or on terms that are acceptable to the Group, or at all.

Meritz Private Placement Subscription Agreement

1.	Private Placement Investment

On October 16, 2022, the Group and Lanvin Group Holdings Limited (“LGHL”) entered into the Meritz Private Placement Subscription Agreement with Meritz Securities Co., Ltd. (“Meritz”), pursuant to which, among other things, Meritz agreed to subscribe for, and the Group agreed to issue to Meritz (the “Private Placement Investment”) 18,569,282 ordinary shares of the Group (“FFG Private Placement Subscription Shares”) at a subscription price equal to $49,999,999 and the Group’s Collateral Share (the “FFG Collateral Share”) at a subscription price equal to $1.

Upon the Closing, the FFG Private Placement Subscription Shares subscribed by Meritz will be exchanged for certain LGHL Ordinary Shares and the FFG Collateral Share will be exchanged for the LGHL Convertible Preference Share, each pursuant to the Business Combination Agreement as amended October 17, 2022 and on October 20, 2022 (as may be further amended, restated, modified or varied from time to time, the “Amended Business Combination Agreement”).

In addition, Meritz has agreed to, subject to approval of its final investment committee, subscribe for up to 1,500,000 LGHL Ordinary Shares (the “Additional Shares”) at $10 per share for total additional investment amount of up to $15 million on the Closing Date.

Meritz paid $25 million out of its total investment of $50 million to the Group at the Private Placement Investment Closing. The remaining $25 million was withheld by Meritz and will be released to the Group if no Event of Default (as defined below) has occurred and is subsisting on the Liquidity Date (as defined below). However, if an Event of Default has occurred and is subsisting on the Liquidity Date, the $25 million subscription price will not be released by Meritz, but Meritz will be obligated to immediately surrender the LGHL Ordinary Shares exchanged from an aggregate number of 9,284,641 ordinary shares of the Group upon the Closing to LGHL at nil consideration.

2.	Cash dividend

Meritz is entitled to a cash dividend in the amount of US$2.0 million per annum for three years from the closing date of the Meritz Investment. Half of the first-year cash dividend in the amount of US$1.0 million was paid on such closing date, with the remaining US$1.0 million to be paid six months after such closing date. The second- and third-year cash dividends will be paid quarterly with the first quarterly payment made on the date that falls 15 months after such closing date and the last quarterly payment made on the third anniversary of such closing date (the “Third Anniversary”). Following the consummation of the Business Combination, such cash dividend will be payable by LGHL.

3.	Lock up

Meritz has agreed to not transfer any of LGHL Ordinary Shares held by it as of the Closing until six months after the Closing provided that this transfer restriction shall immediately cease to apply upon the occurrence of any Event of Default (as defined below).

4.	Put Option

Meritz has a right to put the entire LGHL Ordinary Shares held by it (including the Additional Shares, if any, but excluding any shares of LGHL acquired after the Closing) to LGHL or any third party as nominated by LGHL (the “Put Option”) at a price equal to the Agreed Return (the “Put Option Price”) with ninety (90) days from the date of occurrence of: (a) any Credit Events; (b) the lapse of the Call Option 2 (as defined below); and (c) the Third Anniversary.

The Put Option shall lapse if (i) Meritz fails to serve the relevant exercise notice within ninety (90) days after the Put Option is triggered; or (ii) Meritz has not exercised the Put Option by the date that falls ninety (90) days after the Third Anniversary.

“Agreed Return” means an amount that is the higher of (i) 11.5% internal rate, compounded annually, of return on Meritz’s investment in the FFG Private Placement Subscription Shares and any Additional Shares and (ii) 1.115 times the sum of $50 million, in each case minus any interim return that Meritz has realized from the FFG Private Placement Subscription Shares (or LGHL Ordinary Shares converted from such shares), any Additional Shares and the LGHL Convertible Preference Share and any shares converted therefrom (including the annual cash dividend, sale proceeds from disposal of such shares and any indemnity and damages payment received by Meritz).

“Credit Events” means, among other things, the current controlling shareholder of Fosun International Limited ceases to have control of Fosun International Limited, any occurrence of insolvency, bankruptcy, liquidation or winding up of Fosun International Limited, Fosun Tourism Group (“FTG”), the Group or LGHL, delisting or suspension of trading of shares of FTG or Fosun International Limited for 15 trading days, delisting or suspension of trading of shares of LGHL for 5 trading days, non-payment or events of default by LGHL, the Group, Fosun International Limited and FTG with respect to borrowings over specified amount, and failure to pay Meritz any annual cash dividend.

5.	Security

Prior to the date on which Meritz may sell all of the LGHL Ordinary Shares it holds pursuant to an effective resale registration statement or under Rule 144 (the “Liquidity Date”), LGHL’s obligations to pay the Put Option Price and the Group’s indemnity obligations under the Meritz Private Placement Subscription Agreement shall be secured by a fixed charge over certain shares of FTG held by Fosun International Limited, subject to a top up adjustment with additional shares of FTG to be charged (the “FTG Security Shares”), and any dividends or other distribution paid on such shares to Fosun International Limited (collectively, the “Fixed Charges”).

In the event that market value of the FTG Security Shares and/or the market value of the LGHL Ordinary Shares drop below a certain level (the “Top Up Trigger Event”), upon Meritz’s notice, LGHL is obligated to, among other things, (A) provide additional security by (i) depositing additional cash in U.S. dollar by way of cash account charge in favor of Meritz (the “Cash Top Up”), (ii)(a) if the Top Up Trigger Event occurred before the Liquidity Date, procuring Fosun International Limited to grant a charge over additional shares of FTG in favor of Meritz, and (b) if the Top Up Trigger Event occurred after the Liquidity Date, procuring a charge over shares of LGHL in favor of Meritz (each of (a) and (b), as applicable, “Share Top Up”) or (iii) making a combination of Cash Top Up and Share Top Up; or (B) acquire all LGHL Ordinary Shares then held by Meritz (excluding any LGHL Ordinary Shares Meritz acquires after the Closing) at a price equal to the Agreed Return (“Top Up Obligations”).

6.	Event of Default

“Events of Defaults” are deemed to have occurred if LGHL fails to fulfil its obligations with respect the Put Option, fails to fulfil its Top Up Obligations or fails to pay Meritz the shortfall amount if Meritz did not realize the Agreed Return after disposal of shares of LGHL held by it after conversion of the LGHL Convertible Preference Share.

If an Event of Default occurs before the Liquidity Date, Meritz shall have the right to enforce the Fixed Charges to recover the amount equal to the Agreed Return, and to the extent there is a shortfall between the gross proceeds that Meritz has realized from enforcement of the Fixed Charges, LGHL remains liable to pay such shortfall to Meritz by acquiring all LGHL Ordinary Shares then held by Meritz at a price equal to such shortfall amount or having a third party investor purchase LGHL Ordinary Shares from Meritz. Immediately after Meritz has realized the Agreed Return, Meritz shall surrender any remaining LGHL Ordinary Shares held by it to LGHL at nil consideration. The Fixed Charges shall be discharged upon the Liquidity Date.

If an Event of Default occurs after the Liquidity Date, Meritz may convert the LGHL Convertible Preference Share into the number of LGHL Non-Voting Shares and/or LGHL Ordinary Shares equal to (a) the quotient of 200% times $10 times the number LGHL Ordinary Shares held by Meritz on the date of Event of Default (excluding any LGHL Ordinary Shares Meritz acquires after the Closing) divided by the market price of LGHL Ordinary Shares minus (b) the number LGHL Ordinary Shares held by Meritz on the date of Event of Default (excluding any LGHL Ordinary Shares Meritz acquires after the Closing); provided that the aggregate number of LGHL Non-Voting Shares and/or LGHL Ordinary Shares shall in no event exceed 15,000,000 (subject to any adjustment as a result of any share split or consolidation of the shares of LGHL after the Closing).

7.	Call Option

Following the Closing, LGHL shall have the right to acquire from Meritz (i) up to 70% of LGHL Ordinary Shares then held by Meritz (“Call Option 1”) after the date on which the closing share price of LGHL has been less than $5 for three (3) consecutive trading days at a purchase price equal to the Agreed Return multiplied by a fraction, the numerator of which is the total number of LGHL that is subject to Call Option 1 and the denominator of which is the total number of FFG Private Placement Subscription Shares and Additional Shares issued to Meritz (subject to any adjustment as a result of conversion of FFG Private Placement Subscription Share into LGHL Ordinary Shares on the Closing and any share split or consolidation of the shares of LGHL after the Closing); and (ii) 100% of LGHL Ordinary Shares then held by Meritz (“Call Option 2,” together with Call Option 2, the “Call Options”) after expiry of the eighteen (18)-month period following the Closing at a purchase price equal to the higher of (a) the Agreed Return; and (b) the market price of LGHL Ordinary Shares multiplied by the number of LGHL Ordinary Shares subject to the Call Option 2. LGHL may nominate third party investors to acquire the shares from Meritz in connection with its exercise of the Call Options.

8.	Nomination of observer

After the Closing, Meritz shall have a right to nominate one (1) observer to the board of directors of LGHL with no voting rights so long as Meritz holds no less than 70% of the aggregate number of the LGHL Ordinary Shares exchanged from FFG Private Placement Subscription Shares.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of Fosun Fashion Group (Cayman) Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Fosun Fashion Group (Cayman) Limited and its subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of profit or loss, comprehensive loss, cash flows and changes in equity for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Grant Thornton Zhitong Certified Public Accountants LLP

We have served as the Company’s auditor since 2021.

Shanghai, China

July 11, 2022

Fosun Fashion Group (Cayman) Limited

Consolidated statements of profit or loss

For the years ended December 31, 2021 and 2020

(Euro thousands except for loss per share)		For the years ended December 31,
	Notes	2021	2020
Revenue	8	308,822	222,612
Cost of sales	9	(138,920)	(105,218)

Gross profit		169,902	117,394
Marketing and selling expenses	9	(165,502)	(151,631)
General and administrative expenses	9	(122,497)	(115,181)
Other operating income and expenses	9	10,083	(18,399)

Loss from operations before non-underlying items		(108,014)	(167,817)
Non-underlying items	10	45,206	43,546

Loss from operations		(62,808)	(124,271)
Finance cost — net	11	(9,313)	(12,989)

Loss before income tax		(72,121)	(137,260)
Income tax expenses	12	(4,331)	1,603

Loss for the year		(76,452)	(135,657)

Attributable to:
— Owners of the Company		(65,354)	(110,761)
— Non-controlling interests		(11,098)	(24,896)

Loss per share in Euro
— Basic and diluted (in Euro per share)	13	(0.19)	(0.41)

The accompanying notes are an integral part of these Consolidated Financial Statements.

Fosun Fashion Group (Cayman) Limited

Consolidated statements of comprehensive loss

For the years ended December 31, 2021 and 2020

	For the years ended December 31,
(Euro thousands)	2021	2020
Loss for the year	(76,452)	(135,657)

Other comprehensive loss:
Items that may be subsequently reclassified to profit or loss
— Currency translation differences, net of tax	(7,612)	6,671
Items that will not be subsequently reclassified to profit or loss
— Employee benefit obligations: change in value resulting from actuarial losses, net of tax	(438)	(307)

Total comprehensive loss for the year	(84,502)	(129,293)

Attributable to:
— Owners of the Company	(72,114)	(106,049)
— Non-controlling interests	(12,388)	(23,244)

The accompanying notes are an integral part of these Consolidated Financial Statements.

Fosun Fashion Group (Cayman) Limited

Consolidated statements of financial position

At December 31, 2021 and 2020

		At December 31,
(Euro thousands)	Notes	2021	2020
Assets
Non-current assets
Intangible assets	14	181,234	175,542
Goodwill	15	69,323	69,323
Property, plant and equipment	17	40,564	26,879
Right-of-use assets	18	118,775	117,917
Deferred income tax assets	12	17,070	13,608
Other non-current assets	19	15,742	8,280

		442,708	411,549

Current assets
Inventories	20	92,335	75,842
Trade receivables	21	39,781	22,191
Other current assets	22	41,706	23,353
Cash and bank balances	23	88,981	44,935

		262,803	166,321

Total assets		705,511	577,870

Liabilities
Non-current liabilities
Non-current borrowings	24	11,212	11,399
Non-current lease liabilities	25	102,987	104,382
Non-current provisions	26	4,166	3,286
Employee benefits	27	18,464	19,085
Deferred income tax liabilities	12	54,179	53,284
Other non-current liabilities		1,080	1,338

		192,088	192,774

Current liabilities
Trade payables		58,151	47,436
Bank overdrafts	23	14	764
Current borrowings	24	55,559	7,438
Current lease liabilities	25	37,072	32,503
Current provisions	26	3,141	2,490
Other current liabilities	28	68,660	44,070

		222,597	134,701

Total liabilities		414,685	327,475

Net assets		290,826	250,395

Equity
Equity attributable to owners of the Company
Share capital	29	339,259	289,165
Treasury shares	29	(3)	—
Other reserves	32	149,460	81,198
Accumulated losses		(224,328)	(158,974)

		264,388	211,389
Non- controlling interests	30	26,438	39,006

Total equity		290,826	250,395

The accompanying notes are an integral part of these Consolidated Financial Statements.

Fosun Fashion Group (Cayman) Limited

Consolidated statements of cash flows

For the years ended December 31, 2021 and 2020

		For the years ended December 31,
(Euro thousands)	Notes	2021	2020
Operating activities
Loss for the year		(76,452)	(135,657)
Adjustments for:
Income tax expenses		4,331	(1,603)
Depreciation and amortization		41,584	48,332
Provisions and impairment losses		10,766	22,676
Employee share-based compensation		7,208	5,389
Negative goodwill from acquisition of a subsidiary		(7,896)	—
Gain on the debt restructuring		(7,380)	—
Net gains on disposals		(24,014)	(40,307)
Finance costs		8,564	12,497
Change in inventories		(11,890)	3,292
Change in trade receivables		(11,275)	3,018
Change in trade payables		1,298	9,714
Change in other operating assets and liabilities		(7,076)	(13,046)
Income tax paid		(856)	(1,602)

Net cash used in operating activities		(73,088)	(87,297)

Investing activities
Payment for the purchase of property, plant and equipment, intangible assets and other long-term assets		(9,876)	(5,679)
Proceeds from disposal of property, plant and equipment, intangible assets and other long-term assets	34	25,115	72,717
Acquisition of a subsidiary, net of cash acquired		(8,893)	—

Net cash generated from investing activities		6,346	67,038

Financing activities
Proceeds from shareholders’ capital injection		92,180	24,279
Proceeds from borrowings		176,174	92,408
Repayments of borrowings		(116,587)	(113,149)
Repayments of lease liabilities		(35,105)	(33,871)
Payment of borrowings interest		(1,521)	(3,327)
Payment of lease liabilities interest		(5,586)	(7,730)
Capital contribution from non-controlling interests		1,610	667
Changes in ownership interest in a subsidiary without change of control		(1,100)	(724)

Net cash generated / (used in) from financing activities	34	110,065	(41,447)

Net change in cash and cash equivalents		43,323	(61,706)

Cash and cash equivalents less bank overdrafts at the beginning of the year		44,171	106,642
Effect of foreign exchange differences on cash and cash equivalents		1,164	(765)

Cash and cash equivalents less bank overdrafts at the end of the year		88,658	44,171

The accompanying notes are an integral part of these Consolidated Financial Statements.

Fosun Fashion Group (Cayman) Limited

Consolidated statements of changes in equity

For the years ended December 31, 2021 and 2020

		Attributable to owners of the Company					Non- controlling interests
(Euro thousands)	Notes	Issued capital	Treasury shares	Other Reserves	Accumulated losses	Total		Total equity
Balance at January 1, 2020		265,731	—	44,607	(48,213)	262,125	61,342	323,467

Comprehensive loss
Loss for the year		—	—	—	(110,761)	(110,761)	(24,896)	(135,657)
Currency translation difference		—	—	4,893	—	4,893	1,778	6,671
Net actuarial losses from defined benefit plans	32	—	—	(181)	—	(181)	(126)	(307)

Total comprehensive loss		—	—	4,712	(110,761)	(106,049)	(23,244)	(129,293)

Transactions with owners
Capital injection from shareholders	29	23,434	—	24,279	—	47,713	—	47,713
Employee share-based compensation	31	—	—	5,389	—	5,389	—	5,389
Debt forgiveness by shareholder		—	—	3,176	—	3,176	—	3,176
Capital contribution from non-controlling interests		—	—	119	—	119	548	667
Changes in ownership interest in subsidiaries without change of control		—	—	(1,084)	—	(1,084)	360	(724)

Total transactions with owners		23,434	—	31,879	—	55,313	908	56,221

Balance at December 31, 2020		289,165	—	81,198	(158,974)	211,389	39,006	250,395

Balance at January 1, 2021		289,165	—	81,198	(158,974)	211,389	39,006	250,395

Comprehensive loss
Loss for the year		—	—	—	(65,354)	(65,354)	(11,098)	(76,452)
Currency translation difference		—	—	(6,355)	—	(6,355)	(1,257)	(7,612)
Net actuarial losses from defined benefit plans	32	—	—	(405)	—	(405)	(33)	(438)

Total comprehensive loss		—	—	(6,760)	(65,354)	(72,114)	(12,388)	(84,502)

Transactions with owners
Capital injection from shareholders	29	50,091	—	67,124	—	117,215	—	117,215
Employee share-based compensation	29, 31	3	(3)	7,208	—	7,208	—	7,208
Capital contribution from non-controlling interests		—	—	566	—	566	1,044	1,610
Changes in ownership interest in a subsidiary without change of control		—	—	124	—	124	(1,224)	(1,100)

Total transactions with owners		50,094	(3)	75,022	—	125,113	(180)	124,933

Balance at December 31, 2021		339,259	(3)	149,460	(224,328)	264,388	26,438	290,826

The accompanying notes are an integral part of these Consolidated Financial Statements.

Fosun Fashion Group (Cayman) Limited

Notes to the Consolidated Financial Statements

At and for the years ended December 31, 2021 and 2020

1.	General information

Fosun Fashion Group (Cayman) Limited is domiciled in Cayman Islands, the incorporation number of the Company is 333622 and the registered office is at P. O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Fosun Fashion Group (Cayman) Limited and its subsidiaries (the “Group”) is the leading global luxury fashion group, managing iconic brands worldwide including French couture house Lanvin, Italian luxury shoemaker Sergio Rossi, Austrian skinwear specialist Wolford, iconic American womenswear brand St. John Knits, and high-end Italian menswear maker Caruso. Group’s brand portfolio covers a wide variety of fashion categories and leverages a combination of e-commerce, offline retail and wholesale channels, providing both growth opportunities as well as stability and resilience throughout the fashion cycle.

2.	Basis of preparation

Statement of compliance with IFRS

These consolidated financial statements of the Group have been prepared in compliance with the

International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standards Board (“IASB”).

These consolidated financial statements were approved and authorized for issue by the Board of Directors of the Group on July 11, 2022.

Contents and structure of the Consolidated Financial Statements

The consolidated financial statements include the consolidated statements of profit or loss, consolidated statements of comprehensive loss, consolidated statements of financial position, consolidated statements of cash flows, consolidated statements of changes in equity and the accompanying notes (the “Consolidated Financial Statements”).

The Group has prepared the consolidated statements of financial position presenting separately the current and non-current assets and liabilities. All details needed for accurate and complete disclosure are provided in the Notes to the Consolidated Financial Statements. Consolidated statements of profit or loss items are classified by destination. The consolidated statements of cash flows have been prepared with the indirect method. The Consolidated Financial Statements are presented in Euro, which is the functional and presentation currency of the Company, and amounts are stated in thousands of Euros, unless otherwise indicated.

Going concern

For the years ended December 31, 2021 and 2020, the Company has incurred operating losses of Euro 62.81 million and Euro 124.27 million, and net losses of Euro 76.45 million and Euro 135.66 million, respectively. The Company has an accumulated losses of Euro 224.33 million and Euro 158.97 million as of December 31, 2021 and 2020, respectively.

Management closely monitors the Group’s financial performance and liquidity position. Historically, the

Group has been able to obtain debt and equity financing as disclosed in these consolidated financial statements. The Group has funded operations primarily with issuances of preferred shares, long-term debt and net proceeds from revenues.

The Consolidated Financial Statements have been prepared on a going concern basis that one of the Company’s shareholders, Fosun International Limited, will continue to provide adequate support for the Company to meet its obligations as they become due for at least 12 months from the issuance date of these financial statements.

3.	Summary of significant accounting policies

3.1 Changes in accounting policies

New Standards and Amendments issued by the IASB and applicable to the Group from January 1, 2020

New IFRS Standards and Amendments to existing standards	Effective date
Amendments to IFRS 9, IAS 39 and IFRS 7: Interest Rate Benchmark Reform	January 1, 2020
Amendments to IFRS 3 Business Combination	January 1, 2020
COVID-Related Rent Concessions: Amendment to IFRS 16	January 1, 2020
IAS 1 and IAS 8: definition of material	January 1, 2020
Amendments to References to the Conceptual Framework in IFRS Standards	January 1, 2020
Amendments to IFRS 4 Insurance Contracts — deferral of IFRS 9	January 1, 2021
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16 Interest Rate Benchmark Reform Phase 2	January 1, 2021
Amendments to IFRS 16 Leases: COVID-19-Related Rent Concessions beyond June 30, 2021 (issued on March 31, 2021)	April 1, 2021

The introduction of these amendments, with the exception of that relating to IFRS 16, did not have any effect on these Consolidated Financial Statements.

Amendment to IFRS 16 — Leases regarding COVID-related rent concessions

On March 31, 2021, the IASB extended by one year the period of application of the IFRS 16 practical expedient previously approved by the IASB on May 28, 2020. With this amendment, issued in response to the duration of the COVID-19 pandemic, immediate recognition in profit or loss of rent discounts is applicable if the reduction regards payments originally due on or before June 30, 2022 (and no longer by the original date of June 30, 2021), whereas the other terms of the standard and practical expedient adopted in 2020 remain valid. The amendment is effective for annual reporting periods beginning on or after April 1, 2021.

The Group elected not to treat COVID-19 related rent concessions as lease modifications. For the years ended December 31, 2021 and 2020, the Group accounted for COVID-related concessions of Euro 80 thousand and Euro 2,362 thousand, respectively, in the consolidated statements of profit or loss, received as a result of the effects of the COVID-19 pandemic.

New standards, amendments and interpretations not yet effective

At the date of authorization of these consolidated financial statements, several new, but not yet effective, Standards and amendments to existing Standards, and Interpretations have been published by the IASB. None of these Standards or amendments to existing Standards have been adopted early by the Group.

New IFRS Standards and Amendments to existing standards	Effective date
IFRS 3 Business Combinations	January 1, 2022
IAS 16 Property, Plant and Equipment	January 1, 2022
IAS 37 Provisions, Contingent Liabilities and Contingent Assets	January 1, 2022
Annual Improvements 2018-2020	January 1, 2022
IFRS 17 Insurance contracts	January 1, 2022
Amendments to IAS 1 Presentation of Financial Statements and IFRS Practice Statement 2: Disclosure of Accounting policies (issued on February 12, 2021)	January 1, 2022
Amendments to IAS 8 Accounting policies, Changes in Accounting Estimates and Errors: Definition of Accounting Estimates (issued on February 12, 2021):	January 1, 2022
Amendment to IAS 1 Presentation of Financial Statements (issued on January 23, 2020)	January 1, 2023
Amendments to IAS 12 Income taxes: deferred tax related to assets and liabilities arising from a single transaction	January 1, 2023
Amendments to IFRS 17 Insurance contracts: Initial application of IFRS 17 and IFRS 9 — Comparative information (issued on December 9, 2021)	January 1, 2023

Management anticipates that all relevant pronouncements will be adopted for the first period beginning on or after the effective date of the pronouncement. New Standards, amendments and Interpretations not adopted in the current year have not been disclosed as they are not expected to have a material impact on the Group’s Consolidated Financial Statements.

3.2 Basis of consolidation Subsidiaries

Subsidiaries

Subsidiaries are entities over which the Group has control. Control is achieved when the Group has the power over the investee, it is exposed, or has rights to, variable returns from its involvement with the investee, and has the ability to use its power to affect its returns. Subsidiaries are consolidated on a line by line basis from the date on which the Group obtains control. The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Subsidiaries are deconsolidated from the date when control ceases. When the Group ceases to have control over a subsidiary, it derecognizes the assets (including any goodwill) and liabilities of the subsidiaries at their carrying amounts, derecognizes the carrying amount of non-controlling interests in the former subsidiary and recognizes the fair value of any consideration received from the transaction. Any retained interest in the former subsidiary is then re-measured to its fair value.

The Group recognizes any non-controlling interests (“NCI”) in the acquiree on an acquisition-by-acquisition basis, either at fair value or at the non-controlling interests’ share of the acquiree’s identifiable net assets. Net profit or loss and each component of other comprehensive income/(loss) are attributed to the owners of the parent and to the non-controlling interests.

All intra-group balances and transactions and any unrealized gains and losses arising from intra-group transactions are eliminated in preparing the Consolidated Financial Statements.

Business combinations

The Group applies the acquisition method of accounting to account for acquisitions of businesses. The cost of an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred and equity instruments issued. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date. The excess of the cost of the acquisition over the Group’s interest in the fair value of the identifiable net assets acquired is recorded as goodwill. Positive goodwill will be stated in the consolidated statements of financial position as a separate asset at cost less accumulated impairment losses. Negative goodwill is recognized in the consolidated statements of profit or loss immediately on acquisition as a bargain purchase gain.

The allocation of fair values to the identifiable assets acquired and liabilities assumed is based on various assumptions requiring management judgment.

Acquisition-related costs are expensed as incurred.

If the business combination is achieved in stages, the acquisition date carrying value of the Group’s previously held interest in the acquiree is re-measured to fair value at the acquisition date; any gains or losses arising from such re-measurement are recognized in profit or loss.

3.3 Foreign currency transactions

Functional and presentation currency

The Consolidated Financial Statements are presented in euros. The functional currency of the Group’s entities is the currency of their primary economic environment. Transactions in foreign currencies are recorded at the exchange rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the foreign currency exchange rate prevailing at that date. Exchange differences arising on the settlement of monetary items or on reporting monetary items at rates different from those at which they were initially recorded during the period or in previous financial statements are recognized in the consolidated statements of profit or loss.

Consolidation of foreign entities

Upon consolidation, all assets and liabilities of Group entities with a functional currency other than the Euro are translated using the closing rates at the date of the consolidated statements of financial position. Income and expenses are translated into Euro at the average foreign currency exchange rate for the period. Translation differences resulting from the application of this method are recognized within other comprehensive income/(loss) until the disposal of the investment. Average foreign currency exchange rates for the period are used to translate the cash flows of foreign subsidiaries in preparing the consolidated statements of cash flows. Goodwill, assets acquired and liabilities assumed arising from the acquisition of entities with a functional currency other than the Euro are recognized in the Consolidated Financial Statements in the functional currency and translated at the foreign currency exchange rate at the acquisition date. These balances are translated at subsequent balance sheet dates at the relevant foreign currency exchange rate.

The principal foreign currency exchange rates used by the Group to translate other currencies into Euro, were as follows:

	Exchange rate at December 31, 2021	2021 Average exchange rate	Exchange rate at December 31, 2020	2020 Average exchange rate
CNY	7.2197	7.6372	8.0250	7.8704
CHF	1.0347	1.0818	1.0844	1.0706
GBP	0.8389	0.8603	0.9027	0.8891
HKD	8.8304	9.1986	9.5354	8.8482
INR	84.3226	87.5124	90.0633	84.4913
JPY	130.2725	129.8404	126.9056	121.8322
MXN	23.1683	24.0754	24.4650	24.3566
SEK	10.2407	10.1418	10.0791	10.4784
SGD	1.5303	1.5902	1.6273	1.5734
USD	1.1324	1.1835	1.2299	1.1408

3.4 Scope of consolidation

Fosun Fashion Group (Cayman) Limited is the parent company of the Group and holds, directly or indirectly, interests in the Group’s subsidiaries. The Group’s scope of consolidation at December 31, 2021 and 2020 was as follows:

		Nominal value of		% of Group
Company	Registered office	registered capital		2021	2020
Fosun Fashion Investment Holdings (HK) Limited	Hong Kong, P.R.C.	HKD	100	100.00	100.00
Fosun Fashion (Shanghai) Consulting Management Co., Ltd.	Shanghai, P.R.C.	USD	500,000	100.00	100.00
SJK Investment Holdings Limited	Grand Cayman, Cayman Island	USD	1,000	100.00	100.00
FFG Investment (Luxembourg) S.à r.l.	The Grand Duchy of Luxembourg	Euro	12,000	100.00	100.00
Fosun Fashion Brand Management Co., Limited	Hong Kong, P.R.C.	HKD	31,878	100.00	100.00
Luminary Talent Limited	Hong Kong, P.R.C.	HKD	1	100.00	100.00
FFG Lily (Luxembourg) S.à r.l.	The Grand Duchy of Luxembourg	Euro	12,000	100.00	100.00
FFG Wisdom (Luxembourg) S.à r.l.	The Grand Duchy of Luxembourg	Euro	12,000	100.00	100.00
Fosun Fashion Brands Management Co., Limited	Shanghai, P.R.C.	CNY	42,393,000	80.00	80.00
Virtuoso Investment Holdings Luxembourg S.à r.l.	The Grand Duchy of Luxembourg	Euro	12,500	100.00	100.00
FFG Lucky SAS	Paris, France	Euro	1	100.00	100.00
Fosun Fashion (Hainan) Industry Development Co., Ltd.	Hainan, P.R.C.	USD	2,000,000	100.00	100.00
Shanghai Fulang Brand Management (Group) Co., Ltd.	Shanghai, P.R.C.	USD	3,000,000	100.00	100.00
Oasis Fashion Holdings Limited	Hong Kong, P.R.C.	HKD	100	100.00	100.00
Fosun Fashion (Milan) S.R.L.	Milan, Italy	Euro	10,000	100.00	100.00
Arpège SAS	Paris, France	Euro	55,548,504	90.61	80.01
Wolford AG	Breagaz, Austria	Euro	48,848,228	58.45	58.45
Raffaele Caruso S.p.A	Soragna, Italy	Euro	2,937,145	100.00	73.79

		Nominal value of		% of Group
Company	Registered office	registered capital		2021	2020
St. John Knits International, Incorporated	Delaware, U.S.A.	USD	379,547	96.95	96.95
Sergio Rossi S.p.A	San Mauro Pascoli, Italy	Euro	44,084,197	99.00	—
JEANNE LANVIN	Paris, France	Euro	16,297,330	90.61	80.01
LANVIN MONTE-CARLO	Monaco, Monaco	Euro	150,000	90.61	80.01
Lanvin Inc.	New York, U.S.A.	USD	12,028,400	90.61	80.01
L3F CROISETTE	Paris, France	Euro	20,000	90.61	80.01
L1 Bal Harbour LLC	Miami, U.S.A.	USD	1,000	90.61	80.01
L2 Crystals LLC	Las Vegas, U.S.A.	USD	1,000	90.61	80.01
L3 Madison LLC	New York, U.S.A.	USD	1,000	90.61	80.01
L4 Rodeo Drive LLC	Beverly Hills, U.S.A.	USD	1,000	90.61	80.01
L5 US ECOM LLC	New York, U.S.A.	USD	1,000	90.61	80.01
L6 MADISON, LLC	New York, U.S.A.	USD	1,000	90.61	80.01
L7 Chicago LLC	Chicago, U.S.A.	USD	1,000	90.61	80.01
L8 South Coast Plaza LLC	Costa Mesa, U.S.A.	USD	1,000	90.61	80.01
L1 SPIGA Srl	Milan, Italy	Euro	46,587	90.61	80.01
L1 Outlet Srl	San Remo, Italy	Euro	10,000	90.61	80.01
L1 Services Srl	Padova, Italy	Euro	10,000	90.61	80.01
LANVIN JAPAN K.K.	Tokyo, Japan	JPY	100,000,000	90.61	80.01
LANVIN ASIA PACIFIC Ltd.	Hong Kong, P.R.C.	HKD	12,000,000	90.61	80.01
Lans Atelier (SHANGHAI) Trading Co., Ltd.	Shanghai, P.R.C.	USD	50,000,000	90.61	80.01
LANVIN MACAU LIMITED	Macao, P.R.C.	MOP	25,000	90.61	80.01
LANVIN TAIWAN Ltd.	Taipei, P.R.C.	TWD	31,000,000	90.61	80.01
LANVIN LIMITED	London, U.K.	GBP	1	90.61	80.01
Wolford Beteiligungs GmbH	Bregenz, Austria	Euro	35,000	58.45	58.45
Wolford proizvodnja in trgovina d.o.o.	Murska Sobota, Slovenia	Euro	500,000	58.45	58.45
Wolford Deutschland GmbH	Bielefeld, Germany	Euro	260,000	58.45	58.45
Wolford (Schweiz) AG	Opfikon, Switzerland	CHF	200,000	58.45	58.45
Wolford London Ltd.	London, U.K.	GBP	100,000	58.45	58.45
Wolford Paris S.A.R.L.	Paris, France	Euro	1,525,000	58.45	58.45
Wolford Italia S.r.l.	Mailand, Italy	Euro	500,000	58.45	58.45
Wolford España S.L.	Madrid, Spain	Euro	60,000	58.45	58.45
Wolford Scandinavia ApS	Kopenhagen, Danmark	DKK	800,000	58.45	58.45
Wolford America, Inc.	New York, U.S.A.		N.A.	58.45	58.45
Wolford Nederland B.V.	Amsterdam, Netherlands	Euro	50,000	58.45	58.45
Wolford Canada Inc.	Vancouver, Canada	CAD	100	58.45	58.45
Wolford Asia Limited	Hong Kong, P.R.C.	HKD	2,850,000	58.45	58.45
Wolford Belgium N.V.	Antwerpen, Belgium	Euro	124,000	58.45	58.45
Wolford (Shanghai) Trading Co., Ltd.	Shanghai, P.R.C.	Euro	3,000,000	58.45	58.45
St. John Knits, Inc.	California, U.S.A.	USD	0.1	96.95	96.95
St. John Asia Limited	Hong Kong, P.R.C.	HKD	1,000,000	96.95	96.95
St. John Canada Corporation	Nova Scotia, Canada		N.A.	96.95	96.95
St. John China Limited	Hong Kong, P.R.C.	HKD	100	96.95	96.95
St. John China Holdings Limited	Hong Kong, P.R.C.	USD	35,000,000	77.56	77.56
St. John (Shanghai) Trading Co., Ltd.	Shanghai, P.R.C.	USD	7,000,000	77.56	77.56
St. John de Mexico S.A. de C.V.	Tijuana Baja, Mexico	PES	25,480,200	96.95	96.95

		Nominal value of		% of Group
Company	Registered office	registered capital		2021	2020
Shanghai Caruso Trading Co., Ltd.	Shanghai, P.R.C.	CNY	1,000,000	100.00	73.79
Sergio Rossi Retail s.r.l.	San Mauro Pascoli, Italy	Euro	30,000	99.00	—
Sergio Rossi USA Inc.	New York, U.S.A.	USD	150,000	99.00	—
Sergio Rossi UK Limited	London, U.K.	GBP	2,350,000	99.00	—
Sergio Rossi Japan Limited	Tokyo, Japan	JPY	100,000,000	99.00	—
Sergio Rossi Hong Kong Limited	Hong Kong, P.R.C.	HKD	99,582,000	99.00	—
Sergio Rossi Shanghai Trading Limited	Shanghai, P.R.C.	CNY	77,997,380	99.00	—
Sergio Rossi Deutschland GmbH	München, Germany	Euro	25,000	99.00	—

3.5 Property, plant and equipment

Cost

Property, plant and equipment is initially recognized at cost, which comprises the purchase price, any costs directly attributable to bringing the assets to the location and condition necessary to be capable of operating in the manner intended by management, capitalized borrowing costs and any initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located. Self-constructed assets are initially recognized at their production cost, including labor costs. Subsequent costs are capitalized only if they increase the future economic benefits embodied in the related assets. All other expenditures are expensed as incurred. When parts are replaced, the carrying amount of the parts that are replaced are written off in the consolidated statements of profit or loss.

Property, plant and equipment is presented net of accumulated depreciation, calculated on the basis of the useful lives of the assets, and any impairment losses.

Depreciation

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, as follows:

Buildings	10 to 50 years
Machinery and equipment	3 to 20 years
Leasehold improvements	5 to 15 years
Office equipment	2 to 10 years
Other	2 to 10 years

Land and assets under construction are not depreciated.

If the asset being depreciated consists of separately identifiable components whose useful life differs from that of the other parts making up the asset, depreciation is charged separately for each of its component parts through the application of the “component approach”.

Property, plant and equipment is tested for impairment when impairment indicators are identified, such as a scheduled closure of a store or site, a redundancy plan or a downward revision of market forecasts.

When an asset’s recoverable amount is less than its net carrying amount, an impairment loss is recognized. Where the recoverable amount of an individual asset cannot be determined precisely, the Group determines the recoverable amount of the cash-generating unit (“CGU”) or group of CGUs to which the asset belongs.

3.6 Goodwill

Goodwill, an asset that produces future economic benefits but which is not individually identified and separately measured, is initially recognized at cost.

Goodwill is not amortized but tested for impairment every year to determine if its value has been impaired. If specific events or altered circumstances indicate the possibility that goodwill has been impaired, the impairment test is performed more frequently.

For impairment test purposes, goodwill acquired in a business combination shall be, from the acquisition date, allocated to each of the acquirer’s cash generating units that are expected to benefit from the synergies of the combination. Cash Generating Units are determined based on the organizational structure of the Group and represent groups of assets that generate independent cash inflows from continuing use of the relevant assets. The Group’s Cash Generating Units include brands, sales channels and geographical areas.

The CGUs to which goodwill has been allocated are tested for impairment annually and, whenever there is an indication of impairment, the carrying value of the CGU is compared with their recoverable amount.

The carrying amount of CGUs tested for impairment for consolidation purposes is represented by the net invested capital, which means the net equity adjusted by the net financial position including the lease liability.

Recoverable amount is the higher of fair value less costs to sell and value in use, as calculated based on an estimate of the future cash flows expected to derive from the CGU tested for impairment. Cash flow projections are based on budget, forecast and on long-term estimates prepared by the management.

An impairment loss is recognized in profit or loss for the period whenever the recoverable amount of the CGU is lower than its book value. An impairment loss recognized for goodwill is never reversed in subsequent years.

3.7 Intangible assets

Only identifiable assets controlled by the Group and capable of producing future economic benefits are included in intangible assets. Intangible assets include brands, trademarks and patents and software.

Brands with indefinite useful life

Brands with indefinite useful lives are not amortized but are tested for impairment at least annually, or more frequently if facts or circumstances indicate that the asset may be impaired.

Intangible assets with a finite useful life

Identifiable non-monetary assets without physical substance, controlled by the Group and capable of producing future economic benefits are recognized as intangible assets.

Intangible assets with a finite useful life include trademarks and patents and software.

Trademarks and patents

Trademarks and patents are recognized at cost or at the value attributed upon acquisition and include the cost of trademark registration in the various countries in which the Group operates, assuming there are no risks or limitations on control over their use.

Software

Software acquired as part of recurring operations and software developed in-house by the Group which meet all the relevant criteria are capitalized and amortized on a straight-line basis over their useful lives.

Intangible assets with a definite useful life are amortized on a straight-line basis at the following periods:

Trademarks and patents	3 to 10 years
Software	2 to 10 years
Other	1 to 5 years

3.8 Leases

Right-of-use asset and lease liability are regulated by IFRS 16 Leases which applies to all lease contracts that provide for the payment of fixed rents, including those indexed and those that set a guaranteed minimum. The Group recognizes the right-of-use asset and the lease liability at the commencement date of the lease and based on the lease term. The identification of a lease term is very important because the form, legislation and common business practice can vary considerably from one jurisdiction to another. The Group determines the lease term as the non-cancellable period of a lease, together with the periods covered by an option to extend or to terminate the lease under the control of the Company. The management evaluates the exercise of the option if it’s considered “reasonably certain” based on several factors and circumstances that create an incentive for the lessee to exercise, or not to exercise the option, including any expected changes in facts and circumstances from the commencement date until the exercise date of the option.

The lease term begins on the “commencement date” of the lease. This is defined as the date on which the lessor makes an underlying asset available for use by a lessee. It is the date on which the lessee initially recognizes and measures right-of-use asset and lease liability. The commencement date is not necessarily the date on which start the depreciation of the right-of-use asset. For retail premises, the asset leased is ready for use when works on premises are completed and, therefore, the depreciation of right-of-use asset shall begin after the completion of works necessary to bring a store to its working condition according to the management instructions (consistently with the IAS 16 requirements).

The right-of-use asset is measured at cost, identified as the initial measurement of the lease liability, increased by any initial direct costs incurred by the lessee (key money, legal fees, agent fees or other incremental costs incurred to conclude the contract) or by any dismantling cost necessary to bring back the premises to its original condition. The right-of-use asset is depreciated over the lease term. The lease liability is measured at the present value of the lease payments that are not paid at that date. The lease payments are discounted using an incremental borrowing rate calculated at Group level. The profit or loss caption “Interest expenses IFRS 16” represents the adjustment of the present value of the lease liability. Since most leases stipulated by the Group do not have an interest rate implicit in the lease, the discount rate applicable to future lease payments is determined as the risk-free rate of each country in which the leases are stipulated, with payment dates based on the terms of the specific lease, increased by the parent company’s credit spread. A lease modification occurs when there is a change in the scope of a lease, or the consideration for a lease, that was not part of the original terms and conditions of the lease (for example, adding or terminating the right to use one or more underlying assets, or extending or shortening the contractual lease term). The effective date of the modification is defined as “the date when both parties agree to a lease modification”. When this occurs, the right-of-use asset and the lease liability are updated accordingly. If a lease is terminated before the original lease term date defined at the commencement date, both right-of-use asset and the lease liability are re-measured, impacting also the profit of loss statement.

In addition, options for the extension and early termination of the lease agreements are re-evaluated and re-considered when a significant event or a change occurs in the circumstances that are under the control of the Group and this will influence the assessment of the reasonable certainty of the exercise options. Low-value contracts (the price of the asset, when new and recognized on a single component basis approach, is less than Euro 5,000) and leases whose lease term is shorter than 12 months are not in the scope of “IFRS 16 Leases”, so they are recognized through profit or loss on a straight-line basis over the lease term. Purely variable rent, typically linked to sales without a guaranteed minimum, is excluded too from the scope of application of such standard.

Based on the practical expedient set by the “Amendment to IFRS 16: COVID-Related Rent Concession”, a lessee is not required to assess whether the COVID-related rent reductions obtained by the lessors are lease modifications. Therefore, the lessee can record such rent reduction as if they were not lease modifications, thus recognizing the entire economic benefit of such discounts immediately through profit or loss. Rent discounts are eligible for the practical expedient if they occur as a direct consequence of the COVID-19 pandemic and if all of the following criteria are met:

•	any rent reduction affects only payments originally due on or before June 30, 2022;

•	there is no substantive change to the other terms and conditions of the lease;

•	the change in lease payments results in revised consideration for the lease that is substantially the same as, or less than, the consideration for the lease immediately preceding the change.

A lessee is expected to make judgement about whether other changes are substantive based on its understanding of those changes and based on how they were historically managed by the Group. As a result in the Group’s view, a modification of the contract such as a renewal or the extension of the lease term is to be considered substantive only when it is not consistent with the usual practices applied by the Group and in the industry as a whole.

3.9 Financial instruments

The classification of a financial asset is based on the Group’s business model for managing the related financial assets and their contractual cash flows. The Group considers whether the contractual cash flows represent solely payments of principal and interest that are consistent with a basic lending arrangement. Where the contractual terms introduce exposure to risk or volatility that are inconsistent with a basic lending arrangement, the related financial assets are classified and measured at fair value through profit or loss.

With the exception of trade receivables that do not contain a significant financing component (or for which the Group has applied the practical expedient available under IFRS 15 - Revenue from contracts with customers (“IFRS 15”)), which are measured at the transaction price (as defined in IFRS 15), all financial assets are initially measured at their fair value plus, in the case of financial assets not at fair value through profit or loss only, transaction costs that are directly attributable to the acquisition of the asset.

Measurement subsequent to initial recognition is based on the classification of the financial assets into one of the following categories:

(1)	Financial assets at amortized cost;

(2)	Financial assets at fair value through other comprehensive income/(loss), with subsequent recycling of cumulative gains and losses to the statement of profit or loss (“FVOCI”); or

(3)	Financial assets at fair value through profit or loss (“FVPL”).

(1)	Financial assets at amortized cost

Financial assets at amortized cost are subsequently measured using the effective interest rate method and are subject to impairment testing. Gains and losses are recognized in the statement of profit or loss when the asset is derecognized, modified or impaired.

The Group’s financial assets at amortized cost primarily include trade receivables, guarantee deposits and certain other non-current financial assets.

(2)	Financial assets at fair value through other comprehensive income/(loss)

Financial assets at FVOCI are initially recognized at fair value and subsequent fair value changes are recognized within other comprehensive income/(loss). Interest income, foreign exchange revaluations and impairment losses or reversals are recognized in the consolidated statements of profit or loss. Upon derecognition, the cumulative reserve of fair value changes recognized within other comprehensive income/(loss) is recycled to profit or loss.

The Group’s financial assets at FVOCI primarily include derivative instruments fixed income and floating income securities.

(3)	Financial assets at fair value through profit or loss

Financial assets at FVPL are initially recognized at fair value and subsequent fair value changes are recognized in the consolidated statements of profit or loss. Financial assets at FVTPL include derivative instruments and listed equity investments for which the Group has not irrevocably elected to classify the instruments at FVOCI. Dividends from listed equity investments are recognized as other income in the consolidated statements of profit or loss when the right of payment has been established.

The Group’s financial assets measured at FVPL primarily include insurance contracts, equity instruments and fixed income securities, as well as investments in hedge funds and private equity private debts, money market funds, floating income and real estate funds.

Reclassification

A financial asset is only reclassified when there is a change in the contractual terms that significantly affects the previously expected cash flows or when the Group changes its business model for managing financial assets. Reclassifications are only made prospectively from the reclassification date, without restating any previously recognized gains, losses or interest.

Derecognition

The Group derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognizes its retained interest in the asset and an associated liability for any obligations created or retained. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss. In addition, on derecognition of an investment in a debt instrument classified as FVOCI, the cumulative gain or loss previously accumulated in the investment revaluation reserve within other comprehensive income/(loss) is reclassified to profit or loss.

Impairment of financial assets

The Group recognizes a loss allowance for expected credit losses on investments in debt instruments that are measured at amortized cost or at FVOCI, lease receivables, trade receivables and contract assets, as well as on financial guarantee contracts. The amount of expected credit losses is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Group always recognizes lifetime expected credit losses for trade receivables, contract assets, lease receivables and securities. The expected credit losses on these financial assets are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

3.10 Financial liabilities

Financial liabilities include loans, bonds, lease liabilities, trade payables and other liabilities. These instruments are recorded at fair value on initial recognition, net of any costs that can be ascribed to them. Subsequently, the financial liabilities are measured at amortized cost using the effective interest method. The Group derecognizes a financial liability when, and only when, it is extinguished, i.e. when the obligation in the contract is discharged, canceled or expired.

3.11 Cash and bank balances

Cash and bank balances comprise cash on hand and demand deposits, together with other short-term, highly liquid investments maturing within 90 days from the date of acquisition that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value. Bank overdrafts are included in liabilities. In the consolidated statements of cash flows, cash and cash equivalents are presented net of bank overdrafts.

3.12 Trade receivables and payables

Trade receivables are amounts due from clients for goods sold or services provided in the ordinary course of business. Trade receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest rate method, less any loss allowances.

Trade receivables are recognized at their nominal value net of the bad debt provision determined on the basis of the requirements set by IFRS 9. According to this standard, receivables are written off following the application of the “expected loss” impairment method together with, if necessary, further impairments recognized upon specific doubtful conditions on the single credit positions.

Trade accounts payable are recorded at nominal amount.

Transactions denominated in foreign currency are recognized at the exchange rate as at the date of the transaction. At the reporting date, transactions denominated in foreign currencies are translated using the exchange rate as at the reporting date. Gains and losses arising from the translation are reflected in the profit or loss.

3.13 Inventories

Inventories are recognized at the lower of cost (acquisition or production) and net realizable value. Cost includes direct production costs and indirect costs that have been incurred in bringing the inventories to the location and condition necessary to be capable for their use in the production process. Cost is determined on a weighted average basis. Net realizable value is the estimated selling price less the estimated costs of completion and the estimated costs for sale and distribution.

Inventories are presented net of provisions for slow moving and obsolete inventories.

3.14 Employee benefits

Post-employment benefits

The Group operates a number of defined benefit plans, the assets of which are generally held in separate trustee-managed funds. The pension plans are generally funded by payments from employees and the Group, and for defined benefit plans, taking account of the recommendations of independent actuaries. The Group maintains funded and unfunded pension plans. Typically, defined benefit plans define an amount of pension benefit that an employee will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation. For defined benefit plans, the pension expenses are assessed separately for each plan using the projected unit credit method. The projected unit credit method considers each period of service as giving rise to an additional unit of benefit entitlement. Under this method, the cost of providing pensions is charged to the consolidated income statement so as to spread the regular cost over the service lives of employees in accordance with the advice of qualified actuaries who carry out a full valuation of the plans at least every three years. The amounts charged to the consolidated income statement include current service costs, net interest cost (income), past service costs and the effect of any curtailments or settlements. Past service costs are recognized at the earlier of when the amendment/curtailment occurs or when the Group recognizes related restructuring or termination costs. The pension obligations recognized in the consolidated statements of financial position are measured at the present value of the estimated future cash outflows using interest rates based on high quality corporate bond yields, which have terms to maturity approximating the terms of the related liability, less the fair value of any plan assets. Re-measurements, comprising of actuarial gains and losses, the effect of the asset ceiling (excluding net interest) and the return on plan assets (excluding net interest) are recognized in full in the year in which they occur in the consolidated statements of comprehensive income/(loss). Re-measurements are not reclassified to profit or loss in subsequent years.

Where the calculated amount of a defined benefit liability is negative (an asset), the Group recognizes such pension asset to the extent that economic benefits are available to the Group either from refunds or reductions in future contributions.

Other long-term employee benefits

The Group’s obligations represent the present value of future benefits that employees have earned in return for their service during the current and prior periods. Remeasurement components on other long-term employee benefits are recognized in the consolidated statements of profit or loss in the period in which they arise.

3.15 Provisions for risks and charges

Provisions are recognized when the Group has a present obligation, legal or constructive, as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate of the amount of the obligation can be made.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

A restructuring provision is recognized when the Group has developed a detailed formal plan for the restructuring and has raised a valid expectation in those affected that it will carry out the restructuring by starting to implement the plan or announcing its main features to those affected by it. The measurement of a restructuring provision includes only the direct expenditures arising from the restructuring, which are those amounts that are both necessarily entailed by the restructuring and not associated with the ongoing activities of the entity.

Present obligations arising under onerous contracts are recognized and measured as provisions. An onerous contract is considered to exist where the Group has a contract under which the unavoidable costs of meeting the obligations under the contract exceed the economic benefits expected to be received under it.

Provisions for the costs to restore leased plant assets to their original condition, as required by the terms and conditions of the lease, are recognized when the obligation is incurred, either at the commencement date or as a consequence of having used the underlying asset during a particular period of the lease, at the directors’ best estimate of the expenditure that would be required to restore the assets. Estimates are regularly reviewed and adjusted as appropriate for new circumstances.

3.16 Share Capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Treasury shares, whether specifically allocated for grant to the Group’s senior managements and consultants or allocated to the liquidity agreement or in any other case, as well as directly related transaction costs, are deducted directly from equity attributable to the Group. On disposal, the consideration received for these shares, net of transaction costs and the related tax impacts, is also recognized directly in equity attributable to the Group.

3.17 Revenue recognition

Revenue mainly comprises sales of goods, together with income from royalties and operating licenses.

Revenue is measured at the transaction price which is based on the amount of consideration that the Group expects to receive in exchange for transferring the promised goods or services to the customer and excludes any sales incentives, rebates or discounts (including end of season discounts offered by the retail channel), as well as taxes collected from customers that are remitted to government authorities.

Revenue from wholesale operations and direct sales to customers, through retail stores and online channels, is recognized at a point in time when control over a product is transferred to the customers.

Revenue from sales of services is recognized when the Group satisfies its performance obligation.

Under the Group’s standard contract terms, retail customers are entitled to a right to return unsold or outdated products within specified days, which enables them to receive a full or partial cash refund of the amount paid, a store coupon or another product in exchange. Exchanges of one product for another of the same type, quality, condition and price are not considered returns, unless product exchange occurs after specified days from the original sale.

Wholesalers generally do not have a contractual right of return.

Provisions for returns are presented in the consolidated statements of financial position under liabilities with a corresponding adjustment to revenue in respect of future refunds. A corresponding asset (with an offsetting adjustment to cost of sales) representing the right to recover the goods from the customer is also recognized.

The Group uses its historical experience to estimate the number of returns on a portfolio level using the expected value method.

Royalties received with respect to operating licenses are recognized in accordance with the contractual obligations specific to each agreement, which is generally when the sales occur for sales-based licensing agreements, otherwise over time as the performance obligations are satisfied for other types of licensing agreements.

Payment for retail sales is typically required at the time of purchase or within specified days, or, on occasion, in advance. Payment terms for wholesale sales are generally longer and the Group may adopt various measures aimed at ensuring collectability of the related consideration, such as requiring customers to provide advanced payments or financial guarantees, as well as performing credit analysis of customers and obtaining insurance over receivables.

3.18 Personnel costs

Personnel expenses primarily consist of wages, salaries and payroll taxes, expenses relating to pensions and other post-employment benefits under defined benefit plans. Wages, salaries and payroll taxes include fixed remuneration, variable short-term remuneration, long-term remuneration plans, expenses related to employee profit-sharing and other incentive plans, and any associated payroll taxes. Other personnel expenses notably include severance paid to individual employees or as part of a restructuring plan, and directors’ fees paid to directors of Group entities.

3.19 Advertising and promotion expenses

Advertising and promotion expenses include the costs of producing advertising media, purchasing media space, manufacturing samples, publishing catalogs and, in general, the cost of all activities designed to promote the Group’s brands and products.

Advertising and promotion expenses are recorded within marketing and selling expenses upon receipt or production of goods or upon completion of services rendered.

3.20 Government grants

Government grants are recognized at their fair value where there is reasonable assurance that the grant will be received and all attaching conditions will be complied with. When the grant relates to an expense item, it is recognized as income on a systematic basis over the periods that the costs, for which it is intended to compensate, are expensed.

Where the grant relates to an asset, the fair value is credited to a deferred income account and is released to the consolidated statements of profit or loss over the expected useful life of the relevant asset by equal annual installments.

3.21 Equity-settled share-based payments

The Group’s management operates an equity-settled, share-based compensation plan, under which the entity receives services from directors and employees of the Group as consideration for equity instruments of the Group. The fair value of the employee services received in exchange for the grant of the equity instruments is recognized as an expense. The total amount to be expensed is determined by reference to the fair value of the equity instrument granted:

•	including any market performance conditions (for example, an entity’s share price);

•

excluding the impact of any service and non-market performance vesting conditions (for example, profitability, sales growth targets and remaining an employee of the entity over a specified time period); and

•	including the impact of any non-vesting conditions (for example, the requirement for employees to save or hold shares for a specified period of time).

At the end of each reporting period, the Group’s management revises its estimates of the number of equity instrument that are expected to vest based on the non-marketing performance and service conditions. It recognizes the impact of the revision to original estimates, if any, in profit or loss, with a corresponding adjustment to equity.

In addition, in some circumstances employees may provide services in advance of the grant date and therefore the grant date’s fair value is estimated for the purposes of recognizing the expense during the period between service commencement period and grant date.

Where there is any modification of terms and conditions which increases the fair value of the equity instruments granted, the Group includes the incremental fair value granted in the measurement of the amount recognized for the services received over the remainder of the vesting period. The incremental fair value is the difference between the fair value of the modified equity instrument and that of the original equity instrument, both estimated as at the date of the modification. An expense based on the incremental fair value is recognized over the period from the modification date to the date when the modified equity instruments vest in addition to any amount in respect of the original instrument, which should continue to be recognized over the remainder of the original vesting period.

3.22 Income taxes

Income tax expense comprises the current and deferred tax expenses.

Current tax

The tax currently payable is based on taxable profit for the year. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

A provision is recognized for those matters for which the tax determination is uncertain but it is considered probable that there will be a future outflow of funds to a tax authority.

Deferred tax

Deferred tax is calculated using the liability method on all temporary differences between the carrying amount recorded in the consolidated balance sheet and the tax value of assets and liabilities, except for goodwill that is not deductible for tax purposes and certain other exceptions. The valuation of deferred tax balances depends on the way in which the Group intends to recover or settle the carrying amount of assets and liabilities, using tax rates that have been enacted or substantively enacted at the end of the reporting period.

Deferred tax assets and liabilities are not discounted and are presented separately in the balance sheet within non-current assets and liabilities. A deferred tax asset is recognized on deductible temporary differences and for tax loss carry-forwards and tax credits to the extent that their future offset is probable. A deferred tax liability is recognized on taxable temporary differences relating to investments in subsidiaries and associates unless the Group is able to control the timing of the reversal of the temporary difference, and it is probable that the temporary difference will not reverse in the foreseeable future.

3.23 Earnings/(loss) per share

Basic

Basic earnings/(loss) per share is calculated by dividing the profit or loss attributable to shareholders of the parent company by the weighted average number of ordinary shares outstanding during the period, excluding treasury shares.

Diluted

Diluted earnings/(loss) per share is calculated by dividing the profit or loss attributable to holders of the parent company, excluding treasury shares, by the weighted average number of ordinary shares outstanding, taking into account all dilutive potential ordinary shares. To calculate diluted earnings/(loss) per share, the weighted average number of shares outstanding is adjusted assuming the conversion of all potential shares with dilutive effects, and the entity’s net profit is adjusted to take into account any effects, net of taxes, of the conversion.

3.24 Segment information

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The Chief operating decision-maker, who is responsible for allocating resources and assessing the performance of the operating segments, has been identified as the Board of Directors.

3.25 Non-underlying items

Non-underlying items are either income or expenses which do not occur regularly as part of the normal activities of the Group, that in management’s judgment need to be disclosed separately by virtue of their size or incidence. Such items are disclosed on the face of the consolidated income statement or separately disclosed in the notes to the consolidated financial statements. Transactions which may give rise to non-underlying items are principally debt restructuring activities, impairments and gains or losses on the acquisition or disposal of businesses.

3.26 Rounding of amount

All amounts disclosed in the financial statements and notes have been rounded off to the nearest thousand Euro unless otherwise stated.

4.	Financial risk management

4.1 Capital management

The Group continuously optimizes its capital structure to maximize shareholder value while keeping the financial flexibility to execute the strategic projects. The Group’s capital structure policy and framework aim to optimize shareholder value through cash flow distribution to the Group from its subsidiaries, while maintaining an investment-grade rating and minimizing investments with returns below the Group’s weighted average cost of capital.

Cash net of debt is defined as cash and cash equivalents minus non-current and current interest-bearing loans and borrowings and bank overdrafts. Cash net of debt is a financial performance indicator that is used by the Group’s management to highlight changes in the Group’s overall liquidity position.

The following table provides a reconciliation of the Group’s cash net of debt:

	At December 31,
(Euro thousands)	2021	2020
Cash and cash equivalents	88,672	44,935

Non-current borrowings	(11,212)	(11,399)
Current borrowings	(55,559)	(7,438)

Borrowings	(66,771)	(18,837)

Bank overdrafts	(14)	(764)

Cash net of debt	21,887	25,334

The ratio of cash net of debt to total consolidated equity was as follows:

	At December 31,
(Euro thousands)	2021		2020
Cash net of debt	(21,887)		(25,334)

Total equity	290,826		250,395

Total capital	268,939		225,061

Gearing ratio	(8%	)	(11%	)

4.2 Fair value estimation

The different levels have been defined as follows:

•	Quoted prices (unadjusted) in active markets for identical assets or liabilities (level 1).

•	Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices) (level 2).

•	Inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs) (level 3).

The following table presents the Group’s assets and liabilities that are measured at fair value at

December 31, 2021 and 2020.

	At December 31,
(Euro thousands)	2021	2020
Assets
Other non-current assets
— Equity investments designated at fair value through profit or loss
Level 1	1,259	1,323
Level 3	693	—

Total Equity investments designated at fair value through profit or loss	1,952	1,323

Equity investments designated at fair value through profit or loss included in Level 1 are publicly listed investment fund shares and included in Level 3 are non-listed investment fund shares, the fair value of which are determined using a valuation model for which not all inputs are market observable rates.

During the years ended December 31, 2021 and 2020, there are no transfers among levels of the fair value hierarchy used in measuring the fair value of financial instruments, and also no changes in the classification of financial assets as a result of a change in the purpose or use of those assets.

The carrying amount of cash and cash equivalents, trade receivables and most other current assets, as adjusted for impairment where necessary as required by IFRS 9, approximates their estimated realizable value and their fair value. Lease liabilities are reported at present value, while all of the other financial liabilities recorded at amortized cost approximate fair value.

4.3 Financial risk factors

The Group’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance. The Group did not use any derivative financial instruments to hedge certain risk exposures.

(a) Market risk

Foreign exchange risk

The Group has a vast international presence, and therefore is exposed to the risk that changes in currency exchange rates could adversely impact revenue, expenses, margins and profit. The Group’s management assesses its foreign exchange risk by performing a regular review.

The following table demonstrates the sensitivity at the end of the reporting period to a reasonably possible change in the main foreign currencies against the Euro, with all other variables held constant, of the Group’s loss before tax due to differences arising on settlement or translation of monetary assets and liabilities and the

Group’s equity excluding the impact of accumulated losses due to the changes of exchange fluctuation reserve of certain overseas subsidiaries of which the functional currencies are currencies other than Euro.

	At December 31, 2021		At December 31, 2020
	Increase / (decrease) in	Increase / (decrease)	Increase / (decrease) in	Increase / (decrease) in
	loss before tax if Euro	in loss before tax if	loss before tax if Euro	loss before tax if Euro
(Euro thousands)	strengthens by 5%	Euro weakens by 5%	strengthens by 5%	weakens by 5%
USD	(5,418)	5,418	(5,436)	5,436
CNY	180	(180)	20	(20)
HKD	123	(123)	(153)	153
GBP	78	(78)	(261)	261

Total	(5,037)	5,037	(5,830)	5,830

Interest rate risk

The Group does not have any significant interest-bearing financial assets or liabilities except for cash and cash equivalents and borrowings, details of which are disclosed in Notes 23 and 24 respectively.

The Group’s exposure to the risk of changes in market interest rates relates primarily to the Group’s borrowings with floating interest rates. The Group’s policy is to manage its interest cost using a mix of fixed and variable rate debts. As at December 31, 2021, approximately 69% (2020: 33%) of the Group’s interest-bearing borrowings bore interest at fixed rates.

The following table demonstrates the sensitivity to a reasonably possible change in interest rate, with all other variables held constant, of the Group’s loss before tax (through the impact on floating rate borrowings).

	Increase/(decrease)	Increase/(decrease)
(Euro thousands)	in basis points	in loss before tax
2021	100	328
	(100)	(328)
2020	100	122
	(100)	(122)

(b) Credit risk

Credit risk is defined as the risk of financial loss caused by the failure of a counterparty to repay amounts owed or meet its contractual obligations. The maximum risk to which an entity is exposed is represented by all the financial assets recognized in the financial statements. Management considers its credit risk to relate primarily to trade receivables generated from the wholesale channel and mitigates the related effects through specific commercial and financial strategies.

With regards to trade receivables, credit risk management is carried out by monitoring the reliability and solvency of customers.

The following table provides the aging of trade receivables:

(Euro thousands)	Not yet due	0-90 days overdue	90-180 days overdue	>180 days overdue	Total
Trade receivables, gross	28,046	8,879	1,420	7,744	46,089
Loss allowance	—	(63)	(285)	(5,960)	(6,308)

Total trade receivables at December 31, 2021	28,046	8,816	1,135	1,784	39,781

Trade receivables, gross	13,339	6,301	2,468	5,987	28,095
Loss allowance	—	(24)	(737)	(5,143)	(5,904)

Total trade receivables at December 31, 2020	13,339	6,277	1,731	844	22,191

(c) Liquidity risk

Liquidity risk refers to the difficulty the Group could have in meeting its financial obligations.

According to management, the funds and credit lines currently available, in addition to those that will be generated by operating and financing activities, will enable the Group to meet its financial requirement arising from investing activities, working capital management and punctual loan repayment as planned.

As of December 31, 2021, the Group has undrawn cash credit lines of USD13 million (December 31, 2020: USD23.2 million) available at banks.

The table below analysis the Group’s financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows.

	As at December 31, 2021
	On demand	Less than 1 year	1 to 3 years	Over 3 years	Total
Trade payables	21,993	36,158	—	—	58,151
Other current liabilities	17,056	8,602	—	—	25,658
Lease liabilities	—	43,687	51,091	71,814	166,592
Bank overdrafts	14	—	—	—	14
Borrowings	—	55,559	6,619	4,593	66,771

	39,063	144,006	57,710	76,407	317,186

	As at December 31, 2020
	On demand	Less than 1 year	1 to 3 years	Over 3 years	Total
Trade payables	7,013	40,423	—	—	47,436
Other current liabilities	5,984	6,540	—	—	12,524
Lease liabilities	—	35,605	60,978	55,393	151,976
Bank overdrafts	764	—	—	—	764
Borrowings	—	7,438	10,837	562	18,837

	13,761	90,006	71,815	55,955	231,537

5. Use of estimates

The preparation of the Consolidated Financial Statements in accordance with IFRS requires the use of estimates, judgments and assumptions that affect the carrying amounts of assets and liabilities (as well as the assessment of contingent assets and liabilities) and the amount of income and expenses recognized. The estimates and associated assumptions are based on historical experience and on any other factors that are considered to be relevant. Actual results might not fully correspond to estimates.

The estimates and underlying assumptions are reviewed continuously by the Group. The effects of any changes to accounting estimates are recognized in the consolidated statements of profit or loss in the period in which the adjustment is made, or prospectively in future periods.

The items requiring estimates for which there is a risk that a material difference may arise in respect of the carrying amounts of assets and liabilities in the future are discussed below.

5.1 Recoverability of goodwill and brands with indefinite useful life

In accordance with IAS 36 — Impairment of Assets (“IAS 36”), goodwill and brands with indefinite useful life are not amortized and are tested for impairment annually or more frequently if facts or circumstances indicate that the asset may be impaired. The impairment test is performed by comparing the carrying amount and the recoverable amount of the CGU. The recoverable amount of the CGU is the higher of its fair value, less costs of disposal and its value in use.

5.2 Impairment of non-current assets with definite useful lives

Non-current assets with definite useful lives include property, plant and equipment, right-of-us assets, investment property and intangible assets. The Group periodically reviews the carrying amount of non-current assets with definite useful lives when events and circumstances indicate that an asset may be impaired. Impairment tests are performed by comparing the carrying amount and the recoverable amount of the CGU. The recoverable amount is the higher of the CGU’s fair value less costs of disposal and its value in use. In assessing the value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the CGU.

5.3 Recoverability of deferred tax assets

The deferred tax assets are recognized on the premise that it is more likely than not that the Group will be able to generate sufficient and suitable future taxable profits from which the reversal of the asset can be deducted. If the Group is unable to generate sufficient taxable profits in certain jurisdictions, or if there is a significant change in the actual effective tax rates or the time period within which the underlying temporary differences become taxable or deductible, the Group could be required to write-off any deferred tax assets, resulting in an increase in its effective tax rate and an adverse impact on future operating results.

5.4 Provisions for obsolete inventory

Since the Group’s products are subject to market trends and changes in fashion trends, product inventories at the end of the season are subject to impairment. Specifically, the provision for obsolete inventory of finished products reflects management’s estimate of the expected impairment losses on the products of the collections of previous seasons, considering the ability to sell them through the Group’s various distribution channels.

Generally, impairment assumptions involve percentages of impairment that become greater the older the collections are, so as to reflect the decline in selling prices in secondary channels (mainly outlets), and on the other hand, the decrease in the probability of selling them as time goes by.

The provision for obsolete raw materials reflects management’s estimates of the decline in the probability they will be used based on the calculation of slow-moving raw materials.

5.5 Provision for risks

The Group recognizes a liability when facing legal and tax disputes and lawsuits if it believes it is probable that they will require an outflow of financial resources and a reliable estimate can be made of the amount of the potential losses. Given the uncertainty surrounding the outcome of these proceedings, it is hard to reliably estimate the outflow of resources that will be required to settle them, therefore the amount of the provisions for legal and tax disputes may change as a result of future developments in the outstanding proceedings. The Group monitors the status of ongoing lawsuits and proceedings and consults with its legal advisors as well as legal and tax experts.

5.6 Fair value estimates

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. IFRS 13— fair value measurement (“IFRS 13”) establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

5.7 Impact of the COVID-19 outbreak

During the years ended December 31, 2021 and 2020, the COVID-19 pandemic led to a significant slow-down of the global economy, temporary closures of the Group’s sales network and distribution centers and an almost complete halt in international travel.

At the date of these financial statements, the impact and duration of the outbreak and the related measures taken to control it remain uncertain. In preparing these financial statements, these uncertainties have been considered throughout. Inventory provisions have been updated where necessary; given the nature of the Group’s inventories, additional provisions were limited. The impact of reduced levels of production has been excluded from the valuation of inventory. In assessing the carrying value of its non-current assets, the Group has performed its annual impairment testing of CGUs. This testing was based on updated cash flow forecasts which consider current assumptions on the timing and scale of the economic recovery from the COVID-19 pandemic, including that online retail would recover faster than the retail and wholesale channels. Additional impairment testing of the Group’s extensive boutique network was performed wherever indicators of impairment were identified. The credit risk arising from trade receivables is not considered to have significantly increased.

The Group’s position remains that, despite a significant short-term impact, long-term market conditions remain unlikely to change. The Group continues to monitor on a regular basis the evolution of the pandemic and the related responses and to update its expectations when necessary.

6.	Business combinations

A summary of the Group’s material business combination for the year ended December 31, 2021 is provided below. This business combination has been recognized in accordance with IFRS 3 — Business Combinations. There were no business combinations for the year ended December 31, 2020.

Acquisition of Sergio Rossi S.p.A.

In July 2021, the Group acquired 100% equity interest of Sergio Rossi S.p.A. (“Sergio Rossi”), an Italian center of excellence for made-in-Italy luxury shoes recognized worldwide, at a consideration of Euro 17,250,000.

The net value of the assets acquired is detailed as follows:

(Euro thousands)	Fair value at acquisition date
Intangible assets	6,420
Property, plant and equipment	12,621
Right-of-use assets	8,252
Deferred income tax assets	6,474
Inventories	15,118
Trade receivables	7,070
Other current assets	7,040
Cash and bank balances	8,357
Non-current borrowings	(11,034)
Non-current lease liabilities	(8,925)
Employee benefits	(962)
Deferred income tax liabilities	(866)
Trade payables	(9,417)
Current borrowings	(2,125)
Current lease liabilities	(4,387)
Current provisions	(942)
Other current liabilities	(7,548)

Net identifiable assets acquired	25,146
Consideration paid	(17,250)

Gain on acquisition	7,896

The acquisition had resulted in a negative goodwill of Euro 7,896 thousand. This was mainly attributable to a favorable purchase price due to the financial pressure exerted on Sergio Rossi (from the COVID-19 pandemic) and speed and certainty of closing of the sale process placed by the sellers.

The details of the net cash outflows related to the acquisition are shown below:

(Euro thousands)	At acquisition date
Consideration paid	17,250
Cash and bank balances acquired	(8,357)

Net cash outflow — Investing activities	8,893

The Group incurred transaction costs of Euro 688 thousand for this acquisition. The transaction costs have been expensed and are included in other operating expenses in the consolidated statements of profit or loss.

Since the acquisition, the acquired subsidiary contributed Euro 28,737 thousand to the Group’s turnover and net loss of Euro 4,274 thousand to the consolidated loss for the year ended December 31, 2021.

Had the combinations taken place at the beginning of the year, the revenue of the Group and the net losses of the Group for the year ended December 31, 2021 would have been Euro 339,290 thousand and Euro 84,290 thousand, respectively.

7.	Segment reporting

The executive committee which includes all executive directors of the Company is the Group’s chief operation decision-maker. The executive committee reviews the Group’s internal reporting in order to assess performance and allocate resources. The executive committee has determined the operating segments based on their reports. The Group’s brands and trade names are organized into five business groups — Lanvin, Wolford, Caruso, St. John and Sergio Rossi — comprise brands dealing with the same category of products that use similar production and distribution processes.

The following tables summarize selected financial information by segment for the years ended December 31, 2021 and 2020:

	For the year ended December 31, 2021
(Euro thousands)	Lanvin	Wolford	Caruso	St. John	Sergio Rossi	Other and holding companies	Eliminations and Unallocated	Group Consolidated
Segment results
Sales outside the Group	72,872	109,332	24,646	73,094	28,737	141	—	308,822
Intra-Group sales	—	—	49	—	—	6,827	(6,876)	—

Total revenue	72,872	109,332	24,695	73,094	28,737	6,968	(6,876)	308,822
Cost of sales	(38,844)	(30,262)	(20,246)	(34,107)	(15,418)	(83)	40	(138,920)

Gross profit	34,028	79,070	4,449	38,987	13,319	6,885	(6,836)	169,902

Loss from operations before non-underlying items								(108,014)
Non-underlying items								45,206
Finance costs								(9,313)

Loss before tax								(72,121)
Income tax expenses								(4,331)

Loss for the year								(76,452)

Other segment information
Depreciation and amortization	11,231	14,229	1,089	12,025	2,944	66	—	41,584
Of which: Right-of-use assets	9,079	11,054	683	9,424	1,914	—	—	32,154
Other	2,152	3,175	406	2,601	1,030	66	—	9,430
Provisions and impairment losses	9,985	(440)	(992)	(221)	2,389	45	—	10,766

	For the year ended December 31, 2020
(Euro thousands)	Lanvin	Wolford	Caruso	St. John	Sergio Rossi	Other and holding companies	Eliminations and Unallocated	Group Consolidated
Segment results
Sales outside the Group	34,989	95,384	25,251	66,512	—	476	—	222,612
Intra-Group sales	—	—	1,100	—	—	2,093	(3,193)	—

Total revenue	34,989	95,384	26,351	66,512	—	2,569	(3,193)	222,612
Cost of sales	(21,416)	(29,519)	(21,470)	(33,525)	—	(388)	1,100	(105,218)

Gross profit	13,573	65,865	4,881	32,987	—	2,181	(2,093)	117,394

Loss from operations before non-underlying items								(167,817)
Non-underlying items								43,546
Finance costs								(12,989)

Loss before tax								(137,260)
Income tax expenses								1,603

Loss for the year								(135,657)

Other segment information
Depreciation and amortization	12,215	18,263	1,155	16,703	—	(4)	—	48,332
Of which: Right-of-use assets	9,144	13,141	686	13,507	—	—	—	36,478
Other	3,071	5,122	469	3,196	—	(4)	—	11,854
Provisions and impairment losses	3,854	10,913	5,526	2,383	—	—	—	22,676

The following table summarizes non-current assets by geography at December 31, 2021 and 2020.

	At December 31,
(Euro thousands)	2021	2020
EMEA (1)	314,021	288,651
North America (2)	75,703	86,629
Greater China (3)	32,466	22,661
Other Asia (4)	3,448	—

Total non-current assets (other than deferred tax assets)	425,638	397,941

(1)	EMEA includes EU countries, the United Kingdom, Switzerland, the countries of the Balkan Peninsula, Eastern Europe, Scandinavian, Azerbaijan, Kazakhstan and the Middle East.
(2)	North America includes the United States of America and Canada.
(3)	Greater China includes Mainland China, Hong Kong, Macao and Taiwan.
(4)	Other Asia includes Japan, South Korea, Thailand, Malaysia, Vietnam, Indonesia, Philippines, Australia, New Zealand, India and other Southeast Asian countries.

8.	Revenue

The Group generates revenue primarily from the sale of its products (net of returns and discounts), and from fees for royalties and licenses received from third parties.

Breakdown of revenue by sales channel:

	For the years ended December 31,
(Euro thousands)	2021	2020
Direct To Consumer (DTC)	186,813	124,354
Wholesale	116,417	93,156
Other	5,592	5,102

Total revenue by sales channel	308,822	222,612

Breakdown of revenue by geographic area:

	For the years ended December 31,
(Euro thousands)	2021	2020
EMEA	148,197	113,883
North America	106,701	85,601
Greater China	42,518	18,751
Other Asia	11,406	4,377

Total revenue	308,822	222,612

9.	Expenses by nature

	For the years ended December 31,
(Euro thousands)	2021	2020
Personnel costs	154,965	151,513
Raw materials, consumables and finished goods used	115,621	70,985
Changes in inventories of finished goods and work in progress	(14,997)	1,441
Depreciation and amortization	41,584	48,332
Professional service fees	29,562	26,629
Advertising and marketing expenses	26,590	22,510
Freight and selling expenses	19,016	11,513
Lease expenses	13,625	5,690
Provisions and impairment losses	10,766	22,676
Studies and research expenses	8,552	7,458
Office expenses	4,111	3,585
Taxes and surcharges	4,006	3,972
Travel expenses	1,561	2,169
Net foreign exchange (gains) / losses	(10,489)	3,304
Other	12,363	8,652

Total expenses	416,836	390,429

Breakdown for personnel costs:

	For the years ended December 31,
(Euro thousands)	2021	2020
Salaries and wages	117,154	109,420
Social contributions, pension plans and indemnities	19,403	22,502
Employee share-based compensation	7,208	5,389
Severance indemnities	3,260	7,816
Other benefits	7,940	6,386

Total personnel costs	154,965	151,513

Breakdown for lease expenses:

	For the years ended December 31,
(Euro thousands)	2021	2020
Variable lease payments	8,433	3,533
Expenses relating to short-term leases	4,339	3,070
Expenses relating to low-value leases	933	1,449
Rent concessions	(80)	(2,362)

Total lease expenses	13,625	5,690

The Group’s variable lease payments are typically linked to sales without a guaranteed minimum.

Lease payments not required to be capitalized as right-of-use assets under IFRS 16 (short-term and low-value leases) are recognized as the expense is incurred.

Breakdown for provisions and impairment losses:

	For the years ended December 31,
(Euro thousands)	2021	2020
Allowance of obsolete inventories	8,971	4,430
Provisions for trade and other receivables	669	1,842
Other provisions	1,349	1,310
(Reversal)/impairment of right-of-use assets	(430)	8,720
Impairment of property, plant and equipment	207	1,321
Impairment of intangible assets	—	5,053

Total provisions and impairment losses	10,766	22,676

Impairment of property, plant and equipment and right-of-use assets primarily relate to impairment of leased stores.

10.	Non-underlying items

The non-underlying items included in the consolidated income statement are as follows:

	For the years ended December 31,
(Euro thousands)	2021	2020
Net gain on disposals	24,014	40,307
Negative goodwill from acquisition of a subsidiary	7,896	—
Gain on debt restructuring	7,380	—
Government grants	6,177	3,724
Other	(261)	(485)

Total non-underlying items	45,206	43,546

Non-underlying items included the net gains on disposals primarily related to disposal of long-term assets.

Non-underlying items for the year ended December 31, 2021 included negative goodwill resulted from business combination of Sergio Rossi. Refer to Note 6 for further information.

Gain on debt restructuring was included in non-underlying items. Refer to Note 24 for further information.

Non-underlying items included government grants primarily related to various grants and incentives given by local governments, based on the Group’s operations and developments in those regions.

11.	Finance costs

Breakdown for finance income, finance expenses and net foreign exchange gains or losses:

	For the years ended December 31,
(Euro thousands)	2021	2020
Finance income
— Net foreign exchange gains	2,379	—
— Interest income	7	32

Total finance income	2,386	32

Finance expenses
— Interest expense on lease liabilities	(5,586)	(7,730)
— Interest expense on borrowings	(5,357)	(3,478)
— Net foreign exchange losses	—	(1,289)
— Other	(756)	(524)

Total finance expenses	(11,699)	(13,021)

Total finance costs — net	(9,313)	(12,989)

12.	Income tax expenses

(a)	Income tax expenses

	For the years ended December 31,
(Euro thousands)	2021	2020
Current taxes	(856)	(1,602)
Deferred taxes	(3,475)	3,205

Income taxes	(4,331)	1,603

Breakdown of difference between statutory and effective tax rates:

The effective tax rate is as follows:

	For the years ended December 31,
(Euro thousands)	2021	2020
Loss before tax	(72,121)	(137,260)
Total income tax expenses	(4,331)	1,603

Effective tax rate	(6.01%)	1.17%

The reconciliation between the Group’s theoretical tax and its income taxes is presented in the table below:

	For the years ended December 31,
(Euro thousands)	2021	2020
Loss before taxes	(72,121)	(137,260)
Group’s weighted theoretical tax (calculated in absolute values on the basis of subsidiaries’ pre-taxable income/loss)	18,420	37,964

Tax effect on:
Non-deductible costs	162	475
Differences between foreign tax rates and the theoretical applicable tax rate and tax holidays	832	5,921
Taxes relating to prior years	1,629	5,117
Deferred tax assets not recognized	(25,462)	(48,189)
Other tax items	88	315

Total income tax expenses	(4,331)	1,603

(b)	Deferred tax assets and deferred tax liabilities

Deferred taxes reflect the net tax effect of temporary differences between the book value and the taxable amount of assets and liabilities.

Breakdown for deferred tax assets and deferred tax liabilities:

(Euro thousands)	At December 31, 2020	Increase from business combination	Recognized in profit or loss	Recognized in other comprehensive loss	Exchange difference and other	At December 31, 2021
Deferred tax assets arising on:
Employee benefits	2,028	—	196	42	—	2,266
Property plant and equipment	117	—	583	—	(8)	692
Deferred tax assets on rental contracts; if any	4,711	570	(3,060)	—	308	2,529
Intangible assets	1,213	2,049	—	—	—	3,262
Inventories	1,143	3,078	(276)	—	—	3,945
Provisions and accrued expenses	1,673	103	27	—	—	1,803
Receivables and other assets	395	521	(514)	—	—	402
Tax losses	2,156	—	(308)	—	92	1,940
Other	172	153	(94)	—	—	231

Total deferred tax assets	13,608	6,474	(3,446)	42	392	17,070

Deferred tax liabilities arising on:
Intangible assets	51,131	863	—	—	—	51,994
Receivables and other assets	1,436	—	(491)	—	—	945
Other	717	3	520	—	—	1,240

Total deferred tax liabilities	53,284	866	29	—	—	54,179

(Euro thousands)	At December 31, 2019	Increase from business combination	Recognized in profit or loss	Recognized in other comprehensive loss	Exchange difference and other	At December 31, 2020
Deferred tax assets arising on:
Employee benefits	313	—	1,730	102	(117)	2,028
Property plant and equipment	118	—	(1)	—	—	117
Deferred tax assets on rental contracts; if any	—	—	4,711	—	—	4,711
Intangible assets	—	—	1,213	—	—	1,213
Inventories	1,193	—	(50)	—	—	1,143
Provisions and accrued expenses	807	—	866	—	—	1,673
Receivables and other assets	1,483	—	(1,088)	—	—	395
Tax losses	3,366	—	(1,285)	—	75	2,156
Other	1,627	—	(1,455)	—	—	172

Total deferred tax assets	8,907	—	4,641	102	(42)	13,608

Deferred tax liabilities arising on:
Intangible assets	51,131	—	—	—	—	51,131
Receivables and other assets	—	—	1,436	—	—	1,436
Other	717	—	—	—	—	717

Total deferred tax liabilities	51,848	—	1,436	—	—	53,284

Each company in the Group decides to recognize deferred tax assets by assessing whether the conditions exist for the future recoverability of such assets by taking into account the basis of the most recent forecasts. Deferred tax assets and deferred tax liabilities of individual companies are offset where they may be legally offset and management has the intention to settle them through netting.

The following table provides the details of tax losses carried forward for which no deferred tax assets were recognized:

	At December 31,
(Euro thousands)	2021	2020
Expiry within 5 years	76,457	40,433
Expiry over 5 years	141,342	126,816
No expiration	569,948	437,472

Total tax losses carried forward	787,747	604,721

The Group’s management updated the deferred tax assets recognized on tax loss carryforwards taking into consideration, for their recoverability, the macroeconomic scenario and the business developments of each of the Group’s companies.

13.	Loss per share

Basic and diluted loss per share were calculated as the ratio of net profit or (loss) attributable to the shareholders of the Company by the weighted average number of outstanding shares (basic and diluted) of the Company.

Basic and diluted net loss per share attributable to ordinary shares for the years ended December 31, 2021 and 2020 are calculated as follows (in thousands, except share and per share amounts):

	For the years ended December 31,
(Euro thousands)	2021	2020
Net loss attributable to owners of the Company	(65,354)	(110,761)
Net loss attributable to the issuance of Series B Preferred Shares	9,649	—

Net loss attributable to ordinary shares	(55,705)	(110,761)

Weighted-average shares outstanding-basic and diluted (thousand shares)	289,165	269,647

Net loss per share:
Basic and diluted (in Euro)	(0.19)	(0.41)

The following outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share attributable to ordinary shares because including them would have had an anti-dilutive effect:

	At December 31,
(Thousand shares)	2021	2020
Series B Preferred Shares	50,091	—
Treasury shares	32,129	—

Total outstanding shares of potentially dilutive securities	82,220	—

14.	Intangible assets

(Euro thousands)	Brands	Trademarks and patents	Software	Intangible assets in progress	Other	Total
Historical cost

At January 1, 2020	174,086	13,675	17,114	719	2,958	208,552
Additions	—	158	121	893	—	1,172
Disposals	—	(3,141)	(55)	—	(742)	(3,938)
Net foreign exchange differences	—	46	(15)	(374)	—	(343)

At December 31, 2020	174,086	10,738	17,165	1,238	2,216	205,443
Additions	—	51	31	332	217	631
Business combination	3,301	1,811	8,313	—	4,566	17,991
Disposals	—	(764)	(1,143)	—	—	(1,907)
Net foreign exchange differences	—	64	19	—	—	83

At December 31, 2021	177,387	11,900	24,385	1,570	6,999	222,241

Amortization and impairment

At January 1, 2020	—	(10,066)	(15,223)	—	(796)	(26,085)
Amortization	—	(675)	(798)	—	—	(1,473)
Impairment losses	(5,053)	—	—	—	—	(5,053)
Disposals	—	1,862	53	—	732	2,647
Net foreign exchange differences	—	49	14	—	—	63

At December 31, 2020	(5,053)	(8,830)	(15,954)	—	(64)	(29,901)
Amortization	—	(454)	(752)	—	(89)	(1,295)
Business combination	—	(1,158)	(7,241)	—	(3,172)	(11,571)
Disposals	—	695	1,143	—	—	1,838
Net foreign exchange differences	—	(58)	(20)	—	—	(78)

At December 31, 2021	(5,053)	(9,805)	(22,824)	—	(3,325)	(41,007)

(Euro thousands)	Brands	Trademarks and patents	Software	Intangible assets in progress	Other	Total
Carrying amount

At January 1, 2020	174,086	3,609	1,891	719	2,162	182,467

At December 31, 2020	169,033	1,908	1,211	1,238	2,152	175,542

At December 31, 2021	172,334	2,095	1,561	1,570	3,674	181,234

15.	Goodwill

Goodwill originated from acquisitions made by the Group and is attributable to the following operating segments:

	At December 31,
(Euro thousands)	2021	2020
Lanvin	45,931	45,931
Wolford	11,701	11,701
St. John	11,691	11,691

Total goodwill	69,323	69,323

16.	Impairment testing of intangible assets with indefinite useful lives

Brands and other intangible assets with indefinite useful lives as well as the goodwill arising on acquisition were subject to annual impairment testing. As described in Note 3.6 and 3.7, these assets are generally valued on the basis of the present value of forecast cash flows determined in the context of multi-year business plans drawn up each fiscal year. The consequences of the COVID-19 pandemic continue to disrupt production and commercial operations, particularly due to the decrease in business travel and tourist numbers. However, the Group believes that these activities will not be significantly affected over the long term, with business activity expected to return to its 2019 level between 2022 and 2024.

The value in use discounted cash flow is based on a 10-year cash flow model. The Group uses a 10-year rather than a 5-year model as this accords with the Group’s long-term planning and business acquisition valuation methodology. The key judgments, estimates and assumptions used in the value in use discounted cash flow calculations are generally as follows:

•

In the first three years of the model, free cash flows are based on the Group’s strategic plan as approved by key management. The Group’s strategic plan is prepared per cash-generating unit and is based on external sources in respect of macro-economic assumptions, industry, inflation and foreign exchange rates, past experience and identified initiatives in terms of market share, revenue, variable and fixed cost, capital expenditure and working capital assumptions;

•

For the subsequent seven years of the model, data from the strategic plan is extrapolated generally using simplified assumptions such as macro-economic and industry assumptions, variable cost and fixed cost linked to inflation, as obtained from external sources;

•

Cash flows after the first ten-year period are extrapolated generally using expected annual long-term GDP growth rates, based on external sources, in order to calculate the terminal value, considering sensitivities on this metric; and

•

Projections are discounted at the unit’s post-tax weighted average cost of capital (“WACC”). Calculations are corroborated by valuation multiples, quoted share prices for publicly-traded subsidiaries or other available fair value indicators (i.e. recent market transactions from peers). The WACC was calculated for each CGU subject to impairment, considering the parameters specific to the geographical area, market risk premium and sovereign bond yield.

Although the Group believes that its judgments, assumptions and estimates are appropriate, actual results may differ from these estimates under different assumptions or market or macro-economic conditions.

The Group believes that all of its estimates are reasonable: they are consistent with the Group’s internal reporting and reflect management’s best estimates. However, inherent uncertainties exist that management may not be able to control. As of December 31, 2021, the intangible assets with indefinite useful lives that are the most significant in terms of their carrying amounts and the criteria used for impairment testing are as follows:

	Goodwill		Brands			Long-term growth rate (bps)
December 31, 2021	Net carrying	WACC	Net carrying	WACC	Royalty
(Euro thousands)	amount	(bps)	amount	(bps)	rate (bps)
Lanvin	45,931	1,370	100,906	1,570	518	97
Wolford	11,701	1,330	37,856	1,530	250	176
St. John	11,691	1,346	30,271	1,546	344	188
Sergio Rossi	—	N/A	3,301	1,567	125	109

Total	69,323		172,334

	Goodwill		Brands			Long-term growth rate (bps)
December 31, 2020	Net carrying	WACC	Net carrying	WACC	Royalty
(Euro thousands)	amount	(bps)	amount	(bps)	rate (bps)
Lanvin	45,931	1,122	100,906	1,322	518	101
Wolford	11,701	1,109	37,856	1,309	250	182
St. John	11,691	1,138	30,271	1,338	344	173
Caruso	—	N/A	—	1,849	125	101

Total	69,323		169,033

The following table details the sensitivity of the impairment testing to reasonably possible changes in key assumptions:

	At December 31, 2021 impairment loss due to					At December 31, 2020 impairment loss due to
	Goodwill		Brand			Goodwill		Brand
(Euro thousands)	WACC +10 bps	Long-term growth rate - 10 bps	WACC +10 bps	Long-term growth rate - 10 bps	Royalty Rate -10 bps	WACC +10 bps	Long-term growth rate - 10 bps	WACC +10 bps	Long-term growth rate - 10 bps	Royalty Rate -10 bps
Lanvin	4,002	1,563	1,035	330	2,178	6,500	3,051	1,555	591	2,577
Wolford	5,356	2,888	476	219	2,004	7,730	4,168	637	284	2,279
St. John	1,331	642	245	87	924	2,202	1,161	339	137	1,007
Sergio Rossi	N/A	N/A	31	10	351	N/A	N/A	N/A	N/A	N/A
Caruso	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7	1	39

As a result of impairment tests, the Group recognized Euro 5,053 thousand in impairment losses within other operating expenses relating to the Caruso brand for the year ended December 31, 2020 (see Note 9). Based on events foreseeable within reason at the date of this report, the Group considers that any changes impacting the key assumptions described above would not lead to the recognition of material impairment loss against other CGUs. The Group cannot predict whether an event that triggers impairment will occur, when it will occur or how it will affect the value of the asset reported.

17.	Property, plant and equipment

(Euro thousands)	Land	Buildings	Machinery and equipment	Leasehold improvements	Office equipment	Tangible fixed assets in progress	Other	Total
Historical cost
At January 1, 2020	4,591	90,032	85,486	75,880	48,902	1,254	1,477	307,622
Additions	—	727	354	1,356	479	1,511	6	4,433
Disposals	(2,574)	(66,916)	(3,735)	(9,731)	(5,896)	—	(50)	(88,902)
Transfer from tangible fixed assets in progress	—	550	294	778	237	(1,859)	—	—
Net foreign exchange differences	(133)	(1,088)	(3,881)	(3,536)	(1,371)	(133)	(43)	(10,185)

At December 31, 2020	1,884	23,305	78,518	64,747	42,351	773	1,390	212,968
Additions	—	404	403	6,543	414	410	41	8,215
Business combination	2,717	25,092	2,091	10,685	4,063	99	1,380	46,127
Disposals	—	(560)	(1,906)	(6,613)	(1,990)	—	(136)	(11,205)
Transfer from tangible fixed assets in progress	—	—	33	535	38	(606)	—	—
Net foreign exchange differences	117	1,050	3,482	3,782	1,445	43	32	9,951

At December 31, 2021	4,718	49,291	82,621	79,679	46,321	719	2,707	266,056

Depreciation and impairment
At January 1, 2020	—	(61,087)	(80,571)	(61,755)	(42,539)	—	(1,405)	(247,357)
Depreciation	—	(2,169)	(1,543)	(4,130)	(2,505)	—	(34)	(10,381)
Impairment losses	(10)	(706)	(2)	(193)	(410)	—	—	(1,321)
Disposals	10	45,882	3,058	9,629	5,305	—	50	63,934
Net foreign exchange differences	—	825	3,801	3,059	1,317	—	34	9,036

At December 31, 2020	—	(17,255)	(75,257)	(53,390)	(38,832)	—	(1,355)	(186,089)
Depreciation	—	(1,330)	(1,231)	(3,471)	(2,051)	—	(52)	(8,135)
Business combination	—	(18,144)	(2,089)	(8,967)	(3,018)	—	(1,288)	(33,506)
Impairment losses	—	—	(91)	(108)	(8)	—	—	(207)
Disposals	—	346	1,905	5,955	1,754	—	136	10,096
Net foreign exchange differences	—	(494)	(3,336)	(2,477)	(1,312)	—	(32)	(7,651)

At December 31, 2021	—	(36,877)	(80,099)	(62,458)	(43,467)	—	(2,591)	(225,492)

Carrying amount
At January 1, 2020	4,591	28,945	4,915	14,125	6,363	1,254	72	60,265

At December 31, 2020	1,884	6,050	3,261	11,357	3,519	773	35	26,879

At December 31, 2021	4,718	12,414	2,522	17,221	2,854	719	116	40,564

18.	Right-of-use assets

(Euro thousands)	Real estate	Other	Total net carrying amount
At January 1, 2020	164,735	835	165,570
Additions	7,102	770	7,872
Disposals	(453)	—	(453)
Depreciation	(35,978)	(500)	(36,478)
Impairment losses	(8,720)	—	(8,720)
Contract modifications	(3,892)	(47)	(3,939)
Net foreign exchange differences	(5,949)	14	(5,935)

At December 31, 2020	116,845	1,072	117,917
Additions	37,066	491	37,557
Disposals	(1,667)	—	(1,667)
Business combination	8,252	—	8,252
Depreciation	(31,604)	(550)	(32,154)
Impairment losses	430	—	430
Contract modifications	(15,189)	(20)	(15,209)
Net foreign exchange differences	3,697	(48)	3,649

At December 31, 2021	117,830	945	118,775

19.	Other non-current assets

	At December 31,
(Euro thousands)	2021	2020
Deposits of rental, utility and other	11,167	5,425
Equity investments designated at fair value through profit or loss	1,952	1,323
Other	2,623	1,532

Total other non-current assets	15,742	8,280

Other non-current assets mainly include equity investments recognized at fair value through profit or loss in accordance with IFRS 9, with changes in value recognized in profit or loss.

The change in fair value recognized through profit or loss in the 2021 amounted to Euro 64 thousand (2020: Euro 40 thousand).

20.	Inventories

	At December 31,
(Euro thousands)	2021	2020
Raw materials, ancillary materials and consumables	16,001	13,588
Work-in-progress and semi-finished products	12,734	10,544
Finished goods	63,386	51,647
Other	214	63

Total inventories	92,335	75,842

The cost of inventories recognized as an expense in cost of sales amounted to Euro 138,920 thousand and Euro 105,218 thousand for the years ended December 31, 2021 and 2020 respectively.

Impairment losses recognized on inventories amounted to Euro 8,971 thousand and Euro 4,430 thousand for the years ended December 31, 2021 and 2020 respectively.

21.	Trade receivables

	At December 31,
(Euro thousands)	2021	2020
Trade receivables	46,089	28,095
Loss allowance	(6,308)	(5,904)

Total trade receivables	39,781	22,191

The trade receivables balance are comprised essentially of receivables from wholesalers or agents, who are limited in number and with whom the Group maintains long-term relationships.

The following table provides a breakdown for the loss allowance:

	For the years ended December 31,
(Euro thousands)	2021	2020
At January 1,	5,904	4,358
Business combination	358	—
Provisions	626	1,868
Write off	(709)	(242)
Net foreign exchange differences	129	(80)

At December 31,	6,308	5,904

For each of the fiscal years presented, no single customer accounted for more than 5% of the Group’s consolidated revenue. The present value of trade receivables are identical to its carrying amount.

22.	Other current assets

	At December 31,
(Euro thousands)	2021	2020
Tax recoverable	10,449	5,509
Governmental grants	9,462	4,667
Advances and payments on account to vendors	7,496	2,409
Prepaid expenses	5,491	4,454
Listing fee	3,950	—
Deposits of rental, utility and other	1,766	2,714
Other	3,092	3,600

Total other current assets	41,706	23,353

23.	Cash and bank balances

	At December 31,
(Euro thousands)	2021	2020
Cash on hand	376	25
Bank balances	88,296	44,910

Total cash and cash equivalents	88,672	44,935
Restricted cash	309	—

Total cash and bank balances	88,981	44,935

Cash and cash equivalents include cash on hand and bank balances.

As at December 31, 2021, the cash and cash equivalents disclosed above and in the statement of cash flows include Euro 309 thousand held at a bank for a corporate card program. These deposits are subject to restrictions and are therefore not available for general use by the Group (December 31, 2020: Nil).

The following table provides a reconciliation of cash and cash equivalents per cash flow statement:

(Euro thousands)	At December 31,
	2021	2020
Total cash and cash equivalents	88,672	44,935
Bank overdrafts	(14)	(764)

Net cash and cash equivalents per cash flow statement	88,658	44,171

24.	Borrowings

The following table provides a breakdown for non-current and current borrowings:

	2021				2020
(Euro thousands)	Guaranteed	Secured	Unsecured	Total borrowings	Guaranteed	Secured	Unsecured	Total borrowings
At January 1,	1,500	1,452	15,885	18,837	1,500	9,652	51,442	62,594
Repayments	(2,103)	(93,709)	(20,775)	(116,587)	—	(71,883)	(41,266)	(113,149)
Conversion of debt to equity	—	—	(25,035)	(25,035)	—	—	(23,434)	(23,434)
Debt restructuring	—	—	(7,380)	(7,380)	—	—	—	—
Business combination	12,700	—	459	13,159	—	—	—	—
Proceeds	360	99,702	76,112	176,174	—	63,042	29,366	92,408
Net foreign exchange difference	—	395	7,208	7,603	—	641	(223)	418

At December 31,	12,457	7,840	46,474	66,771	1,500	1,452	15,885	18,837

Repayable:
— Within one year	1,422	7,840	46,297	55,559	1,500	1,452	4,486	7,438
— In the second year	3,282	—	—	3,282	—	—	10,837	10,837
— In the third year	3,337	—	—	3,337	—	—	—	—
— Over three years	4,416	—	177	4,593	—	—	562	562

	12,457	7,840	46,474	66,771	1,500	1,452	15,885	18,837
Portion classified as current liabilities	(1,422)	(7,840)	(46,297)	(55,559)	(1,500)	(1,452)	(4,486)	(7,438)

Non-current portion	11,035	—	177	11,212	—	—	11,399	11,399

As at December 31, 2021, borrowings amounted to Euro 12,457 thousand (December 31, 2020: Euro 1,500 thousand) were guaranteed by a third party, SACE S.p.A., the Italian export credit agency.

As at December 31, 2021, borrowings amounted to Euro 7,840 thousand (December 31, 2020: Euro 1,452 thousand) were secured by the pledge of assets with carrying values at the end of each reporting period as follows:

	At December 31,
(Euro thousands)	2021	2020
Pledge of assets:
— Property, plant and equipment	9,345	8,613
— Inventories	19,187	20,224
— Trade receivables	2,493	1,001

At December 31,	31,025	29,838

Apart from the above, certain borrowings are guaranteed by several subsidiaries, namely St. John Knits, Inc. and St. John Canada Corporation as at December 31, 2021.

The unsecured borrowings are principally used for operation of the Group.

The borrowings at rates ranging from 0.00% to 10.00% (2020: 0.50% to 14.15%) per annum.

The main terms of the borrowings are detailed as follows:

				At December 31, 2021
Borrower	Interest rate	Terms	Expiry date	Of which current portion	Of which non- current portion

				(Euro thousands)
Sergio Rossi S.p.A	Fixed	0.90%	March 2022	1	—
Sergio Rossi S.p.A	Fixed	1.45%	April 2022	458	—
Fosun Fashion Group (Cayman) Limited	Fixed	10.00%	April 2022	16,337	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	June 2022	166	—
Fosun Fashion Group (Cayman) Limited	Fixed	10.00%	June 2022	23,550	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	August 2022	111	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	September 2022	376	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	October 2022	103	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	November 2022	348	—
Fosun Fashion Brand Management Co., Limited	Fixed	7.50%	December 2022	337	—
Fosun Fashion (Shanghai) Consulting Management Co., Ltd.	Fixed	10.00%	December 2022	4,510	—
St. John Knits, Inc.	Fixed	7.50%	April 2023	7,840	—
Fosun Fashion Brand Management Co., Limited	Interest free	0.00%	December 2023	—	177
Sergio Rossi S.p.A	Variable	ECB+6.00%	September 2025	172	2,285
Sergio Rossi S.p.A	Variable	Euribor 3m+1.90%	June 2026	1,250	8,750

Total				55,559	11,212

				At December 31, 2020
Borrower	Interest rate	Terms	Expiry date	Of which current portion	Of which non- current portion

				(Euro thousands)
Fosun Fashion Group (Cayman) Limited	Fixed	10.00%	April 2021	2,845	—
Raffaele Caruso S.p.A	Fixed	0.50%	June 2021	181	—
St. John Knits, Inc.	Variable	ABR+1.00%	June 2022	1,451	—
Fosun Fashion Brand Management Co., Limited	Interest free	0.00%	December 2023	—	562
Raffaele Caruso S.p.A (1)	Fixed	2.45%	December 2026	471	2,042
Raffaele Caruso S.p.A (1)	Variable	Euribor 3m+1.65%	December 2026	152	983
Raffaele Caruso S.p.A (1)	Variable	Euribor 6m+1.90%	December 2026	353	1,147
Raffaele Caruso S.p.A (1)	Variable	Euribor 3m+1.96%	December 2026	615	1,701
Raffaele Caruso S.p.A (1)	Variable	Euribor 3m+1.25%	December 2026	478	1,553
Raffaele Caruso S.p.A (1)	Variable	Euribor 3m+2.56%	December 2026	693	3,005
Raffaele Caruso S.p.A (1)	Fixed	14.15%	December 2026	199	406

Total				7,438	11,399

Notes:

(1)

On July 21, 2021, the Group and each of certain bankers (the “Banks”) entered into a debt restructuring deed (the “Debt Restructuring Deed”), pursuant to which the Banks agree to assign and transfer to the Group all of its rights, titles, benefits and interests in the certain bank borrowings (“Defaulted Bank Borrowings”), for a consideration of approximately Euro 8,013 thousand upon fulfillment of certain conditions while the outstanding balance of the Defaulted Bank Borrowings as at the date of the Debt Restructuring Deed was Euro 15,609 thousand.

During the year ended December 31, 2021, the Group has repaid total consideration to the Banks and the Defaulted Bank Borrowings have been fully settled. The Group recognized a gain on the debt restructuring in profit or loss. As at December 31, 2021, the Group is not in breach of any loan covenants of any bank borrowings.

25.	Lease liabilities

	At December 31,
(Euro thousands)	2021	2020
At January 1,	136,885	169,410
Additions due to new leases and store renewals	36,607	16,594
Business combination	13,312	—
Decrease due to COVID-19 concessions	(80)	(2,362)
Interest expense	5,586	7,730
Repayment of lease liabilities (including interest expense)	(40,691)	(41,601)
Contract modifications	(15,132)	(4,082)
Disposals	(1,821)	(593)
Net foreign exchange differences	5,393	(8,211)

At December 31,	140,059	136,885

Of which:
Non-current	102,987	104,382
Current	37,072	32,503

In certain countries, leases for stores entail the payment of both minimum amounts and variable amounts, especially for stores with lease payments indexed to revenue. As required by IFRS 16, only the minimum fixed lease payments are capitalized.

The following table summarizes the undiscounted contractual cash flows of lease liabilities by maturity date:

(Euro thousands)	Total contractual cash flows of lease liabilities	Year 1	Year 2	Year 3	Beyond
At December 31, 2021	166,592	43,687	29,393	21,698	71,814
At December 31, 2020	151,977	35,605	32,382	28,597	55,393

26.	Provisions

The Provisions, which amount to Euro 7,307 thousand in 2021 (Euro 5,776 thousand in 2020) represent management’s best estimate of the potential liabilities. In managements’ opinion, based on the information available to them, the total amount allocated for risks and charges at the reporting date is adequate in respect of the liabilities that could arise from the underlying circumstances.

The following tables show the movement of the provisions in 2021 and 2020:

(Euro thousands)	Provisions for litigation	Provisions for contingencies and losses	Other provisions	Total provisions
At January 1, 2020	1,042	3,362	1,032	5,436
Of which current	—	1,052	604	1,656
Of which non-current	1,042	2,310	428	3,780
Provisions	350	1,258	333	1,941
Releases	(292)	(276)	(63)	(631)
Utilizations	(302)	(419)	—	(721)
Exchange differences	—	(249)	—	(249)

At December 31, 2020	798	3,676	1,302	5,776
Of which current	—	1,914	576	2,490
Of which non-current	798	1,762	726	3,286
Provisions	1,036	536	133	1,705
Business combination	—	942	—	942
Releases	(39)	(32)	(285)	(356)
Utilizations	(21)	(956)	—	(977)
Exchange differences	—	217	—	217

At December 31, 2021	1,774	4,383	1,150	7,307

Of which current	—	2,476	665	3,141
Of which non-current	1,774	1,907	485	4,166

The provision for litigation includes provisions for various litigated matters that have occurred in the ordinary course of business.

The Group is a defendant in various other legal and fiscal lawsuits arising in the ordinary course of business. It is the opinion of the management of the Company that it has meritorious defenses against all such outstanding claims, which the Company will vigorously pursue, and that the outcome of such claims, individually or in the aggregate, will not have a material adverse effect on the Group’s consolidated financial position or results of operations.

27.	Employee benefits

The following table shows the employee benefits of the Group.

	At December 31,
(Euro thousands)	2021	2020
Post-employment benefits	16,016	17,047
Other long-term employee benefits	2,448	2,038

Total long-term employee benefits	18,464	19,085

The net balance of post-employee benefits as at December 31, 2021 is a liability of Euro 16,016 thousand (Euro 17,047 thousand as of December 31, 2020) and all the benefits are classified as defined-benefit plans.

The following table presents the changes in long-term employee benefits:

(Euro thousands)	Defined-benefit plan in Italy (TFR)	Defined-benefit plans in Austria	Other long-term employee benefits	Total
At January 1, 2020	2,576	15,068	2,210	19,854
Current service costs	36	1,447	136	1,619
Interest expenses	8	183	20	211
Actuarial losses in other comprehensive loss	17	392	—	409
Actuarial gains in profit or loss	—	—	(68)	(68)
Benefits paid	(145)	(2,375)	(260)	(2,780)
Contributions	—	(78)	—	(78)
Exchange differences	—	(82)	—	(82)

At December 31, 2020	2,492	14,555	2,038	19,085
Business combination	962	—	—	962
Current service costs	83	609	747	1,439
Interest expenses	6	107	10	123
Actuarial losses in other comprehensive loss	360	120	—	480
Actuarial gains in profit or loss	—	—	(184)	(184)
Benefits paid	(909)	(2,289)	(169)	(3,367)
Contributions	—	(100)	—	(100)
Exchange differences	3	17	6	26

At December 31, 2021	2,997	13,019	2,448	18,464

The current service costs and interest expenses are recognized in the statement of profit or loss. The actuarial differences for other long-term employee benefits are also recognized in the statement of profit or loss.

The breakdown of the defined-benefit obligations by type of benefit plan is as follows:

	At December 31,
(Euro thousands)	2021	2020
Defined-benefit plan in Italy
— Italian leaving indemnities	2,997	2,492

Defined-benefit plans in Austria
— Severance payments	8,139	9,280
— Pensions liability	4,880	5,275

	13,019	14,555

Total defined-benefit obligations	16,016	17,047

Defined-benefit plan in Italy

Defined-benefit plan in Italy was Trattamento di Fine Rapporto (“TFR”), a legally required end-of-service allowance, paid regardless of the reason for the employee’s departure from the company.

Defined-benefit plans in Austria

These commitments include the legal requirements for entitled employees who joined the Austrian parent company before 2003 to a one-off severance compensation payment if their employment relationship is terminated or when they retire. The amount of these payments depends on the length of service and the employee’s wages or salaries at the end of employment. These commitments include individual commitments to three former Management Board members.

As at December 31, 2021, the fair value of defined-benefit plans attributable to Group companies operating in the Austria is a net recognized commitment of Euro 13.02 million (Euro 14.56 million as of December 31, 2020). It is detailed below:

	At December 31,
(Euro thousands)	2021	2020
Fair value of plan liabilities	14,263	15,497
Fair value of plan assets	(1,244)	(942)

Defined-benefit plans in Austria	13,019	14,555

The composition of the main plan assets on the reporting date is as follows:

	At December 31,
(Euro thousands)	2021	2020
Equity investments	614	482
Real estates	323	233
Bonds	130	114
Alternative investments	65	37
Liquid funds	112	76

Total plan assets	1,244	942

The main actuarial assumptions used are as follows:

	At December 31, 2021		At December 31, 2020
	Defined-benefit plan in Italy (TFR)	Defined-benefit plans in Austria	Defined-benefit plan in Italy (TFR)	Defined-benefit plans in Austria
Average duration of plan (years)	9.80~14.90	9.10~13.20	9.80	9.40~13.25
Discount rate	0.44%	0.99%~1.23%	-0.02%	0.78%
Inflation rate	1.75%	0.00%	0.80%	0.00%
Salary increase rate	2.81%	2.30%	2.10%	1.80%

For the demographic assumptions used in measuring the defined benefit liabilities, the figure used as a benchmark for the mortality rate is the standard one for each local population, broken down by age and gender, while for the staff turnover rate annual frequencies have been calculated based on the individual companies’ data.

With respect to the December 31, 2021 liability, a sensitivity analysis was performed on the main actuarial variables such as discount rate, salary changes and inflation rate. The analysis did not lead to significant changes in the liability, except for the sensitivity analysis conducted on the discount rate. A 100-basis-point decrease in the discount rate would result in a Euro 1.80 million increase in the amount of the defined-benefit obligation as of December 31, 2021(December 31, 2020: Euro 2.01 million).

28.	Other current liabilities

	At December 31,
(Euro thousands)	2021	2020
Payroll and employee benefits payables	25,309	18,503
Accrued expenses	14,484	3,558
Tax payables	8,975	7,963
Customer advances	8,718	5,080
Due to related companies	5,059	599
Rental Payable	1,989	3,402
Other	4,126	4,965

Total other current liabilities	68,660	44,070

29.	Share capital

As of December 31, 2021, the share capital amounted to Euro 339,256 thousand, comprising 289,165,437 fully paid-up Ordinary Shares and 50,090,730 Series B Preferred Shares with a par value of Euro 1.00 each (289,165,437 Ordinary Shares as of December 31, 2020 and 265,730,501 Ordinary Shares at January 1, 2020). Excluding the 32,129,493 treasury shares, there were 339,256,167 shares issued and outstanding as of that date.

	Number of ordinary shares (thousands)	Nominal value of ordinary shares (Euro thousands)	Number of preferred shares (thousand)	Nominal value of preferred shares (Euro thousands)
Authorized:
As at January 1, 2020	265,731	265,731	—	—
Increased in authorized Ordinary Shares of Euro 1.00 each	23,434	23,434	—	—

As at December 31, 2020	289,165	289,165	—	—
Increased in authorized Series B Preferred Shares of Euro 1.00 each	—	—	59,442	59,442
Increased in authorized Class B Non-voting Ordinary Shares of Euro 0.0001 each	32,130	3	—	—

As at December 31, 2021	321,295	289,168	59,442	59,442

	Number of ordinary shares (thousands)	Nominal value of shares (Euro thousands)	Share premium (Euro thousands)
Issued and paid:
As at January 1, 2020	265,731	265,731	45,882
Issuance of Ordinary Shares of Euro 1.00 each	23,434	23,434	24,279

As at December 31, 2020	289,165	289,165	70,161
Issuance of Series B Preferred Shares of Euro 1.00 each	50,091	50,091	67,124
Issuance of Class B Non-voting Ordinary Shares of Euro 0.0001 each (Note 31)	32,130	3	—

As at December 31, 2021	371,386	339,259	137,285

Ordinary Shares carry the following rights: the right to vote in ordinary and extraordinary shareholders meetings; the right to a share in profits (if distributed) in proportion to the share of capital held; the right to repayment of capital in the event of liquidation; pre-emptive right: in the event of a capital increase, it establishes the right to obtain new shares in proportion to those held.

Each Series B Preferred Share has the same voting rights as the Ordinary Share. The holder of Series B Preferred Shares prior and in preference to any distribution of the Company to holders of Ordinary Shares upon the occurrence of a liquidation event. Moreover, Series B Preferred shares are convertible into Ordinary Shares at a conversation ratio of 1:1 according to Company’s bylaws. Pursuant to the Company’s Memorandum of Association, the Company does not hold an unavoidable obligation to i) deliver cash or other financial assets to Series B preferred shareholders; ii) to exchange financial assets or financial liabilities with Series B preferred shareholders that are unfavorable to the Company; and iii) to deliver a variable number of the Company’s own Ordinary Share. Hence, such contribution is recognized as equity in accordance with the relevant IFRS.

30.	Non-controlling interests

The following table shows the financial information of consolidated companies not entirely controlled by the Group, as required by IFRS 12. The amounts disclosed for each subsidiary are before intercompany eliminations and at and for the year ended December 31, 2021.

(Functional currency thousand) Company	Group’s percentage interest	Non- controlling interest percentage	Functional currency	Total assets	Total equity/ (deficits)	Net revenues	Net loss
Arpège SAS	91%	9%	Euro	200,884	110,204	72,872	(20,593)
Wolford AG	58%	42%	Euro	170,971	42,362	109,331	(13,013)
St. John Knits International, Incorporated	97%	3%	USD	94,727	(58,867)	73,094	(37,978)
St. John China Holdings Limited	80%	20%	HKD	5,445	(3,780)	4,635	(1,918)
Sergio Rossi S.p.A	99%	1%	Euro	87,840	25,336	28,737	(4,274)
Fosun Fashion Brands Management Co., Limited	80%	20%	CNY	4,145	22,896	2,011	(1,750)

31.	Share-based payment

On September 23, 2020, the Company adopted a restricted share units scheme (“the RSUs Scheme”) for the purpose of recognizing the contribution of participants including its senior management members and consultants to the growth of the Group. The RSUs Scheme will remain in force for the period of 10 years up to September 22, 2030 and the maximum number of shares to be granted will not exceed 32,129,493 shares.

On September 23, 2020, restricted share units (“RSUs”) to subscribe for an aggregate of 17,051,419 ordinary shares were granted to nine senior management members and consultants. The exercise price of granted restricted share unit is Euro 1.00 per share to eight of them and Euro 2.04 per share to one of them. The RSUs included certain performance conditions, which required the senior management members and consultants to complete a service period and still in the same position as when granted. The vesting term of the RSUs includes a three-year vesting schedule respectively. The first twenty-five percent (25%) of RSUs immediately vested as of the grant date. The remaining portions vesting schedule consists of a cliff vesting of twenty-five percent (25%) on every anniversary of the grant date. All options shall expire in nine years from the respective grant dates.

On September 23, 2021, RSUs to subscribe for an aggregate of 12,688,696 ordinary shares were granted to 15 senior management members and consultants. The exercise price of granted restricted share unit is Euro 2.04 per ordinary share. The RSUs included certain performance conditions, which required the senior management members and consultants to complete a service period and still in the same position as when granted. The vesting term of the RSUs includes a four-year vesting schedule respectively. The vesting schedule consists of a cliff vesting of twenty-five percent (25%) on every anniversary of the grant date. All options shall expire in ten years from the respective grant dates.

In December 2021, the Group adopted a share economic beneficial interest right scheme (the “SEBIRs scheme”) that modifies all RSUs originally granted to senior management members and consultants according to the RSUs scheme into share economic beneficial interest rights (“SEBIRs”), in which RSUs that have met the vesting conditions will be converted the same copies of SEBIRs that can be exercised immediately, RSUs that fail to meet the vesting conditions will be converted into the same copies of SEBIRs, vesting period and conditions as those under the original grant agreement. The Group issued 32,129,493 Class B Non-voting Ordinary Shares with the par value of Euro 0.0001 to Brilliant Fashion Holdings Limited, which has been established for the SEBIRs scheme, as the maximum number of shares granted by Brilliant Fashion Holdings Limited to senior management members and consultants under the SEBIRs scheme.

For the years ended December 31, 2021 and 2020, movements in the number of RSUs / copies of SEBIRs granted but not yet vested according to the SEBIRs scheme and their related weighted average exercise prices are as follows (each copy of SEBIR corresponds to one share of the Company.):

	For the years ended December 31,
	2021		2020
	Average exercise price in Euro per share/copy	SEBIRs/RSUs (thousand)	Average exercise price in Euro per share/copy	RSUs (thousand)
At January 1,	1.10	17,051	—	—
Granted	2.04	12,689	1.10	17,051

At December 31,	1.50	29,740	1.10	17,051

The RSUs and SEBIRs outstanding in thousands at the end of the year have the following expiry dates and exercise prices:

Expiry date	Exercise price in Euro per RSU/ SEBIR	Shares/Copies (thousand)
		2021	2020
September 22, 2029	1.00	15,481	15,481
September 22, 2029	2.04	1,570	1,570
September 22, 2031	2.04	12,689	—

		29,740	17,051

The fair value of RSUs granted on September 23, 2020 was determined using the Binomial Option-Pricing Model. The significant inputs into the model included the share price of Euro 1.82 per share at the grant date, exercise price shown above, expected annual risk-free interest rate of 0.61%, expected no dividend and volatility of 32.61%. The total fair value of these RSUs was Euro 14,652,000. Euro 5,820,000 and Euro 5,388,000 was charged to administrative expenses for the years ended December 31, 2021 and 2020, respectively.

The fair value of RSUs granted on September 23, 2021 was determined using the Binomial Option-Pricing Model. The significant inputs into the model included the share price of Euro 2.23 per share at the grant date, exercise price shown above, expected annual risk-free interest rate of 1.35%, expected no dividend and volatility of 32.52%. The total fair value of these RSUs was Euro 10,492,000. Euro 1,388,000 was charged to administrative expenses for the year ended December 31, 2021.

Since the modification of the share-based payment scheme in 2021 does not change the vesting conditions and grant quantity of the original plan, there is no increased service expenses on the modification date.

32.	Other reserve

		Other comprehensive income reserve
(Euro thousands)	Share premium	Cumulative translation adjustment	Re-measurement of defined benefit plans	Other (deficits)/ reserves	Total
Balance at January 1, 2020	45,882	1,757	—	(3,032)	44,607
Capital injection from shareholders	24,279	—	—	—	24,279
Employee share-based compensation	—	—	—	5,389	5,389
Debt forgiveness by shareholder	—	—	—	3,176	3,176
Capital contribution from non-controlling interests	—	—	—	119	119
Changes in ownership interest in a subsidiary without change of control	—	—	—	(1,084)	(1,084)
Currency translation differences	—	4,893	—	—	4,893
Actuarial reserve relating to employee benefit	—	—	(181)	—	(181)

Balance at December 31, 2020	70,161	6,650	(181)	4,568	81,198
Capital injection from shareholders	67,124	—	—	—	67,124
Employee share-based compensation	—	—	—	7,208	7,208
Capital contribution from non-controlling interests	—	—	—	566	566
Changes in ownership interest in a subsidiary without change of control	—	—	—	124	124
Currency translation differences	—	(6,355)	—	—	(6,355)
Actuarial reserve relating to employee benefit	—	—	(405)	—	(405)

Balance at December 31, 2021	137,285	295	(586)	12,466	149,460

Other comprehensive income reserve includes the following:

•	a translation reserve for the translation differences arising from the consolidation of subsidiaries with a functional currency different from the Euro;

•	gains and losses on the re-measurement of defined benefit plans for actuarial gains and losses arising during the period which are offset against the related net defined benefit liabilities;

33.	Related party transactions

Transactions with directors and executive board management members (key management personnel)

Pursuant to IAS 24 — Related Party Disclosures, the related parties of the Group are all entities and individuals capable of exercising control, joint control or significant influence over the Group and its subsidiaries. In addition, members of the Board of Directors and executives with strategic responsibilities and their families are also considered related parties. The following tables summarize remuneration of directors, key executives with strategic responsibilities:

	For the years ended December 31,
(Euro thousands)	2021	2020
Short-term employee benefits (1)	2,218	1,425
Employee share-based compensation	4,876	3,751

Total	7,094	5,176

Notes:

(1)	Includes corporate bodies fees, consultancy fees and personnel compensation.

Transactions with related parties

In addition to the transactions and balances detailed elsewhere in these financial statements, the Group had the following material transactions with related parties during the year:

	For the years ended December 31,
(Euro thousands)	2021	2020
(i) Proceeds of shareholder loan

Fosun International Limited (1)	79,684	27,238
Shanghai Fosun High Technology (Group) Co., Ltd. (2)	4,510	—
Shanghai Fosun High Technology Group Finance Co., Ltd. (2)	1,518	—

Total proceeds of shareholder loan	85,712	27,238

(ii) Repayments of shareholder loan

Fosun International Limited	42,642	34,392
Shanghai Fosun High Technology (Group) Co., Ltd.	385	3,214
Shanghai Fosun High Technology Group Finance Co., Ltd.	77	—

Total repayments of shareholder loan	43,104	37,606

(iii) Interest expenses

Fosun International Limited	3,754	1,185
Shanghai Fosun High Technology (Group) Co., Ltd.	79	—
Shanghai Fosun High Technology Group Finance Co., Ltd.	25	—

Total interest expenses	3,858	1,185

(iv) Rental expenses

Shanghai Fosun Bund Property Co., Ltd. (3)	371	—

(v) Consulting expenses

Shanghai Fosun High Technology (Group) Co., Ltd.	263	—

(vi) Payments on behalf of the Group

Shanghai Fosun High Technology (Group) Co., Ltd.	147	—

Balances with related parties

	At December 31,
(Euro thousands)	2021	2020
(i) Borrowings

Fosun International Limited	39,887	2,845
Shanghai Fosun High Technology (Group) Co., Ltd.	4,687	562
Shanghai Fosun High Technology Group Finance Co., Ltd.	1,441	—

Total borrowings	46,015	3,407

(ii) Other current liabilities

Fosun International Limited	4,514	599
Shanghai Fosun High Technology (Group) Co., Ltd.	542	—
Shanghai Fosun High Technology Group Finance Co., Ltd.	3	—

Total other current liabilities	5,059	599

Notes:

(1)	A shareholder of the Group.
(2)	Subsidiaries of Fosun International Limited.
(3)	Joint venture of Fosun International Limited.

34.	Notes to consolidated statements of cash flows

Major non-cash transactions

During the year, the Group had non-cash additions to right-of-use assets and lease liabilities (including COVID-19 concessions) of Euro 37,557 thousand and Euro 36,527 thousand, respectively, in respect of lease arrangements for real estate and other equipment (2020: Euro 7,872 thousand and Euro 14,232 thousand).

Proceeds from disposal of long-term assets comprised:

	For the years ended December 31,
(Euro thousands)	2021	2020
Net book value	1,101	32,402
Net gain on disposals (Note 10)	24,014	40,307

Total proceeds from disposal of long-term assets	25,115	72,709

Changes in liabilities arising from financing activities

The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be classified in the Group’s consolidated statements of cash flows from financing activities.

(Euro thousands)	Borrowings	Lease liabilities	Interest payable
As at January 1, 2020	62,594	169,410	495
Changes from financing cash flows	(20,741)	(41,601)	—
Interest paid	—	—	(3,327)
Conversion of debt to equity	(23,434)	—	—
Debt forgiveness by the Group’s shareholder	—	—	—
New leases	—	16,594	—
Contract modifications	—	(4,082)	—
Disposals	—	(593)	—
Interest expense	—	7,730	3,478
COVID-19-related rent concessions from lessors	—	(2,362)	—
Foreign exchange movement	418	(8,211)	(47)

As at December 31, 2020	18,837	136,885	599
Changes from financing cash flows	59,587	(40,691)	—
Interest paid	—	—	(1,521)
Conversion of debt to equity	(25,035)	—	—
Changes due to debt restructuring	(7,380)	—	—
Business combination	13,159	13,312	—
New leases	—	36,607	—
Contract modifications	—	(15,132)	—
Disposals	—	(1,821)	—
Interest expense	—	5,586	5,357
COVID-19-related rent concessions from lessors	—	(80)	—
Foreign exchange movement	7,603	5,393	193

As at December 31, 2021	66,771	140,059	4,628

Total cash outflow for leases

The total cash outflow for leases included in the statement of cash flows is as follows:

	For the years ended December 31,
(Euro thousands)	2021	2020
Within operating activities	(13,625)	(5,690)
Within investing activities	22,997	(357)
Within financing activities	(40,691)	(41,601)

Total cash outflow for leases	(31,319)	(47,648)

35.	Subsequent events

The Group has evaluated subsequent events through July 11, 2022 which is the date the Consolidated Financial Statements were authorized for issuance, and identified the following events, all of which are non-adjusting as defined in IAS 10:

On March 23, 2022, Primavera Capital Acquisition Corporation (“PCAC”), Lanvin Group Holdings Limited (“LGHL”), Lanvin Group Heritage I Limited (“Merger Sub 1”) and Lanvin Group Heritage II Limited (“Merger Sub 2”) and the Company entered into the Business Combination Agreement, which provides for, among other things, the following transactions:

•

at the Closing and immediately prior to the Initial Merger Effective Time, LGHL will effect a share subdivision such that each authorized, issued and unissued share of LGHL of a par value of US$1.00 is subdivided on a 1,000,000:1 basis into 1,000,000 shares of a par value US$0.000001 each (the “Share Subdivision”);

•	immediately upon completion of the Share Sub-division, Fosun Fashion Holdings (Cayman) Limited will transfer all of the share capital of LGHL to the Sponsor for nil consideration;

•

the subscriptions by each of (i) Apex Master Fund and (ii) Sky Venture Partners L.P. (collectively, the “Forward Purchase Investors”) of certain PCAC Class A Ordinary Shares and PCAC Warrants in accordance with the terms of the applicable Forward Purchase Agreement, dated January 5, 2021, by and among PCAC, the Sponsor and such Forward Purchase Investor (collectively and as may be amended and supplemented from time to time in accordance with the terms therein, the “Forward Purchase Agreements”) shall be consummated immediately prior to the completion of the Initial Merger or otherwise in accordance with the terms of the Forward Purchase Agreements (collectively, the “Forward Purchase Subscriptions”);

•	at the Initial Merger Effective Time, PCAC will merge with and into Merger Sub 1, with Merger Sub 1 being the surviving entity and becoming a wholly-owned subsidiary of LGHL;

•

in connection with the Initial Merger, (i) each PCAC Unit outstanding immediately prior to the Initial Merger Effective Time will (to the extent not already separated) be automatically severed and the holder thereof will be deemed to hold one PCAC Class A ordinary share and one-half of a PCAC Warrant, (ii) immediately following the separation of each PCAC Unit, (A) each Eligible PCAC Share shall automatically be canceled in exchange for the right to receive a number of newly issued ordinary share of LGHL (“LGHL Ordinary Shares”) equal to (x) the sum of the aggregate number of Eligible PCAC Shares and the Bonus Pool Size, divided by (y) the aggregate number of Eligible PCAC Shares, subject to rounding pursuant to the terms of the Business Combination Agreement, and shall no longer be outstanding and be canceled and cease to exist by virtue of the Initial Merger, and (B) each (x) PCAC Class A ordinary share other than the Eligible PCAC Shares and (y) PCAC Class B ordinary share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be canceled in exchange for the right to receive one (1) newly issued LGHL Ordinary Share, and shall no longer be outstanding and be canceled and cease to exist by virtue of the Initial Merger, (iii) each PCAC Warrant outstanding immediately prior to the Initial Merger Effective Time will be assumed by LGHL and converted into a warrant to purchase one LGHL Ordinary Share, (iv) the share in the capital of Merger Sub 1 issued and outstanding immediately prior to the Initial Merger Effective Time will continue existing and constitute the only issued and outstanding share in the capital of Merger Sub 1, and (v) all LGHL Ordinary Shares issued and outstanding immediately prior to the Initial Merger Effective Time will be surrendered by the Sponsor and canceled for no consideration;

•

immediately following the Initial Merger, Merger Sub 2 will merge with and into Lanvin Group, with Lanvin Group being the surviving entity and becoming a wholly-owned subsidiary of LGHL (Lanvin Group is hereinafter referred to for the periods from and after the Second Merger Effective Time as the “Surviving Company”);

•

in connection with the Second Merger, (i) each ordinary share, non-voting ordinary share and preferred share of Lanvin Group issued and outstanding immediately prior to the Second Merger Effective Time

(other than any such shares that are held by shareholders of Lanvin Group who have complied with all of the requirements of Section 238 of the Cayman Companies Act prior to the vote on the Second Merger, the “Lanvin Group Dissenting Shares”) will automatically be canceled in exchange for the right to receive, such number of newly issued LGHL Ordinary Shares that is equal to the Exchange Ratio, subject to rounding pursuant to the terms of the Business Combination Agreement, and will no longer be outstanding and be canceled and cease to exist by virtue of the Second Merger, (ii) each Lanvin Group Dissenting Share shall automatically be canceled and cease to exist and shall thereafter represent only the right to receive the applicable payments as set forth in the Business Combination Agreement, being the fair value for such Lanvin Group Dissenting Share and such other rights as such holder may be entitled under the Cayman Companies Act, and (iii) the share in the capital of Merger Sub 2 issued and outstanding immediately prior to the Second Merger Effective Time will automatically be converted into one ordinary share of the Surviving Company, which ordinary share will constitute the only issued and outstanding share in the share capital of the Surviving Company;

•	immediately following the completion of the First Merger and the Second Merger, the PIPE Investment shall be consummated;

•	immediately following the PIPE Investment, Merger Sub 1 will merge with and into the Surviving Company, with the Surviving Company being the surviving entity; and

•

in connection with the Third Merger, (i) the ordinary share of the Surviving Company issued and outstanding immediately prior to the Third Merger Effective Time will be canceled and cease to exist by virtue of the Third Merger, and (ii) the share in the capital of Merger Sub 1 issued and outstanding immediately prior to the Third Merger Effective Time will automatically be converted into one ordinary share of the Surviving Company, which ordinary share will constitute the only issued and outstanding share in the share capital of the Surviving Company.

Effect of the Transactions on Existing PCAC Securities in the Business Combination

Subject to the terms and conditions of the Business Combination Agreement, the Business Combination will result in, among other things, the following:

•

each PCAC Unit will (to the extent not already separated) be automatically severed and the holder thereof will be deemed to hold one PCAC Class A ordinary share and one-half of a PCAC Warrant, which underlying PCAC securities shall be treated in accordance with the following terms, as applicable:

•

each Eligible PCAC Share shall automatically be canceled in exchange for the right to receive a number of LGHL Ordinary Shares equal to (x) the sum of the aggregate number of Eligible PCAC Shares and the Bonus Pool Size, divided by (y) the aggregate number of Eligible PCAC Shares, subject to rounding pursuant to the terms of the Business Combination Agreement;

•

each (i) PCAC Class A ordinary share other than the Eligible PCAC Shares and (ii) PCAC Class B ordinary share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be canceled in exchange for the right to receive one (1) newly issued LGHL Ordinary Share; and

•

each PCAC Warrant will automatically cease to represent a right to acquire PCAC Class A Ordinary Shares and will be converted into a warrant to purchase one (1) LGHL Ordinary Share on substantially the same terms and conditions as were applicable to such PCAC Warrant immediately prior to the Initial Merger Effective Time.

Conditions to Closing of the Business Combination

The respective obligations of each party to the Business Combination Agreement to consummate the Transactions, are subject to the satisfaction, or written waiver by all of the parties thereto, at or prior to the Closing of the following conditions:

•	the PCAC Shareholders Approval shall have been obtained and remain in full force and effect;

•	the Lanvin Group Shareholders Approval shall have been obtained and remain in full force and effect;

•

the waiting period or periods (including any extension thereof) applicable to the consummation of the transactions contemplated under the Business Combination Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have terminated or expired;

•

this proxy statement/prospectus shall have become effective under the Securities Act and no stop order suspending the effectiveness of this proxy statement/prospectus shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

•

(i) LGHL’s initial listing application with NYSE in connection with the Transactions shall have been approved and LGHL will, immediately following the Closing, satisfy any applicable initial and continuing listing requirements of NYSE, and LGHL shall not have received any notice of non-compliance therewith, and (ii) the LGHL Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on NYSE, subject to official notice of issuance;

•

no governmental authority shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or governmental order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions; and

•	upon the Closing and after giving effect to any redemption of PCAC Ordinary Shares and the Private Placement, LGHL will have net tangible assets of at least US$5,000,001.

Ancillary Agreements

•	Subscription Agreements (PIPE Investment)

Concurrently with the execution of the Business Combination Agreement, LGHL and PCAC entered into subscription agreements (the “Initial PIPE Subscription Agreements”, and together with the Additional PIPE Subscription Agreements, the “PIPE Subscription Agreements”) with certain investors. Pursuant to the Initial PIPE Subscription Agreements, certain investors (the “Initial PIPE Investors”) agreed to subscribe for, and LGHL agreed to issue to such Initial PIPE Investors certain LGHL Ordinary Shares (together with additional subscription by certain investors, if any, of certain LGHL Ordinary Shares pursuant to certain additional subscription agreements to be entered after the date of the Business Combination Agreement and prior to the date on which PCAC Shareholders Approval is obtained (the “Additional PIPE Subscription Agreements”), the “PIPE Investment”, and together with the Forward Purchase Subscriptions, the “Private Placement”). The PIPE Subscription Agreements provide for certain customary registration rights.

•	Sponsor Support Deed

Concurrently with the execution of the Business Combination Agreement, PCAC, LGHL, the Sponsor, certain other holder of Class B ordinary shares of PCAC (the “Other Class B Shareholders”) and Lanvin Group entered into the Sponsor Support Deed (the “Sponsor Support Deed”), pursuant to which the Sponsor and such Other Class B Shareholders agreed to, among other things, (i) vote all of their ordinary shares and preferred shares of PCAC held of record or thereafter acquired in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) be bound by certain covenants and agreements in the Business Combination Agreement, including non-solicitation and (iii) be bound by certain transfer restrictions with respect to their shares of PCAC, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Deed, and pursuant to which the Sponsor also agreed to, immediately prior to the consummation of the Initial Merger, irrevocably forfeit and surrender certain Class B ordinary shares of PCAC to PCAC for nil consideration.

•	Lanvin Group Shareholder Support Deed

Concurrently with the execution of the Business Combination Agreement, PCAC, LGHL, Lanvin Group and certain existing shareholders of Lanvin Group entered into a Shareholder Support Deed (the “Lanvin Group Shareholder Support Deed”), pursuant to which such existing shareholders of Lanvin Group have agreed to, among other things, (i) vote all of their ordinary shares and preferred shares of Lanvin Group held of record or thereafter acquired in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) be bound by certain covenants and agreements in the Business Combination Agreement, including non-solicitation and (iii) be bound by certain transfer restrictions with respect to their shares of Lanvin Group, in each case on the terms and subject to the conditions set forth in the Lanvin Group Shareholder Support Deed, and pursuant to which Fosun Fashion Holdings (Cayman) Limited also agreed to, immediately prior to the consummation of the Second Merger, irrevocably forfeit and surrender certain ordinary shares of Lanvin Group to Lanvin Group for nil consideration.

•	Lock-up Agreement

Concurrently with the execution of the Business Combination Agreement, LGHL, PCAC, certain existing shareholders of Lanvin Group, the Sponsor and the Other Class B Shareholders entered into a Lock-Up Agreement.

•	Investor Rights Agreement

Concurrently with the execution of the Business Combination Agreement, LGHL, the Sponsor, PCAC, Lanvin Group and certain existing shareholders of Lanvin Group entered into the Investor Rights Agreement, pursuant to which among other things, (i) LGHL agreed to register for resale, pursuant to Rule 415 under the Securities Act, within certain period after the Closing Date, certain LGHL ordinary shares and other equity securities of LGHL held by certain parties from time to time, (ii) the Sponsor and such existing shareholders of Lanvin Group will be granted certain registration rights with respect to their respective LGHL ordinary shares, in each case, on the terms and subject to the conditions set forth in the Investor Rights Agreement, and (iii) LGHL agreed that its board of directors shall initially consist of seven (7) directors, with the Sponsor having the right to appoint and remove one (1) individual to serve as a director and the remaining directors nominated by the nominating committee of the board of directors of LGHL in consultation with the Sponsor and in accordance with the nominating committee’s policies and procedures.

•	Warrant Assignment, Assumption and Amendment Agreement

Concurrently with the execution of the Business Combination Agreement, LGHL, PCAC and Continental Stock Transfer & Trust Company entered into an amendment and restatement (the “Assignment, Assumption and Amendment Agreement”) of that certain Warrant Agreement, dated January 21, 2021, by and between PCAC and Continental Stock Transfer & Trust Company (the “Existing Warrant Agreement”), pursuant to which, among other things, effective as of the effective time of the Initial Merger, PCAC will agree to assign all of its right, title and interest in the Existing Warrant Agreement to LGHL.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

CONDENSED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets
Cash	$122,569	$497,619
Prepaid expenses	296,421	25,984

Total Current Assets	418,990	523,603
Forward Purchase Agreement (FPA) asset	42,274	572,828
Investment held in Trust Account	414,646,746	414,024,299

TOTAL ASSETS	$415,108,010	$415,120,730

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$4,550,544	$2,526,858
Due to related party	170,000	110,000
Promissory note—related party	7,000	7,000
Convertible promissory note	504,923	—

Total Current Liabilities	5,232,467	2,643,858
Warrant liabilities	8,145,644	20,879,840
Deferred underwriting fee payable	14,490,000	14,490,000

Total Liabilities	27,868,111	38,013,698

Commitments and Contingencies (Note 6)
Class A redeemable ordinary shares subject to possible redemption, $0.0001 par value, 400,000,000 shares authorized; 41,400,000 shares at $10.02 and $10.00 per share redemption value as of June 30, 2022 and December 31, 2021, respectively	414,646,746	414,000,000
Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Class B non-redeemable ordinary shares, $0.0001 par value; 40,000,000 shares authorized; 12,350,000 shares issued and outstanding at June 30, 2022 and December 31, 2021	1,235	1,235
Additional paid-in capital	—	—
Accumulated deficit	(27,408,082)	(36,894,203)

Total Shareholders’ Deficit	(27,406,847)	(36,892,968)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$415,108,010	$415,120,730

The accompanying notes are an integral part of these unaudited condensed financial statements.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2022	For the Six Months Ended June 30, 2021
General and administrative expenses	$1,055,498	$(154,565)	$2,688,299	$530,635

Income (loss) from operations	(1,055,498)	154,565	(2,688,299)	(530,635)
Other income (expense)
Change in fair value of FPA	(354,783)	(153,019)	(530,554)	(241,321)
Change in fair value of warrant liabilities	10,673,231	(6,326,987)	12,734,196	14,964,352
Transaction costs allocable to warrant liabilities	—	—	—	(2,092,043)
Change in fair value of convertible promissory note	(4,745)	—	(4,923)	—
Interest earned on investment held in Trust Account	588,028	6,292	622,447	10,717

Total other income (expense), net	$10,901,731	$(6,473,714)	$12,821,166	$12,641,705

Net income (loss)	$9,846,233	$(6,319,149)	$10,132,867	$12,111,070

Weighted average shares outstanding, Class A redeemable ordinary shares	41,400,000	41,400,000	41,400,000	35,453,039

Basic and diluted net income (loss) per share, Class A redeemable ordinary shares	$0.18	$(0.12)	$0.19	$0.25

Weighted average shares outstanding, Class B non-redeemable ordinary shares	12,350,000	12,350,000	12,350,000	12,156,077

Basic and diluted net income (loss) per share, Class B non-redeemable ordinary shares	$0.18	$(0.12)	$0.19	$0.25

The accompanying notes are an integral part of these unaudited condensed financial statements.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of January 1, 2022	—	$—	12,350,000	$1,235	$—	$(36,894,203)	$(36,892,968)
Net income	—	—	—	—	—	286,634	286,634

Balance as of March 31, 2022	—	—	12,350,000	1,235	—	(36,607,569)	(36,606,334)
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	—	(646,746)	(646,746)
Net income	—	—	—	—	—	9,846,233	9,846,233

Balance as of June 30, 2022	—	$—	12,350,000	$1,235	$—	$(27,408,082)	$(27,406,847)

The accompanying notes are an integral part of this unaudited condensed financial statement.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

(UNAUDITED)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance as of January 1, 2021	—	$—	12,350,000	$1,235	$23,765	$(5,000)	$20,000
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	(23,765)	(57,768,245)	(57,792,010)
Net income	—	—	—	—	—	18,430,219	18,430,219

Balance as of March 31, 2021	—	—	12,350,000	1,235	—	(39,343,026)	(39,341,791)
Net loss	—	—	—	—	—	(6,319,149)	(6,319,149)

Balance as of June 30, 2021	—	$—	12,350,000	$1,235	$—	$(45,662,175)	$(45,660,940)

The accompanying notes are an integral part of these unaudited condensed financial statements.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30, 2022	For the Six Months Ended June 30, 2021
Cash Flows from Operating Activities:
Net income	$10,132,867	$12,111,070
Adjustments to reconcile net income to net cash used in operating activities:
Payment of formation costs through issuance of Class B ordinary shares
Interest earned on investment held in Trust Account	(622,447)	(10,717)
Change in fair value of FPA	530,554	241,321
Change in fair value of warrant liabilities	(12,734,196)	(14,964,352)
Change in fair value of convertible promissory note	4,923	—
Transaction costs allocable to warrant liabilities	—	2,092,043
Changes in operating assets and liabilities:
Prepaid expenses	(270,437)	(258,529)
Accrued expenses	2,023,686	237,207
Accrued offering costs	—	(326,235)
Due to related party	60,000	50,000

Net cash used in operating activities	(875,050)	(828,192)

Cash Flows from Investing Activities:
Investment of cash held in Trust Account	—	(414,000,000)

Net cash used in investing activities	—	(414,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	405,720,000
Proceeds from sale of Private Placement Warrants	—	10,280,000
Proceeds from the convertible promissory note - related party	500,000	—
Repayment of Sponsor loan	—	(191,819)
Payment of offering costs	—	(139,169)

Net cash provided by financing activities	500,000	415,669,012

Net Change in Cash	(375,050)	840,820
Cash – Beginning of period	497,619	100

Cash – End of period	$122,569	$840,920

Non-Cash investing and financing activities:
Offering costs paid through promissory note	$—	$62,825

Change in value of Class A ordinary shares subject to possible redemption	$—	$26,066,830

Initial classification of Class A ordinary shares subject to possible redemption	$—	$414,000,000

Deferred underwriting commissions charged to additional paid-in capital	$—	$14,490,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Primavera Capital Acquisition Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on July 16, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus on global consumer companies with a significant China presence or a compelling China potential. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2022, the Company had not commenced any operations. All activity for the period from July 16, 2020 (inception) through June 30, 2022, relates to the Company’s formation and the proposed initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on January 21, 2021. On January 26, 2021, the Company consummated the Initial Public Offering of 41,400,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), which included the full exercise by the underwriters of its over-allotment option in the amount of 5,400,000 Units, at $10.00 per Unit, generating gross proceeds of $414,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 10,280,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Primavera Capital Acquisition LLC (the “Sponsor”), generating gross proceeds of $10,280,000, which is described in Note 4.

Transaction costs amounted to $23,454,123, consisting of $8,280,000 of underwriting fees, $14,490,000 of deferred underwriting fees and $684,123 of other offering costs.

Following the closing of the Initial Public Offering on January 26, 2021, an amount of $414,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale from the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

amount of any deferred underwriting discount held in the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company provided the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially anticipated to be $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus for the Initial Public Offering. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company proceeded with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote the Founder Shares it will receive (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

The Company will have until January 26, 2023, to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of trust assets, less taxes payable, provided that such liability will not apply to any claims by a third-party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Merger

On March 23, 2022, as disclosed in the Company’s Form 8-K filed March 23, 2022, the Company entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “BCA”) by and among (i) the Company, (ii) Lanvin Group Holdings Limited, a Cayman Islands exempted company (“PubCo”), (iii) Lanvin Group Heritage I Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), (iv) Lanvin Group Heritage II Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”, and together with Merger Sub 1, the “Merger Subs”), and (v) Fosun Fashion Group (Cayman) Limited, a Cayman Islands exempted company (“FFG”).

Pursuant to the BCA, on the closing of the Business Combination (the “Closing” and the date on which the Closing actually occurs, the “Closing Date”) and in sequential order, (i) the Forward Purchase Subscriptions will be consummated immediately prior to the completion of the Initial Merger or otherwise in accordance with the terms thereof, (ii) the Company will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly owned subsidiary of PubCo (the “Initial Merger”), (iii) Merger Sub 2 will merge with and into FFG, with FFG as the surviving entity in the merger (such surviving entity, the “Surviving Company”), and, after giving effect to such merger, continuing as a wholly owned subsidiary of PubCo (the “Second Merger”), (iv) the PIPE Investment shall be consummated immediately following the completion of the Initial Merger and the Second Merger, and (v) Merger Sub 1 will merge with and into the Surviving Company, with the Surviving Company as the surviving entity in the merger (the “Third Merger”). The Forward Purchase Subscriptions, the Initial Merger, the Second Merger, the PIPE Investment, the Third Merger, and the other transactions contemplated by the BCA are hereinafter referred to as the “Business Combination.”

Going Concern

As of June 30, 2022, the Company had working capital deficit of $4,813,477 and $122,569 of cash held outside the Trust Account available for working capital needs. All cash and securities held in the Trust Account are generally unavailable for the Company’s use, prior to an initial Business Combination, and are restricted for use either in a Business Combination or to redeem ordinary shares. As of June 30, 2022, none of the amount in the Trust Account was available to be withdrawn as described above.

On February 14, 2022, the Company drew down $500,000 of the Convertible Promissory Note (as defined in Note 5). The Convertible Promissory Note bears no interest and shall be payable on the earlier of: (i) twenty-four (24) months from the closing of the initial public offering (or such later date as may be extended in accordance with the terms of the Company’s memorandum and articles of association) or (ii) the date on which the Company consummates a Business Combination (see Note 5).

The Company believes it may have insufficient funds available to operate its business prior to the Business Combination. Moreover, the Company will need to raise additional capital through loans from its Sponsor, officers, directors, or third parties. None of the Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. The Company cannot provide any assurance that new financing will be

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

available to it on commercially acceptable terms, if at all. In addition, if the Company is not able to consummate a Business Combination before January 26, 2023, the Company will commence an automatic winding up, dissolution and liquidation. Management has determined that the liquidity condition and automatic liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after January 26, 2023. Management plans to continue efforts to close a Business Combination within the prescribed time frame.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 31, 2022, which contains the audited financial statements and notes thereto. The interim results for the three and six months ended June 30, 2022, are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. Management notes that the fair value of warrant liabilities and forward purchase agreements (“forward purchase agreements” or “FPA”) asset is a significant estimate.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2022 and December 31, 2021.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated on a relative fair value basis between shareholders’ equity and expense. The portion of the offering costs associated with the issuance of the Class A ordinary shares issued were charged against the carrying value of the Class A ordinary shares subject to possible redemption upon the completion of the Initial Public Offering.

At the IPO, offering costs amounted to $23,454,123, of which $21,362,080 were charged to temporary equity upon the completion of the Initial Public Offering and $2,092,043 were expensed to the condensed statement of operations.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

occurrence of uncertain future events. Accordingly, at June 30, 2022 and December 31, 2021, the 41,400,000 Class A ordinary shares subject to possible redemption, are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. As of June 30, 2022 and December 31, 2021, there were $646,746 and $0 change to the redemption value of the Class A ordinary shares, respectively.

At June 30, 2022, the Class A ordinary shares reflected in the condensed balance sheets are reconciled in the following table:

Gross proceeds	$414,000,000
Less: Proceeds allocated to Public Warrants	(36,429,930)
Less: Class A ordinary shares issuance costs	(21,362,080)
Add: Accretion of carrying value to redemption value	57,792,010
Add: Remeasurement on Class A ordinary shares subject to possible redemption	646,746

Class A ordinary shares subject to possible redemption	$414,646,746

Convertible Promissory Note

The Company accounts for its convertible promissory note under ASC 815, Derivatives and Hedging (“ASC 815”). Under 815-15-25, the election can be made at the inception of a financial instrument to account for the instrument under the fair value option under ASC 825, Financial Instruments (“ASC 825”). The Company has made such election for its convertible promissory note. Using the fair value option, the convertible promissory note is required to be recorded at its initial fair value on the date of issuance, and each balance sheet date thereafter. Differences between the face value of the convertible promissory note and fair value at issuance are recognized as either an expense in the statement of operations (if issued at a premium) or as a capital contribution (if issued at a discount). Any material changes in the estimated fair value of the convertible promissory note are recognized as non-cash gains or losses in the condensed statements of operations. The fair value of the option to convert into private warrants was valued utilizing the Monte Carlo model.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the condensed balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

The Company accounts for the Warrants and FPA in accordance with the guidance contained in ASC 815-40, under which the Warrants and FPA do not meet the criteria for equity treatment and must be recorded as

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

liabilities or assets. Accordingly, the Company classifies the Warrants as liabilities and the FPA as an asset at their fair value and adjust the Warrants and FPA to fair value at each reporting period. These liabilities and asset are subject tore-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2022 and December 31, 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

Net Income per Ordinary Share

The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. The 30,980,000 potential Class A ordinary shares for outstanding warrants to purchase the Company’s shares were excluded from diluted earnings per share for the three and six months ended June 30, 2022 and 2021 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income per ordinary share is the same as basic net income per ordinary share for the periods. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of ordinary shares:

	For the Three Months Ended June 30, 2022		For the Three Months Ended June 30, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per share
Numerator:
Allocation of net income (loss)	$7,583,889	$2,262,344	$(4,867,214)	$(1,451,935)
Denominator
Weighted -average shares outstanding	41,400,000	12,350,000	41,400,000	12,350,000
Basic and diluted net income (loss) per share	$0.18	$0.18	$(0.12)	$(0.12)

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

	For the Six Months Ended June 30, 2022		For the Six Months Ended June 30, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per share
Numerator:
Allocation of net income	$7,804,664	$2,328,203	$9,018,740	$3,092,330
Denominator
Weighted -average shares outstanding	41,400,000	12,350,000	41,400,000	12,156,077
Basic and diluted net income per share	$0.19	$0.19	$0.25	$0.25

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature, except for the Warrants, FPA and Convertible Promissory Note (see Note 9).

Recent Adopted Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 41,400,000 Units which included a full exercise by the underwriters of their over-allotment option in the amount of 5,400,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder thereof to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $10,280,000 in a private placement. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On July 17, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 8,625,000 Class B ordinary shares (the “Founder Shares”) (after giving effect to a share recapitalization), initially held by an affiliate of the Sponsor. On August 24, 2020, the Sponsor transferred 215,625 Founder Shares to Chenling Zhang, the Company’s independent director, for an aggregate purchase price of $625. On September 21, 2020, the Company effected a share capitalization, pursuant to which an additional 2,000,000 Founder Shares were issued for no consideration, resulting in there being 10,625,000 Founder Shares outstanding. Following the share capitalization on September 21, 2020 and Ms. Zhang’s waiver of her right to receive shares under such capitalization, the Sponsor held an aggregate of 10,409,375 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the share capitalization. On December 30, 2020, the Sponsor transferred 40,000 Founder Shares to each of the other independent directors for approximately $0.003 per share. On January 5, 2021, the Sponsor transferred to the anchor investors an aggregate of 1,000,000 Founder Shares for no cash consideration. On January 21, 2021, the Company effected a share capitalization pursuant to which 1,725,000 Founder Shares were issued, resulting in 12,350,000 Founder Shares outstanding, of which 11,014,375 Founder Shares are held by the Sponsor. The Founder Shares held by the Sponsor include an aggregate of up to 1,350,000 shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised and 2,000,000 Class B ordinary shares issued and retained by the Sponsor in connection with the forward purchase agreements, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the sum of the Company’s issued and outstanding ordinary shares after the Initial Public Offering plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements. As a result of the underwriters’ election to fully exercise their over-allotment option on January 26, 2021, a total of 1,350,000 Founder Shares were no longer subject to forfeiture.

The initial shareholder has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

Commencing on January 21, 2021, the Company entered into an agreement to pay the Sponsor up to $10,000 per month for office space, utilities, secretarial and administrative support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. As of June 30, 2022 and December 31, 2021, there are $170,000 and $110,000 in due to related party incurred by administrative service fee. For the three and six months ended June 30, 2022, the Company incurred $30,000 and $60,000 in fees for these services, of which $30,000 and $60,000 is included in due to related party in the accompanying condensed balance sheets.

For the three and six months ended June 30, 2021, the Company incurred $20,000 and $50,000 in fees for these services.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

Promissory Note — Related Party

On July 17, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to an affiliate of the Sponsor, which was assigned to the Sponsor on August 24, 2020, pursuant to which the Company may borrow up to an aggregate principal amount of $250,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2021 and (ii) the completion of the Initial Public Offering. On January 26, 2021, at the closing of the Initial Public Offering, $191,819 was repaid. As of June 30, 2022 and December 31, 2021, there is $7,000 in borrowings outstanding under the Promissory Note, which is currently due on demand.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of June 30, 2022 and December 31, 2021, there were no amounts outstanding under the Working Capital Loans.

On January 28, 2022, the Company issued an unsecured promissory note (the “Convertible Promissory Note”) in the amount of up to $500,000 to the Sponsor. The Convertible Promissory Note bears no interest and shall be payable on the earlier of: (i) twenty-four (24) months from the closing of the initial public offering (or such later date as may be extended in accordance with the terms of the Company’s memorandum and articles of association) or (ii) the date on which the Company consummates a business combination. On February 14, 2022, the Company drew down the full amount of the Convertible Promissory Note. The Sponsor may elect to convert all or any portion of the unpaid principal balance of this Convertible Promissory Note into that number of warrants consisting of one warrant exercisable for one ordinary share of the Company (the “Conversion Warrants”), equal to: (x) the portion of the principal amount of the Convertible Promissory Note being converted, divided by (y) $1.00, rounded up to the nearest whole number of warrants. The Conversion Warrants shall be identical to the Private Placement Warrants.

The Convertible Promissory Note was valued using the fair value method. As of June 30, 2022, $500,000 was drawn on the loan, presented at its fair value of $504,923 on the accompanying unaudited condensed balance sheets. As of December 31, 2021, the Company had no Working Capital Loan borrowings. (see Note 9).

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these condensed financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these condensed financial statements.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Director Compensation

On August 24, 2020, the Company entered into a fee arrangement with Ms. Zhang pursuant to which, in consideration for her services as an independent director and her expertise to source and/or evaluate potential acquisition targets, the Company will pay Ms. Zhang a fee in the aggregate amount of $250,000, which is payable upon the closing of the Business Combination. As of June 30, 2022 and December 31, 2021, the Company recognized $250,000 in fees for these services, of which $250,000 is included in accrued expenses in the accompanying condensed balance sheets.

Registration Rights

Pursuant to a registration and shareholders rights agreement entered into on January 21, 2021, the holders of the Founder Shares, Private Placement Warrants (and the Class A ordinary shares underlying such private placement warrants) and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants that may be issued upon conversion of the Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale. The holders of these securities will be entitled to making up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $14,490,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Forward Purchase Agreement

Certain accredited investors (the “anchor investors”) have entered into forward purchase agreements with the Company which provide for the purchase by the anchor investors of an aggregate of 8,000,000 Class A ordinary shares, plus an aggregate of 2,000,000 redeemable warrants to purchase one Class A ordinary share at $11.50 per share, for an aggregate purchase price of $80,000,000, or $10.00 per Class A ordinary share, in a private placement to close concurrently with the closing of a Business Combination. The proceeds from the sale of forward purchase shares may be used as part of the consideration to the sellers in a Business Combination, expenses in connection with a Business Combination or for working capital in the post-transaction company. These purchases will be made regardless of whether any Class A ordinary shares are redeemed by the Public Shareholders and are intended to provide the Company with a minimum funding level for a Business Combination. The anchor investors will not have the ability to approve a Business Combination prior to the signing of a material definitive agreement and, if the Company seeks shareholder approval, have agreed to vote

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

their Founder Shares and any Public Shares held by them in favor of a Business Combination. The forward purchase securities will be issued only in connection with the closing of a Business Combination.

Business Combination Agreement

On March 23, 2022, the Company entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “BCA”) by and among (i) the Company, (ii) Lanvin Group Holdings Limited, a Cayman Islands exempted company (“PubCo”), (iii) Lanvin Group Heritage I Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), (iv) Lanvin Group Heritage II Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”, and together with Merger Sub 1, the “Merger Subs”), and (v) Fosun Fashion Group (Cayman) Limited, a Cayman Islands exempted company (“FFG”).

NOTE 7. SHAREHOLDERS’ DEFICIT

Preference Shares —The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2022 and December 31, 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares—The Company is authorized to issue 400,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At June 30, 2022 and December 31, 2021, there were 41,400,000 Class A ordinary shares issued and outstanding, all of which are subject to possible redemption and presented as temporary equity.

Class B Ordinary Shares—The Company is authorized to issue 40,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. As of June 30, 2022 and December 31, 2021, there were effectively 12,350,000 Class B ordinary shares issued and outstanding. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to a vote of shareholders, except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of a Business Combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in connection with a Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares, which includes the 2,000,000 Founder Shares issued in connection with the forward purchase agreements, will equal, in the aggregate, 20% of the sum of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders) plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements, including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

NOTE 8. WARRANTS

As of June 30, 2022, and December 31, 2021, there were 20,700,000 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable, and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like).

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like); and

•

if the Reference Value is less than $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

As of June 30, 2022, and December 31, 2021, there were 10,280,000 Private Placement Warrants outstanding. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the assessment of the assumptions that market participants would use in pricing the asset or liability.

At June 30, 2022 and December 31, 2021, assets held in the Trust Account were comprised of $414,646,746 and $414,024,299 in money market funds, which are invested in U.S. Treasury Securities. Through June 30, 2022 and December 31, 2021, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	June 30, 2022	December 31, 2021
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Funds	1	$414,646,746	$414,024,299
FPA Asset	3	$42,274	$572,828
Liabilities:
Warrant Liability – Public Warrants	1	$3,312,000	$13,869,000
Warrant Liability – Private Placement Warrants	3	$4,833,644	$7,010,840
Convertible promissory note – related party	3	$504,923	$—

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

The Warrants and convertible promissory note are accounted for as liabilities and the FPA is accounted for as an asset in accordance with ASC 815-40 and are presented within warrant liabilities, convertible promissory note and FPA asset in the accompanying condensed balance sheets. The warrant liabilities, FPA asset and convertible promissory note are measured at fair value at inception and on a recurring basis, with changes in fair value presented in the condensed statements of operations.

The Warrants are measured at fair value on a recurring basis. The Public Warrants were valued using the instrument’s publicly listed trading price as of the balance sheet date, which is considered to be a Level 1 measurement due to the use of an observable market quote in an active market.

Initial Measurement

The Private Placement Warrants were valued using a Modified Black Scholes Model, which is considered to be a Level 3 fair value measurement. The primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the ordinary shares. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable blank-check companies without an identified target.

The Public Warrants were initially valued using a Monte Carlo simulation implementing the Black Scholes Option Pricing Model that is modified to capture the redemption features of the Public Warrants. The primary unobservable inputs utilized in determining the fair value of the Public Warrants are the expected volatility of the ordinary shares and the share price.

The asset for the FPA was valued using an adjusted net assets method, which is considered to be a Level 3 fair value measurement. Under the adjusted net assets method utilized, the aggregate commitment of $80 million pursuant to the FPA is discounted to present value and compared to the fair value of the ordinary shares and warrants to be issued pursuant to the FPA. The fair value of the ordinary shares and warrants to be issued under the FPA is based on the public trading price of the Units issued in the Company’s Initial Public Offering. The excess (liability) or deficit (asset) of the fair value of the ordinary shares and warrants to be issued compared to the $80 million fixed commitment is then reduced to account for the probability of consummation of the Business Combination.

The fair value of the option to convert the convertible promissory note into private warrants was initially valued utilizing a Monte Carlo model that values the embedded conversion feature.

Subsequent Measurement

The Private Placement Warrants were valued using a Modified Black Scholes Model, which is considered to be a Level 3 fair value measurement. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units are classified as Level 1 due to the use of an observable market quote in an active market. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price was used as the fair value as of each relevant date.

The asset for the FPA was valued using an adjusted net assets method, which is considered to be a Level 3 fair value measurement.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

The following table presents the quantitative information regarding Level 3 fair value measurements:

	January 26, 2021 (Initial measurement)	December 31, 2021	June 30, 2022
Unit price	$10.90	$9.71	$9.83
Term to initial Business Combination (in years)	1.0	0.53	0.50
Volatility	10.0%	11.6%	4.6%
Risk-free rate	0.58%	1.31%	3.02%
Dividend yield	0.0%	0.0%	0.0%

The following table presents a summary of the changes in the fair value of level 3 warrant liabilities for the six months ended June 30, 2022 and 2021:

	Private Placement	Public	Total Warrant Liabilities
Fair value as of January 1, 2022	$7,010,840	$—	$7,010,840
Change in fair value-Private Warrants	(2,177,196)	—	(2,177,196)

Fair value as of June 30, 2022	$4,833,644	$—	$4,833,644

	Private Placement	Public	Total Warrant Liabilities
Fair value as of January 1, 2021	$—	$—	$—
Initial measurement on January 26, 2021	18,391,549	36,429,930	54,821,479
Transfer to Level 1	—	(36,429,930)	(36,429,930)
Change in fair value-Private Warrants	(7,759,971)	—	(7,759,971)

Fair value as of June 30, 2021	$10,631,578	$—	$10,631,578

The following table presents the changes in the fair value of FPA liability (asset) for the six months ended June 30, 2022 and 2021:

Forward Purchase Units
Fair value as of January 1, 2022	$(572,828)
Change in fair value	175,771
Fair value as of March 31, 2022	(397,057)
Change in fair value	354,783

Fair value as of June 30, 2022	$(42,274)

Forward Purchase Units
Fair value as of January 1, 2021	$—
Initial measurement on January 26, 2021	3,752,168
Change in fair value	(3,663,866)
Fair value as of March 31, 2021	88,302
Change in fair value	153,019

Fair value as of June 30, 2021	$241,321

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2022

(Unaudited)

Convertible Promissory Note – Related Party

The fair value of the option to convert the convertible promissory note into private warrants was valued utilizing a Monte Carlo model that values the embedded conversion feature. The convertible promissory note is classified within Level 3 of the fair value hierarchy at the measurement date due to the use of unobservable inputs.

The estimated fair value of the convertible promissory note was based on the following significant inputs:

	June 30, 2022	February 14, 2022
Stock price	$9.83	$9.76
Weighted time to conversion (in years)	5.03	5.46
Volatility	16.3%	7.5%
Risk-free rate	1.28%	1.92%

The following table presents the changes in the fair value of the Level 3 convertible promissory note:

Convertible Promissory Note
Fair value as of January 1, 2022	$—
Proceeds received through Convertible Promissory Note on February 14, 2022	500,000
Change in fair value	4,923

Fair value as of June 30, 2022	$504,923

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the six months ended June 30, 2022 for the convertible promissory note.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the unaudited condensed financial statements date up to the date that the unaudited condensed financial statements were issued. Based upon this review, the Company determined that, there have been no events that have occurred that would require adjustments to the disclosures in the unaudited condensed financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Primavera Capital Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Primavera Capital Acquisition Corporation (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2021 and the period from July 16, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and the period from July 16, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by January 26, 2023 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

March 30, 2022

PCAOB Number 100

PRIMAVERA CAPITAL ACQUISITION CORPORATION

BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash	$497,619	$100
Prepaid expenses	25,984	—

Total Current Assets	523,603	100

Deferred offering costs	—	482,129
Forward Purchase Agreement (FPA) asset	572,828	—
Investment held in Trust Account	414,024,299	—

TOTAL ASSETS	$415,120,730	$482,229

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accrued expenses	$2,526,858	$—
Accrued offering costs	—	326,235
Due to related party	110,000	—
Promissory note — related party	7,000	135,994

Total Current Liabilities	2,643,858	462,229

Warrant liabilities	20,879,840	—
Deferred underwriting fee payable	14,490,000	—

Total Liabilities	38,013,698	462,229

Commitments and Contingencies (Note 6)
Class A redeemable ordinary shares subject to possible redemption, $0.0001 par value, 400,000,000 shares authorized; 41,400,000 and 0 shares at $10.00 per share redemption value as of December 31, 2021 and December 31, 2020, respectively	414,000,000	—
Shareholders’ Equity (Deficit)
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Class B non-redeemable ordinary shares, $0.0001 par value; 40,000,000 shares authorized; 12,350,000 shares issued and outstanding at December 31, 2021 and December 31, 2020	1,235	1,235
Additional paid-in capital	—	23,765
Accumulated deficit	(36,894,203)	(5,000)

Total Shareholders’ Equity (Deficit)	(36,892,968)	20,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$415,120,730	$482,229

The accompanying notes are an integral part of these financial statements.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2021	For the period from July 16, 2020 through (inception) December 31, 2020
General and administrative expenses	$3,456,132	$5,000

Loss from operations	(3,456,132)	(5,000)
Other income (expense)
Change in fair value of FPA	572,828	—
Change in fair value of warrant liabilities	25,830,090	—
Transaction costs allocable to warrant liabilities	(2,092,043)	—
Interest earned on investment held in Trust Account	24,299	—

Other income (expense), net	$24,335,174	$—

Net income (loss)	$20,879,042	$(5,000)

Weighted average shares outstanding, Class A redeemable ordinary shares	38,450,959	—

Basic and diluted net income per share, Class A redeemable ordinary shares	$0.41	$0.00

Weighted average shares outstanding, Class B non-redeemable ordinary shares	12,257,534	11,000,000

Basic and diluted net income per share, Class B non-redeemable ordinary shares	$0.41	$(0.00)

The accompanying notes are an integral part of these financial statements.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021

	Class A Ordinary Share		Class B Ordinary Share		Additional Paid-In Capital	Accumulated Deficit	Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance as of January 1, 2021	—	$—	12,350,000	$1,235	$23,765	$(5,000)	$20,000
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	(23,765)	(57,768,245)	(57,792,010)
Net income	—	—	—	—	—	20,879,042	20,879,042

Balance as of December 31, 2021	—	$—	12,350,000	$1,235	$—	$(36,894,203)	$(36,892,968)

The accompanying notes are an integral part of these financial statements.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM JULY 16, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Class A Ordinary Share		Class B Ordinary Share		Additional Paid-In Capital	Accumulated Deficit	Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance as of July 16, 2020 (inception)	—	$—	—	$—	$—	$—	$
Issuance of Class B ordinary shares to Sponsor (1)	—	—	12,350,000	1,235	23,765	—		25,000
Net loss	—	—	—	—	—	(5,000)		(5,000)

Balance as of December 31, 2020	—	$—	12,350,000	$1,235	$23,765	$(5,000)		$20,000

(1)

Includes an aggregate of up to 1,350,000 Class B ordinary shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised (see Note 5). On September 21, 2020, the Company effected a share capitalization pursuant to which an additional 2,000,000 Founder Shares were issued for no consideration and on January 21, 2021 the Company effected a share capitalization pursuant to which an additional 1,725,000 Founder Shares were issued, resulting in there being 12,350,000 Founder Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share capitalizations.

The accompanying notes are an integral part of these financial statements.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

STATEMENTS OF CASH FLOWS

	For the Year ended December 31, 2021	For the period from July 16, 2020 (inception) through December 31, 2020
Cash Flows from Operating Activities:
Net income (loss)	$20,879,042	$(5,000)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Payment of formation costs through issuance of Class B ordinary shares	—	5,000
Interest earned on investment held in Trust Account	(24,299)	—
Change in fair value of FPA	(572,828)	—
Change in fair value of warrant liabilities	(25,830,090)	—
Transaction costs allocable to warrant liabilities	2,092,043	—
Changes in operating assets and liabilities:
Prepaid expenses	(25,984)	—
Accrued expenses	2,526,858	—
Accrued offering costs	(326,235)	—
Due to related party	110,000	—

Net cash used in operating activities	(1,171,493)	—

Cash Flows from Investing Activities:
Investment of cash held in Trust Account	(414,000,000)	—

Net cash used in investing activities	(414,000,000)	—

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	405,720,000	—
Proceeds from sale of Private Placement Warrants	10,280,000	—
Proceeds from promissory note — related party	—	100
Repayment of promissory note — related party	(191,819)	—
Payment of offering costs	(139,169)	—

Net cash provided by financing activities	415,669,012	100

Net Change in Cash	497,519	100
Cash - Beginning of period	100	—

Cash - End of period	$497,619	$100

Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$—	$326,235

Offering costs paid through promissory note	$62,825	$135,894

Deferred offering costs paid by initial shareholder in exchange for the issuance of Class B ordinary shares	$—	$20,000

Deferred underwriting fee payable	$14,490,000	$—

The accompanying notes are an integral part of the financial statements.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Primavera Capital Acquisition Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on July 16, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus on global consumer companies with a significant China presence or a compelling China potential. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2021, the Company had not commenced any operations. All activity for the period from July 16, 2020 (inception) through December 31, 2021 relates to the Company’s formation and the proposed initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination and Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on January 21, 2021. On January 26, 2021, the Company consummated the Initial Public Offering of 41,400,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), which included the full exercise by the underwriters of its over-allotment option in the amount of 5,400,000 Units, at $10.00 per Unit, generating gross proceeds of $414,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 10,280,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Primavera Capital Acquisition LLC (the “Sponsor”), generating gross proceeds of $10,280,000, which is described in Note 4.

Transaction costs amounted to $23,454,123, consisting of $8,280,000 of underwriting fees, $14,490,000 of deferred underwriting fees and $684,123 of other offering costs.

Following the closing of the Initial Public Offering on January 26, 2021, an amount of $414,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale from the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of any deferred underwriting discount held in the Trust Account). The Company will only complete a

Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company provided the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially anticipated to be $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus for the Initial Public Offering. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company proceeded with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote the Founder Shares it will receive (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

The Company will have until January 26, 2023 to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Merger

On March 23, 2022, as disclosed in the Company’s Form 8-K filed March 23, 2022, the Company entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “BCA”) by and among (i) the Company, (ii) Lanvin Group Holdings Limited, a Cayman Islands exempted company (“PubCo”), (iii) Lanvin Group Heritage I Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), (iv) Lanvin Group Heritage II Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”, and together with

Merger Sub 1, the “Merger Subs”), and (v) Fosun Fashion Group (Cayman) Limited, a Cayman Islands exempted company (“FFG”).

Pursuant to the BCA, on the closing of the Business Combination (the “Closing” and the date on which the Closing actually occurs, the “Closing Date”) and in sequential order, (i) the Forward Purchase Subscriptions will be consummated immediately prior to the completion of the Initial Merger or otherwise in accordance with the terms thereof, (ii) the Company will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly owned subsidiary of PubCo (the “Initial Merger”), (iii) Merger Sub 2 will merge with and into FFG, with FFG as the surviving entity in the merger (such surviving entity, the “Surviving Company”), and, after giving effect to such merger, continuing as a wholly owned subsidiary of PubCo (the “Second Merger”), (iv) the PIPE Investment shall be consummated immediately following the completion of the Initial Merger and the Second Merger, and (v) Merger Sub 1 will merge with and into the Surviving Company, with the Surviving Company as the surviving entity in the merger (the “Third Merger”). The Forward Purchase Subscriptions, the Initial Merger, the Second Merger, the PIPE Investment, the Third Merger, and the other transactions contemplated by the BCA are hereinafter referred to as the “Business Combination.”

Going Concern

As of December 31, 2021, the Company had working capital deficit of $2,120,255 and $497,619 of cash held outside the Trust Account available for working capital needs. All cash and securities held in the Trust Account are generally unavailable for the Company’s use, prior to an initial Business Combination, and are restricted for use either in a Business Combination or to redeem ordinary shares. As of December 31, 20201, none of the amount in the Trust Account was available to be withdrawn as described above.

The Company anticipates that the $497,619 outside of the Trust Account as of December 31, 2021, will not be sufficient to allow the Company to operate for at least the next 12 months, assuming that a Business Combination is not consummated during that time. Until consummation of its Business Combination, the Company will be using the funds not held in the Trust Account, Promissory Note from Sponsor and any additional Working Capital Loans (as defined below) from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors (which is described in Note 5), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination. On January 28, 2022, the Company issued an unsecured promissory note (the “Note”) in the amount of up to $500,000 to Primavera Capital Acquisition LLC (the “Payee”). The proceeds of the Note, which may be drawn down from time to time until the Company consummates its initial business combination, will be used for general working capital purposes (which is described in Note 10).

The Company believes it may have insufficient funds available to operate its business prior to the Business Combination. Moreover, the Company will need to raise additional capital through loans from its Sponsor, officers, directors, or third parties. None of the Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. In addition, if the Company is not able to consummate a Business Combination before January 26, 2023, the Company will commence an automatic winding up, dissolution and liquidation. Management has determined that the automatic liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after January 26, 2023. Management plans to continue efforts to close a Business Combination within the prescribed time frame.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. Management notes that the fair value of warrant liabilities and forward purchase agreements (“forward purchase agreements” or “FPA”) asset is a significant estimate.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and December 31, 2020.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated on a relative fair value basis between shareholders’ equity and expense. The portion of the offering costs associated with the issuance of the Class A ordinary shares issued were charged against the carrying value of the Class A ordinary shares subject to possible redemption upon the completion of the Initial Public Offering.

As of December 31, 2021, offering costs amounted to $23,454,123, of which $21,362,080 were charged to temporary equity upon the completion of the Initial Public Offering and $2,092,043 were expensed to the statement of operations.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at January 26, 2021 and December 31, 2021, the 41,400,000 Class A ordinary shares subject to possible redemption, respectively, are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. As of January 26, 2021 and December 31, 2021 there was no change to the redemption value of the Class A ordinary shares.

At December 31, 2021 and January 26, 2021, the Class A ordinary shares reflected in the balance sheets are reconciled in the following table:

Gross proceeds	$414,000,000
Less: Proceeds allocated to Public Warrants	(36,429,930)
Less: Class A ordinary shares issuance costs	(21,362,080)
Add: Accretion of carrying value to redemption value	57,792,010

Class A ordinary shares subject to possible redemption	$414,000,000

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

The Company accounts for the Warrants and FPA in accordance with the guidance contained in ASC 815-40, under which the Warrants and FPA do not meet the criteria for equity treatment and must be recorded as liabilities or assets. Accordingly, the Company classifies the Warrants as liabilities and the FPA as an asset at their fair value and adjust the Warrants and FPA to fair value at each reporting period. These liabilities and asset are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2021 and December 31, 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

Net income (loss) per Ordinary Share

The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. The 30,980,000 potential Class A ordinary shares for outstanding warrants to purchase the Company’s shares were excluded from diluted earnings per share for the year ended December 31, 2021 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income per ordinary share is the same as basic net income per ordinary share for the periods. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of ordinary shares:

	For the year ended December 31, 2021		For the Period from July 16, 2020 (inception) through December 31, 2020
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per share
Numerator:
Allocation of net income (loss)	$15,833,201	$5,045,841	$—	$(5,000)
Denominator
Weighted-average shares outstanding	38,450,959	12,257,534	—	11,000,000
Basic and diluted net income per share	$0.41	$0.41	$—	$(0.00)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature, except for the Warrants and FPA (see Note 9).

Recent Adopted Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 effective January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 41,400,000 Units which included a full exercise by the underwriters of their over-allotment option in the amount of 5,400,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder thereof to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $10,280,000 in a private placement. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On July 17, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 8,625,000 Class B ordinary shares (the “Founder Shares”) (after giving effect to a share recapitalization), initially held by an affiliate of the Sponsor. On August 24, 2020, the Sponsor transferred 215,625 Founder Shares to Chenling Zhang, the Company’s independent director, for an aggregate purchase price of $625. On September 21, 2020, the Company effected a share capitalization, pursuant to which an additional 2,000,000 Founder Shares were issued for no consideration, resulting in there being 10,625,000

Founder Shares outstanding. Following the share capitalization on September 21, 2020 and Ms. Zhang’s waiver of her right to receive shares under such capitalization, the Sponsor held an aggregate of 10,409,375 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the share capitalization. On December 30, 2020, the Sponsor transferred 40,000 Founder Shares to each of the other independent directors for approximately $0.003 per share. On January 5, 2021, the Sponsor transferred to the Forward Purchase Investors an aggregate of 1,000,000 Founder Shares for no cash consideration. On January 21, 2021, the Company effected a share capitalization pursuant to which 1,725,000 Founder Shares were issued, resulting in 12,350,000 Founder Shares outstanding, of which 11,014,375 Founder Shares are held by the Sponsor. The Founder Shares held by the Sponsor include an aggregate of up to 1,350,000 shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised and 2,000,000 Class B ordinary shares issued and retained by the Sponsor in connection with the forward purchase agreements, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the sum of the Company’s issued and outstanding ordinary shares after the Initial Public Offering plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements. As a result of the underwriters’ election to fully exercise their over-allotment option on January 26, 2021, a total of 1,350,000 Founder Shares were no longer subject to forfeiture.

The initial shareholder has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

Commencing on January 21, 2021, the Company entered into an agreement to pay the Sponsor up to $10,000 per month for office space, utilities, secretarial and administrative support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the period from January 21, 2021 through December 31, 2021, the Company incurred $110,000 in fees for these services, of which $110,000 is included in due to related party in the accompanying balance sheets. For the period from July 16, 2020 (inception) through December 31, 2020, the Company incurred $0 in fees for these services.

Promissory Note - Related Party

On July 17, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to an affiliate of the Sponsor, which was assigned to the Sponsor on August 24, 2020, pursuant to which the Company may borrow up to an aggregate principal amount of $250,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2021 and (ii) the completion of the Initial Public Offering. On January 26, 2021, at the closing of the Initial Public Offering, $191,819 was repaid. As of December 31, 2021 and December 31, 2020, there is $7,000 and $135,994 in borrowings outstanding under the Promissory Note, which is currently due on demand.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement

Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2021 and December 31, 2020, there were no amounts outstanding under the Working Capital Loans.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Director Compensation

On August 24, 2020, the Company entered into a fee arrangement with Ms. Zhang pursuant to which, in consideration for her services as an independent director and her expertise to source and/or evaluate potential acquisition targets, the Company will pay Ms. Zhang a fee in the aggregate amount of $250,000, which is payable upon the closing of the Business Combination.

Registration Rights

Pursuant to a registration and shareholders rights agreement entered into on January 21, 2021, the holders of the Founder Shares, Private Placement Warrants (and the Class A ordinary shares underlying such private placement warrants) and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants that may be issued upon conversion of the Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale. The holders of these securities will be entitled to making up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $14,490,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Forward Purchase Agreement

Certain accredited investors (the “Forward Purchase Investors”) have entered into forward purchase agreements with the Company which provide for the purchase by the Forward Purchase Investors of an aggregate of 8,000,000 Class A ordinary shares, plus an aggregate of 2,000,000 redeemable warrants to purchase one Class A ordinary share at $11.50 per share, for an aggregate purchase price of $80,000,000, or $10.00 per Class A ordinary share, in a private placement to close concurrently with the closing of a Business Combination. The proceeds from the sale of forward purchase shares may be used as part of the consideration to the sellers in a Business Combination, expenses in connection with a Business Combination or for working capital in the post-transaction company. These purchases will be made regardless of whether any Class A ordinary shares are redeemed by the Public Shareholders and are intended to provide the Company with a minimum funding level for a Business Combination. The Forward Purchase Investors will not have the ability to approve a Business Combination prior to the signing of a material definitive agreement and, if the Company seeks shareholder approval, have agreed to vote their Founder Shares and any Public Shares held by them in favor of a Business Combination. The forward purchase securities will be issued only in connection with the closing of a Business Combination.

NOTE 7. SHAREHOLDERS’ EQUITY (DEFICIT)

Preference Shares - The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2021 and December 31, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares - The Company is authorized to issue 400,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2020, there were no Class A ordinary shares issued and outstanding. At December 31, 2021, there were 41,400,000 Class A ordinary shares issued and outstanding, all of which are subject to possible redemption and presented as temporary equity.

Class B Ordinary Shares - The Company is authorized to issue 40,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. As of December 31, 2021 and December 31, 2020, there were effectively 12,350,000 Class B ordinary shares issued and outstanding. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to a vote of shareholders, except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of a Business Combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in connection with a Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares, which includes the 2,000,000 Founder Shares issued in connection with the forward purchase agreements, will equal, in the aggregate, 20% of the sum of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders) plus 8,000,000 Class A ordinary shares to be sold pursuant to the forward purchase agreements, including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

NOTE 8. WARRANTS

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like).

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like); and

•

if the Reference Value is less than $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2021, assets held in the Trust Account were comprised of $414,024,299 in money market funds, which are invested in U.S. Treasury Securities. At December 31, 2020, there were no assets held in the Trust Account. Through December 31, 2021, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2021
Assets:
Investments held in Trust Account - U.S. Treasury Securities Money Market Funds	1	$414,024,299
FPA Asset	3	$572,828
Liabilities:
Warrant Liability - Public Warrants	1	$13,869,000
Warrant Liability - Private Placement Warrants	3	$7,010,840

The Warrants are accounted for as liabilities and the FPA is accounted for as an asset in accordance with ASC 815-40 and are presented within warrant liabilities and FPA asset in the accompanying balance sheets. The warrant liabilities and FPA asset are measured at fair value at inception and on a recurring basis, with changes in fair value presented in the statements of operations.

The Warrants are measured at fair value on a recurring basis. The Public Warrants were valued using the instrument’s publicly listed trading price as of the balance sheet date, which is considered to be a Level 1 measurement due to the use of an observable market quote in an active market.

Initial Measurement

The Private Placement Warrants were valued using a Modified Black Scholes Model, which is considered to be a Level 3 fair value measurement. The primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the ordinary shares. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable blank-check companies without an identified target.

The Public Warrants were initially valued using a Monte Carlo simulation implementing the Black Scholes Option Pricing Model that is modified to capture the redemption features of the Public Warrants. The primary unobservable inputs utilized in determining the fair value of the Public Warrants are the expected volatility of the ordinary shares and the share price.

The asset for the FPA was valued using an adjusted net assets method, which is considered to be a Level 3 fair value measurement. Under the adjusted net assets method utilized, the aggregate commitment of $80 million pursuant to the FPA is discounted to present value and compared to the fair value of the ordinary shares and warrants to be issued pursuant to the FPA. The fair value of the ordinary shares and warrants to be issued under the FPA is based on the public trading price of the Units issued in the Company’s Initial Public Offering. The excess (liability) or deficit (asset) of the fair value of the ordinary shares and warrants to be issued compared to the $80 million fixed commitment is then reduced to account for the probability of consummation of the Business Combination.

Subsequent Measurement

The Private Placement Warrants were valued using a Modified Black Scholes Model, which is considered to be a Level 3 fair value measurement. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units are classified as Level 1 due to the use of an observable market quote in an active market. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price was used as the fair value as of each relevant date.

The asset for the FPA was valued using an adjusted net assets method, which is considered to be a Level 3 fair value measurement.

The following table presents the quantitative information regarding Level 3 fair value measurements:

	January 26, 2021 (Initial measurement)	December 31, 2021
Unit price	$10.90	$9.71
Term to initial Business Combination (in years)	1.0	0.53
Volatility	10.0%	11.6%
Risk-free rate	0.58%	1.31%
Dividend yield	0.0%	0.0%

The following table presents a summary of the changes in the fair value of level 3 warrant liabilities:

	Private Placement	Public	Total Warrant Liabilities
Fair value as of January 1, 2021	$—	$—	$—
Initial fair value measurement on January 26, 2021	18,391,549	36,429,930	54,821,479
Change in fair value-Public Warrants	—	(19,455,930)	(19,455,930)
Transfer to Level 1	—	(16,974,000)	(16,974,000)
Change in fair value-Private Warrants	(11,380,709)	—	(11,380,709)

Fair value as of December 31, 2021	$7,010,840	$—	$7,010,840

The following table presents the changes in the fair value of FPA liability (asset):

Forward Purchase Units
Fair value as of January 1, 2021	$—
Initial measurement on January 26, 2021	3,752,168
Change in fair value	(4,324,996)

Fair value as of December 31, 2021	$(572,828)

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement during the year ended December 31, 2021 was $16,974,000, when the Public Warrants were separately listed and traded.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company determined that, there have been no events that have occurred that would require adjustments to the disclosures in the financial statements.

On January 28, 2022, Primavera Capital Acquisition Corporation (the “Company”) issued an unsecured promissory note (the “Note”) in the amount of up to $500,000 to Primavera Capital Acquisition LLC (the “Payee”). The proceeds of the Note, which may be drawn down from time to time until the Company consummates its initial business combination, will be used for general working capital purposes. On February 14, 2022, the Company drew down the full amount of the Note.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

On March 23, 2022, the Company entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “BCA”) by and among (i) the Company, (ii) Lanvin Group Holdings Limited, a Cayman Islands exempted company (“PubCo”), (iii) Lanvin Group Heritage I Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), (iv) Lanvin Group Heritage II Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”, and together with Merger Sub 1, the “Merger Subs”), and (v) Fosun Fashion Group (Cayman) Limited, a Cayman Islands exempted company (“FFG”).

Annex A

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

by and among

PRIMAVERA CAPITAL ACQUISITION CORPORATION,

FOSUN FASHION GROUP (CAYMAN) LIMITED,

LANVIN GROUP HOLDINGS LIMITED 复朗集团,

LANVIN GROUP HERITAGE I LIMITED

and

LANVIN GROUP HERITAGE II LIMITED

dated as of March 23, 2022

(Cont’d)

(Cont’d)

Exhibits

Exhibit A	Form of PIPE Subscription Agreement

Exhibit B	Form of Sponsor Support Deed

Exhibit C	Form of Shareholder Support Deed

Exhibit D	Form of Lock-Up Agreement

Exhibit E	Form of Investor Rights Agreement

Exhibit F	Form of Assignment, Assumption and Amendment Agreement

Exhibit G-1	Form of Plan of Initial Merger

Exhibits

Exhibit G-2	Form of Plan of Second Merger

Exhibit G-3	Form of Plan of Third Merger

Exhibit H	Form of Articles of Surviving Company

Exhibit I	Form of PubCo Articles

Exhibit J	Form of Instrument of Transfer

Schedules

Schedule I	SPAC Disclosure Letter

Schedule II	Company Disclosure Letter

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement, dated as of March 23, 2022 (this “Agreement”), is made and entered into by and among (i) Primavera Capital Acquisition Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“SPAC”), (ii) Fosun Fashion Group (Cayman) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), (iii) Lanvin Group Holdings Limited 复朗集团, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“PubCo”), (iv) Lanvin Group Heritage I Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub 1”) and (v) Lanvin Group Heritage II Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub 2”). SPAC, the Company, PubCo, Merger Sub 1 and Merger Sub 2 are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, SPAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, PubCo is a newly formed entity, wholly-owned by Fosun Fashion Holdings (Cayman) Limited, a shareholder of the Company (the “Initial PubCo Holder”), and was formed for the purpose of participating in the transactions contemplated hereby and becoming the publicly traded holding company for the Surviving Company (as defined below);

WHEREAS, each of Merger Sub 1 and Merger Sub 2 is an exempted company incorporated with limited liability under the laws of the Cayman Islands, is wholly-owned by PubCo, and was formed for the purpose of effectuating the Mergers;

WHEREAS, the Parties desire and intend to effect a business combination transaction whereby (a) the Initial PubCo Holder will transfer the PubCo Shares (as defined below) to Primavera Capital Acquisition LLC (“Sponsor”), (b) the Forward Purchase Subscriptions (as defined below) shall be consummated immediately prior to the completion of the Initial Merger or otherwise in accordance with the terms of the Forward Purchase Agreements, (c) Merger Sub 1 will merge with and into SPAC (the “Initial Merger”), with Merger Sub 1 being the surviving entity, (d) immediately following the Initial Merger, Merger Sub 2 will merge with and into the Company (the “Second Merger”), with the Company being the surviving entity and a wholly-owned subsidiary of PubCo (the Company is hereinafter referred to for the periods from and after the Second Merger Effective Time (as defined below) as the “Surviving Company”), (e) the PIPE Investment (as defined below) shall be consummated immediately following the completion of the Initial Merger and the Second Merger, and (e) immediately following the PIPE Investment, Merger Sub 1 will merge with and into the Surviving Company (the “Third Merger”, and together with the Initial Merger and the Second Merger, the “Mergers”), with the Surviving Company being the surviving entity, each Merger to occur upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions (including Part XVI) of the Companies Act (as amended) of the Cayman Islands (the “Cayman Act”);

WHEREAS, pursuant to certain Forward Purchase Agreements (as defined below) as of the date hereof, (a) Aspex Master Fund (“Aspex”) has agreed to purchase 4,000,000 SPAC Class A Ordinary Shares (as defined below) and 1,000,000 SPAC Warrants (as defined below) for an aggregate price equal to US$40,000,000, and (b) Sky Venture Partners L.P. (“Sky Venture”, together with Aspex, the “Forward Purchase Investors”) has agreed to purchase 4,000,000 SPAC Class A Ordinary Shares and 1,000,000 SPAC Warrants for an aggregate price equal to US$40,000,000, in each case of clauses (a) and (b), in accordance with the terms therein (the purchases pursuant to the Forward Purchase Agreements, the “Forward Purchase Subscriptions”);

WHEREAS, on or before the date of this Agreement, certain investors (the “Initial PIPE Investors”, together with the Additional PIPE Investors (as defined below), the “PIPE Investors”, and, collectively with the Forward Purchase Investors, the “Private Placement Investors”) have agreed to purchase certain PubCo Ordinary Shares immediately following the completion of the Initial Merger and the Second Merger, in each case, pursuant to subscription agreements substantially in the form attached hereto as Exhibit A-2 (the “Initial PIPE Subscription Agreements” and, together with the Additional PIPE Subscription Agreements (as defined below), the “PIPE Subscription Agreements”, and together with the Forward Purchase Agreements, the “Private Placement Agreements”);

WHEREAS, for U.S. federal income tax purposes, (a) it is intended that (i) the Initial Merger, together with the election described in the second sentence of Section 8.5(a) will qualify as a “reorganization” under Section 368(a)(1)(F) of the Code, (ii) the Second Merger, will qualify as a “reorganization” under Section 368(a)(1) of the Code or an exchange under Section 351 of the Code, (iii) taken together, the PIPE Investment and the Second Merger will qualify as an exchange under Section 351 of the Code or a contribution to capital, and (iv) the Third Merger (as defined below) will qualify as an exchange under Section 351 of the Code and (b) this Agreement is intended to constitute and hereby is adopted as a “plan of reorganization” with respect to the Mergers within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder (the “Intended Tax Treatment”);

WHEREAS, concurrently with the execution and delivery of this Agreement, SPAC, the Company, PubCo, Sponsor and certain other parties have entered into a Sponsor Support Deed in the form attached hereto as Exhibit B (the “Sponsor Support Deed”), pursuant to which, among other things, (i) each Sponsor Party (as defined therein) agrees (a) to vote in favor of the SPAC Shareholders Approval (as defined below), (b) to vote against any proposals that would impede the Transactions (as defined below), (c) to waive the anti-dilution rights of the SPAC Class B Ordinary Shares held by such Sponsor Party under the SPAC Articles (as defined below), (d) not to redeem any SPAC Shares (as defined below) held by such Sponsor Party, and (e) not to transfer any SPAC Securities (as defined below) held by such Sponsor Party; and (ii) the Sponsor agrees to surrender certain SPAC Class B Ordinary Shares to SPAC for nil consideration, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Deed;

WHEREAS, concurrently with after the execution and delivery of this Agreement, SPAC, the Company, PubCo and certain Company Shareholders (as defined below) entitled to vote on or give consent to the Company Shareholders Approval have entered into a Shareholder Support Deed in the form attached hereto as Exhibit C (the “Shareholder Support Deed”), pursuant to which, among other things, (i) each such Company Shareholder agrees (a) to vote in favor of the Company Shareholders Approval (as defined below), (b) to vote against any proposals that would impede the Transactions, and (c) not to transfer any Company Shares (as defined below) held by such Company Shareholder, and (ii) the Initial PubCo Holder agrees to surrender certain Company Shares to the Company for nil consideration, in each case, on the terms and subject to the conditions set forth in the Shareholder Support Deed;

WHEREAS, concurrently with the execution and delivery of this Agreement, PubCo, certain Sponsor Parties and certain Company Shareholders have entered into a lock-up agreement in the form attached hereto as Exhibit D (collectively, the “Lock-Up Agreement”), pursuant to which, among other things, the relevant Sponsor Parties and Company Shareholders agree to not sell, for the period specified in the Lock-Up Agreements, certain PubCo Ordinary Shares such Sponsor Parties or Company Shareholders (as applicable) will receive in the Mergers, on the terms and subject to the conditions set forth in the Lock-Up Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, PubCo, SPAC and Continental Stock Transfer & Trust Company as the warrant agent (in such capacity, the “Warrant Agent”) have entered into an assignment, assumption and amendment agreement in the form attached hereto as Exhibit F (the “Assignment, Assumption and Amendment Agreement”), pursuant to which SPAC assigns to PubCo all of its rights, interests, and obligations in and under the Warrant Agreement (as defined below), which amends the Warrant Agreement to change all references to Warrants (as such term is defined therein) to PubCo Warrants (and all references to Ordinary Shares (as such term is defined therein) underlying such warrants to PubCo Ordinary Shares) and which causes each outstanding PubCo Warrant to represent the right to receive, from the Initial Merger Effective Time, one whole PubCo Ordinary Share;

WHEREAS, concurrently with the execution and delivery of this Agreement, PubCo, SPAC, certain Sponsor Parties and certain Company Shareholders have entered into a registration rights agreement in the form attached hereto as Exhibit E (the “Investor Rights Agreement”), pursuant to which, among other things, (a) PubCo commits to, within thirty (30) days after the Closing, file a resale shelf registration statement on Form F-1 that includes the PubCo Ordinary Shares the relevant Sponsor Parties or Company Shareholders will receive in the Mergers; and (b) the Registration Rights Agreement, dated as of January 21, 2021, by and between SPAC and Sponsor, will be terminated as of the Closing;

WHEREAS, the board of directors of SPAC (the “SPAC Board”) has unanimously (i) determined that it is fair to, advisable for and in the best interests of SPAC and the SPAC Shareholders (as defined below) to enter into this Agreement and to consummate the Mergers and the other Transactions, (ii) approved this Agreement and the other Transaction Documents (as defined below), the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Mergers and the other Transactions, and (iii) determined to recommend to the SPAC Shareholders the approval and adoption of this Agreement, the Plan of Initial Merger, the other Transaction Documents, the Mergers and the other Transactions;

WHEREAS, each of the board of directors of PubCo (the “PubCo Board”), the board of directors of Merger Sub 1 and the board of directors of Merger Sub 2 has (i) determined that it is fair to, advisable for and in the best interests of PubCo, Merger Sub 1, Merger Sub 2 and their respective shareholders, as applicable, to enter into this Agreement and to consummate the Mergers and the other Transactions, and (ii) approved this Agreement and the other Transaction Documents, the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Mergers and the other Transactions. PubCo, (A) as the sole shareholder of Merger Sub 1, has adopted a special written resolution approving this Agreement, the Plan of Initial Merger, the Plan of Third Merger and the Transactions, (B) as the sole shareholder of Merger Sub 2, has adopted a special written resolution approving this Agreement, the Plan of Second Merger and the Transactions, and (C) as the sole shareholder of the Company immediately prior to the consummation of the Third Merger, has adopted a special written resolution approving this Agreement, the Plan of Third Merger and the Transactions;

WHEREAS, prior to Closing, PubCo shall adopt the PubCo Articles with effect at the Initial Merger Effective Time in the form attached hereto as Exhibit I, which shall be the memorandum and articles of association of PubCo, until thereafter amended in accordance with the terms thereof and the Cayman Act; and

WHEREAS, the board of directors of the Company (the “Company Board”) has (i) determined that it is fair to, advisable for and in the best interests of the Company and the Company Shareholders to enter into this Agreement and to consummate the Mergers and the other Transactions, (ii) approved, in accordance with the Company Articles, this Agreement and the other Transaction Documents, the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Mergers and the other Transactions, and (iii) determined to recommend to the Company Shareholders the approval and adoption of the amendment of the Company Articles in accordance with Section 6.1(a), this Agreement, the Plan of Second Merger, the other Transaction Documents, the Mergers and the other Transactions and the approval of the amendment of the Company Articles in accordance with Section 6.1(a).

NOW, THEREFORE, in consideration of the foregoing and the respective warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used herein, the following terms shall have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms that are no less favorable in the aggregate to SPAC, than those contained in the Confidentiality Agreement; provided that such agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting SPAC from satisfying its obligations under this Agreement.

“Action” means any charge, claim, action, complaint, petition, investigation, audit, inquiry, appeal, suit, litigation, lawsuit, arbitration or other similar proceeding initiated or conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law.

“Additional PIPE Investors” means any investors who participate in the PIPE Investment other than the Initial PIPE Investors.

“Additional PIPE Subscription Agreements” means the subscription agreements, if any, for PubCo Ordinary Shares entered into by Additional PIPE Investors after the date hereof and prior to the date on which the SPAC Shareholders Approval is obtained.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, provided, however, that, other than the SPAC and its Subsidiaries (if any), none of the investment funds, trust (except for the Trust Account for the sole purpose of the release of the proceeds of the Trust Account set forth in Section 7.1) and pooled investment vehicles (and their respective portfolio companies) advised or managed by Persons Controlling, Controlled by or under common Control with Sponsor shall be deemed an Affiliate of Sponsor, SPAC or any of its Subsidiaries (or vice versa) for purposes of this Agreement.

“Anti-Corruption Laws” means, with respect to any Person, the anti-bribery and anti-corruption statutes applicable to such Person, including those of jurisdictions where such Person conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions including, without limitation, the Criminal Law and the Anti-Unfair Competition Law of the People’s Republic of China, the Article 17 of the Act no. 2016-1691 dated December 9, 2016 on transparency, fight against corruption and modernization of economy and the decree adopted for its implementation, the United Kingdom Bribery Act 2010 and the United States Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Money Laundering Laws” means, with respect to any Person, the applicable anti-money laundering statutes of jurisdictions where such Person conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdiction, including, without limitation, (i) the Anti-Money Laundering Law of the People’s Republic of China, (ii) the Proceeds of Crime Act (as amended) of the Cayman Islands, the Terrorism Act (as amended) of the Cayman Islands, and (iii) the U.S. Currency and Foreign Transaction Reporting Act of 1970 and the USA PATRIOT Act, in each case, including the rules, regulations and applicable financial recordkeeping and reporting requirements promulgated thereunder and as amended from time to time.

“Benefit Plan” means any (a) “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), program, policy, practice, Contract or other arrangement, including any compensation, severance, termination pay, deferred compensation, retirement, profit sharing, incentive, bonus, health, welfare, performance awards, share or share-related awards (including stock option, stock purchase, stock ownership, restricted stock unit, or other equity or equity-based compensation), disability, death benefit, life insurance, fringe benefits or other employee benefits or remuneration of any kind, and (b) any employment, indemnification, consulting, retention or stay-bonus agreement, severance, transaction or change-in control agreement, in each case, whether written, unwritten or otherwise, that is or has been sponsored, maintained, contributed to or required to be contributed to by any Group Company for the benefit of any current or former employee, director, commissioner or officer, consultant or contractor of the Group Companies in each case other than any statutory benefit plan mandated by Law.

“BF” means Brilliant Fashion Holdings Limited, a company duly incorporated with limited liability under the laws of the British Virgin Islands.

“BF Award” means the grant of any economic beneficiary interest corresponding to shares of BF under the BF ESOP in accordance with the terms thereof.

“BF ESOP” means Brilliant Fashion Holdings Limited 2021 Incentive Award Plan, including any amendment thereto.

“Bonus Pool Size” means 3,600,000.

“Business Combination” has the meaning given in the SPAC Articles.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, the Cayman Islands, Hong Kong or Singapore are authorized or required by Law to close.

“Code” means the Internal Revenue Code of 1986.

“Company Accounts Date” means December 31, 2021.

“Company Acquisition Proposal” means, other than the Transactions, any proposal or offer from any Person (other than SPAC) relating to, in one transaction or a series of transactions, whether by merger, consolidation, scheme of arrangement, business combination, reorganization, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise, (a) any direct or indirect acquisition of 20% or more of the consolidated total assets of the Group Companies or assets to which 20% or more of the consolidated revenue of the Group Companies are attributable, (b) any direct or indirect acquisition of voting Equity Securities representing 20% or more of the voting power of the Company or of one or more Group Companies which comprise more than 20% of the consolidated total assets, revenues or earning power of the Group Companies taken as a whole, (c) any issuance by the Company of more than 20% of its voting Equity Securities, or (d) any combination of the foregoing.

“Company and PubCo Fundamental Warranties” means the warranties specified in Section 3.1 (Organization, Good standing and Qualification), Section 3.2 (Capitalization and Voting Rights), Section 3.3 (Authorization), Section 3.4 (Consents; No Conflicts); Section 3.16 (Brokers), Section 5.1 (Organization, Good standing and Qualification), Section 5.2 (Capitalization and Voting Rights), Section 5.3 (Authorization) and Section 5.7 (Brokers).

“Company Articles” means the Second Amended and Restated Memorandum and Articles of Association of the Company, adopted pursuant to a special resolution passed on September 16, 2021 and with effect from September 30, 2021, as may be further amended from time to time in accordance with the terms therein and herein.

“Company Exchange Ratio” means the quotient obtained by dividing the Price per Company Share by US$10.00.

“Company Preferred Shareholders Consent” means a consent in writing of holders of majority of the issued Company Preferred Shares, or a resolution passed at a separate meeting of the holders of the Company Preferred Shares by a majority of the holders of the Company Preferred Shares present and voting at such meeting (whether in person or by proxy).

“Company Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of the Group Companies, taken as a whole or (ii) the ability of any Group Company or any of the Acquisition Entities to consummate the Transactions; provided, however, that in no event would any of the following, individually or in the aggregate, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) any change in applicable Laws or IFRS or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) any action taken as expressly required by the terms of this Agreement or any other Transaction Documents or at the written request or with the written consent of SPAC, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections, (f) any failure in and of itself of any Group Company to meet any projections or forecasts; provided further that the exception in this clause (f) shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Company Material Adverse Effect, (g) any Events generally applicable to the industries or markets in which any Group Company operates, or (h) any worsening of the Events referred to in clauses (b), (d), (e) or (g) to the extent existing as of the date of this Agreement; provided, however, that in the case of each of clauses (b), (d), (e), (g) and (h), any such Event to the extent it disproportionately affects the Group Companies, taken as a whole, relative to other participants in the industries and geographies in which the Group Companies operate shall not be excluded from the determination of whether there is a Company Material Adverse Effect, provided, further, any Event that results in a material breach of the warranties set forth in Section 3.13(d) (disregarding, for such purpose, all materiality qualifiers therein and all disclosures made or deemed to have been made against such warranties) shall be deemed a Company Material Adverse Effect.

“Company Non-Voting Ordinary Shares” means non-voting ordinary shares of the Company, par value of EUR0.0001 per share, as defined in the Company Articles.

“Company Ordinary Shares” means ordinary shares of the Company, par value of EUR1.00 per share, as defined in the Company Articles.

“Company Preferred Shares” means Series B preferred shares of the Company, par value EUR1.00 per share, as defined in the Company Articles.

“Company Shareholder” means any holder of any Company Shares.

“Company Shareholders’ Agreement” means the Company Shareholders’ Agreement relating to the Company, dated as of May 31, 2021, as may be further amended from time to time in accordance with the terms therein and herein.

“Company Shares” means, collectively, the Company Ordinary Shares, the Company Non-Voting Ordinary Shares and the Company Preferred Shares.

“Company Transaction Bonus” means any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any Group Company pursuant to any agreement to which the Group Company is a party prior to the completion of the Transactions which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the Transactions.

“Company Transaction Expenses” means any out-of-pocket fees and expenses payable by the Company or the Acquisition Entities (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms, that are engaged by any Group Company or Acquisition Entity, (b) Transfer Taxes, (c) any and all filing fees payable by any Group Company or Acquisition Entity to the Governmental Authorities, in each case, in connection with the Transactions, and (d) any Company Transaction Bonus.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of March 24, 2021, by and between SPAC and the Company.

“Contract” means any legally binding written, oral or other agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, mortgage, guarantee, purchase order, insurance policy or commitment or undertaking of any nature that has any outstanding rights or obligations.

“Control” in relation to any Person means (a) the ownership of, or ability to direct the casting of, more than fifty percent (50%) of the total voting rights conferred by all the equity interests then in issue and conferring the right to vote at all general meetings of such Person, (b) the right to appoint or designate more than fifty percent (50%) of the members of board of directors or similar governing body of such Person, or (c) the ability to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and the terms “Controlled”, “Controlling” and “under common Control with” shall be construed accordingly.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the National Health Commission of the People’s Republic of China, Chinese Center for Disease Control and Prevention, Centre for Health Protection under the Department of Health of Hong Kong, Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 for similarly situated companies.

“Disclosure Letter” means, as applicable, the Company Disclosure Letter and the SPAC Disclosure Letter.

“DTC” means the Depository Trust Company.

“Eligible SPAC Shares” means all of the SPAC Class A Ordinary Shares outstanding as of immediately prior to the Initial Merger Effective Time, but excluding (i) all of the SPAC Class A Ordinary Shares that will be redeemed pursuant to the SPAC Share Redemption, and (ii) all of the SPAC Class A Ordinary Shares that may have been issued upon the exercise of any SPAC Warrants or in connection with the Private Placements.

“Environmental Laws” means all Laws concerning pollution, protection of the environment, or human health or safety.

“Equity Securities” means, with respect to any Person, any shares, capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests in such person and any options, warrants or other securities (for the avoidance of doubt, including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such shares, capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EUR” means the lawful currency of the member states of the European Union which adopt or have adopted it as their currency in accordance with the relevant provisions of the Treaty on European Union and the Treaty on the Functioning of the European Union or their succeeding treaties.

“Event” means any event, state of facts, development, change, circumstance, occurrence or effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Forward Purchase Agreements” means (i) the Forward Purchase Agreement, dated as of January 5, 2021, by and between SPAC, Sponsor and Aspex, and (ii) the Forward Purchase Agreement, dated as of January 5, 2021, by and between SPAC, Sponsor and Sky Venture, in each case of (i) and (ii), as may be further amended, restated, modified or supplemented from time to time.

“Fosun International” means Fosun International Limited (復星國際有限公司) (Stock Code: 0656), a company incorporated under the laws of Hong Kong, whose shares are listed and traded on the Main Board of SEHK.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Government Official” means any (a) officer, agent, employee or any other person working in an official capacity on behalf of any (i) Governmental Authority, including any agency, department or instrumentality thereof, (ii) government-owned or government-controlled entity, or (iii) political party; and (b) candidate for government or political office.

“Governmental Authority” (i) any national, federal, state, local or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, regulation or compliance, (ii) any public international organization (including an arbitral body), (iii) any agency, division, bureau, department or other sector of any government, entity or organization described in the foregoing clauses (i) or (ii) of this definition, or (iv) any company, business, enterprise, or other entity or instrumentality owned or controlled by any government, entity, organization described herein.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group” or “Group Companies” means (i) prior to the Closing, the Company and its direct and indirect Subsidiaries, and (ii) from and after the Closing, PubCo and its direct and indirect Subsidiaries, and “Group Company” means any of the foregoing.

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IFRS” shall mean the International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time.

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (c) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (d) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (e) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes” but excluding payables arising in the Ordinary Course, (f) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the Transactions in respect of any of the items in the foregoing clauses (a) through (e), and (g) all Indebtedness of another Person referred to in clauses (a) through (f) above guaranteed directly or indirectly, jointly or severally.

“Initial Merger Consideration” means the right to receive the PubCo Ordinary Shares by the SPAC Shareholders pursuant to Section 2.2(f).

“Intellectual Property” means (a) trademarks, service marks, trade names, business names, domain names, trade dress, logos, get-up and other source identifiers and the goodwill of the business symbolized thereby, (b) patents, (c) inventions, discoveries, methods, processes, improvements, innovations, and utility models, (d) design rights, copyrights, author’s rights, moral rights and works of authorship, rights of publicity or privacy, software, mask works, database rights, (e) trade secrets, know-how, show-how, technical and business information, drawings, designs, design protocols, specifications, proprietary data, customer and suppliers lists, proprietary processes, technology, formulae and algorithms, (f) URLs, websites, webpages, (g) all registrations, applications, renewals, divisions, continuations, continuations-in-part, re-examinations, re-issues and foreign counterparts of the foregoing and (h) all other intellectual property and proprietary rights which may subsist in any part of the world (whether registered or filed or not under applicable Laws).

“Investment Company Act” means the Investment Company Act of 1940.

“IT Assets” means hardware, software, systems, networks, websites, applications, databases and other information technology assets.

“JOBS Act” means The Jumpstart Our Business Startups Act of 2012.

“Knowledge of SPAC” means the actual knowledge of each of the directors of the SPAC as of the date hereof.

“Knowledge of the Company” means the actual knowledge of each of the directors of the Company and the following members of the management team of the Company: Joann Cheng, David Chan, Jenny Shao, Grace Zhao, Shang Koo, Chris Tate, Oliver Yang, Jessey Chan, Siddhartha Shukla and Roy Cheng.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity.

“Liabilities” means debts, liabilities and obligations (including Taxes), whether accrued or fixed, absolute or contingent, matured or unmatured, deferred or actual, determined or determinable, known or unknown, including those arising under any law, action or Governmental Order and those arising under any Contract.

“Lien” means all liens, mortgages, claims, deeds of trust, pledges, hypothecations, charges, security interests, options, leases, subleases, licenses, restrictions, title retention devices (including the interest of a seller or lessor under any conditional sale agreement or capital lease, or any financing lease having substantially the same economic effect as any of the foregoing), collateral assignments, claims or other encumbrances of any kind whether consensual, statutory or otherwise, and whether filed, recorded or perfected under applicable Law (including any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, but in any event excluding restrictions under applicable securities Laws).

“Material Subsidiary” means (i) each of Arpège SAS, St. John Knits International, Incorporated, Wolford Aktiengesellschaft, Raffaele Caruso S.p.A or Sergio Rossi S.p.A, and (ii) each other Subsidiary of the Company other than those which, when considered individually or in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X.

“NYSE” means the New York Stock Exchange or a successor that is a national securities exchange registered under Section 6 of the Exchange Act.

“Ordinary Course” means, with respect to an action taken or refrained from being taken by a Person, provided that (i) such action or omission is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person, including any reasonable actions taken or refrained from being taken in good faith in response to COVID-19, any COVID-19 Measures or any change in such COVID-19 Measures or interpretations and (ii) such action complies with, in all material respects, all applicable Laws.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as maybe amended from time to time in accordance with the terms therein.

“Outside Date” means the date falling nine (9) months from the date of this Agreement or such other date as mutually agreed in writing by the Company and SPAC.

“PCAOB” means the United States Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permit” means any franchises, approvals, permits, consents, qualifications, certifications, authorizations, licenses, orders, registrations, certificates, variances or other similar permits, rights and all pending applications therefor from or with the relevant Governmental Authority or pursuant to applicable Law.

“Permitted Liens” means (a) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s and similar Liens arising in the Ordinary Course with respect to any amounts (i) not yet due and payable or which are being contested in good faith through appropriate proceedings and (ii) for which adequate accruals or reserves have been established in accordance with GAAP (with respect to SPAC) or IFRS (with respect to the Group Companies), (b) rights of any third parties that are party to or hold an interest in any Contract to which a Group Company is a party, (c) Liens for Taxes and any other charges imposed by a Governmental Authority (A) not yet due and payable or which are being contested in good faith through appropriate proceedings and (B) for which adequate accruals or reserves have been established in accordance with GAAP (with respect to SPAC) or IFRS (with respect to the Group Companies), (d) defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or encumbrances that do not materially interfere with the present use of the Real Property, (e) with respect to any Real Property (i) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien thereon, (ii) any Lien permitted under a Real Property lease, and (iii) any Liens encumbering the real property of which the Real Property is a part, in each case of clauses (i)-(iii), that do not materially interfere with the present use of the Real Property, (f) zoning, building, entitlement and other land use and Environmental Laws promulgated by any Governmental Authority that do not materially interfere with the current use of the Real Property, (g) non-exclusive licenses of Intellectual Property entered into in the Ordinary Course, (h) Ordinary Course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (i) other Liens arising in the Ordinary Course and not incurred in connection with the borrowing of money and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security, (j) reversionary rights in favor of landlords under any Real Property with respect to any of the buildings or other improvements owned by the Group Companies, and (k) all other Liens existing as of the date hereof and listed on Section 3.12(a) of the Company Disclosure Letter.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, trust, estate, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Personal Data” means (a) all data and information (whether true or not) that, whether alone or in combination with any other data or information, identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a natural person, household, or device, or (b) all other data or information (whether true or not) that is otherwise protected by any Laws that cover personal information, personal data, personal health data, financial information, device and transaction identifiers, or similar terms.

“PIPE Investment” means the subscription and purchase of PubCo Ordinary Shares pursuant to the PIPE Subscription Agreements.

“Placement Agent Engagement Letter” means the letter agreement dated December 16, 2021, by and among SPAC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Cantor Fitzgerald & Co.

“Plan of Initial Merger” means the plan of merger substantially in the form attached hereto as Exhibit G-1 and any amendment or variation thereto made in accordance with the provisions of the Cayman Act with the consent of the Company and SPAC.

“Plan of Second Merger” means the plan of merger substantially in the form attached hereto as Exhibit G-2 and any amendment or variation thereto made in accordance with the provisions of the Cayman Act with the consent of the Company and SPAC.

“Plan of Third Merger” means the plan of merger substantially in the form attached hereto as Exhibit G-3 and any amendment or variation thereto made in accordance with the provisions of the Cayman Act with the consent of the Company and SPAC.

“Price per Company Share” means US$3.365773.

“Private Placement” means the PIPE Investment and the Forward Purchase Subscriptions.

“Proxy Statement” means the proxy statement forming part of the Joint Proxy Statement/Prospectus filed with the SEC, with respect to the SPAC Shareholders’ Meeting and the Transactions, to be used for the purpose of soliciting proxies from SPAC Shareholders to approve the Transaction Proposals.

“PubCo Ordinary Shares” means (i) prior to the PubCo Share Sub-division, ordinary shares of PubCo of a par value US$1.00 each, and (ii) upon the completion of the PubCo Share Sub-division, ordinary shares of PubCo of a par value US$0.000001 each.

“Related Party” means (a) any member, shareholder or equity interest holder who, together with its Affiliates, directly or indirectly holds no less than 5% of the total outstanding share capital of any Group

Company, (b) any director, commissioner or officer of any Group Company, in each case of clauses (a) and (b), excluding any Group Company.

“Representatives” of a Person means, collectively, officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of such Person or its Affiliates.

“Sanctioned Person” means a Person that is (i) subject to or the target of Sanctions (including any Person that is designated on the list of “Specially Designated Nationals and Blocked Persons” administered by the U.S. Treasury Department’s Office of Foreign Assets Control, “Specially Designated Narcotics Traffickers List”, “Specially Designated Terrorists List”, “Specially Designated Global Terrorists List”, or the Annex to Executive Order No. 13224; the Department of State’s Debarred List; or any list of Persons subject to sanctions issued by the United Nations Security Council, HM Treasury of the United Kingdom, and the European Union), (ii) located in or organized under the laws of a country or territory which is the subject of country- or territory-wide Sanctions (including Cuba, Iran, North Korea, Syria, or the Crimea region, so-called Donetsk People’s Republic or so-called Luhansk People’s Republic regions of Ukraine), (iii) owned 50% (fifty percent) or more, or controlled, by any of the foregoing, or (iv) a Person with whom business transactions, including exports and imports, are otherwise restricted by Sanctions, including, in each clause above, any updates or revisions to the foregoing and any newly published rules.

“Sanctions” means all trade, economic and financial sanctions laws administered, enacted or enforced from time to time by (i) the United States (including the U.S. Treasury Department’s Office of Foreign Assets Control and the U.S. Department of State), (ii) the United Nations, (iii) the United Kingdom (including Her Majesty’s Treasury), (iv) the People’s Republic of China, (v) the European Union, or (vi) the Cayman Islands.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Second Merger Consideration” means all of the PubCo Ordinary Shares receivable by the Company Shareholders pursuant to Section 2.3(f).

“Securities Act” means the Securities Act of 1933.

“SEHK” means The Stock Exchange of Hong Kong Limited.

“Shareholder Merger Consideration” means the Initial Merger Consideration and the Second Merger Consideration, as applicable.

“SPAC Accounts Date” means September 30, 2021.

“SPAC Acquisition Proposal” means any proposal or offer from any Person (other than the Company and the Acquisition Entities) relating to, in one transaction or a series of transactions, any “initial business combination” as described under SPAC’s initial public offering prospectus involving SPAC or all or a material portion of the assets, Equity Securities or businesses of SPAC (whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, purchase of assets, tender offer or otherwise), other than the Transactions.

“SPAC Articles” means the Amended and Restated Memorandum of Association of SPAC, as adopted by special resolution dated January 21, 2021 and effective on January 21, 2021, as amended or restated from time to time.

“SPAC Class A Ordinary Shares” means Class A ordinary shares of SPAC, par value US$0.0001 per share, as defined in the SPAC Articles.

“SPAC Class B Ordinary Shares” means Class B ordinary shares of SPAC, par value US$0.0001 per share, as defined in the SPAC Articles.

“SPAC Fundamental Warranties” means the warranties specified in Section 5.1 (Organization, Good standing and Qualification), Section 5.2 (Capitalization and Voting Rights), Section 5.3 (Authorization), Section 5.4 (Consents; No Conflicts) and Section 5.7 (Brokers).

“SPAC Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of SPAC or (ii) the ability of SPAC to consummate the Transactions; provided, however, that in no event would any of the following, individually or in the aggregate, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “SPAC Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) any action taken as expressly required by the terms of this Agreement or any other Transaction Documents or at the written request or with the written consent of the Company or PubCo, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections, (f) any change in the trading price or volume of the SPAC Units, SPAC Ordinary Shares or SPAC Warrants (provided that the underlying causes of such changes referred to in this clause (f) may be considered in determining whether there is a SPAC Material Adverse Effect except to the extent such cause is within the scope of any other exception within this definition), or (g) any worsening of the Events referred to in clauses (b), (d) or (e) to the extent existing as of the date of this Agreement; provided, however, that in the case of each of clauses (b), (d), (e) and (g), any such Event to the extent it disproportionately affects SPAC relative to other special purpose acquisition companies shall not be excluded from the determination of whether there is a SPAC Material Adverse Effect. Notwithstanding the foregoing, the amount of SPAC Share Redemption, the failure to consummate a portion of the Private Placement or the failure to obtain SPAC Shareholders Approval shall not be deemed to be a SPAC Material Adverse Effect.

“SPAC Ordinary Shares” means, collectively, SPAC Class A Ordinary Shares and SPAC Class B Ordinary Shares.

“SPAC Preference Shares” means preference shares of SPAC, par value US$0.0001 per share, as defined in the SPAC Articles.

“SPAC Securities” means, collectively, the SPAC Shares and the SPAC Warrants.

“SPAC Share Redemption” means the redemption of all or a portion of the SPAC Ordinary Shares at a per share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account pursuant to the election of eligible holders thereof in accordance with the SPAC Articles in connection with the Transaction Proposals.

“SPAC Shareholder” means any holder of any SPAC Shares.

“SPAC Shareholders Approval” means (a) the approval of the Business Combination by Ordinary Resolution (as defined in the SPAC Articles) and the approval of this Agreement, the Plan of Initial Merger in respect of the Initial Merger and the Initial Merger by an affirmative vote of the holders of at least two-thirds of the SPAC Shares as, being present and entitled to do so, vote in person or, where proxies are allowed, by proxy (as determined in accordance with the SPAC Articles) at a SPAC Shareholders’ Meeting duly called by the SPAC Board held for such purpose and (b) the approval of any other Transaction Proposals.

“SPAC Shares” means, collectively, SPAC Class A Ordinary Shares, SPAC Class B Ordinary Shares and SPAC Preference Shares.

“SPAC Transaction Expenses” means any out-of-pocket fees and expenses paid or payable by SPAC or Sponsor (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions and all prior potential business combination transactions that have been evaluated or pursued by or on behalf of SPAC, including (a) all fees (including deferred underwriting fees), costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers that are engaged by SPAC or Sponsor, (b) Transfer Taxes, and (c) any and all filing fees to the Governmental Authorities, in each case, in connection with the Transactions and all prior potential business combination transactions that have been evaluated or pursued by or on behalf of SPAC.

“SPAC Unit” means a unit issued in SPAC’s IPO or the exercise of the underwriters’ overallotment option consisting of one SPAC Class A Ordinary Share and one-half of a SPAC Warrant.

“SPAC Warrants” means warrants to acquire SPAC Class A Ordinary Shares.

“Subsidiary” means, with respect to a Person, an entity of which a majority of both the economic interests and voting interests is owned, directly or indirectly, by such Person and, in case of a limited partnership, limited liability company or similar entity, such Person is a general partner or managing member and has the power to direct the policies, management and affairs of such entity, respectively.

“Tax” or “Taxes” means all federal, state, local, foreign or other taxes or assessments, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, or estimated taxes, and including any interest, late charges, penalty, or addition thereto.

“Tax Returns” means any returns, declarations, computations, notices, statements, claims, reports, schedules, forms and information returns, including any attachment thereto or amendment thereof, required or permitted to be supplied to, or filed with, a Governmental Authority with respect to Taxes.

“Transaction Documents” means, collectively, this Agreement, the Confidentiality Agreement, the Private Placement Agreements, the Sponsor Support Deed, the Shareholder Support Deed, the Investor Rights Agreement, the Lock-Up Agreement, the Assignment, Assumption and Amendment Agreement, the Initial Merger Filing Documents, the Second Merger Filing Documents, the Third Merger Filing Documents and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto, and the expression “Transaction Document” means any one of them.

“Transactions” means, collectively, the Mergers and each of the other transactions contemplated by this Agreement or any of the other Transaction Documents.

“Transfer Taxes” means any transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) payable by the Company Group in connection with the Transactions.

“Warrant Agreement” means the Warrant Agreement, dated as of January 21, 2021, by and between SPAC and the Warrant Agent.

Section 1.2 Other Definitions.

Acquisition Entity	Article V
Agreement	Preamble
Articles of the Surviving Company	Section 2.3(d)
Aspex	Recitals
Assignment, Assumption and Amendment Agreement	Recitals
Cayman Act	Recitals
Change in Recommendation	Section 8.3(b)(ii)
Closing	Section 2.5
Closing Date	Section 2.5
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Section 8.3(c)(ii)
Company Disclosure Letter	Article III
Company Dissenting Shares	Section 2.8(a)
Company Financial Statements	Section 3.7(a)
Company Non-Recourse Party	Section 11.15
Company Shareholders Approval	Section 3.3
Company Shareholders’ Meeting	Section 8.3(c)(i)
D&O Indemnified Parties	Section 6.6(a)
DLA	Section 11.17(a)
DLA Privileged Communications	Section 11.17(a)
DLA Waiving Parties	Section 11.17(a)
DLA WP Group	Section 11.17(a)
Exchange Agent	Section 2.7(a)
Forward Purchase Investors	Recitals
Forward Purchase Subscriptions	Recitals
Initial Merger	Recitals
Initial Merger Effective Time	Section 2.2(c)
Initial Merger Filing Documents	Section 2.2(c)
Initial PIPE Investors	Recitals
Initial PIPE Subscription Agreements	Recitals
Initial PubCo Holder	Recitals
Intended Tax Treatment	Recitals
Interim Period	Section 6.3(a)
Investor Rights Agreement	Recitals
Lock-Up Agreement	Recitals
Material Contracts	Section 3.11(a)
Merger Sub 1	Preamble
Merger Sub 1 Share	Section 5.2(a)(ii)
Merger Sub 2	Preamble
Merger Sub 2 Share	Section 5.2(a)(iii)
Mergers	Recitals
Party or Parties	Preamble
PIPE Investors	Recitals
PIPE Subscription Agreements	Recitals
Private Placement Agreements	Recitals
Private Placement Investors	Recitals
Proxy/Registration Statement	Section 8.3(a)(i)
PubCo	Preamble

PubCo Articles	Section 6.1(b)
PubCo Board	Recitals
PubCo Share Sub-division	Section 2.1(a)
PubCo Share(s)	Section 5.2(a)(i)
PubCo Warrant	Section 2.2(f)(iii)
Real Properties	Section 3.12(b)
Regulatory Approvals	Section 8.1(a)
Second Merger	Recitals
Second Merger Effective Time	Section 2.3(c)
Second Merger Filing Documents	Section 2.3(c)
Shareholder Litigation	Section 8.6
Shareholder Support Deed	Recitals
Sky Venture	Recitals
SPAC	Preamble
SPAC Board	Recitals
SPAC Board Recommendation	Section 8.3(b)(ii)
SPAC Disclosure Letter	Article IV
SPAC Financial Statements	Section 4.6(a)
SPAC Non-Recourse Party	Section 11.15
SPAC SEC Filings	Section 4.12
SPAC Shareholders’ Meeting	Section 8.3(b)(i)
Sponsor	Recitals
Sponsor Support Deed	Recitals
STB	Section 11.17(b)
STB Privileged Communications	Section 11.17(b)
STB Waiving Parties	Section 11.17(b)
STB WP Group	Section 11.17(b)
Surviving Company	Recitals
Third Merger	Recitals
Third Merger Effective Time	Section 2.4(c)
Third Merger Filing Documents	Section 2.4(c)
Transaction Proposals	Section 8.3(a)(i)
Trust Account	Section 11.1
Trust Agreement	Section 4.13
Trustee	Section 4.13
WARN Act	Section 3.14(a)
Warrant Agent	Recitals

Section 1.3 Construction.

(a) Unless the context of this Agreement otherwise requires or unless otherwise specified, (i) words of any gender shall be construed as masculine, feminine, neuter or any other gender, as applicable; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “herewith,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the terms “Schedule” or “Exhibit” refer to the specified Schedule or Exhibit of this Agreement; (vi) the words “including,” “included,” or “includes” shall mean “including, without limitation;” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (vii) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends and such phrase shall not simply mean “if;” (viii) the word “or” shall be disjunctive but not exclusive; (ix) the word “will” shall be construed to have the same meaning as the word “shall”; (x) unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form;

(xi) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (xii) references to “written” or “in writing” include in electronic form; and (xiii) a reference to any Person includes such Person’s predecessors, successors and permitted assigns;

(b) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) References to “US$” or “dollars” are to the lawful currency of the United States of America.

(d) Whenever this Agreement refers to a number of days or months, such number shall refer to calendar days or months unless Business Days are expressly specified. Time periods within or following which any payment is to be made or act is to be done under this Agreement shall be calculated by excluding the calendar day on which the period commences and including the calendar day on which the period ends, and by extending the period to the next following Business Day if the last calendar day of the period is not a Business Day.

(e) All accounting terms used in this Agreement and not expressly defined in this Agreement shall have the meanings given to them under GAAP (with respect to SPAC) and IFRS (with respect to the Group Companies).

(f) Unless the context of this Agreement otherwise requires, references to the Company with respect to periods following the Second Merger Effective Time shall be construed to mean the Surviving Company and vice versa.

(g) The table of contents and the section and other headings and subheadings contained in this Agreement and the Exhibits hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any Exhibit hereto.

(h) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(i) Capitalized terms used in the Exhibits and the Disclosure Letters and not otherwise defined therein have the meanings given to them in this Agreement.

(j) With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same has been mutually negotiated, prepared and drafted, and if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which the Parties actually prepared, drafted or requested any term or condition of this Agreement.

ARTICLE II

TRANSACTIONS; CLOSING

Section 2.1 Preliminary Closing Actions. At the Closing and immediately prior to the consummation of the Initial Merger:

(a) PubCo Share Sub-division. PubCo shall effect a share sub-division such that each authorized, issued and unissued share of PubCo of a par value of US$1.00 is sub-divided on a 1,000,000:1 basis into 1,000,000 shares of PubCo of a par value US$0.000001 each (the “PubCo Share Sub-division”).

(b) Transfer of PubCo Shares. Immediately upon the completion of the PubCo Share Sub-division, the Initial PubCo Holder shall, and the Company shall cause the Initial PubCo Holder to, transfer all of the PubCo Shares held by it to Sponsor for nil consideration.

Section 2.2 The Initial Merger.

(a) Initial Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Plan of Initial Merger and Part XVI of the Cayman Act, at the Initial Merger Effective Time, Merger Sub 1 and SPAC shall consummate the Initial Merger, pursuant to which SPAC shall be merged with and into Merger Sub 1, following which the separate corporate existence of SPAC shall cease, and Merger Sub 1 shall continue as the surviving company after the Initial Merger as a wholly-owned subsidiary of PubCo.

(b) Effect of the Initial Merger. At and after the Initial Merger Effective Time, the Initial Merger shall have the effects set forth in this Agreement, the Plan of Initial Merger and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, at the Initial Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of SPAC and Merger Sub 1 shall vest in and become the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of Merger Sub 1 as the surviving company, which shall include the assumption by Merger Sub 1 of any and all agreements, covenants, duties and obligations of SPAC and Merger Sub 1 set forth in this Agreement and the other Transaction Documents to which SPAC or Merger Sub 1 is a party, and Merger Sub 1 shall thereafter exist as a wholly-owned subsidiary of PubCo and the separate corporate existence of SPAC shall cease.

(c) Execution and Filing of Initial Merger Filing Documents. At the Closing, and immediately prior to the Initial Merger, subject to the satisfaction or waiver of all of the conditions set forth in this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, SPAC and Merger Sub 1 shall execute and cause to be filed with the Registrar of Companies of the Cayman Islands, the Plan of Initial Merger and such other documents as may be required in accordance with the applicable provisions of the Cayman Act or by any other applicable Law to make the Initial Merger effective (collectively, the “Initial Merger Filing Documents”). The Initial Merger shall become effective at the time when the Plan of Initial Merger has been registered by the Registrar of Companies of the Cayman Islands or at such later time as may be agreed by the Company and SPAC in writing and specified in the Plan of Initial Merger pursuant to the Cayman Act (being not later than the 90th day after registration by the Registrar of Companies of the Cayman Islands) (the “Initial Merger Effective Time”).

(d) Organizational Documents of Merger Sub 1. At the Initial Merger Effective Time, the Organizational Documents of Merger Sub 1, as in effect immediately prior to the Initial Merger Effective Time, shall continue to be the memorandum and articles of association of Merger Sub 1 as the surviving company of the Initial Merger, until thereafter amended in accordance with the terms thereof and the Cayman Act.

(e) Directors and Officers of Merger Sub 1. At the Initial Merger Effective Time, the board of directors and officers of Merger Sub 1 and SPAC shall cease to hold office, and the board of directors and officers of Merger Sub 1 shall be appointed as determined by PubCo, each to hold office in accordance with the Articles of Merger Sub 1 until they are removed or resign in accordance with the Articles of Merger Sub 1 or until their respective successors are duly elected or appointed and qualified.

(f) Effect of the Initial Merger on Issued Securities of SPAC and Merger Sub 1. At the Initial Merger Effective Time, by virtue of and as part of the agreed consideration for the Initial Merger and without any action on the part of any Party or the holders of shares of SPAC or Merger Sub 1:

(i) SPAC Units. Each SPAC Unit outstanding immediately prior to the Initial Merger Effective Time shall (to the extent not already separated) be automatically severed and the holder thereof shall be deemed to hold one SPAC Class A Ordinary Share and one-half of a SPAC Warrant in accordance with the terms of the applicable SPAC Unit, which underlying SPAC Securities shall be treated in accordance with the applicable terms of this Section 2.2(f).

(ii) SPAC Ordinary Shares. Immediately following the separation of each SPAC Unit in accordance with Section 2.2(f)(i), (A) each Eligible SPAC Share shall automatically be canceled in exchange for the right to receive a number of newly issued PubCo Ordinary Shares equal to (x) the sum of the aggregate number of Eligible SPAC Shares and the Bonus Pool Size, divided by (y) the aggregate number of Eligible SPAC Shares, subject to rounding pursuant to Section 2.7(f), and shall no longer be outstanding and be canceled and cease to exist by virtue of the Initial Merger, and (B) each (x) SPAC Class A Ordinary Share other than the Eligible SPAC Shares and (y) SPAC Class B Ordinary Share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be canceled in exchange for the right to receive one (1) newly issued PubCo Ordinary Share, and shall no longer be outstanding and be canceled and cease to exist by virtue of the Initial Merger. As of the Initial Merger Effective Time, each SPAC Shareholder shall cease to have any other rights in and to SPAC.

(iii) SPAC Warrants. Each SPAC Warrant outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to SPAC Shares and be assumed by PubCo and converted into a warrant to purchase one PubCo Ordinary Share (each, a “PubCo Warrant”). Each PubCo Warrant shall continue to have and be subject to substantially the same terms and conditions as were applicable to such SPAC Warrant immediately prior to the Initial Merger Effective Time (including any repurchase rights and cashless exercise provisions) in accordance with the provisions of the Assignment, Assumption and Amendment Agreement.

(iv) Merger Sub 1 Share. The Merger Sub 1 Share issued and outstanding immediately prior to the Initial Merger Effective Time shall continue existing and constitute the only issued and outstanding share in the capital of Merger Sub 1.

(v) PubCo Shares. All PubCo Shares that were issued and outstanding immediately prior to the Initial Merger Effective Time shall be surrendered by Sponsor and canceled for no consideration.

(g) Extension of Initial Merger Effective Time. The Parties agree that the Initial Merger Effective Time may be extended with the agreement of the Parties as deemed necessary to comply with or take account of applicable Law, or as may otherwise be agreed by the Parties.

Section 2.3 The Second Merger.

(a) Second Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Plan of Second Merger and Part XVI of the Cayman Act, at the Second Merger Effective Time, Merger Sub 2 and the Company shall consummate the Second Merger, pursuant to which Merger Sub 2 shall be merged with and into the Company, following which the separate corporate existence of Merger Sub 2 shall cease and the Company shall continue as the surviving company after the Second Merger as a wholly-owned subsidiary of PubCo.

(b) Effect of the Second Merger. At and after the Second Merger Effective Time, the Second Merger shall have the effects set forth in this Agreement, the Plan of Second Merger and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, at the Second Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of the Company and Merger Sub 2 shall vest in and become the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of the Company as the surviving company, which shall include the assumption by the Company of any and all agreements, covenants, duties and obligations of the Company and Merger Sub 2 set forth in this Agreement and the other Transaction Documents to which the Company or Merger Sub 2 is a party, and the Company shall thereafter exist as a wholly-owned subsidiary of PubCo and the separate corporate existence of Merger Sub 2 shall cease.

(c) Execution and Filing of Second Merger Filing Documents. At the Closing, and immediately after the Initial Merger, subject to the satisfaction or waiver of all of the conditions set forth in this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, the Company and Merger Sub 2 shall execute and cause to be filed with the Registrar of Companies of the Cayman Islands the Plan of Second Merger and such other documents as may be required in accordance with the applicable provisions of the Cayman Act or by any other applicable Law to make the Second Merger effective (the “Second Merger Filing Documents”). The Second Merger shall become effective at the time when the Plan of Second Merger has been registered by the Registrar of Companies of the Cayman Islands or at such later time as may be agreed by the Company and SPAC in writing and specified in the Plan of Second Merger pursuant to the Cayman Act (being not later than the 90th day after registration by the Registrar of Companies of the Cayman Islands) (the “Second Merger Effective Time”).

(d) Organizational Documents of the Surviving Company. At the Second Merger Effective Time, the Company Articles in effect immediately prior to the Second Merger Effective Time shall be amended and restated in the form of the amended and restated memorandum and articles of association of the Company attached hereto as Exhibit H-1 (the “Articles of the Surviving Company”), and, as so amended and restated, shall be the memorandum and articles of association of the Surviving Company, until thereafter amended in accordance with the terms thereof and the Cayman Act.

(e) Directors and Officers of the Surviving Company. At the Second Merger Effective Time, the board of directors and officers of Merger Sub 2 shall cease to hold office, and the board of directors and officers of the Surviving Company shall be appointed as determined by PubCo, each to hold office in accordance with the Articles of the Surviving Company until they are removed or resign in accordance with the Articles of the Surviving Company or until their respective successors are duly elected or appointed and qualified.

(f) Effect of the Second Merger on Issued Securities of the Company and Merger Sub 2. At the Second Merger Effective Time, by virtue of and as part of the agreed consideration for the Second Merger and without any action on the part of any Party or the holders of securities of the Company or Merger Sub 2:

(i) Company Ordinary Shares, Company Non-Voting Shares and Company Preferred Shares. Each Company Ordinary Share, Company Non-Voting Ordinary Share and Company Preferred Share issued and outstanding immediately prior to the Second Merger Effective Time (other than any Company Dissenting Shares) shall automatically be canceled in exchange for the right to receive, such number of newly issued PubCo Ordinary Shares that is equal to the Company Exchange Ratio, subject to rounding pursuant to Section 2.7(f), and shall no longer be outstanding and be canceled and cease to exist by virtue of the Second Merger. As of the Second Merger Effective Time, each Company Shareholder shall cease to have any other rights in and to the Company or the Surviving Company.

(ii) Company Dissenting Shares. Each Company Dissenting Share shall automatically be canceled and cease to exist and shall thereafter represent only the right to receive the applicable payments as set forth in Section 2.8 below, being the fair value for such Company Dissenting Share and such other rights as such holder may be entitled under the Cayman Act.

(iii) Merger Sub 2 Share. The Merger Sub 2 Share issued and outstanding immediately prior to the Second Merger Effective Time shall automatically be converted into one ordinary share of the Surviving Company, which ordinary share shall constitute the only issued and outstanding share in the share capital of the Surviving Company.

(g) Extension of Second Merger Effective Time. The Parties agree that the Second Merger Effective Time may be extended with the agreement of the Parties as deemed necessary to comply with or take account of applicable Law, or as may otherwise be agreed by the Parties.

Section 2.4 The Third Merger.

(a) Third Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Plan of Third Merger and Part XVI of the Cayman Act, at the

Third Merger Effective Time, Merger Sub 1 and the Surviving Company shall consummate the Third Merger, pursuant to which Merger Sub 1 shall be merged with and into the Surviving Company, following which the separate corporate existence of Merger Sub 1 shall cease and the Surviving Company shall continue as the surviving entity after the Third Merger.

(b) Effect of the Third Merger. At and after the Third Merger Effective Time, the Third Merger shall have the effects set forth in this Agreement, the Plan of Third Merger and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, at the Third Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of the Surviving Company and Merger Sub 1 shall vest in and become the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of the Surviving Company as the surviving entity, which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of the Surviving Company and Merger Sub 1 set forth in this Agreement and the other Transaction Documents to which the Company or Merger Sub 1 is a party, and the Surviving Company shall thereafter exist as a wholly-owned subsidiary of PubCo and the separate corporate existence of Merger Sub 1 shall cease.

(c) Execution and Filing of Third Merger Filing Documents. At the Closing, and immediately after the Second Merger, subject to the satisfaction or waiver of all of the conditions set forth in this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, the Surviving Company and Merger Sub 1 shall execute and cause to be filed with the Registrar of Companies of the Cayman Islands the Plan of Third Merger and such other documents as may be required in accordance with the applicable provisions of the Cayman Act or by any other applicable Law to make the Third Merger effective (the “Third Merger Filing Documents”). The Third Merger shall become effective at the time when the Plan of Third Merger has been registered by the Registrar of Companies of the Cayman Islands or at such later time as may be agreed by the Company and SPAC in writing and specified in the Plan of Third Merger pursuant to the Cayman Act (being not later than the 90th day after registration by the Registrar of Companies of the Cayman Islands) (the “Third Merger Effective Time”).

(d) Organizational Documents of the Surviving Company. At the Third Merger Effective Time, the Articles of the Surviving Company adopted pursuant to the Second Merger shall remain the memorandum and articles of association of the Surviving Company until thereafter amended in accordance with the terms thereof and the Cayman Act.

(e) Directors and Officers of the Surviving Company. At the Third Merger Effective Time, the board of directors and officers of Merger Sub 1 shall cease to hold office, and the board of directors and officers of the Surviving Company appointed pursuant to the Second Merger shall remain in office in accordance with the Articles of the Surviving Company until they are removed or resign in accordance with the Articles of the Surviving Company or until their respective successors are duly elected or appointed and qualified.

(f) Effect of the Third Merger on Issued Securities of the Surviving Company and Merger Sub 1. At the Third Merger Effective Time, by virtue of and as part of the agreed consideration for the Third Merger and without any action on the part of any Party or the holders of securities of the Surviving Company or Merger Sub 1:

(i) Surviving Company Ordinary Share. The ordinary share of the Surviving Company issued and outstanding immediately prior to the Third Merger Effective Time shall be canceled and cease to exist by virtue of the Third Merger.

(ii) Merger Sub 1 Share. The Merger Sub 1 Share issued and outstanding immediately prior to the Third Merger Effective Time shall automatically be converted into one ordinary share of the Surviving Company, which ordinary share shall constitute the only issued and outstanding share in the share capital of the Surviving Company.

(g) Extension of Third Merger Effective Time. The Parties agree that the Third Merger Effective Time may be extended with the agreement of the Parties as deemed necessary to comply with or take account of applicable Law, or as may otherwise be agreed by the Parties.

Section 2.5 Closing. In accordance with the terms and subject to the conditions of this Agreement, the closing of the Mergers and the other Transactions contemplated by this Agreement to occur or become effective in connection therewith (including all Transactions contemplated to occur or become effective at the Closing, the “Closing”) shall take place remotely by exchange of electronic documents and signatures in accordance with Section 11.17 on the date which is three (3) Business Days after the first date on which all conditions set forth in Article IX shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof), or at such other time and place or in such other manner as shall be agreed upon by SPAC and the Company in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

Section 2.6 Closing Deliverables. At the Closing:

(a) the Company shall deliver or cause to be delivered to SPAC, (i) an instrument of transfer in the form of Exhibit J hereto with respect to the PubCo Shares, duly executed by the Initial PubCo Holder, and (ii) a certificate signed by a duly authorized signatory of the Company, dated as of the Closing Date, certifying that the conditions specified in Section 9.2 have been fulfilled (other than any such condition that has been duly waived by SPAC);

(b) SPAC shall deliver or cause to be delivered to the Company a certificate signed by a duly authorized signatory of SPAC, dated as of the Closing Date, certifying that the conditions specified in Section 9.3 have been fulfilled (other than any such condition that has been duly waived by the Company).

(c) PubCo shall deliver or cause to be delivered to SPAC:

(i) (A) a copy of the resolutions of the PubCo Board, certified by an authorized signatory of PubCo, evidencing the authorization by the PubCo Board of the execution, delivery and performance of this Agreement and the other Transaction Documents to which PubCo is a party and the consummation of the transactions contemplated hereby and thereby, including (i) the PubCo Share Sub-Division and Redesignation and (ii) registration of the transfer of the PubCo Shares by the Initial PubCo Holder to Sponsor, in each case effective no later than the Closing; and (B) a copy of the resolutions of the shareholder of PubCo, certified by an authorized signatory of PubCo, evidencing the shareholder’s approval of the PubCo Share Sub-Division and Redesignation.

(ii) a copy of the updated register of directors of PubCo, dated as of the Closing Date and certified by an authorized signatory of PubCo, evidencing the composition of the PubCo Board as set forth in Section 6.5(a);

(iii) a copy of the updated register of members of PubCo, dated as of the Closing Date and certified by an authorized signatory of PubCo, evidencing (i) the PubCo Share Sub-division, (ii) the transfer of the PubCo Shares from the Initial PubCo Holder to Sponsor, and (iii) the surrender of the PubCo Shares by Sponsor and the cancelation of the PubCo Shares existing immediately prior to the Initial Merger; and

(d) PubCo shall pay or cause to be paid by wire transfer of immediately available funds (i) all accrued and unpaid Company Transaction Expenses and (ii) all accrued and unpaid SPAC Transaction Expenses, each as set forth on a written statement to be delivered to PubCo by or on behalf of the Company and SPAC, respectively, not less than two (2) Business Days prior to the Closing Date, which shall include the respective amounts and wire transfer instructions for the payment thereof.

Section 2.7 Disbursement of Shareholder Merger Consideration.

(a) Prior to the Initial Merger Effective Time, PubCo shall appoint Continental Stock Transfer & Trust Company as exchange agent, or another exchange agent reasonably acceptable to SPAC and the Company (in such capacity, the “Exchange Agent”), for the purpose of distributing to each Company Shareholder and SPAC Shareholder the Shareholder Merger Consideration payable to such Company Shareholder or SPAC Shareholder (as applicable).

(b) At the Closing, PubCo shall instruct the Exchange Agent to deliver the applicable Shareholder Merger Consideration to the Company Shareholders and SPAC Shareholders pursuant to this Article II, and to deliver the amount of any such dividends or other distributions with a record date after the Second Merger Effective Time or the Initial Merger Effective Time, as applicable, theretofore paid with respect to such Shareholder Merger Consideration.

(c) Notwithstanding any other provision of this Section 2.7, any obligation on PubCo under this Agreement to issue PubCo Ordinary Shares to (i) SPAC Shareholders entitled to receive PubCo Ordinary Shares or (ii) Company Shareholders entitled to receive PubCo Ordinary Shares shall be satisfied by PubCo instructing the Exchange Agent to deliver such PubCo Ordinary Shares in accordance with Section 2.7(b), to the extent and effect that each SPAC Shareholder and Company Shareholder shall hold such PubCo Ordinary Shares in book-entry form or through a holding of depositary receipts and the DTC or its nominee or the relevant clearing service or issuer of depositary receipts (or their nominees, as the case may be) will be the holder of record of such PubCo Ordinary Shares.

(d) After the Initial Merger Effective Time, the register of members of SPAC shall be closed, and thereafter there shall be no further registration on the register of members of SPAC of transfers of SPAC Shares that were issued and outstanding immediately prior to the Initial Merger Effective Time. After the Second Merger Effective Time, the register of members of the Company shall be closed, and thereafter there shall be no further registration on the register of members of the Surviving Company of transfers of Company Shares that were issued and outstanding immediately prior to the Second Merger Effective Time.

(e) Notwithstanding anything to the contrary contained herein, none of the Surviving Company, PubCo or any other Party or any Representative of any of the foregoing shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Notwithstanding anything to the contrary contained herein, no fraction of a PubCo Ordinary Share will be issued by virtue of the Mergers or the other Transactions, and each Person who would otherwise be entitled to a fraction of a PubCo Ordinary Share (after aggregating all fractional PubCo Ordinary Shares that otherwise would be received by such holder) shall instead have the number of PubCo Ordinary Shares issued to such Person rounded down to the nearest whole PubCo Ordinary Share.

(g) The Parties shall procure any evidence or certificate of the PubCo Ordinary Shares issued to any Company Shareholder shall bear a legend substantially identical to the following:

“The securities may not be Transferred prior to the earlier of (x) the date that is 180 days after the Closing Date, and (y) the date on which Lanvin Group Holdings Limited 复朗集团 (“PubCo”) completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of PubCo’s shareholders having the right to exchange their PubCo securities for cash, securities or other property. Notwithstanding the foregoing, in the case of any conflict between the terms hereof and the terms in any Lock-Up Agreement (as defined in the Business Combination Agreement) between PubCo and the holder of the securities, the terms in such Lock-Up Agreement shall prevail with respect to the securities.

‘Business Combination Agreement’ means the Business Combination Agreement, dated as of March 23, 2022, by and among PubCo and certain other parties thereto.

‘Transfer’ means the (i) loan, sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge or otherwise encumber, grant of any option or warrant to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).”

Section 2.8 Dissenter’s Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the Cayman Act, Company Shares that are issued and outstanding immediately prior to the Second Merger Effective Time and that are held by Company Shareholders who have complied with all of the requirements of Section 238 of the Cayman Act prior to the vote on the Second Merger (the “Company Dissenting Shares”) shall not be converted into, and such Company Shareholders shall have no right to receive, the applicable Second Merger Consideration unless and until such Company Shareholder does not elect to dissent in accordance with Section 238(5) of the Cayman Act or withdraws such notice (to the extent permissible by law), thereupon the Company Shares owned by that Company Shareholder shall (i) no longer be deemed to be Company Dissenting Shares and (ii) be canceled and cease to exist in exchange for, as of the Second Merger Effective Time, the right to receive the applicable Second Merger Consideration under Section 2.3(f)(i) in the manner provided in Section 2.7(d).

(b) Prior to the Closing, the Company shall give PubCo and SPAC prompt notice of any demands for dissenters’ rights received by the Company and any withdrawals of such demands and the Company shall have control over all negotiations and proceedings with respect to such dissenters’ rights (including the ability to make any payment with respect to any exercise by a Company Shareholder of its rights to dissent from the Second Merger or any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such dissenter rights or demands); provided that the Company shall promptly inform and consult with SPAC with respect to its plans on any such negotiations and proceedings reasonably in advance and consider SPAC’s comments thereon in good faith.

Section 2.9 Withholding. Each of PubCo, the Surviving Company, SPAC, Merger Sub 1 and Merger Sub 2, their Affiliates and Representatives, and any other withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so withheld by the Surviving Company, SPAC or the Acquisition Entities (or their Affiliates or Representatives), as the case may be, and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III

WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter delivered to SPAC by the Company on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby warrants to SPAC the following:

Section 3.1 Organization, Good Standing and Qualification. Each Group Company has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. Each Group Company is duly licensed (to the extent required) and in good standing (to the extent such concept is applicable in such Group Company’s jurisdiction of formation) as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing (to the extent such concept is applicable in such Group Company’s jurisdiction of formation), as applicable, except where the failure to be so licensed or qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Prior to the date hereof, the Company has made available to SPAC true and complete copies of the Company Articles, the Company Shareholders’ Agreement and the Organizational Documents of each other Group Company, including all amendments thereto, as in effect as of the date of this Agreement.

Section 3.2 Capitalization and Voting Rights.

(a) The organization chart of the Group and the particulars of each Group Company contained in Section 3.2(a) of the Company Disclosure Letter are true, accurate and complete.

(b) The validly issued share capital, registered capital or charter capital of each Group Company as of the date of this Agreement is set forth in Section 3.2(b) of the Company Disclosure Letter. All Equity Securities of each Group Company that are issued and outstanding (A) have been duly authorized, validly issued and are, except as disclosed in Section 3.2(b) of the Company Disclosure Letter, fully paid, (B) were issued, in compliance in all material respects with applicable Law, and (C) were not issued in breach or violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or other similar right.

(c) Except as set forth in Section 3.2(c) of the Company Disclosure Letter, as of the date of this Agreement, (i) there are no other authorized, outstanding or issued Equity Securities of any Group Company; (ii) no Group Company is obligated to issue, sell or transfer any Equity Securities of such Group Company other than (A) pursuant to the BF ESOP and (B) Equity Securities of the Company issuable upon conversion of the Company Preferred Shares; (iii) other than the Company Shareholders’ Agreement, no Group Company is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of such Group Company; (iv) no Group Company has granted any registration rights or information rights (other than under the Company Shareholders’ Agreement) to any other Person, nor is any Group Company obliged to list any of its Equity Securities on any securities exchange; (v) there are no phantom shares and there are no voting or similar agreements entered into by a Group Company which relate to the share capital, registered capital or charter capital of such Group Company; (vi) no Group Company has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of such Group Company on any matter or any agreements to issue such bonds, debentures, notes or other obligations; (viii) there are no Liens on Equity Securities of any Group Company or any arrangements or obligations to create any such Liens; and (iv) no Group Company has any equity-based compensation or incentive, purchase or participation plans.

(d) Section 3.2(d) of the Company Disclosure Letter sets forth detailed information with respect to each outstanding BF Award, including, with respect to each BF Award, as applicable, (i) the holder thereof, (ii) the details of the economic beneficiary interest corresponding to shares of BF underlying such BF Award, and (iii) the exercise price. The consummation of the Transactions will not accelerate or otherwise affect the vesting or exercisability of any BF Award.

(e) Except as set forth in Section 3.2(e) of the Company Disclosure Letter, no Group Company owns, directly or indirectly, any interest in or has agreed to acquire, any interest, Equity Securities or other securities in any Person, and no Group Company is or was a participant in any joint venture, partnership or similar arrangement. No Group Company is obligated to make any investment in or capital contribution in or on behalf of any other Person. All the historical changes to the share capital of each of the Group Companies and historical transfers of equity interest in each of the Group Companies were, in all material respects, made in compliance with the applicable Laws.

(f) Except as set forth in Section 3.2(f) of the Company Disclosure Letter, no Person (including any holder of Equity Securities in the Company or any other Group Company) has the right to (whether pursuant to any Contract, Organizational Document or otherwise) require any Group Company to (i) issue any Equity Securities, or transfer or acquire any Equity Securities or other assets of any Person, (ii) declare or pay any dividends or make any other distribution of, or any payment out of, any Group Company’s assets (whether by dividends, liquidation or otherwise), or (iii) assume, guarantee or otherwise acquire the liabilities of any Person, except for, in the case of sub-section (i) above, the right for the holders of Equity Securities of the Company to receive Equity Securities of PubCo in such amounts and of such types as specified in Section 2.3(f) and otherwise on the terms and conditions specified in this Agreement.

Section 3.3 Authorization. The Company has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is or will be a party and to consummate the transactions contemplated hereunder and thereunder, subject to receipt of the Company Shareholders Approval. Except for the Company Shareholders Approval , all corporate actions on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the performance of all its obligations hereunder and thereunder (including any board approval in accordance with Article 25.2(a) of the Company Articles) have been taken prior to the execution and delivery of this Agreement, subject to the filing of the Second Merger Filing Documents. This Agreement and the other Transaction Documents to which the Company is or will be a party is, or when executed by the other parties thereto, will be, valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (b) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The only votes of holders of any class or series of share capital of the Company necessary to approve and adopt this Agreement and the Transactions contemplated hereby are (i) the approval and adoption of this Agreement and the Transactions contemplated hereby by an Ordinary Resolution (as defined in the Company Articles), (ii) the approval and adoption of the amendment of the Company Articles as contemplated by Section 6.1(a) by a Special Resolution (as defined in the Company Articles), (iii) a consent from all of the Investors (as defined in the Company Articles) for exempting the Transactions from Article 10 (Anti-Dilution Protection) of the Company Articles, (iv) a Company Preferred Shareholders Consent for exempting the Transactions from Section 1.1 (Liquidation Rights) and Section 1.3 (Conversion Rights) of Schedule I of the Company Articles, and (v) the approval and adoption of the Plan of Second Merger by a Special Resolution (as defined in the Company Articles) (collectively, the “Company Shareholders Approval”). No Group Company has given a power of attorney or any other authority (express, implied or ostensible) which is still outstanding or effective to any Person to enter into any Contract or commitment or to do anything on its behalf, other than any authority to its employees, officers, agents, advisors and consultants to enter into routine trading Contracts in the Ordinary Course of their duties and the business of the respective Group Companies.

Section 3.4 Consents; No Conflicts. Assuming the warranties in Article IV are true and correct, except (a) as otherwise set forth in the Company Disclosure Letter, (b) for the Company Shareholders Approval, (c) for the registration or filing with the Registrar of Companies of the Cayman Islands (including the filing of the Plan of Second Merger and such other documents with the Cayman Islands Registrar of Companies in accordance with the Cayman Act), the SEC or applicable state blue sky or other securities laws filings with respect to the Transactions, (d) as required by HSR Act, and (e) for such other filings, notifications, notices, submissions, applications, or consents the failure of which to be obtained or made would not have a Company Material Adverse Effect, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, in each case on the part of any Group Company and any of its Affiliates, have been duly obtained or completed (as applicable) and are in full force and effect as of the date of this Agreement. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is or will be a party by the

Company does not, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) (assuming compliance with the matters referred to in clauses (a) through (d) of the immediately preceding sentence) result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of any Group Company) or cancelation under, (A) any Governmental Order, (B) any provision of the Organizational Documents of any Group Company, (C) any applicable Law or public privacy policy, (D) any Material Contract, or (ii) result in the creation of any Lien upon any of the properties or assets of any Group Company other than any restrictions under federal or state securities laws, this Agreement, the Company Articles and Permitted Liens, except in the case of sub-clauses (A), (C), and (D) of clause (i), as would not have a Company Material Adverse Effect.

Section 3.5 Compliance with Laws; Permits. Except as disclosed in Section 3.5 of the Company Disclosure Letter:

(a) No Group Company is in violation of any applicable Law in any material respect. The business of each Group Company as currently conducted and as planned to be conducted are in compliance with all applicable Laws in all material respects and to the Knowledge of the Company, no Group Company has received any notice from any Governmental Authority or, is under investigation, in each case with respect to a material violation of any applicable Law.

(b) Each Group Company has obtained all material Permits necessary for the business as currently conducted. No such Permit contains any burdensome restrictions or conditions, and each such Permit is in full force and effect and will remain in full force and effect upon the consummation of the transactions contemplated hereby. None of the Group Companies is in default under any such Permit in any material respects, and, to the Knowledge of the Company, there is no Action by any Governmental Authority pending against any Group Company that would likely result in the revocation, withdrawal, suspension, cancelation or termination of any such Permit which would have a Company Material Adverse Effect.

(c) To the Knowledge of the Company, since January 1, 2019, none of the Group Companies has received any letter or other written communication from and there has not been any public notice of a type customary as a form of notification of such matters in the jurisdiction by, any Governmental Authority threatening in writing or providing notice of (i) the revocation or suspension of any Permit issued to any Group Company or (ii) the need for compliance or remedial actions in respect of the activities carried out by any the Group Company, which revocation, suspension, compliance or remedial actions (or the failure of any Group Company to undertake them) would have a Company Material Adverse Effect.

(d) None of the Group Companies, or their respective officers, directors or, nor to the Knowledge of the Company, their respective Affiliates, employees or agents acting for or on behalf of the Company: (i) in connection with the operations or dealings of the Company has offered, promised, provided, or authorized the provision of any money or anything of value, directly or indirectly, to any Government Official or any other Person to influence official action or secure an improper commercial advantage, or to encourage the recipient to breach a duty of good faith or loyalty or the policies of his/her employer; (ii) in connection with the operations or dealings of the Company has otherwise violated any applicable Anti-Corruption Laws or has taken any action that would constitute a violation, or implicate a violation, or implicate any other Person in violation of any Anti-Corruption Laws; (iii) is a Government Official; (iv) is a Sanctioned Person; or (v) has engaged in, or is now engaged in, any dealings or transactions with or for the benefit of any Sanctioned Person, or has otherwise violated Sanctions; and no Action relating to any actual or alleged violation by the Company of applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions is pending or, to the Knowledge of the Company, threatened.

(e) Each Group Company has maintained accurate books and records in accordance with the Anti-Corruption Laws and generally accepted accounting principles. Furthermore, each Group Company has in place and has adhered to policies and procedures designed to prevent its directors, officers, employees, contractors, sub-contractors, service providers, agents and intermediaries from undertaking any activity, practice or conduct relating to the business of the Company that would constitute a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(f) No Government Official or Governmental Authority presently owns an interest, whether direct or indirect, in any Group Company or has any legal or beneficial interest in any Group Company or to payments made to any Group Company hereunder.

(g) No Group Company is a party to any agreement, arrangement or concerted practice or is or has been carrying on any practice which could reasonably be expected to contravene or which reasonably could be expected to be invalidated by any anti-trust, fair trading, dumping, state aid, consumer protection or similar laws or regulations in any jurisdiction.

Section 3.6 Tax Matters.

(a) All material Tax Returns required to be filed with respect to each Group Company have been duly and timely filed by such Group Company within the requisite period and completed on a proper basis in accordance with the applicable Laws, and are up to date and correct in all material respects. No material deficiencies for any Taxes with respect to any Tax Returns have been asserted in writing by, and no notice of any pending action with respect to such Tax Returns has been received from, any Governmental Authority, and no dispute relating to any Tax Returns with any such Governmental Authority is outstanding or, to the Knowledge of the Company, contemplated. Each Group Company has timely paid all Taxes owed by it which are due and payable (whether or not shown on any Tax Return) and withheld and remitted to the appropriate Governmental Authority all material Taxes which it is obligated to withhold and remit from amounts owing to any employee, creditor, customer or third party. Each Group Company is in compliance with all applicable Laws with respect to transfer pricing (including record-keeping and documentation requirements) in all material respects.

(b) No Group Company has waived any statute of limitations with respect to any Taxes, or agreed to any extension of time with respect to an assessment or deficiency for such Taxes, which waiver or agreement remains in force.

(c) No Group Company is a tax resident of a jurisdiction other than its jurisdiction of incorporation. No written claim has been received by the Company in a jurisdiction where the Group Company does not file Tax Returns that any Group Company is or may be subject to material taxation liability by that jurisdiction.

(d) The assessment of any additional Taxes with respect to the applicable Group Company for periods for which Tax Returns have been filed is not expected to materially exceed the recorded liability therefor in the most recent balance sheet in the Company Financial Statements. Since the Company Accounts Date, no Group Company has incurred any material liability for Taxes outside the Ordinary Course or otherwise materially inconsistent with past practice.

(e) Within five years prior to the date hereof and to the Knowledge of the Company, no Group Company has been or is the subject of any examination or investigation by any Governmental Authority relating to the conduct of its business or the payment or withholding of Taxes. No Group Company is responsible for the Taxes of any other Person by reason of U.S. Treasury Regulation § 1.1502-6, contract, successor liability or otherwise.

(f) All Tax credits and Tax holidays enjoyed by the Group Company established under applicable Laws since its establishment have been in compliance with in all material respects and is not, to the Knowledge of the Company, subject to material reduction, revocation, cancelation or any other material changes (including retroactive changes) in the future, except through change in applicable Laws published by relevant Governmental Authority. No Group Company has taken any action or been a party to a transaction the primary purpose of which is the evasion of Taxes in violation of applicable Laws in any material respect.

(g) There are no liens for Taxes upon any property or assets of any Group Company or any of its Subsidiaries, except for Permitted Liens.

(h) No private letter rulings, technical advice memoranda, or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any Group Company for any taxable year incurring, or potentially incurred a material liability for Taxes for which the statute of limitations has not yet expired.

(i) No claim has ever been made by a Taxing Authority in a jurisdiction where any Group Company does not file Tax Returns that relevant Group Company is or may be subject to taxation by, or required to file Tax Returns in, that jurisdiction, which claim has not been fully resolved, and, to the Knowledge of the Company, there is no basis for any such claim to be made.

Section 3.7 Financial Statements.

(a) The Company has delivered to SPAC the audited consolidated balance sheet of the Company as of December 31, 2020, and the audited consolidated statements of income and profit and loss, changes in equity and cash flows, for the fiscal years then ended, in each case audited in accordance with PCAOB standards and including the notes thereto and will, by no later than May 31, 2022, deliver to SPAC the audited consolidated balance sheet of the Company as of December 31, 2021, and the audited consolidated statements of income and profit and loss, changes in equity and cash flows, for the fiscal years then ended, in each case audited in accordance with PCAOB standards and including the notes thereto (together, the “Company Financial Statements”). The Company Financial Statements (a) have been prepared in accordance with the books and records of the Group Companies, (b) are true, correct and complete and fairly present in all material respects the financial condition and position as of the dates indicated therein and the results of operations of the Group Companies for the periods indicated therein, (c) have been prepared in accordance with IFRS applied on a consistent basis throughout the periods involved and (d) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof (including, to the extent applicable to the Company, Regulation S-X).

(b) The Group Companies maintain a system of internal accounting controls which the Company reasonably believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability in all material respects, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(c) Since January 1, 2020, none of the Founding Shareholder (as defined in the Company Articles) or the Company Board has been made aware in writing of (i) any fraud that involves the Company’s management who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (ii) any allegation, assertion or claim that the Company has engaged in any material questionable accounting or auditing practices which materially violate applicable Law. Since January 1, 2020, no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar material violation by the Company to the Company Board or any committee thereof or to any director or officer of the Company.

Section 3.8 Absence of Changes. Since the Company Accounts Date, (a) each Group Company has (i) operated its principal business in the Ordinary Course in all material respects, (ii) used its reasonable best efforts to preserve its business in all material respects and (iii) collected receivables and paid payables and similar obligations in the Ordinary Course in all material respects; and (b) there has not been any Company Material Adverse Effect.

Section 3.9 Actions.

(a) Except as set forth in Section 3.9(a) of the Company Disclosure Letter, no Group Company (or any Person for whose acts or defaults a Group Company may be vicariously liable) is involved whether as claimant or defendant or other party in any Action where amounts claimed against the Group Companies exceed US$1,000,000 (other than as claimant in the collection of debts arising in the Ordinary Course, none of which is material to the business of the Group Companies), or would otherwise materially affect the business, assets or properties of such Group Company.

(b) Except as set forth in Section 3.9(b) of the Company Disclosure Letter, there is no such Action pending or, to the Knowledge of the Company, threatened by or against any Group Company (or any Person for whose acts or defaults a Group Company may be vicariously liable) where amounts claimed against the Group Company exceed US$1,000,000, or would otherwise be reasonably expected to materially affect the business, assets or properties of such Group Companies.

(c) Except as set forth in Section 3.9(c) of the Company Disclosure Letter, no Group Company is subject to any continuing Governmental Order where amounts of claim against the Group Companies exceed US$500,000, nor is in default under any Governmental Order in any material respects.

Section 3.10 Liabilities. Except as set forth in Section 3.10 of the Company Disclosure Letter, no Group Company has any Liabilities except for (i) Liabilities set forth in the Company Financial Statements that have not been satisfied since the Company Accounts Date, and (ii) current Liabilities incurred since the Company Accounts Date in the Ordinary Course which do not exceed US$3,500,000 in the aggregate. Except for the Indebtedness incurred in the Ordinary Course, none of the Group Companies has any material Indebtedness that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Group Company has otherwise become directly or indirectly liable, and none of the Group Companies is a guarantor or indemnitor of any liabilities of any other Person (other than a Group Company).

Section 3.11 Material Contracts.

(a) For purposes hereof, “Material Contracts” means, collectively, any Contract to which a Group Company or any of its properties or assets is bound or subject to that (i) involves obligations (contingent or otherwise) or payments in excess of US$1,000,000 or has an unexpired term in excess of three (3) years, (ii) is a material agreement relating to Intellectual Property or IT Assets (other than generally available “off-the-shelf” shrink wrap software licenses obtained by the Group on non-exclusive basis and non-negotiated terms), (iii) involves any provisions providing for exclusivity, non-compete, “change in control”, “most favored nations”, rights of first refusal or first negotiation or similar rights against any Group Company for a term in excess of one (1) year, or (iv) involves a sharing of profits or losses. Section 3.11(a) of the Company Disclosure Letter contains a true and correct list of all Material Contracts, and true, correct and complete copies of such Material Contracts have been delivered or made available to SPAC prior to the date hereof.

(b) Each Material Contract is a valid and binding agreement of the Group Company that is a party thereto, and is in full force and effect and enforceable against the parties thereto. Each Group Company has duly performed all of its obligations in all material respects under each Material Contract to the extent that such obligations to perform have accrued, and there is no existing default or breach by any Group Company under such Material Contracts in any material respects. To the Knowledge of the Company, no Group Company has given written notice that it intends to terminate a Material Contract or that any other party thereto has breached, violated or defaulted under any Material Contract, and no Group Company has received any written notice that it has breached, violated or defaulted under any Material Contract or that any other party thereto intends to terminate such Material Contract.

Section 3.12 Title; Properties.

(a) Except as set forth in Section 3.12(a) of the Company Disclosure Letter, all assets included in the Company Financial Statements or acquired by any of the Group Companies or which have otherwise arisen since the Company Accounts Date, other than any assets disposed of or realized in the ordinary and usual course of business:

(i) are assets in which the Group Companies have lawful ownership rights or leasehold interest;

(ii) are, where capable of possession, in the possession or under the control of the relevant Group Company;

(iii) are free from Liens other than Permitted Liens;

(iv) are not the subject of any factoring arrangement, conditional sale or credit agreement;

(v) collectively represent in all material respects all assets (including all rights and properties) necessary for the conduct of the business of each Group Company as presently conducted.

(b) The use by a Group Company of real property that the Group Companies own or have legal or equitable title, leasehold interest or other right or interest (the “Real Properties”) is in compliance with all applicable Laws in all material respects, including all applicable building codes, environmental, zoning, subdivision, and land use laws. To the Knowledge of the Company, none of the Group Companies has received notice from any Governmental Authority advising it of a violation (or an alleged violation) of any such applicable Law.

(c) None of the Group Companies uses any Real Property in conduct of its business in the Ordinary Course except insofar as it holds valid land use rights, building ownership or has secured a lease with respect thereto. No material default on the part of any Group Company or event which, with the giving of notice or passage of time or both, would constitute a Company Material Adverse Effect, has occurred and continue to be unremedied or unwaived under the terms of any of the land use rights or the leases.

(d) There exists no pending or, to the Knowledge of the Company, threatened condemnation, eminent domain proceedings, confiscation, dispute, claim, demand or similar proceeding with respect to, or which could affect, the continued use and enjoyment of any Real Property.

Section 3.13 Intellectual Property.

(a) Section 3.13(a) of the Company Disclosure Letter lists all material Intellectual Property registrations and applications owned by or licensed to the Group Companies. All of such material Intellectual Property registrations and applications and all material unregistered proprietary Intellectual Property that are owned by the Group Companies are free and clear of all Liens other than Permitted Liens. All of such registrations and applications are subsisting and unexpired, all fees and filings required to maintain and renew same have been made, and to the Knowledge of the Company, all of same are valid and enforceable.

(b) The conduct of the business of the Group Companies does not infringe, misappropriate, dilute or violate the Intellectual Property of any other Person in all material respects and to the Knowledge of the Company, no Person is Infringing the Intellectual Property of the Group Companies in a manner that is material to the Group Companies taken as a whole.

(c) All Persons who created or invented material Intellectual Property on behalf of the Group Companies have assigned to the Group Companies in writing all of their rights in same that do not vest initially in such entities by operation of law.

(d) The Group Companies comply in all material respects with all applicable Laws and binding industry standards. The IT Assets used in the business of the Group Companies function in accordance with their specifications in all material respects and are free of material viruses, defects, malware and other corruptants. The Group Companies take all reasonable actions to protect the integrity, continuous operation and security of the IT Assets used in their business as presently conducted (and all data, including Personal Data, processed thereby), and there have been no material breaches, outages, violations or unauthorized uses of or, to the Knowledge of the Company, unauthorized access to the foregoing.

Section 3.14 Labor and Employment Matters.

(a) Each of the Group Companies is in material compliance with all applicable Laws, agreements, contracts, policies, plans, and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment, and the termination of employment, including but not limited to any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 (or similar laws) (the “WARN Act”), the classification of employees as exempt or non-exempt from overtime pay requirements, the provision of meal and rest breaks, pay for all working time, withholding and payment of employment taxes, and the proper classification of individuals as nonemployee contractors or consultants. Except as set forth in Section 3.14(a) of the Company Disclosure Letter, none of the Group Companies has closed any site of employment or implemented any group terminations or layoffs of employees sufficient to trigger the notice requirements of the WARN Act, or implemented any early retirement, separation or window program within the past three years, nor has any Group Company planned or announced any such action or program for the future. Each Group Company has satisfied their payment obligations with respect to all wages, severance, allowances, commissions and other compensation required to be paid under any labor contract or applicable Law to the current and former employees and third party contractors of the Group Companies in all material respects.

(b) All Benefit Plans of the Group Companies are and have at all times been maintained in compliance with all applicable Laws in all material respects and have been sufficiently funded by the relevant Group Companies. Each Group Company is in compliance with all applicable Laws and Contracts in all material respects relating to its provision of any form of social insurance, and has paid, or made provision for the payment of, all social insurance contributions required under applicable Laws and Contracts.

(c) Except as set forth in Section 3.14(c) of the Company Disclosure Letter: (x) there has not been, and to the Knowledge of the Company, there is not now pending or threatened, any strike, union organization activity, lockout, slowdown, picketing, or work stoppage or any unfair labor practice charge against any Group Company; and (y) no Group Company is bound by or subject to (and none of their assets or properties is bound by or subject to) any written Contract, commitment or arrangement with any labor union or any collective bargaining agreements. To the Knowledge of the Company, there are no pending or threatened Actions, charges, complaints, material grievance, audit, investigation, or inquiry by or on behalf of any employee, prospective employee, former employee, labor organization or other representative of the Group Companies’ employees, or otherwise concerning labor and employment matters with respect to any Group Company, except for such Actions that would not, individually or in the aggregate, be expected to be material to the Group Companies. To the Knowledge of the Company, no Group Company is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices.

(d) Section 3.14(d) of the Company Disclosure Letter sets out a true, correct and complete description of all Company Transaction Bonus arrangements in existence or contemplated as of the date hereof. Except as set forth in Section 3.14(d) of the Company Disclosure Letter, the consummation of the Transactions will not give rise to any liability for severance pay, unemployment compensation or termination pay becoming due, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, officer, director or shareholder of the Group Companies, or any obligation to pay any Company Transaction Bonus.

Section 3.15 Effect of Investment. To the Knowledge of the Company, neither the entry into, nor compliance with, nor completion of the transactions contemplated by this Agreement nor the entry into,

compliance with, or completion of the transactions contemplated by any of the other Transaction Documents will, or would be reasonably expected to cause any Group Company to lose the benefit of any contractual right or privilege it presently enjoys, or result in a breach of, or give any third party a right to terminate or vary, or result in any Lien under, any contract or arrangement to which any Group Company is a party and which would have a Company Material Adverse Effect.

Section 3.16 Brokers. Except as set forth in Section 3.16 of the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of any Group Company.

Section 3.17 Joint Proxy Statement/Prospectus. The information supplied by the Company in writing specifically for inclusion in the Joint Proxy Statement/Prospectus shall not, at (a) the time the Joint Proxy Statement/Prospectus is declared effective, (b) the time the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to (i) the SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.18 Insolvency. Except as set forth in Section 3.18 of the Company Disclosure Letter:

(a) no Group Company is insolvent or unable to pay its debts, including its future and prospective debts incurred in the Ordinary Course, or is in liquidation under the law of the jurisdiction in which it is incorporated or other applicable Laws;

(b) no petition has been presented, application made, proceedings commenced, resolution passed or meeting convened for the termination, liquidation, bankruptcy or dissolution of any Group Company nor any process been commenced whereby the business of any Group Company is terminated and the assets of any Group Company are distributed amongst the creditors or shareholders or other contributories of the Group Company or whereby the affairs, business or assets of any Group Company are managed by a person appointed for the purpose by a court, governmental agency or similar body or by any creditor or the Group Company itself, nor has any such order or relief been granted or appointment made, and there are no cases or proceedings under any applicable Laws with respect to insolvency, reorganization, or related matters in any jurisdiction concerning any Group Company, and to the Knowledge of the Company, no events have occurred which, under the law of the jurisdiction in which it is incorporated or other applicable Laws, would justify any such cases or proceedings;

(c) no liquidator, trustee, supervisor, nominee, custodian or similar official and no liquidation committee or similar body have been appointed in respect of the whole or any part of the business or assets of any Group Company nor has any step been taken for or with a view to the appointment of such a person or body nor has any event taken place or is likely to take place as a consequence of which such an appointment might be made; and

(d) no ruling declaring the insolvency of any Group Company has been made and no public announcement in respect of the same has been pronounced by a court of the jurisdiction in which it is incorporated.

Section 3.19 Environmental Matters. Except as would not have a Company Material Adverse Effect, the Group Companies are in compliance with the applicable Environmental Laws in the respective jurisdictions where they conduct their business.

Section 3.20 Insurance. Each of the Group Companies has insurance policies covering such risks as are customarily carried by Persons conducting business in the Ordinary Course in the industries and geographies in which the Group Companies operate. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid as of the date of this Agreement, except as would not have a Company Material Adverse Effect.

Section 3.21 Related Party Transactions. Except for written employment agreements made available to SPAC prior the date hereof and except as set forth in Section 3.21 of the Company Disclosure Letter, the Group Companies have not engaged in any transactions with Related Parties that would be required to be disclosed in the Joint Proxy Statement/Prospectus.

Section 3.22 No Outside Reliance. Notwithstanding anything contained in this Agreement, the Company has made its own investigation of SPAC and that neither SPAC nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by SPAC in Article IV, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of SPAC. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the SPAC Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by the Company or its Representatives) or reviewed by the Company pursuant to the Confidentiality Agreement or otherwise) or management presentations that have been or shall hereafter be provided to the Company or any of its Affiliates, agents or Representatives are not and will not be deemed to be representations or warranties of SPAC or the SPAC Shareholders, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article IV. Except as otherwise expressly set forth in this Agreement, the Company understands and agrees that any assets, properties and business of SPAC are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV, with all faults and without any other representation or warranty of any nature whatsoever.

ARTICLE IV

WARRANTIES OF SPAC

Except as set forth in (i) the SPAC SEC Filings (excluding any risk factors or predictive or forward-looking statements) or (ii) the disclosure letter delivered to the Company by SPAC on the date of this Agreement (the “SPAC Disclosure Letter”), SPAC hereby represents and warrants to the Company the following:

Section 4.1 Organization, Good Standing, Corporate Power and Qualification. SPAC is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. SPAC is duly licensed or qualified and in good standing in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not have a SPAC Material Adverse Effect. As of the date of this Agreement, SPAC has either delivered or made available to the Company, including via the SEC’s Electronic Data Gathering Analysis and Retrieval system database, a true and complete copy of the SPAC Articles.

Section 4.2 Capitalization and Voting Rights.

(a) The validly issued share capital of SPAC as of the date of this Agreement is set forth in Section 4.2(a) of the SPAC Disclosure Letter which sets forth, as of the date of this Agreement, the following (on an aggregate, and not holder-by-holder, basis): (i) issued and outstanding SPAC Ordinary Shares, by class or series; (ii) issued and outstanding SPAC Preference Shares; and (iii) warrants and other share purchase rights, if any. All SPAC Shares that are issued and outstanding (i) have been duly authorized and have been validly issued and are non-assessable and fully paid, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or other similar right.

(b) Except as set forth in Section 4.2(b) of the SPAC Disclosure Letter, (i) there are no authorized, outstanding or issued Equity Securities of SPAC; (ii) SPAC is not obligated to issue, sell or transfer any Equity Securities of SPAC; (iii) other than the SPAC Articles, SPAC is not a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Securities of SPAC; (iv) SPAC has not granted any registration rights or information rights to any other Person; (v) there are no phantom shares and there are no voting or similar agreements entered into by SPAC which relate to the share capital, registered capital or charter capital of SPAC; and (vi) SPAC has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the SPAC Shareholders on any matter or any agreements to issue such bonds, debentures, notes or other obligations.

(c) SPAC does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

(d) SPAC is not obligated to make any investment in or capital contribution to or on behalf of any other Person.

Section 4.3 Authorization. SPAC has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is or will be a party and to consummate the transactions contemplated hereunder and thereunder, subject to receipt of SPAC Shareholders Approval. All corporate actions on the part of SPAC necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the performance of all its obligations thereunder (including any board approval) have been taken, subject to (a) obtaining SPAC Shareholders Approval and (b) the filing of the Initial Merger Filing Documents. This Agreement and the other Transaction Document to which SPAC is or will be a party is, or when executed by the other parties thereto, will be, valid and legally binding obligations of SPAC, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 4.4 Consents; No Conflicts. Assuming the warranties in Article III and Article V are true and correct, except (a) as otherwise set forth in the SPAC Disclosure Letter, (b) for the SPAC Shareholders Approval, (c) for the registration or filing with the Registrar of Companies of the Cayman Islands (including the filing of the Plan of Initial Merger and such other documents with the Cayman Islands Registrar of Companies in accordance with the Cayman Act), the SEC or applicable state blue sky or other securities laws filings with respect to the Transactions and (d) for such other filings, notifications, notices, submissions, applications, or consents the failure of which to be obtained or made would not have a SPAC Material Adverse Effect, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, in each case on the part of SPAC, have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is or will be a party by SPAC does not, and the consummation by SPAC of the transactions contemplated hereby and thereby will not (i) (assuming compliance with the matters referred to in clauses (a) through (d) of the immediately preceding sentence) result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of SPAC) or cancelation under, (A) any Governmental Order, (B) any provision of the Organizational Documents of SPAC, (C) any applicable Law or public privacy policy, (D) any Contract to which SPAC is a party or by which its assets are bound, or (ii) result in the creation of any Lien upon any of the properties or assets of SPAC other than any restrictions under federal or state securities laws, this Agreement or the SPAC Articles, except in the case of sub-clauses (A), (C), and (D) of clause (i), as would not have a SPAC Material Adverse Effect.

Section 4.5 Tax Matters. All material Tax Returns required to be filed by or with respect to SPAC have been duly and timely filed within the requisite period (taking into account any extensions) and such Tax Returns are true, correct and complete in all material respects. All material Taxes due and payable by SPAC have been or will be paid in a timely fashion or have been accrued for on the financial statements of SPAC. No material deficiencies for any Taxes that are currently outstanding with respect to any Tax Returns of SPAC have been asserted in writing by, and no notice of any action, audit, assessment or other proceeding, in each case that is currently pending, with respect to such Tax Returns or any Taxes of SPAC has been received from, any Tax authority, and no dispute or assessment relating to such Tax Returns or such Taxes with any such Tax authority is currently outstanding. No material claim that is currently outstanding has been made by a Tax authority in a jurisdiction where SPAC does not file Tax Returns that SPAC is or may be subject to taxation by that jurisdiction. SPAC has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 4.6 Financial Statements; Investment Company.

(a) The financial statements of SPAC contained in the SPAC SEC Filings (the “SPAC Financial Statements”) (i) have been prepared in accordance with the books and records of SPAC, (ii) fairly present in all material respects the financial condition of SPAC on a consolidated basis as of the dates indicated therein, and the results of operations and cash flows of SPAC on a consolidated basis for the periods indicated therein, and (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC).

(b) SPAC has in place disclosure controls and procedures that are (i) designed to reasonably ensure that material information relating to SPAC is made known to the management of SPAC by others within SPAC; and (ii) effective in all material respects to perform the functions for which they were established. SPAC maintains a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management’s general or specific authorizations, (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (y) access to assets is permitted only in accordance with management’s general or specific authorization and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c) Since the formation of SPAC, neither SPAC nor, to the Knowledge of SPAC, any Representative of SPAC, has received or otherwise had or obtained knowledge of any written complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of SPAC with respect to the SPAC Financial Statements or the internal accounting controls of SPAC, including any written complaint, allegation, assertion or claim that SPAC has engaged in questionable accounting or auditing practices. Since the formation of SPAC, no attorney representing SPAC, whether or not employed by SPAC, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by SPAC or any of its Representatives to the SPAC Board or any committee thereof or to any director or officer of SPAC.

(d) SPAC has no liability or obligation of any nature whatsoever, whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or not, due or not, individually or in the aggregate, and there is no existing condition, situation or set of circumstances which is reasonably expected to result in such a liability or obligation, other than (i) Liabilities incurred after the SPAC Accounts Date in the Ordinary Course, (ii) Liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect, (iii) the SPAC Transaction Expenses, and (iv) obligations and liabilities reflected, or reserved against, in the SPAC Financial Statements or as set forth in Section 4.6(d) of the SPAC Disclosure Letter.

(e) To the Knowledge of SPAC, SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act.

Section 4.7 Related Party Transactions. Except as set forth in Section 4.7 of the SPAC Disclosure Letter, SPAC has not engaged in any transactions with Related Parties that would be required to be disclosed in the Joint Proxy Statement/Prospectus.

Section 4.8 Absence of Changes. Since the SPAC Accounts Date, (a) SPAC has operated its business in the Ordinary Course and collected receivables and paid payables and similar obligations in the Ordinary Course, and (b) there has not been any SPAC Material Adverse Effect. SPAC has used commercially reasonable efforts to preserve intact the present business organizations of SPAC.

Section 4.9 Actions. Except as set forth in Section 4.9 of the SPAC Disclosure Letter or as would not have a SPAC Material Adverse Effect, (a) there is no Action pending or, to the Knowledge of SPAC, threatened against or affecting SPAC; and (b) there is no judgment or award unsatisfied against SPAC, nor is there any Governmental Order in effect and binding on SPAC or its assets or properties.

Section 4.10 Brokers. Except as set forth in Section 4.10 of the SPAC Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of SPAC or any of its Affiliates.

Section 4.11 Joint Proxy Statement/Prospectus. The information supplied by SPAC in writing specifically for inclusion in the Joint Proxy Statement/Prospectus shall not, at (a) the time the Joint Proxy Statement/Prospectus is declared effective, (b) the time the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to (i) the SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading. All documents that SPAC is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 4.12 SEC Filings. SPAC has timely (after taking into consideration all applicable extensions) filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed or furnished by it with the SEC, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing or furnishing through the date of this Agreement, the “SPAC SEC Filings”). Each of the SPAC SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act applicable to such SPAC SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the SPAC SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any SPAC SEC Filing. To the Knowledge of SPAC, none of the SPAC SEC Filings filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement.

Section 4.13 Trust Account. As of the date of this Agreement, SPAC has at least US$414,000,000 in the Trust Account being held in accordance with the Investment Management Trust Agreement, dated as of January 21, 2021, between SPAC and Continental Stock Transfer & Trust Company, as trustee (in such capacity, the “Trustee,” and such Investment Management Trust Agreement, the “Trust Agreement”). There are no Actions pending or, to the Knowledge of SPAC, threatened with respect to the Trust Account. SPAC has performed, in all material respects, the obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement in any material respect, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder in any material respect.

Section 4.14 Business Activities. Since its incorporation, SPAC has not conducted any business activities other than activities related to SPAC’s initial public offering or directed toward the accomplishment of a Business Combination. Except for the Transactions, SPAC is not obligated to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

Section 4.15 NYSE Quotation. As of the date of this Agreement, SPAC Class A Ordinary Shares, SPAC Warrants and SPAC Units are each registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE under the symbol “PV”, “PV WS” and “PV.U”, respectively. SPAC is in compliance with the rules of NYSE in all material respects and there is no Action pending or, to the Knowledge of SPAC, threatened against SPAC by NYSE or the SEC with respect to any intention by such entity to deregister SPAC Class A Ordinary Shares, SPAC Warrants or SPAC Units or terminate the listing thereof on NYSE. SPAC has not taken any action in an attempt to terminate the registration of SPAC Class  A Ordinary Shares, SPAC Warrants or SPAC Units under the Exchange Act except in connection with the Transactions.

Section 4.16 Board Approval. The SPAC Board has unanimously (a) determined that this Agreement and the Transactions contemplated herein are in the best interests of SPAC and constitute a Business Combination, (b)(i) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (ii) approved and declared advisable Transaction Documents and the execution, delivery and performance thereof, (c) made the SPAC Board Recommendation and (d) directed that this Agreement be submitted to the shareholders of SPAC for their adoption.

Section 4.17 No Outside Reliance. Notwithstanding anything contained in this Agreement, each of SPAC and the Sponsor has made its own investigation of the Group Companies and the Acquisition Entities and that neither the Company nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article III and by the Acquisition Entities in Article V, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Group Companies. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by SPAC or its Representatives) or reviewed by SPAC pursuant to the Confidentiality Agreement or otherwise) or management presentations that have been or shall hereafter be provided to SPAC or any of its Affiliates, agents or Representatives are not and will not be deemed to be representations or warranties of the Group Companies or the Company Shareholders, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article III and Article V. Except as otherwise expressly set forth in this Agreement, SPAC understands and agrees that any assets, properties and business of the Group Companies are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article III and Article V, with all faults and without any other representation or warranty of any nature whatsoever.

ARTICLE V

WARRANTIES OF THE ACQUISITION ENTITIES

PubCo, Merger Sub 1 and Merger Sub 2 (each, an “Acquisition Entity”) hereby jointly and severally represent and warrant to SPAC, the following:

Section 5.1 Organization, Good Standing, Corporate Power and Qualification. Each Acquisition Entity is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Each Acquisition Entity has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is or will be a party and to consummate the transactions contemplated hereunder and thereunder.

Section 5.2 Capitalization and Voting Rights.

(a) As of the date of this Agreement and as of immediately prior to the Closing:

(i) the authorized share capital of PubCo consists of 50,000 shares of a par value of US$1.00 each, of which one (1) PubCo Ordinary Share is issued and outstanding (the “PubCo Share” and upon the completion of the PubCo Share Sub-division, the “PubCo Shares”) and held by the Initial PubCo Holder.

(ii) the authorized share capital of Merger Sub 1 consists of 50,000 shares, of which one (1) share is issued and outstanding (the “Merger Sub 1 Share”) and held by PubCo; and

(iii) the authorized share capital of Merger Sub 2 consists of 50,000 shares, of which one (1) share is issued and outstanding (the “Merger Sub 2 Share”) and held by PubCo.

The PubCo Share, the Merger Sub 1 Share and the Merger Sub 2 Share, and any PubCo Ordinary Shares and shares of Merger Sub 1 and Merger Sub 2 that will be issued pursuant to the Transactions, (A) have been, or will be prior to such issuance, duly authorized and have been, or will be at the time of issuance, validly issued and are fully paid, (B) were, or will be, issued, in compliance in all material respects with applicable Law, and (C) were not, and will not be, issued in breach or violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or other similar right.

(b) Except (A) as set forth in Section 5.2(a), including any PubCo Ordinary Shares and shares of Merger Sub 1 and Merger Sub 2 that will be issued pursuant to the Transactions and (B) the Private Placement Agreements, (i) no Acquisition Entity has authorized, outstanding or issued any Equity Securities; (ii) no Acquisition Entity is obligated to issue, sell or transfer any Equity Securities; (iii) no Acquisition Entity is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of such Acquisition Entity; (iv) no Acquisition Entity has granted any registration rights or information rights to any other Person; (v) there are no phantom shares and there are no voting or similar agreements entered into by any Acquisition Entity which relate to the share capital, registered capital or charter capital of such Acquisition Entity; and (vi) no Acquisition Entity has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of such Acquisition Entity on any matter or any agreements to issue such bonds, debentures, notes or other obligations.

(c) PubCo does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity, other than, as of the date of this Agreement, Merger Sub 1 and Merger Sub 2 and, as of the Closing Date, the Surviving Company and SPAC. Neither Merger Sub 1 nor Merger Sub 2 owns or controls, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

(d) No Acquisition Entity is obligated to make any investment in or capital contribution to or on behalf of any other Person other than in connection with the Transactions.

Section 5.3 Authorization. All corporate actions on the part of each Acquisition Entity necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the performance of all its obligations thereunder (including any board or shareholder approval, as applicable) have been taken, subject to the filing of the Initial Merger Filing Documents, the Second Merger Filing Documents and the Third Merger Filing Documents. This Agreement and the other Transaction Document to which an Acquisition Entity is or will be a party is, or when executed by the other parties thereto, will be, valid and legally binding obligations of such Acquisition Entity enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (b) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 5.4 Consents; No Conflicts. Assuming the warranties in Article IV are true and correct, except (a) for the registration or filing with the Registrar of Companies of the Cayman Islands (including the filing of the Plan of Initial Merger, the Plan of Second Merger, the Plan of Third Merger and such other documents with the Cayman Islands Registrar of Companies in accordance with the Cayman Act), the SEC or applicable state blue sky or other securities laws filings with respect to the Transactions and (b) for such other filings, notifications, notices, submissions, applications, or consents the failure of which to be obtained or made would not have a Company Material Adverse Effect, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, in each case on the part of each Acquisition Entity, have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of this Agreement and the other each Transaction Documents to which it is or will be a party by each Acquisition Entity does not, and the consummation by such Acquisition Entity of the transactions contemplated hereby and thereby will not result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of such Acquisition Entity) or cancelation under, (a) (i) any Governmental Order, (ii) any provision of the Organizational Documents of such Acquisition Entity, (iii) any applicable Law or public privacy policy, (iv) any Contract to which such Acquisition Entity is a party or by which its assets are bound, or (b) result in the creation of any Lien upon any of the properties or assets of such Acquisition Entity other than any restrictions under federal or state securities laws, this Agreement or the Organizational Documents of such Acquisition Entity, except in the case of sub-clauses (i), (iii), and (iv) of clause (a), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any Acquisition Entity to enter into and perform the Transaction Documents to which it is or will be a party and to consummate the Transactions.

Section 5.5 Absence of Changes. Since the date of its incorporation, each Acquisition Entity has operated its business in the Ordinary Course.

Section 5.6 Actions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any Acquisition Entity to enter into and perform the Transaction Documents to which it is or will be a party and to consummate the Transactions, (a) there is no Action pending or, to the Knowledge of the Company, threatened in writing against or affecting any Acquisition Entity; and (b) there is no judgment or award unsatisfied against such Acquisition Entity, nor is there any Governmental Order in effect and binding on any Acquisition Entity or its assets or properties.

Section 5.7 Brokers. Except as set forth in Section 3.16 of the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of any Acquisition Entity or any of its Affiliates.

Section 5.8 Joint Proxy Statement/Prospectus. The information supplied by each Acquisition Entity in writing specifically for inclusion in the Joint Proxy Statement/Prospectus shall not, at (a) the time the Joint Proxy Statement/Prospectus is declared effective, (b) the time the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to (i) SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that an Acquisition Entity is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 5.9 Investment Company Act; JOBS Act. No Acquisition Entity is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. No Acquisition Entity constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 5.10 Business Activities. Each Acquisition Entity was formed solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and has no, and at all times prior to the Closing except as expressly contemplated by the Transaction Documents and the Transactions, will have no, material assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

Section 5.11 PIPE Investment.

(a) PubCo has delivered to the Company and SPAC true, correct and complete copies of each of the PIPE Subscription Agreements (other than the Additional PIPE Subscription Agreements, which will be delivered by PubCo promptly upon execution), pursuant to which the PIPE Investors have committed or will commit to provide equity financing to PubCo solely for purposes of consummating the Transactions. With respect to each PIPE Investor, the PIPE Subscription Agreement with such PIPE Investor is or will be, upon execution thereof, in full force and effect and has or will have not been withdrawn or terminated, or otherwise amended or modified in any material respect, and no withdrawal or termination, amendment or modification in any material respect is contemplated by PubCo. Each PIPE Subscription Agreement is or will be, upon execution thereof, a legal, valid and binding obligation of PubCo and each PIPE Investor, and neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such Private Placement Agreement violates or will violate any Laws. There are no other agreements, side letters, or arrangements between any Acquisition Entity and any PIPE Investor relating to any PIPE Subscription Agreement and, as of the date of this Agreement, no Acquisition Entity knows of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any PIPE Subscription Agreement not being satisfied, or the relevant investment amount not being made available to PubCo, on the Closing Date consistent with the terms and conditions hereof. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of an Acquisition Entity under any material term or condition of any PIPE Subscription Agreement. The PIPE Subscription Agreements contain all of the conditions precedent to the obligations of the PIPE Investors to contribute to PubCo the applicable portion of investment amount thereunder on the terms therein.

(b) No fees, consideration or other discounts are payable or have been agreed by PubCo or any of its Subsidiaries (including, from and after the Closing, the Surviving Company and its Subsidiaries) to any PIPE Investor in respect of its investment, except as set forth in the PIPE Subscription Agreements.

Section 5.12 Foreign Private Issuer. PubCo is and shall be at all times commencing from the date 30 days prior to the first filing of the Joint Proxy Statement/Prospectus with the SEC through the Closing, a foreign private issuer as defined in Rule 405 under the Securities Act.

Section 5.13 No Outside Reliance. Notwithstanding anything contained in this Agreement, PubCo has made its own investigation of SPAC and that neither SPAC nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by SPAC in Article IV, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of SPAC. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the SPAC Disclosure Letter or elsewhere, as well as any information, documents or other materials or management presentations that have been or shall hereafter be provided to PubCo or any of its Affiliates, agents or Representatives are not and will not be deemed to be representations or warranties of SPAC or the SPAC Shareholders, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article IV. Except as otherwise expressly set forth in this Agreement, PubCo understands and agrees that any assets, properties and business of SPAC are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV, with all faults and without any other representation or warranty of any nature whatsoever.

ARTICLE VI

COVENANTS OF THE COMPANY AND THE ACQUISITION ENTITIES

Section 6.1 Certain Pre-Closing Actions.

(a) Prior to the Initial Merger Effective Time, the Company Articles shall be duly amended to exempt the Transactions from the provisions of the Company Articles, including but not limited to, Article 10 (Anti-Dilution Protection) therein and Section 1.1 (Liquidation Rights) and Section 1.3 (Conversion Rights) of Schedule I thereto.

(b) At the Initial Merger Effective Time, PubCo’s Organizational Documents, as in effect immediately prior to the Initial Merger Effective Time, shall be amended and restated to read in their entirety in the form of the amended and restated memorandum and articles of association of PubCo attached hereto as Exhibit I (the “PubCo Articles”), and, as so amended and restated, shall be the memorandum and articles of association of PubCo, until thereafter amended in accordance with the terms thereof and the Cayman Act.

Section 6.2 PubCo NYSE Listing. Prior to the Closing, PubCo shall apply for, and shall use reasonable best efforts to cause, the PubCo Ordinary Shares to be issued in connection with the Transactions to be approved for listing on NYSE and accepted for clearance by the DTC, subject to official notice of issuance, prior to the Closing Date.

Section 6.3 Conduct of Business. Except (i) as expressly contemplated or permitted by the Transaction Documents, (ii) as required by applicable Law (including for this purpose any COVID-19 Measures), (iii) as set forth in Section 6.3 of the Company Disclosure Letter or (iv) as consented to by SPAC in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied, except with respect to matters set forth in Section 6.3(a) and Section 6.3(g)), from the date of this Agreement through the earlier of the Closing or valid termination of this Agreement pursuant to Article X (the “Interim Period”), the Company shall, and shall cause each other Material Subsidiary to, operate its business in the Ordinary Course, and shall not, and shall not permit any other Group Company to, and each Acquisition Entity shall not:

(a) (i) amend its memorandum and articles of association or other organizational documents (whether by merger, consolidation, amalgamation or otherwise); or (ii) propose or adopt a plan of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization or other reorganization;

(b) incur, assume, guarantee or repurchase or otherwise become liable for any Indebtedness for borrowed money, issue or sell any debt securities or options, warrants or other rights to acquire debt securities in a principal amount, individually or in the aggregate, exceeding US$3,000,000, except for amendments thereto that are immaterial, beneficial to the Company or otherwise required in order to consummate the Transactions;

(c) transfer, issue, sell, grant, pledge or otherwise dispose of (i) any of its Equity Securities, or (ii) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitment to issue, deliver or sell any Equity Securities, other than the issuance of (A) Equity Securities upon conversion of Company Preferred Shares; and (B) Equity Securities of PubCo pursuant to the PIPE Investment or this Agreement;

(d) amend, modify, adopt, enter into or terminate any Benefit Plan or any benefit or compensation plan, policy, program or Contract that would be a Benefit Plan if in effect as of the date of this Agreement;

(e) sell, lease, exclusively license, transfer, abandon, allow to lapse or dispose of any material property or assets (including material Intellectual Property), in any single transaction or series of related transactions, except for (i) non-exclusive licenses entered into in the Ordinary Course, (ii) transactions that involve properties or assets having an aggregate value not exceeding US$10,000,000, or (iii) dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Group Companies;

(f) materially change any public privacy policy or the operation or security of any IT Assets, except as required by Law;

(g) merge, consolidate or amalgamate with or into any Person;

(h) make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, merger or consolidation, or contributions to capital, or loans or advances, in any such case with a value or purchase price in excess of US$5,000,000 individually and US$10,000,000 in the aggregate;

(i) settle any Action with any Governmental Authority or any other third party in excess of US$1,000,000 individually and US$5,000,000 in the aggregate;

(j) (i) split, combine or reclassify any shares of its share capital, (ii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its Equity Securities, except for the redemption of Equity Securities issued under the BF ESOP in accordance with repurchase rights existing on the date of this Agreement, (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital, or (iv) amend any term or alter any rights of any of its outstanding Equity Securities;

(k) authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than any capital expenditures or obligations for the purposes of opening new retail stores, IT support and/or fulfilling obligations under any existing agreements (whether or not a Material Contract) in an amount not to exceed US$1,000,000 in the aggregate;

(l) authorize, make or incur any Company Transaction Bonus or obligations or liabilities in connection therewith, other than those disclosed in Section 3.14(d) of the Company Disclosure Letter;

(m) enter into any Material Contract, or amend any such Material Contract, in each case, except as would not have a Company Material Adverse Effect;

(n) voluntarily terminate, suspend, abrogate, amend or modify any material Permit in a manner materially adverse to the Group Companies, taken as a whole;

(o) make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any amendment to a material Tax Return, enter into any agreement with a Governmental

Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Governmental Authority of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of Taxes, or enter into any Tax sharing or similar agreement (excluding any commercial contract not primarily related to Taxes);

(p) make any material change in its accounting principles or methods unless required by IFRS or applicable Law; or

(q) enter into any agreement or otherwise make a commitment to do any of the foregoing.

Section 6.4 Access to Information. Upon reasonable prior notice and subject to applicable Law (and including for this purpose any COVID-19 Measures), during the Interim Period, the Company shall, and shall cause each other Group Company and each of its and their respective officers, directors and employees to, and shall use its commercially reasonable efforts to cause its Representatives to, afford SPAC and its officers, directors, employees and Representatives, following notice from SPAC in accordance with this Section 6.4, reasonable access during normal business hours to the officers, employees, agents, properties, offices and other facilities, books and records of the Group Companies, and all financial, operating and other data and information as shall be reasonably requested; provided, however, that in each case, the Company shall not be required to disclose any document or information, or permit any inspection, that would, in the reasonable judgment of the Company, (a) result in the disclosure of any Trade Secrets or violate the terms of any confidentiality provisions in any agreement with a third party, (b) result in a violation of applicable Law, including any fiduciary duty or duty of loyalty, or (c) waive the protection of any attorney-client privilege. All information and materials provided pursuant to this Agreement will be subject to the provisions of the Confidentiality Agreement.

Section 6.5 Post-Closing Directors and Officers of PubCo. Subject to the terms of the PubCo Articles, PubCo shall take all such action within its power as may be necessary or appropriate such that immediately following the Closing:

(a) the PubCo Board shall consist of seven (7) directors, who shall consist of one individual designated in writing by Sponsor and six (6) individuals designated in writing by the Company, each such director to hold office in accordance with the PubCo Articles; and

(b) the officers of the Company holding such positions as set forth on Section 6.5(b) of the Company Disclosure Letter shall be the officers of PubCo, each such officer to hold office in accordance with the PubCo Articles until they are removed or resign in accordance with the PubCo Articles or until their respective successors are duly elected or appointed and qualified.

Section 6.6 D&O Indemnification and Insurance.

(a) From and after the Closing, the Surviving Company and PubCo shall jointly and severally indemnify and hold harmless each present and former director and officer of the Company, any of its Subsidiaries, SPAC and any Acquisition Entity (in each case, solely to the extent acting in his or her capacity as such and to the extent such activities are related to the business of the Company, its Subsidiaries, SPAC or such Acquisition Entity, respectively) (the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Company, its Subsidiaries, SPAC or such Acquisition Entity, respectively, would have been permitted under applicable Law and its respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, limited liability partnership agreement, limited liability limited partnership agreement or other Organizational Documents in effect on the date of this Agreement to indemnify such D&O

Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, the Surviving Company and PubCo shall, and shall cause their Material Subsidiaries to, (i) maintain for a period of not less than six years from the Closing provisions in its certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, limited liability partnership agreement, limited liability limited partnership agreement and other Organizational Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Surviving Company and its Subsidiaries’ and each Acquisition Entity’s or SPAC’s, respectively, former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, operating agreement, limited liability partnership agreement, limited liability limited partnership agreement and other Organizational Documents of the Surviving Company and its Subsidiaries or such Acquisition Entity or SPAC, respectively, in each case, as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) For a period of six years from the Closing, each of PubCo, the Surviving Company and SPAC shall (and the Surviving Company shall cause its Subsidiaries to) maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s, any of its Subsidiaries’, SPAC’s or any Acquisition Entity’s, respectively, directors’ and officers’ liability insurance policies (including, in any event, the D&O Indemnified Parties) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall PubCo, the Surviving Company, its Subsidiaries, SPAC or any Acquisition Entity be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Company, its Subsidiaries, SPAC or such Acquisition Entity, respectively, for such insurance policy for the year ended December 31, 2021; provided, however, that (i) each of PubCo, the Surviving Company and SPAC may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy with respect to claims existing or occurring at or prior to the Closing and if and to the extent such policies have been obtained prior to the Closing with respect to any such Persons, the Surviving Company, SPAC and PubCo, respectively, shall maintain such policies in effect and continue to honor the obligations thereunder, and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 6.6 shall be continued in respect of such claim until the final disposition thereof.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 6.6 shall survive the Closing indefinitely and shall be binding, jointly and severally, on the Surviving Company, SPAC and PubCo and all of their respective successors and assigns. In the event that the Surviving Company, SPAC, PubCo or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Company, SPAC or PubCo, respectively, shall ensure (and each of PubCo, SPAC and the Surviving Company shall cause its Subsidiaries to ensure) that proper provision shall be made so that the successors and assigns of the Surviving Company, SPAC or PubCo as the case may be, shall succeed to the obligations set forth in this Section 6.6.

(d) The provisions of Section 6.6(a) through Section 6.6(c): (i) are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Closing, a D&O Indemnified Party, his or her heirs and his or her personal representatives, (ii) shall be binding on the Surviving Company, SPAC and PubCo and their respective successors and assigns, (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant to Law, Contract, Organizational Documents, or otherwise and (iv) shall survive the consummation of the Closing and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party.

Section 6.7 No Trading in SPAC Securities. The Company acknowledges and agrees that it is aware, and that each other Group Company has been made aware of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that it shall not purchase or sell any Equity Securities of SPAC in violation of such Laws, or cause or encourage any Person to do any of the foregoing.

Section 6.8 Anti-Takeover Matters. The Company shall not adopt any shareholder rights plan, “poison pill” or similar anti-takeover instrument or plan in effect to which any Group Company would be or become subject, party or otherwise bound.

Section 6.9 Private Placements. Unless otherwise approved in writing by SPAC and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), PubCo shall not enter into any Additional PIPE Subscription Agreements, permit any amendment or modification to be made to (or any waiver (in whole or in part) of), or otherwise provide consent to or under (including consent to termination) any provision or remedy under, or any replacements of, any of the Private Placement Agreements. PubCo and the Company shall use their reasonable best efforts to take, or with respect to actions required to be taken by the counterparties to the Private Placement Agreements, request to be taken by such counterparties, all actions, and use their reasonable best efforts to do, or with respect to actions required to be taken by such counterparties request to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Private Placement Agreements on the terms and conditions described therein, including maintaining in effect the Private Placement Agreements. PubCo agrees that from and after the date hereof, it shall assume all of the obligations of the Company under the Placement Agent Engagement Letter and shall be fully bound by and subject to all obligations of the Company under the Placement Agent Engagement Letter as if it were an original party thereto.

Section 6.10 Shareholder Support Deeds and Lock-Up Agreements. To the extent that any Company Shareholder has not delivered to the Company and SPAC a copy of the Shareholder Support Deed or the Lock-Up Agreement duly executed by such Company Shareholder prior to the date of this Agreement, the Company shall use its commercially reasonable efforts to procure such Company Shareholder deliver such duly executed Shareholder Support Deed or the Lock-Up Agreement (as applicable) to the Company and SPAC as soon as practicable (and in any event within forty-five (45) days) after the date hereof.

ARTICLE VII

COVENANTS OF SPAC

Section 7.1 Trust Account Proceeds. Upon satisfaction or waiver of the conditions set forth in Article IX and provision of notice thereof to the Trustee (which notice SPAC shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, SPAC (i) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall cause the Trustee to, and the Trustee shall thereupon be obligated to (A) pay as and when due all amounts payable to former SPAC Shareholders pursuant to the SPAC Share Redemption, and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account to PubCo or the Surviving Company (as may be elected by PubCo) for immediate use, subject to this Agreement and the Trust Agreement and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 7.2 NYSE Listing. During the Interim Period, SPAC shall ensure SPAC Class  A Ordinary Shares, SPAC Warrants and SPAC Units remain listed on NYSE.

Section 7.3 Conduct of Business. Except (i) as expressly contemplated or permitted by the Transaction Documents, (ii) as required by applicable Law, (iii) as set forth in Section 7.3 of the SPAC Disclosure Letter or

(iv) as consented to by the Company in writing (which consent with respect to the matters set forth in Section 7.3(e), Section 7.3(f), Section 7.3(g), Section 7.3(i) and Section 7.3(j) shall not be unreasonably withheld, conditioned or delayed), during the Interim Period, SPAC shall operate its business in the Ordinary Course and shall not:

(a) change, modify or amend the Trust Agreement or the SPAC Articles;

(b) (i) make or declare any dividend or distribution to the SPAC Shareholders or make any other distributions in respect of any of Equity Securities of SPAC, (ii) sub-divide, combine, reclassify or otherwise amend any terms of any Equity Securities of SPAC or (iii) purchase, repurchase, redeem or otherwise acquire any of Equity Securities of SPAC, other than a redemption of SPAC Class A Ordinary Shares made as part of the SPAC Share Redemption;

(c) merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner) any other Person or be acquired by any other Person;

(d) make or change any material election in respect of material Taxes, except to comply with GAAP or applicable Law;

(e) enter into, renew or amend in any material respect, any transaction or material Contract, except for material Contracts entered into in the Ordinary Course;

(f) incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness or other material Liability in a principal amount or amount, as applicable, exceeding US$2,000,000 in the aggregate, other than (i) Indebtedness or other Liabilities expressly contemplated by this Agreement, including as set out in the SPAC Disclosure Letter or (ii) Liabilities that qualify as SPAC Transaction Expenses;

(g) make any change in its accounting principles or methods unless required by GAAP;

(h) issue any Equity Securities or grant any options, warrants or other equity-based awards;

(i) settle or agree to settle any litigation, action, proceeding or investigation before any Governmental Authority or that imposes injunctive or other non-monetary relief on SPAC or an Acquisition Entity;

(j) form any Subsidiary;

(k) liquidate, dissolve, reorganize or otherwise wind-up the business and operations of SPAC; or

(l) enter into any agreement or otherwise make a commitment to do any of the foregoing.

Section 7.4 SPAC Public Filings. During the Interim Period, SPAC will use reasonable efforts to keep current, accurate and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 7.5 Voting of Company Shares. At any meeting of the shareholders of the Company called to seek the Company Shareholders Approval, or at any adjournment thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which a vote, consent or other approval with respect to this Agreement, any other Transaction Document, the Second Merger, or any other Transaction is sought, SPAC (a) shall, if a meeting is held, appear at such meeting or otherwise cause the Company Shares for which SPAC has received a proxy pursuant to the Shareholder Support Deeds to be counted as present at such meeting for purposes of establishing a quorum and respond to each request by the Company for written consent, if any, and (ii) shall vote or cause to be voted (including by written consent, if applicable) such Company Shares in favor of granting the Company Shareholders Approval.

ARTICLE VIII

FURTHER AGREEMENTS

Section 8.1 Regulatory Approvals; Other Filings.

(a) Each of the Company, SPAC and the Acquisition Entities shall use their commercially reasonable efforts to cooperate in good faith with any Governmental Authority and to undertake promptly any and all action required to obtain any necessary or advisable regulatory approvals, consents, Actions, non-actions or waivers in connection with the Transactions (collectively, the “Regulatory Approvals”) as soon as practicable and any and all action necessary to consummate the Transactions as contemplated hereby. Each of the Company, SPAC and the Acquisition Entities shall use commercially reasonable efforts to cause the expiration or termination of the waiting, notice or review periods under any applicable Regulatory Approval with respect to the Transactions as promptly as possible after the execution of this Agreement.

(b) With respect to each of the Regulatory Approvals and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company, SPAC and the Acquisition Entities shall (i) diligently and expeditiously defend and use commercially reasonable efforts to obtain any necessary clearance, approval, consent or Regulatory Approval under any applicable Laws prescribed or enforceable by any Governmental Authority for the Transactions and to resolve any objections as may be asserted by any Governmental Authority with respect to the Transactions; and (ii) cooperate fully with each other in the defense of such matters. To the extent not prohibited by Law, the Company and the Acquisition Entities shall promptly furnish to SPAC, and SPAC shall promptly furnish to the Company, copies of any substantive notices or written communications received by such Party or any of its Affiliates from any Governmental Authority with respect to the Transactions, and each such Party shall permit counsel to the other Parties an opportunity to review in advance, and each such Party shall consider in good faith the views of such counsel in connection with, any proposed material, substantive written communications by such Party or its Affiliates to any Governmental Authority concerning the Transactions; provided, however, that none of the Company, SPAC or any of the Acquisition Entities shall enter into any agreement with any Governmental Authority relating to any Regulatory Approval contemplated in this Agreement without the written consent of the other Parties. To the extent not prohibited by Law, the Company and the Acquisition Entities agree to provide SPAC and its counsel, and SPAC agrees to provide to the Company and its counsel, the opportunity, to the extent practical, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such parties or any of its Affiliates or Representatives, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions. Each of the Company, SPAC and the Acquisition Entities agrees to make all filings, to provide all information reasonably required of such Party and to reasonably cooperate with each other, in each case, in connection with the Regulatory Approvals; provided, further, that such Party shall not be required to provide information to the extent that (w) any applicable Law requires it or its Affiliates to restrict or prohibit access to such information, (x) in the reasonable judgment of such Party, the information is subject to confidentiality obligations to a third party, (y) in the reasonable judgment of such Party, the information is commercially sensitive and disclosure of such information would have a material impact on the business, results of operations or financial condition of such Party, or (z) disclosure of any such information would reasonably be likely to result in the loss or waiver of the attorney-client, work product or other applicable privilege.

(c) Without limiting Section 8.1(a) and Section 8.1(b), PubCo and the Company shall, within twenty (20) Business Days following the date hereof, file or supply, or cause to be filed or supplied in connection with the transactions contemplated herein, all notifications and information required to be filed or supplied pursuant to the HSR Act.

(d) Subject to Section 11.6, each Party shall be responsible for and pay the filing fees that are, pursuant to applicable Laws, payable by such Party to the Governmental Authorities in connection with the Transactions.

Section 8.2 Non-Solicit.

(a) During the Interim Period, SPAC will not, and will cause its Affiliates and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, submit, facilitate (including by means of furnishing or disclosing information), discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a SPAC Acquisition Proposal; (ii) furnish or disclose any non-public information to any person or entity in connection with or that could reasonably be expected to lead to a SPAC Acquisition Proposal; (iii) enter into any agreement, arrangement or understanding regarding a SPAC Acquisition Proposal (other than an Acceptable Confidentiality Agreement); or (iv) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing.

(b) During the Interim Period, the Company shall not, and shall cause the Group Companies and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, submit, facilitate (including by means of furnishing or disclosing information), discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with any third party with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any third party in connection with or that would reasonably be expected to lead to a Company Acquisition Proposal; (iii) enter into any agreement, arrangement or understanding with any third party regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of the Company or any Group Company, or a newly-formed holding company of the Group Companies or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing.

(c) Each of the Company and SPAC shall, and shall cause its Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Company Acquisition Proposal or any SPAC Acquisition Proposal (as applicable).

(d) Nothing in this Agreement shall prohibit SPAC or the SPAC Board from making any legally required disclosure, including disclosure of factual information regarding the business, financial condition or results of operations of the SPAC.

(e) SPAC shall notify the Company promptly (but in no event later than forty-eight (48) hours) after its receipt of any SPAC Acquisition Proposal, or any material change to any terms of a SPAC Acquisition Proposal previously disclosed to the Company. Such notice shall be in writing, and shall specify in reasonable detail the identity of the Person making the SPAC Acquisition Proposal and all material terms and conditions of such SPAC Acquisition Proposal. SPAC shall also promptly, and in any event within forty-eight (48) hours, notify the Company in writing if it enters into discussions or negotiations concerning any SPAC Acquisition Proposal in accordance with this Section 8.2.

Section 8.3 Preparation of Joint Proxy Statement/Prospectus; SPAC Shareholders’ Meeting and Approvals; Company Shareholders’ Meeting and Approvals.

(a) Joint Proxy Statement/Prospectus.

(i) As promptly as reasonably practicable after the execution of this Agreement, SPAC, the Acquisition Entities and the Company shall prepare, and PubCo shall file with the SEC, a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement, the “Joint Proxy Statement/Prospectus”) relating to the SPAC Shareholders’ Meeting to approve and adopt: (A) the Business Combination, this Agreement, the Plan of Initial Merger, and the other Transaction Documents, the Mergers and the other Transactions, (B) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Joint Proxy Statement/Prospectus or correspondence related thereto, (C) any other proposals as reasonably agreed by SPAC and the Company to be necessary or appropriate in connection with the transactions contemplated hereby, and (D) adjournment of the SPAC Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (D), collectively, the “Transaction Proposals”). SPAC, the Acquisition Entities and the Company each shall use their commercially reasonable efforts to (1) cause the Joint Proxy Statement/Prospectus when filed with the SEC to comply in all material respects with all Laws applicable thereto and rules and regulations promulgated by the SEC, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Joint Proxy Statement/Prospectus, (3) cause the Joint Proxy Statement/Prospectus to be declared effective under the Securities Act as promptly as practicable and (4) keep the Joint Proxy Statement/Prospectus effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Joint Proxy Statement/Prospectus, the Company, SPAC and PubCo shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of PubCo Ordinary Shares and the PubCo Warrants pursuant to this Agreement. Each of the Company, SPAC and PubCo also agrees to use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Transactions, and the Company and SPAC shall furnish all information concerning the Company and its Subsidiaries (in the case of the Company) or SPAC (in the case of SPAC) and any of their respective members or shareholders as may be reasonably requested in connection with any such action. As promptly as practicable after finalization and effectiveness of the Joint Proxy Statement/Prospectus, SPAC shall mail (or cause to be mailed) the Joint Proxy Statement/Prospectus to the SPAC Shareholders. Each of SPAC, PubCo and the Company shall furnish to the other Parties all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Joint Proxy Statement/Prospectus, or any other statement, filing, notice or application made by or on behalf of SPAC, PubCo, the Company or their respective Affiliates to any regulatory authority (including NYSE) in connection with the Transactions.

(ii) Any filing of, or amendment or supplement to, the Joint Proxy Statement/Prospectus will be mutually prepared and agreed upon by SPAC, PubCo and the Company. PubCo and the Company will advise SPAC, and SPAC will advise PubCo and the Company, as applicable, promptly after receiving notice thereof, of the time when the Joint Proxy Statement/Prospectus has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of PubCo Ordinary Shares to be issued or issuable in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide each other with a reasonable opportunity to provide comments and amendments to any such filing. SPAC, PubCo and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Joint Proxy Statement/Prospectus and any amendment to the Joint Proxy Statement/Prospectus filed in response thereto.

(iii) If, at any time prior to the Closing, any event or circumstance relating to SPAC or its officers or directors, is discovered by SPAC which should be set forth in an amendment or a supplement to the Joint Proxy Statement/Prospectus, SPAC shall promptly inform the Company and PubCo. If, at any time prior to the Closing, any event or circumstance relating to the Company, an Acquisition Entity, or any of their respective Subsidiaries or their respective officers or directors, is discovered by an Acquisition Entity or the Company which should be set forth in an amendment or a supplement to the Joint Proxy Statement/Prospectus, the Company or PubCo, as the case may be, shall promptly inform SPAC. Thereafter, SPAC, PubCo and the Company shall promptly cooperate in the preparation and filing of an appropriate amendment or supplement to the Joint Proxy Statement/Prospectus describing or correcting such information and shall promptly file such amendment or supplement with the SEC and, to the extent required by Law, disseminate such amendment or supplement to the SPAC Shareholders.

(b) SPAC Shareholders Approval.

(i) Prior to or as promptly as practicable after the Joint Proxy Statement/Prospectus is declared effective under the Securities Act, SPAC shall establish a record date for, duly call, give notice of, convene and hold a meeting of the SPAC Shareholders (including any adjournment or postponement thereof, the “SPAC Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date on which the Joint Proxy Statement/Prospectus is declared effective under the Securities Act for the purpose of voting on the Transaction Proposals and obtaining the SPAC Shareholders Approval (including any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement), providing SPAC Shareholders with the opportunity to elect to effect a SPAC Share Redemption and such other matter as may be mutually agreed by SPAC and the Company. SPAC will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the adoption of the Transaction Proposals, including the SPAC Shareholders Approval, and will take all other action necessary or advisable to obtain such proxies and SPAC Shareholders Approval and (B) to obtain the vote or consent of its shareholders required by and in compliance with all applicable Law, stock exchange rules and the SPAC Articles; provided that none of SPAC, Sponsor or any of their Affiliates shall be required to pay any additional consideration to any SPAC Shareholder in order to obtain the SPAC Shareholders Approval. SPAC (x) shall consult with the Company regarding the record date and the date of the SPAC Shareholders’ Meeting and (y) shall not adjourn or postpone the SPAC Shareholders’ Meeting without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that SPAC may adjourn or postpone the SPAC Shareholders’ Meeting (1) to the extent necessary to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus that SPAC reasonably determines (following consultation with the Company, except with respect to any Company Acquisition Proposal) is necessary to comply with applicable Laws is provided to the SPAC Shareholders in advance of a vote on the adoption of this Agreement, (2) if, as of the time that the SPAC Shareholders’ Meeting is originally scheduled, there are insufficient SPAC Shares represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the SPAC Shareholders’ Meeting, or (3) if, as of the time that the SPAC Shareholders’ Meeting is originally scheduled, adjournment or postponement of the SPAC Shareholders’ Meeting is necessary to enable SPAC to solicit additional proxies required to obtain SPAC Shareholders Approval; provided further that SPAC may adjourn or on one occasions without the consent of the Company so long as the date of the SPAC Shareholders’ Meeting is not adjourned or postponed more than an aggregate of twenty (20) consecutive calendar days in connection with such adjournment or postponement.

(ii) Subject to Section 8.2, the Joint Proxy Statement/Prospectus shall include a statement to the effect that SPAC Board has unanimously recommended that the SPAC Shareholders vote in favor of the Transaction Proposals at the SPAC Shareholders’ Meeting (such statement, the “SPAC Board Recommendation”) and neither the SPAC Board nor any committee thereof shall (A) withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the SPAC Board Recommendation or (B) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any SPAC Acquisition Proposal (any action described in the foregoing clauses (A) and (B), a “Change in Recommendation”); provided that the SPAC Board may make a Change in Recommendation prior to receipt of the SPAC Shareholders Approval if it determines in good faith that it is required to do so in order to comply with the directors’ fiduciary duties under applicable Laws; provided, further, that even if the SPAC Board makes a Change in Recommendation in accordance with this Section 8.3(b)(ii), SPAC shall comply with its obligations in the first sentence of Section 8.3(b)(i).

(c) Company Shareholders Approval.

(i) Prior to or as promptly as practicable after the Joint Proxy Statement/Prospectus is declared effective under the Securities Act, the Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Shareholders (including any adjournment thereof, the “Company Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date that the Joint Proxy Statement/Prospectus is declared effective under the Securities Act for the purpose of obtaining the Company Shareholders Approval (including any adjournment of such meeting for the purpose of soliciting additional proxies in favor of this Agreement) and such other matter as may be mutually agreed by SPAC and the Company. The Company will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the Company Shareholders Approval and (B) obtain the vote or consent of its shareholders required by and in compliance with all applicable Law. The Company (x) shall set the date of the Company Shareholders’ Meeting to be seven days after the Joint Proxy Statement/Prospectus is declared effective and (y) shall not adjourn the Company Shareholders’ Meeting without the prior written consent of SPAC (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the Company may adjourn the Company Shareholders’ Meeting (1) if, as of the time that the Company Shareholders’ Meeting is originally scheduled, there are insufficient Company Shares represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders’ Meeting, or (2) if, as of the time that the Company Shareholders’ Meeting is originally scheduled, adjournment of the Company Shareholders’ Meeting is necessary to enable the Company to solicit additional proxies required to obtain Company Shareholders Approval; provided further that for both sub-clauses (1) and (2) in the aggregate the Company may adjourn on only one occasion and so long as the date of the Company Shareholders’ Meeting is not adjourned or postponed more than an aggregate of ten (10) consecutive days in connection with such adjournment.

(ii) The Company shall send meeting materials to the Company Shareholders entitled to receive notice of the Company Shareholders’ Meeting which shall seek the Company Shareholders Approval and shall include in all such meeting materials it sends to such Company Shareholders in connection with the Company Shareholders’ Meeting a statement to the effect that the Company Board has unanimously recommended that such Company Shareholders vote in favor of the Company Shareholders Approval (such statement, the “Company Board Recommendation”) and neither the Company Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Company Board Recommendation.

Section 8.4 Support of Transaction. Without limiting any covenant in Article VI or Article VII, each of the Company and the SPAC shall, and the Company shall cause the other Group Companies and the Acquisition Entities to, (a) use commercially reasonable efforts to obtain all material consents and approvals of third parties that the Group Companies or the Acquisition Entities and SPAC, as applicable, are required to obtain in order to consummate the Transactions, (b) take such other action as may be reasonably necessary or as another Party may reasonably request to satisfy the conditions of Article IX (including, in the case of PubCo, the use of commercially reasonable efforts to enforce PubCo’s rights under the PIPE Subscription Agreements) or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable; provided that, notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement shall require any of the Group Companies, SPAC or any Acquisition Entity or any of their respective Affiliates to (i) commence or threaten to commence, pursue or defend against any Action, whether judicial or administrative, (ii) seek to have any stay or Governmental Order vacated or reversed, (iii) propose, negotiate, commit to or effect by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of PubCo, any Group Company or SPAC, (iv) take or commit to take actions that limit the freedom of action of any of PubCo, the Group Companies or SPAC with respect to, or the ability to retain, control or operate, or to exert full rights of ownership in respect of, any of the businesses, product lines or assets of PubCo, any Group Company or SPAC or (E) grant any financial, legal or other accommodation to any other Person.

Section 8.5 Tax Matters.

(a) Each of SPAC, the Acquisition Entities and the Company shall (i) use its respective commercially reasonable efforts to cause the Mergers to qualify, and agree not to, and not to permit or cause any of their Affiliates or Subsidiaries to, take any action which to its knowledge could reasonably be expected to prevent or impede the Transactions from qualifying, for the Intended Tax Treatment and (ii) cause, for U.S. federal income tax purposes, Merger Sub 1 to elect to be disregarded as an entity separate from its owner for U.S. federal income tax purposes as of the effective date of its formation and not subsequently change such classification effective on or prior to the Closing Date. Each of SPAC, the Acquisition Entities and the Company shall report the Mergers consistently with the Intended Tax Treatment and the immediately preceding sentence unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(b) In the event that SPAC, the Acquisition Entities or the Company seeks a tax opinion from its respective tax advisor regarding the Intended Tax Treatment of the Mergers, or the SEC requests or requires tax opinions, each Party shall use reasonable efforts to execute and deliver customary tax representation letters (not to be inconsistent with this Agreement or the other Transaction Documents) as the applicable tax advisor may reasonably request in form and substance reasonably satisfactory to such advisor.

(c) Transfer Taxes. PubCo shall be responsible for and shall pay all Transfer Taxes incurred in connection with the transactions contemplated by this Agreement and shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and, if required by applicable Law, the other Parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other documentation.

Section 8.6 Shareholder Litigation. The Company and PubCo shall promptly advise SPAC, and SPAC shall promptly advise the Company, as the case may be, of any Action commenced (or to the Knowledge of the Company or PubCo or the Knowledge of SPAC, as applicable, threatened) on or after the date of this Agreement against such party, any of its Subsidiaries or any of its directors or officers by any Company Shareholder or SPAC Shareholder relating to this Agreement, the Mergers or any of the other Transactions, the occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any Party to effect the Transactions not to be satisfied or is reasonably likely to have a material adverse effect on the ability of the Parties to consummate the Transactions or to materially delay the timing thereof (any such Action, “Shareholder Litigation”), and such party shall keep the other party reasonably informed regarding any such Shareholder Litigation. Other than with respect to any Shareholder Litigation where the parties identified in this sentence are adverse to each other or in the context of any Shareholder Litigation related to or arising out of a Company Acquisition Proposal or a SPAC Acquisition Proposal, (a) the Company and PubCo shall give SPAC a reasonable opportunity to participate in the defense or settlement of any such Shareholder Litigation (and consider in good faith the suggestions of SPAC in connection therewith) brought against the Company or PubCo, any of their respective Subsidiaries or any of their respective directors or officers and no such settlement shall be agreed to without the SPAC’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) and (b) SPAC and shall give the Company a reasonable opportunity to participate in the defense or settlement of any such Shareholder Litigation (and consider in good faith the suggestions of the Company in connection therewith) brought against SPAC, any of its Subsidiaries or any of its directors or officers, and no such settlement shall be agreed to without the Company’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 8.7 Notice of Developments. During the Interim Period, the Company shall promptly notify SPAC in writing, and SPAC shall promptly notify the Company in writing, upon any of the Group Companies or SPAC, as applicable, becoming aware (awareness being determined with reference to the Knowledge of the Company or the Knowledge of SPAC, as the case may be): (i) of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any Party to effect the Transactions not to be satisfied or (ii) of any notice or other communication from any Governmental Authority which is reasonably likely to have a material adverse effect on the ability of the Parties to consummate the Transactions or to materially delay the timing thereof. The delivery of any notice pursuant to this Section 8.7 shall not cure any breach of any warranty requiring disclosure of such matter or any breach of any covenant, condition or agreement contained in this Agreement or any other Transaction Document or otherwise limit or affect the rights of, or the remedies available to, SPAC or the Company, as applicable. Notwithstanding anything to the contrary contained herein, any failure to give such notice pursuant to this Section 8.7 shall not give rise to any liability of the Company or SPAC or be taken into account in determining whether the conditions in Article IX have been satisfied or give rise to any right of termination set forth in Article X.

Section 8.8 Delisting and Deregistration. The Company, PubCo and SPAC shall use their respective reasonable best efforts to cause the SPAC Units, SPAC Ordinary Shares and SPAC Warrants to be delisted from NYSE (or be succeeded by the respective PubCo securities) and to terminate its registration with the SEC pursuant to Sections 12(b), 12(g) and 15(d) of the Exchange Act (or be succeeded by PubCo) as of the Initial Merger Effective Time or as soon as practicable thereafter.

ARTICLE IX

CONDITIONS TO OBLIGATIONS

Section 9.1 Conditions to Obligations of SPAC, the Company and the Acquisition Entities. The obligations of each of SPAC, the Company and the Acquisition Entities to consummate, or cause to be consummated, the Transactions at the Closing, are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all Parties:

(a) the SPAC Shareholders Approval shall have been obtained and remain in full force and effect;

(b) the Company Shareholders Approval shall have been obtained and remain in full force and effect;

(c) the waiting period or periods (including any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have terminated or expired;

(d) the Joint Proxy Statement/Prospectus shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Joint Proxy Statement/Prospectus shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(e) (i) PubCo’s initial listing application with NYSE in connection with the Transactions shall have been approved and PubCo will, immediately following the Closing, satisfy any applicable initial and continuing listing requirements of NYSE, and PubCo shall not have received any notice of non-compliance therewith, and (ii) the PubCo Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on NYSE, subject to official notice of issuance;

(f) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions; and

(g) upon the Closing and after giving effect to any SPAC Share Redemption and the Private Placement, PubCo will have net tangible assets of at least US$5,000,001.

Section 9.2 Conditions to Obligations of SPAC. The obligations of SPAC to consummate, or cause to be consummated, the Transactions at the Closing are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by SPAC:

(a) (i) the Company and PubCo Fundamental Warranties shall be true and correct in all but de minimis respects, in each case as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the other Transaction Documents, and (ii) each of the warranties of the Company contained in this Agreement other than the Company and PubCo Fundamental Warranties (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and Company Material Adverse Effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(b) each of the covenants of the Company and the Acquisition Entities to be performed as of or prior to the Closing shall have been performed in all material respects; and

(c) since the Company Accounts Date, there has not been any Company Material Adverse Effect.

Section 9.3 Conditions to Obligations of the Company and the Acquisition Entities. The obligations of the Company and the Acquisition Entities to consummate, or cause to be consummated, the Transactions at the Closing are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) (i) the SPAC Fundamental Warranties shall be true and correct in all but de minimis respects as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement, and (ii) each of the warranties of SPAC contained in this Agreement other than the SPAC Fundamental Warranties (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such warranties which speak as to an earlier date, which warranties shall be true and correct in all material respects at and as of such date, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect;

(b) each of the covenants of SPAC to be performed as of or prior to the Closing shall have been performed in all material respects;

(c) the sum of (i) the amount of cash and cash equivalents available in the Trust Account following the SPAC Shareholders’ Meeting, after deducting the amounts required to satisfy the SPAC Share Redemption, plus (ii) the aggregate amount of proceeds of the Private Placement actually received by PubCo or SPAC prior to or substantially concurrently with the Closing, plus (iii) as of immediately prior to the Closing, the amount of cash and cash equivalents held by SPAC without restriction outside of the Trust Account and any interest earned on the amount of cash held inside the Trust Account (in each case of (i), (ii) and (iii), prior to payment of the accrued and unpaid Company Transaction Expenses and SPAC Transaction Expenses) is at least US$350,000,000; and

(d) since the SPAC Accounts Date, there has not been any SPAC Material Adverse Effect.

Section 9.4 Frustration of Conditions. None of SPAC, the Acquisition Entities or the Company may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by such Party’s failure to comply in all material respects with its obligations hereunder.

ARTICLE X

TERMINATION

Section 10.1 Termination. This Agreement may be terminated prior to the Closing:

(a) by mutual written consent of the Company and SPAC;

(b) by the Company or SPAC by written notice to the other Parties, if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and non-appealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions;

(c) by the Company or SPAC by written notice to the other Parties, if the SPAC Shareholders Approval shall not have been obtained by reason of the failure to obtain the required vote at the SPAC Shareholders’ Meeting duly convened therefor (after giving effect to any adjournment or postponement thereof);

(d) by SPAC by written notice to the other Parties if the Company Shareholders Approval shall not have been obtained within ten (10) Business Days after the Joint Proxy Statement/Prospectus became effective;

(e) by SPAC by written notice to the other Parties if the Company or any Acquisition Entity is in material breach of its respective warranties or obligations hereunder that would render any of the conditions set forth in Section 9.2 incapable of being satisfied on the Closing Date, and such breach is either (i) not capable of being cured prior to the Outside Date or (ii) if curable, is not cured within the earlier of (x) thirty (30) days after the giving of written notice by SPAC to the Company and (y) two (2) Business Days prior to the Outside Date;

(f) by the Company by written notice to the other Parties if SPAC is in material breach of its warranties or obligations hereunder that would render any of the conditions set forth in Section 9.3 incapable of being satisfied on the Closing Date, and such breach is either (i) not capable of being cured prior to the Outside Date or (ii) if curable, is not cured within the earlier of (x) thirty (30) days after the giving of written notice by the Company to SPAC and (y) two (2) Business Days prior to the Outside Date;

(g) by the Company or SPAC by written notice to the other Parties, if the Closing shall not have occurred by 5:00 p.m. (Hong Kong time) on the Outside Date; provided that the right to terminate this Agreement pursuant to this Section 10.1(g) shall not be available to any Party whose breach (in the case of the Company, including breach by any Acquisition Entity) of any warranty, covenant or agreement set forth in this Agreement in any manner shall have been the primary cause of the failure of the Closing to be have occurred on or prior to the Outside Date; or

(h) by the Company or SPAC by written notice to the other Parties, if there shall have occurred a SPAC Material Adverse Effect after the SPAC Accounts Date (in the case of a termination by the Company) or a Company Material Adverse Effect after the Company Accounts Date (in the case of a termination by the SPAC).

Section 10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors or shareholders, other than liability of the Company, SPAC or any Acquisition Entity, as the case may be, for any willful and material breach of this Agreement occurring prior to such termination, except that the provisions of this Section 10.2, Article XI and the Confidentiality Agreement shall survive any termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Trust Account Waiver. Notwithstanding anything to the contrary set forth in this Agreement, the Company and each Acquisition Entity acknowledges that, as described in the final prospectus of SPAC, dated

January 21, 2021 (File No. 333-251917), available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in a trust account for the benefit of SPAC, certain of its public shareholders and the underwriters of SPAC’s initial public offering (the “Trust Account”). The Company and each Acquisition Entity further acknowledges that it has been advised by SPAC that funds in the Trust Account may be disbursed only in accordance with the Trust Agreement and the SPAC Articles. For and in consideration of SPAC entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company (on behalf of itself and its Affiliates) and each Acquisition Entity hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, Contracts or agreements with SPAC; provided, that (x) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against SPAC for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the Transactions (including a claim for SPAC to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the SPAC Share Redemption) to the Company in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect SPAC’s ability to fulfill its obligation to effectuate the SPAC Share Redemption, or for fraud and (y) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

Section 11.2 Waiver. Any party to this Agreement may, at any time prior to the Closing, by action taken by its board of directors or officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other Parties, (b) waive any inaccuracies in the warranties (of another Party) that are contained in this Agreement or (c) waive compliance by the other Parties with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

Section 11.3 Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a Party may from time to time notify the other Parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt), and (d) if sent by registered post, five days after posting. The initial addresses and email addresses of the Parties for the purpose of this Agreement are:

If to SPAC, to:

Primavera Capital Acquisition Corporation

41/F Gloucester Tower

15 Queen’s Road Central

Hong Kong

Attention: Max Chen, Chief Executive Officer

Email: max.chen@primavera-capital.com

with a required copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

3901 China World Tower A

1 Jianguomenwai Avenue

Beijing 100004, China

Attention: Yang Wang

Email: yang.wang@stblaw.com

with a second required copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Mark Brod / Daniel Webb

Email: mbrod@stblaw.com / dwebb@stblaw.com

If to the Company or any Acquisition Entity, to:

LANVIN GROUP HOLDINGS LIMITED 复朗集团

3701-02, Tower S2, Bund Finance Center, 600 Zhongshan Rd East

No.2, Shanghai, 200010, China

Attention: Yun CHENG / Gong CHENG

Email: joann.cheng@lanvin-group.com / roy.cheng@lanvin-group.com with a required copy (which shall not constitute notice) to:

DLA Piper Singapore Pte. Ltd.

80 Raffles Place,

#48-01 UOB Plaza 1,

Singapore 048624

Attention: Joseph E. Bauerschmidt

Email: Joe.Bauerschmidt@dlapiper.com

with a second required copy (which shall not constitute notice) to:

DLA Piper Hong Kong

25th Floor,

Three Exchange Square,

8 Connaught Place, Central,

Hong Kong

Attention: Christina Loh

Email: Christina.Loh@dlapiper.com

Section 11.4 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

Section 11.5 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to (a) confer upon or give any Person (including any equityholder, any current or former director, manager, officer, employee or independent contractor of any Group Company, or any participant in any Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), other than the Parties, any right or remedies under or by reason of this Agreement, (b) establish, amend or modify any employee benefit plan, program, policy, agreement or arrangement or (c) limit the right of SPAC, the Company, any Acquisition Entity or their respective Affiliates to amend, terminate or otherwise modify any

Benefit Plan or other employee benefit plan, policy, agreement or other arrangement following the Closing; provided that (i) the D&O Indemnified Parties (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 6.6 and (ii) the Company Non-Recourse Parties and the SPAC Non-Recourse Parties (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 11.15.

Section 11.6 Expenses. Except as otherwise set forth in this Agreement or otherwise agreed in writing between any of the Parties, each Party shall be responsible for and pay its own expenses incurred in connection with this Agreement and the Transactions, including all fees of its legal counsel, financial advisers and accountants; provided that if the Closing shall occur, PubCo shall pay or cause to be paid, in accordance with Section 2.6(d), the SPAC Transaction Expenses and the Company Transaction Expenses, respectively.

Section 11.7 Governing Law; Arbitration.

(a) This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of Hong Kong, without giving effect to the principles of conflicts of laws that would otherwise require the application of the Laws of any other jurisdiction; provided that the fiduciary duties of the Company Board and the SPAC Board with respect to the relevant Merger(s) shall in each case be governed by the laws of the Cayman Islands.

(b) All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

Section 11.8 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, and by different Parties in separate counterparts, with the same effect as if all Parties had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

Section 11.9 Entire Agreement. This Agreement (together with the Disclosure Letters), the Confidentiality Agreement and the other Transaction Documents constitute the entire agreement among the parties to this Agreement relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the Transactions. No warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between such Parties except as expressly set forth in the Transaction Documents.

Section 11.10 Amendments. This Agreement may be amended or modified in whole or in part prior to the Initial Merger Effective Time only by a duly authorized agreement in writing executed by each of the Parties; provided that after the Company Shareholders Approval or the SPAC Shareholders Approval has been obtained, there shall be no amendment or waiver that by applicable Law or the Company Articles or SPAC Articles (as applicable) requires further approval by the Company Shareholders or the SPAC Shareholders, respectively, without such approval having been obtained.

Section 11.11 Publicity.

(a) All press releases or other public communications relating to the Transactions, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior mutual approval of SPAC and the Company; provided that no such Party shall be required to obtain consent pursuant to this Section 11.11(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11.11(a). For the avoidance of doubt, nothing contained in this Section 11.11 shall prevent SPAC, PubCo or the Company and/or their respective Affiliates from furnishing customary summarized information concerning the Transactions and publicly available information to their current and prospective investors or Private Placement Investors.

(b) The restriction in Section 11.11(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule (for the avoidance of doubt, including the disclosure requirements under the Rules Governing the Listing of Securities on SEHK to be complied with by Fosun International); provided, however, that in such an event, the Party making the announcement shall, to the extent practicable, use its commercially reasonable efforts to consult with the other Party in advance as to its form, content and timing.

Section 11.12 Confidentiality. The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement, the consummation of the Transactions and the existence and terms of this Agreement are confidential and subject to the terms of the Confidentiality Agreement, the terms of which are hereby incorporated herein by reference mutatis mutandis and shall apply to such disclosures. Notwithstanding the foregoing, each Party shall be permitted to disclose the Transaction Documents, the fact that the Transaction Documents have been signed and the status and terms of the Transactions to its existing or potential Affiliates, partners, shareholders, lenders, underwriters, financing sources and regulators, and to the extent required, in regulatory filings, and their respective Representatives; provided that such parties entered into customary confidentiality agreements or are otherwise bound by fiduciary or other duties to keep such information confidential.

Section 11.13 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained in this Agreement that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 11.14 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any Party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 11.15 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the Company, SPAC, and the Acquisition Entities as named Parties. Except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party), (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or other Representative of the Company or any Acquisition Entity (each, a “Company Non-Recourse Party”) or of SPAC (each, an “SPAC Non-Recourse Party”) and (ii) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or other Representative of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, SPAC or the Acquisition Entities under this Agreement for any claim based on, arising out of, or related to this Agreement or the Transactions. Notwithstanding the foregoing, nothing in this Section 11.15 shall relief any Person of liability under any other Transaction Documents to which such Person is a party.

Section 11.16 Non-Survival of Warranties and Covenants. Except as otherwise contemplated by Section 10.2, none of the warranties, covenants, obligations or other agreements in this Agreement or in any certificate (including confirmations therein), statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained in this Agreement that by their terms expressly apply in whole or in part after the Closing, and then only with respect to any breaches occurring after the Closing and (b) this Article XI.

Section 11.17 Conflicts and Privilege.

(a) Each of SPAC and the Company hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates and each of their respective successors and assigns (including after the Closing, the Surviving Company) (all such parties, the “DLA Waiving Parties”), that DLA Piper (“DLA”) may represent the shareholders or holders of other equity interests of the Company or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company) (collectively, the “DLA WP Group”), in each case, solely in connection with any Action or obligation arising out of or relating to this Agreement, any other Transaction Documents or the transactions contemplated hereby or thereby, notwithstanding its prior representation of the Company and its Subsidiaries or other DLA Waiving Parties, and each of SPAC and the Company on behalf of itself and the DLA Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising from or relating to DLA’s prior representation of the Company, its Subsidiaries or of DLA Waiving Parties. SPAC and the Company, for itself and the DLA Waiving Parties, hereby further irrevocably acknowledges and agrees that all privileged communications, written or oral, between the Company and its Subsidiaries or any member of the DLA WP Group and DLA, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any other Transaction Documents or the transactions contemplated hereby or thereby, or any matter relating to any of the foregoing, are privileged communications that do not pass to the Surviving Company notwithstanding the Mergers, and instead survive, remain with and are controlled by the DLA WP Group (the “DLA Privileged Communications”), without any waiver thereof. SPAC and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the DLA Privileged Communications, whether located in the records or email server of the Surviving Company and its Subsidiaries, in any Action against or involving any of the Parties after the Closing, and SPAC and the Company agree not to assert that any privilege has been waived as to the DLA Privileged Communications, by virtue of the Mergers.

(b) Each of SPAC and the Company hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates and each of their respective successors and assigns (including after the Closing, the Surviving Company) (all such parties, the “STB Waiving Parties”), that Simpson Thacher & Bartlett LLP (“STB”) may represent the shareholders or holders of other equity interests of Sponsor or of SPAC or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company) (collectively, the “STB WP Group”), in each case, solely in connection with any Action or obligation arising out of or relating to this Agreement, any other Transaction Documents or the transactions contemplated hereby or thereby, notwithstanding its prior representation of Sponsor, SPAC or other STB Waiving Parties.

Each of SPAC and the Company, on behalf of itself and the STB Waiving Parties, hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising from or relating to STB’s prior representation of Sponsor, SPAC or other STB Waiving Parties. Each of SPAC and the Company, for itself and the STB Waiving Parties, hereby further irrevocably acknowledges and agrees that all privileged communications, written or oral, between Sponsor, SPAC or any other member of the STB WP Group, on the one hand, and STB, on the other hand, made prior to the Closing, in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any other Transaction Documents or the transactions contemplated hereby or thereby, or any matter relating to any of the foregoing, are privileged communications that do not pass to the Surviving Company notwithstanding the Mergers, and instead survive, remain with and are controlled by the STB WP Group (the “STB Privileged Communications”), without any waiver thereof. SPAC and the Company, together with any of their respective Affiliates, successors or assigns, agree that no Person may use or rely on any of the STB Privileged Communications, whether located in the records or email server of the Surviving Company and its Subsidiaries, in any Action against or involving any of the Parties after the Closing, and SPAC and the Company agree not to assert that any privilege has been waived as to the STB Privileged Communications, by virtue of the Mergers.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the Parties have hereunto caused this Agreement to be duly executed as of the date first above written.

SPAC:

PRIMAVERA CAPITAL ACQUISITION CORPORATION

By:	/s/ Tong Chen
Name: Tong Chen
Title: Director

[Heritage - Signature Page to Business Combination Agreement]

COMPANY:

FOSUN FASHION GROUP (CAYMAN) LIMITED

By:	/s/ Yun CHENG
Name: Yun CHENG
Title: Director

[Heritage - Signature Page to Business Combination Agreement]

PUBCO:

LANVIN GROUP HOLDINGS LIMITED
复朗集团

By:	/s/ Yun CHENG
Name: Yun CHENG
Title: Director

MERGER SUB 1:

LANVIN GROUP HERITAGE I LIMITED

By:	/s/ Yun CHENG
Name: Yun CHENG
Title: Director

MERGER SUB 2:

LANVIN GROUP HERITAGE II LIMITED

By:	/s/ Yun CHENG
Name: Yun CHENG
Title: Director

[Heritage - Signature Page to Business Combination Agreement]

Annex A-1

AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated October 17, 2022, to the Business Combination Agreement (as defined below), is made by and among:

(1)	Primavera Capital Acquisition Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“SPAC”);

(2)	Fosun Fashion Group (Cayman) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”);

(3)	Lanvin Group Holdings Limited 复朗集团, a Cayman Islands exempted company limited by shares (“PubCo”);

(4)	Lanvin Group Heritage I Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub 1”); and

(5)	Lanvin Group Heritage II Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub 2”)

SPAC, the Company, PubCo, Merger Sub 1 and Merger Sub 2 are hereinafter referred to as the “Parties” and each a “Party”. Capitalized terms not defined in this Amendment shall have the meaning ascribed to it in the Business Combination Agreement.

RECITALS

WHEREAS, the Parties entered into a Business Combination Agreement, dated March 23, 2022 (as may be amended, supplemented, modified and varied in accordance with the terms therein from time to time, the “Business Combination Agreement”), pursuant to which the Parties intend to effect a business combination transaction on the terms and subject to the conditions set forth therein;

WHEREAS, Section 11.10 of the Business Combination Agreement provided that the Business Combination Agreement shall not be amended or modified in whole or in part prior to the Initial Merger Effective Time except by a duly authorized agreement in writing executed by all the Parties; and

WHEREAS, the Parties wish to amend the Business Combination Agreement as provided herein in accordance with Section 11.10 thereof.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter contained, and intending to be legally bound, the Parties hereby agree as follows:

Section 1. Amendments.

(a) Subpart (c) of the fourth paragraph of the Recitals of the Business Combination Agreement is hereby amended to read in its entirety as follows:

“(c) SPAC will merge with and into Merger Sub 1 (the “Initial Merger”), with Merger Sub 1 being the surviving entity,”

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(b) Section 1.1 of the Business Combination Agreement is hereby amended and supplemented by adding the following definitions:

“‘Meritz Investment’ means the investment to be made by Meritz Securities Co., Ltd. in the Company pursuant to the Meritz Subscription Agreement.

‘Meritz Subscription Agreement’ means the Share Subscription Agreement, dated as of October 16, 2022, by and among the Company, PubCo and Meritz Securities Co., Ltd., relating to the subscription of certain securities of the Company by Meritz Securities Co., Ltd. for an aggregate subscription price of US$50 million, as may be amended, restated, modified or varied from time to time in accordance with the terms therein.”

(c) The following definitions in Section 1.1 of the Business Combination Agreement are hereby amended to read in their entirety as follows:

“‘Price per Company Share’ means US$2.6926188.”

“‘Private Placement’ means the PIPE Investment, the Forward Purchase Subscriptions and the Meritz Investment, collectively.”

(d) The second sub-paragraph of Section 2.7(g) of the Business Combination Agreement is hereby amended to read in its entirety as follows:

“‘Business Combination Agreement’ means the Business Combination Agreement, dated as of March 23, 2022, by and among PubCo and certain other parties thereto, as may be amended, supplemented, modified and varied in accordance with the terms therein from time to time.”

(e) References to “the Company” in the last sentence of Section 6.9 of the Business Combination Agreement are hereby amended and replaced by “the Company (as such term is defined in the Placement Agent Engagement Letter)” and shall be deemed to refer to SPAC.

(f) Section 9.3(c)(ii) of the Business Combination Agreement is hereby amended to read in its entirety as follows:

“(ii) the aggregate amount of gross proceeds (before any later payment on any subsequent liquidity date, or any fees, expenses, prepayments, withholding, discount, hold-back or any other deduction) of the Private Placement actually received or, by mutual agreement between the Company and SPAC, deemed to have been received by PubCo, SPAC or the Company prior to or substantially concurrently with the Closing (whether or not such proceeds are subject to restriction on use), plus”

Section 2. No Other Amendment. The Parties hereby confirm that, except as expressly set forth herein, the terms and conditions of the Business Combination Agreement shall not be or be deemed to be amended, modified or waived by this Amendment and shall continue in full force and effect. All references to the “Agreement” or the “Business Combination Agreement” in the Business Combination Agreement and any other Transaction Document shall be deemed to mean the Business Combination Agreement, as amended by this Amendment.

Section 3. Miscellaneous. Sections 11.3 to 11.6 and Sections 11.8 to 11.17 of the Business Combination Agreement are incorporated herein by reference; provided that, in each case, reference to “this Agreement” therein shall mean this Amendment.

Section 4. Effectiveness. This Amendment shall become effective immediately on the date hereof.

A-1-2

Section 5. Governing Law; Arbitration.

(a) This Amendment, and any claim or cause of action hereunder based upon, arising out of or related to this Amendment (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Amendment, shall be governed by and construed in accordance with the Laws of Hong Kong, without giving effect to the principles of conflicts of laws that would otherwise require the application of the Laws of any other jurisdiction.

(b) All disputes arising out of or in connection with this Amendment shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

Section 6. Transaction Document. This Amendment shall constitute a Transaction Document for purposes of the Business Combination Agreement and each other Transaction Document.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

A-1-3

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first written above.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

By:	/s/ Tong Chen
	Name:	Tong Chen
	Title:	Director

A-1-4

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as a deed as of the date first written above.

LANVIN GROUP HOLDINGS LIMITED 复朗集团

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

LANVIN GROUP HERITAGE I LIMITED

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

LANVIN GROUP HERITAGE II LIMITED

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

A-1-5

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as a deed as of the date first written above.

FOSUN FASHION GROUP (CAYMAN) LIMITED

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

A-1-6

Annex A-2

AMENDMENT NO. 2 TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”), dated October 20, 2022, to the Business Combination Agreement (as defined below), is made by and among:

(1)	Primavera Capital Acquisition Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“SPAC”);

(2)	Fosun Fashion Group (Cayman) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”);

(3)	Lanvin Group Holdings Limited 复朗集团, a Cayman Islands exempted company limited by shares (“PubCo”);

(4)	Lanvin Group Heritage I Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub 1”); and

(5)	Lanvin Group Heritage II Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub 2”)

SPAC, the Company, PubCo, Merger Sub 1 and Merger Sub 2 are hereinafter referred to as the “Parties” and each a “Party”. Capitalized terms not defined in this Amendment shall have the meaning ascribed to it in the Business Combination Agreement.

RECITALS

WHEREAS, the Parties entered into a Business Combination Agreement, dated March 23, 2022, as amended by the Amendment No. 1 to Business Combination Agreement, dated October 17, 2022 (as may be further amended, supplemented, modified and varied in accordance with the terms therein from time to time, the “Business Combination Agreement”), pursuant to which the Parties intend to effect a business combination transaction on the terms and subject to the conditions set forth therein;

WHEREAS, Section 11.10 of the Business Combination Agreement provided that the Business Combination Agreement shall not be amended or modified in whole or in part prior to the Initial Merger Effective Time except by a duly authorized agreement in writing executed by all the Parties; and

WHEREAS, the Parties wish to amend the Business Combination Agreement as provided herein in accordance with Section 11.10 thereof.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter contained, and intending to be legally bound, the Parties hereby agree as follows:

Section 1. Amendments.

(a) The following definition in Section 1.1 of the Business Combination Agreement is hereby amended to read in its entirety as follows:

“‘Company Shares’ means collectively, the Company Ordinary Shares, the Company Non-Voting Ordinary Shares, the Company Collateral Share and the Company Preferred Shares.”

A-2-1

(b) Section 1.1 of the Business Combination Agreement is hereby amended and supplemented by adding the following definitions:

“‘Company Collateral Share’ means preferred collateral share of the Company, par value EUR0.0001 per share, as defined in the Company Articles.

‘PubCo Non-Voting Ordinary Shares’ means, upon the completion of the PubCo Share Sub-division and Redesignation, non-voting ordinary shares of PubCo of a par value US$0.000001 each.

‘PubCo Convertible Preference Share’ means, upon the completion of the PubCo Share Sub-division and Redesignation, convertible preference share of PubCo of a par value US$0.000001 each.”

(c) Section 2.1(a) of the Business Combination Agreement is hereby amended to read in its entirety as follows:

“(a) PubCo Share Sub-division and Redesignation. PubCo shall effect (i) a share sub-division such that each authorized, issued and unissued share of PubCo of a par value of US$1.00 is sub-divided on a 1,000,000:1 basis into 1,000,000 shares of PubCo of a par value US$0.000001 each and (ii) a re-designation of shares such that the authorized share capital of PubCo is US$50,000 divided into 49,984,999,999 PubCo Ordinary Shares with a par value of US$0.000001 each, 15,000,000 PubCo Non-Voting Ordinary Shares with a par value of US$0.000001 each and one (1) PubCo Convertible Preference Share with a par value of US$0.000001 each ((i) and (ii) collectively, the ‘PubCo Share Sub-division and Redesignation’).”

(d) All references to “PubCo Share Sub-division” in the Business Combination Agreement are hereby amended and replaced by “PubCo Share Sub-division and Redesignation”.

(e) Section 2.3(f) of the Business Combination Agreement is hereby amended and supplemented by adding the following at the end of such sub-section:

“(iv) Company Collateral Share. The Company Collateral Share issued and outstanding immediately prior to the Second Merger Effective Time shall automatically be cancelled in exchange for the right to receive one (1) newly issued PubCo Convertible Preference Share, and shall no longer be outstanding and be cancelled and cease to exist by virtue of the Second Merger. As of the Second Merger Effective Time, the holder of the Company Collateral Share shall cease to have any other rights in and to the Company or the Surviving Company.”

(f) Exhibit I of the Business Combination Agreement is hereby amended to read in its entirety in the form of the amended and restated memorandum and articles of association of PubCo attached hereto as Exhibit A.

(g) Exhibit B to this Amendment is hereby added to the Business Combination Agreement as Exhibit K thereto, and Section 9.2 of the Business Combination Agreement is hereby amended and supplemented by adding the following at the end of such section:

“(d) the Company shall have delivered to SPAC an undertaking in the form attached hereto as Exhibit K (or such other form acceptable to SPAC), dated as of the date of the Closing and duly executed by Fosun International and each of the other parties thereto.”

Section 2. No Other Amendment. The Parties hereby confirm that, except as expressly set forth herein, the terms and conditions of the Business Combination Agreement shall not be or be deemed to be amended, modified or waived by this Amendment and shall continue in full force and effect. All references to the “Agreement” or the “Business Combination Agreement” in the Business Combination Agreement and any other Transaction Document shall be deemed to mean the Business Combination Agreement, as amended by this Amendment.

A-2-2

Section 3. Miscellaneous. Sections 11.3 to 11.6 and Sections 11.8 to 11.17 of the Business Combination Agreement are incorporated herein by reference; provided that, in each case, reference to “this Agreement” therein shall mean this Amendment.

Section 4. Effectiveness. This Amendment shall become effective immediately on the date hereof.

Section 5. Governing Law; Arbitration.

(a) This Amendment, and any claim or cause of action hereunder based upon, arising out of or related to this Amendment (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Amendment, shall be governed by and construed in accordance with the Laws of Hong Kong, without giving effect to the principles of conflicts of laws that would otherwise require the application of the Laws of any other jurisdiction.

(b) All disputes arising out of or in connection with this Amendment shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

Section 6. Transaction Document. This Amendment shall constitute a Transaction Document for purposes of the Business Combination Agreement and each other Transaction Document.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

A-2-3

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first written above.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

By:	/s/ Tong Chen
	Name:	Tong Chen
	Title:	Director

A-2-4

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as a deed as of the date first written above.

LANVIN GROUP HOLDINGS LIMITED 复朗集团

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

LANVIN GROUP HERITAGE I LIMITED

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

LANVIN GROUP HERITAGE II LIMITED

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

A-2-5

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as a deed as of the date first written above.

FOSUN FASHION GROUP (CAYMAN) LIMITED

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

A-2-6

Annex A-3

EXECUTION VERSION

AMENDMENT NO. 3 TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 3 (this “Amendment”), dated October 28, 2022, to the Business Combination Agreement (as defined below), is made by and among:

(1)	Primavera Capital Acquisition Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“SPAC”);

(2)	Fosun Fashion Group (Cayman) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”);

(3)	Lanvin Group Holdings Limited 复朗集团, a Cayman Islands exempted company limited by shares (“PubCo”);

(4)	Lanvin Group Heritage I Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub 1”); and

(5)	Lanvin Group Heritage II Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub 2”)

SPAC, the Company, PubCo, Merger Sub 1 and Merger Sub 2 are hereinafter referred to as the “Parties” and each a “Party”. Capitalized terms not defined in this Amendment shall have the meaning ascribed to it in the Business Combination Agreement.

RECITALS

WHEREAS, the Parties entered into a Business Combination Agreement, dated March 23, 2022, as amended by the Amendment No. 1 to Business Combination Agreement, dated October 17, 2022 and the Amendment No. 2 to Business Combination Agreement, dated October 20, 2022 (as may be further amended, supplemented, modified and varied in accordance with the terms therein from time to time, the “Business Combination Agreement”), pursuant to which the Parties intend to effect a business combination transaction on the terms and subject to the conditions set forth therein;

WHEREAS, Section 11.10 of the Business Combination Agreement provided that the Business Combination Agreement shall not be amended or modified in whole or in part prior to the Initial Merger Effective Time except by a duly authorized agreement in writing executed by all the Parties; and

WHEREAS, the Parties wish to amend the Business Combination Agreement as provided herein in accordance with Section 11.10 thereof.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter contained, and intending to be legally bound, the Parties hereby agree as follows:

Section 1. Amendments.

(a) Section 2.2(f)(ii) of the Business Combination Agreement is hereby amended to read in its entirety as follows:

“(ii) SPAC Ordinary Shares. Immediately following the separation of each SPAC Unit in accordance with Section 2.2(f)(i), each (x) SPAC Class A Ordinary Share and (y) SPAC Class B Ordinary Share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be cancelled in

A-3-1

exchange for the right to receive one (1) newly issued PubCo Ordinary Share, and shall no longer be outstanding and be cancelled and cease to exist by virtue of the Initial Merger. As of the Initial Merger Effective Time, each SPAC Shareholder shall cease to have any other rights in and to SPAC.”

(b) The definitions of “Bonus Pool Size” and “Eligible SPAC Share” are hereby removed in their entirety from Section 1.1 of the Business Combination Agreement.

Section 2. No Other Amendment. The Parties hereby confirm that, except as expressly set forth herein, the terms and conditions of the Business Combination Agreement shall not be or be deemed to be amended, modified or waived by this Amendment and shall continue in full force and effect. All references to the “Agreement” or the “Business Combination Agreement” in the Business Combination Agreement and any other Transaction Document shall be deemed to mean the Business Combination Agreement, as amended by this Amendment.

Section 3. Miscellaneous. Sections 11.3 to 11.6 and Sections 11.8 to 11.17 of the Business Combination Agreement are incorporated herein by reference; provided that, in each case, reference to “this Agreement” therein shall mean this Amendment.

Section 4. Effectiveness. This Amendment shall become effective immediately on the date hereof.

Section 5. Governing Law; Arbitration.

(a) This Amendment, and any claim or cause of action hereunder based upon, arising out of or related to this Amendment (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Amendment, shall be governed by and construed in accordance with the Laws of Hong Kong, without giving effect to the principles of conflicts of laws that would otherwise require the application of the Laws of any other jurisdiction.

(b) All disputes arising out of or in connection with this Amendment shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

Section 6. Transaction Document. This Amendment shall constitute a Transaction Document for purposes of the Business Combination Agreement and each other Transaction Document.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

A-3-2

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first written above.

PRIMAVERA CAPITAL ACQUISITION CORPORATION

By:	/s/ Tong Chen
	Name:	Tong Chen
	Title:	CEO

[Heritage – Signature Page to Amendment No. 3 to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as a deed as of the date first written above.

LANVIN GROUP HOLDINGS LIMITED 复朗集团

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

LANVIN GROUP HERITAGE I LIMITED

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

LANVIN GROUP HERITAGE II LIMITED

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

[Heritage – Signature Page to Amendment No. 3 to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as a deed as of the date first written above.

FOSUN FASHION GROUP (CAYMAN) LIMITED

By:	/s/ Yun CHENG
	Name:	Yun CHENG
	Title:	Director

[Heritage – Signature Page to Amendment No. 3 to Business Combination Agreement]

Annex B

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

LANVIN GROUP HOLDINGS LIMITED

复朗集团

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE] AND EFFECTIVE ON [DATE])

190 Elgin Avenue, George Town

Grand Cayman KY1-9001, Cayman Islands

T  +1 345 949 0100    F  +1 345 949 7886   www.walkersglobal.com

REF: LR/MK/P3896.S12560

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

LANVIN GROUP HOLDINGS LIMITED

复朗集团

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE] AND EFFECTIVE ON [DATE])

1.	The name of the company is Lanvin Group Holdings Limited 复朗集团 (the “Company”).

2.

The registered office of the Company will be situated at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands or at such other location as the Directors may from time to time determine.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.

The authorised share capital of the Company is US$50,000 divided into (a) 49,984,999,999 ordinary shares with a nominal or par value of US$0.000001, (b) 15,000,000 non-voting ordinary shares with a nominal or par value of US$0.000001 and (c) one convertible preference share with a nominal or par value of US$0.000001, each provided always that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

LANVIN GROUP HOLDINGS LIMITED

复朗集团

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE] AND EFFECTIVE ON [DATE])

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to Lanvin Group Holdings Limited 复朗集团 (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Affiliate” of any particular person means any other person controlling, controlled by or under common control with such person, where “control” mean the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise.

“Articles” means these articles of association of the Company (including the schedules attached hereto), as amended or substituted from time to time.

“Board” means the board of Directors of the Company from time to time.

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Business Combination Closing” means the closing of the business combination pursuant to the Business Combination Agreement, dated March 23, 2022, by and among the Company and certain other parties thereto, as may be amended, supplemented or otherwise modified from time to time.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“Company’s Website” means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company with the Commission, or which has otherwise been notified to Shareholders.

“Commission” means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act.

“Communication Facilities” means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all Persons participating in a meeting are capable of hearing and being heard by each other.

“Convertible Preference Share” means the convertible preference share with a nominal or par value of US$0.000001 in the capital of the Company having the rights, privileges, conditions and restrictions set out in Schedule II of these Articles.

“Designated Stock Exchange” means any national securities exchange or automated quotation system on which the Company’s securities are traded, including but not limited to the New York Stock Exchange.

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.

“electronic” has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor.

“electronic communication” means electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board.

“Electronic Transactions Act” means the Electronic Transactions Act (As Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof.

“electronic record” has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated March 23, 2022, by and among the Company, Primavera Capital Acquisition Corporation, a Cayman Islands exempted company limited by shares, Fosun Fashion Group (Cayman) Limited, a Cayman Islands exempted company limited by shares, the Sponsor and certain other parties thereto (as may be amended, supplemented, modified or varied from time to time).

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Meritz” means Meritz Securities Co., Ltd., a corporation incorporated under the laws of the Republic of Korea having its principal office at Three IFC, 10 Gukjegeumyung-ro, Yeongdeungpo-gu, Seoul, Korea 07326.

“Nominating Committee” has the meaning given in Article 101.

“Non-Voting Ordinary Shares” means the non-voting ordinary shares with a nominal or par value of US$0.000001 each in the capital of the Company, having the rights, privileges, conditions and restrictions set out in Schedule I of these Articles.

“Office” means the registered office of the Company as required by the Companies Act.

“Officers” means the officers for the time being and from time to time of the Company.

“Ordinary Resolution” means a resolution passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled.

“Ordinary Shares” means the ordinary shares with a nominal or par value of US$0.000001 each in the capital of the Company, having the rights, privileges, conditions and restrictions set out in these Articles.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Present” means in respect of any Person, such Person’s presence at a general meeting of Shareholders (or any meeting of the holders of any Class of Shares), which may be satisfied by means of such Person or, if a corporation or other non-natural Person, its duly authorized representative (or, in the case of any Shareholder, a proxy which has been validly appointed by such Shareholder in accordance with these Articles), being: (a) physically present at the meeting; or (b) in the case of any meeting at which Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Communication Facilities.

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register.

“Register” means the register of Members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act.

“Relationship Agreement” means the Relationship Agreement entered into between the Company and Meritz dated October 19, 2022.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled.

“Sponsor” means Primavera Capital Acquisition LLC, a Cayman Islands limited liability company.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

“Virtual Meeting” means any general meeting of the Shareholders (or any meeting of the holders of any Class of Shares) at which the Shareholders (and any other permitted participants of such meeting, including without limitation the chairman of the meeting and any Directors) are permitted to attend and participate solely by means of Communication Facilities.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)

reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)

reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

(h)	any requirements as to delivery under the Articles include delivery in the form of an electronic record or an electronic communication;

(i)

any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(j)	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply; and

(k)	the schedules to these Articles shall form part of these Articles and shall have the same force and effect as if set out in the main body of these Articles.

3.	Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.

5.

The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.

The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.

The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act. Title to Shares may be evidenced and transferred in accordance with the laws applicable to and the rules and regulations of the Designated Stock Exchange.

SHARES

8.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

(b)

grant rights over Shares or other securities to be issued in one or more Classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

(c)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.

The Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of ordinary shares, Non-Voting Ordinary Shares or the Convertible Preference Share, at such time and on such terms as they may think appropriate. Notwithstanding Article 13, the Directors may issue from time to time, out of the authorised share capital of the Company (other than the authorised but unissued ordinary shares or Non-Voting Ordinary Shares), series of preferred shares in their absolute discretion and without approval of the Members; provided, however, before any preferred shares of any such series are issued, the Directors shall by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)

the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)

whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f)

whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)

whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)

the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)

the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. The Company shall not issue Shares to bearer.

10.

The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of their subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

12.

The share capital of the Company shall initially be divided into Shares of three Classes, Ordinary Shares, Non-Voting Ordinary Shares and Convertible Preference Share immediately upon the effectiveness of these Articles.

(a)	Ordinary Shares shall carry the following rights, privileges, conditions and restrictions:

(i)

A holder of Ordinary Shares shall have the right to receive notice of, attend and vote as a Shareholder at any meeting of the Company. On a poll, each Ordinary Share shall be entitled to one vote on all matters subject to a vote of the Shareholders.

(ii)

In the event of the liquidation, winding up or dissolution of the Company, either voluntary or involuntary the holders of the then outstanding Ordinary Shares shall be entitled to receive, any remaining funds or assets of the Company legally available for distribution to shareholders, distributable ratably amongst the holders of the Ordinary Shares and the Non-Voting Ordinary Shares.

(iii)	Any dividends shall be distributed pro rata among the holders of the Ordinary Shares and the Non-Voting Ordinary Shares,

(b)	Non-Voting Ordinary Shares shall carry the rights, privileges, conditions and restrictions set out in Schedule I of these Articles.

(c)

The Convertible Preference Share shall have the rights, privileges, conditions and restrictions set out in Schedule II of these Articles. The rights, privileges, conditions and restrictions of the Non-Voting Ordinary Shares and/or the Convertible Preference Share respectively set out in Schedule I and Schedule II of these Articles shall not be amended, varied or otherwise modified without the written approval of Meritz (as long as Meritz holds the Convertible Preference Share).

MODIFICATION OF RIGHTS

13.

Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are Present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by them. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

14.

The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company. The rights of the holders of Shares shall not be deemed to be materially adversely varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

CERTIFICATES

15.

No Person shall be entitled to a certificate for any or all of their Shares, unless the Directors shall determine otherwise. All certificates shall specify the Share or Shares held by that Person, provided that in respect of a Share or Shares held jointly by several Persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of the several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the Register.

16.	Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

17.

Any two or more certificates representing Shares of any one Class held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of one dollar (US$1.00) or such smaller sum as the Directors shall determine.

18.

If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

19.	In the event that Shares are held jointly by several Persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

FRACTIONAL SHARES

20.

The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

21.

The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether they are the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by them or their estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it.

22.

The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of their death or bankruptcy.

23.

For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

24.

The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

25.

The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

26.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

27.

If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

28.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

29.

The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

30.

The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by them, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

31.

If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on them requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

32.

The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

33.

If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

34.

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

35.

A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by them to the Company in respect of the Shares forfeited, but their liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

36.

A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

37.

The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall their title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

38.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

39.

Subject to these Articles (including the Schedules attached hereto) and the rules or regulations of the Designated Stock Exchange or any relevant securities laws, any Shareholder may transfer all or any Shares by an instrument of transfer in a usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The instrument of transfer shall and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

40.

Subject to the rules of any Designated Stock Exchange on which the Shares in question may be listed and to any rights and restrictions for the time being attached to any Share, the Directors shall not unreasonably decline to register any transfer of Shares and shall, upon making any decision to decline to register any transfer of Shares, assign an appropriate reason therefor. If the Directors refuse to register a transfer of any Share the Company shall, within two (2) months after the date on which the transfer request was lodged with the Company, send to the transferor and transferee notice of the refusal, including the relevant reason for such refusal. For the avoidance of doubt, it shall not be unreasonable for the Directors to decline to register any transfer of a Share if such transfer would breach or cause a breach of: (i) the rules of any Designated Stock Exchange on which the Shares may be listed; or (ii) applicable law or regulation.

41.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

42.

All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

TRANSMISSION OF SHARES

43.

The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

44.

Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered themself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

45.

A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which they would be entitled if they were the registered Shareholder, except that they shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

REGISTRATION OF EMPOWERING INSTRUMENTS

46.

The Company shall be entitled to charge a fee not exceeding one U.S. dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

ALTERATION OF SHARE CAPITAL

47.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

48.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)

subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)

cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

49.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

50.	Subject to the Companies Act, the Company may:

(a)

issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as may be determined, before the issue of such Shares, by either the Board or by the Shareholders by Ordinary Resolution;

(b)

purchase its own Shares (including any redeemable Shares) on such terms and in such manner as have been approved by the Board or by the Shareholders by Ordinary Resolution, or are otherwise authorized by these Articles;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of its capital; and

(d)

accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as may be determined by either the Board or by the Shareholders by Ordinary Resolution.

51.

The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

52.

Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

53.	The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

54.

The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

TREASURY SHARES

55.

Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

56.

No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

57.	The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)

a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

58.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

GENERAL MEETINGS

59.	The Directors may, whenever they think fit, convene a general meeting of the Company.

60.

The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

61.

General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least ten percent of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting by notice given no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 21 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

62.

If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

63.

At least seven clear days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Board or by the Shareholders by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of 95% of the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

64.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

65.

All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

66.

No business shall be transacted at any general meeting unless a quorum of Shareholders is Present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least one-third (1/3) of the paid up voting share capital of the Company Present and entitled to vote at that meeting shall form a quorum.

67.

If within half an hour from the time appointed for the meeting a quorum is not Present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not Present within half an hour from the time appointed for the meeting the Shareholder or Shareholders Present and entitled to vote shall form a quorum.

68.

If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of Communication Facilities. Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting. The notice of any general meeting at which Communication Facilities will be utilized (including any Virtual Meeting) must disclose the Communication Facilities that will be used, including the procedures to be followed by any Shareholder or other participant of the meeting who wishes to utilize such Communication Facilities for the purposes of attending and participating in such meeting, including attending and casting any vote thereat.

69.	The chair, if any, of the Directors shall preside as chair at every general meeting of the Company.

70.

If there is no such chair, or if at any general meeting they are not Present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chair, any Director or Person nominated by the Directors shall preside as chair, failing which the Shareholders Present shall choose any Person Present to be chair of that meeting.

71.

The chair of any general meeting (including any Virtual Meeting) shall be entitled to attend and participate at any such general meeting by means of Communication Facilities, and to act as the chair of such general meeting, in which event the following provisions shall apply:

(a)	The chair of the meeting shall be deemed to be Present at the meeting; and

(b)

If the Communication Facilities are interrupted or fail for any reason to enable the chairman of the meeting to hear and be heard by all other Persons participating in the meeting, then the other Directors Present at the meeting shall choose another Director Present to act as chairman of the meeting for the remainder of the meeting; provided that if no other Director is Present at the meeting, or if all the Directors Present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the Board.

72.	The chair may adjourn a meeting from time to time and from place to place either:

(a)	with the consent of any general meeting at which a quorum is Present (and shall if so directed by the meeting); or

(b)	without the consent of such meeting if, in their sole opinion, they consider it necessary to do so to:

(i)	secure the orderly conduct or proceedings of the meeting; or

(ii)	give all persons Present and having the right to speak and / or vote at such meeting, the ability to do so,

but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in the manner provided for the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

73.	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

74.	A poll shall be taken in such manner as the chair directs, and the result of the poll shall be deemed to be the resolution of the meeting.

75.

All questions submitted to a meeting shall be decided by an Ordinary Resolution except where a greater majority is required by these Articles or by the Companies Act. In the case of an equality of votes, the chair of the meeting shall be entitled to a second or casting vote.

76.	A poll on the election of a chair of the meeting or on a question of adjournment shall be taken forthwith. A poll on any other question shall be taken at such time as the chair of the meeting directs.

VOTES OF SHAREHOLDERS

77.

Subject to any rights and restrictions for the time being attached to any Share, on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which they or the Person represented by proxy is the holder.

78.

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

79.

A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by them, by their committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

80.

No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by them in respect of Shares carrying the right to vote held by them have been paid.

81.	On a poll votes may be given either personally or by proxy.

82.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of their attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised. A proxy need not be a Shareholder.

83.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

84.

The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

85.

All resolutions of the Shareholders shall be passed at a general meeting of the Company duly convened and held in accordance with these Articles and resolutions of Shareholders in writing in lieu of a general meeting shall not be permitted.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

86.

Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as that corporation could exercise if it were an individual Shareholder or Director.

DEPOSITARY AND CLEARING HOUSES

87.

If a recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorize such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any Class of Shareholders provided that, if more than one Person is so authorized, the authorization shall specify the number and Class of Shares in respect of which each such Person is so authorized. A Person so authorized pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorization, including the right to vote individually.

DIRECTORS

88.

Subject to these Articles and the rules or regulations of the Designated Stock Exchange or any relevant securities laws, the Company may by a resolution of the Directors from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the board shall consist of not less than one and there shall be no maximum number of Directors.

89.

Subject to these Articles and so long as the Sponsor and its Affiliates hold in the aggregate a number of shares that is not less than 50% of the Shares held by them as of immediately after the Business Combination Closing (subject to adjustments made for share divisions, consolidations, reorganizations and the like after such date), the Sponsor shall be entitled to appoint one (1) individual to serve as a Director (such appointed Director being the “Sponsor Director”). The right of appointment conferred on the Sponsor under this Article 88 shall include the exclusive right of the Sponsor to remove and appoint a replacement Sponsor Director at any time and the exclusive right of the Sponsor at any time and from time to time to determine the period during which such person shall hold the office of Director. Each appointment or removal of a Sponsor Director pursuant to this Article 88 shall be effected by notice in writing and signed by or on behalf of the Sponsor and shall be delivered to the registered office for the time being of the Company. The Company shall take all necessary and desirable actions within its control to effectuate the foregoing rights of the Sponsor, including passing the required resolutions to update the Register of Directors of the Company and to make the necessary filings with the Registrar of Companies in the Cayman Islands.

90.

Subject to Article 88, the remaining Directors of the Company shall be nominated for appointment by the Nominating Committee from time to time in consultation with the Sponsor and in accordance with the Nominating Committee’s policies and procedures.

91.	The Company may by Ordinary Resolution appoint any person nominated by the Nominating Committee to be a Director.

92.

The Board may, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, appoint any person nominated by the Nominating Committee as a Director, to fill a casual vacancy on the Board, or as an addition to the existing Board.

93.	Subject to these Articles (including Article 88), a Director shall hold office until such time as they are removed from office by Ordinary Resolution or in accordance with these Articles.

94.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

95.	There shall be no shareholding qualification for Directors unless determined otherwise by the Directors or by Ordinary Resolution.

96.

An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision.

97.

The Directors shall be entitled to be paid for their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

ALTERNATE DIRECTOR

98.

Any Director may in writing appoint another Person to be their alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing them and where they are Director to have a separate vote in addition to their own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by them. Such alternate shall not be an Officer solely as a result of their appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing them and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS

99.

Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

100.

The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Directors or the Company by Ordinary Resolution resolves that their tenure of office be terminated.

101.

The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

102.

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. The Board shall establish and maintain committees of the Board for (x) audit, (y) compensation and (z) nomination (the “Nominating Committee”) and the Board may from time to time by resolution establish and maintain other committees of the Board. The Directors or the Shareholders by Ordinary Resolution may appoint any Person to be a member of such committees. The composition of each committee of the Board shall be in compliance with applicable Designated Stock Exchange independence requirements.

103.

The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in them.

104.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

105.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and the Directors or the Shareholders by Ordinary Resolution may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

106.

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors or the Shareholders by Ordinary Resolution may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

107.	Any such delegates as aforesaid may be authorised by the Directors or the Shareholders to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

108.

The Directors may agree with a Shareholder to waive or modify the terms applicable to such Shareholder’s subscription for Shares without obtaining the consent of any other Shareholder; provided that such waiver or modification does not amount to a variation or abrogation of the rights attaching to the Shares of such other Shareholders.

109.	The Directors shall have the authority to present a winding up petition on behalf of the Company without the sanction of a resolution passed by the Company in general meeting.

BORROWING POWERS OF DIRECTORS

110.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

111.

The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

112.

The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

113.

Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

114.	Subject to Article 88, the office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with their creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns their office by notice in writing to the Company;

(d)	is removed from office by Ordinary Resolution;

(e)	is removed from office by notice addressed to them at their last known address and signed by all of their co-Directors (not being less than two in number); or

(f)	is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

115.

The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chair shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

116.

A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

117.

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be two, and if there be one Director the quorum shall be one. A Director represented by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

118.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of their interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that they are to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. Subject to the rules of any Designated Stock Exchange on which the Shares may be listed and disqualification by the chair of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that they may be interested therein and if they do so their vote shall be counted and they may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

119.

A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with their office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by their office from contracting with the Company either with regard to their tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding their interest, may be counted in the quorum present at any meeting of the Directors whereat such Director or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and they may vote on any such appointment or arrangement.

120.

Any Director may act by themselves or their firm in a professional capacity for the Company, and they or their firm shall be entitled to remuneration for professional services as if they were not a Director; provided that nothing herein contained shall authorise a Director or their firm to act as auditor to the Company.

121.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of Officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

122.

When the chair of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

123.

A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of their appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or their duly appointed alternate.

124.

The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

125.

The Directors may elect a chair of their meetings and determine the period for which they are to hold office but if no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chair of the meeting.

126.

Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chair of its meetings. If no such chair is elected, or if at any meeting the chair is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chair of the meeting.

127.

A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chair shall have a second or casting vote.

128.

All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

BOARD OBSERVER

129.

Meritz (for so long as it holds no less than 70% of the Shares issued to it in exchange for the Subscription Shares (as defined in the Relationship Agreement)) shall have the right to, from time to time and at its request, designate a non-voting observer who shall be entitled to attend all the meetings of the Board and any committee of the Board in a non-voting observer capacity and to receive copies of all notices, agendas, minutes, consents, reports and other information at the same time as such information is provided to any Director (the “Observer”); provided that, at the request of the Company, the Observer shall enter into a non-disclosure agreement with the Company in the form mutually agreed by Meritz and the Company with respect to any information he or she receives in the capacity as a non-voting observer. For the avoidance of doubt, the Observer shall not be entitled to vote on any matters at any Board meeting she/he observes and shall not cause any material disruption to such meeting.

PRESUMPTION OF ASSENT

130.

A Director who is present at a meeting of the Board at which an action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

DIVIDENDS

131.

Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

132.

Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

133.

The Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

134.

Any dividend may be paid in any manner as the Directors or the Shareholders by Ordinary Resolution may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at their registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

135.

The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

136.

Subject to any rights and restrictions for the time being attached to any Shares and these Articles (including the Schedules attached hereto), all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

137.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

138.	No dividend shall bear interest against the Company.

139.

Any dividend unclaimed after a period of six (6) calendar years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

140.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

141.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

142.

The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

143.

Subject to the requirements of applicable law and the listing rules of the Designated Stock Exchange, the accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the accounting principles will be determined by the Directors. The financial year of the Company shall end on 31 December of each year or such other date as the Directors may determine.

144.

The Directors or the Shareholders by Ordinary Resolution may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors or Ordinary Resolution of the Shareholders and may fix his or their remuneration.

145.

Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

146.

The auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

147.

The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

148.	Subject to the Companies Act and these Articles, the Directors may:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)

make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT

149.

The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

150.

There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

151.

Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at their address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Shareholder may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

152.

Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

153.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)

facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission by electronic mail or (ii) upon the time of its placement on the Company’s Website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

154.	Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of their death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless their name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under them) in the Share.

155.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for their death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INFORMATION

156.

Subject to the relevant laws, rules and regulations applicable to the Company, no Shareholder shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Shareholders to communicate to the public.

157.

Subject to due compliance with the relevant laws, rules and regulations applicable to the Company, the Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Shareholders including, without limitation, information contained in the Register and transfer books of the Company.

INDEMNITY

158.

Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

159.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)

for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction.

NON-RECOGNITION OF TRUSTS

160.

Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP

161.	If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as they think fit in satisfaction of creditors’ claims.

162.

If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as they deem fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

163.

If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

AMENDMENT OF ARTICLES OF ASSOCIATION

164.	Subject to the Companies Act and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

165.

For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

166.

In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

167.

If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

168.

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION

169.	The Company may merge or consolidate in accordance with the Companies Act.

170.	To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE

171.

The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.

EXCLUSIVE FORUM

172.

Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by relevant law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States and the rules and regulations relating thereto, regardless of whether such legal suit, action, or proceeding also involves parties other than the Company.

173.

Unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim (including any non-contractual dispute, controversy or claim) whether arising out of or in connection with these Articles or otherwise, including any questions regarding their existence, validity, formation or termination. For the avoidance of doubt and without limiting the jurisdiction of the courts of the Cayman Islands to hear, settle and/or determine disputes related to the Company, the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Company to the Company or the Company’s Shareholders, (iii) any action or petition asserting a claim arising pursuant to any provision of the Law or these Articles including but not limited to any purchase or acquisition of Shares, securities or guarantee provided in consideration thereof, or (iv) any action asserting a claim against the Company concerning its internal affairs. This Article shall not apply to claims or causes of action brought to enforce a duty or liability created by the federal securities laws of the United States and the rules and regulations relating thereto, or any other claim based on securities laws for which claim the federal district courts of the United States have exclusive jurisdiction.

174.

Any person or entity purchasing or otherwise acquiring any Share or other securities in the Company, or purchasing or otherwise acquiring depositary shares representing the Company’s shares issued pursuant to relevant deposit agreements, whether such acquisition be by transfer, sale, operation of law or otherwise, shall be deemed to have notice of, irrevocably agreed and consented to the provisions of this Article and Articles 170 and 171 above. Without prejudice to the foregoing, if any part of this Article, Articles 170 or 171 are held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of these Articles shall not be affected nor be impaired and this Article, Articles 170 and/or 171 shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion as may be necessary so as best to give effect to the intention of the Company.

SCHEDULE I

RIGHTS, PREFERENCE AND PRIVILEGES OF NON-VOTING ORDINARY SHARES

The rights, preferences and privileges granted to and imposed on Non-Voting Ordinary Shares are as set forth in this Schedule I. This Schedule I forms part of the Articles and shall have the same force and effect as if set out in full in the main body of the Articles.

1.1	Dividend

(a)

Each holder of Non-Voting Ordinary Shares then issued and outstanding shall be entitled to receive the same amount of dividends and distributions payable on the Ordinary Shares as and when declared by the Board.

1.2	Conversion Rights

(a)	A holder of Non-Voting Ordinary Shares shall the right to convert Non-Voting Ordinary Shares held by such holder to Ordinary Shares.

(b)

Upon any sale, transfer, assignment or otherwise disposition of Non-Voting Ordinary Shares by a holder thereof to any third person during Share Disposal (as defined in the Relationship Agreement), such Non-Voting Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into an equal number of Ordinary Shares by way of re-designation and re-classification.

1.3	Voting Rights and Other Rights

(a)	The holders of Non-Voting Ordinary Shares shall have no right to receive notices of or to attend general meetings, or to vote on any resolution of Members.

(b)	Non-Voting Ordinary Share does not confer on its holder any right to appoint any Director or Observer.

SCHEDULE II

RIGHTS, PREFERENCE AND PRIVILEGES OF CONVERTIBLE PREFERENCE SHARE

The rights, preferences and privileges granted to and imposed on Convertible Preference Share are as set forth in this Schedule II. This Schedule II forms part of the Articles and shall have the same force and effect as if set out in full in the main body of the Articles.

1.1	Voting Rights and Other Rights

(a)	Convertible Preference Share does not confer on its holder any entitlement to receive notices of or to attend general meetings, or to vote on any resolution of Members.

(b)	Convertible Preference Share does not confer on its holder any right to appoint any Director or Observer.

1.2	Dividend

(a)	Subject to the Companies Act, the holder of Convertible Preference Share shall be entitled to receive a fixed amount of cash dividend of:

(i)	US$1,000,000 on the date that falls 6 months after the Closing Date (as defined in the Relationship Agreement); and

(ii)

US$2,000,000 per annum for each of the two 12-month periods after the first anniversary of the Closing Date, which will be paid quarterly by the Company to the holder of the Convertible Preference Share (with the first quarterly payment payable on the date that falls 15 months after the Closing Date and the last quarterly payment payable on the third anniversary of the Closing Date), collectively the “Annual Cash Distribution”.

(b)

Other than the above, the Convertible Preference Share does not confer on its holder any right to receive any further dividend and distributions made by the Company. For the avoidance of doubt, if Meritz holds any Ordinary Shares, it, being a holder of Ordinary Shares, shall be entitled to receive and participate in all other distributions made by the Company on a pari passu basis with all other shareholders of the Company.

1.3	Transfer of Convertible Preference Share

The Convertible Preference Share is not transferable by its holder unless such transfer is conducted in accordance with the requirements set out in the Relationship Agreement.

1.4	Surrender of Convertible Preference Share

The Convertible Preference Share shall be surrendered to the Company at nil consideration upon the earlier of (i) the full payment of the Put Option Price (as defined in the Relationship Agreement) by the Company to Meritz after Meritz exercises its Put Option (as defined in the Relationship Agreement) in accordance with the Relationship Agreement; (ii) Meritz ceases to hold any Shares issued to it in exchange for the Subscription Shares and ceases to hold any Additional Shares (if any, as defined in the Relationship Agreement,); (iii) the lapse of the Put Option in accordance with the Relationship Agreement; and (iv) an Event of Default occurs before the Liquidity Date (as defined in the Relationship Agreement).

1.5	Conversion of Convertible Preference Share

(a)	Upon the occurrence of:

(i)	a Post-Liquidity Top Up Trigger Event (as defined in the Relationship Agreement); or

(ii)	any Put Option Trigger Events (as defined in the Relationship Agreement),

the following shall apply:

(i)

Meritz may at its sole discretion elect to issue a written notice to request the Company to instruct the transfer agent of the Company to convert the Convertible Preference Share into Non-Voting Shares or into Ordinary Shares (the “Conversion Notice”), with a copy of such Conversion Notice issued to an officer of the Company;

(ii)	immediately upon receipt of a Conversion Notice by an officer of the Company, the Company shall be obligated to:

(x)

prepare and sign an instruction letter in good faith containing sufficient and accurate information to instruct the transfer agent of the Company to cancel the Convertible Preference Share and authorize the issuance such number of Non-Voting Shares or Ordinary Shares (determined at the sole discretion of Meritz) to Meritz as calculated based on the following formula (the “Instruction Letter”);

(y)

instruct the Company’s legal counsel in good faith to provide a legal opinion to the transfer agent of the Company on whether such number of Non-Voting Shares or Ordinary Shares (determined at the sole discretion of Meritz) to be issued are registered pursuant to the Securities Act or are exempted from such registration (the “Legal Opinion”);

(iii)

(x) within thirty (30) days after the Put Option Exercise Notice (as defined in the Relationship Agreement) if the Company does not pay Meritz the Put Option Price by such time; or (y) within three (3) Business Days after the Top Up Exercise Notice (as defined in the Relationship Agreement, as the case may be) if the Company neither fulfils its Top Up Obligation (as defined in the Relationship Agreement) nor acquires all the Ordinary Shares of the Company then held by Meritz (excluding any shares of the Company Meritz acquires after the IPO of the Company) at the Agreed Return (as defined in the Relationship Agreement) by such time, Meritz and the Company shall ensure that such Conversion Notice, Instruction Letter and Legal Opinion shall be immediately delivered to the transfer agent of the Company, and Meritz and the Company shall cooperate with the transfer agent of the Company to promptly convert the Convertible Preference Share into such number of Non-Voting Share or Ordinary Share (determined at the sole discretion of Meritz) as calculated based on the following formula (“Convertible Preference Share Conversion”, and the date of such conversion, “Convertible Preference Share Conversion Date”):

Conversion Formula

(N + P) * Market Price / (P * IPO Price) = 200%

Where, for the purpose of this formula only,

“N” is the aggregate number of Non-Voting Shares or Ordinary Shares that the Convertible Preference Share shall convert into, and subject to a cap of 15,000,000 (subject to any adjustment as a result of any share subdivision or consolidation of the shares of the Company);

“P” is the number of the Ordinary Shares of the Company held by Meritz on the date on which the Company delivers the Instruction Letter and Legal Opinion (excluding any shares of the Company Meritz acquires after the IPO of the Company);

“Market Price” means the average Closing Price of the shares of the Company for the three (3) consecutive trading days (excluding any Disrupted Trading Days) prior to the date on which the Company delivers the Instruction Letter and Legal Opinion;

“Closing Price” means the last reported publicly traded price of the shares of the Company at the closing of trading during a trading day on the stock exchange on which the shares of the Company are traded;

“IPO Price” means US$10.00;

“Disrupted Trading Days” means a trading day in which any of the following events occurs:

(x)	any event that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the shares of the Company;

(y)

any suspension of or limitation imposed on trading by the relevant stock exchange on which the shares of the Company are traded, whether by reason of movements in price exceeding limits permitted by that stock exchange or otherwise; or

(z)	a closure of the stock exchange on which the shares of the Company are traded prior to its regular trading time.

Annex C

DATED [            ]

(1) LANVIN GROUP HERITAGE I LIMITED

(2) PRIMAVERA CAPITAL ACQUISITION CORPORATION

PLAN OF MERGER

190 Elgin Avenue, George Town

Grand Cayman KY1-9001, Cayman Islands

T  +1 345 949 0100    F  +1 345 949 7886   www.walkersglobal.com

REF: LR/MK/P3896-S12560

THIS PLAN OF MERGER is made on

BETWEEN

(1)

Lanvin Group Heritage I Limited, an exempted company incorporated under the laws of the Cayman Islands having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Surviving Company”); and

(2)

Primavera Capital Acquisition Corporation, an exempted company incorporated under the laws of the Cayman Islands having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Merging Company” and together with the Surviving Company, the “Companies”).

WHEREAS

(A)

The respective boards of directors of the Surviving Company and the Merging Company have approved the merger of the Companies, with the Surviving Company continuing as the surviving company (the “Merger”), upon the terms and subject to the conditions of the business combination agreement dated March 23, 2022 between Fosun Fashion Group (Cayman) Limited, Lanvin Group Holdings Limited 复朗集团, Lanvin Group Heritage II Limited, the Surviving Company and the Merging Company (the “Agreement”) and this Plan of Merger and pursuant to provisions of Part XVI of the Companies Act (as amended) (the “Companies Act”).

(B)

The members of each of the Surviving Company and the Merging Company have adopted and authorized this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(C)	Each of the Surviving Company and the Merging Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act.

IT IS AGREED

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms not otherwise defined in this Plan of Merger shall have the meanings given to them in the Agreement, a copy of which is annexed at Annexure 1 hereto.

2.	PLAN OF MERGER

2.1	Company Details:

(a)	The constituent companies (as defined in the Companies Act) to this Plan of Merger are the Surviving Company and the Merging Company.

(b)	The surviving company (as defined in the Companies Act) is the Surviving Company.

(c)

The registered office of the Surviving Company is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The registered office of the Merging Company is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(d)

Immediately prior to the Effective Date (as defined below), the authorized share capital of the Surviving Company is US$50,000 divided into 50,000 shares each of nominal or par value US$1.00 per share.

(e)

Immediately prior to the Effective Date, the authorized share capital of the Merging Company is US$44,100 divided into 400,000,000 Class A ordinary shares of a par value of US$0.0001 each, 40,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each.

(f)	The authorized share capital of the Surviving Company from the Effective Date shall be US$50,000 divided into 50,000 shares each of nominal or par value US$1.00 per share.

2.2	Effective Date

In accordance with section 233(13) of the Companies Act, the Merger shall be effective on the date that this Plan of Merger is registered by the Registrar of Companies (the “Effective Date”).

2.3	Terms and Conditions; Share Rights

(a)

The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company or into other property, are set out in the Agreement.

(b)

The memorandum and articles of association of the Surviving Company immediately prior to the Merger shall continue to be the memorandum and articles of association of the Surviving Company after the Merger.

(c)	The rights and restrictions attaching to the shares in the Surviving Company are set out in the memorandum and articles of association of the Surviving Company.

(d)	The Cayman Islands and US tax status and elections of the Surviving Company shall continue.

2.4	Directors’ Interests in the Merger

(a)	The names and addresses of each director of the Surviving Company are:

(i)	[Surviving Company Director Name] of [Director Address]

(ii)	[Surviving Company Director Name] of [Director Address]

(b)	[No director of either of the Companies will be paid any amounts or receive any benefits consequent upon the Merger.]

2.5	Secured Creditors

(a)	The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

(b)	The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

3.	VARIATION

3.1	At any time prior to the Effective Date, this Plan of Merger may be amended by the Boards of Directors of both the Surviving Company and the Merging Company to:

(a)	change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar of Companies; and

(b)

effect any other changes to this Plan of Merger as the Agreement or this Plan of Merger may expressly authorize the Boards of Directors of both the Surviving Company and the Merging Company to effect in their discretion.

4.	TERMINATION

4.1

At any time prior to the Effective Date, this Plan of Merger may be terminated by the Boards of Directors of both the Surviving Company and the Merging Company in accordance with the terms of the Agreement.

5.	COUNTERPARTS

5.1

This Plan of Merger may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Plan of Merger by executing any such counterpart.

6.	GOVERNING LAW

6.1	This Plan of Merger and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the Cayman Islands.

IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED for and on behalf of Primavera Capital	)
Acquisition Corporation:	)
	)	Duly Authorized Signatory
)
	)	Name:
)
	)	Title:

SIGNED for and on behalf of Lanvin Group Heritage I	)
Limited:	)
	)	Duly Authorized Signatory
)
	)	Name:
)
	)	Title:

ANNEXURE 1

AGREEMENT

Annex D

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet - QUICK ☐ ☐ ☐ EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

PRIMAVERA CAPITAL ACQUISITION CORPORATION

Your Internet vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 8, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend the extraordinary general meeting, visit:

https://www.cstproxy.com/pvspac/2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

☐ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ☐
PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.	Please mark your votes like this

1. Proposal No. 1 - The Business Combination Proposal – To consider and vote upon a proposal to approve by ordinary resolution, Primavera Capital Acquisition Corporation’s (“PCAC”) entry into the Business	FOR ☐	AGAINST ☐	ABSTAIN ☐
Combination Agreement, dated as of March 23, 2022 (as amended, the “Business Combination Agreement”), by and among PCAC, Lanvin Group Holdings Limited (“LGHL”), Lanvin Group Heritage I Limited (“Merger Sub 1”), Lanvin Group Heritage II Limited (“Merger Sub 2”) and Fosun Fashion Group (Cayman) Limited (“FFG”), a copy of which is attached as Annex A to the proxy statement/prospectus, pursuant to which, among other things, PCAC will merge with and into Merger Sub 1 (with Merger Sub 1 surviving such merger), Merger Sub 2 will merge with and into FFG (with FFG surviving such merger as the “Surviving Company”), Merger Sub 1 will merge with and into the Surviving Company (with the Surviving Company surviving such merger), and upon consummation of the foregoing “Business Combination,” LGHL becoming the ultimate parent company.
2. Proposal No. 2 - The Merger Proposal – To consider and vote upon a proposal to approve, by special resolutions, the merger of PCAC with and into Merger Sub 1 (with Merger Sub 1 surviving such merger), assuming the Business Combination Proposal is approved and adopted.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. PROPOSAL No. 3 - The Adjournment Proposal – To consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated votes at the time of the meeting, PCAC is not authorized to consummate the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Please date, sign and mail your proxy card in the envelope provided or vote by internet as soon as possible. Your internet vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card.	CONTROL NUMBER

Signature                                                                   Signature, if held jointly                                                               Date                                      2022.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

D-1

EXTRAORDINARY GENERAL MEETING, OF SHAREHOLDERS OF

PRIMAVERA CAPITAL ACQUISITION CORPORATION

December 9, 2022

NOTICE OF AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at

https://www.cstproxy.com/pvspac/2022

☐ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ☐

PROXY

PRIMAVERA CAPITAL ACQUISITION CORPORATION

Proxy for Extraordinary General Meeting of Shareholders on December 9, 2022

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Tong Chen with full power of substitution and power to act alone, as proxy to vote all the Class A and Class B ordinary shares of Primavera Capital Acquisition Corporation (“PCAC”), a Cayman Islands exempted company incorporated with limited liability, that the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders of PCAC, to be held December 9, 2022 at https://www.cstproxy.com/pvspac/2022 and in person at the offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, New York 10017, United States of America, and at any adjournments or postponements thereof, as follows:

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for the said meeting.

Notwithstanding the order in which the proposals are set out herein, PCAC may put the proposals to the Extraordinary General Meeting in such order as it may determine.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 3.

(Continued and to be signed on the reverse side)

D-2